EXECUTION COPY

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                        RESIDENTIAL ACCREDIT LOANS, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                     Trustee

                               SERIES SUPPLEMENT,

                          DATED AS OF DECEMBER 1, 2002,

                                       TO

                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT
                           dated as of August 1, 2002

                 Mortgage Asset-Backed Pass-Through Certificates

                                Series 2002-QS19


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                               TABLE OF CONTENTS
                                                                                        PAGE

Article I    DEFINITIONS....................................................................5


        Section 1.01.  Definitions..........................................................5
        Section 1.02.  Use of Words and Phrases............................................16
        Section 1.03.  Determination of LIBOR..............................................16

Article II   CONVEYANCE OF MORTGAGE LOANS; ORIGINAL

        ISSUANCE OF CERTIFICATES...........................................................18



        Section 2.01.   Conveyance of Mortgage Loans.  (See Section 2.01 of the Standard
        Terms).............................................................................18
        Section 2.02.   Acceptance by Trustee.  (See Section 2.02 of the Standard Terms)...18
        Section 2.03.   Representations, Warranties and Covenants of the
        Master Servicer and the Company....................................................18

        Section 2.04.Representations and Warranties of Sellers. (See Section 2.04 of the
                Standard Terms) ...........................................................21
        Section 2.05. Execution and Authentication of Certificates/Issuance of Certificates
        Evidencing Interests in REMIC I Certificates.......................................21
        Section 2.06.Conveyance of Uncertificated REMIC I and REMIC II Regular Interests;
                Acceptance by the Trustee .................................................21
        Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.............21
        Section 2.08.Purposes and Powers of the Trust (See Section 2.08 of the Standard
        Terms).............................................................................21


Article III  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS................................22


Article IV  PAYMENTS TO CERTIFICATEHOLDERS.................................................23



        Section 4.01. Certificate Account.  (See Section 4.01 of the Standard Terms).......23
        Section 4.02. Distributions. ......................................................23
        Section 4.03. Statements to Certificateholders; Exchange Act Reporting.............30
        Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the
        Master Servicer (See Section 4.04 of the Standard Terms)...........................32
        Section 4.05. Allocation of Realized Losses. ......................................32
        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.  (See
        Section 4.06 of the Standard Terms)................................................33
        Section 4.07. Optional Purchase of Defaulted Mortgage Loans.  (See Section 4.07 of
        the Standard Terms)................................................................33
        Section 4.08. Surety Bond. (See Section 4.08 of the Standard Terms)................33


Article V  THE CERTIFICATES..............................................................  34

                                        I


        Section 5.01. The Certificates.  (See Section 5.01 of the Standard Terms)..........34

        Section 5.02. Registration of Transfer and Exchange of Certificates................34

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. (See Section
                      5.03 of the Standard Terms)..........................................34

        Section 5.04. Persons Deemed Owners. (See Section 5.04 of the Standard Terms)......34

        Section 5.05. Appointment of Paying Agent. (See Section 5.05 of the Standard
                      Terms)...............................................................34


Article VI    THE COMPANY AND THE MASTER SERVICER..........................................35
Article VII   DEFAULT......................................................................36
Article VIII  CONCERNING THE TRUSTEE.......................................................37
Article IX    TERMINATION..................................................................38
Article X      REMIC PROVISIONS............................................................39
       Section 10.01. REMIC Administration.  (See Section 10.01 of the Standard Terms)... .39
        Section 10.02.Master Servicer; REMIC Administrator and Trustee Indemnification.
        (See Section 10.02 of the Standard Terms)..........................................39
        Section 10.03. Designation of REMICs...............................................39
        Section 10.04. Distributions on the Uncertificated REMIC I and REMIC II Regular
        Interests..........................................................................39
        Section 10.05. Compliance with Withholding Requirements............................41
Article XI   MISCELLANEOUS PROVISIONS......................................................42
        Section 11.01. Amendment.  (See Section 11.01 of the Standard Terms)...............42
        Section 11.02. Recordation of Agreement;  Counterparts.  (See Section 11.02 of the
        Standard Terms)....................................................................42
        Section 11.03. Limitation on Rights of Certificateholders.  (See Section 11.03 of the
        Standard Terms)....................................................................42
        Section 11.04. Governing Laws.  (See Section 11.04 of the Standard Terms)..........42
        Section 11.05. Notices.............................................................42
        Section 11.06. Required Notices to Rating Agency and Subservicer.  (See Section 11.06
        of the Standard Terms).............................................................43
        Section 11.07. Severability of Provisions. (See Section 11.07
                of the Standard Terms) ....................................................43
        Section 11.08. Supplemental Provisions for Resecuritization.  (See Section 11.08 of
        the Standard Terms)................................................................43
        Section 11.09. Allocation of Voting Rights.........................................43
        Section 11.10. No Petition.........................................................43


                                    EXHIBITS

Exhibit One:          Mortgage Loan Schedule
Exhibit Two:          Schedule of Discount Fractions
Exhibit Three:        Information to be Included in
                      Monthly Distribution Date Statement
Exhibit Four:         Standard Terms of Pooling and Servicing
                      Agreement Dated as of August 1, 2002
Exhibit Five:..       Form of Form 10-K Certification
Exhibit Six:...       Form of Back-Up Certification to Form 10-K Certificate

        This is a Series Supplement, dated as of December 1, 2002 (the "Series Supplement"), to the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2002 and attached as Exhibit Four hereto (the "Standard Terms" and, together with this Series Supplement, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans. As provided herein, the REMIC
Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as two real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes.

        The terms and provisions of the Standard Terms are hereby incorporated by reference herein as though set forth in full herein. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Standard Terms, the terms and provisions of this Series Supplement shall govern. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Standard Terms. The Pooling and Servicing Agreement shall be dated as of the date of this Series Supplement.

        The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.



                                       Aggregate Initial
               Pass-Through    Certificate Principal                             Maturity         Standard &
    Designation    Rate              Balance           Features1                   Date          Poor's/Fitch          Minimum
                                                                                                                    Denominations2

Class A-1          6.00%           $27,215,000.00  Senior/Fixed Rate         December 25, 2032        AAA/AAA        $25,000.00
Class A-2       Adjustable                         Senior/Floater/Adjustable                                         $25,000.00
                   Rate           $157,640,000.00             Rate           December 25, 2032        AAA/AAA
Class A-3       Adjustable                               Senior/Inverse                                           $2,000,000.00
                   Rate                                 Floater/Interest
                                            $0.003    Only/Adjustable Rate   December 25, 2032        AAA/AAA
Class A-4                                              Senior/Fixed Rate                                             $25,000.00
                   6.00%           $75,000,000.00                            December 25, 2032        AAA/AAA
Class A-5          4.20%          $180,750,000.00      Senior/Fixed Rate     December 25, 2032        AAA/AAA        $25,000.00
Class A-6         5.125%           $50,000,000.00      Senior/Fixed Rate     December 25, 2032        AAA/AAA        $25,000.00

--------

1 The Certificates, other than the Class A-P, Class A-V, Class B and Class R Certificates shall be Book-Entry Certificates. The Class A-P, Class A-V, Class B and Class R Certificates shall be delivered to the holders thereof in physical form.

2 The Certificates, other than the Class A-V and Class R Certificates, shall be issuable in minimum dollar denominations as indicated above (by Certificate Principal Balance or Notional Amount, as applicable) and integral multiples of $1 (or $1,000 in the case of Class A-P, Class B-1, Class B-2 and Class B-3 Certificates) in excess thereof, except that one Certificate of any of the Class A-P and Class B-1, Class B-2 and Class B-3 Certificates that contain an uneven multiple of $1,000 shall be issued in a denomination equal to the sum of the related minimum denomination set forth above and such uneven multiple for such Class or the sum of such denomination and an integral multiple of $1,000.

3 The Class A-3 Certificates do not have a principal balance. For the purpose of calculating interest payments, interest on the Class A-3 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class A-2 Certificates.


                                       Aggregate Initial
               Pass-Through    Certificate Principal                             Maturity         Standard &
    Designation    Rate              Balance           Features1                   Date          Poor's/Fitch          Minimum
                                                                                                                    Denominations2


Class A-7          5.00%           $25,000,000.00      Senior/Fixed Rate     December 25, 2032        AAA/AAA        $25,000.00
Class A-8          6.00%          $135,000,000.00      Senior/Fixed Rate     December 25, 2032        AAA/AAA        $25,000.00
Class A-P          0.00%            $1,722,579.72    Senior/Principal Only   December 25, 2032        AAA/AAA        $25,000.00
Class A-V        Variable                  $0.00        Senior/Interest                                                   5
                   Rate4                               Only/Variable Rate    December 25, 2032        AAA/AAA
Class R-I          6.00%                 $100.00        Senior/Residual      December 25, 2032        AAA/AAA             6
Class R-II         6.00%                 $100.00        Senior/Residual      December 25, 2032        AAA/AAA             6
Class M-1          6.00%            $15,409,500.00         Mezzanine         December 25, 2032         AA/NA         $25,000.00
Class M-2          6.00%             $6,848,600.00         Mezzanine         December 25, 2032         A/NA         $250,000.00
Class M-3          6.00%             $4,109,200.00         Mezzanine         December 25, 2032        BBB/NA        $250,000.00
Class B-1          6.00%             $2,054,600.00        Subordinate        December 25, 2032         BB/NA        $250,000.00
Class B-2          6.00%             $2,054,600.00        Subordinate        December 25, 2032         B/NA         $250,000.00
Class B-3          6.00%             $2,054,698.67        Subordinate        December 25, 2032         NA/NA        $250,000.00


_________________


4    The initial Pass-Through Rate on the Class A-V Certificates is 0.3232%.

5 The Class A-V Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest.

6 Each Class of the Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate of each Class will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

        The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of $684,858,978.39.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01...Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Adjustable  Rate   Certificates:   Any  of  the  Class  A-2  or  Class  A-3
Certificates.

        Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $240,368 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of

               (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

          (A) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio (other than Additional Collateral Loans) at origination which exceeds 75% and (ii) $100,000; and

          (B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

     over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

        The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Certificate:  Any Class A, Class M, Class B or Class R Certificate.

        Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01 of the Standard Terms, which shall be entitled "Deutsche Bank Trust Company Americas, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2002-QS19" and which must be an Eligible Account.

        Certificate Policy:  None.

        Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-V or Class A-P Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A.

     Class R Certificate: Any one of the Class R-I Certificates and Class R-II Certificates.

        Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

        Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

        Closing Date:  December 30, 2002.

        Commission:  The Securities and Exchange Commission.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Residential Funding Corporation Series 2002-QS19.

        Cut-off Date:  December 1, 2002.

     Determination Date: With respect to any Distribution Date, the second Business Day prior to each Distribution Date.

        Discount Net Mortgage Rate:  6.00% per annum.

        Due Period: With respect to each Distribution Date and any Mortgage Loan, the period commencing on the second day of the month prior to the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

        Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Senior Certificates,
(ii) the Senior  Principal  Distribution  Amount  (determined  without regard to
Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-P Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

        Exchange Act:  The Securities and Exchange Act of 1934, as amended.

        Floater Certificates:  Any one of the Class A-2 Certificates.

        Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement since the Cut-off Date up to such date of determination and (Y) from the first to, but not including, the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
(b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

        The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Initial Monthly Payment Fund: $217,137, representing scheduled principal amortization and interest at the Net Mortgage Rate during the Due Period ending on January 1, 2003, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment.

        Initial Notional Amount: With respect to the Class A-3 Certificates, $157,640,000. With respect to the Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass on such date.

        Initial Subordinate Class Percentage: With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate Certificate Principal Balance of such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

        Class M-1:  2.25%           Class B-1:  0.30%
        Class M-2:  1.00%           Class B-2:  0.30%
        Class M-3:  0.60%           Class B-3:  0.30%

        Interest Accrual Period: With respect to any Class of Certificates (other than the Floater Certificates and the Inverse Floater Certificates) and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. The Interest Accrual Period for the Floater Certificates and the Inverse Floater Certificates for any Distribution Date is the period beginning on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

     Interest Only Certificates: Any one of the Class A-3 or Class A-V Certificates. The Interest Only Certificates will have no Certificate Principal Balance.

        Inverse Floater Certificates:  Any one of the Class A-3 Certificates.

     Maturity Date: December 25, 2032, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

        Mortgage Loan Schedule: The list or lists of the Mortgage Loans attached hereto as Exhibit One (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list or lists shall set forth the following information as to each Mortgage Loan:

(i)     the Mortgage Loan identifying number ("RFC LOAN #");

(ii)    the maturity of the Mortgage Note ("MATURITY DATE");

(iii)   the Mortgage Rate ("ORIG RATE");

(iv)    the Subservicer pass-through rate ("CURR NET");

(v)     the Net Mortgage Rate ("NET MTG RT");

(vi)    the Pool Strip Rate ("STRIP");

(vii)the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

(viii)  the Cut-off Date Principal Balance ("PRINCIPAL BAL");

(ix)    the Loan-to-Value Ratio at origination ("LTV");

(x) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

(xi) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

(xii)a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Notional Amount: As of any Distribution Date, (i) with respect to the Class A-3 Certificates, an amount equal to the Certificate Principal Balance of the Class A-2 Certificates immediately prior to that date, and (ii) with respect to any Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass immediately prior to such date.

        Pass-Through Rate: With respect to the Senior Certificates (other than the Floater Certificates, Inverse Floater Certificates, Class A-V Certificates and Class A-P Certificates), Class M Certificates and Class B Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto.

o With respect to the Floater Certificates and the initial Interest Accrual Period, 1.88% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to LIBOR plus 0.50%, subject to a maximum rate of 8.50% per annum and a minimum rate of 0.50% per annum.

o With respect to the Inverse Floater Certificates and the initial Interest Accrual Period, 6.62% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 8.00% minus LIBOR, subject to a maximum rate of 8.00% per annum and a minimum rate of 0.00% per annum.

With respect to the Class A-V Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-V Certificates and the initial Distribution Date the Pass-Through Rate is equal to 0.3232% per annum. With respect to any Subclass of Class A-V Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Subclass as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Principal Only Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

        Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on the Certificates for federal income tax purposes, which assumes a constant prepayment rate of 10.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 0.909091% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 20.0% per annum.

        Prepayment  Distribution  Percentage:  With respect to any  Distribution
Date  and  each  Class  of  Subordinate   Certificates,   under  the  applicable
circumstances set forth below, the respective percentages set forth below:

(i) For any Distribution Date prior to the Distribution Date in January 2008 (unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates), have been reduced to zero), 0%.

(ii) For any Distribution Date not discussed in clause (i) above on which any Class of Subordinate Certificates are outstanding:

                      (a) in the case of the Class of  Subordinate  Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Subordinate Certificates then outstanding with the Highest
               Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                      (b) in  the  case  of  each  other  Class  of  Subordinate
               Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

(iii)Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 of this Series Supplement (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Subordinate

     Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

        Principal Only Certificates:  Any one of the Class A-P Certificates.

        Record Date: With respect to each Distribution Date and each Class of Certificates (other than the Adjustable Rate Certificates that are Book-Entry Certificates), the close of business on the last Business Day of the month preceding the month in which the related Distribution Date occurs. With respect to each Distribution Date and the Adjustable Rate Certificates (so long as they are Book-Entry Certificates), the close of business on the Business Day prior to such Distribution Date.

        Related Classes: As to any Uncertificated REMIC I Regular Interest, those classes of Certificates identified as "Related Classes of Certificates" to such Uncertificated REMIC I Regular Interest in the definition of Uncertificated REMIC I Regular Interest.

     REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

               (i)    the Mortgage Loans and the related Mortgage Files,

               (ii) all payments and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

               (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

               (iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Mortgage Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to Section
                      2.01 herein, and

               (v)    all proceeds of clauses (i) through (iv) above.

        REMIC I Certificates:  The Class R-I Certificates.

        REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of each Class of Certificates (other than the Class R-I Certificates) pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

     REMIC II Certificates: Any Class of Certificates (other than the Class R-I Certificates).

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant
Secretary, any Trust Officer or Assistant Trust Officer with particular responsibility for this transaction, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

        Senior  Certificate:  Any one of the  Class A  Certificates  or  Class R
Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A and Exhibit D.

        Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Senior Principal Distribution Amount: As to any Distribution Date before the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and Section 4.02(a)(ii)(X) of this Series Supplement and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement. As to any Distribution Date on or after the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of (i) all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii) the amount required to be distributed to the Class A-P Certificateholders pursuant to Section 4.02(c) of this Series Supplement, and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement.

        Special Hazard Amount: As of any Distribution Date, an amount equal to $6,848,590 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 38.3% (which percentage is equal to the percentage of Mortgage Loans by aggregate principal balance initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

        The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Subordinate Certificates, (a) the sum of (i) the product of (x) the related Subordinate Class Percentage for such Class and
(y) the aggregate of the amounts calculated (without giving effect to the related Senior Percentages) for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) (without giving effect to the Senior Accelerated Distribution Percentage) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the Senior Certificates;
(iv) if such Class is the Class of Subordinate Certificates with the Highest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate Certificates minus (b) with respect to the Class of Subordinate Certificates with the Lowest Priority, any Excess Subordinate Principal Amount for such Distribution Date; provided, however, that the Subordinate Principal Distribution Amount for any Class of Subordinate Certificates on any Distribution Date shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

        Uncertificated Accrued Interest: With respect to each Distribution Date,
(i) as to each Uncertificated REMIC I Regular Interest other than each Uncertificated REMIC I Regular Interest Z, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Related Classes of Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated Pass-Through Rate on such Uncertificated REMIC I Regular Interest, (ii) as to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, an amount equal to one month's interest at the Pool Strip Rate of the related Mortgage Loan on the principal balance of such Mortgage Loan reduced by such Interest's pro-rata share of any prepayment interest shortfalls or other reductions of interest allocable to the Class A-V Certificates.

        Uncertificated Pass-Through Rate: With respect to each of the Uncertificated REMIC I Regular Interests the per annum rate specified in the definition of Uncertificated REMIC I Regular Interests. With respect to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, the Pool Strip Rate for the related Mortgage Loan.

        Uncertificated Principal Balance: With respect to each Uncertificated REMIC I Regular Interest, as defined in the definition of Uncertificated REMIC I Regular Interest.

        Uncertificated REMIC I Regular Interests: The Uncertificated REMIC I Regular Interests Z together with the interests identified in the table below, each representing an undivided beneficial ownership interest in REMIC I, and having the following characteristics:

1. The principal balance from time to time of each Uncertificated REMIC I Regular Interest identified in the table below shall be the amount identified as the Initial Principal Balance thereof in such table, minus
     (ii) the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 10.04(a)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest pursuant to Section 10.04(d), which equals the aggregate principal balance of the Classes of Certificates identified as related to such Uncertificated REMIC I Regular Interest in such table.

2. The Uncertificated Pass-Through Rate for each Uncertificated REMIC I Regular Interest identified in the table below shall be the per annum rate set forth in the Pass-Through Rate column of such table.

3. The Uncertificated REMIC I Distribution Amount for each REMIC I Regular Interest identified in the table below shall be, for any Distribution Date, the amount deemed distributed with respect to such Uncertificated REMIC I Regular Interest on such Distribution Date pursuant to the provisions of
     Section 10.04(a).


----------------------- --------------------------------- ------------------- -------------------
 Uncertificated REMIC   Related Classes of Certificates   Pass-Through Rate   Initial Principal
  I Regular Interest                                                               Balance
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          T             Class A-2, Class A-3              8.50%                  $157,640,000.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          U             Class A-5                         4.20%                  $180,750,000.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          V             Class A-6                         5.125%                 $ 50,000,000.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          W             Class A-7                         5.00%                  $ 25,000,000.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          X             Class A-P                         0.00%                  $  1,772,579.72
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          Y             Class A-1, Class A-4, Class       6.00%                  $269,746,298.67
                        A-8, Class R-II, Class M-1,
                        Class M-2, Class M-3,
                        Class B-1, Class B-2, Class B-3
----------------------- --------------------------------- ------------------- -------------------

        Uncertificated REMIC I Regular Interests Z: Each of the 3,331 uncertificated partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from 1 to 3,331, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

        Uncertificated REMIC I Regular Interests Z Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

        Uncertificated REMIC I Regular Interest Distribution Amounts: With respect to each Uncertificated REMIC I Regular Interest, other than the Uncertificated REMIC I Regular Interests Z, the amount specified as the Uncertificated REMIC I Regular Interest Distribution Amount with respect thereto in the definition of Uncertificated REMIC I Regular Interests. With respect to the Uncertificated REMIC I Regular Interests Z, the Uncertificated REMIC I Regular Interests Z Distribution Amount.

        Uncertificated   REMIC  II  Regular  Interests  Z:  Each  of  the  3,331
uncertificated partial undivided beneficial ownership interests in REMIC II numbered sequentially from 1 through 3,331 each relating to the identically numbered Uncertificated REMIC I Regular Interests Z, each having no principal balance and bearing interest at a rate equal to the related Pool Strip Rate on the Stated Principal Balance of the Mortgage Loan related to the identically numbered Uncertificated REMIC I Regular Interests Z, comprising such Uncertificated REMIC II Regular Interests Z's pro rata share of the amount distributed pursuant to Sections 10.04(a).

        Uncertificated REMIC II Regular Interests Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

        Underwriters:  Greenwich Capital Markets, Inc. and UBS Warburg LLC.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definitions set forth herein include both the singular and the plural.

        Section 1.03. Determination of LIBOR.

        LIBOR applicable to the calculation of the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates, if any, for any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined as described below:

        On each Distribution Date, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 of the Moneyline Telerate Capital Markets Report as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period ("LIBOR Rate Adjustment Date"). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the day that is one LIBOR Business Day prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or, in the case of the first LIBOR Rate Adjustment Date, 1.38%; provided however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee shall, after consultation with the Master Servicer, select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

        The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Master Servicer's subsequent calculation of the Pass-Through Rates applicable to each of the Floater Certificates and Inverse Floater Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

        Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date. Furthermore, the Trustee will supply the Pass-Through Rates on each of the Floater Certificates and Inverse Floater Certificates for the current and the immediately preceding Interest Accrual Period via the Trustee's internet website, which may be obtained by telephoning the Trustee at (800) 735-7777.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans. (See Section 2.01 of the Standard Terms)

Section 2.02.  Acceptance by Trustee.  (See Section 2.02 of the Standard Terms)

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.

(a) For  representations,  warranties and covenants of the Master Servicer,  see
Section 2.03(a) of the Standard Terms.

(b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

(i) No Mortgage Loan is 30 or more days Delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so Delinquent more than once in the 12-month period prior to the Cut-off Date;

(ii) The information set forth in Exhibit One hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

(iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due, with respect to a majority of the Mortgage Loans, on the first day of each month, and terms to maturity at origination or modification of not more than 30 years;

(iv) To the best of the Company's knowledge, except with respect to ten Mortgage Loans representing approximately 0.2% of the principal balance of the Mortgage Loans at origination, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures (a) at least 35% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 100.00% and 95.01%, (b) at least 30% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, (c) at least 25% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01% and (d) at least 12% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

(v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

(vi) No more than 0.4% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.3% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California;

(vii) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide, including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor's expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from the Mortgagor;

(viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

(ix) Approximately 55.36% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program, approximately 14.39% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program, and approximately 2.41% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no income/no asset program;

(x) Except with respect to approximately 14.47% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, the Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied;

(xi)    None of the Mortgage Loans is a Buy-Down Mortgage Loan;

(xii)   Each  Mortgage  Loan  constitutes  a qualified  mortgage  under  Section
        860G(a)(3)(A)   of   the   Code   and   Treasury   Regulations   Section
        1.860G-2(a)(1);

(xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney's certificate has been provided as described in the Program Guide;

(xiv) None of the Mortgage Loans is a Cooperative Loan; with respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(xv) With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

(xvi)Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xvii) Four of the Mortgage Loans contain in the related Mortgage File a Destroyed Mortgage Note;

(xviii) No more than 0.8% of the Mortgage  Loans by aggregate  Stated  Principal
        Balance as of the Cut-off Date will have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank;

(xix) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government; and

(xx) None of the Mortgage Loans are Additional Collateral Loans and none of the Mortgage Loans are Pledged Asset Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04. Representations and Warranties of Sellers. (See Section 2.04 of the Standard Terms)

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

        The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund and/or the applicable REMIC, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which together with the Uncertificated REMIC I Regular Interests, evidence ownership of REMIC I.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

        The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC I Regular Interests to the Trustee for the benefit of the Holders of each Class of Certificates (other than the Class R-I Certificates). The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of each Class of Certificates (other than the Class R-I Certificates). The rights of the Holders of each Class of Certificates (other than the Class R-I Certificates) to receive distributions from the proceeds of REMIC II in respect of such Classes, and all ownership interests of the Holders of such Classes in such distributions, shall be as set forth in this Agreement.

Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.

        The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Company, all Classes of Certificates (other than the Class R-I Certificates) in authorized denominations, which evidence ownership of the entire REMIC II.

Section 2.08. Purposes and Powers of the Trust. (See Section 2.08 of the Standard Terms)

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

                     (SEE ARTICLE III OF THE STANDARD TERMS)

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.  (See Section 4.01 of the Standard Terms)

Section 4.02.  Distributions.

(a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii) below, the amount required to be distributed to the Master Servicer or a Sub-Servicer pursuant to Section 4.02(a)(iii) below, and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-V Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-V Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b), (c) and (e) below), in each case to the extent of the Available Distribution Amount remaining:

               (i) to the Senior Certificates (other than the Class A-P Certificates), on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-V Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

               (ii) (X) to the Class A-P  Certificates,  the Class A-P Principal
        Distribution  Amount  (applied  to  reduce  the  Certificate   Principal
        Balances of such Senior Certificates); and

                      (Y) to the Senior  Certificates  (other than the Class A-P
        Certificates), in the priorities and amounts set forth in Section 4.02(b) and (c), the sum of the following (applied to reduce the Certificate Principal Balances of such Senior Certificates, as applicable):

(A) the Senior Percentage for such Distribution Date times the sum of the following:

     (1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related

          Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

     (2) the Stated Principal Balance of any Mortgage Loan repurchased during the preceding calendar month (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or 2.04 during the preceding calendar month (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

     (3) the principal portion of all other unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B) of this Series Supplement, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds), including Subsequent Recoveries, received during the preceding calendar month (or deemed to have been so received in accordance with Section 3.07(b) of the Standard Terms) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage
          Loan);

(B) with respect to each Mortgage Loan for which a Cash Liquidation or a REO Disposition occurred during the preceding calendar month (or was deemed to have occurred during such period in accordance with Section 3.07(b) of the Standard Terms) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i)(C) of this Series Supplement);

(C) the Senior Accelerated Distribution Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);

(D)     any Excess Subordinate Principal Amount for such Distribution Date; and

(E) any amounts described in subsection (ii)(Y), clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Subordinate Certificates;

               (iii) if the Certificate Principal Balances of the Subordinate Certificates have not been reduced to zero, to the Master Servicer or a Sub-Servicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Sub-Servicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

               (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi),
        (xiii), (xiv) and (xv) of this Series Supplement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

               (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a) (ix), (xi),

        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

               (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

               (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii),
        (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

               (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and
        (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

               (xiv) to the  Holders  of the Class B-3  Certificates,  an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of
        Section 4.02(a) (xv) are insufficient therefor;

               (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;
               (xvi)  to  the  Senior  Certificates,  on a  pro  rata  basis  in accordance with their respective outstanding Certificate Principal Balances, the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of Subordinate Certificates then outstanding beginning with such Class with the Highest Priority, any portion of the Available Distribution Amount remaining after the Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Subordinate Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Subordinate Certificates; and

          (xvii) to the Class R-I Certificates, the balance, if any, of the Available Distribution Amount.

        Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Subordinate Certificates outstanding on such Distribution Date with the Lowest Priority, or in the event the Subordinate Certificates are no longer outstanding, the Senior Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition or the related Liquidation Proceeds, Insurance Proceeds and REO Proceeds have not yet been distributed to the Certificateholders.

(b) Distributions of principal on the Senior Certificates on each Distribution Date occurring prior to the Credit Support Depletion Date will be made as follows:

(i) first, to the Class A-P Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-P Principal Distribution Amount") equal to the aggregate of:

(A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month or, in the case of Principal Prepayments in Full, during the related Prepayment Period (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments, Subsequent Recoveries and repurchases (including deemed repurchases under Section 3.07(b) of the Standard Terms) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

(C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

(D)  any amounts  allocable to  principal  for any  previous  Distribution  Date
     (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

(E) the amount of any Class A-P Collection Shortfalls for such Distribution Date and the amount of any Class A-P Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

(ii) second, the Senior Principal Distribution Amount shall be distributed in the following manner and priority:

     (A) first, concurrently to the Class R-I Certificates and the Class R-II Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

     (B) second, the Senior Principal Distribution Amount remaining after the payments of principal made in accordance with Section 4.02(b)(ii)(A) above, concurrently, as follows:

               (1) 11.5277318803% to the Class A-4 Certificates, until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero; and

               (2) 88.4722681197% in the following manner and priority:

               (a) first, to the Class A-2, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances of the Class A-2, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates have been reduced to zero; and

               (b) second, to the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero.

(c) On or after the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Senior Certificates (other than the Class A-P Certificates) will be disregarded, and (i) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class A-P Certificates, (ii) the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates (other than the Class A-P Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and (iii) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

(d) After the reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class A-P Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Class A-V and Subordinate Certificates, in each case as described herein.

(e) In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such funds into the Custodial Account pursuant to Section 3.07(b)(iii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Subordinate Certificates with a Certificate Principal Balance greater than zero with the highest payment priority to which Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. The amount of any remaining Subsequent Recoveries will be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority, up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. Any remaining Subsequent Recoveries will in turn be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Interest Accrual Period preceding the Interest Accrual Period that relates to the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be solely responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor.

(g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

Section 4.03.  Statements to Certificateholders; Exchange Act Reporting.

        (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall either forward by mail or make available to each Holder and the Company, via the Trustee's internet website, a statement (and at its option, any additional files containing the same information in an alternative format) setting forth information as to each Class of Certificates, the Mortgage Pool and, if the Mortgage Pool is comprised of two or more Loan Groups, each Loan Group, to the extent applicable. This statement will include the information set forth in Exhibit Three attached hereto, including the Trustee's internet website address together with a phone number. The Trustee shall mail to each Holder that requests a paper copy by telephone a paper copy via first class mail. The Trustee may modify the distribution procedures set forth in this Section provided that such procedures are no less convenient for the Certificateholders. The Trustee shall provide prior notification to the Company, the Master Servicer and the Certificateholders regarding any such modification. In addition, the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

        (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of Exhibit Three hereto aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

        (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

        (d)  Upon the  written  request  of any  Certificateholder,  the  Master
Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

        (e) The Master Servicer shall, on behalf of the Depositor and in respect of the Trust Fund, sign and cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. In connection with the preparation and filing of such periodic reports, the Trustee shall timely provide to the Master Servicer (I) a list of Certificateholders as shown on the Certificate Register as of the end of each calendar year, (II) copies of all pleadings, other legal process and any other documents relating to any claims, charges or complaints involving the Trustee, as trustee hereunder, or the Trust Fund that are received by the Trustee, (III) notice of all matters that, to the actual knowledge of a Responsible Officer of the Trustee, have been submitted to a vote of the Certificateholders, other than those matters that have been submitted to a vote of the Certificateholders at the request of the Depositor or the Master Servicer, and (IV) notice of any failure of the Trustee to make any distribution to the Certificateholders as required pursuant to this Series Supplement. Neither the Master Servicer nor the Trustee shall have any liability with respect to the Master Servicer's failure to properly prepare or file such periodic reports resulting from or relating to the Master Servicer's inability or failure to obtain any information not resulting from the Master Servicer's own negligence or willful misconduct. Any Form 10-K filed with the Commission in connection with this Section 4.03(e) shall include a certification, signed by the senior officer in charge of the servicing functions of the Master Servicer, in the form attached as Exhibit Five hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rules 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. In connection with the Form 10-K Certification, the Trustee shall provide the Master Servicer with a back-up certification substantially in the form attached hereto as Exhibit Six. This
Section 4.03(e) may be amended in accordance with this Agreement without the consent of the Certificateholders.

     Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer. (See Section 4.04 of the Standard Terms)

     Section 4.05. Allocation of Realized Losses.

        Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due during the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if any such Realized Losses are on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among all Senior Certificates (other than the Class A-P Certificates) on a pro rata basis, as described below. The principal portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to the Discount Fraction thereof and the remainder of the principal portion of such Realized Losses on Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among the Senior Certificates (other than the Class A-P Certificates) and Subordinate Certificates, on a pro rata basis, as described below. The interest portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses will be allocated to all the Certificates on a pro rata basis.

        As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates, on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Subordinate Certificates then outstanding with the Lowest Priority shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage
Interests evidenced thereby; provided that if any Subclasses of the Class A-V Certificates have been issued pursuant to Section 5.01(c), such Realized Losses and other losses allocated to the Class A-V Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

     Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property. (See Section 4.06 of the Standard Terms)

     Section 4.07.  Optional Purchase of Defaulted  Mortgage Loans. (See Section
          4.07 of the Standard Terms)

     Section 4.08. Surety Bond. (See Section 4.08 of the Standard Terms)

                                   ARTICLE V

                                THE CERTIFICATES

        Section 5.01. The Certificates. (See Section 5.01 of the Standard Terms)

        Section 5.02. Registration of Transfer and Exchange of Certificates.

        (a) - (e)(i). (See Section 5.02(a) - (e)(i) of the Standard Terms)

          (ii) Any Transferee of a Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13,
          2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) (the "RFC
          Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or
          (c) such Transferee is a Complying Insurance Company.

          (e)(iii) - (h). (See Section 5.02(e)(iii) - (h) of the Standard Terms)

          Section 5.03. Mutilated,  Destroyed, Lost or Stolen Certificates. (See
               Section 5.03 of the Standard Terms)

          Section 5.04. Persons Deemed Owners. (See Section 5.04 of the Standard Terms)

          Section 5.05. Appointment of Paying Agent. (See Section 5.05 of the Standard Terms)

                                   ARTICLE VI
                       THE COMPANY AND THE MASTER SERVICER

                     (SEE ARTICLE VI OF THE STANDARD TERMS)

                                  ARTICLE VII

                                     DEFAULT

                     (SEE ARTICLE VII OF THE STANDARD TERMS)

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

                    (SEE ARTICLE VIII OF THE STANDARD TERMS)

                                   ARTICLE IX
                                   TERMINATION

                     (SEE ARTICLE IX OF THE STANDARD TERMS)

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01..REMIC Administration.  (See Section 10.01 of the Standard Terms)

Section 10.02..Master Servicer; REMIC Administrator and Trustee Indemnification. (See Section 10.02 of the Standard Terms)

Section 10.03..Designation of REMICs.

        The REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund) as a REMIC ("REMIC I") and will make an election to treat the pool of assets comprised of the Uncertificated REMIC I Regular Interests as a REMIC ("REMIC II") for federal income tax purposes.

        The Uncertificated REMIC I Regular Interests will be "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law.

        The Class A-1,  Class A-2,  Class A-3,  Class A-4, Class A-5, Class A-6,
Class A-7, Class A-8, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC II Regular Interests Z, the rights in and to which will be represented by the Class A-V Certificates, will be "regular interests" in REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. On and after the date of issuance of any Subclass of Class A-V Certificates pursuant to
Section 5.01(c), any such Subclass will represent the Uncertificated REMIC II Regular Interest or Interests Z specified by the initial Holder of the Class A-V Certificates pursuant to said Section.

Section 10.04..Distributions on the Uncertificated REMIC I and REMIC II Regular Interests

        (a)On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC I Regular Interest Distribution Amounts in the following order of priority to the extent of the Available Distribution Amount reduced by distributions made to the Class R-I Certificates pursuant to Section 4.02(a):

               (i) Uncertificated Accrued Interest on the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

               (ii) In accordance with the priority set forth in Section 10.04(b), an amount equal to the sum of the amounts in respect of principal distributable on each Class of Certificates (other than the Class R-I Certificates) under Section 4.02(a), as allocated thereto pursuant to Section 4.02(b).

        (b)The amount described in Section 10.04(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC I Regular Interest T, (ii) Uncertificated REMIC I Regular Interest U, (iii) Uncertificated REMIC I Regular Interest V, (iv) Uncertificated REMIC I Regular Interest W, (v) Uncertificated REMIC I Regular Interest X and (vi) Uncertificated REMIC I Regular Interest Y with the amount to be distributed allocated among such interests in accordance with the priority assigned to each Related Class of Certificates (other than the Class R-I Certificates), respectively, under Section 4.02(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

        (c)The portion of the Uncertificated REMIC I Regular Interest Distribution Amounts described in Section 10.04(a)(ii) shall be deemed distributed by REMIC I to REMIC II in accordance with the priority assigned to the REMIC II Certificates relative to that assigned to the REMIC I Certificates under Section 4.02(b).

        (d)In determining from time to time the Uncertificated REMIC I Regular Interest Distribution Amounts and Uncertificated REMIC II Regular Interest Distribution Amounts:

               (i) Realized Losses allocated to the Class A-V Certificates under
        Section 4.05 shall be deemed allocated to the Uncertificated REMIC II Regular Interests Z pro-rata according to the respective amounts of Uncertificated Accrued Interest that would have accrued on such Uncertificated REMIC II Regular Interests Z for the Distribution Date for which such allocation is being made in the absence of such allocation;

               (ii) Realized Losses allocated to the Class A-2 Certificates and Class A-3 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest T;

               (iii) Realized Losses allocated to the Class A-5 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest U;

               (iv) Realized Losses allocated to the Class A-6 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest V;

               (v) Realized Losses allocated to the Class A-7 Certificates under
        Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest W;

               (vi) Realized Losses allocated to the Class A-P Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest X;

               (vii) Realized Losses allocated to the Class A-1, Class A-4, Class A-8, Class R-II, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest Y; and

               (viii) Realized Losses allocated to the Uncertificated REMIC II Regular Interests Z under clause (i), above, shall be deemed allocated, in each case, to the related Uncertificated REMIC I Regular Interest Z.

        (e)On each Distribution Date the Trustee shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.02(a) and (b), to the Holders of each Class of Certificates (other than the Class R-I Certificates) the amounts distributable thereon from the Uncertificated REMIC I Regular Interest Distribution Amounts deemed to have been received by REMIC II from REMIC I under this Section 10.04. The amounts deemed distributed hereunder with respect to the Class A-V Certificates shall be deemed to have been distributed in respect of the Uncertificated REMIC II Regular Interests Z in accordance with their respective Uncertificated REMIC II Regular Interest Distribution Amounts, as such Uncertificated REMIC II Regular Interests Z comprise the Class A-V Certificates.

        (f)Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests described in this Section 10.04, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

Section 10.05. Compliance with Withholding Requirements.

               Notwithstanding any other provision of this Agreement, the Trustee or any Paying Agent, as applicable, shall comply with all federal withholding requirements respecting payments to Certificateholders, including interest or original issue discount payments or advances thereof that the Trustee or any Paying Agent, as applicable, reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or any Paying Agent, as applicable, does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or any Paying Agent, as applicable, shall indicate the amount withheld to such Certificateholder pursuant to the terms of such requirements.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.  (See Section 11.01 of the Standard Terms)

Section 11.02. Recordation of Agreement; Counterparts. (See Section 11.02 of the Standard Terms)

Section 11.03. Limitation on Rights of Certificateholders. (See Section 11.03 of the Standard Terms)

Section 11.04. Governing Laws. (See Section 11.04 of the Standard Terms)

Section 11.05. Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to the appropriate address for each recipient listed in the table below or, in each case, such other address as may hereafter be furnished in writing to the Master Servicer, the Trustee and the Company, as applicable:

--------------------------- ----------------------------------------------------
            RECIPIENT                                  ADDRESS
--------------------------- ----------------------------------------------------
Company                     8400 Normandale Lake Boulevard
                            Suite 250, Minneapolis, Minnesota  55437,
                            Attention: President
--------------------------- ----------------------------------------------------
Master Servicer             2255 N. Ontario Street, Suite 400
                            Burbank, California 91504-2130,
                            Attention:  Managing Director/Master Servicing
--------------------------- ----------------------------------------------------
Trustee                     Corporate Trust Office
                            1761 East St. Andrew Place
                            Santa Ana, California 92705-4934,
                            Attention:  Residential Accredit Loans, Inc.
                                        Series 2002-QS19

                            The Trustee designates its offices located at
                            c/o DTC Transfer  Services,  55 Water Street,
                            Jeanette Street Park Entrance,  New York, New
                            York 10041,  for the purposes of Section 8.12
                            of the Standard Terms
--------------------------- ----------------------------------------------------
Standard & Poor's Ratings   55 Water Street
Services                    41st Floor
                            New York, New York 10041
--------------------------- ----------------------------------------------------
Fitch Ratings               One State Street Plaza
                            New York, New York 10004

--------------------------- ----------------------------------------------------

Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06.  Required Notices to Rating Agency and Subservicer.  (See Section
     11.06 of the Standard Terms)

Section 11.07. Severability of Provisions. (See Section 11.07 of the Standard Terms)

Section 11.08. Supplemental Provisions for Resecuritization. (See Section 11.08 of the Standard Terms)

Section 11.09. Allocation of Voting Rights.

               97.0% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Interest Only Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1.0% of all Voting Rights shall be allocated among the Holders of the Class A-3 Certificates, in accordance with their respective Percentage Interests; 1.0% of all Voting Rights shall be allocated among the Holders of the Class A-V Certificates, in accordance with their respective Percentage Interests; 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-I Certificates, in accordance with their respective Percentage Interests; and 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-II Certificates, in accordance with their respective Percentage Interests.

Section 11.10. No Petition.

               The Depositor, Master Servicer and the Trustee, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligation with respect to the Certificates or this Agreement.

        IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.



                                       RESIDENTIAL ACCREDIT LOANS, INC.
[Seal]


                                            By: //s// Joseph Orning
                                                -------------------------------
                                                 Name:   Joseph Orning
                                                 Title:  Vice President

Attest: //s// Julie Steinhagen
        -------------------------------------
      Name:   Julie Steinhagen
      Title:  Vice President


                                       RESIDENTIAL FUNDING CORPORATION
[Seal]


                                            By://s// Julie Steinhagen
                                               --------------------------------
                                                 Name:  Julie Steinhagen
                                                 Title: Director

Attest://s// Lisa Lundsten
       -----------------------------
      Name: Lisa Lundsten
      Title: Managing Director

                               DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
[Seal]



                                            By: //s// Ronaldo Reyes
                                                --------------------------------
                                                 Name: Ronaldo Reyes
                                                 Title:   Associate


                                            By: //s// James F. Noriega
                                               ---------------------------------
                                                 Name: James F. Noriega
                                                 Title:   Associate


Attest://s// Barbara Campbell
       -------------------------------------
      Name: Barbara Campbell
      Title:  Assistant Secretary

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On 30th day of December, 2002 before me, a notary public in and for said State, personally appeared Joseph Orning, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                   //s// Brian S. Bangerter
                                                   -----------------------------
                                                          Notary Public


[Notarial Seal]

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 30th day of December, 2002 before me, a notary public in and for said State, personally appeared Julie Steinhagen, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                   //s// Brian S. Bangerter
                                                   -----------------------------
                                                          Notary Public
[Notarial Seal]

STATE OF CALIFORNIA
                                  )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 30th day of December, 2002 before me, a notary public in and for said State, personally appeared Ronaldo Reyes, known to me to be an Associate of Deutsche Bank Trust Company Americas, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first, above written.

                                                   //s// Brent Wayne Hoyler
                                                   -----------------------------
                                                          Notary Public

[Notarial Seal]



STATE OF CALIFORNIA               )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 30th day of December, 2002 before me, a notary public in and for said State, personally appeared James F. Noriega, known to me to be an Associate of Deutsche Bank Trust Company Americas, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                   //s// Brent Wayne Hoyler
                                                   ----------------------------
                                                          Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                             MORTGAGE LOAN SCHEDULE


  RUN ON     : 12/23/02           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 13.27.13           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 2002-QS19                                 CUTOFF : 12/01/02
  POOL       : 0004648
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  ---------------------------------------------------------------------------

      4004993                              .2500
       46,228.42                          .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            6.0000                        3.2950

      6858164                              .2500
      151,978.28                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      7374720                              .2500
       54,028.27                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.0000                        1.9200

      7488701                              .2500
      145,198.72                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.0000                        2.0450

      7488823                              .2500
      234,547.02                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.0000                        2.4200

      7488859                              .2500
      173,675.22                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      7488887                              .2500
      131,956.08                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.0000                        2.2950

      7488937                              .2500
       89,409.20                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      7489017                              .2500
       54,889.01                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      7498686                              .2500
       83,404.52                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      7543559                              .2500
      153,185.30                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      7543589                              .2500
      179,105.15                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            6.0000                        2.2950

      7543619                              .2500
      223,882.09                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.0000                        2.1700

      7543683                              .2500
      143,266.28                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.0000                        2.0450
1



      7543715                              .2500
      114,208.15                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.0000                        2.4200

      7547723                              .2500
      127,607.86                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      7580093                              .2500
      215,374.28                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      7690401                              .2500
      124,783.86                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      7715557                              .2500
      250,698.59                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      7725059                              .2500
      208,926.18                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      7779559                              .2500
      102,610.42                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      7779575                              .2500
      357,426.91                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.0000                        1.7950
1



      7779591                              .2500
       86,470.61                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.0000                        2.0450

      7779597                              .2500
      246,640.77                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.0000                        2.5450

      7779649                              .2500
      266,311.03                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.0000                        2.1700

      7779791                              .2500
      109,632.70                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            6.0000                        2.6700

      7779837                              .2500
      239,791.09                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.0000                        1.7950

      7779887                              .2500
      159,310.03                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.0000                        2.4200

      7779903                              .2500
      106,683.09                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.0000                        1.9200

      7779911                              .2500
      275,103.11                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.0000                        2.1700
1



      7785583                              .2500
      258,232.03                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.0000                        2.0450

      7793417                              .2500
       59,605.58                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      7805749                              .2500
      125,328.17                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      7805769                              .2500
      299,191.72                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      7805833                              .2500
      298,693.95                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      7815933                              .2500
      210,103.46                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      7819655                              .2500
       91,537.19                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      7825893                              .2500
       67,607.43                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      7828387                              .2500
      362,949.12                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      7830747                              .2500
      238,928.59                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      7843935                              .2500
      119,539.45                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      7845069                              .2500
       99,304.48                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      7856875                              .2500
      191,189.98                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.0000                        2.1700

      7857091                              .2500
       91,944.19                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.0000                        1.7950

      7863373                              .2500
      184,431.70                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      7865229                              .2500
       67,731.54                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      7872753                              .2500
       83,897.84                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      7875405                              .2500
      579,030.71                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      7886617                              .2500
      259,917.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      7890955                              .2500
       79,760.29                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      7890963                              .2500
      235,256.88                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      7915863                              .2500
       86,615.45                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      7927227                              .2500
      235,506.10                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      7927439                              .2500
      123,566.04                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      7936757                              .2500
       62,829.18                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      7936759                              .2500
       61,034.07                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      7937081                              .2500
       65,226.30                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      7937123                              .2500
      247,967.48                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      7937205                              .2500
      159,398.83                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      7937491                              .2500
       69,839.23                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      7946591                              .2500
      169,579.53                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      7948533                              .2500
       58,237.61                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450
1



      7949151                              .2500
       56,317.09                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      7949253                              .2500
      221,101.89                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      7949279                              .2500
      125,024.25                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      7949299                              .2500
      135,500.34                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      7949321                              .2500
      104,094.87                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      7949381                              .2500
       60,219.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      7949913                              .2500
       86,773.81                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      7950931                              .2500
      172,319.61                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450
1



      7952631                              .2500
       88,984.73                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      7954279                              .2500
      134,630.31                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      7957993                              .2500
      396,638.47                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      7958795                              .2500
      119,585.59                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      7958869                              .2500
      105,956.94                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      7960055                              .2500
       48,142.34                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      7960263                              .2500
       79,691.88                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      7961917                              .2500
      343,726.92                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      7961933                              .2500
      159,387.97                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      7963589                              .2500
      223,913.54                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      7963757                              .2500
       87,203.43                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      7963867                              .2500
       83,416.30                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      7964855                              .2500
       93,248.29                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      7967347                              .2500
       79,806.95                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      7974913                              .2500
      251,245.69                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      7978359                              .2500
      159,650.38                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      7978383                              .2500
      125,695.91                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      7978385                              .2500
      129,654.03                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      7979911                              .2500
       81,981.06                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      7980459                              .2500
      482,188.79                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      7980593                              .2500
      295,212.21                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      7984575                              .2500
      125,622.45                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      7987891                              .2500
      104,141.76                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      7995709                              .2500
      602,431.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      7995731                              .2500
      131,447.41                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8000491                              .2500
      134,705.01                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8002979                              .2500
      137,517.88                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8004913                              .2500
      115,092.86                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8005045                              .2500
      359,049.69                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8005371                              .2500
      241,561.28                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8009605                              .2500
       78,657.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8010211                              .2500
      196,536.17                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8011637                              .2500
       89,884.91                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8013909                              .2500
       83,063.21                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8016949                              .2500
      106,535.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8020751                              .2500
      115,770.81                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.0000                        1.7950

      8021187                              .2500
      291,922.11                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.0000                        1.7950

      8022117                              .2500
       74,823.43                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8022131                              .2500
       66,664.64                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      8022137                              .2500
      230,658.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8025145                              .2500
      245,366.02                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.0000                        1.9200

      8025415                              .2500
      206,357.90                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8025899                              .2500
       44,811.87                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8029905                              .2500
      347,883.36                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8029943                              .2500
      227,422.05                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8034127                              .2500
      168,458.60                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8035399                              .2500
      108,773.46                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8038883                              .2500
      322,874.71                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8040799                              .2500
       60,894.68                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8042105                              .2500
      136,072.40                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8042115                              .2500
      102,732.45                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8042185                              .2500
       99,698.10                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8042611                              .2500
      211,624.88                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8045459                              .2500
       87,810.69                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8049655                              .2500
       60,837.64                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8050119                              .2500
      139,663.30                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8050939                              .2500
      815,769.50                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8052901                              .2500
       87,862.21                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8053081                              .2500
      128,542.92                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8054703                              .2500
       94,133.13                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8058091                              .2500
      251,811.50                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8059667                              .2500
       87,875.38                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8060257                              .2500
       52,411.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8062859                              .2500
      208,711.38                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450
1



      8062905                              .2500
       68,456.96                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8062997                              .2500
      103,151.70                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8063073                              .2500
       79,397.99                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8065265                              .2500
      302,376.96                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8065289                              .2500
      207,479.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8065913                              .2500
       88,567.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8066121                              .2500
      137,037.32                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8066171                              .2500
      149,740.97                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8066747                              .2500
      174,674.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8067235                              .2500
       64,882.17                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8067517                              .2500
      336,931.30                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8068977                              .2500
      275,556.22                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8069187                              .2500
      209,637.36                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8070651                              .2500
       89,737.02                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8070975                              .2500
      158,119.73                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8071917                              .2500
      484,120.73                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8072317                              .2500
      407,295.44                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8073127                              .2500
      409,691.31                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8073471                              .2500
       87,812.27                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8073545                              .2500
      226,408.36                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8073695                              .2500
      267,286.74                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8074227                              .2500
      147,744.42                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8074251                              .2500
       58,133.88                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8074307                              .2500
       67,903.71                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8074503                              .2500
      125,812.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8075473                              .2500
      103,815.99                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8075591                              .2500
       74,596.84                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8076699                              .2500
      138,647.66                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8076705                              .2500
      134,173.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8076735                              .2500
      149,692.80                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8076901                              .2500
      116,787.89                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8077033                              .2500
       74,809.88                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8077039                              .2500
      211,624.88                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8077105                              .2500
       74,891.08                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8077111                              .2500
      155,730.62                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8078709                              .2500
       63,223.60                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8079265                              .2500
      333,187.61                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8080215                              .2500
      175,673.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8080379                              .2500
       62,241.76                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8080943                              .2500
       83,270.12                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8081039                              .2500
      149,731.88                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8081419                              .2500
      107,809.35                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8081557                              .2500
      606,336.06                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8081821                              .2500
      167,702.74                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8082465                              .2500
      383,661.21                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8082799                              .2500
       84,933.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8082831                              .2500
      511,025.87                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8082859                              .2500
       89,844.58                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8084975                              .2500
      103,321.28                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8085413                              .2500
       75,439.24                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8085661                              .2500
      289,523.19                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8086005                              .2500
       94,828.91                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8086047                              .2500
      224,601.88                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8087159                              .2500
       94,827.78                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8087315                              .2500
      352,360.03                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8087543                              .2500
       43,585.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8087621                              .2500
       89,714.02                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8088945                              .2500
      143,751.34                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8089121                              .2500
      238,766.35                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8089295                              .2500
      156,243.06                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8089527                              .2500
       58,955.10                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8089589                              .2500
      110,209.37                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8090101                              .2500
      129,376.21                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8092971                              .2500
       38,003.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8093007                              .2500
      141,223.11                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8093115                              .2500
      122,923.96                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8093653                              .2500
      200,661.30                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8093921                              .2500
      125,899.24                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8093933                              .2500
       43,370.13                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8093935                              .2500
       62,357.06                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8093969                              .2500
       50,358.69                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8094009                              .2500
       56,896.66                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8094667                              .2500
      149,877.05                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8094697                              .2500
      125,359.24                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8094775                              .2500
      214,710.04                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8095309                              .2500
       84,645.90                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8096617                              .2500
      224,575.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8096781                              .2500
      175,648.70                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8096867                              .2500
       89,572.61                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8097205                              .2500
      139,520.66                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8097387                              .2500
      151,862.59                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8099125                              .2500
      447,632.77                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8100073                              .2500
      211,615.67                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8100307                              .2500
       90,661.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8100385                              .2500
      227,898.75                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8100961                              .2500
      203,828.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8101059                              .2500
      519,123.77                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8102429                              .2500
      165,955.83                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8103775                              .2500
      205,317.95                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8104051                              .2500
      245,915.02                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8104113                              .2500
      210,818.34                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8104125                              .2500
      118,295.54                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8104255                              .2500
      120,690.37                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8104309                              .2500
      122,489.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8104311                              .2500
      122,489.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8104357                              .2500
      177,500.76                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8104403                              .2500
       29,979.36                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8105577                              .2500
      372,906.10                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8106539                              .2500
       98,630.20                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8106781                              .2500
      147,725.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8107719                              .2500
       84,925.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8108079                              .2500
      247,040.31                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8108295                              .2500
      133,490.48                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8108619                              .2500
       98,829.06                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8109139                              .2500
      117,534.14                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8109479                              .2500
       89,841.80                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8109997                              .2500
      165,853.54                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8110025                              .2500
      139,177.10                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8110099                              .2500
      359,690.04                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8110155                              .2500
      238,978.45                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8110353                              .2500
      359,658.42                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8110385                              .2500
       71,881.68                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8110955                              .2500
       50,252.68                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8111269                              .2500
      123,895.83                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8112043                              .2500
      462,048.08                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8113807                              .2500
      159,851.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8113849                              .2500
      166,661.58                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8113923                              .2500
      190,063.11                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8114457                              .2500
       55,892.13                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            6.0000                        1.9200

      8114975                              .2500
      374,320.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8115373                              .2500
       81,431.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8115761                              .2500
       98,928.34                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8116177                              .2500
      121,287.56                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8116179                              .2500
       61,378.32                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8116319                              .2500
      249,768.46                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8116361                              .2500
       64,545.72                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8116423                              .2500
       76,027.29                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8116479                              .2500
      195,835.34                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8117935                              .2500
      239,808.08                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8118159                              .2500
       80,860.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8118251                              .2500
      259,753.31                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8118835                              .2500
       84,725.19                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8119545                              .2500
      140,076.30                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8119917                              .2500
      217,773.29                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8120477                              .2500
      399,520.56                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8120875                              .2500
      275,157.02                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8120981                              .2500
      189,828.24                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8121117                              .2500
      199,814.76                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8121283                              .2500
      211,803.65                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8121677                              .2500
      490,109.84                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8121999                              .2500
      423,597.69                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8122857                              .2500
       68,388.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8124591                              .2500
      147,357.31                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8125757                              .2500
      188,829.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8126147                              .2500
      202,820.90                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8126381                              .2500
      319,696.37                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8126389                              .2500
      262,727.87                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8129273                              .2500
      492,169.27                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8129819                              .2500
      123,788.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8129933                              .2500
      202,907.29                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8130157                              .2500
      208,345.46                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8130173                              .2500
      121,392.47                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8130309                              .2500
      134,745.31                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8130311                              .2500
       33,277.08                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8130313                              .2500
       97,422.03                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8132029                              .2500
      203,561.29                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8132091                              .2500
      131,880.67                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8132437                              .2500
      349,317.90                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8132439                              .2500
      349,667.91                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8132451                              .2500
      369,665.52                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8132463                              .2500
      366,668.23                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8132489                              .2500
      369,329.22                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8132507                              .2500
      359,378.36                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8132511                              .2500
      370,656.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8132627                              .2500
      145,194.55                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8132659                              .2500
      403,625.82                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8133239                              .2500
      100,113.73                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8133255                              .2500
      186,026.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8133289                              .2500
       84,022.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8133633                              .2500
      443,155.23                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8133773                              .2500
       64,710.53                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8133947                              .2500
      114,893.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8133983                              .2500
      126,282.93                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8134029                              .2500
       74,930.54                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8134589                              .2500
      155,851.98                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8134635                              .2500
      269,545.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8134845                              .2500
      134,631.89                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8134861                              .2500
      247,971.06                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8135221                              .2500
      349,349.93                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8135357                              .2500
      234,604.03                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8136535                              .2500
      438,884.66                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8136583                              .2500
      648,311.62                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8137313                              .2500
      439,592.47                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8137653                              .2500
      173,235.47                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8137695                              .2500
      317,705.47                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8138065                              .2500
      204,810.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8138073                              .2500
      162,310.13                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8138091                              .2500
      124,878.51                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8138123                              .2500
       80,332.46                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8138139                              .2500
      223,807.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8138203                              .2500
      279,740.66                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8138209                              .2500
      192,330.16                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8138225                              .2500
      257,144.20                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8138247                              .2500
      126,662.77                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8138279                              .2500
      280,258.49                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8138285                              .2500
       38,868.12                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8138309                              .2500
       17,586.27                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8138415                              .2500
      215,809.43                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8138839                              .2500
      247,172.46                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8138953                              .2500
      102,307.43                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8139065                              .2500
      196,467.86                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8139093                              .2500
      149,850.67                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8139437                              .2500
      167,444.33                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8139801                              .2500
      399,638.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8139947                              .2500
      212,797.89                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8140163                              .2500
      291,444.44                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8140257                              .2500
      300,441.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8140413                              .2500
       89,920.59                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8140465                              .2500
      279,521.46                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8140483                              .2500
      139,879.46                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8140493                              .2500
      130,525.60                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8140507                              .2500
      110,921.66                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8140579                              .2500
      298,529.88                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8140599                              .2500
       60,944.85                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8140611                              .2500
      103,750.59                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8140645                              .2500
      209,827.86                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8140665                              .2500
      291,722.94                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8140667                              .2500
      171,844.51                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8140687                              .2500
       99,666.19                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8140749                              .2500
      204,795.92                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8140757                              .2500
      113,901.85                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8140859                              .2500
       83,436.47                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8141213                              .2500
      122,894.10                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8141269                              .2500
      106,301.45                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8141287                              .2500
      199,810.24                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8141345                              .2500
       69,936.72                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8141359                              .2500
      143,866.63                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8141381                              .2500
      125,136.55                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8141405                              .2500
       81,839.22                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8141409                              .2500
      163,563.52                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8141443                              .2500
      399,638.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8141521                              .2500
      159,855.36                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8141541                              .2500
      394,634.15                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8141863                              .2500
      367,159.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8141977                              .2500
      274,732.72                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8142125                              .2500
       89,918.63                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8142127                              .2500
       53,008.30                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8142449                              .2500
      134,889.34                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8142457                              .2500
      294,733.32                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8142533                              .2500
      108,284.40                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8142701                              .2500
      132,879.77                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8142945                              .2500
       87,156.46                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8142995                              .2500
      404,596.82                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8143133                              .2500
      194,832.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8143219                              .2500
      135,781.83                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8143255                              .2500
      109,795.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8143309                              .2500
      205,023.33                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8143653                              .2500
      399,638.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8143673                              .2500
      359,347.34                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8143697                              .2500
      169,867.38                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8143719                              .2500
      234,807.37                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8143751                              .2500
      247,550.39                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8143863                              .2500
      232,309.42                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8143965                              .2500
      183,841.58                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8144021                              .2500
      124,881.39                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8144099                              .2500
      153,860.78                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8144103                              .2500
      209,989.85                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8144141                              .2500
      168,835.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8144149                              .2500
      235,650.29                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8144181                              .2500
       82,528.89                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8144239                              .2500
      111,396.73                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8144257                              .2500
       98,612.92                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8144287                              .2500
      128,697.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8144291                              .2500
      179,441.54                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8144389                              .2500
      222,917.58                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8144457                              .2500
      399,403.95                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8144475                              .2500
       95,834.23                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8144487                              .2500
      242,548.42                          .0800
            6.3700                         .0000
            6.1200                         .0000
            6.0400                         .0000
            6.0000                         .0400

      8144543                              .2500
      135,775.66                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8144743                              .2500
      168,008.73                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8144753                              .2500
      169,867.38                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8144803                              .2500
      359,674.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8144835                              .2500
      215,804.73                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8144843                              .2500
      209,810.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8144853                              .2500
       62,268.91                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8144881                              .2500
      199,827.80                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8144933                              .2500
       71,943.83                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8145001                              .2500
      359,712.11                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8145045                              .2500
      159,851.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8145049                              .2500
      175,833.01                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8145081                              .2500
      147,862.92                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8145157                              .2500
      144,398.15                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8145221                              .2500
      364,661.93                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8145275                              .2500
      218,320.89                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8145393                              .2500
      124,881.39                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8145573                              .2500
      234,350.81                          .0800
            6.8200                         .0000
            6.5700                         .0000
            6.4900                         .0000
            6.0000                         .4900

      8145575                              .2500
      219,791.25                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8145589                              .2500
      142,873.84                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8145743                              .2500
      153,873.76                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8145941                              .2500
      178,526.31                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8145983                              .2500
      349,667.91                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8146091                              .2500
       94,364.59                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8146135                              .2500
      134,880.89                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8146273                              .2500
      223,811.81                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8146293                              .2500
       94,929.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8146319                              .2500
      274,745.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8146357                              .2500
       94,416.63                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8146389                              .2500
      649,382.25                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8146457                              .2500
       93,028.22                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8146691                              .2500
       92,588.22                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8146973                              .2500
      367,206.11                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8147093                              .2500
      300,414.69                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8147105                              .2500
      251,772.18                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8147313                              .2500
      172,651.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8147327                              .2500
      266,003.40                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8147329                              .2500
      129,491.12                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8147333                              .2500
      112,322.58                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8147335                              .2500
       79,927.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8147339                              .2500
      161,450.33                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8147375                              .2500
      214,805.63                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8147391                              .2500
      243,774.01                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8147397                              .2500
       52,264.01                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450
1



      8147519                              .2500
       93,922.95                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8147547                              .2500
      184,828.65                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8147561                              .2500
      143,376.69                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8147601                              .2500
      242,036.27                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8147697                              .2500
      155,858.97                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8147757                              .2500
      272,009.80                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8147893                              .2500
      143,323.43                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8148013                              .2500
      215,604.23                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8148045                              .2500
      245,755.11                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8148083                              .2500
      279,740.66                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8148221                              .2500
      489,535.07                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8148263                              .2500
      245,493.10                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8148293                              .2500
      399,629.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8148351                              .2500
      353,679.97                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8148503                              .2500
      299,728.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8148513                              .2500
       83,929.43                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8148557                              .2500
      222,198.95                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8148627                              .2500
      547,006.52                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8148657                              .2500
       38,962.99                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8148707                              .2500
      199,814.76                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8148793                              .2500
      229,307.19                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8148893                              .2500
      199,810.24                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8149023                              .2500
      186,826.80                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8149025                              .2500
      300,414.69                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8149027                              .2500
      171,836.80                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8149033                              .2500
      173,834.90                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8149035                              .2500
      364,670.03                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8149037                              .2500
      221,484.52                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8149041                              .2500
      241,781.22                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8149051                              .2500
      173,834.90                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8149055                              .2500
      251,755.07                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8149059                              .2500
      297,730.61                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8149065                              .2500
      159,848.18                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8149069                              .2500
      179,829.21                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8149071                              .2500
      239,766.73                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8149073                              .2500
      273,164.61                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8149077                              .2500
      172,839.76                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8149085                              .2500
      224,770.60                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8149089                              .2500
      235,387.02                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8149097                              .2500
      205,759.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8149099                              .2500
      211,808.34                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8149101                              .2500
      227,773.02                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8149105                              .2500
      279,734.32                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8149107                              .2500
      212,697.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8149111                              .2500
      252,759.94                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8149123                              .2500
      236,775.12                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8149129                              .2500
      214,296.48                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8149133                              .2500
      113,891.83                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8149135                              .2500
      139,870.33                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8149143                              .2500
      399,620.46                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8149147                              .2500
      269,737.58                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8149153                              .2500
      149,861.07                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8149155                              .2500
      133,872.86                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8149159                              .2500
      127,384.74                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8149161                              .2500
      149,864.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8149167                              .2500
      293,214.73                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8149179                              .2500
      299,728.79                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8149235                              .2500
      230,668.58                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8149341                              .2500
      407,622.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8149681                              .2500
      207,807.35                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8149687                              .2500
      273,058.87                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8149733                              .2500
       59,948.34                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8149739                              .2500
      374,644.18                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8149821                              .2500
      277,736.23                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8149925                              .2500
       71,403.74                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      8150053                              .2500
      189,840.38                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8150109                              .2500
      180,687.46                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8150141                              .2500
      236,580.68                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8150143                              .2500
      174,860.05                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8150167                              .2500
      179,833.28                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8150219                              .2500
      206,798.81                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8150247                              .2500
       91,094.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8150253                              .2500
       88,742.73                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8150275                              .2500
      375,651.75                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8150295                              .2500
      214,805.63                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8150299                              .2500
       99,909.60                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8150301                              .2500
       88,423.80                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8150315                              .2500
      105,409.17                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8150321                              .2500
       88,365.70                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8150333                              .2500
      112,269.58                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8150357                              .2500
      358,875.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8150379                              .2500
      124,897.54                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8150415                              .2500
      365,161.48                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8150421                              .2500
      279,740.66                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8150457                              .2500
      342,696.27                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8150477                              .2500
      216,799.01                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8150481                              .2500
       77,539.46                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8150499                              .2500
      235,776.08                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8150501                              .2500
      282,456.17                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8150509                              .2500
       94,925.89                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8150581                              .2500
       59,754.50                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8150597                              .2500
       80,482.32                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8150605                              .2500
      136,623.34                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8150609                              .2500
      121,407.55                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8150611                              .2500
       85,418.87                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8150621                              .2500
       69,540.07                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8150633                              .2500
      146,267.65                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8150667                              .2500
       84,921.27                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8150695                              .2500
      397,727.44                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8150731                              .2500
       60,016.14                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8150733                              .2500
      174,346.05                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8150937                              .2500
       99,664.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8151017                              .2500
      258,260.58                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8151021                              .2500
      275,744.37                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8151027                              .2500
      122,878.17                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8151031                              .2500
      244,761.87                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8151033                              .2500
      280,240.20                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8151045                              .2500
       84,919.35                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8151047                              .2500
      147,070.13                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8151055                              .2500
      207,712.06                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8151057                              .2500
      229,282.24                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8151065                              .2500
      141,627.95                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8151067                              .2500
      183,833.66                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8151085                              .2500
      215,005.46                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8151089                              .2500
      239,766.73                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8151095                              .2500
      232,268.55                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8151373                              .2500
      223,802.37                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8151459                              .2500
       61,406.62                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8151479                              .2500
      249,774.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8151567                              .2500
      281,745.07                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8151719                              .2500
      183,913.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8152051                              .2500
      187,830.04                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8152693                              .2500
      159,862.24                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8153535                              .2500
       93,426.73                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8153737                              .2500
      261,056.11                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8153797                              .2500
       91,615.07                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8153893                              .2500
      423,212.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8154043                              .2500
      161,849.96                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8154061                              .2500
       77,075.20                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8154099                              .2500
      182,542.70                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8154101                              .2500
      273,740.01                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8154109                              .2500
      107,904.71                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8154113                              .2500
       83,416.88                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8154149                              .2500
      359,674.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8154161                              .2500
      229,776.46                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8154173                              .2500
      127,412.26                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450
1



      8154199                              .2500
      159,862.24                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8154213                              .2500
       47,966.97                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8154231                              .2500
      215,636.02                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8154291                              .2500
       92,631.21                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8154301                              .2500
       78,040.54                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8154353                              .2500
      429,601.74                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8154355                              .2500
       82,399.81                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8154365                              .2500
      179,845.02                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8154385                              .2500
       35,975.84                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      8154401                              .2500
      151,352.19                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8154429                              .2500
      106,903.27                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8154449                              .2500
       89,519.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8154451                              .2500
       55,159.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8154459                              .2500
      260,801.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8154471                              .2500
       77,506.05                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8154493                              .2500
      298,742.57                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8154515                              .2500
      362,647.18                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8154531                              .2500
      174,856.55                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8154573                              .2500
      227,793.88                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8154581                              .2500
      104,913.93                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8154625                              .2500
      444,607.39                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8154695                              .2500
      122,299.66                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8154741                              .2500
      160,515.48                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8154747                              .2500
      399,238.95                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8154815                              .2500
      383,303.84                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8154823                              .2500
      224,791.60                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8154857                              .2500
      214,201.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8154859                              .2500
      189,647.12                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8154891                              .2500
      147,862.92                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8155017                              .2500
      149,870.85                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8155035                              .2500
      163,448.48                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8155221                              .2500
       95,213.85                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8155223                              .2500
      157,253.52                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8155301                              .2500
      352,381.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8155613                              .2500
       72,934.01                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8155639                              .2500
       86,719.61                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8156107                              .2500
      142,876.88                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8156117                              .2500
      158,852.74                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8156615                              .2500
      247,781.20                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8156753                              .2500
      576,977.94                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8156757                              .2500
      118,797.63                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8156761                              .2500
       84,523.51                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8156829                              .2500
      155,355.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8156847                              .2500
      309,514.88                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8156851                              .2500
      131,639.32                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8156857                              .2500
      219,810.58                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8156877                              .2500
      185,090.50                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8156879                              .2500
      215,704.83                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8157109                              .2500
      279,781.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8157117                              .2500
       66,843.79                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8157131                              .2500
       82,139.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8157145                              .2500
      191,838.70                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8157171                              .2500
      222,003.96                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8157293                              .2500
      145,688.66                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8157511                              .2500
      203,806.43                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8157535                              .2500
      170,270.34                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8157545                              .2500
      142,401.94                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8157551                              .2500
       99,913.90                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8157569                              .2500
      191,822.17                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8157581                              .2500
      268,239.04                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8157595                              .2500
      227,843.09                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8157597                              .2500
      112,403.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8157611                              .2500
      262,262.70                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8157627                              .2500
      343,689.02                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8157633                              .2500
      448,479.97                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8157635                              .2500
      160,854.45                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8157637                              .2500
      297,749.64                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8157645                              .2500
      135,882.91                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8157669                              .2500
      429,601.74                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8157675                              .2500
       49,950.22                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8157697                              .2500
      256,813.99                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8157707                              .2500
      159,851.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8157713                              .2500
      223,797.50                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8157731                              .2500
       84,923.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8157749                              .2500
      139,870.33                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8157777                              .2500
      161,388.85                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8157807                              .2500
      467,597.06                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8157813                              .2500
      245,398.69                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8157815                              .2500
      270,948.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8157827                              .2500
      201,422.13                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8157835                              .2500
      491,565.92                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8157847                              .2500
      201,826.08                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8157851                              .2500
      161,853.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8157881                              .2500
      174,238.47                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8157899                              .2500
       79,836.87                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8157907                              .2500
       62,952.06                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8157915                              .2500
      219,801.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8157947                              .2500
      152,284.03                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8157951                              .2500
      156,604.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8157961                              .2500
      259,759.19                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8157963                              .2500
       84,523.52                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8157973                              .2500
      463,590.63                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8157975                              .2500
      133,878.86                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8157981                              .2500
      116,919.48                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8157983                              .2500
      248,790.81                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8157993                              .2500
      283,149.88                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8158021                              .2500
      109,900.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8158573                              .2500
       58,354.44                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8158611                              .2500
       92,716.11                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8158613                              .2500
      140,126.26                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8158651                              .2500
      195,931.16                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8158663                              .2500
      331,734.50                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8158697                              .2500
      102,511.66                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8158773                              .2500
      398,327.66                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8158923                              .2500
       89,918.64                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8159051                              .2500
      201,257.86                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8159537                              .2500
      275,132.33                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8159547                              .2500
      232,470.48                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8159583                              .2500
      299,722.14                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8159617                              .2500
      136,870.01                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8160171                              .2500
      347,692.97                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8160415                              .2500
      398,630.45                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8160451                              .2500
      279,752.96                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8160703                              .2500
      349,675.84                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160705                              .2500
      324,713.26                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8160709                              .2500
      364,670.03                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8160711                              .2500
      355,678.17                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8160713                              .2500
      367,159.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160715                              .2500
      331,500.05                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8160717                              .2500
      414,615.63                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8160719                              .2500
      359,674.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8160721                              .2500
      387,631.85                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8160723                              .2500
      508,517.04                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8160725                              .2500
      382,662.09                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8160727                              .2500
      484,572.09                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8160729                              .2500
      299,722.14                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160733                              .2500
      427,104.05                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160735                              .2500
      312,717.05                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8160737                              .2500
      362,571.45                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160739                              .2500
      370,639.41                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8160741                              .2500
      357,976.09                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8160745                              .2500
      375,651.75                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160747                              .2500
      345,687.21                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8160749                              .2500
      324,698.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160753                              .2500
      411,530.37                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8160755                              .2500
      327,390.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8160757                              .2500
      341,044.66                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160759                              .2500
      434,192.07                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160761                              .2500
      324,396.37                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160763                              .2500
      309,110.75                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8160765                              .2500
      354,654.96                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8160767                              .2500
      319,696.37                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8160769                              .2500
      474,570.60                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8160771                              .2500
      377,067.03                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8160773                              .2500
      389,275.66                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160775                              .2500
      349,683.59                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8160777                              .2500
      394,606.78                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8160779                              .2500
      351,673.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160781                              .2500
      365,652.72                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8160783                              .2500
      374,644.18                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8160785                              .2500
      329,701.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8160787                              .2500
      346,670.75                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8160789                              .2500
      398,630.45                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160791                              .2500
      475,526.14                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8160793                              .2500
      367,642.32                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8160795                              .2500
      344,695.62                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8160799                              .2500
      402,626.74                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160801                              .2500
      344,680.46                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160803                              .2500
      349,683.59                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8160805                              .2500
      420,600.54                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8160807                              .2500
      323,007.73                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8160809                              .2500
      391,645.62                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8160811                              .2500
      351,673.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160813                              .2500
      473,560.99                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160815                              .2500
      329,694.36                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160817                              .2500
      339,677.39                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8160819                              .2500
      364,661.93                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160821                              .2500
      372,662.81                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8160823                              .2500
      360,166.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160825                              .2500
      374,652.68                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160827                              .2500
      338,878.16                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8160833                              .2500
      324,676.46                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8160835                              .2500
      353,464.30                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8160837                              .2500
      374,652.68                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8160839                              .2500
      355,078.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8160873                              .2500
       92,647.40                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8160975                              .2500
       95,908.91                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8161153                              .2500
      106,306.13                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8161293                              .2500
      209,810.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8161295                              .2500
      277,261.08                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8161331                              .2500
      543,483.83                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8161337                              .2500
      209,823.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8161355                              .2500
       25,182.66                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8161361                              .2500
       52,563.01                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8161369                              .2500
      205,904.45                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8161385                              .2500
      194,844.06                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8161391                              .2500
       25,182.66                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8161423                              .2500
       65,205.09                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8161437                              .2500
      299,722.14                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8161439                              .2500
      126,640.87                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8161479                              .2500
      129,888.07                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8161507                              .2500
      171,851.91                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8161559                              .2500
       82,743.02                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8161579                              .2500
      109,922.37                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8161581                              .2500
      299,722.14                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8161595                              .2500
      164,957.85                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8161631                              .2500
      441,548.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8161651                              .2500
      209,823.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8161661                              .2500
      203,424.70                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8161667                              .2500
      273,496.46                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8161697                              .2500
      149,733.10                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8161711                              .2500
      130,403.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8161715                              .2500
      248,315.58                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8161719                              .2500
       85,428.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8161721                              .2500
       57,544.02                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8161735                              .2500
       44,956.30                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8161763                              .2500
       44,956.38                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8161765                              .2500
       44,957.38                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8161771                              .2500
      209,819.19                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8161863                              .2500
      219,796.23                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8161873                              .2500
      248,315.58                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8161899                              .2500
      491,533.17                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8161933                              .2500
      121,395.39                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8161935                              .2500
       70,440.78                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8161939                              .2500
      228,782.72                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8161943                              .2500
      263,444.30                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8161951                              .2500
      220,495.59                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8161953                              .2500
      141,894.62                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8161987                              .2500
       90,068.72                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8162011                              .2500
      161,347.10                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8162053                              .2500
      119,904.04                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8162131                              .2500
      479,555.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8162135                              .2500
       80,938.36                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8162335                              .2500
      133,881.77                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8162457                              .2500
      166,282.56                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8162867                              .2500
       94,914.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8162897                              .2500
      168,843.47                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8162933                              .2500
      271,777.05                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8162993                              .2500
      286,241.01                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8163031                              .2500
       94,326.70                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8163059                              .2500
      524,513.74                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8163131                              .2500
      224,481.61                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8163141                              .2500
      379,639.44                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8163151                              .2500
      284,798.85                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8163239                              .2500
      320,360.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8163357                              .2500
      287,733.25                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8163499                              .2500
      450,282.19                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8163533                              .2500
      103,908.25                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8163877                              .2500
       83,191.25                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8163885                              .2500
      214,210.84                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8163909                              .2500
       77,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8163929                              .2500
       73,430.26                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8163933                              .2500
      300,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8163939                              .2500
      178,367.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8163989                              .2500
       65,554.85                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8163993                              .2500
      264,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8164011                              .2500
      183,829.58                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8164015                              .2500
      195,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8164021                              .2500
       93,682.14                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8164057                              .2500
      300,421.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8164059                              .2500
      195,814.02                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8164063                              .2500
      155,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8164079                              .2500
      154,170.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8164081                              .2500
      126,374.07                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8164083                              .2500
      237,100.64                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8164093                              .2500
      594,475.05                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8164131                              .2500
       64,946.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8164133                              .2500
      219,796.24                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8164145                              .2500
      178,367.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8164153                              .2500
      149,861.08                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8164163                              .2500
      349,667.91                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8164175                              .2500
      144,875.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8164197                              .2500
      102,961.28                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8164199                              .2500
      118,887.09                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8164215                              .2500
      112,585.33                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8164303                              .2500
      359,658.42                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8164735                              .2500
       80,938.36                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8164811                              .2500
      147,932.71                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8164899                              .2500
      179,866.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8164909                              .2500
      287,720.08                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8164953                              .2500
      184,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8165251                              .2500
      140,395.73                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8165589                              .2500
      186,035.72                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8165611                              .2500
      157,853.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8165619                              .2500
      379,664.74                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8165651                              .2500
      264,760.44                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8165655                              .2500
      123,296.33                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8165779                              .2500
      339,685.09                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8166003                              .2500
      349,675.84                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8166697                              .2500
      271,929.02                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8167063                              .2500
      113,492.22                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8167273                              .2500
      339,692.64                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8167321                              .2500
      243,069.15                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8167451                              .2500
      214,832.28                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8168181                              .2500
      314,142.29                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8168457                              .2500
       76,429.14                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8168481                              .2500
      359,666.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8168485                              .2500
      163,852.44                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8168491                              .2500
      249,768.46                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8168511                              .2500
       62,952.06                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8168515                              .2500
      139,379.90                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8168517                              .2500
      352,673.05                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8168523                              .2500
      190,631.66                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8168549                              .2500
      230,836.96                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8168573                              .2500
      234,768.50                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8168587                              .2500
      304,717.51                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8168599                              .2500
       99,900.45                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8168605                              .2500
      170,856.34                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8168609                              .2500
      369,665.52                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8168611                              .2500
      199,819.19                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8168627                              .2500
       82,931.97                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8168635                              .2500
       78,362.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8168647                              .2500
      169,838.70                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8168649                              .2500
      350,183.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8168691                              .2500
      185,132.49                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8168695                              .2500
       69,946.74                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8168713                              .2500
       74,938.52                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8168723                              .2500
      300,421.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8168733                              .2500
      150,573.14                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8168741                              .2500
      118,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8168773                              .2500
      108,906.16                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8168789                              .2500
      199,827.80                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8168795                              .2500
      117,903.27                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8168797                              .2500
      167,858.86                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8168809                              .2500
      180,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8168811                              .2500
      195,581.46                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8168825                              .2500
      440,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8168827                              .2500
      234,193.19                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8168829                              .2500
       84,983.65                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8168833                              .2500
      117,903.27                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8168835                              .2500
      286,371.25                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8168841                              .2500
      185,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8168857                              .2500
       99,116.66                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8168861                              .2500
       91,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8168877                              .2500
      123,887.91                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8168879                              .2500
      233,808.19                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8168883                              .2500
      244,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8168913                              .2500
       86,919.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8168931                              .2500
       89,520.95                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8168941                              .2500
       56,948.47                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8168945                              .2500
      184,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8168947                              .2500
      141,900.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8168949                              .2500
      136,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8168951                              .2500
      141,800.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8168961                              .2500
       83,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8169013                              .2500
      123,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8169017                              .2500
      103,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8169147                              .2500
      228,153.03                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8169275                              .2500
      338,700.91                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8169645                              .2500
      394,634.15                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8169737                              .2500
      518,507.55                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8169777                              .2500
      227,703.78                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8170191                              .2500
      331,699.86                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8170533                              .2500
      182,826.36                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8170541                              .2500
      173,676.84                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8170615                              .2500
      199,336.47                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8170623                              .2500
      174,841.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8170625                              .2500
      124,082.15                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8170635                              .2500
       80,443.18                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8170703                              .2500
      290,124.46                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8170743                              .2500
      407,631.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8170753                              .2500
      196,300.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8170781                              .2500
       49,165.28                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8170819                              .2500
      433,588.21                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8170845                              .3020
      415,208.50                          .0300
            6.2500                         .0000
            5.9480                         .0000
            5.9180                         .0000
            5.9180                         .0000

      8170971                              .2500
      249,779.43                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8170995                              .2500
      262,773.57                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8171051                              .3020
      479,544.55                          .0300
            6.2500                         .0000
            5.9480                         .0000
            5.9180                         .0000
            5.9180                         .0000

      8171065                              .2500
      393,626.15                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8171073                              .3020
      509,329.08                          .0300
            6.2500                         .0000
            5.9480                         .0000
            5.9180                         .0000
            5.9180                         .0000
1



      8171087                              .3020
      515,522.08                          .0730
            6.3750                         .0000
            6.0730                         .0000
            6.0000                         .0000
            6.0000                         .0000

      8171097                              .3020
      463,570.24                          .0730
            6.3750                         .0000
            6.0730                         .0000
            6.0000                         .0000
            6.0000                         .0000

      8171099                              .3020
      241,292.07                          .0800
            6.7500                         .0000
            6.4480                         .0000
            6.3680                         .0000
            6.0000                         .3680

      8171215                              .2500
      174,625.99                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8171223                              .2500
      358,167.96                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8171233                              .2500
      125,886.09                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8171239                              .3020
      224,796.59                          .0800
            6.5000                         .0000
            6.1980                         .0000
            6.1180                         .0000
            6.0000                         .1180

      8171255                              .3020
      443,578.71                          .0300
            6.2500                         .0000
            5.9480                         .0000
            5.9180                         .0000
            5.9180                         .0000
1



      8171265                              .3020
      440,401.51                          .0800
            6.5000                         .0000
            6.1980                         .0000
            6.1180                         .0000
            6.0000                         .1180

      8171273                              .3020
      394,134.61                          .0730
            6.3750                         .0000
            6.0730                         .0000
            6.0000                         .0000
            6.0000                         .0000

      8171291                              .3020
      499,048.69                          .0300
            6.2500                         .0000
            5.9480                         .0000
            5.9180                         .0000
            5.9180                         .0000

      8171351                              .3020
      343,696.50                          .0800
            6.6250                         .0000
            6.3230                         .0000
            6.2430                         .0000
            6.0000                         .2430

      8171353                              .2500
      439,332.51                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8171365                              .2500
      174,833.95                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8171371                              .2500
      179,913.22                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8171417                              .2500
      376,829.24                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8171439                              .2500
      399,638.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8171491                              .2500
      287,752.04                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8171603                              .2500
      126,008.73                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8171653                              .2500
      187,725.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8171655                              .2500
      496,528.43                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8171687                              .2500
      363,654.62                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8171731                              .2500
      103,903.68                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8171743                              .2500
      170,353.20                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8171817                              .2500
      142,121.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8171945                              .2500
      199,814.76                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8172411                              .2500
      210,818.33                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8172537                              .2500
      166,859.70                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8172611                              .2500
      129,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8172663                              .2500
      114,922.84                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      8172667                              .2500
      161,863.91                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8172691                              .2500
      158,866.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8172767                              .2500
       78,537.15                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8173187                              .2500
      247,775.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8173239                              .2500
      349,365.47                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8174185                              .2500
      114,900.99                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8174189                              .2500
      139,879.46                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8175545                              .2500
      260,545.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8175879                              .2500
      190,232.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8175883                              .2500
      139,182.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8175889                              .2500
      359,674.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8175897                              .2500
      383,652.86                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8175903                              .2500
      192,350.95                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8175919                              .2500
      192,575.75                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8176015                              .2500
      258,516.08                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8176065                              .2500
      367,675.32                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8176087                              .2500
      332,698.96                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8176117                              .2500
      347,669.80                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8176123                              .2500
      472,572.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8176133                              .2500
      159,855.36                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8176169                              .2500
      499,525.59                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8176173                              .2500
      159,862.24                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8176183                              .2500
      133,526.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8176215                              .2500
      139,074.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8178465                              .2500
       90,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8178693                              .2500
      171,832.83                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8179067                              .2500
      550,577.09                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8179573                              .2500
      257,078.47                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8179673                              .2500
      199,814.76                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8179677                              .2500
      141,868.48                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8179703                              .2500
      153,525.63                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8179707                              .2500
      308,706.80                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8179735                              .2500
      355,670.27                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8179743                              .2500
      119,782.45                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8179773                              .2500
      274,739.07                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8179787                              .2500
      371,716.93                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8179815                              .2500
       99,659.82                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8179899                              .2500
       21,600.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8179903                              .2500
       61,157.89                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8179907                              .2500
       40,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8179917                              .2500
      209,844.15                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8179919                              .2500
      139,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8179937                              .2500
      210,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8179961                              .2500
      312,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8179965                              .2500
      215,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8179977                              .2500
      245,788.20                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8179985                              .2500
      456,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8179989                              .2500
       58,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8179997                              .2500
       45,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8180001                              .2500
      198,316.15                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8180017                              .2500
       90,640.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8180059                              .2500
      210,418.68                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8180085                              .2500
      124,084.96                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180087                              .2500
      165,949.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8180091                              .2500
      162,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8180097                              .2500
       21,650.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8180101                              .2500
       94,288.27                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8180149                              .2500
      122,289.35                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8180191                              .2500
      186,826.80                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180193                              .2500
      109,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8180195                              .2500
      192,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8180197                              .2500
      124,692.55                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8180201                              .2500
      229,287.44                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180215                              .2500
       71,853.91                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8180217                              .2500
       93,970.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8180221                              .2500
      102,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8180229                              .2500
       50,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8180231                              .2500
      202,212.54                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180249                              .2500
       55,456.70                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8180293                              .2500
       35,971.92                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8180301                              .2500
       50,960.22                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8180343                              .2500
      269,809.43                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8180459                              .2500
      181,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8180499                              .2500
       63,545.24                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8180513                              .2500
       74,725.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8180515                              .2500
       98,325.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8180521                              .2500
      100,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180553                              .2500
      332,499.15                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8180567                              .2500
      171,041.43                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180569                              .2500
      387,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8180587                              .2500
      227,788.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180591                              .2500
      128,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8180593                              .2500
      192,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180609                              .2500
      238,299.63                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8180623                              .2500
      124,886.99                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8180641                              .2500
      301,720.29                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180643                              .2500
      185,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180647                              .2500
      599,444.28                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180651                              .2500
      382,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180653                              .2500
      247,781.20                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8180655                              .2500
       79,927.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8180669                              .2500
      127,887.07                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8180673                              .2500
      189,612.58                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8180715                              .2500
      129,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8180729                              .2500
      150,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180739                              .2500
      327,000.99                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8180747                              .2500
      120,887.93                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180775                              .2500
      197,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8180777                              .2500
      159,825.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180797                              .2500
      408,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8180825                              .2500
      228,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8180829                              .2500
      259,759.19                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180837                              .2500
      213,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8180841                              .2500
      128,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8180853                              .2500
       85,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8180871                              .2500
      258,765.86                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8180925                              .2500
      248,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8180939                              .2500
      277,748.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8180963                              .2500
      195,850.86                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8181253                              .2500
      100,404.64                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8181291                              .2500
      151,944.93                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8181331                              .2500
       56,953.28                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8181333                              .2500
      211,812.96                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8181375                              .2500
      195,644.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8181585                              .2500
      161,849.96                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8181615                              .2500
      263,039.49                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8181661                              .2500
      299,735.32                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8181663                              .2500
      249,768.46                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8181669                              .2500
      372,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8181711                              .2500
      399,511.33                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8181743                              .2500
      289,737.83                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8181745                              .2500
      287,733.25                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8181761                              .2500
       97,907.02                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8181819                              .2500
      183,729.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8181823                              .2500
      251,766.60                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8181891                              .2500
      499,536.90                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8182213                              .2500
      364,162.40                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8182291                              .2500
       77,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8182343                              .2500
      138,874.35                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8182347                              .2500
      150,264.03                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8182431                              .2500
      334,904.26                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8182529                              .2500
       78,834.03                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8182781                              .2500
      167,709.91                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8182843                              .2500
       63,947.54                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8182895                              .2500
      208,606.61                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8182917                              .2500
      107,902.37                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8182939                              .2500
      289,744.14                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8182943                              .2500
      286,927.49                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8182945                              .2500
      151,872.30                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8182949                              .2500
      144,862.42                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8182951                              .2500
      211,812.96                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8182957                              .2500
      161,838.73                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8182959                              .2500
      294,926.59                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8182961                              .2500
      254,746.15                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8182963                              .2500
      232,773.54                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8182965                              .2500
      243,784.72                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8182967                              .2500
      502,534.12                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8182969                              .2500
       69,938.24                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8182971                              .2500
      299,701.35                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8182975                              .2500
      234,792.67                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8182981                              .2500
      133,866.60                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8182983                              .2500
      119,386.62                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8182985                              .2500
      207,802.64                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8182987                              .2500
       78,421.85                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8182989                              .2500
      192,617.07                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8182995                              .2500
      188,829.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8182999                              .2500
      101,903.22                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8183003                              .2500
      621,923.44                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183007                              .2500
      246,754.11                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8183011                              .2500
      141,465.64                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8183019                              .2500
      216,803.83                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8183027                              .2500
      300,434.69                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8183031                              .2500
      539,511.83                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8183039                              .2500
      278,728.83                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8183053                              .2500
      300,421.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183057                              .2500
      149,861.07                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183063                              .2500
      199,319.65                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8183071                              .2500
       92,418.39                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8183079                              .2500
      206,058.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183083                              .2500
       74,930.54                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8183095                              .2500
      109,887.85                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8183097                              .2500
      300,393.42                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8183101                              .2500
      401,627.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183107                              .2500
      198,820.10                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8183115                              .2500
       93,793.53                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8183117                              .2500
      300,400.65                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8183119                              .2500
      268,944.57                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8183121                              .2500
      611,433.17                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8183123                              .2500
      102,400.38                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8183133                              .2500
      353,679.98                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8183135                              .2500
      279,740.66                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183139                              .2500
      300,421.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183141                              .2500
      383,644.34                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183147                              .2500
      128,874.62                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8183153                              .2500
      228,766.53                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8183155                              .2500
      249,762.79                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8183159                              .2500
      331,677.31                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8183163                              .2500
      194,819.39                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183169                              .2500
      524,547.99                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8183171                              .2500
      479,555.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183173                              .2500
      164,857.94                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8183175                              .2500
      299,701.35                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8183189                              .2500
      196,808.53                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8183193                              .2500
       85,518.78                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8183195                              .2500
      280,258.49                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8183197                              .2500
      285,241.90                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8183199                              .2500
      191,359.31                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8183203                              .2500
      201,821.78                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8183205                              .2500
      163,848.10                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183207                              .2500
      300,400.65                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8183211                              .2500
      134,877.96                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8183213                              .2500
      237,774.17                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8183217                              .2500
      229,792.07                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8183219                              .2500
      436,604.94                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8183221                              .2500
      168,843.47                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183223                              .2500
       75,684.78                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8183225                              .2500
      253,265.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183227                              .2500
      299,708.42                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8183229                              .2500
       87,628.11                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8183231                              .2500
      261,763.15                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8183233                              .2500
      178,830.16                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8183237                              .2500
      128,139.58                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8183239                              .2500
      209,800.74                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8183241                              .2500
      219,496.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183243                              .2500
      232,778.92                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8183245                              .2500
      156,861.48                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8183251                              .2500
      209,800.74                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8183255                              .2500
      299,722.14                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8183257                              .2500
      154,856.44                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183263                              .2500
      299,722.14                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183265                              .2500
      243,534.94                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8183267                              .2500
      299,715.35                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8183275                              .2500
      119,888.86                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183277                              .2500
      269,755.92                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8183279                              .2500
       82,923.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183293                              .2500
      400,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8183337                              .2500
      300,421.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183419                              .2500
      285,647.76                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8183465                              .2500
      151,090.57                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8183575                              .2500
      239,766.73                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8183591                              .2500
      105,202.47                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8183881                              .2500
      199,328.24                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8184011                              .2500
      335,681.19                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8184013                              .2500
      293,721.04                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8184171                              .2500
      599,444.28                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8184211                              .2500
      256,667.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8184261                              .2500
      238,904.01                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8184263                              .2500
      117,882.53                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8184269                              .2500
      209,505.77                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8184271                              .2500
      590,425.58                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8184493                              .2500
      112,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8184635                              .2500
      411,618.41                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8184639                              .2500
       72,200.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8184645                              .2500
      432,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8184649                              .2500
      154,869.78                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8184665                              .2500
      351,666.01                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8184667                              .2500
       99,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8184673                              .2500
      127,193.05                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8184675                              .2500
      146,264.40                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8184697                              .2500
       87,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8184701                              .2500
      212,448.30                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8184705                              .2500
      400,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8184709                              .2500
       66,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8184719                              .2500
      120,895.83                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8184737                              .2500
      160,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8184745                              .2500
       52,800.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8184747                              .2500
      180,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8184751                              .2500
      249,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8184757                              .2500
      130,790.03                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8184759                              .2500
      125,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8184771                              .2500
      148,206.17                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8184797                              .2500
      182,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8184807                              .2500
       78,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8184813                              .2500
      108,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8184815                              .2500
      134,900.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8184817                              .2500
       53,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8184819                              .2500
       50,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8184829                              .2500
       58,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8184839                              .2500
       65,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8184847                              .2500
       68,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8184857                              .2500
       94,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8184891                              .2500
      298,136.73                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8184935                              .2500
      184,628.84                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8184945                              .2500
      159,851.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8185453                              .2500
      223,466.67                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8185463                              .2500
      165,446.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8185495                              .2500
      239,226.73                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8185597                              .2500
      114,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8185907                              .2500
      463,600.50                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186005                              .2500
      603,955.28                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186009                              .2500
      394,533.44                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186013                              .2500
      398,405.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8186015                              .2500
      128,099.21                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186019                              .2500
      217,165.06                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186031                              .2500
       69,869.99                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186035                              .2500
       99,854.78                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186039                              .2500
      206,984.06                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186041                              .2500
      253,504.98                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8186049                              .2500
      167,399.39                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8186053                              .2500
      113,829.69                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8186059                              .2500
      187,690.90                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186065                              .2500
      113,803.13                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186071                              .2500
       95,842.14                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186077                              .2500
      316,425.29                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186083                              .2500
      178,698.36                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186089                              .2500
      356,982.49                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186095                              .2500
      142,929.03                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186101                              .2500
      191,643.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8186107                              .2500
      109,636.14                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186121                              .2500
       53,107.26                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186127                              .2500
       89,852.01                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186133                              .2500
      354,819.05                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186139                              .2500
       27,961.33                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8186145                              .2500
      276,387.70                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8186151                              .2500
       50,872.67                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186157                              .2500
       84,197.08                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8186165                              .2500
      119,493.28                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186171                              .2500
      148,916.11                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8186179                              .2500
      158,040.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186187                              .2500
      511,636.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186195                              .2500
       59,307.04                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186203                              .2500
       59,307.04                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186211                              .2500
       59,837.34                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      8186219                              .2500
      198,246.91                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8186229                              .2500
       91,798.93                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186237                              .2500
       99,831.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186247                              .2500
      143,390.44                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186255                              .2500
      451,160.48                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186261                              .2500
      119,792.78                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186267                              .2500
       70,078.78                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186279                              .2500
      479,285.29                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186283                              .2500
      149,734.57                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8186287                              .2500
      122,787.60                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186291                              .2500
      106,969.38                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186297                              .2500
       54,816.54                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186303                              .2500
       54,818.02                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186307                              .2500
       71,146.52                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186313                              .2500
      218,630.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186317                              .2500
      163,539.47                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186319                              .2500
       81,478.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8186323                              .2500
       87,848.03                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186327                              .2500
      150,675.53                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186333                              .2500
      156,654.68                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186337                              .2500
      179,601.74                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186343                              .2500
      149,670.69                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186347                              .2500
      395,256.59                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186351                              .2500
      150,349.26                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186355                              .2500
       47,534.26                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450
1



      8186359                              .2500
      255,547.02                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186363                              .2500
       75,875.04                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186367                              .2500
      221,224.63                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8186371                              .2500
      242,629.02                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8186375                              .2500
      130,779.25                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186379                              .2500
      448,966.42                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8186385                              .2500
      139,727.15                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8186389                              .2500
      168,229.29                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8186393                              .2500
      159,723.71                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186397                              .2500
      104,605.34                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186405                              .2500
      147,995.07                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      8186413                              .2500
      130,686.08                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186415                              .2500
      183,689.95                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186425                              .2500
      197,705.18                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186427                              .2500
      298,958.45                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186431                              .2500
      231,402.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8186435                              .2500
       79,747.98                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8186439                              .2500
      269,556.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186443                              .2500
      163,595.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186447                              .2500
      103,017.38                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186451                              .2500
       39,143.06                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186455                              .2500
      348,536.69                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186459                              .2500
      514,043.48                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186467                              .2500
      187,683.20                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8186473                              .2500
      189,513.24                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186477                              .2500
      369,435.19                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8186481                              .2500
       92,654.78                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186485                              .2500
      121,288.69                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186489                              .2500
      134,722.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186493                              .2500
      138,554.39                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186497                              .2500
      131,782.97                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186501                              .2500
      122,732.44                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8186505                              .2500
      346,585.65                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186509                              .2500
      291,507.95                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186513                              .2500
       97,996.40                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186517                              .2500
       92,328.20                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186521                              .2500
      566,417.17                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186525                              .2500
      256,088.54                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8186529                              .2500
       36,423.17                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186533                              .2500
      132,880.28                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8186537                              .2500
      182,418.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186541                              .2500
      196,468.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186545                              .2500
      157,727.15                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186549                              .2500
       60,332.26                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186559                              .2500
      531,011.90                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186563                              .2500
      324,465.63                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186569                              .2500
      110,988.43                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8186571                              .2500
      296,933.97                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8186575                              .2500
      100,634.26                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186585                              .2500
      378,809.73                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186589                              .2500
      132,560.06                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186593                              .2500
       98,646.07                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8186597                              .2500
       67,399.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186601                              .2500
      375,284.61                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8186605                              .2500
      291,395.94                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186609                              .2500
      114,631.86                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8186611                              .2500
      364,322.07                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186613                              .2500
       29,864.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186615                              .2500
      118,384.98                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186617                              .2500
       76,364.63                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186619                              .2500
      111,811.26                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186621                              .2500
       42,922.05                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186623                              .2500
       41,533.26                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8186625                              .2500
      212,604.37                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8186629                              .2500
      191,643.40                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186631                              .2500
      239,564.88                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186633                              .2500
      105,821.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186635                              .2500
      146,003.56                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186637                              .2500
      183,807.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186639                              .2500
      163,403.22                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186641                              .2500
       39,093.14                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186643                              .2500
      179,665.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8186645                              .2500
      149,619.76                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186647                              .2500
       84,542.68                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186649                              .2500
      295,748.98                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186651                              .2500
      126,796.10                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8186653                              .2500
      325,739.43                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186655                              .2500
      119,593.24                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186657                              .2500
      297,853.10                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8186659                              .2500
       94,991.98                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8186661                              .2500
       94,991.98                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186663                              .2500
      151,435.84                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186665                              .2500
       74,849.53                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186667                              .2500
      204,628.35                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186669                              .2500
      100,796.92                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186671                              .2500
      100,796.92                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186673                              .2500
      187,691.92                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8186675                              .2500
      158,784.48                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8186677                              .2500
      150,533.17                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186681                              .2500
       48,930.59                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8186683                              .2500
      499,136.58                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186685                              .2500
      126,012.28                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186687                              .2500
       99,788.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186691                              .2500
      112,332.49                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186693                              .2500
      159,730.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186695                              .2500
      354,166.71                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8186697                              .2500
      103,279.43                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8186699                              .2500
      154,313.17                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8186701                              .2500
       32,798.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186703                              .2500
      117,316.12                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186705                              .2500
       99,843.51                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186707                              .2500
      231,609.06                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186709                              .2500
      371,003.75                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186711                              .2500
       63,545.34                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8186713                              .2500
      364,694.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186715                              .2500
      147,928.07                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8186717                              .2500
       62,097.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186721                              .2500
      159,652.92                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186723                              .2500
      391,306.39                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186725                              .2500
      319,459.77                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186727                              .2500
       37,846.90                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186729                              .2500
      267,361.19                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8186731                              .2500
      163,687.07                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186733                              .2500
      155,537.45                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186735                              .2500
      278,541.27                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186737                              .2500
       90,128.18                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8186739                              .2500
       90,128.18                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8186741                              .2500
      115,206.85                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186745                              .2500
       66,306.58                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186747                              .2500
      233,210.85                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8186749                              .2500
       75,637.21                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186751                              .2500
       55,115.72                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8186753                              .2500
       54,316.95                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8186755                              .2500
      242,550.54                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186757                              .2500
       94,834.88                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186759                              .2500
       89,836.82                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186761                              .2500
       54,688.93                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      8186763                              .2500
      114,700.86                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8186765                              .2500
      299,456.11                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186767                              .2500
      115,779.28                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8186769                              .2500
      256,008.58                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8186771                              .2500
      373,737.53                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186773                              .2500
       55,900.90                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186775                              .2500
      123,116.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186777                              .2500
       80,529.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186779                              .2500
      288,458.97                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8186781                              .2500
      271,584.78                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8186783                              .2500
       74,187.88                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8186785                              .2500
      103,829.02                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186787                              .2500
       82,876.42                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186811                              .2500
      258,530.45                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186851                              .2500
       92,834.99                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186853                              .2500
      284,277.12                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186855                              .2500
      356,826.72                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8186857                              .2500
       67,389.02                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186859                              .2500
       89,852.01                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186861                              .2500
      271,342.28                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8186863                              .2500
      115,727.44                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186865                              .2500
      249,537.11                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186867                              .2500
       77,755.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186869                              .2500
       62,906.19                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186871                              .2500
       46,830.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8186873                              .2500
      186,721.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186877                              .2500
       44,333.87                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186881                              .2500
       41,334.63                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186883                              .2500
       38,935.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186885                              .2500
      519,079.89                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186891                              .2500
      113,408.56                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186895                              .2500
      146,103.38                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186897                              .2500
      287,581.78                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8186899                              .2500
      168,700.96                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186901                              .2500
       98,971.79                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186903                              .2500
      554,967.32                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186905                              .2500
       59,399.73                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186907                              .2500
       88,511.27                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186909                              .2500
      155,723.96                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186911                              .2500
      107,826.75                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8186913                              .2500
       67,112.53                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8186915                              .2500
       95,706.09                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186917                              .2500
      118,978.59                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186919                              .2500
      100,642.24                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186921                              .2500
       68,300.66                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186923                              .2500
       58,415.05                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186925                              .2500
      143,665.34                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186927                              .2500
      187,698.18                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8186929                              .2500
       35,033.21                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8186931                              .2500
      307,552.73                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186933                              .2500
       87,844.27                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186935                              .2500
       99,063.26                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8186939                              .2500
      116,710.59                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186941                              .2500
      105,394.20                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8186943                              .2500
      134,761.11                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186945                              .2500
      139,733.62                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8186947                              .2500
       86,111.63                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8186949                              .2500
      388,977.13                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186953                              .2500
      170,751.68                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186957                              .2500
       76,289.05                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186959                              .2500
      177,692.62                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186961                              .2500
      399,292.21                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186965                              .2500
       96,241.48                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186967                              .2500
      207,924.10                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186969                              .2500
      117,791.20                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8186973                              .2500
      122,617.15                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186975                              .2500
      105,109.10                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8186977                              .2500
      211,192.86                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8186979                              .2500
      133,540.67                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8186981                              .2500
      195,677.73                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8186983                              .2500
      101,075.15                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8186985                              .2500
      365,851.51                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8186987                              .2500
      355,454.41                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8186989                              .2500
       98,852.58                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186991                              .2500
      111,833.22                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8186993                              .2500
      648,792.75                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8186995                              .2500
      303,637.49                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8187001                              .2500
      344,374.53                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8187003                              .2500
      198,380.84                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8187005                              .2500
      179,590.82                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8187007                              .2500
       69,419.04                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8187009                              .2500
      355,338.79                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8187011                              .2500
      132,581.64                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8187013                              .2500
      118,794.50                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8187015                              .2500
       74,860.69                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8187017                              .2500
      221,217.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8187019                              .2500
      103,845.14                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8187021                              .2500
       42,722.39                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8187023                              .2500
      121,002.22                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700
1



      8187027                              .2500
       79,839.47                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8187029                              .2500
      179,665.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8187031                              .2500
      118,375.19                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8187033                              .2500
      113,308.73                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8187035                              .2500
       94,865.45                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8187037                              .2500
      173,300.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8187039                              .2500
       97,477.20                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8187045                              .2500
      646,908.08                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8187049                              .2500
       95,841.94                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8187051                              .2500
       68,241.01                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8187053                              .2500
       79,423.73                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8187055                              .2500
       48,516.08                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8187057                              .2500
       61,096.88                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8187059                              .2500
       54,393.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8187061                              .2500
      132,522.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8187063                              .2500
      160,821.82                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8187065                              .2500
      323,699.91                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8187067                              .2500
       82,856.67                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8187071                              .2500
       49,925.55                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8187073                              .2500
      119,933.43                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8187075                              .2500
      106,245.49                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8187077                              .2500
      149,322.31                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8187141                              .2500
      272,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8187999                              .2500
      229,398.46                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8188001                              .2500
      235,611.97                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8188003                              .2500
      386,967.33                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8188005                              .2500
       63,073.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8188009                              .2500
      201,547.42                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8188013                              .2500
      149,721.40                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8188023                              .2500
      147,750.60                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8188025                              .2500
      419,156.28                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8188033                              .2500
       73,104.49                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8188039                              .2500
      351,346.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8188041                              .2500
      374,303.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8188043                              .2500
      399,680.12                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8188053                              .2500
      159,730.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8188057                              .2500
      348,067.81                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8188101                              .2500
      112,154.42                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8188107                              .2500
      143,181.26                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8188109                              .2500
      339,116.83                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8188111                              .2500
      155,623.49                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8188115                              .2500
      233,449.04                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8188117                              .2500
      129,636.88                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8188121                              .2500
      246,972.53                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8188125                              .2500
      598,912.24                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8188131                              .2500
      573,967.89                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8188133                              .2500
      314,715.23                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8188135                              .2500
       67,948.26                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8188137                              .2500
       85,522.61                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8188141                              .2500
      333,476.42                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8188207                              .2500
      295,719.15                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8188377                              .2500
      188,325.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8188459                              .2500
      130,390.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8188667                              .2500
      229,729.39                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8188707                              .2500
       85,529.83                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8188735                              .2500
      103,830.53                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8188777                              .2500
      349,705.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8188813                              .2500
       91,914.79                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8188855                              .2500
      135,882.91                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8188923                              .2500
      155,862.36                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8188939                              .2500
      202,112.63                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8188981                              .2500
      427,113.53                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8189079                              .2500
      375,520.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8189095                              .2500
      350,874.72                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8189103                              .2500
      380,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8189257                              .2500
      211,812.96                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8189413                              .2500
      103,905.98                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8189469                              .2500
       55,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8189503                              .2500
       81,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8189519                              .2500
      110,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8189523                              .2500
       86,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8189525                              .2500
      200,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8189553                              .2500
      107,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8189733                              .2500
      136,960.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8189741                              .2500
      349,176.29                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8189773                              .2500
      146,174.04                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8189785                              .2500
      110,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8189793                              .2500
      399,629.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8189799                              .2500
      349,667.91                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8189837                              .2500
      187,046.55                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8189839                              .2500
       64,538.70                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8189973                              .2500
      112,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8189979                              .2500
      144,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8189997                              .2500
      300,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8190003                              .2500
      399,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8190015                              .2500
      195,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8190019                              .2500
      138,407.21                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8190029                              .2500
      258,135.70                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8190033                              .2500
      327,703.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8190035                              .2500
      184,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8190039                              .2500
       36,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8190041                              .2500
      107,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8190047                              .2500
       88,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8190053                              .2500
      447,585.06                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8190057                              .2500
      234,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8190059                              .2500
       69,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8190061                              .2500
      185,250.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8190075                              .2500
      146,250.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8190077                              .2500
      168,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8190093                              .2500
      100,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8190099                              .2500
       76,800.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8190105                              .2500
       57,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8190113                              .2500
      146,700.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8190131                              .2500
      172,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8190133                              .2500
      123,291.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8190139                              .2500
       59,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8190149                              .2500
       66,853.96                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8190151                              .2500
      325,277.45                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8190159                              .2500
      280,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8190171                              .2500
       76,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8190199                              .2500
      284,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8190209                              .2500
      242,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8190217                              .2500
       95,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8190219                              .2500
      334,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8190241                              .2500
      228,750.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8190245                              .2500
       44,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8190255                              .2500
      156,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8190269                              .2500
      139,876.48                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8190271                              .2500
       60,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8190275                              .2500
       74,100.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8190285                              .2500
      356,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8190293                              .2500
      136,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8190295                              .2500
      173,833.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8190297                              .2500
       52,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8190299                              .2500
      121,950.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8190305                              .2500
      499,525.58                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8190309                              .2500
       43,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8190325                              .2500
      285,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8190327                              .2500
      168,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8190371                              .2500
      147,976.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8190377                              .2500
      204,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8190383                              .2500
      584,471.15                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8190395                              .2500
      375,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8190425                              .2500
      150,193.92                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8190537                              .2500
      102,897.46                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8190655                              .2500
      595,697.76                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8190657                              .2500
      319,717.67                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8190685                              .2500
      108,823.14                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8190733                              .2500
      224,786.51                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8190857                              .2500
      391,628.05                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8191105                              .2500
      399,629.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8191371                              .2500
       36,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8191435                              .2500
      145,361.94                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8191667                              .2500
      374,635.52                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8191673                              .2500
      541,797.72                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8191687                              .2500
       94,320.69                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8191691                              .2500
       57,055.46                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8191735                              .2500
      328,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8191889                              .2500
      195,818.46                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8192055                              .2500
       75,534.91                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8192129                              .2500
       77,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8192131                              .2500
      149,276.22                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8192365                              .2500
      106,555.91                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8192449                              .2500
      121,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8192543                              .2500
      485,549.87                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8192573                              .2500
      158,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8192725                              .2500
      279,746.88                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8192775                              .2500
      393,336.09                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8192779                              .2500
      136,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8192781                              .2500
      153,674.53                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8192789                              .2500
      149,728.07                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8192791                              .2500
      102,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8192801                              .2500
      127,393.05                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8192821                              .2500
      217,298.55                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8192889                              .2500
      349,478.86                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8192941                              .2500
      200,809.28                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8192945                              .2500
      158,366.84                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8192971                              .2500
      259,753.31                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8192975                              .2500
      103,912.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8192981                              .2500
      387,640.63                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8193371                              .2500
      139,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8193413                              .2500
      368,482.47                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8193439                              .2500
       79,934.43                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8193531                              .2500
      557,483.18                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8193683                              .2500
      489,111.66                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8193735                              .2500
      549,490.59                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8193783                              .2500
      106,219.11                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8193837                              .2500
      142,191.34                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8194087                              .2500
      448,742.96                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8194273                              .2500
      434,097.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8194393                              .2500
      111,812.70                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8194405                              .2500
      599,430.70                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8194409                              .2500
      250,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8194551                              .2500
      180,640.48                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8194575                              .2500
      144,378.60                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8194587                              .2500
      435,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8194613                              .2500
      318,697.32                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8194731                              .2500
      183,583.89                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8194757                              .2500
      140,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8194855                              .2500
      124,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8194891                              .2500
      199,823.55                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8194907                              .2500
      379,327.63                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8194931                              .2500
      189,328.69                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8194939                              .2500
       57,946.29                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8194961                              .2500
      470,563.76                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8194975                              .2500
       67,452.36                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8195011                              .2500
      263,772.70                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8195097                              .2500
      104,802.62                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8195111                              .2500
      190,645.26                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8195135                              .2500
      204,646.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8195137                              .2500
       70,284.26                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8195171                              .2500
      112,398.30                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8195189                              .2500
      121,214.68                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8195193                              .2500
      315,714.34                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8195195                              .2500
      209,619.29                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8195199                              .2500
      103,415.16                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8195227                              .2500
      421,618.50                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8195233                              .2500
      363,323.93                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8195261                              .2500
      212,616.78                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8195269                              .2500
      272,565.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8195277                              .2500
      389,638.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8195349                              .2500
      459,081.85                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8195379                              .2500
       63,899.86                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8195435                              .2500
       99,108.12                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8195513                              .2500
      355,920.04                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8195525                              .2500
      399,629.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8195541                              .2500
      338,907.95                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8195645                              .2500
       31,450.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8195665                              .2500
      183,833.66                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8195777                              .2500
       84,377.60                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8195783                              .2500
      105,807.84                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8195861                              .2500
      135,888.52                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8195863                              .2500
      185,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8195891                              .2500
       94,361.77                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8195933                              .2500
       43,965.67                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8195969                              .2500
      237,300.47                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8196019                              .2500
      130,379.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8196093                              .2500
      569,484.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8196171                              .2500
      214,301.33                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8196185                              .2500
      270,742.87                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8196737                              .2500
      315,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8196825                              .2500
      180,286.87                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8196919                              .2500
      105,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8197223                              .2500
       58,950.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8197225                              .2500
      150,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8197231                              .2500
       63,750.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8197235                              .2500
       98,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8197241                              .2500
      276,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8197251                              .2500
       71,250.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8197257                              .2500
       72,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8197259                              .2500
       92,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8197261                              .2500
       52,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8197263                              .2500
       61,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8197265                              .2500
       70,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8197267                              .2500
       61,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8197275                              .2500
      431,663.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8197317                              .2500
       40,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8197331                              .2500
      162,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8197341                              .2500
      385,733.66                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8197343                              .2500
      108,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8197353                              .2500
      113,406.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8197381                              .2500
       92,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8197383                              .2500
      366,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8197385                              .2500
      169,850.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8197389                              .2500
      130,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8197391                              .2500
      241,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8197397                              .2500
      107,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8197399                              .2500
      292,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8197409                              .2500
      130,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8197413                              .2500
      450,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8197419                              .2500
      258,002.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8197429                              .2500
      121,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8197439                              .2500
      190,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8197449                              .2500
       73,563.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8197451                              .2500
       65,700.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8197461                              .2500
      144,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8197467                              .2500
       50,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8197471                              .2500
      296,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8197479                              .2500
       56,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8197497                              .2500
       81,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8197501                              .2500
      238,500.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      8197515                              .2500
      111,750.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8197551                              .2500
      116,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8197579                              .2500
      134,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8197595                              .2500
      120,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8197615                              .2500
      140,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8197621                              .2500
       36,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8197643                              .2500
       60,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8197647                              .2500
      134,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8197653                              .2500
      132,300.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8197665                              .2500
       84,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8197671                              .2500
      300,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8197677                              .2500
      379,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8197679                              .2500
      148,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8197701                              .2500
      100,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8197705                              .2500
      332,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8197707                              .2500
       51,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8197709                              .2500
       66,360.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8197711                              .2500
      162,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8197905                              .2500
      131,877.74                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8197907                              .2500
      159,881.26                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8197933                              .2500
      515,522.08                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8197951                              .2500
      414,160.24                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8198011                              .2500
      322,122.42                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8198021                              .2500
      419,620.31                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8198065                              .2500
      150,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8198623                              .5000
      415,245.83                          .0300
            6.5000                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8198751                              .3750
      521,516.52                          .0300
            6.3750                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8198771                              .5000
      371,687.47                          .0800
            6.8750                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8198805                              .3750
      512,524.85                          .0300
            6.3750                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8198839                              .5000
      424,625.02                          .0800
            6.6250                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8198849                              .3750
      399,629.52                          .0300
            6.3750                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8198893                              .5000
      542,764.22                          .0300
            6.5000                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8198969                              .3750
      339,406.25                          .0300
            6.3750                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8200601                              .2500
      415,623.93                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8200915                              .2500
       68,857.18                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8200959                              .2500
      224,806.28                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8200971                              .2500
      200,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8201015                              .2500
      125,883.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8201023                              .2500
      300,167.92                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8201083                              .2500
      349,667.90                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8201085                              .2500
      382,301.20                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8201143                              .2500
      346,854.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8201155                              .2500
      355,634.81                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8201189                              .2500
      313,457.78                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8201195                              .2500
      317,394.95                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8201197                              .2500
      391,645.62                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8201209                              .2500
      469,564.69                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8201311                              .2500
      550,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8201335                              .2500
      422,118.05                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8201351                              .2500
      369,665.51                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8201367                              .2500
      363,646.21                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8201375                              .2500
      357,259.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8201381                              .2500
      365,661.01                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8201401                              .2500
      409,620.26                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8201537                              .2500
      207,649.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8201543                              .2500
      161,857.07                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8201549                              .2500
      300,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8201593                              .2500
      511,537.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8201599                              .2500
       32,025.61                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8201601                              .2500
      142,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8201623                              .2500
       69,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8201683                              .2500
      319,710.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8201693                              .2500
      649,383.26                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8201775                              .2500
      152,661.87                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8201779                              .2500
      300,700.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8201783                              .2500
      239,788.25                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8201791                              .2500
      319,211.17                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8201811                              .2500
      503,566.07                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8201851                              .2500
      111,851.23                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8201939                              .2500
      175,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8201949                              .2500
       67,050.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8201975                              .2500
      130,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8202017                              .2500
       98,903.78                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8202067                              .2500
      170,841.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8202085                              .2500
      199,810.23                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8202099                              .2500
       66,544.04                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8202421                              .2500
      168,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8202759                              .2500
       45,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8202771                              .2500
      120,800.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8202773                              .2500
      165,900.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8202775                              .2500
      165,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8202783                              .2500
       90,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8202789                              .2500
      529,520.87                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8202795                              .2500
      552,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8202801                              .2500
      171,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8202835                              .2500
      203,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8202841                              .2500
      184,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8202855                              .2500
      120,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8202859                              .2500
      540,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8202877                              .2500
      136,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8202879                              .2500
       23,400.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8202895                              .2500
      247,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8202905                              .2500
      399,950.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8202915                              .2500
      308,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8202917                              .2500
      158,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8202921                              .2500
      145,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8202935                              .2500
      166,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8202949                              .2500
      136,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8202955                              .2500
      172,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8202959                              .2500
      136,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8202981                              .2500
       33,300.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8202985                              .2500
       67,200.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8202991                              .2500
      320,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8203015                              .2500
      148,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8203017                              .2500
       61,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8203023                              .2500
      484,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8203049                              .2500
      156,750.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8203057                              .2500
      188,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8203081                              .2500
      495,551.61                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8203107                              .2500
      104,913.93                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8203145                              .2500
      171,840.69                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8203219                              .2500
      360,650.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8203339                              .2500
      132,196.79                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8203341                              .2500
       57,555.07                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8203655                              .2500
       59,948.34                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8203737                              .2500
      536,502.63                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8203819                              .2500
      164,857.94                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8203983                              .2500
      541,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8204005                              .2500
      204,446.35                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8204031                              .2500
      250,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8204055                              .2500
      150,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8204063                              .2500
      252,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8204069                              .2500
      358,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8204073                              .2500
      156,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8204175                              .2500
      197,250.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8204273                              .2500
      137,894.99                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8204279                              .2500
      214,836.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8204291                              .2500
       85,816.61                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8204307                              .2500
      385,134.22                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8204411                              .2500
      263,667.17                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8204507                              .2500
      239,352.25                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8204557                              .2500
      287,733.25                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8204565                              .2500
      519,406.70                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8204677                              .2500
      118,878.67                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8204793                              .2500
      347,685.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8204853                              .2500
      247,786.48                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8204871                              .2500
      157,364.40                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8204875                              .2500
      146,160.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8205051                              .2500
       87,115.24                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8205321                              .2500
       59,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8205351                              .2500
       46,800.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8205389                              .2500
      204,827.78                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8205417                              .2500
      151,875.41                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8205429                              .2500
      384,300.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8205939                              .2500
       75,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8206005                              .2500
       92,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8206053                              .2500
      399,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8206065                              .2500
      130,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8206073                              .2500
       94,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8206075                              .2500
       95,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8206077                              .2500
      202,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8206079                              .2500
      187,200.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8206085                              .2500
      157,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8206095                              .2500
      120,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8206097                              .2500
      373,750.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8206101                              .2500
      312,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8206123                              .2500
       60,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8206137                              .2500
       64,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8206145                              .2500
       83,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8206149                              .2500
       85,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8206163                              .2500
      233,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8206191                              .2500
      172,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8206197                              .2500
      115,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8206211                              .2500
      400,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8206231                              .2500
      192,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8206235                              .2500
      128,250.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8206263                              .2500
       68,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8206269                              .2500
      232,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8206275                              .2500
      146,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8206293                              .2500
      191,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8206295                              .2500
      415,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8206309                              .2500
       41,940.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8206329                              .2500
      129,200.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8206339                              .2500
      375,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8206345                              .2500
      195,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8206347                              .2500
      170,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8206355                              .2500
      400,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8206369                              .2500
       92,950.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8206373                              .2500
       68,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8206377                              .2500
      360,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8206379                              .2500
       78,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8206391                              .2500
      200,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8206417                              .2500
       81,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8206429                              .2500
       53,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8206431                              .2500
       96,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8206451                              .2500
       73,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8206471                              .2500
      490,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8206483                              .2500
      335,350.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8206519                              .2500
      300,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8206585                              .2500
      138,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8206681                              .2500
      164,668.21                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8206707                              .2500
      110,100.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8206739                              .2500
      126,700.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8206793                              .2500
       67,900.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8206803                              .2500
      100,650.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8206827                              .2500
      127,650.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8206837                              .2500
       85,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8206841                              .2500
       84,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8206859                              .2500
       82,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8206911                              .2500
      432,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8206915                              .2500
      167,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8206939                              .2500
       93,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8206941                              .2500
       66,750.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8206973                              .2500
      117,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8206979                              .2500
      269,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8206983                              .2500
      122,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8206999                              .2500
       78,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8207017                              .2500
      135,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8207019                              .2500
      127,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8207029                              .2500
      116,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8207035                              .2500
      119,700.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8207211                              .2500
      100,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8207213                              .2500
      229,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8207287                              .2500
      275,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8207301                              .2500
      117,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8207307                              .2500
       96,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8207311                              .2500
      255,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8207337                              .2500
      144,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8207347                              .2500
      131,889.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8207351                              .2500
       63,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8207381                              .2500
      130,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8207401                              .2500
      117,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8207421                              .2500
      123,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8207539                              .2500
      200,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8207579                              .2500
       47,165.84                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8207989                              .2500
      258,450.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8208067                              .2500
      210,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8208147                              .2500
      223,807.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8208161                              .2500
      436,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8208167                              .2500
      269,755.92                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8208189                              .2500
      299,722.14                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8208207                              .2500
      229,792.07                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8208443                              .2500
      137,625.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8208531                              .2500
      366,660.09                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8208655                              .2500
       91,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8208739                              .2500
      148,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8209171                              .2500
      376,659.18                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8209173                              .2500
      353,579.98                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8209175                              .2500
      313,709.18                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8209177                              .2500
      376,650.82                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8209179                              .2500
      332,691.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8209181                              .2500
      329,679.27                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8209183                              .2500
      399,601.80                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8209185                              .2500
      649,397.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8209187                              .2500
      607,436.87                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8209191                              .2500
      363,396.46                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8209193                              .2500
      363,404.86                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8209371                              .2500
      103,910.46                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8209413                              .2500
      274,500.00                          .0800
            6.7600                         .0000
            6.5100                         .0000
            6.4300                         .0000
            6.0000                         .4300
1



      8209421                              .2500
       40,250.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8209425                              .2500
      321,373.02                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8209657                              .2500
      384,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8209691                              .2500
      399,629.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8209693                              .2500
      400,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8209697                              .2500
       78,200.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8209741                              .2500
      400,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8209791                              .2500
       54,150.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450
1



      8209809                              .2500
      216,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8209811                              .2500
      180,847.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8209817                              .2500
      143,873.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8209823                              .2500
      116,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8209833                              .2500
      116,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8209837                              .2500
      166,856.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8209839                              .2500
       98,908.31                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8209845                              .2500
      650,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8209847                              .2500
      115,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8209859                              .2500
      400,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8209867                              .2500
      163,600.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8209877                              .2500
      207,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8209881                              .2500
       88,350.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8209889                              .2500
      335,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8209901                              .2500
      390,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8209903                              .2500
       78,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8209929                              .2500
       81,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8209949                              .2500
       72,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8209953                              .2500
      323,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8209971                              .2500
       53,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8209973                              .2500
      126,350.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8209983                              .2500
      256,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8209987                              .2500
      247,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8209999                              .2500
      118,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8210003                              .2500
      145,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8210009                              .2500
      510,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8210011                              .2500
      160,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8210019                              .2500
      104,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8210023                              .2500
      200,545.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8210039                              .2500
      227,250.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8210041                              .2500
       65,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8210043                              .2500
       65,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8210045                              .2500
       74,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8210047                              .2500
      155,700.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8210065                              .2500
      134,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8210069                              .2500
      116,550.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8210083                              .2500
      172,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8210095                              .2500
       68,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8210101                              .2500
       77,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8210103                              .2500
      416,250.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8210109                              .2500
       96,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8210115                              .2500
      440,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8210123                              .2500
       60,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8210125                              .2500
      280,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8210127                              .2500
      130,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8210131                              .2500
      112,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8210155                              .2500
      140,250.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8210183                              .2500
      247,786.48                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8210201                              .2500
      144,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8210259                              .2500
      167,851.78                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8210277                              .2500
      111,893.73                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8210343                              .2500
      158,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8210347                              .2500
      148,750.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8210417                              .2500
      401,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8210707                              .2500
      211,798.85                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8210735                              .2500
       59,949.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8210759                              .2500
      316,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8210971                              .2500
      599,444.28                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8211515                              .2500
      264,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8211579                              .2500
      253,100.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8211845                              .2500
       78,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8211903                              .2500
      376,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8211981                              .2500
      261,774.42                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8212065                              .2500
       49,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8212107                              .2500
      351,681.79                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8212235                              .2500
       33,573.79                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8212261                              .2500
      505,892.69                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8212527                              .2500
       99,923.90                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8212781                              .2500
      212,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8212915                              .2500
      386,513.22                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8212947                              .2500
      129,412.78                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      8213007                              .2500
      174,428.08                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8213061                              .2500
      199,823.55                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8213087                              .2500
       51,962.37                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8213099                              .2500
       94,214.75                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8213101                              .2500
      169,826.68                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8213153                              .2500
       99,929.42                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8213165                              .2500
      335,375.95                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8213239                              .2500
       63,892.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8213299                              .2500
      143,579.13                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8213449                              .2500
       57,400.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8213519                              .2500
      320,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8213629                              .2500
      116,894.23                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8213813                              .2500
      275,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8214015                              .2500
      356,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8214017                              .2500
      239,510.62                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8214057                              .2500
      649,397.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8214093                              .2500
      184,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8214149                              .2500
      424,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8214293                              .2500
      179,837.28                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8214457                              .2500
      204,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8214471                              .2500
      224,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8214473                              .2500
       99,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8214481                              .2500
      367,200.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8214531                              .2500
       86,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8214543                              .2500
      168,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8214547                              .2500
       55,900.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8214549                              .2500
      119,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8214555                              .2500
      101,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8214609                              .2500
      159,862.24                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8214857                              .2500
      492,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8214867                              .2500
       82,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8214875                              .2500
      163,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8214881                              .2500
       89,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8214897                              .2500
      225,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8214905                              .2500
      115,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8214959                              .2500
      137,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8214965                              .2500
      162,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8214981                              .2500
      105,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8214993                              .2500
      172,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8214999                              .2500
      118,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8215001                              .2500
      112,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8215017                              .2500
      412,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8215025                              .2500
      114,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8215027                              .2500
       63,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8215029                              .2500
      134,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8215031                              .2500
      134,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8215043                              .2500
       54,900.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8215045                              .2500
       44,100.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8215053                              .2500
      172,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8215057                              .2500
       98,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8215059                              .2500
      144,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8215067                              .2500
      185,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8215097                              .2500
      220,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8215107                              .2500
      205,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8215109                              .2500
      455,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8215115                              .2500
      380,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8215119                              .2500
      399,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8215195                              .2500
       99,913.90                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8215211                              .2500
      345,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8215217                              .2500
      380,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8215265                              .2500
      126,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8215279                              .2500
      398,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8215297                              .2500
      109,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8215301                              .2500
      128,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8215305                              .2500
       67,450.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8215329                              .2500
      146,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8215339                              .2500
       83,200.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8215357                              .2500
      180,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8215379                              .2500
      193,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8215381                              .2500
      280,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8215385                              .2500
      262,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8215395                              .2500
      285,750.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8215399                              .2500
      200,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8215403                              .2500
       94,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8215411                              .2500
      115,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8215413                              .2500
      146,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8215415                              .2500
      131,100.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8215419                              .2500
       76,950.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8215427                              .2500
      420,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8215447                              .2500
      148,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8215503                              .2500
      290,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8215509                              .2500
      140,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8215517                              .2500
      120,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8215519                              .2500
      276,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8215525                              .2500
      127,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8215531                              .2500
      139,992.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8215789                              .2500
       93,375.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8216213                              .2500
       97,236.35                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.0000                        1.7950

      8216257                              .2500
      459,563.53                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8216523                              .2500
       53,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8216589                              .2500
      249,773.99                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8216735                              .2500
      219,450.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8216823                              .2500
      221,350.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8216893                              .2500
      346,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8216903                              .2500
      215,050.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8216915                              .2500
      228,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8217119                              .2500
      210,000.00                          .0800
            6.8000                         .0000
            6.5500                         .0000
            6.4700                         .0000
            6.0000                         .4700
1



      8217447                              .2500
       79,350.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8217813                              .2500
       91,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8217975                              .2500
      175,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8218015                              .2500
      199,858.85                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8218135                              .2500
      257,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8218145                              .2500
      431,000.00                          .0400
            6.2900                         .0000
            6.0400                         .0000
            6.0000                         .0000
            6.0000                         .0000

      8218193                              .2500
      100,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8218221                              .2500
      160,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8218235                              .2500
      248,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8218245                              .2500
      407,631.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8218251                              .2500
       32,400.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8218255                              .2500
      411,618.41                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8218257                              .2500
      212,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8218263                              .2500
       42,300.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8218289                              .2500
       53,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8218293                              .2500
      116,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8218307                              .2500
      180,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8218309                              .2500
      156,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8218315                              .2500
      368,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8218327                              .2500
      205,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8218339                              .2500
       90,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8218345                              .2500
      275,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8218371                              .2500
      179,900.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8218375                              .2500
      153,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8218379                              .2500
      171,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8218381                              .2500
      199,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8218415                              .2500
      103,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8218427                              .2500
       80,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8218433                              .2500
      324,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8218445                              .2500
      370,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8218459                              .2500
       97,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8218461                              .2500
      122,400.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8218467                              .2500
      403,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8218471                              .2500
      383,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8218479                              .2500
      152,800.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8218495                              .2500
       64,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8218503                              .2500
      116,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8218505                              .2500
      153,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8218507                              .2500
      328,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8218513                              .2500
      467,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8218515                              .2500
       93,100.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8218537                              .2500
      257,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8218543                              .2500
       84,600.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8218545                              .2500
      100,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8218555                              .2500
      483,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8218557                              .2500
      120,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8218561                              .2500
      126,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8218563                              .2500
       65,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8218693                              .2500
       67,200.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8218779                              .2500
      242,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8219059                              .2500
       84,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8219099                              .2500
      113,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8219105                              .2500
      378,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8219111                              .2500
      102,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8219119                              .2500
       97,950.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8219195                              .2500
      248,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8219331                              .2500
      291,772.22                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8219363                              .2500
      161,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8219791                              .2500
      119,250.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8219925                              .2500
      148,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8220049                              .2500
      107,700.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8220103                              .2500
      250,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8220259                              .2500
      474,664.75                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8220345                              .2500
      364,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8220563                              .2500
      229,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8220795                              .2500
      214,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8220835                              .2500
      228,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8221043                              .2500
      120,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8221061                              .2500
      125,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8221107                              .2500
      389,192.77                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8221145                              .2500
      147,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8221169                              .2500
      177,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8221201                              .2500
      130,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8221203                              .2500
      256,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8221239                              .2500
      112,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8221543                              .2500
      181,900.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8221555                              .2500
      135,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8221655                              .2500
      110,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8221773                              .2500
       46,150.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8221819                              .2500
       88,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8221875                              .2500
      333,698.06                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8221879                              .2500
      336,723.76                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8221895                              .2500
      102,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8221909                              .2500
      157,221.31                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8221965                              .2500
      268,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8222019                              .2500
      260,985.90                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8222035                              .2500
      154,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8222087                              .2500
      540,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8222091                              .2500
      176,248.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8222247                              .2500
       75,600.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8222415                              .2500
      229,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8222743                              .2500
      102,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8222759                              .2500
      176,248.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8222773                              .2500
      119,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8222777                              .2500
       80,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8222787                              .2500
       90,400.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8222791                              .2500
      324,591.72                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8222795                              .2500
      128,602.07                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8222799                              .2500
      143,890.43                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8222801                              .2500
      148,387.01                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8222819                              .2500
      369,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8222837                              .2500
      184,229.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8222845                              .2500
      176,248.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8222853                              .2500
      500,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8222869                              .2500
      228,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8222903                              .2500
      224,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8222931                              .2500
      333,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8222935                              .2500
       75,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8222941                              .2500
      412,108.61                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8222991                              .2500
      573,750.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8223001                              .5000
      375,660.09                          .0300
            6.5000                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8223011                              .5000
      459,584.15                          .0300
            6.5000                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8223067                              .3750
      319,703.61                          .0300
            6.3750                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8223073                              .5000
      366,699.17                          .0800
            7.0000                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8223085                              .3750
      629,416.49                          .0300
            6.3750                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8223089                              .5000
      425,213.44                          .0800
            6.6250                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8223151                              .2500
      187,867.31                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8223265                              .2500
      352,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8223297                              .2500
      292,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8223331                              .2500
       53,200.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8223373                              .2500
      370,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8223375                              .2500
      493,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8223387                              .2500
       89,936.47                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8223403                              .2500
       92,150.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8223415                              .2500
      183,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8223433                              .2500
       86,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8223449                              .2500
      138,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8223489                              .2500
      292,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8223495                              .2500
      193,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8223521                              .2500
      103,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8223527                              .2500
      174,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8223529                              .2500
      425,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8223531                              .2500
       75,937.70                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8223661                              .2500
      169,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8223677                              .2500
      177,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8223683                              .2500
       63,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8223691                              .2500
      105,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8223733                              .2500
      206,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8223749                              .2500
      128,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8223751                              .2500
       29,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8223753                              .2500
       49,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8223859                              .2500
      140,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8223865                              .2500
      292,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8223867                              .2500
      362,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8223875                              .2500
      269,300.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8223877                              .2500
       47,250.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8223879                              .2500
      343,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8223883                              .2500
      112,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8223885                              .2500
      215,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8223891                              .2500
       67,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8223919                              .2500
      196,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8223927                              .2500
      187,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8223933                              .2500
      362,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8223939                              .2500
      122,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8223943                              .2500
      254,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8223951                              .2500
      153,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8223963                              .2500
      355,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8223971                              .2500
      235,300.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8223973                              .2500
      218,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8223977                              .2500
      195,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8223997                              .2500
      163,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8224005                              .2500
      191,700.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8224007                              .2500
      163,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8224009                              .2500
       72,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8224011                              .2500
       97,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8224017                              .2500
       84,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8224023                              .2500
      165,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8224029                              .2500
      300,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8224033                              .2500
       48,750.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8224049                              .2500
      121,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8224057                              .2500
       86,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8224061                              .2500
      140,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8224063                              .2500
      140,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8224065                              .2500
      121,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8224069                              .2500
       61,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8224075                              .2500
      535,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8224079                              .2500
      252,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8224087                              .2500
      138,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8224097                              .2500
      125,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8224103                              .2500
      380,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8224107                              .2500
      169,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8224125                              .2500
       85,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8224127                              .2500
      100,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8224129                              .2500
      137,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8224133                              .2500
      104,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8224137                              .2500
      152,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8224151                              .2500
      230,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8224157                              .2500
      144,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8224161                              .2500
       95,950.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8224165                              .2500
      171,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8224211                              .2500
       87,280.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8224225                              .2500
      118,300.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8224227                              .2500
       62,400.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8224675                              .2500
      199,215.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8225057                              .2500
      324,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8225157                              .2500
      636,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8225177                              .2500
      202,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8225225                              .2500
      251,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8225237                              .2500
      226,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8225239                              .2500
      427,700.00                          .0800
            6.9200                         .0000
            6.6700                         .0000
            6.5900                         .0000
            6.0000                         .5900
1



      8225245                              .2500
      352,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8225255                              .2500
       91,524.91                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8225263                              .2500
       59,953.19                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8225311                              .2500
      223,960.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8225315                              .2500
      309,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8225331                              .2500
      144,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8225347                              .2500
      352,196.50                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8225351                              .2500
      194,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8225355                              .2500
      186,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8225371                              .2500
      550,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8225381                              .2500
      359,674.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8225385                              .2500
      219,312.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8225411                              .2500
      325,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8225497                              .2500
       69,945.40                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8225505                              .2500
      161,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8225551                              .2500
      181,823.11                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8225599                              .2500
      188,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8225603                              .2500
      143,866.63                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8225649                              .2500
      225,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8225709                              .2500
      158,256.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8225887                              .2500
      180,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8225961                              .2500
      240,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8225981                              .2500
      110,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8226311                              .2500
       80,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8226397                              .2500
      343,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8226451                              .2500
      376,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8226711                              .2500
      544,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8226737                              .2500
       46,150.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8226785                              .2500
      310,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8226923                              .2500
      488,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8226957                              .2500
      650,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8227105                              .2500
      124,950.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8227115                              .2500
       78,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8227135                              .2500
      340,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8227143                              .2500
      200,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8227163                              .2500
      650,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8227191                              .2500
      300,099.80                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8227257                              .2500
      385,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8227265                              .2500
      103,896.47                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8227267                              .2500
      510,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8227653                              .2500
      255,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8227679                              .2500
      100,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8227687                              .2500
      296,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8227705                              .2500
      103,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8227811                              .2500
      276,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8227813                              .2500
      125,396.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8227863                              .2500
       91,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8227891                              .2500
      191,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8227913                              .2500
      212,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8227917                              .2500
       93,456.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8227929                              .2500
      138,700.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8227939                              .2500
      160,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8227951                              .2500
      232,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8227953                              .2500
      415,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8227957                              .2500
       66,600.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8227959                              .2500
      178,900.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8227965                              .2500
      212,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8227967                              .2500
      181,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8227971                              .2500
      116,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8227979                              .2500
      352,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8227997                              .2500
      103,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8227999                              .2500
      348,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8228013                              .2500
      115,466.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8228021                              .2500
       83,250.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8228033                              .2500
       63,750.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8228035                              .2500
      171,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8228043                              .2500
      270,655.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8228599                              .2500
      252,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8228657                              .2500
      399,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8228679                              .2500
      310,400.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8228733                              .2500
      356,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8228749                              .2500
      300,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8228769                              .2500
       97,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8228771                              .2500
      134,900.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8228775                              .2500
      200,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8228781                              .2500
      147,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8228935                              .2500
       65,700.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8228953                              .2500
       78,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8228957                              .2500
      165,900.00                          .0300
            6.1700                         .0000
            5.9200                         .0000
            5.8900                         .0000
            5.8900                         .0000

      8228965                              .2500
      130,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8228977                              .2500
       87,927.86                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8228997                              .2500
      333,023.94                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8229071                              .2500
      384,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8229093                              .2500
      371,450.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8229151                              .2500
      247,725.84                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8229161                              .2500
      436,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8229209                              .2500
      154,872.95                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8229227                              .2500
      105,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8229263                              .2500
      192,498.27                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8229289                              .2500
       51,961.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8229349                              .2500
       89,300.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8229353                              .2500
       68,942.02                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8229413                              .2500
       99,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8229431                              .2500
       74,930.54                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8229443                              .2500
      300,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8229445                              .2500
      386,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8229447                              .2500
      117,488.41                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8229455                              .2500
      340,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8229501                              .2500
      276,044.08                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8229505                              .2500
      300,300.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8229523                              .2500
      167,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8229529                              .2500
      135,885.74                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8229573                              .2500
      278,787.70                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8229575                              .2500
      125,100.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8229589                              .2500
      152,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8229595                              .2500
      168,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8229623                              .2500
      507,540.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8229627                              .2500
      200,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8229653                              .2500
      230,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8229703                              .2500
      134,289.83                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8229717                              .2500
      108,419.48                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8229723                              .2500
      131,520.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8229739                              .2500
      108,419.48                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8229807                              .2500
       75,934.57                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8229845                              .2500
       99,918.02                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8229859                              .2500
      388,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8229969                              .2500
       86,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8230023                              .2500
      110,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8230027                              .2500
      649,492.93                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8230213                              .2500
       94,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8230575                              .2500
      142,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8230589                              .2500
       95,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8230605                              .2500
       83,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8230607                              .2500
      112,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8230609                              .2500
      125,100.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8230731                              .2500
      245,793.33                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8230817                              .2500
      231,890.18                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8230851                              .2500
      164,868.05                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8230859                              .2500
      145,677.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8230893                              .2500
       71,199.71                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8230901                              .2500
      199,756.12                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8230933                              .2500
       56,655.76                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8230937                              .2500
      180,300.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8230943                              .2500
      500,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8230955                              .2500
      212,720.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8230957                              .2500
       80,250.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8230963                              .2500
      410,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8230973                              .2500
       68,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8230975                              .2500
      399,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8230985                              .2500
      600,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8231005                              .2500
      319,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8231011                              .2500
      298,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8231017                              .2500
       98,800.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8231023                              .2500
       46,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8231061                              .2500
      112,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8231071                              .2500
      137,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8231087                              .2500
      306,850.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8231091                              .2500
      162,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8231093                              .2500
      381,163.41                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8231097                              .2500
      134,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8231103                              .2500
      174,300.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8231119                              .2500
      106,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450
1



      8231123                              .2500
       93,750.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8231135                              .2500
      116,250.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8231137                              .2500
      387,631.85                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8231147                              .2500
      112,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8231151                              .2500
      273,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8231171                              .2500
       44,966.60                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8231173                              .2500
       87,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8231179                              .2500
      232,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8231185                              .2500
      174,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8231193                              .2500
      136,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8231199                              .2500
      167,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8231205                              .2500
       67,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8231209                              .2500
      150,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8231217                              .2500
      112,680.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8231225                              .2500
      192,600.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8231235                              .2500
      240,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8231237                              .2500
       36,900.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8231253                              .2500
       88,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8231259                              .2500
      137,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8231267                              .2500
       84,849.59                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8231269                              .2500
       94,912.01                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8231299                              .2500
      162,663.22                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8231301                              .2500
      190,654.81                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8231305                              .2500
       65,648.75                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8231331                              .2500
      393,098.80                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8231335                              .2500
      123,882.34                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8231389                              .2500
       67,949.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8231391                              .2500
       50,042.83                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8231819                              .2500
       40,967.22                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8232115                              .2500
      168,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8232231                              .2500
      251,558.70                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8232397                              .2500
      120,688.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8232541                              .2500
      129,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8232659                              .2500
       92,482.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8232697                              .2500
       92,934.35                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8232803                              .2500
      137,589.87                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8232811                              .2500
       56,655.76                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8232867                              .2500
      123,900.83                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8232913                              .2500
       63,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8233109                              .2500
      210,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8233111                              .2500
      193,824.61                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8233145                              .2500
      143,370.27                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8233149                              .2500
       83,634.70                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8233171                              .2500
       99,920.03                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8233179                              .2500
      112,407.78                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8233181                              .2500
      163,878.28                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8233193                              .2500
      127,379.02                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8233217                              .2500
       71,134.05                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8233227                              .2500
       63,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8233231                              .2500
       86,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8233239                              .2500
      165,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8233257                              .2500
      364,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8233269                              .2500
       95,920.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8233271                              .2500
      124,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8233331                              .2500
       76,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8233335                              .2500
      108,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8233341                              .2500
       76,441.79                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8233355                              .2500
       70,139.56                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8233357                              .2500
       92,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8233375                              .2500
       85,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8233381                              .2500
      111,850.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8233453                              .2500
      140,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8233699                              .2500
      150,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8233767                              .2500
      185,712.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8233845                              .2500
       49,961.95                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8233923                              .2500
      185,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8233939                              .2500
      134,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8234009                              .2500
      150,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8234259                              .2500
      149,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8234373                              .2500
      120,375.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8234441                              .2500
      111,850.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8234811                              .2500
       70,800.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8234819                              .2500
       76,300.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8234831                              .2500
      178,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8234855                              .2500
      158,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8234869                              .2500
      180,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8234871                              .2500
      138,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8234875                              .2500
       68,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8234877                              .2500
       64,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8234903                              .2500
      487,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8234911                              .2500
       69,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8234913                              .2500
       79,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8234921                              .2500
      161,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8234941                              .2500
       70,800.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8234955                              .2500
      109,788.84                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8234963                              .2500
      400,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8234973                              .2500
      396,647.95                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8234977                              .2500
      102,750.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8234981                              .2500
      215,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8234983                              .2500
      247,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8234991                              .2500
      392,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8234995                              .2500
      205,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8235007                              .2500
      164,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8235009                              .2500
      116,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8235017                              .2500
      150,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8235029                              .2500
       83,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450
1



      8235031                              .2500
      135,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8235035                              .2500
      177,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8235045                              .2500
      272,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8235049                              .2500
      123,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8235051                              .2500
      106,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8235059                              .2500
       65,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8235063                              .2500
      384,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8235067                              .2500
      100,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8235069                              .2500
      125,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8235071                              .2500
      300,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8235079                              .2500
       80,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8235087                              .2500
      165,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8235091                              .2500
      116,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8235099                              .2500
      104,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8235101                              .2500
       64,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8235143                              .2500
      177,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8235173                              .2500
      103,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8235179                              .2500
       73,710.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8235191                              .2500
      195,755.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8235195                              .2500
      209,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8235197                              .2500
       73,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8235221                              .2500
      425,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8235225                              .2500
      110,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8235235                              .2500
      239,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8235239                              .2500
       69,300.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8235247                              .2500
      416,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8235261                              .2500
      440,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8235263                              .2500
       59,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8235269                              .2500
      165,300.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8235273                              .2500
      525,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8235281                              .2500
      156,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8235293                              .2500
      137,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8235303                              .2500
      235,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8235313                              .2500
      384,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8235315                              .2500
      340,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8235323                              .2500
      135,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8235327                              .2500
      161,600.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8235331                              .2500
       68,800.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8235337                              .2500
       51,226.92                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8235343                              .2500
      326,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8235351                              .2500
      345,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8235365                              .2500
      203,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8235383                              .2500
      139,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8235401                              .2500
      100,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8235419                              .2500
      173,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8235427                              .2500
       97,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8235431                              .2500
      158,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8235433                              .2500
       63,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8235435                              .2500
       57,950.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8235437                              .2500
       80,930.27                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8235453                              .2500
      106,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8235463                              .2500
       67,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8235479                              .2500
      397,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8235489                              .2500
       75,900.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8235493                              .2500
      348,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8235509                              .2500
      208,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8235511                              .2500
      130,750.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8235515                              .2500
       81,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8235519                              .2500
      182,546.51                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8235537                              .2500
       46,400.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8235547                              .2500
      214,219.87                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8235549                              .2500
      552,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8235793                              .2500
      114,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8236435                              .2500
      348,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8236439                              .2500
      105,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8236447                              .2500
      355,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8236451                              .2500
      236,425.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8236575                              .2500
       80,910.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8236617                              .2500
      171,865.83                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8236735                              .2500
      101,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8236783                              .2500
      315,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8236977                              .2500
      160,854.45                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8237021                              .2500
      132,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8237031                              .2500
      136,300.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237063                              .2500
      114,102.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8237225                              .2500
       56,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8237227                              .2500
      140,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237271                              .2500
      125,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8237413                              .2500
      139,385.65                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8237417                              .2500
       90,090.32                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8237421                              .2500
       43,963.03                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237427                              .2500
       36,369.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237431                              .2500
      108,409.30                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237435                              .2500
       80,432.70                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237439                              .2500
      141,322.13                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237443                              .2500
      149,564.67                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237447                              .2500
      409,646.99                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8237451                              .2500
      110,559.32                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8237457                              .2500
      141,169.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8237461                              .2500
      223,622.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237467                              .2500
      435,596.17                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8237475                              .2500
      447,207.28                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8237477                              .2500
      351,342.23                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8237481                              .2500
      237,615.62                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237485                              .2500
       33,174.09                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8237489                              .2500
       71,058.55                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8237499                              .2500
       53,516.11                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8237501                              .2500
      285,006.99                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8237509                              .2500
       91,914.78                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8237521                              .2500
      220,137.45                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8237527                              .2500
      251,575.35                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237529                              .2500
      649,412.38                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237539                              .2500
      499,177.91                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8237545                              .2500
      168,147.85                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8237549                              .2500
      269,768.67                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8237553                              .2500
      241,898.20                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8237557                              .2500
      649,253.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8237561                              .2500
      247,320.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237565                              .2500
      398,826.80                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237569                              .2500
      247,072.60                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8237573                              .2500
      379,213.76                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8237577                              .2500
      512,884.29                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8237581                              .2500
      273,370.14                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237585                              .2500
      107,919.84                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237589                              .2500
      342,521.01                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237593                              .2500
      166,704.51                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8237597                              .2500
       84,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8237601                              .2500
      358,433.03                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8237605                              .2500
      399,325.97                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237609                              .2500
      542,988.32                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8237615                              .2500
      477,378.27                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8237619                              .2500
      116,442.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8237627                              .2500
      449,602.97                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8237631                              .2500
       83,555.46                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8237635                              .2500
      193,016.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8237639                              .2500
       83,920.29                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8237643                              .2500
      380,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237645                              .2500
      384,660.32                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8237651                              .2500
      324,491.39                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8237655                              .2500
       67,090.75                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8237659                              .2500
      399,703.14                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237663                              .2500
      231,854.26                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237667                              .2500
       99,902.80                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8237673                              .2500
       75,875.04                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8237677                              .2500
      206,676.06                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8237681                              .2500
      157,234.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8237685                              .2500
      188,718.56                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237689                              .2500
      293,939.67                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8237693                              .2500
       85,339.72                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8237697                              .2500
      336,417.13                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237701                              .2500
      124,364.54                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237705                              .2500
      124,364.54                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237713                              .2500
       46,765.27                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237717                              .2500
      279,754.10                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8237721                              .2500
      530,965.11                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8237727                              .2500
      454,588.67                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237731                              .2500
      142,934.02                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8237735                              .2500
       69,248.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237739                              .2500
       99,913.90                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8237745                              .2500
      249,578.72                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237749                              .2500
      218,040.90                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8237751                              .2500
      243,774.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8237753                              .2500
      399,638.39                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237755                              .2500
      387,422.28                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237757                              .2500
      116,068.08                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8237763                              .2500
      133,405.22                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8237767                              .2500
      143,887.66                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8237771                              .2500
      263,794.05                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8237773                              .2500
      179,924.92                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8237775                              .2500
      338,414.61                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8237781                              .2500
      149,488.97                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237783                              .2500
      445,152.46                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8237787                              .2500
      239,564.88                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237789                              .2500
      260,791.28                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8237791                              .2500
      435,209.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237795                              .2500
      359,562.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237797                              .2500
       45,525.02                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8237799                              .2500
       43,134.04                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8237801                              .2500
      121,510.50                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8237803                              .2500
       89,708.57                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237805                              .2500
      148,204.10                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8237807                              .2500
      215,804.73                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237813                              .2500
       80,240.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237851                              .2500
       80,240.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237853                              .2500
       80,240.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237855                              .2500
      617,600.77                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8237857                              .2500
      279,517.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237859                              .2500
      206,826.09                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8237863                              .2500
      185,223.89                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8237865                              .2500
      109,800.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237869                              .2500
      499,558.86                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8237871                              .2500
      145,483.56                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8237873                              .2500
      224,833.01                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237877                              .2500
      223,034.35                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8237881                              .2500
      351,109.85                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237883                              .2500
      125,712.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237885                              .2500
      115,328.02                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237889                              .2500
      299,553.33                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237891                              .2500
      372,885.89                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8237893                              .2500
       34,374.47                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237895                              .2500
       34,774.17                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8237897                              .2500
       48,760.08                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8237901                              .2500
      215,567.87                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8237905                              .2500
      346,556.56                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8237907                              .2500
      239,953.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8237911                              .2500
      643,417.81                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237913                              .2500
      220,310.15                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8237917                              .2500
      309,719.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237919                              .2500
      309,719.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237955                              .2500
      312,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8237987                              .2500
      245,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8238215                              .2500
      600,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8238227                              .2500
      188,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8238665                              .2500
      190,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8238673                              .2500
      466,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8238689                              .2500
      168,150.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8238695                              .2500
       63,100.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8238705                              .2500
       58,478.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8238713                              .2500
      168,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8238733                              .2500
       52,350.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8238735                              .2500
      150,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8238749                              .2500
       47,250.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8238751                              .2500
       36,950.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8238753                              .2500
       58,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8238757                              .2500
      440,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8238763                              .2500
      136,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8238773                              .2500
      160,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8238781                              .2500
      444,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8238783                              .2500
      128,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8238785                              .2500
      234,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8238803                              .2500
      178,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8238805                              .2500
       72,535.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8238813                              .2500
      110,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8238829                              .2500
       96,700.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8238835                              .2500
       96,700.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8238851                              .2500
      205,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8238859                              .2500
      160,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8238863                              .2500
       54,250.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8238889                              .2500
       95,100.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8238891                              .2500
       71,100.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8238893                              .2500
       40,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8238899                              .2500
      147,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8238903                              .2500
      242,355.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8238921                              .2500
      300,700.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8238933                              .2500
      120,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8238973                              .2500
      128,200.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8238975                              .2500
      360,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8238979                              .2500
      415,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8239003                              .2500
      130,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8239007                              .2500
       65,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8239009                              .2500
       37,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8239017                              .2500
      140,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8239033                              .2500
      186,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8239039                              .2500
      480,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8239041                              .2500
      385,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8239053                              .2500
       79,050.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8239057                              .2500
       60,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8239063                              .2500
      280,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8239071                              .2500
      336,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8239073                              .2500
      134,886.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8239079                              .2500
      284,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8239081                              .2500
      292,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8239083                              .2500
      208,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8239107                              .2500
      270,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8239111                              .2500
       80,100.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8239113                              .2500
      328,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8239115                              .2500
       69,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8239119                              .2500
      245,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8239121                              .2500
      490,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8239123                              .2500
      387,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8239131                              .2500
       47,920.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8239135                              .2500
      630,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8239137                              .2500
       70,200.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8239251                              .2500
      260,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8239253                              .2500
      150,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8239263                              .2500
       64,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8239297                              .2500
      263,250.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8239347                              .2500
      140,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8239349                              .2500
      109,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8239351                              .2500
      159,100.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8239353                              .2500
      366,651.78                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8240219                              .2500
      455,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8240269                              .2500
      131,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8240309                              .2500
      418,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8240331                              .2500
       45,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8240349                              .2500
      236,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8240351                              .2500
      130,100.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8240353                              .2500
      167,822.33                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8240551                              .2500
       59,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8240807                              .2500
      495,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8240975                              .2500
      115,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8241015                              .2500
       99,907.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8241027                              .2500
       98,319.34                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8241053                              .2500
      143,881.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8241067                              .2500
      175,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8241187                              .2500
      189,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8241303                              .2500
      110,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8241371                              .2500
      145,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8241491                              .2500
      143,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8241499                              .2500
       57,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8241527                              .2500
       57,300.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8241539                              .2500
       72,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8241625                              .2500
      156,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8241635                              .2500
      162,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8241737                              .2500
      359,000.00                          .0800
            6.3700                         .0000
            6.1200                         .0000
            6.0400                         .0000
            6.0000                         .0400

      8241773                              .2500
      143,100.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8241775                              .2500
      175,750.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8241777                              .5000
      109,024.07                          .0800
            7.2500                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8241821                              .2500
      150,230.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8241905                              .2500
      161,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8242333                              .2500
       85,405.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8242535                              .2500
      241,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8242537                              .2500
      220,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8242553                              .2500
      107,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8242673                              .2500
      189,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8242747                              .2500
      500,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8242749                              .2500
       50,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8242751                              .2500
      123,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8242753                              .2500
      136,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8242755                              .2500
      129,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8242757                              .2500
      101,050.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8242761                              .2500
      358,300.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8242765                              .2500
      168,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8242769                              .2500
       75,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8242777                              .2500
      220,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8242781                              .2500
      136,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8242799                              .2500
      192,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8242807                              .2500
       91,800.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8242843                              .2500
      300,700.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8242847                              .2500
      344,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8242859                              .2500
      377,550.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8242873                              .2500
      100,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8242929                              .2500
       78,750.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8242931                              .2500
      160,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8242933                              .2500
      270,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8242937                              .2500
      189,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8242971                              .2500
      163,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8242973                              .2500
      132,200.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8242979                              .2500
       91,250.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8242981                              .2500
      112,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8242987                              .2500
      266,250.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8242993                              .2500
      180,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8242997                              .2500
      161,550.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8243001                              .2500
      152,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8243025                              .2500
      223,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8243029                              .2500
      400,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8243035                              .2500
      185,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8243037                              .2500
      500,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8243039                              .2500
      176,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8243043                              .2500
      195,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8243045                              .2500
      114,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8243059                              .2500
      234,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8243075                              .2500
       46,400.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8243095                              .2500
      292,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8243101                              .2500
      128,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8243109                              .2500
      184,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8243115                              .2500
       82,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8243117                              .2500
      278,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8243121                              .2500
      190,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8243125                              .2500
      208,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8243127                              .2500
       70,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8243147                              .2500
       72,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8243151                              .2500
      118,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8243159                              .2500
       80,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8243161                              .2500
       28,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8243169                              .2500
      114,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8243179                              .2500
      148,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8243181                              .2500
      220,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8243183                              .2500
      148,250.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8243191                              .2500
      150,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8243199                              .2500
       95,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8243201                              .2500
      120,890.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8243219                              .2500
      160,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8243237                              .2500
      468,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8243241                              .2500
      261,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8243267                              .2500
      126,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8243269                              .2500
      240,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8243277                              .2500
      139,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8243283                              .2500
       70,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8243299                              .2500
      200,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8243325                              .2500
      132,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8243327                              .2500
      150,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8243339                              .2500
      130,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8243349                              .2500
      141,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8243353                              .2500
      139,650.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8243357                              .2500
       45,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8243363                              .2500
      430,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8243371                              .2500
      135,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8243373                              .2500
      230,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8243375                              .2500
      124,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8243377                              .2500
      104,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8243379                              .2500
      323,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8243381                              .2500
      127,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8243385                              .2500
      384,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8243405                              .2500
      120,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8243413                              .2500
       56,700.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8243945                              .2500
       68,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8244261                              .2500
      139,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8244403                              .2500
       85,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8244445                              .2500
      141,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8244449                              .2500
      196,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8244523                              .2500
      157,300.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8244527                              .2500
      328,400.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8244555                              .2500
      184,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8244557                              .2500
      136,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8244575                              .2500
      124,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8244703                              .2500
      147,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8244707                              .2500
      137,900.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8244747                              .2500
      165,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8244749                              .2500
       76,750.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8244757                              .2500
      155,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8244781                              .2500
      144,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8244813                              .2500
      136,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8244871                              .2500
      117,800.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8244891                              .2500
      120,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8245435                              .2500
      325,000.00                          .0800
            6.4900                         .0000
            6.2400                         .0000
            6.1600                         .0000
            6.0000                         .1600

      8245587                              .2500
      267,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8245945                              .2500
      237,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8246011                              .2500
      228,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8246017                              .2500
      184,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8246033                              .2500
      497,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8246273                              .2500
       99,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8246383                              .2500
      146,250.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8246521                              .2500
      359,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8246693                              .2500
      284,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8246747                              .2500
      204,300.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8246789                              .2500
      155,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8246839                              .2500
      128,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8246841                              .2500
      370,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8246883                              .2500
       75,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8248495                              .2500
      118,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8249001                              .2500
      462,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8249051                              .2500
      208,800.00                          .0800
            6.8200                         .0000
            6.5700                         .0000
            6.4900                         .0000
            6.0000                         .4900

      8249053                              .2500
      228,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8249189                              .2500
      300,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8249197                              .2500
      352,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8249203                              .2500
      217,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8249205                              .2500
      249,037.26                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8249209                              .2500
      248,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8249229                              .2500
      260,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8249235                              .2500
      144,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8249241                              .2500
       98,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8249243                              .2500
      397,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8249245                              .2500
      118,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8249249                              .2500
       90,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8249267                              .2500
       82,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8249269                              .2500
      122,250.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8249281                              .2500
       41,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8249293                              .2500
      402,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8249305                              .2500
      127,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8249307                              .2500
      650,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8249321                              .2500
      418,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8249355                              .2500
      142,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8249363                              .2500
      114,908.64                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8249369                              .2500
      234,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8249373                              .2500
      128,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8249381                              .2500
       75,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8249387                              .2500
      246,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8249397                              .2500
       79,350.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8249399                              .2500
      163,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8249405                              .2500
      172,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8249413                              .2500
      103,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8249457                              .2500
       44,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8249481                              .2500
       82,150.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8249485                              .2500
      311,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8249495                              .2500
      510,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8249501                              .2500
      540,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8249513                              .2500
       95,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8249521                              .2500
      591,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8249541                              .2500
       64,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8249551                              .2500
      313,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8249555                              .2500
      116,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8249561                              .2500
      160,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8249581                              .2500
      374,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8249623                              .2500
      375,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8249641                              .2500
      373,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8249651                              .2500
      112,326.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8249667                              .2500
      156,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8249683                              .2500
      141,750.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8249733                              .2500
      153,750.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8249751                              .2500
      218,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8249755                              .2500
      106,900.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8250543                              .2500
      375,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8250801                              .2500
      119,250.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8250877                              .2500
      230,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8250937                              .2500
      211,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8250947                              .2500
       80,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8251099                              .2500
      151,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8251107                              .2500
      153,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8251155                              .2500
      150,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8251175                              .2500
      219,900.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8251461                              .2500
      468,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8251697                              .2500
      159,100.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8251709                              .2500
      156,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8252917                              .2500
       97,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8252935                              .2500
      197,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8253017                              .2500
      250,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8253369                              .2500
      331,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8253739                              .2500
      262,280.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8253745                              .2500
       76,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8253761                              .2500
      253,210.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8253769                              .2500
      650,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8253775                              .2500
      583,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8253777                              .2500
      471,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8253795                              .2500
       50,220.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8253803                              .2500
      348,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8253807                              .2500
      232,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8253817                              .2500
      345,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8253853                              .2500
       61,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8253855                              .2500
      128,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8253857                              .2500
      142,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8253883                              .2500
      126,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8253895                              .2500
      364,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8253897                              .2500
      400,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8253901                              .2500
      416,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8253913                              .2500
       41,600.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8253917                              .2500
       58,950.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8253933                              .2500
      236,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8253945                              .2500
       63,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8253967                              .2500
       84,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8253969                              .2500
      368,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8253983                              .2500
      112,950.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8253987                              .2500
      132,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8253995                              .2500
      256,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8254027                              .2500
      146,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8254217                              .2500
      154,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8255033                              .2500
      399,501.90                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8255183                              .2500
      157,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8255425                              .2500
      214,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8255431                              .2500
       82,300.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8255451                              .2500
      276,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8255617                              .2500
      395,100.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8255745                              .2500
      144,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8255865                              .2500
      150,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8255905                              .2500
      159,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8256333                              .2500
      188,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8256461                              .2500
       62,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8256463                              .2500
       85,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8256619                              .2500
      130,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8256625                              .2500
      300,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8256659                              .2500
      297,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8256661                              .2500
      102,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8256691                              .2500
      136,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8256697                              .2500
      212,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8256703                              .2500
      285,993.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8256707                              .2500
      117,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8256769                              .2500
       94,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8256775                              .2500
      330,660.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8256777                              .2500
      167,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8256787                              .2500
      143,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8256793                              .2500
      147,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8256797                              .2500
      132,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8256799                              .2500
      171,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8257149                              .2500
      224,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8257545                              .2500
      350,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8257697                              .2500
      299,999.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8258143                              .2500
      224,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8258469                              .2500
      139,500.00                          .0800
            7.7750                         .0000
            7.5250                         .0000
            7.4450                         .0000
            6.0000                        1.4450

      8258575                              .2500
      428,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8258625                              .2500
      310,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8259373                              .2500
       88,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8259413                              .2500
      347,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8259421                              .2500
       91,920.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8262293                              .2500
      105,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8262585                              .2500
      530,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8262595                              .2500
      332,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8262609                              .2500
      245,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8262617                              .2500
      545,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8262627                              .2500
      180,444.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8262631                              .2500
      272,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8262645                              .2500
      400,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8262663                              .2500
      152,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8262691                              .2500
       88,825.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8262697                              .2500
      101,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8262705                              .2500
      280,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8262709                              .2500
      212,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8262711                              .2500
      432,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8262721                              .2500
      378,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8262723                              .2500
      400,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8262741                              .2500
       62,550.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8262761                              .2500
      375,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8262925                              .2500
      164,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8263379                              .2500
      482,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8264251                              .2500
      158,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8265071                              .2500
      189,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8265411                              .2500
      248,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8266629                              .2500
      300,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8266641                              .2500
      420,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8266703                              .2500
       73,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8266717                              .2500
       93,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8266751                              .2500
      216,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8266761                              .2500
      106,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8266767                              .2500
      245,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8266773                              .2500
      193,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8266799                              .2500
      180,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8266821                              .2500
      132,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8266831                              .2500
      185,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8267261                              .2500
      152,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8268117                              .2500
       80,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8268127                              .2500
       78,300.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8268311                              .2500
      280,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8268347                              .2500
      260,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8268383                              .2500
      100,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8269417                              .2500
       69,936.72                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8269425                              .2500
      189,840.38                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8269499                              .2500
      403,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8269607                              .2500
      118,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8269781                              .2500
      220,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8269801                              .2500
      188,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8269967                              .2500
       86,250.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8270451                              .2500
      347,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8270557                              .2500
      300,700.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8270857                              .2500
      131,450.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8271307                              .2500
      175,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8271329                              .2500
      268,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8271471                              .2500
      118,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8271679                              .2500
      487,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8271929                              .2500
      108,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8272001                              .2500
      147,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8272007                              .2500
      180,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8273083                              .2500
      162,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8274019                              .2500
      170,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8274389                              .2500
      381,050.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8274661                              .2500
       63,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8276371                              .2500
      250,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8278629                              .2500
      112,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8285937                              .2500
      424,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8329112                              .2500
      183,683.16                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8329636                              .2500
      132,542.26                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8329668                              .2500
      258,518.71                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8330880                              .2500
      524,536.81                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8330990                              .2500
      349,068.48                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8331500                              .2500
      363,686.60                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8331568                              .2500
      380,142.44                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8331692                              .2500
      553,486.89                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8332150                              .2500
      217,048.78                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8332220                              .2500
      286,752.90                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8333050                              .2500
      542,720.75                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8333232                              .2500
      263,755.48                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8333240                              .2500
      343,696.50                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8333260                              .2500
       93,821.16                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8333280                              .2500
      399,257.07                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8333282                              .2500
      259,215.45                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8333444                              .2500
      207,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8333502                              .2500
      354,671.20                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8333506                              .2500
      379,672.83                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8333636                              .2500
      261,041.08                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8334050                              .2500
      233,798.53                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8334288                              .2500
      112,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8334740                              .2500
      299,760.09                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8334830                              .2500
      201,413.27                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8334972                              .2500
      220,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8334992                              .2500
      166,463.44                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8334998                              .2500
      490,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8335008                              .2500
      232,479.21                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8335020                              .2500
      221,789.36                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8335136                              .2500
      239,788.25                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8335150                              .2500
      194,836.18                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8335306                              .2500
      224,781.32                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8335562                              .2500
      472,100.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8335720                              .2500
      296,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8335926                              .2500
       83,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8335940                              .2500
      280,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8335984                              .2500
      336,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8336508                              .2500
       89,250.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8336792                              .2500
      615,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8337050                              .2500
       98,250.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8337208                              .2500
      370,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8338470                              .2500
      449,109.61                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8339330                              .2500
      361,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8339342                              .2500
      502,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

  TOTAL NUMBER OF LOANS:     3331
  TOTAL BALANCE........:        684,858,978.39


  RUN ON     : 12/23/02            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 13.27.13            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 2002-QS19       FIXED SUMMARY REPORT      CUTOFF : 12/01/02
  POOL       : 0004648
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ----------------------------------------------------------------------------
  CURR NOTE RATE                        6.6315            5.8750      9.6250
  RFC NET RATE                          6.3793            5.6250      9.3750
  NET MTG RATE(INVSTR RATE)             6.3081            5.5950      9.2950
  POST STRIP RATE                       5.9849            5.5950      6.0000
  SUB SERV FEE                           .2521             .2500       .5000
  MSTR SERV FEE                          .0712             .0300        .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .3232             .0000      3.2950







  TOTAL NUMBER OF LOANS:  3331
  TOTAL BALANCE........:     684,858,978.39


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 12/23/02           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 13.27.13          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 2002-QS19                                 CUTOFF : 12/01/02
  POOL       : 0004648
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ORIG RATE                                      ORIGINAL P+I     LTV
  CURR NET                                       CURRENT P+I
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    4004993          637/G02             F           46,900.00         ZZ
                                         360         46,228.42          1
                                       9.625            398.65         73
                                       9.375            398.56
    MOLINE           IL   61265          1            11/22/00         00
    0432536985                           05           01/01/01          0
    0018750018                           N            12/01/30
    0


    6858164          G13/G02             F          156,000.00         ZZ
                                         360        151,978.28          1
                                       7.000          1,037.87         80
                                       6.750          1,037.87
    PEMBROKE PINES   FL   33028          1            12/14/01         00
    0433519972                           05           02/01/02          0
    0083250                              O            01/01/32
    0


    7374720          Q99/G02             F           54,450.00         ZZ
                                         360         54,028.27          2
                                       8.250            409.06         90
                                       8.000            409.06
    CENTRAL FALLS    RI   02863          1            01/31/02         14
    0433641990                           05           03/01/02         30
    1                                    O            02/01/32
    0


    7488701          N67/U56             F          146,200.00         ZZ
                                         360        145,198.72          1
                                       8.375          1,111.23         85
                                       8.125          1,111.23
    HOUSTON          TX   77008          1            03/11/02         01
    0433908142                           05           05/01/02         25
1


    1161000354EC                         N            04/01/32
    0


    7488823          N67/U56             F          235,800.00         ZZ
                                         360        234,547.02          1
                                       8.750          1,855.04         90
                                       8.500          1,855.04
    CAVE CREEK       AZ   85331          1            03/08/02         01
    0433900891                           03           05/01/02         30
    1781000560EC                         O            04/01/32
    0


    7488859          N67/U56             F          174,750.00         ZZ
                                         360        173,675.22          1
                                       7.750          1,251.93         75
                                       7.500          1,251.93
    DENVER           CO   80222          5            03/05/02         00
    0433901162                           05           05/01/02          0
    1782000217EC                         O            04/01/32
    0


    7488887          N67/U56             F          132,800.00         ZZ
                                         360        131,956.08          1
                                       8.625          1,032.90         80
                                       8.375          1,032.90
    LAS VEGAS        NV   89128          1            03/05/02         00
    0433901311                           05           05/01/02          0
    1782000399EC                         O            04/01/32
    0


    7488937          N67/U56             F           90,000.00         ZZ
                                         360         89,409.20          1
                                       7.750            644.77         60
                                       7.500            644.77
    TROUTVILLE       VA   24175          5            02/28/02         00
    0433901709                           05           04/01/02          0
    3250004059EC                         O            03/01/32
    0


    7489017          N67/U56             F           55,200.00         ZZ
                                         360         54,889.01          1
                                       7.875            400.24         80
                                       7.625            400.24
    HARDEEVILLE      SC   29927          1            03/12/02         00
    0433902285                           05           05/01/02          0
    3252000598EC                         N            04/01/32
    0


1


    7498686          Q99/G02             F           84,000.00         ZZ
                                         360         83,404.52          1
                                       7.875            609.06         70
                                       7.625            609.06
    OSWEGO           KS   67356          5            01/25/02         00
    0433646205                           05           03/01/02          0
    1                                    O            02/01/32
    0


    7543559          N67/U56             F          154,400.00         ZZ
                                         360        153,185.30          1
                                       8.000          1,132.93         80
                                       7.750          1,132.93
    CHICAGO          IL   60618          1            03/07/02         00
    0433903606                           05           05/01/02          0
    3262000286EC                         O            04/01/32
    0


    7543589          N67/U56             F          180,000.00         ZZ
                                         360        179,105.15          1
                                       8.625          1,400.02         90
                                       8.375          1,400.02
    LINCOLNWOOD      IL   60712          1            03/08/02         01
    0433903788                           05           05/01/02         30
    3262000429EC                         O            04/01/32
    0


    7543619          N67/U56             F          225,000.00         ZZ
                                         360        223,882.09          1
                                       8.500          1,730.06         90
                                       8.250          1,730.06
    CARLETON         MI   48117          1            03/11/02         01
    0433903986                           05           05/01/02         30
    3264000098EC                         O            04/01/32
    0


    7543683          N67/U56             F          144,000.00         ZZ
                                         360        143,266.28          1
                                       8.375          1,094.50         90
                                       8.125          1,094.50
    BALLSTON SPA     NY   12020          1            03/06/02         01
    0433904307                           05           05/01/02         30
    3274000371EC                         O            04/01/32
    0


    7543715          N67/U56             F          114,750.00         ZZ
                                         360        114,208.15          2
                                       8.750            902.74         85
                                       8.500            902.74
1


    ROCHESTER        NH   03866          1            03/08/02         01
    0433904547                           05           05/01/02         25
    3274000615EC                         N            04/01/32
    0


    7547723          286/286             F          128,900.00         ZZ
                                         360        127,607.86          2
                                       7.875            934.61         89
                                       7.625            934.61
    MODESTO          CA   95350          1            02/15/02         10
    0765243                              05           04/01/02         25
    765243                               N            03/01/32
    0


    7580093          286/286             F          216,800.00         ZZ
                                         360        215,374.28          1
                                       7.375          1,497.39         80
                                       7.125          1,497.39
    EASTON           WA   98925          5            03/13/02         00
    986541                               03           05/01/02          0
    986541                               O            04/01/32
    0


    7690401          N67/G02             F          125,400.00         ZZ
                                         360        124,783.86          1
                                       7.875            909.24         80
                                       7.625            909.24
    WEST MELBOURNE   FL   32904          1            04/10/02         00
    0434014684                           03           06/01/02          0
    3252000968NCA                        O            05/01/32
    0


    7715557          313/G02             F          252,000.00         ZZ
                                         360        250,698.59          1
                                       7.625          1,783.65         90
                                       7.375          1,783.65
    SUMMERVILLE      SC   29483          1            04/26/02         11
    0434110110                           05           06/01/02         35
    8721169                              N            05/01/32
    0


    7725059          964/G02             F          210,000.00         ZZ
                                         360        208,926.18          1
                                       6.875          1,379.55         64
                                       6.625          1,379.55
    RENO             NV   89511          5            05/21/02         00
    0434069746                           05           07/01/02          0
    210989                               O            06/01/32
    0
1




    7779559          N67/G02             F          103,400.00         ZZ
                                         360        102,610.42          1
                                       8.000            758.71         90
                                       7.750            758.71
    APOPKA           FL   32703          1            05/13/02         01
    0434147286                           03           07/01/02         30
    3252001444A                          O            06/01/32
    0


    7779575          N67/G02             F          360,000.00         T
                                         360        357,426.91          1
                                       8.125          2,672.99         80
                                       7.875          2,672.99
    TYBEE ISLAND     GA   31328          1            05/02/02         00
    0434151353                           01           06/01/02          0
    3252001516A                          O            05/01/32
    0


    7779591          N67/G02             F           86,800.00         ZZ
                                         360         86,470.61          1
                                       8.375            659.74         70
                                       8.125            659.74
    DULUTH           GA   30096          1            05/06/02         00
    0434147484                           05           07/01/02          0
    3252001588A                          N            06/01/32
    0


    7779597          N67/G02             F          247,500.00         ZZ
                                         360        246,640.77          1
                                       8.875          1,969.22         90
                                       8.625          1,969.22
    ATLANTA          GA   30312          1            05/10/02         01
    0434147518                           05           07/01/02         30
    3252001616A                          O            06/01/32
    0


    7779649          N67/G02             F          267,300.00         ZZ
                                         360        266,311.03          3
                                       8.500          2,055.31         90
                                       8.250          2,055.31
    UNION CITY       NJ   07087          1            05/09/02         01
    0434147955                           05           07/01/02         30
    3261000484A                          O            06/01/32
    0


    7779791          N67/G02             F          110,000.00         ZZ
                                         360        109,632.70          1
1


                                       9.000            885.08         80
                                       8.750            885.08
    DAVISON          MI   48423          5            05/06/02         00
    0434149209                           05           07/01/02          0
    3264000563A                          O            06/01/32
    0


    7779837          N67/G02             F          241,200.00         ZZ
                                         360        239,791.09          1
                                       8.125          1,790.90         80
                                       7.875          1,790.90
    FALLSTON         MD   21047          5            05/03/02         00
    0434149688                           05           07/01/02          0
    3274000921A                          O            06/01/32
    0


    7779887          N67/G02             F          160,000.00         ZZ
                                         360        159,310.03          1
                                       8.750          1,258.72         80
                                       8.500          1,258.72
    STATEN ISLAND    NY   10310          2            05/06/02         00
    0434150090                           05           07/01/02          0
    3274001574A                          O            06/01/32
    0


    7779903          N67/G02             F          107,100.00         ZZ
                                         360        106,683.09          1
                                       8.250            804.61         90
                                       8.000            804.61
    BEL AIR          MD   21015          1            05/10/02         01
    0434150280                           03           07/01/02         30
    3274001768A                          O            06/01/32
    0


    7779911          N67/G02             F          276,300.00         ZZ
                                         360        275,103.11          2
                                       8.500          2,124.51         90
                                       8.250          2,124.51
    BRONX            NY   10465          1            04/24/02         01
    0434150322                           05           06/01/02         30
    3275002545A                          O            05/01/32
    0


    7785583          286/286             F          260,000.00         ZZ
                                         360        258,232.03          1
                                       8.375          1,976.19         77
                                       8.125          1,976.19
    JEFFERSON        GA   30549          1            01/08/02         00
    344001                               05           03/01/02          0
1


    344001                               O            02/01/32
    0


    7793417          E45/G02             F           60,000.00         ZZ
                                         360         59,605.58          1
                                       7.500            419.53         72
                                       7.250            419.53
    OPA LOCKA        FL   33054          5            05/07/02         00
    0434194353                           05           07/01/02          0
    224661                               O            06/01/32
    0


    7805749          964/G02             F          125,850.00         ZZ
                                         360        125,328.17          1
                                       7.000            837.28         77
                                       6.750            837.28
    LAS VEGAS        NV   89130          5            06/10/02         00
    0434244299                           03           08/01/02          0
    206070                               O            07/01/32
    0


    7805769          964/G02             F          300,500.00         ZZ
                                         360        299,191.72          1
                                       6.750          1,949.04         64
                                       6.500          1,949.04
    OAKHURST         CA   93644          1            06/18/02         00
    0434234233                           05           08/01/02          0
    212137                               O            07/01/32
    0


    7805833          964/G02             F          300,000.00         ZZ
                                         360        298,693.95          1
                                       6.750          1,945.79         74
                                       6.500          1,945.79
    SOUTH SAN FRANC  CA   94080          5            06/09/02         00
    0434244166                           05           08/01/02          0
    216528                               O            07/01/32
    0


    7815933          964/G02             F          211,000.00         ZZ
                                         360        210,103.46          1
                                       6.875          1,386.12         50
                                       6.625          1,386.12
    BENICIA          CA   94510          5            06/21/02         00
    0434324612                           05           08/01/02          0
    221620                               O            07/01/32
    0


1


    7819655          E11/G02             F           91,900.00         ZZ
                                         360         91,537.19          1
                                       7.250            626.92         80
                                       7.000            626.92
    FARMINGTON       MN   55024          1            06/26/02         00
    0434216255                           05           08/01/02          0
    0002001043689                        O            07/01/32
    0


    7825893          E22/G02             F           67,850.00         ZZ
                                         360         67,607.43          1
                                       7.750            486.09         63
                                       7.500            486.09
    BOISE            ID   83703          1            06/27/02         00
    0414017731                           05           08/01/02          0
    0414017731                           N            07/01/32
    0


    7828387          461/G02             F          365,000.00         ZZ
                                         360        362,949.12          1
                                       7.500          2,552.14         59
                                       7.250          2,552.14
    DEL MAR          CA   92014          2            06/20/02         00
    0434256038                           05           08/01/02          0
    9031491509                           N            07/01/32
    0


    7830747          601/G02             F          240,000.00         ZZ
                                         360        238,928.59          1
                                       7.250          1,637.23         80
                                       7.000          1,637.23
    JACKSONVILLE     FL   32258          1            06/04/02         00
    0434229803                           05           07/01/02          0
    61380374                             O            06/01/32
    0


    7843935          601/G02             F          120,000.00         ZZ
                                         360        119,539.45          1
                                       7.750            859.70         62
                                       7.500            859.70
    WEST CHICAGO     IL   60185          1            06/20/02         00
    0434262127                           05           08/01/02          0
    61550836                             O            07/01/32
    0


    7845069          601/G02             F          100,000.00         ZZ
                                         360         99,304.48          1
                                       7.625            707.80         80
                                       7.375            707.80
1


    ATLANTA          GA   30305          1            06/17/02         00
    0434261368                           06           08/01/02          0
    61547014                             N            07/01/32
    0


    7856875          N67/G02             F          191,900.00         ZZ
                                         360        191,189.98          1
                                       8.500          1,475.55         80
                                       8.250          1,475.55
    LAS VEGAS        NV   89110          1            05/01/02         00
    0434285383                           03           07/01/02          0
    1785002761A                          O            06/01/32
    0


    7857091          N67/G02             F           92,250.00         ZZ
                                         360         91,944.19          2
                                       8.125            684.95         75
                                       7.875            684.95
    CHICAGO          IL   60609          1            06/07/02         00
    0434287017                           05           08/01/02          0
    3262001422A                          N            07/01/32
    0


    7863373          742/G02             F          185,000.00         ZZ
                                         360        184,431.70          1
                                       7.375          1,277.75         74
                                       7.125          1,277.75
    MONTGOMERY       NY   12549          5            07/12/02         00
    0434341632                           05           09/01/02          0
    61100035                             O            08/01/32
    0


    7865229          U05/G02             F           68,000.00         ZZ
                                         360         67,731.54          1
                                       7.250            463.88         80
                                       7.000            463.88
    EUGENE           OR   97402          1            06/26/02         00
    0434882007                           07           08/01/02          0
    3233560                              N            07/01/32
    0


    7872753          F61/G02             F           84,150.00         ZZ
                                         360         83,897.84          1
                                       7.500            588.39         90
                                       7.250            588.39
    GRANDVIEW        WA   98930          1            07/11/02         04
    0434351185                           05           09/01/02         25
    021025S                              O            08/01/32
    0
1




    7875405          E22/G02             F          581,000.00         ZZ
                                         360        579,030.71          1
                                       6.875          3,816.76         70
                                       6.625          3,816.76
    SAN FRANCISCO    CA   94131          5            07/16/02         00
    0414459271                           07           09/01/02          0
    0414459271                           O            08/01/32
    0


    7886617          N47/G02             F          261,000.00         ZZ
                                         360        259,917.68          1
                                       6.500          1,649.70         55
                                       6.250          1,649.70
    SAN RAMON        CA   94583          2            07/15/02         00
    0434351490                           05           09/01/02          0
    20120716                             O            08/01/32
    0


    7890955          964/G02             F           80,000.00         ZZ
                                         360         79,760.29          1
                                       7.500            559.37         61
                                       7.250            559.37
    DENVER           CO   80216          2            07/09/02         00
    0434350864                           05           09/01/02          0
    224291                               N            08/01/32
    0


    7890963          964/G02             F          236,000.00         ZZ
                                         360        235,256.88          1
                                       7.250          1,609.93         80
                                       7.000          1,609.93
    EVERGREEN        CO   80439          2            07/03/02         00
    0434350914                           05           09/01/02          0
    225072                               O            08/01/32
    0


    7915863          E22/G02             F           87,200.00         ZZ
                                         360         86,615.45          1
                                       6.750            565.58         80
                                       6.500            565.58
    CHICAGO          IL   60628          2            07/31/02         00
    0414573170                           05           09/01/02          0
    0414573170                           O            08/01/32
    0


    7927227          Q30/G02             F          236,250.00         ZZ
                                         360        235,506.10          1
1


                                       7.250          1,611.64         75
                                       7.000          1,611.64
    LAKE RONKONKOMA  NY   11779          5            07/30/02         00
    0434464012                           05           09/01/02          0
    21015142                             O            08/01/32
    0


    7927439          E47/G02             F          124,000.00         ZZ
                                         360        123,566.04          1
                                       6.750            804.26         69
                                       6.500            804.26
    GREY FOREST      TX   78023          5            07/25/02         00
    0434637807                           05           09/01/02          0
    7362511317                           O            08/01/32
    0


    7936757          286/286             F           63,000.00         ZZ
                                         360         62,829.18          1
                                       8.000            462.28         90
                                       7.750            462.28
    KANSAS CITY      MO   64130          1            07/11/02         11
    1342636                              05           09/01/02         25
    1342636                              N            08/01/32
    0


    7936759          286/286             F           61,200.00         ZZ
                                         360         61,034.07          1
                                       8.000            449.07         90
                                       7.750            449.07
    KANSAS CITY      MO   64130          1            07/11/02         11
    1342648                              05           09/01/02         25
    1342648                              N            08/01/32
    0


    7937081          286/286             F           65,450.00         ZZ
                                         360         65,226.30          2
                                       8.000            480.25         85
                                       7.750            480.25
    PONTIAC          MI   48341          1            07/02/02         21
    1382592                              05           08/01/02         20
    1382592                              N            07/01/32
    0


    7937123          286/286             F          249,000.00         ZZ
                                         360        247,967.48          2
                                       7.000          1,656.61         65
                                       6.750          1,656.61
    LOS ANGELES      CA   90019          2            06/21/02         00
    1330393                              05           08/01/02          0
1


    1330393                              O            07/01/32
    0


    7937205          286/286             F          160,000.00         ZZ
                                         360        159,398.83          2
                                       7.500          1,118.74         80
                                       7.250          1,118.74
    LOS ANGELES      CA   90007          5            06/19/02         00
    802574                               05           08/01/02          0
    802574                               O            07/01/32
    0


    7937491          883/G02             F           70,000.00         ZZ
                                         360         69,839.23          1
                                       7.375            483.47         77
                                       7.125            483.47
    WILLIS           TX   77378          5            07/31/02         00
    0434447090                           05           10/01/02          0
    47001256                             O            09/01/32
    0


    7946591          K15/G02             F          170,000.00         ZZ
                                         360        169,579.53          1
                                       7.000          1,131.01         80
                                       6.750          1,131.01
    AMITYVILLE       NY   11701          5            08/08/02         00
    0434627006                           05           10/01/02          0
    021205501527                         O            09/01/32
    0


    7948533          253/253             F           58,400.00         T
                                         360         58,237.61          1
                                       7.875            423.45         80
                                       7.625            423.45
    LAS VEGAS        NV   89104          1            07/26/02         00
    425714                               01           09/01/02          0
    425714                               O            08/01/32
    0


    7949151          U05/G02             F           56,450.00         ZZ
                                         360         56,317.09          3
                                       7.250            385.09         90
                                       7.000            385.09
    READING          PA   19601          1            08/07/02         04
    0434966784                           05           10/01/02         25
    3241432                              N            09/01/32
    0


1


    7949253          964/G02             F          221,750.00         ZZ
                                         360        221,101.89          4
                                       7.625          1,569.53         80
                                       7.375          1,569.53
    KUNA             ID   83634          1            07/10/02         00
    0434397089                           05           09/01/02          0
    215681                               N            08/01/32
    0


    7949279          964/G02             F          125,400.00         ZZ
                                         360        125,024.25          1
                                       7.500            876.81         95
                                       7.250            876.81
    PORTLAND         OR   97203          1            07/12/02         04
    0434397238                           05           09/01/02         30
    223581                               N            08/01/32
    0


    7949299          964/G02             F          135,950.00         ZZ
                                         360        135,500.34          1
                                       7.000            904.47         80
                                       6.750            904.48
    TUALATIN         OR   97062          1            07/10/02         00
    0434397345                           09           09/01/02          0
    225296                               O            08/01/32
    0


    7949321          964/G02             F          104,400.00         ZZ
                                         360        104,094.87          1
                                       7.625            738.93         95
                                       7.375            738.94
    ALBUQUERQUE      NM   87112          1            07/17/02         01
    0434399507                           03           09/01/02         30
    226339                               O            08/01/32
    0


    7949381          964/G02             F           60,400.00         ZZ
                                         360         60,219.03          1
                                       7.500            422.32         80
                                       7.250            422.32
    NAMPA            ID   83651          1            07/15/02         00
    0434399887                           05           09/01/02          0
    232207                               N            08/01/32
    0


    7949913          M63/G02             F           87,086.00         ZZ
                                         360         86,773.81          2
                                       7.750            623.90         95
                                       7.500            623.90
1


    MILWAUKEE        WI   53215          1            07/29/02         10
    0434446860                           05           09/01/02         30
    2020799N                             O            08/01/32
    0


    7950931          W50/G02             F          172,800.00         ZZ
                                         360        172,319.61          2
                                       7.875          1,252.92         90
                                       7.625          1,252.92
    SAINT PAUL       MN   55101          1            07/25/02         01
    0434461398                           05           09/01/02         30
    0020894                              N            08/01/32
    0


    7952631          E22/G02             F           89,200.00         ZZ
                                         360         88,984.73          1
                                       7.125            600.96         80
                                       6.875            600.96
    POST FALLS       ID   83854          1            08/14/02         00
    0414715151                           03           10/01/02          0
    0414715151                           O            09/01/32
    0


    7954279          E22/G02             F          135,000.00         ZZ
                                         360        134,630.31          1
                                       6.500            853.29         90
                                       6.250            853.29
    SALT LAKE CITY   UT   84128          5            08/09/02         01
    0414668749                           05           10/01/02         25
    0414668749                           O            09/01/32
    0


    7957993          F89/G02             F          400,000.00         ZZ
                                         360        396,638.47          1
                                       6.875          2,627.72         78
                                       6.625          2,627.72
    CORONA           CA   92881          5            07/31/02         00
    0434432258                           05           09/01/02          0
    15022361                             O            08/01/32
    0


    7958795          964/G02             F          120,000.00         ZZ
                                         360        119,585.59          1
                                       7.375            828.81         80
                                       7.125            828.81
    BELLEVUE         WA   98007          1            07/18/02         00
    0434433793                           01           09/01/02          0
    229622                               O            08/01/32
    0
1




    7958869          964/G02             F          106,300.00         ZZ
                                         360        105,956.94          1
                                       7.125            716.16         80
                                       6.875            716.16
    BEND             OR   97701          1            07/19/02         00
    0434432910                           03           09/01/02          0
    233778                               O            08/01/32
    0


    7960055          286/286             F           48,350.00         ZZ
                                         360         48,142.34          1
                                       7.250            329.83         59
                                       7.000            329.83
    BALTIMORE        MD   21211          1            06/17/02         00
    813520                               05           08/01/02          0
    813520                               N            07/01/32
    0


    7960263          286/286             F           80,000.00         ZZ
                                         360         79,691.88          1
                                       7.375            552.54         61
                                       7.125            552.54
    WINCHESTER       CA   92596          5            06/18/02         00
    789546                               05           08/01/02          0
    789546                               N            07/01/32
    0


    7961917          N67/G02             F          344,900.00         ZZ
                                         360        343,726.92          1
                                       6.875          2,266.75         80
                                       6.625          2,266.75
    SPARKS           NV   89436          1            07/18/02         00
    0434434742                           03           09/01/02          0
    1262002486A                          O            08/01/32
    0


    7961933          N67/G02             F          160,000.00         ZZ
                                         360        159,387.97          1
                                       6.250            985.15         50
                                       6.000            985.15
    LOS ANGELES (TU  CA   91042          5            07/26/02         00
    0434434841                           05           09/01/02          0
    1461000459A                          O            08/01/32
    0


    7963589          286/286             F          225,000.00         ZZ
                                         360        223,913.54          1
1


                                       7.500          1,573.24         53
                                       7.250          1,573.24
    COCOA            FL   32922          1            07/22/02         00
    1387443                              05           09/01/02          0
    1387443                              O            08/01/32
    0


    7963757          286/286             F           87,500.00         ZZ
                                         360         87,203.43          1
                                       6.875            574.81         90
                                       6.625            574.81
    DELTONA          FL   32725          1            07/03/02         11
    1393106                              03           09/01/02         25
    1393106                              O            08/01/32
    0


    7963867          286/286             F           83,700.00         ZZ
                                         360         83,416.30          1
                                       6.875            549.85         90
                                       6.625            549.85
    HUMBLE           TX   77346          1            07/23/02         10
    1339649                              03           09/01/02         25
    1339649                              O            08/01/32
    0


    7964855          286/286             F           93,600.00         ZZ
                                         360         93,248.29          1
                                       7.500            654.47         80
                                       7.250            654.47
    LANHAM           MD   20706          5            06/26/02         00
    1336817                              05           08/01/02          0
    1336817                              N            07/01/32
    0


    7967347          E22/G02             F           80,000.00         ZZ
                                         360         79,806.95          1
                                       7.125            538.97         80
                                       6.875            538.97
    SUNRISE          FL   33351          5            08/15/02         00
    0414680355                           01           10/01/02          0
    0414680355                           O            09/01/32
    0


    7974913          P27/G02             F          251,900.00         ZZ
                                         360        251,245.69          1
                                       6.750          1,633.82         80
                                       6.500          1,633.82
    JACKSONVILLE     FL   32225          2            08/08/02         00
    0434475695                           03           10/01/02          0
1


    2102377797                           O            09/01/32
    0


    7978359          E22/G02             F          160,000.00         ZZ
                                         360        159,650.38          1
                                       7.625          1,132.47         64
                                       7.375          1,132.47
    TACOMA           WA   98405          5            08/16/02         00
    0414474445                           05           10/01/02          0
    0414474445                           N            09/01/32
    0


    7978383          E22/G02             F          126,000.00         ZZ
                                         360        125,695.91          1
                                       7.125            848.89         85
                                       6.875            848.89
    MEMPHIS          TN   38114          5            08/19/02         10
    0414512384                           05           10/01/02         12
    0414512384                           O            09/01/32
    0


    7978385          E22/G02             F          130,000.00         ZZ
                                         360        129,654.03          1
                                       6.625            832.40         42
                                       6.375            832.40
    READINGTON & CL  NJ   08833          1            08/23/02         00
    0414514539                           05           10/01/02          0
    0414514539                           O            09/01/32
    0


    7979911          R54/G02             F           82,240.00         ZZ
                                         360         81,981.06          1
                                       7.250            561.02         78
                                       7.000            561.02
    MACON            GA   31216          1            07/25/02         00
    0434460796                           05           09/01/02          0
    2000004152                           O            08/01/32
    0


    7980459          F28/G02             F          483,750.00         ZZ
                                         360        482,188.79          1
                                       7.125          3,259.11         75
                                       6.875          3,259.11
    DETROIT          MI   48203          5            07/03/02         00
    0434466876                           05           09/01/02          0
    3121535                              O            08/01/32
    0


1


    7980593          A35/G02             F          296,000.00         ZZ
                                         360        295,212.21          1
                                       6.625          1,895.32         80
                                       6.375          1,895.32
    LAS VEGAS        NV   89120          5            08/19/02         00
    0434499489                           03           10/01/02          0
    00817                                O            09/01/32
    0


    7984575          737/G02             F          126,000.00         ZZ
                                         360        125,622.45          4
                                       7.500            881.01         63
                                       7.250            881.01
    CHICAGO          IL   60620          5            06/29/02         00
    0434470332                           05           09/01/02          0
    2071741                              O            08/01/32
    0


    7987891          E22/G02             F          104,400.00         ZZ
                                         360        104,141.76          1
                                       7.000            694.58         80
                                       6.750            694.58
    CANTON           MI   48187          5            08/23/02         00
    0414781666                           01           10/01/02          0
    0414781666                           O            09/01/32
    0


    7995709          E22/G02             F          604,000.00         ZZ
                                         360        602,431.11          1
                                       6.750          3,917.53         80
                                       6.500          3,917.53
    WOODCLIFF LAKE   NJ   07677          1            08/30/02         00
    0414457218                           05           10/01/02          0
    0414457218                           O            09/01/32
    0


    7995731          E22/G02             F          131,750.00         ZZ
                                         360        131,447.41          1
                                       7.375            909.96         85
                                       7.125            909.96
    RANCHO CUCAMONG  CA   91730          5            08/21/02         11
    0414493809                           01           10/01/02         12
    0414493809                           O            09/01/32
    0


    8000491          G34/G02             F          135,000.00         ZZ
                                         360        134,705.01          2
                                       7.625            955.52         90
                                       7.375            955.52
1


    GLENN HEIGHTS    TX   75154          1            08/27/02         10
    0434682126                           05           10/01/02         25
    2066621                              N            09/01/32
    0


    8002979          E76/G02             F          137,750.00         ZZ
                                         360        137,517.88          1
                                       6.875            904.92         95
                                       6.625            904.92
    COLORADO SPRING  CO   80906          5            08/29/02         10
    0434517926                           01           11/01/02         30
    10016312                             O            10/01/32
    0


    8004913          253/253             F          115,400.00         ZZ
                                         360        115,092.86          1
                                       6.625            738.92         95
                                       6.375            738.92
    GLENDALE         AZ   85308          1            08/22/02         01
    994936                               01           10/01/02         30
    994936                               O            09/01/32
    0


    8005045          U05/G02             F          360,000.00         ZZ
                                         360        359,049.69          1
                                       6.750          2,334.95         75
                                       6.500          2,334.95
    WOODLAND HILLS   CA   91364          5            08/16/02         00
    0434654190                           05           10/01/02          0
    3247074                              O            09/01/32
    0


    8005371          E82/G02             F          242,000.00         ZZ
                                         360        241,561.28          1
                                       6.500          1,529.60         70
                                       6.250          1,529.60
    NEWARK           CA   94560          2            08/29/02         00
    0400684577                           01           11/01/02          0
    6836508                              O            10/01/32
    0


    8009605          E22/G02             F           78,800.00         ZZ
                                         360         78,657.14          1
                                       6.500            498.07         68
                                       6.250            498.07
    PLANO            TX   75074          2            08/29/02         00
    0414776369                           05           11/01/02          0
    0414776369                           O            10/01/32
    0
1




    8010211          K39/G02             F          197,000.00         ZZ
                                         360        196,536.17          2
                                       7.250          1,343.89         79
                                       7.000          1,343.89
    HILLSIDE         NJ   07205          5            08/28/02         00
    0434504205                           05           10/03/02          0
    142545903                            O            09/03/32
    0


    8011637          313/G02             F           90,250.00         ZZ
                                         360         89,884.91          1
                                       7.000            600.44         95
                                       6.750            600.44
    CHICAGO          IL   60617          5            07/15/02         11
    0434591459                           05           09/01/02         30
    8818155                              O            08/01/32
    0


    8013909          E22/G02             F           83,200.00         ZZ
                                         360         83,063.21          1
                                       7.000            553.53         80
                                       6.750            553.53
    SPOKANE          WA   99207          1            09/03/02         00
    0414882092                           05           11/01/02          0
    0414882092                           O            10/01/32
    0


    8016949          U85/G02             F          106,800.00         ZZ
                                         360        106,535.85          1
                                       7.000            710.54         80
                                       6.750            710.54
    PEWAUKEE         WI   53072          1            08/29/02         00
    0434584231                           01           10/01/02          0
    STIMART                              O            09/01/32
    0


    8020751          N67/G02             F          116,000.00         ZZ
                                         360        115,770.81          1
                                       8.125            861.30         80
                                       7.875            861.30
    DULUTH           MN   55803          1            08/05/02         00
    0434543377                           05           10/01/02          0
    1161001561                           O            09/01/32
    0


    8021187          N67/G02             F          292,500.00         ZZ
                                         360        291,922.11          1
1


                                       8.125          2,171.80         75
                                       7.875          2,171.80
    FORT LAUDERDALE  FL   33319          1            08/15/02         00
    0434546966                           03           10/01/02          0
    3252002753                           O            09/01/32
    0


    8022117          964/G02             F           75,000.00         ZZ
                                         360         74,823.43          1
                                       7.250            511.63         53
                                       7.000            511.63
    SACRAMENTO       CA   95842          5            08/09/02         00
    0434506861                           05           10/01/02          0
    222939                               O            09/01/32
    0


    8022131          964/G02             F           66,800.00         ZZ
                                         360         66,664.64          1
                                       8.000            490.15         80
                                       7.750            490.15
    BOISE            ID   83703          5            08/14/02         00
    0434506960                           05           10/01/02          0
    232612                               N            09/01/32
    0


    8022137          964/G02             F          232,000.00         ZZ
                                         360        230,658.17          1
                                       6.875          1,524.08         80
                                       6.625          1,524.08
    SEATTLE          WA   98133          5            08/07/02         00
    0434507018                           05           10/01/02          0
    233283                               N            09/01/32
    0


    8025145          N67/G02             F          246,000.00         ZZ
                                         360        245,366.02          1
                                       8.250          1,848.12         80
                                       8.000          1,848.12
    QUINCY           MA   02169          1            07/31/02         00
    0434554010                           05           09/01/02          0
    3275002793A                          O            08/01/32
    0


    8025415          E22/G02             F          207,000.00         ZZ
                                         360        206,357.90          1
                                       7.000          1,377.18         90
                                       6.750          1,377.18
    LONG BEACH       CA   90805          1            09/03/02         04
    0414753913                           05           11/01/02         35
1


    0414753913                           O            10/01/32
    0


    8025899          U05/G02             F           44,910.00         ZZ
                                         360         44,811.87          1
                                       7.625            317.87         90
                                       7.375            317.87
    PHILADELPHIA     PA   19125          1            08/28/02         04
    0434963104                           07           10/01/02         25
    3249442                              N            09/01/32
    0


    8029905          E22/G02             F          348,500.00         ZZ
                                         360        347,883.36          1
                                       6.625          2,231.48         80
                                       6.375          2,231.48
    CANTON           MI   48188          2            09/06/02         00
    0414362475                           05           11/01/02          0
    0414362475                           O            10/01/32
    0


    8029943          E22/G02             F          228,000.00         ZZ
                                         360        227,422.05          1
                                       6.875          1,497.80         80
                                       6.625          1,497.80
    SANTA ANA        CA   92704          2            08/23/02         00
    0414571810                           05           10/01/02          0
    0414571810                           O            09/01/32
    0


    8034127          E22/G02             F          168,750.00         ZZ
                                         360        168,458.60          1
                                       6.750          1,094.51         93
                                       6.500          1,094.51
    MIDDLE TOWNSHIP  NJ   08210          1            09/12/02         04
    0414866491                           05           11/01/02         35
    0414866491                           O            10/01/32
    0


    8035399          601/G02             F          109,000.00         ZZ
                                         360        108,773.46          1
                                       7.875            790.33         90
                                       7.625            790.33
    HOUSTON          TX   77015          1            08/07/02         10
    0434611679                           03           10/01/02         25
    61728234                             O            09/01/32
    0


1


    8038883          134/G02             F          324,000.00         ZZ
                                         360        322,874.71          1
                                       6.750          2,101.46         80
                                       6.500          2,101.46
    LOS ANGELES      CA   91364          2            07/18/02         00
    0434597217                           05           09/01/02          0
    12705034                             O            08/01/32
    0


    8040799          E82/G02             F           61,000.00         ZZ
                                         360         60,894.68          1
                                       6.750            395.64         69
                                       6.500            395.64
    WEST PALM BEACH  FL   33409          5            09/09/02         00
    0400668158                           05           11/01/02          0
    0400668158                           O            10/01/32
    0


    8042105          601/G02             F          136,800.00         ZZ
                                         360        136,072.40          3
                                       7.875            991.90         90
                                       7.625            991.90
    SAINT LOUIS      MO   63104          1            08/27/02         14
    0434601001                           05           10/01/02         25
    61696019                             N            09/01/32
    0


    8042115          601/G02             F          103,000.00         ZZ
                                         360        102,732.45          1
                                       6.750            668.06         75
                                       6.500            668.06
    SEVIERVILLE      TN   37876          5            08/09/02         00
    0434606257                           05           10/01/02          0
    61648531                             O            09/01/32
    0


    8042185          R84/G02             F          100,000.00         ZZ
                                         360         99,698.10          1
                                       6.375            623.87         80
                                       6.125            623.87
    TACOMA           WA   98409          5            08/26/02         00
    0434665493                           05           10/01/02          0
    WA800140                             O            09/01/32
    0


    8042611          P44/G02             F          212,000.00         ZZ
                                         360        211,624.88          1
                                       6.625          1,357.46         80
                                       6.375          1,357.46
1


    DENNIS           MA   02660          5            09/11/02         00
    0434619755                           05           11/01/02          0
    1                                    O            10/01/32
    0


    8045459          B57/G02             F           88,000.00         ZZ
                                         360         87,810.69          1
                                       6.500            556.22         80
                                       6.250            556.22
    RIVERSIDE        CA   92507          1            09/06/02         00
    0434632790                           05           11/01/02          0
    45000062                             O            10/01/32
    0


    8049655          W02/G02             F           61,000.00         ZZ
                                         360         60,837.64          1
                                       6.625            390.59         78
                                       6.375            390.59
    JACKSONVILLE     FL   32218          5            08/20/02         00
    0434660783                           05           10/01/02          0
    100146292                            O            09/01/32
    0


    8050119          P27/G02             F          139,900.00         ZZ
                                         360        139,663.30          1
                                       6.875            919.04         80
                                       6.625            919.04
    RIVERSIDE        CA   92504          2            09/06/02         00
    0434614921                           05           11/01/02          0
    W65430                               O            10/01/32
    0


    8050939          536/536             F          818,000.00         ZZ
                                         360        815,769.50          1
                                       6.500          5,170.32         45
                                       6.250          5,170.32
    KAILUA           HI   96734          1            08/24/02         00
    1346873                              05           10/01/02          0
    1346873                              N            09/01/32
    0


    8052901          A52/G02             F           88,000.00         ZZ
                                         360         87,862.21          2
                                       7.250            600.32         80
                                       7.000            600.32
    AUSTELL          GA   30168          1            09/13/02         00
    0434851598                           05           11/01/02          0
    20535                                N            10/01/32
    0
1




    8053081          U42/G02             F          128,800.00         ZZ
                                         360        128,542.92          1
                                       6.000            772.22         80
                                       5.750            772.22
    AUSTIN           TX   78729          5            09/13/02         00
    0434667416                           05           11/01/02          0
    10201666                             O            10/01/32
    0


    8054703          E45/G02             F           94,500.00         ZZ
                                         360         94,133.13          1
                                       7.500            660.76         90
                                       7.250            660.76
    ROCKFALLS        IL   61071          1            07/01/02         11
    0434650081                           05           09/01/02         25
    231972                               O            08/01/32
    0


    8058091          E45/G02             F          252,500.00         ZZ
                                         360        251,811.50          1
                                       6.500          1,595.97         79
                                       6.250          1,595.97
    ATHENS           GA   30606          5            08/26/02         00
    0434641536                           05           10/01/02          0
    265251                               O            09/01/32
    0


    8059667          E22/G02             F           88,000.00         ZZ
                                         360         87,875.38          3
                                       7.750            630.44         80
                                       7.500            630.44
    NEWFOUNDLAND     PA   18445          1            09/24/02         00
    0414957829                           05           11/01/02          0
    0414957829                           N            10/01/32
    0


    8060257          A06/G02             F           52,500.00         ZZ
                                         360         52,411.53          2
                                       6.875            344.89         70
                                       6.625            344.89
    DETROIT          MI   48227          2            09/19/02         00
    0434625406                           05           11/01/02          0
    001000010201568                      N            10/01/32
    0


    8062859          E22/G02             F          209,000.00         ZZ
                                         360        208,711.38          4
1


                                       7.875          1,515.40         95
                                       7.625          1,515.40
    COMMERCE CITY    CO   80022          5            09/20/02         04
    0414742585                           05           11/01/02         30
    0414742585                           O            10/01/32
    0


    8062905          E22/G02             F           68,598.00         ZZ
                                         360         68,456.96          2
                                       7.500            479.65         90
                                       7.250            479.65
    RUTLAND          VT   05701          1            09/25/02         04
    0414811174                           05           11/01/02         25
    0414811174                           N            10/01/32
    0


    8062997          U05/G02             F          103,350.00         ZZ
                                         360        103,151.70          1
                                       6.875            678.94         47
                                       6.625            678.94
    AUSTIN           TX   78757          5            09/12/02         00
    0434840963                           05           11/01/02          0
    3258452                              O            10/01/32
    0


    8063073          U05/G02             F           80,000.00         ZZ
                                         360         79,397.99          1
                                       7.000            532.24         60
                                       6.750            532.24
    AUSTIN           TX   78751          5            09/12/02         00
    0434892675                           05           11/01/02          0
    3259812                              O            10/01/32
    0


    8065265          E82/G02             F          302,900.00         ZZ
                                         360        302,376.96          1
                                       6.750          1,964.60         80
                                       6.500          1,964.60
    MINDEN           NV   89423          2            09/25/02         00
    0400677498                           05           11/01/02          0
    4647037                              O            10/01/32
    0


    8065289          E82/G02             F          208,000.00         ZZ
                                         360        207,479.22          1
                                       6.750          1,349.08         80
                                       6.500          1,349.08
    LEMON GROVE      CA   91945          2            09/20/02         00
    0400698353                           05           11/01/02          0
1


    5506477                              O            10/01/32
    0


    8065913          E22/G02             F           88,700.00         ZZ
                                         360         88,567.94          1
                                       7.500            620.20         75
                                       7.250            620.20
    MANCHESTER       CT   06040          1            09/26/02         00
    0414629915                           05           11/01/02          0
    0414629915                           N            10/01/32
    0


    8066121          E47/G02             F          137,600.00         ZZ
                                         240        137,037.32          1
                                       6.500          1,025.91         80
                                       6.250          1,025.91
    KYLE             TX   78640          5            09/13/02         00
    0434879185                           05           11/01/02          0
    7362511381                           O            10/01/22
    0


    8066171          758/G02             F          150,000.00         ZZ
                                         360        149,740.97          1
                                       6.750            972.90         80
                                       6.500            972.90
    MONTGOMERY       TX   77356          5            09/19/02         00
    0434829107                           05           11/01/02          0
    330436                               O            10/01/32
    0


    8066747          E22/G02             F          175,000.00         ZZ
                                         360        174,674.98          1
                                       6.375          1,091.77         78
                                       6.125          1,091.77
    WATKINSVILLE     GA   30677          1            09/26/02         00
    0415002468                           05           11/01/02          0
    0415002468                           O            10/01/32
    0


    8067235          F62/G02             F           65,000.00         ZZ
                                         360         64,882.17          1
                                       6.500            410.84         44
                                       6.250            410.84
    MIAMI            FL   33175          5            09/20/02         00
    0434897971                           05           11/01/02          0
    28690                                O            10/01/32
    0


1


    8067517          U05/G02             F          337,500.00         ZZ
                                         360        336,931.30          1
                                       6.875          2,217.13         90
                                       6.625          2,217.13
    SAN JOSE         CA   95148          1            09/10/02         04
    0434901302                           05           11/01/02         25
    3259360                              O            10/01/32
    0


    8068977          E22/G02             F          275,947.00         ZZ
                                         360        275,556.22          1
                                       7.750          1,976.92         69
                                       7.500          1,976.92
    UNIVERSITY PARK  TX   75205          2            09/27/02         00
    0415015908                           05           11/01/02          0
    0415015908                           N            10/01/32
    0


    8069187          E22/G02             F          210,000.00         ZZ
                                         360        209,637.36          1
                                       6.750          1,362.06         70
                                       6.500          1,362.06
    BEVERLY          MA   01915          5            09/23/02         00
    0414899823                           05           11/01/02          0
    0414899823                           O            10/01/32
    0


    8070651          M18/G02             F           89,900.00         ZZ
                                         360         89,737.02          1
                                       6.500            568.23         59
                                       6.250            568.23
    HESPERIA         CA   92345          1            09/17/02         00
    0434662896                           05           11/01/02          0
    980102049                            O            10/01/32
    0


    8070975          T29/G02             F          158,400.00         ZZ
                                         360        158,119.73          1
                                       6.625          1,014.25         80
                                       6.375          1,014.25
    LAKESIDE         AZ   85929          1            09/10/02         00
    0434772984                           05           11/01/02          0
    1522798                              O            10/01/32
    0


    8071917          964/G02             F          485,000.00         ZZ
                                         360        484,120.73          1
                                       6.500          3,065.53         55
                                       6.250          3,065.53
1


    MANHATTAN BEACH  CA   90266          2            09/04/02         00
    0434911806                           29           11/01/02          0
    248978                               O            10/01/32
    0


    8072317          313/G02             F          408,000.00         ZZ
                                         360        407,295.44          1
                                       6.750          2,646.29         80
                                       6.500          2,646.29
    ST DAVIDS        PA   19087          5            09/09/02         00
    0434664900                           05           11/01/02          0
    8886509                              O            10/01/32
    0


    8073127          E22/G02             F          410,400.00         ZZ
                                         360        409,691.31          1
                                       6.750          2,661.85         80
                                       6.500          2,661.85
    SAN ANOTNIO      TX   78209          5            09/25/02         00
    0414924118                           05           11/01/02          0
    0414924118                           O            10/01/32
    0


    8073471          E22/G02             F           88,000.00         ZZ
                                         360         87,812.27          1
                                       6.250            541.83         80
                                       6.000            541.83
    FRESNO           CA   93727          2            09/25/02         00
    0415016922                           05           11/01/02          0
    0415016922                           O            10/01/32
    0


    8073545          E22/G02             F          226,800.00         ZZ
                                         360        226,408.36          1
                                       6.750          1,471.02         90
                                       6.500          1,471.02
    STERLING         VA   20164          1            09/30/02         04
    0415092881                           05           11/01/02         25
    0415092881                           O            10/01/32
    0


    8073695          U05/G02             F          268,000.00         ZZ
                                         360        267,286.74          1
                                       6.625          1,716.03         80
                                       6.375          1,716.03
    CENTRAL POINT    OR   97502          1            08/27/02         00
    0434666137                           03           10/01/02          0
    3249107                              O            09/01/32
    0
1




    8074227          W93/G02             F          148,000.00         ZZ
                                         360        147,744.42          1
                                       6.750            959.93         80
                                       6.500            959.93
    NORTH LAS VEGAS  NV   89032          1            09/14/02         00
    0434683066                           05           11/01/02          0
    20481823                             O            10/01/32
    0


    8074251          W39/G02             F           58,225.00         ZZ
                                         360         58,133.88          1
                                       7.250            397.20         85
                                       7.000            397.20
    SAN ANTONIO      TX   78233          1            09/06/02         01
    0434669248                           05           11/01/02         12
    PNI21392                             O            10/01/32
    0


    8074307          N74/G02             F           68,000.00         ZZ
                                         360         67,903.71          1
                                       7.750            487.16         80
                                       7.500            487.16
    RIVIERA BEACH    FL   33404          5            09/25/02         00
    0434648846                           05           11/01/02          0
    0030782010                           N            10/01/32
    0


    8074503          L16/G02             F          126,000.00         ZZ
                                         360        125,812.40          3
                                       7.500            881.01         90
                                       7.250            881.01
    BAKERSFIELD      CA   93309          5            09/24/02         04
    0434690822                           05           11/01/02         25
    6612                                 O            10/01/32
    0


    8075473          E22/G02             F          104,000.00         ZZ
                                         360        103,815.99          1
                                       6.625            665.92         80
                                       6.375            665.92
    TOMBALL          TX   77375          5            09/26/02         00
    0414662239                           05           11/01/02          0
    0414662239                           O            10/01/32
    0


    8075591          E22/G02             F           74,700.00         ZZ
                                         360         74,596.84          1
1


                                       7.875            541.63         90
                                       7.625            541.63
    TITUSVILLE       FL   32780          5            09/26/02         01
    0414938266                           05           11/01/02         25
    0414938266                           O            10/01/32
    0


    8076699          M24/G02             F          139,000.00         ZZ
                                         360        138,647.66          1
                                       6.875            913.13         86
                                       6.625            913.13
    GERMANTOWN       MD   20874          5            08/29/02         14
    0434664447                           01           10/01/02         25
    2668435                              O            09/01/32
    0


    8076705          U05/G02             F          134,400.00         ZZ
                                         360        134,173.53          2
                                       6.875            882.91         80
                                       6.625            882.91
    HOLLYWOOD        FL   33020          5            09/18/02         00
    0434655601                           05           11/01/02          0
    3262061                              O            10/01/32
    0


    8076735          M18/G02             F          150,000.00         ZZ
                                         360        149,692.80          3
                                       7.000            997.95         75
                                       6.750            997.95
    COMPTON          CA   90221          5            09/05/02         00
    0434669651                           05           11/01/02          0
    980102015                            O            10/01/32
    0


    8076901          G34/G02             F          117,000.00         ZZ
                                         360        116,787.89          1
                                       6.500            739.52         63
                                       6.250            739.52
    PACOIMA          CA   91331          2            09/19/02         00
    0434673208                           05           11/01/02          0
    41000312                             O            10/01/32
    0


    8077033          532/G02             F           75,000.00         ZZ
                                         360         74,809.88          2
                                       6.875            492.70         71
                                       6.625            492.70
    DETROIT          MI   48234          5            09/12/02         00
    0434842878                           05           10/17/02          0
1


    AA1001A1                             O            09/17/32
    0


    8077039          A52/G02             F          212,000.00         ZZ
                                         360        211,624.88          1
                                       6.625          1,357.46         74
                                       6.375          1,357.46
    AVONDALE ESTATE  GA   30002          2            10/01/02         00
    0434701975                           05           11/01/02          0
    20500                                O            10/01/32
    0


    8077105          W39/G02             F           75,000.00         ZZ
                                         360         74,891.08          1
                                       7.625            530.85         54
                                       7.375            530.85
    IRVING           TX   75062          5            09/09/02         00
    0434809018                           05           11/01/02          0
    PNI20570                             O            10/01/32
    0


    8077111          X10/G02             F          156,000.00         ZZ
                                         360        155,730.62          1
                                       6.750          1,011.81         80
                                       6.500          1,011.81
    PLANO            TX   75093          5            09/24/02         00
    0434841276                           05           11/01/02          0
    60000153                             O            10/01/32
    0


    8078709          E22/G02             F           63,450.00         ZZ
                                         240         63,223.60          1
                                       7.625            516.01         90
                                       7.375            516.01
    TREYNOR          IA   51575          5            09/27/02         04
    0414748525                           05           11/01/02         12
    0414748525                           O            10/01/22
    0


    8079265          E45/G02             F          333,750.00         ZZ
                                         360        333,187.61          3
                                       6.875          2,192.50         75
                                       6.625          2,192.50
    JAMAICA PLAIN    MA   02130          1            09/10/02         00
    0434656997                           05           11/01/02          0
    7233514                              N            10/01/32
    0


1


    8080215          E45/G02             F          176,000.00         ZZ
                                         360        175,673.11          1
                                       6.375          1,098.01         80
                                       6.125          1,098.01
    LEWIS CENTER     OH   43035          2            09/06/02         00
    0434705018                           05           11/01/02          0
    271450                               O            10/01/32
    0


    8080379          W02/G02             F           62,400.00         ZZ
                                         360         62,241.76          1
                                       6.875            409.92         67
                                       6.625            409.92
    JACKSONVILLE     FL   32221          5            08/21/02         00
    0434655981                           05           10/01/02          0
    1001446962                           O            09/01/32
    0


    8080943          950/G02             F           83,500.00         ZZ
                                         360         83,270.12          1
                                       6.625            534.66         47
                                       6.375            534.66
    PORTLAND         OR   97211          2            09/18/02         00
    0434693610                           05           11/01/02          0
    YC208009                             N            10/01/32
    0


    8081039          A06/G02             F          150,000.00         ZZ
                                         360        149,731.88          1
                                       6.625            960.47         75
                                       6.375            960.47
    SOUTHFIELD       MI   48076          5            09/26/02         00
    0434671566                           05           11/01/02          0
    1000020222104                        O            10/01/32
    0


    8081419          P09/G02             F          107,900.00         ZZ
                                         360        107,809.35          1
                                       6.875            708.83         85
                                       6.625            708.83
    HYATTSVILLE      MD   20785          5            09/28/02         10
    0434686861                           07           12/01/02         12
    R0208492                             O            11/01/32
    0


    8081557          R65/G02             F          608,000.00         ZZ
                                         360        606,336.06          1
                                       6.500          3,842.97         80
                                       6.250          3,842.97
1


    STAMFORD         CT   06902          5            08/30/02         00
    0434673141                           05           10/01/02          0
    141510013                            O            09/01/32
    0


    8081821          K15/G02             F          168,000.00         ZZ
                                         360        167,702.74          1
                                       6.625          1,075.72         80
                                       6.375          1,075.72
    EAST HAVEN       CT   06512          5            09/21/02         00
    0434834552                           05           11/01/02          0
    03740530037                          O            10/01/32
    0


    8082465          E82/G02             F          384,000.00         ZZ
                                         360        383,661.21          1
                                       6.625          2,458.79         80
                                       6.375          2,458.79
    LONG BEACH       CA   90815          2            09/30/02         00
    0400697561                           03           12/01/02          0
    4033883                              O            11/01/32
    0


    8082799          E22/G02             F           85,000.00         ZZ
                                         360         84,933.69          3
                                       7.250            579.85         90
                                       7.000            579.85
    GRAND RAPIDS     MI   49505          1            10/03/02         04
    0414972281                           05           12/01/02         25
    0414972281                           N            11/01/32
    0


    8082831          E22/G02             F          512,000.00         ZZ
                                         360        511,025.87          1
                                       6.250          3,152.47         80
                                       6.000          3,152.47
    PLACENTIA        CA   92870          1            09/30/02         00
    0415008580                           03           11/01/02          0
    0415008580                           O            10/01/32
    0


    8082859          E22/G02             F           90,000.00         ZZ
                                         360         89,844.58          1
                                       6.750            583.74         85
                                       6.500            583.74
    SPOKANE          WA   99205          5            09/26/02         04
    0415052232                           05           11/01/02         12
    0415052232                           O            10/01/32
    0
1




    8084975          E57/G02             F          103,500.00         ZZ
                                         360        103,321.28          1
                                       6.750            671.30         72
                                       6.500            671.30
    MADERA           CA   93638          1            09/23/02         00
    0434685814                           05           11/01/02          0
    13002805                             N            10/01/32
    0


    8085413          U05/G02             F           76,000.00         ZZ
                                         360         75,439.24          1
                                       6.750            492.93         59
                                       6.500            492.93
    BAYTOWN          TX   77520          5            09/24/02         00
    0434814893                           05           11/01/02          0
    3264017                              O            10/01/32
    0


    8085661          E47/G02             F          290,000.00         ZZ
                                         360        289,523.19          1
                                       7.000          1,929.38         73
                                       6.750          1,929.38
    OAKHURST         CA   93644          5            09/10/02         00
    0434878989                           05           11/01/02          0
    7359511805                           O            10/01/32
    0


    8086005          E22/G02             F           95,000.00         ZZ
                                         360         94,828.91          1
                                       6.625            608.30         85
                                       6.375            608.30
    EUGENE           OR   97402          5            09/30/02         10
    0414770081                           05           11/01/02         12
    0414770081                           O            10/01/32
    0


    8086047          E22/G02             F          225,000.00         ZZ
                                         360        224,601.88          1
                                       6.625          1,440.70         87
                                       6.375          1,440.70
    NEW HAVEN        CT   06515          5            09/30/02         04
    0414830729                           05           11/01/02         25
    0414830729                           O            10/01/32
    0


    8087159          U42/G02             F           95,000.00         ZZ
                                         360         94,827.78          1
1


                                       6.500            600.46         63
                                       6.250            600.46
    HOPE             AR   71801          5            09/30/02         00
    0434700506                           05           11/01/02          0
    15208562                             O            10/01/32
    0


    8087315          H58/G02             F          353,000.00         ZZ
                                         360        352,360.03          1
                                       6.500          2,231.20         78
                                       6.250          2,231.20
    IRVINE           CA   92604          5            09/24/02         00
    0434884763                           05           11/01/02          0
    0000110887                           O            10/01/32
    0


    8087543          M43/G02             F           43,650.00         ZZ
                                         360         43,585.00          1
                                       7.500            305.21         90
                                       7.250            305.21
    FREDERICKSBURG   VA   22405          1            09/26/02         12
    0434905998                           09           11/01/02         25
    763819252                            N            10/01/32
    0


    8087621          964/G02             F           90,000.00         ZZ
                                         360         89,714.02          1
                                       6.375            561.48         79
                                       6.125            561.48
    SPRINGFIELD      OR   97477          5            09/13/02         00
    0434691325                           05           11/01/02          0
    252425                               O            10/01/32
    0


    8088945          U05/G02             F          144,000.00         ZZ
                                         360        143,751.34          1
                                       6.750            933.98         79
                                       6.500            933.98
    LAREDO           TX   78041          5            09/26/02         00
    0434974937                           05           11/01/02          0
    3262225                              O            10/01/32
    0


    8089121          E22/G02             F          239,200.00         ZZ
                                         360        238,766.35          3
                                       6.500          1,511.91         80
                                       6.250          1,511.91
    PLAINFIELD       NJ   07063          2            10/01/02         00
    0414742114                           05           11/01/02          0
1


    0414742114                           O            10/01/32
    0


    8089295          E22/G02             F          156,520.00         ZZ
                                         360        156,243.06          1
                                       6.625          1,002.21         80
                                       6.375          1,002.21
    PUYALLUP         WA   98374          1            09/30/02         00
    0414942094                           03           11/01/02          0
    0414942094                           O            10/01/32
    0


    8089527          E22/G02             F           59,000.00         ZZ
                                         360         58,955.10          1
                                       7.375            407.50         62
                                       7.125            407.50
    CLEVELAND        OH   44102          5            10/07/02         00
    0415093228                           05           12/01/02          0
    0415093228                           N            11/01/32
    0


    8089589          U05/G02             F          110,400.00         ZZ
                                         360        110,209.37          4
                                       6.750            716.05         80
                                       6.500            716.05
    SAN ANTONIO      TX   78217          1            09/20/02         00
    0434974481                           05           11/01/02          0
    3264014                              N            10/01/32
    0


    8090101          964/G02             F          129,600.00         ZZ
                                         360        129,376.21          1
                                       6.750            840.58         80
                                       6.500            840.58
    LAS VEGAS        NV   89129          1            09/20/02         00
    0434704193                           05           11/01/02          0
    267099                               O            10/01/32
    0


    8092971          286/286             F           38,100.00         ZZ
                                         360         38,003.42          1
                                       6.875            250.29         46
                                       6.625            250.29
    DETROIT          MI   48228          2            08/15/02         00
    1409730                              05           10/01/02          0
    1409730                              O            09/01/32
    0


1


    8093007          286/286             F          141,600.00         ZZ
                                         360        141,223.11          1
                                       6.625            906.69         80
                                       6.375            906.69
    WEST VALLEY CIT  UT   84120          2            08/06/02         00
    1448696                              05           10/01/02          0
    1448696                              O            09/01/32
    0


    8093115          286/286             F          123,200.00         ZZ
                                         360        122,923.96          1
                                       7.500            861.44         80
                                       7.250            861.44
    BOLINGBROOK      IL   60440          2            08/05/02         00
    1450665                              05           10/01/02          0
    1450665                              O            09/01/32
    0


    8093653          X67/G02             F          201,000.00         ZZ
                                         360        200,661.30          2
                                       6.875          1,320.43         79
                                       6.625          1,320.43
    LOS ANGELES      CA   90018          5            09/17/02         00
    0434710737                           05           11/01/02          0
    00269270                             O            10/01/32
    0


    8093921          E22/G02             F          126,000.00         ZZ
                                         360        125,899.24          1
                                       7.125            848.89         79
                                       6.875            848.89
    ARLINGTON        TX   76001          5            10/03/02         00
    0414427823                           05           12/01/02          0
    0414427823                           O            11/01/32
    0


    8093933          E22/G02             F           43,400.00         ZZ
                                         360         43,370.13          2
                                       7.875            314.68         55
                                       7.625            314.68
    ST.LOUIS         MO   63042          2            10/08/02         00
    0414601963                           05           12/01/02          0
    0414601963                           N            11/01/32
    0


    8093935          E22/G02             F           62,400.00         ZZ
                                         360         62,357.06          2
                                       7.875            452.44         78
                                       7.625            452.44
1


    ST.LOUIS         MO   63135          2            10/08/02         00
    0414603654                           05           12/01/02          0
    0414603654                           N            11/01/32
    0


    8093969          E22/G02             F           50,400.00         ZZ
                                         360         50,358.69          1
                                       7.000            335.31         90
                                       6.750            335.31
    MUSCLE SHOALS    AL   35661          1            10/08/02         01
    0414885376                           05           12/01/02         30
    0414885376                           O            11/01/32
    0


    8094009          E22/G02             F           57,000.00         ZZ
                                         360         56,896.66          1
                                       6.500            360.28         57
                                       6.250            360.28
    DELRAY BEACH     FL   33446          5            10/01/02         00
    0414921965                           01           11/01/02          0
    0414921965                           O            10/01/32
    0


    8094667          X31/G02             F          150,000.00         ZZ
                                         360        149,877.05          1
                                       7.000            997.95         72
                                       6.750            997.95
    LONG BEACH       CA   90804          5            10/01/02         00
    0434713038                           05           12/01/02          0
    40104073                             O            11/01/32
    0


    8094697          369/G02             F          126,000.00         ZZ
                                         360        125,359.24          2
                                       7.750            902.68         70
                                       7.500            902.68
    SALT LAKE CITY   UT   84103          1            09/13/02         00
    0434766580                           05           11/01/02          0
    0074328675                           O            10/01/32
    0


    8094775          E11/G02             F          215,100.00         ZZ
                                         360        214,710.04          1
                                       6.500          1,359.58         62
                                       6.250          1,359.58
    PRIOR LAKE       MN   55372          1            09/30/02         00
    0434825733                           05           11/01/02          0
    0002001042106                        O            10/01/32
    0
1




    8095309          964/G02             F           85,000.00         ZZ
                                         360         84,645.90          1
                                       6.500            537.26         66
                                       6.250            537.26
    CLOVIS           CA   93612          2            09/16/02         00
    0434732657                           05           11/01/02          0
    256964                               O            10/01/32
    0


    8096617          950/G02             F          224,955.00         ZZ
                                         360        224,575.94          1
                                       6.875          1,477.79         90
                                       6.625          1,477.79
    SALEM            OR   97306          1            09/13/02         14
    0434709564                           03           11/01/02         25
    M1208023                             O            10/01/32
    0


    8096781          964/G02             F          176,000.00         ZZ
                                         360        175,648.70          1
                                       6.000          1,055.21         68
                                       5.750          1,055.21
    ANAHEIM          CA   92804          2            09/19/02         00
    0434692950                           05           11/01/02          0
    252117                               O            10/01/32
    0


    8096867          S27/G02             F           90,000.00         ZZ
                                         360         89,572.61          1
                                       6.750            583.74         69
                                       6.500            583.74
    EUSTIS           FL   32726          1            09/30/02         00
    0434732038                           05           11/01/02          0
    1010023236                           O            10/01/32
    0


    8097205          E22/G02             F          139,650.00         ZZ
                                         360        139,520.66          3
                                       6.375            871.23         95
                                       6.125            871.23
    TACOMA           WA   98418          1            10/04/02         04
    0415153857                           05           12/01/02         30
    0415153857                           O            11/01/32
    0


    8097387          X60/G02             F          152,000.00         ZZ
                                         360        151,862.59          1
1


                                       6.500            960.74         80
                                       6.250            960.74
    MOUNTLAKE TERRA  WA   98043          5            10/02/02         00
    0434707824                           01           12/01/02          0
    619944                               O            11/01/32
    0


    8099125          168/168             F          448,000.00         ZZ
                                         360        447,632.77          1
                                       7.000          2,980.56         80
                                       6.750          2,980.56
    GREAT NECK       NY   11023          1            10/02/02         00
    0089394267                           05           12/01/02          0
    0089394267                           O            11/01/32
    0


    8100073          M27/G02             F          212,000.00         ZZ
                                         360        211,615.67          1
                                       6.500          1,339.98         80
                                       6.250          1,339.98
    RICHMOND         VA   23233          5            09/24/02         00
    0434827028                           05           11/01/02          0
    600816880                            O            10/01/32
    0


    8100307          E77/G02             F           90,800.00         ZZ
                                         360         90,661.40          1
                                       7.375            627.13         80
                                       7.125            627.13
    CAPITOL HEIGHTS  MD   20743          2            10/04/02         00
    0434711412                           05           11/01/02          0
    1080002433                           N            10/01/32
    0


    8100385          696/G02             F          228,100.00         ZZ
                                         360        227,898.75          1
                                       6.625          1,460.55         80
                                       6.375          1,460.55
    WALDORF          MD   20603          1            10/09/02         00
    0434834388                           03           12/01/02          0
    30102108                             O            11/01/32
    0


    8100961          E22/G02             F          204,000.00         ZZ
                                         360        203,828.62          1
                                       6.875          1,340.13         80
                                       6.625          1,340.13
    SANGER           TX   76266          5            10/04/02         00
    0414964882                           05           12/01/02          0
1


    0414964882                           O            11/01/32
    0


    8101059          E77/G02             F          520,000.00         ZZ
                                         360        519,123.77          1
                                       6.875          3,416.03         80
                                       6.625          3,416.03
    SHERWOOD FOREST  MD   21405          5            09/30/02         00
    0434725578                           03           11/01/02          0
    1010002314                           O            10/01/32
    0


    8102429          W02/G02             F          166,250.00         ZZ
                                         360        165,955.83          1
                                       6.625          1,064.52         95
                                       6.375          1,064.52
    CAPE CORAL       FL   33914          5            09/25/02         12
    0434821716                           05           11/01/02         30
    1001579078                           O            10/01/32
    0


    8103775          L68/G02             F          205,700.00         ZZ
                                         360        205,317.95          1
                                       6.375          1,283.30         51
                                       6.125          1,283.30
    ENCINITAS        CA   92007          2            09/27/02         00
    0434944526                           01           11/01/02          0
    5234272                              O            10/01/32
    0


    8104051          T44/G02             F          246,320.00         ZZ
                                         360        245,915.02          2
                                       7.000          1,638.77         80
                                       6.750          1,638.77
    SNELLVILLE       GA   30078          1            10/04/02         00
    0434982625                           05           11/01/02          0
    1055876                              N            10/01/32
    0


    8104113          E22/G02             F          211,000.00         ZZ
                                         360        210,818.34          1
                                       6.750          1,368.54         77
                                       6.500          1,368.54
    NORTH OGDEN      UT   84414          2            10/01/02         00
    0414693168                           05           12/01/02          0
    0414693168                           O            11/01/32
    0


1


    8104125          E22/G02             F          118,400.00         ZZ
                                         360        118,295.54          1
                                       6.625            758.13         80
                                       6.375            758.13
    TAYLOR           MI   48180          5            10/07/02         00
    0414747576                           05           12/01/02          0
    0414747576                           O            11/01/32
    0


    8104255          E22/G02             F          120,780.00         ZZ
                                         360        120,690.37          4
                                       7.500            844.51         90
                                       7.250            844.51
    DICKINSON        TX   77539          1            10/10/02         04
    0414974378                           05           12/01/02         25
    0414974378                           N            11/01/32
    0


    8104309          E22/G02             F          122,580.00         ZZ
                                         360        122,489.03          4
                                       7.500            857.10         90
                                       7.250            857.10
    DICKINSON        TX   77539          1            10/10/02         04
    0415023126                           05           12/01/02         25
    0415023126                           N            11/01/32
    0


    8104311          E22/G02             F          122,580.00         ZZ
                                         360        122,489.03          4
                                       7.500            857.10         90
                                       7.250            857.10
    DICKINSON        TX   77539          1            10/10/02         04
    0415023142                           05           12/01/02         25
    0415023142                           N            11/01/32
    0


    8104357          E22/G02             F          177,650.00         ZZ
                                         360        177,500.76          1
                                       6.875          1,167.03         85
                                       6.625          1,167.03
    SOUTHFIELD       MI   48076          5            10/08/02         04
    0415067354                           05           12/01/02         25
    0415067354                           O            11/01/32
    0


    8104403          E22/G02             F           30,000.00         ZZ
                                         360         29,979.36          2
                                       7.875            217.52         75
                                       7.625            217.52
1


    HIGHLAND PARK    MI   48235          5            10/14/02         00
    0415128198                           05           12/01/02          0
    0415128198                           N            11/01/32
    0


    8105577          E45/G02             F          373,600.00         ZZ
                                         360        372,906.10          1
                                       6.375          2,330.78         80
                                       6.125          2,330.78
    SAN DIEGO        CA   92127          5            09/04/02         00
    0434753570                           03           11/01/02          0
    276819                               O            10/01/32
    0


    8106539          Q01/G02             F           99,000.00         ZZ
                                         240         98,630.20          1
                                       7.250            782.47         90
                                       7.000            782.47
    EL PASO          TX   79936          2            09/25/02         12
    0434906145                           05           11/01/02         25
    103817                               O            10/01/22
    0


    8106781          Q59/G02             F          148,000.00         ZZ
                                         360        147,725.11          1
                                       6.375            923.33         80
                                       6.125            923.33
    TUSTIN           CA   92780          5            09/27/02         00
    0434767729                           01           11/01/02          0
    402041                               O            10/01/32
    0


    8107719          E82/G02             F           85,000.00         ZZ
                                         360         84,925.01          1
                                       6.625            544.26         63
                                       6.375            544.26
    TOMS RIVER       NJ   08757          1            10/16/02         00
    0400698692                           03           12/01/02          0
    1992728                              O            11/01/32
    0


    8108079          U36/G02             F          247,500.00         ZZ
                                         360        247,040.31          1
                                       6.375          1,544.08         90
                                       6.125          1,544.08
    FALLS CHURCH     VA   22041          1            10/04/02         12
    0434843280                           05           11/01/02         25
    821202002                            O            10/01/32
    0
1




    8108295          003/G02             F          133,600.00         ZZ
                                         360        133,490.48          1
                                       7.000            888.85         80
                                       6.750            888.85
    FORT LAUDERDALE  FL   33312          1            10/04/02         00
    0434731691                           05           12/01/02          0
    0021832134                           O            11/01/32
    0


    8108619          U05/G02             F           99,000.00         ZZ
                                         360         98,829.06          1
                                       6.750            642.11         90
                                       6.500            642.11
    HESPERIA         CA   92345          1            09/11/02         10
    0434738308                           05           11/01/02         25
    3258375                              O            10/01/32
    0


    8109139          W53/G02             F          118,000.00         ZZ
                                         360        117,534.14          1
                                       7.250            804.97         80
                                       7.000            804.97
    JONESBORO        GA   30236          1            06/11/02         00
    0434951745                           03           08/01/02          0
    1304000736                           O            07/01/32
    0


    8109479          A06/G02             F           90,000.00         ZZ
                                         360         89,841.80          1
                                       6.750            583.74         95
                                       6.500            583.74
    HAMTRAMCK        MI   48212          5            09/30/02         11
    0434730420                           05           11/01/02         30
    1                                    O            10/01/32
    0


    8109997          E82/G02             F          166,000.00         ZZ
                                         360        165,853.54          1
                                       6.625          1,062.92         68
                                       6.375          1,062.92
    WHITTIER         CA   90605          2            10/10/02         00
    0400690707                           05           12/01/02          0
    3319539                              N            11/01/32
    0


    8110025          E82/G02             F          139,300.00         ZZ
                                         360        139,177.10          3
1


                                       6.625            891.95         72
                                       6.375            891.95
    LOS ANGELES      CA   90004          2            10/08/02         00
    0400706644                           05           12/01/02          0
    1882202                              O            11/01/32
    0


    8110099          E22/G02             F          360,000.00         ZZ
                                         360        359,690.04          1
                                       6.750          2,334.96         71
                                       6.500          2,334.96
    MIRAMAR          FL   33029          1            10/04/02         00
    0414773192                           03           12/01/02          0
    0414773192                           O            11/01/32
    0


    8110155          E22/G02             F          239,200.00         ZZ
                                         360        238,978.45          2
                                       6.375          1,492.30         80
                                       6.125          1,492.30
    LOS ANGELES      CA   90016          1            10/03/02         00
    0414908012                           05           12/01/02          0
    0414908012                           O            11/01/32
    0


    8110353          E22/G02             F          360,000.00         ZZ
                                         360        359,658.42          1
                                       6.250          2,216.58         80
                                       6.000          2,216.58
    COLORADO SPRING  CO   80908          2            10/09/02         00
    0415054394                           05           12/01/02          0
    0415054394                           O            11/01/32
    0


    8110385          E22/G02             F           72,000.00         ZZ
                                         360         71,881.68          1
                                       6.250            443.32         80
                                       6.000            443.32
    BELLINGHAM       WA   98226          1            10/09/02         00
    0415074434                           05           12/01/02          0
    0415074434                           O            11/01/32
    0


    8110955          E45/G02             F           50,400.00         ZZ
                                         360         50,252.68          1
                                       7.625            356.73         80
                                       7.375            356.73
    DOUGLAS          GA   31533          2            07/31/02         00
    0435010525                           05           09/01/02          0
1


    253417                               N            08/01/32
    0


    8111269          U36/G02             F          124,000.00         ZZ
                                         360        123,895.83          1
                                       6.875            814.59         80
                                       6.625            814.59
    ATLANTA          GA   30314          5            10/09/02         00
    0434861662                           05           12/01/02          0
    820682002                            O            11/01/32
    0


    8112043          E45/G02             F          464,800.00         ZZ
                                         360        462,048.08          1
                                       7.625          3,289.83         72
                                       7.375          3,289.83
    SAVANNAH         GA   31405          5            04/08/02         00
    0435005061                           05           05/01/02          0
    211288                               O            04/01/32
    0


    8113807          M27/G02             F          160,000.00         ZZ
                                         360        159,851.81          1
                                       6.375            998.19         80
                                       6.125            998.19
    WILMINGTON       NC   28409          2            10/08/02         00
    0434909552                           03           12/01/02          0
    0600823744                           O            11/01/32
    0


    8113849          X67/G02             F          168,000.00         ZZ
                                         360        166,661.58          1
                                       6.625          1,075.72         79
                                       6.375          1,075.72
    CHINO            CA   91710          5            10/01/02         00
    0434837498                           05           12/01/02          0
    00270050                             O            11/01/32
    0


    8113923          X67/G02             F          190,400.00         ZZ
                                         360        190,063.11          1
                                       6.625          1,219.15         80
                                       6.375          1,219.15
    WEST COVINA      CA   91790          1            09/26/02         00
    0434776183                           05           11/01/02          0
    00269839                             N            10/01/32
    0


1


    8114457          N67/G02             F           56,000.00         ZZ
                                         360         55,892.13          1
                                       8.250            420.71         59
                                       8.000            420.71
    CHICAGO          IL   60619          1            08/21/02         00
    0434756821                           05           10/01/02          0
    3265003240A                          N            09/01/32
    0


    8114975          U05/G02             F          375,000.00         T
                                         360        374,320.14          1
                                       6.500          2,370.26         57
                                       6.250          2,370.26
    TRUCKEE          CA   96161          5            09/25/02         00
    0434846945                           03           11/01/02          0
    3256966                              O            10/01/32
    0


    8115373          K15/G02             F           81,500.00         ZZ
                                         360         81,431.53          1
                                       6.875            535.40         85
                                       6.625            535.40
    MAPLE HEIGHTS    OH   44137          5            10/09/02         41
    0434780433                           05           12/01/02         12
    028005304248                         O            11/01/32
    0


    8115761          E82/G02             F           99,000.00         ZZ
                                         360         98,928.34          4
                                       7.625            700.72         73
                                       7.375            700.72
    MIAMI            FL   33150          2            10/15/02         00
    0400692364                           05           12/01/02          0
    1992728                              N            11/01/32
    0


    8116177          E22/G02             F          121,400.00         ZZ
                                         360        121,287.56          1
                                       6.375            757.38         90
                                       6.125            757.38
    SALT LAKE CITY   UT   84105          1            10/10/02         04
    0414556019                           05           12/01/02         25
    0414556019                           O            11/01/32
    0


    8116179          E22/G02             F           61,500.00         ZZ
                                         240         61,378.32          1
                                       6.750            467.62         73
                                       6.500            467.62
1


    FRESNO           CA   93702          2            10/04/02         00
    0414613331                           05           12/01/02          0
    0414613331                           O            11/01/22
    0


    8116319          E22/G02             F          250,000.00         ZZ
                                         360        249,768.46          1
                                       6.375          1,559.67         80
                                       6.125          1,559.67
    ITASCA           IL   60143          1            10/16/02         00
    0414987479                           05           12/01/02          0
    0414987479                           O            11/01/32
    0


    8116361          E22/G02             F           64,600.00         ZZ
                                         360         64,545.72          3
                                       6.875            424.38         95
                                       6.625            424.38
    CINCINNATI       OH   45215          1            10/16/02         04
    0415037134                           05           12/01/02         30
    0415037134                           O            11/01/32
    0


    8116423          E22/G02             F           77,300.00         ZZ
                                         360         76,027.29          1
                                       6.750            501.37         89
                                       6.500            501.37
    SAN ANTONIO      TX   78244          2            10/11/02         04
    0415094689                           05           12/01/02         25
    0415094689                           N            11/01/32
    0


    8116479          E22/G02             F          196,000.00         ZZ
                                         360        195,835.34          1
                                       6.875          1,287.58         80
                                       6.625          1,287.58
    WHITE LAKE       MI   48383          5            10/10/02         00
    0415133438                           05           12/01/02          0
    0415133438                           O            11/01/32
    0


    8117935          X82/G02             F          240,000.00         ZZ
                                         360        239,808.08          1
                                       7.125          1,616.92         80
                                       6.875          1,616.92
    FAIRFAX          VA   22033          5            10/07/02         00
    0434765988                           03           12/01/02          0
    837544                               O            11/01/32
    0
1




    8118159          H58/G02             F           81,000.00         ZZ
                                         360         80,860.14          1
                                       6.750            525.36         90
                                       6.500            525.36
    SACRAMENTO       CA   95815          1            09/30/02         01
    0434765608                           05           11/01/02         25
    0000093357                           O            10/01/32
    0


    8118251          X31/G02             F          260,000.00         ZZ
                                         360        259,753.31          1
                                       6.250          1,600.86         80
                                       6.000          1,600.86
    LA MIRADA        CA   90638          2            10/04/02         00
    0434976064                           05           12/01/02          0
    40104226                             O            11/01/32
    0


    8118835          K15/G02             F           84,800.00         ZZ
                                         360         84,725.19          1
                                       6.625            542.98         90
                                       6.375            542.98
    HAZEL PARK       MI   48030          5            10/09/02         41
    0434779005                           05           12/01/02         25
    035605503882                         O            11/01/32
    0


    8119545          E82/G02             F          140,200.00         ZZ
                                         360        140,076.30          1
                                       6.625            897.72         72
                                       6.375            897.72
    NORTH HIGHLANDS  CA   95660          2            10/09/02         00
    0400690665                           05           12/01/02          0
    6562554                              O            11/01/32
    0


    8119917          758/G02             F          218,150.00         ZZ
                                         360        217,773.29          1
                                       6.750          1,414.92         42
                                       6.500          1,414.92
    WACO             TX   76708          5            09/18/02         00
    0434818878                           05           11/01/02          0
    561075                               O            10/01/32
    0


    8120477          S11/G02             F          399,900.00         ZZ
                                         360        399,520.56          1
1


                                       6.250          2,462.25         75
                                       6.000          2,462.25
    DOVE CANYON      CA   92679          2            09/30/02         00
    0434804027                           03           12/01/02          0
    10209350                             O            11/01/32
    0


    8120875          E22/G02             F          275,400.00         ZZ
                                         360        275,157.02          1
                                       6.625          1,763.42         90
                                       6.375          1,763.42
    ELKRIDGE         MD   21075          5            10/11/02         04
    0414989004                           05           12/01/02         25
    0414989004                           O            11/01/32
    0


    8120981          E22/G02             F          190,000.00         ZZ
                                         360        189,828.24          1
                                       6.500          1,200.93         95
                                       6.250          1,200.93
    UPPER MARLBORO   MD   20774          5            10/11/02         01
    0415053388                           05           12/01/02         30
    0415053388                           O            11/01/32
    0


    8121117          E22/G02             F          200,000.00         ZZ
                                         360        199,814.76          4
                                       6.375          1,247.74         80
                                       6.125          1,247.74
    CHICAGO          IL   60629          5            10/11/02         00
    0415104223                           05           12/01/02          0
    0415104223                           O            11/01/32
    0


    8121283          E22/G02             F          212,000.00         ZZ
                                         360        211,803.65          1
                                       6.375          1,322.60         75
                                       6.125          1,322.60
    NORTH ATTLEBORO  MA   02760          5            10/11/02         00
    0415184209                           05           12/01/02          0
    0415184209                           O            11/01/32
    0


    8121677          964/G02             F          491,000.00         ZZ
                                         360        490,109.84          1
                                       6.500          3,103.46         69
                                       6.250          3,103.46
    MONUMENT         CO   80132          5            10/01/02         00
    0434776720                           05           11/01/02          0
1


    270465                               O            10/01/32
    0


    8121999          964/G02             F          424,000.00         ZZ
                                         360        423,597.69          1
                                       6.250          2,610.64         80
                                       6.000          2,610.64
    SAUSALITO        CA   94965          2            09/30/02         00
    0434775011                           01           12/01/02          0
    241401                               O            11/01/32
    0


    8122857          U05/G02             F           68,450.00         ZZ
                                         360         68,388.12          1
                                       6.500            432.65         90
                                       6.250            432.65
    ROWLETT          TX   75088          1            10/09/02         10
    0434825162                           05           12/01/02         25
    3267449                              N            11/01/32
    0


    8124591          U36/G02             F          147,600.00         ZZ
                                         360        147,357.31          1
                                       7.000            981.99         90
                                       6.750            981.99
    GAITHERSBURG     MD   20878          1            09/09/02         12
    0434800553                           09           11/01/02         25
    999601001                            O            10/01/32
    0


    8125757          Q66/G02             F          189,000.00         ZZ
                                         360        188,829.14          1
                                       6.500          1,194.61         90
                                       6.250          1,194.61
    ROSEMOUNT        MN   55068          5            10/17/02         14
    0434811766                           05           12/01/02         25
    020463                               O            11/01/32
    0


    8126147          X60/G02             F          203,000.00         ZZ
                                         360        202,820.90          1
                                       6.625          1,299.83         70
                                       6.375          1,299.83
    SEATTLE          WA   98144          1            10/09/02         00
    0434793626                           05           12/01/02          0
    0628729                              O            11/01/32
    0


1


    8126381          B57/G02             F          320,000.00         ZZ
                                         360        319,696.37          1
                                       6.250          1,970.30         80
                                       6.000          1,970.30
    LA HABRA         CA   90631          5            10/10/02         00
    0434791588                           05           12/01/02          0
    10005661                             O            11/01/32
    0


    8126389          X81/G02             F          263,150.00         ZZ
                                         360        262,727.87          2
                                       7.125          1,772.89         95
                                       6.875          1,772.89
    PLYMOUTH         MN   55442          1            10/01/02         10
    0434823837                           05           11/01/02         30
    952529                               O            10/01/32
    0


    8129273          E47/G02             F          493,000.00         ZZ
                                         360        492,169.27          1
                                       6.875          3,238.66         85
                                       6.625          3,238.66
    DUBLIN           CA   94568          5            09/24/02         11
    0435010681                           05           11/01/02         17
    7359511789                           O            10/01/32
    0


    8129819          E47/G02             F          123,900.00         ZZ
                                         360        123,788.00          1
                                       6.500            783.13         80
                                       6.250            783.13
    CONCORD          CA   94518          1            10/01/02         00
    0434781563                           01           12/01/02          0
    7359520244                           O            11/01/32
    0


    8129933          E22/G02             F          203,100.00         ZZ
                                         360        202,907.29          1
                                       6.250          1,250.52         80
                                       6.000          1,250.52
    RESEDA           CA   91335          1            10/10/02         00
    0414797431                           05           12/01/02          0
    0414797431                           O            11/01/32
    0


    8130157          E22/G02             F          208,525.00         ZZ
                                         360        208,345.46          1
                                       6.750          1,352.49         95
                                       6.500          1,352.49
1


    TACOMA           WA   98444          1            10/09/02         04
    0415123579                           05           12/01/02         30
    0415123579                           O            11/01/32
    0


    8130173          E22/G02             F          121,505.00         ZZ
                                         360        121,392.47          1
                                       6.375            758.03         95
                                       6.125            758.03
    MCCALLA          AL   35111          1            10/18/02         04
    0415141340                           05           12/01/02         30
    0415141340                           O            11/01/32
    0


    8130309          E22/G02             F          135,000.00         ZZ
                                         360        134,745.31          1
                                       6.625            864.42         80
                                       6.375            864.42
    GULF BREEZE      FL   32563          5            10/14/02         00
    0415092295                           05           12/01/02          0
    0415092295                           O            11/01/32
    0


    8130311          E22/G02             F           33,300.00         ZZ
                                         360         33,277.08          1
                                       7.875            241.45         90
                                       7.625            241.45
    WAUPACA          WI   54981          1            10/18/02         11
    0415093905                           05           12/01/02         25
    0415093905                           N            11/01/32
    0


    8130313          E22/G02             F           97,500.00         ZZ
                                         360         97,422.03          1
                                       7.125            656.88         75
                                       6.875            656.88
    SAN BERNARDINO   CA   92410          5            10/03/02         00
    0415094820                           05           12/01/02          0
    0415094820                           O            11/01/32
    0


    8132029          W45/G02             F          203,750.00         ZZ
                                         360        203,561.29          1
                                       6.375          1,271.13         80
                                       6.125          1,271.13
    TEMECULA         CA   92592          5            10/08/02         00
    0434793899                           03           12/01/02          0
    0209171185                           O            11/01/32
    0
1




    8132091          U05/G02             F          132,000.00         ZZ
                                         360        131,880.67          1
                                       6.500            834.33         80
                                       6.250            834.33
    SALEM            OR   97306          5            10/07/02         00
    0435013586                           05           12/01/02          0
    3264827                              O            11/01/32
    0


    8132437          956/G02             F          350,000.00         ZZ
                                         360        349,317.90          1
                                       6.125          2,126.64         59
                                       5.875          2,126.64
    SAN JOSE         CA   95124          5            09/25/02         00
    0434787974                           05           11/01/02          0
    112090173                            O            10/01/32
    0


    8132439          956/G02             F          350,000.00         ZZ
                                         360        349,667.91          1
                                       6.250          2,155.01         73
                                       6.000          2,155.01
    PLEASANTON       CA   94566          5            10/01/02         00
    0434806659                           05           12/01/02          0
    112090308                            O            11/01/32
    0


    8132451          956/G02             F          370,000.00         ZZ
                                         360        369,665.52          1
                                       6.500          2,338.65         56
                                       6.250          2,338.65
    DANVILLE         CA   94526          5            10/02/02         00
    0434806675                           03           12/01/02          0
    212090138                            O            11/01/32
    0


    8132463          956/G02             F          367,000.00         ZZ
                                         360        366,668.23          1
                                       6.500          2,319.69         75
                                       6.250          2,319.69
    ROSEVILLE        CA   95747          5            10/01/02         00
    0434804761                           05           12/01/02          0
    312090140                            O            11/01/32
    0


    8132489          956/G02             F          370,000.00         ZZ
                                         360        369,329.22          1
1


                                       6.500          2,338.65         61
                                       6.250          2,338.65
    SAN JOSE         CA   95124          5            09/26/02         00
    0434801825                           05           11/01/02          0
    712080067                            O            10/01/32
    0


    8132507          956/G02             F          360,000.00         ZZ
                                         360        359,378.36          1
                                       6.750          2,334.95         68
                                       6.500          2,334.95
    SANFRANCISCO     CA   94116          5            09/26/02         00
    0434807129                           05           11/01/02          0
    712090104                            O            10/01/32
    0


    8132511          956/G02             F          371,000.00         ZZ
                                         360        370,656.38          1
                                       6.375          2,314.56         75
                                       6.125          2,314.56
    REDWOOD CITY     CA   94061          5            10/02/02         00
    0434807111                           05           12/01/02          0
    712090172                            O            11/01/32
    0


    8132627          E57/G02             F          146,000.00         ZZ
                                         360        145,194.55          2
                                       6.750            946.95         62
                                       6.500            946.95
    PASADENA         CA   91104          5            10/01/02         00
    0434838611                           05           12/01/02          0
    06009971                             O            11/01/32
    0


    8132659          G34/G02             F          404,000.00         ZZ
                                         360        403,625.82          1
                                       6.375          2,520.43         80
                                       6.125          2,520.43
    BERKELEY         CA   94707          1            10/07/02         00
    0434804449                           05           12/01/02          0
    48200919                             O            11/01/32
    0


    8133239          E82/G02             F          100,200.00         ZZ
                                         360        100,113.73          1
                                       6.750            649.90         75
                                       6.500            649.90
    LAS VEGAS        NV   89108          2            10/18/02         00
    0400714952                           05           12/01/02          0
1


    1696113                              O            11/01/32
    0


    8133255          E82/G02             F          187,200.00         ZZ
                                         360        186,026.62          1
                                       6.375          1,167.88         37
                                       6.125          1,167.88
    STATEN ISLAND    NY   10312          2            10/18/02         00
    0400706842                           05           12/01/02          0
    1496096                              O            11/01/32
    0


    8133289          E82/G02             F           84,100.00         ZZ
                                         360         84,022.11          1
                                       6.375            524.67         24
                                       6.125            524.67
    ST AUGUSTINE     FL   32092          2            10/16/02         00
    0400707394                           05           12/01/02          0
    1720346                              O            11/01/32
    0


    8133633          H58/G02             F          444,000.00         ZZ
                                         360        443,155.23          1
                                       6.250          2,733.79         75
                                       6.000          2,733.79
    CAMAS            WA   98607          5            09/26/02         00
    0434776365                           05           11/01/02          0
    0000111035                           O            10/01/32
    0


    8133773          E22/G02             F           64,800.00         ZZ
                                         360         64,710.53          1
                                       7.875            469.84         87
                                       7.625            469.84
    HEPHZIBAH        GA   30815          2            10/02/02         10
    0414815019                           05           11/01/02         25
    0414815019                           N            10/01/32
    0


    8133947          E22/G02             F          115,000.00         ZZ
                                         360        114,893.49          1
                                       6.375            717.45         53
                                       6.125            717.45
    BROOKLYN         NY   11236          5            10/15/02         00
    0415112028                           05           12/01/02          0
    0415112028                           O            11/01/32
    0


1


    8133983          E22/G02             F          126,400.00         ZZ
                                         360        126,282.93          1
                                       6.375            788.57         80
                                       6.125            788.57
    GLADSTONE        OR   97027          2            10/09/02         00
    0415183359                           05           12/01/02          0
    0415183359                           O            11/01/32
    0


    8134029          E22/G02             F           75,000.00         ZZ
                                         360         74,930.54          1
                                       6.375            467.90         47
                                       6.125            467.90
    CHICAGO          IL   60629          5            10/16/02         00
    0415157197                           05           12/01/02          0
    0415157197                           O            11/01/32
    0


    8134589          P44/G02             F          156,000.00         ZZ
                                         360        155,851.98          1
                                       6.250            960.52         27
                                       6.000            960.52
    CHATHAM          MA   02633          5            10/15/02         00
    0434804563                           05           12/01/02          0
    1                                    O            11/01/32
    0


    8134635          601/G02             F          270,000.00         ZZ
                                         360        269,545.07          1
                                       6.875          1,773.71         65
                                       6.625          1,773.71
    BETHLEHEM TWP    NJ   08826          1            09/26/02         00
    0434808390                           05           11/01/02          0
    61656302                             O            10/01/32
    0


    8134845          601/G02             F          135,000.00         ZZ
                                         360        134,631.89          1
                                       6.500            853.29         46
                                       6.250            853.29
    GREELEY          CO   80634          2            08/30/02         00
    0434799540                           03           10/01/02          0
    61763561                             O            09/01/32
    0


    8134861          601/G02             F          248,400.00         ZZ
                                         360        247,971.06          1
                                       6.750          1,611.12         90
                                       6.500          1,611.12
1


    JACKSONVILLE     FL   32224          1            09/27/02         14
    0434796074                           05           11/01/02         25
    61791714                             O            10/01/32
    0


    8135221          601/G02             F          350,000.00         ZZ
                                         360        349,349.93          1
                                       6.375          2,183.55         67
                                       6.125          2,183.55
    ATLANTA          GA   30327          5            09/17/02         00
    0434804779                           05           11/01/02          0
    61808879                             O            10/01/32
    0


    8135357          601/G02             F          235,000.00         ZZ
                                         360        234,604.03          1
                                       6.875          1,543.79         73
                                       6.625          1,543.79
    LIVINGSTON       NJ   07039          5            09/10/02         00
    0434803334                           05           11/01/02          0
    61715413                             O            10/01/32
    0


    8136535          225/G02             F          440,000.00         ZZ
                                         360        438,884.66          1
                                       6.875          2,890.49         75
                                       6.625          2,890.49
    YORBA LINDA      CA   92887          5            09/09/02         00
    0434819975                           05           11/01/02          0
    007396350                            O            10/01/32
    0


    8136583          225/G02             F          650,000.00         ZZ
                                         360        648,311.62          1
                                       6.750          4,215.89         74
                                       6.500          4,215.89
    VILLA PARK       CA   92861          5            09/24/02         00
    0434815205                           05           11/01/02          0
    007402311                            O            10/01/32
    0


    8137313          U05/G02             F          440,000.00         ZZ
                                         360        439,592.47          1
                                       6.375          2,745.03         74
                                       6.125          2,745.03
    THOUSAND OAKS    CA   91360          5            10/07/02         00
    0434807699                           05           12/01/02          0
    3269112                              O            11/01/32
    0
1




    8137653          144/144             F          173,400.00         ZZ
                                         360        173,235.47          1
                                       6.250          1,067.65         36
                                       6.000          1,067.65
    ESOPUS           NY   12429          2            10/02/02         00
    160699330                            05           12/01/02          0
    160699330                            O            11/01/32
    0


    8137695          X91/G02             F          318,000.00         ZZ
                                         360        317,705.47          1
                                       6.375          1,983.91         57
                                       6.125          1,983.91
    HAIKU            HI   96708          2            10/14/02         00
    0434957726                           05           12/01/02          0
    801700                               O            11/01/32
    0


    8138065          E22/G02             F          205,000.00         ZZ
                                         360        204,810.13          1
                                       6.375          1,278.93         57
                                       6.125          1,278.93
    COPPELL          TX   75019          5            10/17/02         00
    0414999482                           03           12/01/02          0
    0414999482                           O            11/01/32
    0


    8138073          E22/G02             F          162,450.00         ZZ
                                         360        162,310.13          1
                                       6.750          1,053.65         95
                                       6.500          1,053.65
    TACOMA           WA   98445          5            10/11/02         04
    0415012822                           05           12/01/02         30
    0415012822                           O            11/01/32
    0


    8138091          E22/G02             F          125,000.00         ZZ
                                         360        124,878.51          1
                                       6.125            759.51         49
                                       5.875            759.51
    COLORADO SPRING  CO   80904          5            10/17/02         00
    0415052356                           05           12/01/02          0
    0415052356                           O            11/01/32
    0


    8138123          E22/G02             F           80,400.00         ZZ
                                         360         80,332.46          1
1


                                       6.875            528.17         80
                                       6.625            528.17
    ARLINGTON        TX   78014          5            10/17/02         00
    0415091644                           05           12/01/02          0
    0415091644                           O            11/01/32
    0


    8138139          E22/G02             F          224,000.00         ZZ
                                         360        223,807.14          2
                                       6.750          1,452.86         80
                                       6.500          1,452.86
    LONG BEACH       CA   90813          1            10/11/02         00
    0415110550                           05           12/01/02          0
    0415110550                           N            11/01/32
    0


    8138203          E22/G02             F          280,000.00         ZZ
                                         360        279,740.66          2
                                       6.375          1,746.84         80
                                       6.125          1,746.84
    SIGNAL HILL      CA   90807          5            10/15/02         00
    0415172006                           05           12/01/02          0
    0415172006                           O            11/01/32
    0


    8138209          E22/G02             F          192,500.00         ZZ
                                         360        192,330.16          1
                                       6.625          1,232.60         49
                                       6.375          1,232.60
    RANDOLPH         MA   02368          5            10/17/02         00
    0415177203                           05           12/01/02          0
    0415177203                           O            11/01/32
    0


    8138225          S11/G02             F          257,600.00         ZZ
                                         360        257,144.20          1
                                       6.625          1,649.44         80
                                       6.375          1,649.44
    WHITTIER         CA   90602          5            09/20/02         00
    0434844692                           05           11/01/02          0
    10209400                             O            10/01/32
    0


    8138247          E22/G02             F          126,750.00         ZZ
                                         360        126,662.77          4
                                       7.875            919.03         65
                                       7.625            919.03
    CHATTANOOGA      TN   37411          5            10/22/02         00
    0415237064                           05           12/01/02          0
1


    0415237064                           N            11/01/32
    0


    8138279          E22/G02             F          280,500.00         ZZ
                                         360        280,258.49          1
                                       6.750          1,819.32         85
                                       6.500          1,819.32
    DANVERS          MA   01923          5            10/17/02         01
    0414808691                           05           12/01/02         25
    0414808691                           O            11/01/32
    0


    8138285          E22/G02             F           38,900.00         ZZ
                                         360         38,868.12          1
                                       7.000            258.80         87
                                       6.750            258.80
    FLORENCE         AL   35630          2            10/17/02         04
    0414853564                           05           12/01/02         30
    0414853564                           O            11/01/32
    0


    8138309          E22/G02             F           17,600.00         ZZ
                                         360         17,586.27          1
                                       7.250            120.06         80
                                       7.000            120.06
    SUNRISE          FL   33313          1            10/22/02         00
    0414918144                           01           12/01/02          0
    0414918144                           N            11/01/32
    0


    8138415          E47/G02             F          216,000.00         ZZ
                                         360        215,809.43          1
                                       6.625          1,383.07         74
                                       6.375          1,383.07
    SAN ANTONIO      TX   78248          5            10/02/02         00
    0434879946                           09           12/01/02          0
    7329012494                           O            11/01/32
    0


    8138839          A21/G02             F          248,200.00         ZZ
                                         240        247,172.46          1
                                       6.500          1,850.51         85
                                       6.250          1,850.51
    LEDGEWOOD        NJ   07852          5            10/01/02         12
    0434798971                           05           11/01/02         12
    4560000007                           O            10/01/22
    0


1


    8138953          U05/G02             F          102,400.00         ZZ
                                         360        102,307.43          1
                                       6.500            647.24         80
                                       6.250            647.24
    SALEM            OR   97306          5            10/07/02         00
    0435013701                           05           12/01/02          0
    3268377                              N            11/01/32
    0


    8139065          U05/G02             F          196,650.00         ZZ
                                         360        196,467.86          1
                                       6.375          1,226.84         95
                                       6.125          1,226.84
    SANDPOINT        ID   83864          1            10/14/02         14
    0435001029                           05           12/01/02         30
    3269414                              O            11/01/32
    0


    8139093          L76/G02             F          150,000.00         ZZ
                                         360        149,850.67          1
                                       6.000            899.33         76
                                       5.750            899.33
    OWATONNA         MN   55060          1            10/17/02         00
    0434803144                           05           12/01/02          0
    9506748                              O            11/01/32
    0


    8139437          B60/G02             F          168,000.00         ZZ
                                         360        167,444.33          3
                                       7.000          1,117.71         70
                                       6.750          1,117.71
    MAYWOOD          CA   90270          5            07/18/02         00
    0434877965                           05           09/01/02          0
    415098                               O            08/01/32
    0


    8139801          N47/G02             F          400,000.00         ZZ
                                         360        399,638.40          1
                                       6.500          2,528.27         59
                                       6.250          2,528.27
    FULLERTON        CA   92835          1            10/09/02         00
    0434844429                           03           12/01/02          0
    30520090                             O            11/01/32
    0


    8139947          X64/G02             F          213,000.00         ZZ
                                         360        212,797.89          1
                                       6.250          1,311.48         61
                                       6.000          1,311.48
1


    BRIGHTON         MI   48114          2            10/18/02         00
    0434827283                           05           12/01/02          0
    MW5815                               O            11/01/32
    0


    8140163          U05/G02             F          292,000.00         ZZ
                                         360        291,444.44          1
                                       6.250          1,797.89         80
                                       6.000          1,797.89
    SAN LEANDRO      CA   94579          2            09/25/02         00
    0434819025                           05           11/01/02          0
    3266127                              O            10/01/32
    0


    8140257          X67/G02             F          300,700.00         ZZ
                                         360        300,441.11          1
                                       6.750          1,950.33         43
                                       6.500          1,950.33
    BURBANK          CA   91501          2            10/03/02         00
    0434805578                           05           12/01/02          0
    00269817                             O            11/01/32
    0


    8140413          575/G02             F           90,000.00         ZZ
                                         360         89,920.59          1
                                       6.625            576.28         87
                                       6.375            576.28
    NEWFANE          NY   14028          5            10/03/02         11
    0434804654                           05           12/01/02         17
    12216362                             O            11/01/32
    0


    8140465          P44/G02             F          279,800.00         ZZ
                                         360        279,521.46          1
                                       6.000          1,677.54         45
                                       5.750          1,677.54
    BARNSTABLE (COT  MA   02635          2            10/15/02         00
    0434803805                           05           12/01/02          0
    CINCOTTA                             O            11/01/32
    0


    8140483          H58/G02             F          140,000.00         ZZ
                                         360        139,879.46          1
                                       6.750            908.04         80
                                       6.500            908.04
    LODI             CA   95240          5            10/07/02         00
    0434783650                           05           12/01/02          0
    0000113937                           N            11/01/32
    0
1




    8140493          W53/G02             F          130,625.00         ZZ
                                         360        130,525.60          1
                                       7.375            902.20         95
                                       7.125            902.20
    SELDON           NY   11784          5            10/03/02         12
    0435063094                           05           12/01/02         30
    1501100973                           O            11/01/32
    0


    8140507          N34/G02             F          111,000.00         ZZ
                                         360        110,921.66          1
                                       7.750            795.22         70
                                       7.500            795.22
    WINFIELD         IL   60190          5            10/14/02         00
    0434802732                           05           12/01/02          0
    0625054                              O            11/01/32
    0


    8140579          642/G02             F          298,800.00         ZZ
                                         360        298,529.88          1
                                       6.500          1,888.62         90
                                       6.250          1,888.62
    HAMDEN           CT   06517          5            10/19/02         11
    0434815437                           05           12/01/02         25
    09194402                             O            11/01/32
    0


    8140599          W02/G02             F           61,000.00         ZZ
                                         360         60,944.85          1
                                       6.500            385.57         55
                                       6.250            385.57
    PORT CHAROTTE    FL   33980          5            10/02/02         00
    0434824215                           05           12/01/02          0
    1001499531                           O            11/01/32
    0


    8140611          W02/G02             F          104,000.00         ZZ
                                         360        103,750.59          1
                                       6.625            665.93         79
                                       6.375            665.93
    MACCLENNY        FL   32063          5            09/27/02         00
    0434822482                           05           11/01/02          0
    1001489706                           O            10/01/32
    0


    8140645          642/G02             F          210,000.00         ZZ
                                         360        209,827.86          2
1


                                       7.000          1,397.14         79
                                       6.750          1,397.14
    MINNEAPOLIS      MN   55405          5            10/18/02         00
    0434843751                           05           12/01/02          0
    10133102                             O            11/01/32
    0


    8140665          X64/G02             F          292,000.00         ZZ
                                         360        291,722.94          1
                                       6.250          1,797.89         80
                                       6.000          1,797.89
    TROY             MI   48098          1            10/23/02         00
    0434952446                           05           12/01/02          0
    93748501                             O            11/01/32
    0


    8140667          U05/G02             F          172,000.00         ZZ
                                         360        171,844.51          1
                                       6.500          1,087.16         58
                                       6.250          1,087.16
    LAKESIDE         CA   92040          5            10/10/02         00
    0434811931                           05           12/01/02          0
    3270811                              O            11/01/32
    0


    8140687          R26/G02             F           99,750.00         ZZ
                                         360         99,666.19          1
                                       6.875            655.29         95
                                       6.625            655.29
    DELANO           CA   93215          1            10/17/02         04
    0435047642                           05           12/01/02         30
    03818                                O            11/01/32
    0


    8140749          X67/G02             F          205,000.00         ZZ
                                         360        204,795.92          1
                                       6.000          1,229.08         69
                                       5.750          1,229.08
    LAKESIDE         CA   92040          5            10/03/02         00
    0434815130                           05           12/01/02          0
    00270241                             O            11/01/32
    0


    8140757          X67/G02             F          114,000.00         ZZ
                                         360        113,901.85          1
                                       6.750            739.40         45
                                       6.500            739.40
    RIVERSIDE        CA   92509          1            10/02/02         00
    0434814927                           05           12/01/02          0
1


    00269095                             O            11/01/32
    0


    8140859          K15/G02             F           83,500.00         ZZ
                                         360         83,436.47          1
                                       7.375            576.71         80
                                       7.125            576.71
    GILBERT          SC   29054          2            10/16/02         00
    0434958609                           27           12/01/02          0
    002305304250                         O            11/01/32
    0


    8141213          P33/G02             F          123,000.00         ZZ
                                         360        122,894.10          1
                                       6.750            797.78         48
                                       6.500            797.78
    BERKELY TWP      NJ   08721          5            10/11/02         00
    0434806428                           05           12/01/02          0
    2920514                              O            11/01/32
    0


    8141269          E22/G02             F          106,400.00         ZZ
                                         360        106,301.45          1
                                       6.375            663.80         95
                                       6.125            663.80
    SUMMERVILLE      SC   29483          2            10/18/02         10
    0414724286                           05           12/01/02         30
    0414724286                           O            11/01/32
    0


    8141287          E22/G02             F          200,000.00         ZZ
                                         360        199,810.24          1
                                       6.250          1,231.43         32
                                       6.000          1,231.43
    MONTGOMERY TOWN  NJ   08558          5            10/18/02         00
    0414833780                           05           12/01/02          0
    0414833780                           O            11/01/32
    0


    8141345          E22/G02             F           70,000.00         ZZ
                                         360         69,936.72          1
                                       6.500            442.45         76
                                       6.250            442.45
    MADISON          WI   53719          2            10/18/02         00
    0414972331                           01           12/01/02          0
    0414972331                           O            11/01/32
    0


1


    8141359          E22/G02             F          144,000.00         ZZ
                                         360        143,866.63          1
                                       6.375            898.37         80
                                       6.125            898.37
    BEND             OR   97701          5            10/11/02         00
    0414980870                           03           12/01/02          0
    0414980870                           O            11/01/32
    0


    8141381          E22/G02             F          125,400.00         ZZ
                                         240        125,136.55          1
                                       6.250            916.58         95
                                       6.000            916.58
    LARAMIE          WY   82070          5            10/18/02         01
    0415011410                           05           12/01/02         30
    0415011410                           O            11/01/22
    0


    8141405          E22/G02             F           81,900.00         ZZ
                                         360         81,839.22          1
                                       7.500            572.66         90
                                       7.250            572.66
    ROANOKE          VA   24013          5            10/18/02         10
    0415135979                           05           12/01/02         25
    0415135979                           O            11/01/32
    0


    8141409          P44/G02             F          164,000.00         ZZ
                                         360        163,563.52          1
                                       6.625          1,050.11         80
                                       6.375          1,050.11
    HYANNIS          MA   02601          5            08/09/02         00
    0434810438                           05           10/01/02          0
    3296489                              O            09/01/32
    0


    8141443          E22/G02             F          400,000.00         ZZ
                                         360        399,638.40          1
                                       6.500          2,528.27         80
                                       6.250          2,528.27
    SEABROOK         TX   77586          5            10/18/02         00
    0415197300                           03           12/01/02          0
    0415197300                           O            11/01/32
    0


    8141521          E22/G02             F          160,000.00         ZZ
                                         360        159,855.36          1
                                       6.500          1,011.31         61
                                       6.250          1,011.31
1


    NEW ORLEANS      LA   70115          5            10/18/02         00
    0415043009                           05           12/01/02          0
    0415043009                           O            11/01/32
    0


    8141541          E22/G02             F          395,000.00         ZZ
                                         360        394,634.15          1
                                       6.375          2,464.29         70
                                       6.125          2,464.29
    SAN JOSE         CA   95123          1            10/01/02         00
    0415056944                           03           12/01/02          0
    0415056944                           O            11/01/32
    0


    8141863          975/G02             F          367,500.00         ZZ
                                         360        367,159.62          1
                                       6.375          2,292.72         75
                                       6.125          2,292.72
    SAN DIEGO        CA   92127          5            10/14/02         00
    0434847596                           03           12/01/02          0
    2024459                              O            11/01/32
    0


    8141977          N74/G02             F          275,000.00         ZZ
                                         360        274,732.72          1
                                       6.125          1,670.93         71
                                       5.875          1,670.93
    DALLAS           TX   75229          5            10/15/02         00
    0434816591                           05           12/01/02          0
    0030904010                           O            11/01/32
    0


    8142125          A06/G02             F           90,000.00         ZZ
                                         360         89,918.63          1
                                       6.500            568.87         79
                                       6.250            568.87
    BROWNSTOWN       MI   48173          2            10/10/02         00
    0434802039                           05           12/01/02          0
    1                                    O            11/01/32
    0


    8142127          N74/G02             F           53,100.00         ZZ
                                         360         53,008.30          1
                                       6.750            344.41         90
                                       6.500            344.41
    LITTLE ROCK      AR   72120          2            10/15/02         10
    0434919619                           05           11/15/02         25
    0030907010                           N            10/15/32
    0
1




    8142449          U05/G02             F          135,000.00         ZZ
                                         360        134,889.34          1
                                       7.000            898.16         75
                                       6.750            898.16
    EDINBURG         TX   78539          5            10/11/02         00
    0435001201                           05           12/01/02          0
    0628253                              O            11/01/32
    0


    8142457          X91/G02             F          295,000.00         T
                                         360        294,733.32          1
                                       6.500          1,864.60         50
                                       6.250          1,864.60
    KIHEI            HI   96753          5            10/10/02         00
    0434820965                           01           12/01/02          0
    802202                               O            11/01/32
    0


    8142533          X08/G02             F          108,400.00         ZZ
                                         360        108,284.40          1
                                       6.875            712.11         84
                                       6.625            712.11
    CLEARFIELD       UT   84015          5            10/11/02         12
    0434804605                           05           12/01/02         12
    6013144                              O            11/01/32
    0


    8142701          E47/G02             F          133,000.00         ZZ
                                         360        132,879.77          1
                                       6.500            840.65         65
                                       6.250            840.65
    PIPE CREEK       TX   78063          5            10/04/02         00
    0434885802                           05           12/01/02          0
    7362511421                           O            11/01/32
    0


    8142945          601/G02             F           87,300.00         ZZ
                                         360         87,156.46          2
                                       7.000            580.81         68
                                       6.750            580.81
    DERBY            CT   06418          1            09/23/02         14
    0434799235                           05           11/01/02         25
    61940318                             O            10/01/32
    0


    8142995          944/G02             F          405,000.00         ZZ
                                         360        404,596.82          1
1


                                       6.000          2,428.18         75
                                       5.750          2,428.18
    DENVER           CO   80206          5            10/11/02         00
    0434793527                           05           12/01/02          0
    01620161                             O            11/01/32
    0


    8143133          X67/G02             F          195,000.00         ZZ
                                         360        194,832.11          1
                                       6.750          1,264.77         83
                                       6.500          1,264.77
    ARTESIA          CA   90701          5            10/15/02         10
    0434822870                           05           12/01/02         12
    00269782                             O            11/01/32
    0


    8143219          601/G02             F          136,000.00         ZZ
                                         360        135,781.83          1
                                       7.125            916.26         80
                                       6.875            916.26
    ORRINGTON        ME   04474          5            09/17/02         00
    0434799334                           05           11/01/02          0
    61869038                             O            10/01/32
    0


    8143255          601/G02             F          110,000.00         ZZ
                                         360        109,795.67          1
                                       6.375            686.26         72
                                       6.125            686.26
    BATON ROUGE      LA   70817          5            09/25/02         00
    0434821146                           05           11/01/02          0
    61954582                             O            10/01/32
    0


    8143309          950/G02             F          205,200.00         ZZ
                                         360        205,023.33          1
                                       6.750          1,330.92         47
                                       6.500          1,330.92
    ENUMCLAW         WA   98022          5            10/03/02         00
    0434818142                           05           12/01/02          0
    EG209203                             O            11/01/32
    0


    8143653          W93/G02             F          400,000.00         ZZ
                                         360        399,638.40          1
                                       6.500          2,528.27         80
                                       6.250          2,528.27
    PLEASANT HILL    CA   94523          5            10/04/02         00
    0434821427                           05           12/01/02          0
1


    21408746                             O            11/01/32
    0


    8143673          W93/G02             F          360,000.00         ZZ
                                         360        359,347.34          1
                                       6.500          2,275.45         80
                                       6.250          2,275.45
    CHULA VISTA      CA   91913          5            09/24/02         00
    0434822169                           03           11/01/02          0
    28396833                             O            10/01/32
    0


    8143697          W93/G02             F          170,000.00         ZZ
                                         360        169,867.38          1
                                       7.250          1,159.70         73
                                       7.000          1,159.70
    SCAPPOOSE        OR   97056          5            10/03/02         00
    0434823753                           05           12/01/02          0
    37385477                             O            11/01/32
    0


    8143719          W93/G02             F          235,000.00         ZZ
                                         360        234,807.37          1
                                       7.000          1,563.46         71
                                       6.750          1,563.46
    LOS ANGELES      CA   91364          5            10/01/02         00
    0434818969                           05           12/01/02          0
    67402499                             O            11/01/32
    0


    8143751          W93/G02             F          248,000.00         ZZ
                                         360        247,550.39          1
                                       6.500          1,567.53         80
                                       6.250          1,567.53
    ARVADA           CO   80005          1            10/01/02         00
    0434815908                           03           11/01/02          0
    78391715                             O            10/01/32
    0


    8143863          E82/G02             F          232,500.00         ZZ
                                         360        232,309.42          1
                                       7.000          1,546.83         75
                                       6.750          1,546.83
    WEST SAYVILLE    NY   11796          5            10/16/02         00
    0400684924                           05           12/01/02          0
    0400684924                           O            11/01/32
    0


1


    8143965          E82/G02             F          184,000.00         ZZ
                                         360        183,841.58          1
                                       6.750          1,193.42         80
                                       6.500          1,193.42
    BOCA RATON       FL   33433          5            10/21/02         00
    0400689014                           03           12/01/02          0
    0400689014                           O            11/01/32
    0


    8144021          E82/G02             F          125,000.00         ZZ
                                         360        124,881.39          1
                                       6.250            769.65         29
                                       6.000            769.65
    THOUSAND OAKS    CA   91320          2            10/18/02         00
    0400713459                           05           12/01/02          0
    1855999                              O            11/01/32
    0


    8144099          601/G02             F          154,000.00         ZZ
                                         360        153,860.78          1
                                       6.500            973.39         66
                                       6.250            973.39
    LONDONDERRY      NH   03053          5            10/04/02         00
    0434807368                           05           12/01/02          0
    61933321                             O            11/01/32
    0


    8144103          601/G02             F          210,400.00         ZZ
                                         360        209,989.85          1
                                       6.750          1,364.65         80
                                       6.500          1,364.65
    CHELMSFORD       MA   01824          2            09/30/02         00
    0434807483                           05           11/01/02          0
    61918967                             O            10/01/32
    0


    8144141          601/G02             F          169,150.00         ZZ
                                         360        168,835.83          1
                                       6.375          1,055.28         85
                                       6.125          1,055.28
    BERWYN           IL   60402          5            09/19/02         10
    0434805271                           05           11/01/02         12
    61908927                             O            10/01/32
    0


    8144149          601/G02             F          236,068.00         ZZ
                                         360        235,650.29          1
                                       6.625          1,511.57         79
                                       6.375          1,511.57
1


    SAINT PETERSBUR  FL   33705          5            09/11/02         00
    0434805651                           05           11/01/02          0
    61898532                             O            10/01/32
    0


    8144181          E82/G02             F           82,600.00         ZZ
                                         360         82,528.89          1
                                       6.750            535.74         51
                                       6.500            535.74
    NESCONSET        NY   11767          5            10/23/02         00
    0400656344                           05           12/01/02          0
    0400656344                           O            11/01/32
    0


    8144239          E82/G02             F          111,500.00         ZZ
                                         360        111,396.73          1
                                       6.375            695.61         87
                                       6.125            695.61
    LAS VEGAS        NV   89104          2            10/23/02         04
    0400715090                           05           12/01/02         25
    6033966                              O            11/01/32
    0


    8144257          E82/G02             F           98,700.00         ZZ
                                         360         98,612.92          1
                                       6.625            631.99         45
                                       6.375            631.99
    WOODLAND         CA   95695          2            10/04/02         00
    0400691432                           05           12/01/02          0
    1800854                              O            11/01/32
    0


    8144287          E82/G02             F          128,800.00         ZZ
                                         360        128,697.00          1
                                       7.125            867.75         80
                                       6.875            867.75
    PALMDALE         CA   93551          5            10/15/02         00
    0400706008                           05           12/01/02          0
    0400706008                           O            11/01/32
    0


    8144291          E82/G02             F          179,600.00         ZZ
                                         360        179,441.54          1
                                       6.625          1,150.00         48
                                       6.375          1,150.00
    MIAMI            FL   33129          2            10/23/02         00
    0400689162                           05           12/01/02          0
    3057138                              O            11/01/32
    0
1




    8144389          601/G02             F          223,250.00         ZZ
                                         360        222,917.58          1
                                       7.500          1,561.00         95
                                       7.250          1,561.00
    PLANT CITY       FL   33566          1            09/16/02         14
    0434805164                           05           11/01/02         30
    61850731                             O            10/01/32
    0


    8144457          601/G02             F          400,000.00         ZZ
                                         360        399,403.95          1
                                       6.875          2,627.72         94
                                       6.625          2,627.72
    CHICAGO          IL   60613          1            10/04/02         10
    0434799466                           03           12/01/02         30
    61830840                             O            11/01/32
    0


    8144475          601/G02             F           96,000.00         ZZ
                                         360         95,834.23          1
                                       6.750            622.66         75
                                       6.500            622.66
    LAWRENCEVILLE    GA   30043          5            09/04/02         00
    0434799508                           05           11/01/02          0
    61826830                             O            10/01/32
    0


    8144487          601/G02             F          243,000.00         ZZ
                                         360        242,548.42          1
                                       6.370          1,515.21         80
                                       6.120          1,515.21
    FT LUPTON        CO   80621          2            09/27/02         00
    0434799524                           05           11/01/02          0
    61907952                             O            10/01/32
    0


    8144543          601/G02             F          136,000.00         ZZ
                                         360        135,775.66          1
                                       7.750            974.32         85
                                       7.500            974.32
    FARIBAULT        MN   55021          5            10/01/02         04
    0434806352                           05           11/01/02         12
    61912143                             O            10/01/32
    0


    8144743          E22/G02             F          168,150.00         ZZ
                                         360        168,008.73          1
1


                                       6.875          1,104.63         95
                                       6.625          1,104.63
    FENTON           MI   48430          5            10/15/02         01
    0414884809                           05           12/01/02         30
    0414884809                           O            11/01/32
    0


    8144753          X31/G02             F          170,000.00         ZZ
                                         360        169,867.38          3
                                       7.250          1,159.70         70
                                       7.000          1,159.70
    LOS ANGELES      CA   90003          5            10/14/02         00
    0434826954                           05           12/01/02          0
    40104238                             O            11/01/32
    0


    8144803          E22/G02             F          360,000.00         ZZ
                                         360        359,674.56          1
                                       6.500          2,275.44         80
                                       6.250          2,275.44
    CANYON LAKE      CA   92587          5            10/18/02         00
    0414954982                           05           12/01/02          0
    0414954982                           O            11/01/32
    0


    8144835          E22/G02             F          216,000.00         ZZ
                                         360        215,804.73          1
                                       6.500          1,365.27         79
                                       6.250          1,365.27
    LOS ANGELES      CA   91606          5            10/17/02         00
    0414997643                           05           12/01/02          0
    0414997643                           O            11/01/32
    0


    8144843          E22/G02             F          210,000.00         ZZ
                                         360        209,810.16          1
                                       6.500          1,327.34         44
                                       6.250          1,327.34
    DANA POINT       CA   92629          2            10/08/02         00
    0414998641                           05           12/01/02          0
    0414998641                           O            11/01/32
    0


    8144853          E22/G02             F           62,320.00         ZZ
                                         360         62,268.91          1
                                       7.000            414.62         80
                                       6.750            414.62
    KATY             TX   77450          1            10/24/02         00
    0415009265                           05           12/01/02          0
1


    0415009265                           N            11/01/32
    0


    8144881          B57/G02             F          200,000.00         ZZ
                                         360        199,827.80          1
                                       6.750          1,297.20         33
                                       6.500          1,297.20
    CHINO VALLEY     AZ   86323          5            10/11/02         00
    0434868261                           05           12/01/02          0
    20000926                             O            11/01/32
    0


    8144933          E22/G02             F           72,000.00         ZZ
                                         360         71,943.83          1
                                       7.250            491.17         90
                                       7.000            491.17
    COLUMBUS         OH   43227          1            10/24/02         04
    0415130301                           05           12/01/02         25
    0415130301                           N            11/01/32
    0


    8145001          E22/G02             F          360,000.00         ZZ
                                         360        359,712.11          1
                                       7.125          2,425.39         80
                                       6.875          2,425.39
    PLYMOUTH         MA   02360          1            10/24/02         00
    0415188572                           05           12/01/02          0
    0415188572                           O            11/01/32
    0


    8145045          E22/G02             F          160,000.00         ZZ
                                         360        159,851.81          1
                                       6.375            998.19         80
                                       6.125            998.19
    BURLESON         TX   76025          1            10/24/02         00
    0415227149                           05           12/01/02          0
    0415227149                           O            11/01/32
    0


    8145049          E22/G02             F          176,000.00         ZZ
                                         360        175,833.01          1
                                       6.250          1,083.66         80
                                       6.000          1,083.66
    SOUTH JORDAN     UT   84095          2            10/18/02         00
    0415237718                           05           12/01/02          0
    0415237718                           O            11/01/32
    0


1


    8145081          E22/G02             F          148,000.00         ZZ
                                         360        147,862.92          1
                                       6.375            923.33         80
                                       6.125            923.33
    DETROIT          MI   48223          1            10/24/02         00
    0415281492                           05           12/01/02          0
    0415281492                           O            11/01/32
    0


    8145157          144/144             F          145,000.00         ZZ
                                         240        144,398.15          1
                                       6.375          1,070.44         50
                                       6.125          1,070.44
    MONROE           NY   10950          5            09/24/02         00
    1                                    05           11/01/02          0
    1                                    O            10/01/22
    0


    8145221          975/G02             F          365,000.00         ZZ
                                         360        364,661.93          1
                                       6.375          2,277.13         63
                                       6.125          2,277.13
    RANCHO SANTA MA  CA   92688          5            10/08/02         00
    0434804381                           03           12/01/02          0
    2024416                              O            11/01/32
    0


    8145275          E22/G02             F          218,500.00         ZZ
                                         360        218,320.89          1
                                       7.000          1,453.69         95
                                       6.750          1,453.69
    GUNTER           TX   75058          1            10/23/02         04
    0414928713                           03           12/01/02         35
    0414928713                           O            11/01/32
    0


    8145393          E33/G02             F          125,000.00         ZZ
                                         360        124,881.39          1
                                       6.250            769.65         68
                                       6.000            769.65
    MCHENRY          IL   60050          5            10/21/02         00
    0434804134                           05           12/01/02          0
    1                                    O            11/01/32
    0


    8145573          P09/G02             F          234,550.00         ZZ
                                         360        234,350.81          1
                                       6.820          1,532.22         95
                                       6.570          1,532.22
1


    STAFFORD         VA   22554          5            10/19/02         10
    0434814349                           05           12/01/02         30
    R0209202                             O            11/01/32
    0


    8145575          X64/G02             F          220,000.00         ZZ
                                         360        219,791.25          1
                                       6.250          1,354.58         80
                                       6.000          1,354.58
    WEST BLOOMFIELD  MI   48323          2            10/18/02         00
    0434824702                           05           12/01/02          0
    9668308                              O            11/01/32
    0


    8145589          642/G02             F          143,000.00         ZZ
                                         360        142,873.84          1
                                       6.625            915.64         65
                                       6.375            915.64
    PEMBROKE         MA   02359          5            10/17/02         00
    0434811279                           05           12/01/02          0
    09174102                             O            11/01/32
    0


    8145743          U05/G02             F          154,000.00         ZZ
                                         360        153,873.76          1
                                       7.000          1,024.57         80
                                       6.750          1,024.57
    HOUSTON          TX   77009          5            10/11/02         00
    0434835922                           05           12/01/02          0
    3260767                              O            11/01/32
    0


    8145941          X64/G02             F          178,700.00         ZZ
                                         360        178,526.31          1
                                       6.125          1,085.80         40
                                       5.875          1,085.80
    GROSSE POINTE F  MI   48236          2            10/16/02         00
    0434945655                           05           12/01/02          0
    9834401                              O            11/01/32
    0


    8145983          X31/G02             F          350,000.00         ZZ
                                         360        349,667.91          1
                                       6.250          2,155.01         80
                                       6.000          2,155.01
    LAGUNA HILLS     CA   92653          5            10/08/02         00
    0434828471                           03           12/01/02          0
    41000043                             O            11/01/32
    0
1




    8146091          B28/G02             F           94,500.00         ZZ
                                         360         94,364.59          1
                                       6.500            597.31         90
                                       6.250            597.31
    SPOKANE          WA   99205          2            10/17/02         01
    0434809067                           05           12/01/02         25
    04700609                             O            11/01/32
    0


    8146135          U05/G02             F          135,000.00         ZZ
                                         360        134,880.89          1
                                       6.625            864.42         66
                                       6.375            864.42
    IRVING           TX   75062          5            10/16/02         00
    0434826772                           05           12/01/02          0
    3270606                              O            11/01/32
    0


    8146273          N34/G02             F          224,000.00         ZZ
                                         360        223,811.81          2
                                       6.875          1,471.52         80
                                       6.625          1,471.52
    MELROSE PARK     IL   60160          5            10/23/02         00
    0434827812                           05           12/01/02          0
    7337893                              O            11/01/32
    0


    8146293          U35/G02             F           95,000.00         ZZ
                                         360         94,929.50          1
                                       7.500            664.25         52
                                       7.250            664.25
    WAUTOMA          WI   54982          5            10/25/02         00
    0434823480                           05           12/01/02          0
    9906696                              O            11/01/32
    0


    8146319          P21/G02             F          275,000.00         ZZ
                                         360        274,745.30          1
                                       6.375          1,715.64         52
                                       6.125          1,715.64
    ATLANTA          GA   30342          5            10/12/02         00
    0434866950                           05           12/01/02          0
    0208065                              O            11/01/32
    0


    8146357          A52/G02             F           94,500.00         ZZ
                                         360         94,416.63          1
1


                                       6.625            605.09         90
                                       6.375            605.09
    RIVERDALE        GA   30274          5            10/18/02         11
    0434889333                           05           12/01/02         25
    21464                                O            11/01/32
    0


    8146389          R65/G02             F          649,999.00         ZZ
                                         360        649,382.25          1
                                       6.250          4,002.16         72
                                       6.000          4,002.16
    POTOMAC          MD   20854          5            10/15/02         00
    0434828208                           05           12/01/02          0
    41768900004176                       O            11/01/32
    0


    8146457          F61/G02             F           93,100.00         ZZ
                                         360         93,028.22          1
                                       7.500            650.97         95
                                       7.250            650.97
    KENT             WA   98031          1            10/22/02         04
    0434844262                           01           12/01/02         30
    021894B                              O            11/01/32
    0


    8146691          L20/G02             F           92,672.00         ZZ
                                         360         92,588.22          1
                                       6.500            585.75         95
                                       6.250            585.75
    CALDWELL         ID   83605          1            10/24/02         04
    0434827390                           03           12/01/02         30
    1151120108                           O            11/01/32
    0


    8146973          E82/G02             F          367,500.00         ZZ
                                         360        367,206.11          2
                                       7.125          2,475.92         78
                                       6.875          2,475.92
    TYBEE ISLAND     GA   31328          2            10/23/02         00
    0400691135                           05           12/01/02          0
    4376035                              O            11/01/32
    0


    8147093          825/G02             F          300,700.00         ZZ
                                         360        300,414.69          1
                                       6.250          1,851.46         67
                                       6.000          1,851.46
    CASTRO VALLEY    CA   94546          5            10/22/02         00
    0434849709                           05           12/01/02          0
1


    50141                                O            11/01/32
    0


    8147105          A46/G02             F          252,000.00         ZZ
                                         360        251,772.18          1
                                       6.500          1,592.82         79
                                       6.250          1,592.82
    HOUSTON          TX   77059          2            10/08/02         00
    0434860607                           05           12/01/02          0
    0295078                              O            11/01/32
    0


    8147313          E22/G02             F          172,800.00         ZZ
                                         360        172,651.22          1
                                       6.750          1,120.78         90
                                       6.500          1,120.78
    SARASOTA         FL   34231          1            10/25/02         04
    0415264332                           05           12/01/02         25
    0415264332                           O            11/01/32
    0


    8147327          E22/G02             F          266,250.00         ZZ
                                         360        266,003.40          1
                                       6.375          1,661.05         75
                                       6.125          1,661.05
    DALLAS           TX   75209          1            10/25/02         00
    0415198753                           03           12/01/02          0
    0415198753                           O            11/01/32
    0


    8147329          E22/G02             F          129,600.00         ZZ
                                         360        129,491.12          1
                                       6.875            851.38         80
                                       6.625            851.38
    LEAGUE CITY      TX   77573          1            10/25/02         00
    0415200369                           03           12/01/02          0
    0415200369                           O            11/01/32
    0


    8147333          E22/G02             F          112,500.00         ZZ
                                         360        112,322.58          4
                                       7.875            815.70         90
                                       7.625            815.70
    ST. LOUIS        MO   63116          1            10/25/02         04
    0415202563                           05           12/01/02         25
    0415202563                           N            11/01/32
    0


1


    8147335          E22/G02             F           80,000.00         E
                                         360         79,927.68          1
                                       6.500            505.65         49
                                       6.250            505.65
    COLORADO SPRING  CO   80906          1            10/25/02         00
    0415202837                           05           12/01/02          0
    0415202837                           N            11/01/32
    0


    8147339          E22/G02             F          161,600.00         ZZ
                                         360        161,450.33          1
                                       6.375          1,008.17         80
                                       6.125          1,008.17
    WINDSOR          CO   80550          5            10/21/02         00
    0415206408                           05           12/01/02          0
    0415206408                           O            11/01/32
    0


    8147375          E22/G02             F          215,000.00         ZZ
                                         360        214,805.63          1
                                       6.500          1,358.95         79
                                       6.250          1,358.95
    SAN JUAN CAPIST  CA   92675          2            10/17/02         00
    0414998997                           09           12/01/02          0
    0414998997                           O            11/01/32
    0


    8147391          E22/G02             F          244,000.00         ZZ
                                         360        243,774.01          1
                                       6.375          1,522.24         80
                                       6.125          1,522.24
    SUNLAND          CA   91040          2            10/11/02         00
    0415020130                           05           12/01/02          0
    0415020130                           O            11/01/32
    0


    8147397          E22/G02             F           52,300.00         ZZ
                                         360         52,264.01          1
                                       7.875            379.21         90
                                       7.625            379.21
    CHICKASHA        OK   73018          1            10/25/02         01
    0415027895                           05           12/01/02         25
    0415027895                           N            11/01/32
    0


    8147519          E22/G02             F           94,000.00         ZZ
                                         360         93,922.95          1
                                       7.000            625.38         75
                                       6.750            625.38
1


    SAN ANTONIO      TX   78201          5            10/17/02         00
    0414389049                           05           12/01/02          0
    0414389049                           O            11/01/32
    0


    8147547          E22/G02             F          185,000.00         ZZ
                                         360        184,828.65          1
                                       6.375          1,154.16         45
                                       6.125          1,154.16
    ANAHEIM          CA   92807          2            10/16/02         00
    0414782698                           05           12/01/02          0
    0414782698                           O            11/01/32
    0


    8147561          K39/G02             F          143,650.00         ZZ
                                         360        143,376.69          1
                                       6.250            884.48         85
                                       6.000            884.48
    MANCHESTER       NH   03102          5            10/04/02         11
    0434809406                           05           11/09/02         12
    002701373                            O            10/09/32
    0


    8147601          E22/G02             F          242,250.00         ZZ
                                         360        242,036.27          1
                                       6.625          1,551.15         85
                                       6.375          1,551.15
    CARMICHAEL       CA   95608          5            10/16/02         01
    0415070465                           05           12/01/02         25
    0415070465                           O            11/01/32
    0


    8147697          E22/G02             F          156,000.00         ZZ
                                         360        155,858.97          1
                                       6.500            986.03         80
                                       6.250            986.03
    FORT WORTH       TX   76116          5            10/21/02         00
    0415143536                           05           12/01/02          0
    0415143536                           O            11/01/32
    0


    8147757          E22/G02             F          272,250.00         ZZ
                                         360        272,009.80          2
                                       6.625          1,743.25         90
                                       6.375          1,743.25
    RICHMOND HILL    NY   11418          1            10/25/02         04
    0415188614                           05           12/01/02         25
    0415188614                           O            11/01/32
    0
1




    8147893          U05/G02             F          143,450.00         ZZ
                                         360        143,323.43          1
                                       6.625            918.53         34
                                       6.375            918.53
    FAIRVIEW         OR   97024          5            10/16/02         00
    0434821245                           05           12/01/02          0
    3259647                              O            11/01/32
    0


    8148013          601/G02             F          215,910.00         ZZ
                                         360        215,604.23          1
                                       7.750          1,546.81         90
                                       7.500          1,546.81
    GAINESVILLE      FL   32605          1            10/03/02         14
    0434803227                           05           11/01/02         30
    61985057                             O            10/01/32
    0


    8148045          L76/G02             F          246,000.00         ZZ
                                         360        245,755.11          1
                                       6.000          1,474.89         78
                                       5.750          1,474.89
    ST. LOUIS PARK   MN   55424          1            10/10/02         00
    0434812541                           05           12/01/02          0
    9507099                              O            11/01/32
    0


    8148083          601/G02             F          280,000.00         ZZ
                                         360        279,740.66          1
                                       6.375          1,746.84         80
                                       6.125          1,746.84
    BOULDER          CO   80305          1            10/11/02         00
    0434808770                           03           12/01/02          0
    62036975                             O            11/01/32
    0


    8148221          M27/G02             F          490,000.00         ZZ
                                         360        489,535.07          1
                                       6.250          3,017.01         74
                                       6.000          3,017.01
    CHAPEL HILL      NC   27517          5            10/16/02         00
    0434854220                           05           12/01/02          0
    0600829684                           O            11/01/32
    0


    8148263          X94/G02             F          245,700.00         ZZ
                                         360        245,493.10          1
1


                                       7.000          1,634.65         90
                                       6.750          1,634.65
    WYOMING          MN   55092          5            10/23/02         10
    0434829693                           05           12/01/02         25
    991127                               O            11/01/32
    0


    8148293          944/G02             F          400,000.00         ZZ
                                         360        399,629.52          1
                                       6.375          2,495.48         78
                                       6.125          2,495.48
    GOLDEN           CO   80403          5            10/17/02         00
    0434864963                           03           12/01/02          0
    W02029217                            O            11/01/32
    0


    8148351          356/356             F          354,000.00         ZZ
                                         360        353,679.97          1
                                       6.500          2,237.53         75
                                       6.250          2,237.53
    MODESTO          CA   95356          5            10/04/02         00
    28928216                             05           12/01/02          0
    28928216                             O            11/01/32
    0


    8148503          S11/G02             F          300,000.00         ZZ
                                         360        299,728.80          1
                                       6.500          1,896.20         67
                                       6.250          1,896.20
    LAGUNA NIGUEL    CA   92677          2            10/10/02         00
    0434821799                           03           12/01/02          0
    10320580                             O            11/01/32
    0


    8148513          477/G02             F           84,000.00         T
                                         360         83,929.43          1
                                       6.875            551.82         80
                                       6.625            551.82
    MESA             AZ   85206          1            10/16/02         00
    0434855268                           01           12/01/02          0
    219110                               O            11/01/32
    0


    8148557          588/G02             F          222,400.00         ZZ
                                         360        222,198.95          1
                                       6.500          1,405.72         80
                                       6.250          1,405.72
    HIGH BRIDGE BOR  NJ   08829          1            10/01/02         00
    0434840203                           05           12/01/02          0
1


    1076402                              O            11/01/32
    0


    8148627          588/G02             F          548,000.00         ZZ
                                         360        547,006.52          1
                                       6.500          3,463.73         80
                                       6.250          3,463.73
    BETHESDA         MD   20817          1            09/23/02         00
    0434967386                           05           11/01/02          0
    1074952                              O            10/01/32
    0


    8148657          950/G02             F           39,000.00         ZZ
                                         360         38,962.99          1
                                       6.250            240.13         85
                                       6.000            240.13
    KELSO            WA   98626          1            10/01/02         14
    0434974655                           05           12/01/02         25
    EJ209116                             O            11/01/32
    0


    8148707          X64/G02             F          200,000.00         ZZ
                                         360        199,814.76          1
                                       6.375          1,247.74         80
                                       6.125          1,247.74
    BIRMINGHAM       MI   48009          5            10/22/02         00
    0434827465                           05           12/01/02          0
    9891183                              O            11/01/32
    0


    8148793          X67/G02             F          229,500.00         ZZ
                                         360        229,307.19          1
                                       6.875          1,507.65         90
                                       6.625          1,507.65
    RANCHO CUCAMONG  CA   91730          1            10/04/02         10
    0434827168                           05           12/01/02         25
    00239716                             O            11/01/32
    0


    8148893          Q30/G02             F          200,000.00         ZZ
                                         360        199,810.24          1
                                       6.250          1,231.43         28
                                       6.000          1,231.43
    PORT WASHINGTON  NY   11050          5            10/17/02         00
    0434830295                           05           12/01/02          0
    21017368                             O            11/01/32
    0


1


    8149023          964/G02             F          187,000.00         ZZ
                                         360        186,826.80          1
                                       6.375          1,166.64         52
                                       6.125          1,166.64
    IRVINE           CA   92612          2            10/01/02         00
    0434812269                           01           12/01/02          0
    263831                               O            11/01/32
    0


    8149025          964/G02             F          300,700.00         ZZ
                                         360        300,414.69          1
                                       6.250          1,851.46         54
                                       6.000          1,851.46
    FAIRFAX          CA   94930          5            10/08/02         00
    0434809513                           05           12/01/02          0
    245522                               O            11/01/32
    0


    8149027          P59/G02             F          172,000.00         ZZ
                                         360        171,836.80          1
                                       6.250          1,059.03         80
                                       6.000          1,059.03
    LYNWOOD          CA   90262          5            10/04/02         00
    0434820528                           05           12/01/02          0
    AT004416                             O            11/01/32
    0


    8149033          964/G02             F          174,000.00         ZZ
                                         360        173,834.90          1
                                       6.250          1,071.35         72
                                       6.000          1,071.35
    RIDGEFIELD       WA   98642          5            10/08/02         00
    0434815809                           05           12/01/02          0
    268354                               O            11/01/32
    0


    8149035          964/G02             F          365,000.00         ZZ
                                         360        364,670.03          2
                                       6.500          2,307.05         54
                                       6.250          2,307.05
    FAIRFAX          CA   94930          5            09/30/02         00
    0434819272                           05           12/01/02          0
    260634                               O            11/01/32
    0


    8149037          964/G02             F          221,700.00         ZZ
                                         360        221,484.52          1
                                       6.125          1,347.07         55
                                       5.875          1,347.07
1


    ALBANY           CA   94706          2            10/08/02         00
    0434814877                           01           12/01/02          0
    268541                               O            11/01/32
    0


    8149041          964/G02             F          242,000.00         ZZ
                                         360        241,781.22          1
                                       6.500          1,529.61         72
                                       6.250          1,529.61
    GARDEN GROVE     CA   92845          5            10/10/02         00
    0434814646                           05           12/01/02          0
    268994                               O            11/01/32
    0


    8149051          964/G02             F          174,000.00         ZZ
                                         360        173,834.90          1
                                       6.250          1,071.35         70
                                       6.000          1,071.35
    PHOENIX          AZ   85053          5            10/07/02         00
    0434818464                           05           12/01/02          0
    264929                               O            11/01/32
    0


    8149055          964/G02             F          252,000.00         ZZ
                                         360        251,755.07          1
                                       6.125          1,531.18         80
                                       5.875          1,531.18
    ROSEVILLE        CA   95747          2            10/03/02         00
    0434819249                           05           12/01/02          0
    271074                               O            11/01/32
    0


    8149059          964/G02             F          298,000.00         ZZ
                                         360        297,730.61          1
                                       6.500          1,883.56         23
                                       6.250          1,883.56
    SARATOGA         CA   95070          2            10/01/02         00
    0434824637                           05           12/01/02          0
    271373                               O            11/01/32
    0


    8149065          964/G02             F          160,000.00         ZZ
                                         360        159,848.18          1
                                       6.250            985.15         67
                                       6.000            985.15
    INCLINE VILLAGE  NV   89451          5            10/08/02         00
    0434814232                           01           12/01/02          0
    280387                               O            11/01/32
    0
1




    8149069          964/G02             F          180,000.00         ZZ
                                         360        179,829.21          1
                                       6.250          1,108.29         70
                                       6.000          1,108.29
    INCLINE VILLAGE  NV   89451          5            10/08/02         00
    0434816161                           01           12/01/02          0
    208883                               O            11/01/32
    0


    8149071          964/G02             F          240,000.00         ZZ
                                         360        239,766.73          1
                                       6.125          1,458.27         58
                                       5.875          1,458.27
    IRVINE           CA   92620          1            10/08/02         00
    0434820908                           05           12/01/02          0
    273237                               O            11/01/32
    0


    8149073          964/G02             F          273,400.00         ZZ
                                         360        273,164.61          1
                                       6.750          1,773.27         45
                                       6.500          1,773.27
    FREMONT          CA   94536          2            09/26/02         00
    0434820593                           05           12/01/02          0
    251598                               O            11/01/32
    0


    8149077          964/G02             F          173,000.00         ZZ
                                         360        172,839.76          1
                                       6.375          1,079.30         53
                                       6.125          1,079.30
    YORBA LINDA      CA   92886          5            10/07/02         00
    0434811386                           05           12/01/02          0
    256088                               O            11/01/32
    0


    8149085          964/G02             F          225,000.00         ZZ
                                         360        224,770.60          1
                                       5.875          1,330.96         49
                                       5.625          1,330.96
    OAKLAND          CA   94609          5            10/04/02         00
    0434820403                           05           12/01/02          0
    259810                               O            11/01/32
    0


    8149089          964/G02             F          235,600.00         ZZ
                                         360        235,387.02          1
1


                                       6.500          1,489.15         93
                                       6.250          1,489.15
    PEORIA           AZ   85383          1            10/08/02         21
    0434812178                           03           12/01/02         30
    260902                               O            11/01/32
    0


    8149097          964/G02             F          206,000.00         T
                                         360        205,759.11          1
                                       6.750          1,336.11         75
                                       6.500          1,336.11
    SOUTH LAKE TAHO  CA   96150          5            09/25/02         00
    0434813572                           05           12/01/02          0
    261821                               O            11/01/32
    0


    8149099          964/G02             F          212,000.00         ZZ
                                         360        211,808.34          1
                                       6.500          1,339.99         80
                                       6.250          1,339.99
    ROSEVILLE        CA   95678          1            10/10/02         00
    0434816294                           05           12/01/02          0
    231236                               O            11/01/32
    0


    8149101          964/G02             F          228,000.00         ZZ
                                         360        227,773.02          1
                                       6.000          1,366.98         54
                                       5.750          1,366.98
    LOS ANGELES      CA   90046          5            10/07/02         00
    0434815056                           05           12/01/02          0
    262234                               O            11/01/32
    0


    8149105          964/G02             F          280,000.00         ZZ
                                         360        279,734.32          1
                                       6.250          1,724.01         64
                                       6.000          1,724.01
    SAN JOSE         CA   95122          5            10/02/02         00
    0434820387                           05           12/01/02          0
    265405                               O            11/01/32
    0


    8149107          964/G02             F          212,895.00         ZZ
                                         360        212,697.81          1
                                       6.375          1,328.19         80
                                       6.125          1,328.19
    MINDEN           NV   89423          1            10/15/02         00
    0434821658                           03           12/01/02          0
1


    246337                               O            11/01/32
    0


    8149111          964/G02             F          253,000.00         ZZ
                                         360        252,759.94          1
                                       6.250          1,557.77         39
                                       6.000          1,557.77
    CAPITOLA         CA   95010          5            10/02/02         00
    0434811717                           05           12/01/02          0
    266730                               O            11/01/32
    0


    8149123          964/G02             F          237,000.00         ZZ
                                         360        236,775.12          1
                                       6.250          1,459.25         68
                                       6.000          1,459.25
    ATASCADERO       CA   93422          5            10/04/02         00
    0434823308                           05           12/01/02          0
    269590                               O            11/01/32
    0


    8149129          964/G02             F          214,500.00         ZZ
                                         360        214,296.48          1
                                       6.250          1,320.71         64
                                       6.000          1,320.71
    ANAHEIM          CA   92804          5            10/11/02         00
    0434816773                           05           12/01/02          0
    265544                               O            11/01/32
    0


    8149133          964/G02             F          114,000.00         ZZ
                                         360        113,891.83          1
                                       6.250            701.92         68
                                       6.000            701.92
    ELK GROVE        CA   95624          5            10/09/02         00
    0434821179                           05           12/01/02          0
    269548                               O            11/01/32
    0


    8149135          964/G02             F          140,000.00         ZZ
                                         360        139,870.33          1
                                       6.375            873.42         80
                                       6.125            873.42
    LYNNWOOD         WA   98036          5            10/08/02         00
    0434818241                           05           12/01/02          0
    275033                               O            11/01/32
    0


1


    8149143          964/G02             F          400,000.00         ZZ
                                         360        399,620.46          1
                                       6.250          2,462.87         77
                                       6.000          2,462.87
    SUNRIVER         OR   97707          1            10/03/02         00
    0434820254                           03           12/01/02          0
    270823                               O            11/01/32
    0


    8149147          964/G02             F          270,000.00         ZZ
                                         360        269,737.58          1
                                       6.125          1,640.55         70
                                       5.875          1,640.55
    TUSTIN           CA   92780          5            10/07/02         00
    0434819736                           05           12/01/02          0
    277783                               O            11/01/32
    0


    8149153          964/G02             F          150,000.00         ZZ
                                         360        149,861.07          1
                                       6.375            935.81         29
                                       6.125            935.81
    TRUCKEE          CA   96161          5            10/07/02         00
    0434813507                           05           12/01/02          0
    279642                               O            11/01/32
    0


    8149155          964/G02             F          134,000.00         ZZ
                                         360        133,872.86          1
                                       6.250            825.06         71
                                       6.000            825.06
    GEARHART         OR   97138          5            10/08/02         00
    0434818928                           05           12/01/02          0
    270918                               O            11/01/32
    0


    8149159          964/G02             F          127,500.00         ZZ
                                         360        127,384.74          1
                                       6.500            805.89         75
                                       6.250            805.89
    VANCOUVER        WA   98685          5            10/09/02         00
    0434824512                           05           12/01/02          0
    271361                               O            11/01/32
    0


    8149161          964/G02             F          150,000.00         ZZ
                                         360        149,864.40          1
                                       6.500            948.10         53
                                       6.250            948.10
1


    HUNTINGTON BEAC  CA   92646          5            10/03/02         00
    0434820767                           03           12/01/02          0
    237416                               O            11/01/32
    0


    8149167          964/G02             F          293,500.00         ZZ
                                         360        293,214.73          1
                                       6.125          1,783.34         41
                                       5.875          1,783.34
    SANTA CRUZ       CA   95060          2            09/27/02         00
    0434814539                           05           12/01/02          0
    254601                               O            11/01/32
    0


    8149179          964/G02             F          300,000.00         ZZ
                                         360        299,728.79          1
                                       6.500          1,896.21         59
                                       6.250          1,896.21
    WALNUT CREEK     CA   94596          5            10/03/02         00
    0434813531                           05           12/01/02          0
    262657                               O            11/01/32
    0


    8149235          964/G02             F          230,904.00         ZZ
                                         360        230,668.58          1
                                       5.875          1,365.89         55
                                       5.625          1,365.89
    LAS VEGAS        NV   89135          1            10/01/02         00
    0434818936                           03           12/01/02          0
    271118                               O            11/01/32
    0


    8149341          G34/G02             F          408,000.00         ZZ
                                         360        407,622.11          1
                                       6.375          2,545.39         80
                                       6.125          2,545.39
    OAKLAND          CA   94619          1            10/21/02         00
    0434823159                           05           12/01/02          0
    48201008                             O            11/01/32
    0


    8149681          E82/G02             F          208,000.00         ZZ
                                         360        207,807.35          1
                                       6.375          1,297.65         80
                                       6.125          1,297.65
    LOS ANGELES      CA   91304          2            10/23/02         00
    0400711651                           05           12/01/02          0
    6944952                              O            11/01/32
    0
1




    8149687          E82/G02             F          273,300.00         ZZ
                                         360        273,058.87          1
                                       6.625          1,749.97         48
                                       6.375          1,749.97
    MOUNTAIN VIEW    CA   94043          2            10/22/02         00
    0400698924                           09           12/01/02          0
    4018498                              O            11/01/32
    0


    8149733          E82/G02             F           60,000.00         ZZ
                                         360         59,948.34          1
                                       6.750            389.16         38
                                       6.500            389.16
    MIAMI            FL   33187          5            10/25/02         00
    0400720066                           05           12/01/02          0
    0400720066                           O            11/01/32
    0


    8149739          E82/G02             F          375,000.00         ZZ
                                         360        374,644.18          1
                                       6.250          2,308.94         43
                                       6.000          2,308.94
    SAN ANSELMO      CA   94960          5            10/23/02         00
    0400698635                           05           12/01/02          0
    0400698635                           O            11/01/32
    0


    8149821          T44/G02             F          278,000.00         ZZ
                                         360        277,736.23          1
                                       6.250          1,711.69         46
                                       6.000          1,711.69
    SEATTLE          WA   98122          2            10/18/02         00
    0434817243                           05           12/01/02          0
    1056122                              O            11/01/32
    0


    8149925          E45/G02             F           71,500.00         ZZ
                                         360         71,403.74          1
                                       8.000            524.64         80
                                       7.750            524.64
    COCHRAN          GA   31014          2            09/23/02         00
    0434834354                           27           11/01/02          0
    291732                               O            10/01/32
    0


    8150053          N47/G02             F          190,000.00         ZZ
                                         360        189,840.38          1
1


                                       6.875          1,248.16         39
                                       6.625          1,248.16
    LAKESIDE         CA   92040          5            10/16/02         00
    0434826830                           05           12/01/02          0
    30520105                             O            11/01/32
    0


    8150109          950/G02             F          181,000.00         ZZ
                                         360        180,687.46          1
                                       6.750          1,173.96         65
                                       6.500          1,173.96
    SHERWOOD         OR   97140          1            09/30/02         00
    0434929501                           27           11/01/02          0
    Y6208004                             O            10/01/32
    0


    8150141          E22/G02             F          236,800.00         ZZ
                                         360        236,580.68          1
                                       6.375          1,477.32         80
                                       6.125          1,477.32
    SOUTH BRUNSWICK  NJ   08810          5            10/23/02         00
    0414740365                           05           12/01/02          0
    0414740365                           O            11/01/32
    0


    8150143          E22/G02             F          175,000.00         ZZ
                                         360        174,860.05          1
                                       7.125          1,179.01         90
                                       6.875          1,179.01
    MIAMI            FL   33174          5            10/22/02         01
    0414745018                           05           12/01/02         25
    0414745018                           O            11/01/32
    0


    8150167          E22/G02             F          180,000.00         ZZ
                                         360        179,833.28          1
                                       6.375          1,122.97         75
                                       6.125          1,122.97
    WEST WARWICK     RI   02893          5            10/23/02         00
    0414866798                           05           12/01/02          0
    0414866798                           O            11/01/32
    0


    8150219          E22/G02             F          207,000.00         ZZ
                                         360        206,798.81          1
                                       6.125          1,257.75         56
                                       5.875          1,257.75
    CORAL GABLES     FL   33146          2            09/27/02         00
    0414922369                           05           12/01/02          0
1


    0414922369                           O            11/01/32
    0


    8150247          E22/G02             F           91,200.00         ZZ
                                         360         91,094.00          1
                                       6.500            576.45         80
                                       6.250            576.45
    GARLAND          TX   75043          5            10/23/02         00
    0415048123                           05           12/01/02          0
    0415048123                           O            11/01/32
    0


    8150253          E22/G02             F           88,825.00         ZZ
                                         360         88,742.73          1
                                       6.375            554.15         95
                                       6.125            554.15
    SPOKANE          WA   99217          1            10/22/02         04
    0415052513                           05           12/01/02         30
    0415052513                           O            11/01/32
    0


    8150275          E22/G02             F          376,000.00         ZZ
                                         360        375,651.75          1
                                       6.375          2,345.75         80
                                       6.125          2,345.75
    COTTAGE GROVE    OR   97424          2            10/23/02         00
    0415065713                           05           12/01/02          0
    0415065713                           O            11/01/32
    0


    8150295          E22/G02             F          215,000.00         ZZ
                                         360        214,805.63          1
                                       6.500          1,358.95         85
                                       6.250          1,358.95
    EASLEY           SC   29640          5            10/23/02         04
    0415071745                           05           12/01/02         12
    0415071745                           O            11/01/32
    0


    8150299          E22/G02             F          100,000.00         ZZ
                                         360         99,909.60          1
                                       6.500            632.07         68
                                       6.250            632.07
    ARDMORE          OK   73401          1            10/28/02         00
    0415074558                           05           12/01/02          0
    0415074558                           O            11/01/32
    0


1


    8150301          E22/G02             F           88,500.00         ZZ
                                         360         88,423.80          1
                                       6.750            574.01         67
                                       6.500            574.01
    DALLAS           TX   75228          5            10/21/02         00
    0415081561                           05           12/01/02          0
    0415081561                           O            11/01/32
    0


    8150315          E22/G02             F          105,500.00         ZZ
                                         360        105,409.17          1
                                       6.750            684.27         79
                                       6.500            684.27
    SANDY            UT   84070          5            10/21/02         00
    0415091008                           05           12/01/02          0
    0415091008                           O            11/01/32
    0


    8150321          E22/G02             F           88,440.00         ZZ
                                         360         88,365.70          1
                                       6.875            580.99         80
                                       6.625            580.99
    FORT PIERCE      FL   34982          1            10/28/02         00
    0415102987                           03           12/01/02          0
    0415102987                           O            11/01/32
    0


    8150333          E22/G02             F          113,000.00         ZZ
                                         240        112,269.58          1
                                       6.500            842.50         46
                                       6.250            842.50
    SYKESVILLE       MD   21784          5            10/23/02         00
    0415110469                           05           12/01/02          0
    0415110469                           O            11/01/22
    0


    8150357          E22/G02             F          360,000.00         ZZ
                                         360        358,875.00          1
                                       6.250          2,216.58         63
                                       6.000          2,216.58
    DANVILLE         CA   94526          5            10/16/02         00
    0415032127                           05           12/01/02          0
    0415032127                           O            11/01/32
    0


    8150379          E22/G02             F          125,000.00         ZZ
                                         360        124,897.54          2
                                       7.000            831.63         58
                                       6.750            831.63
1


    MANCHESTER       NH   03104          5            10/23/02         00
    0415041367                           05           12/01/02          0
    0415041367                           O            11/01/32
    0


    8150415          E22/G02             F          365,500.00         ZZ
                                         360        365,161.48          1
                                       6.375          2,280.24         85
                                       6.125          2,280.24
    FLUSHING         NY   11366          1            10/28/02         04
    0415126200                           05           12/01/02         12
    0415126200                           O            11/01/32
    0


    8150421          E22/G02             F          280,000.00         ZZ
                                         360        279,740.66          1
                                       6.375          1,746.84         79
                                       6.125          1,746.84
    TROY             MI   48084          5            10/23/02         00
    0415136365                           05           12/01/02          0
    0415136365                           O            11/01/32
    0


    8150457          E22/G02             F          343,000.00         ZZ
                                         360        342,696.27          1
                                       6.875          2,253.27         75
                                       6.625          2,253.27
    WELLINGTON       CO   80549          5            10/23/02         00
    0415156876                           05           12/01/02          0
    0415156876                           O            11/01/32
    0


    8150477          E22/G02             F          217,000.00         ZZ
                                         360        216,799.01          1
                                       6.375          1,353.80         62
                                       6.125          1,353.80
    KINGS BEACH      CA   96143          2            10/16/02         00
    0415160530                           05           12/01/02          0
    0415160530                           O            11/01/32
    0


    8150481          E22/G02             F           77,600.00         ZZ
                                         360         77,539.46          1
                                       7.250            529.37         80
                                       7.000            529.37
    LAKE ORION       MI   48362          1            10/28/02         00
    0415161074                           05           12/01/02          0
    0415161074                           N            11/01/32
    0
1




    8150499          E22/G02             F          236,000.00         ZZ
                                         360        235,776.08          1
                                       6.250          1,453.09         80
                                       6.000          1,453.09
    MACOMB           MI   48042          2            10/23/02         00
    0415169382                           05           12/01/02          0
    0415169382                           O            11/01/32
    0


    8150501          E22/G02             F          283,200.00         ZZ
                                         360        282,456.17          2
                                       6.750          1,836.83         80
                                       6.500          1,836.83
    CHICAGO          IL   60622          1            10/28/02         00
    0415170075                           05           12/01/02          0
    0415170075                           O            11/01/32
    0


    8150509          E22/G02             F           95,000.00         ZZ
                                         360         94,925.89          1
                                       7.250            648.07         75
                                       7.000            648.07
    ATLANTA          GA   30310          2            10/28/02         00
    0415177971                           05           12/01/02          0
    0415177971                           N            11/01/32
    0


    8150581          E22/G02             F           59,800.00         ZZ
                                         360         59,754.50          1
                                       7.375            413.02         75
                                       7.125            413.02
    FORT LAUDERDALE  FL   33305          5            10/21/02         00
    0415229038                           01           12/01/02          0
    0415229038                           O            11/01/32
    0


    8150597          E22/G02             F           80,550.00         ZZ
                                         360         80,482.32          2
                                       6.875            529.16         90
                                       6.625            529.16
    TROY             MO   63665          1            10/28/02         04
    0415238096                           05           12/01/02         25
    0415238096                           N            11/01/32
    0


    8150605          E22/G02             F          136,750.00         ZZ
                                         360        136,623.34          1
1


                                       6.375            853.14         74
                                       6.125            853.14
    HIGHLANDS RANCH  CO   80126          5            10/23/02         00
    0415241504                           03           12/01/02          0
    0415241504                           O            11/01/32
    0


    8150609          E22/G02             F          121,500.00         ZZ
                                         360        121,407.55          1
                                       7.375            839.17         90
                                       7.125            839.17
    ATLANTA          GA   30307          1            10/18/02         01
    0415243013                           05           12/01/02         25
    0415243013                           N            11/01/32
    0


    8150611          E22/G02             F           85,500.00         ZZ
                                         360         85,418.87          3
                                       6.250            526.44         44
                                       6.000            526.44
    COLORADO SPRING  CO   80906          2            10/23/02         00
    0415244748                           05           12/01/02          0
    0415244748                           O            11/01/32
    0


    8150621          T24/G02             F           69,600.00         ZZ
                                         360         69,540.07          1
                                       6.750            451.43         64
                                       6.500            451.43
    TYLER            TX   75709          5            10/04/02         00
    0434898698                           05           12/01/02          0
    0001576526                           O            11/01/32
    0


    8150633          E22/G02             F          146,400.00         ZZ
                                         360        146,267.65          1
                                       6.500            925.35         80
                                       6.250            925.35
    MIDLOTHIAN       TX   76065          5            10/23/02         00
    0415261619                           05           12/01/02          0
    0415261619                           O            11/01/32
    0


    8150667          E22/G02             F           85,000.00         ZZ
                                         360         84,921.27          1
                                       6.375            530.29         83
                                       6.125            530.29
    ROSEBURG         OR   97470          5            10/18/02         04
    0414966937                           05           12/01/02         12
1


    0414966937                           O            11/01/32
    0


    8150695          E22/G02             F          399,000.00         ZZ
                                         360        397,727.44          1
                                       6.875          2,621.15         70
                                       6.625          2,621.15
    HOUSTON          TX   77009          5            10/23/02         00
    0415001122                           05           12/01/02          0
    0415001122                           O            11/01/32
    0


    8150731          E22/G02             F           60,629.00         ZZ
                                         360         60,016.14          1
                                       7.750            434.35         61
                                       7.500            434.35
    HOUSTON          TX   77071          1            11/26/01         00
    0412895377                           03           01/01/02          0
    0412895377                           O            12/01/31
    0


    8150733          U97/G02             F          174,500.00         ZZ
                                         360        174,346.05          1
                                       6.625          1,117.34         90
                                       6.375          1,117.34
    ESCONDIDO        CA   92026          5            10/18/02         14
    0434838330                           01           12/01/02         25
    7364404                              O            11/01/32
    0


    8150937          W02/G02             F           99,750.00         ZZ
                                         360         99,664.11          1
                                       6.750            646.98         95
                                       6.500            646.98
    PORT ST LUCIE    FL   34983          5            10/17/02         11
    0434885737                           05           12/01/02         30
    1001606277                           O            11/01/32
    0


    8151017          964/G02             F          258,500.00         ZZ
                                         360        258,260.58          1
                                       6.375          1,612.70         80
                                       6.125          1,612.70
    WEST LINN        OR   97068          5            10/09/02         00
    0434812301                           05           12/01/02          0
    268511                               O            11/01/32
    0


1


    8151021          964/G02             F          276,000.00         ZZ
                                         360        275,744.37          1
                                       6.375          1,721.88         80
                                       6.125          1,721.88
    LONG BEACH       CA   90808          1            10/15/02         00
    0434823696                           05           12/01/02          0
    268533                               O            11/01/32
    0


    8151027          964/G02             F          123,000.00         ZZ
                                         360        122,878.17          1
                                       6.250            757.33         68
                                       6.000            757.33
    MODESTO          CA   95350          5            10/10/02         00
    0434820213                           05           12/01/02          0
    275847                               O            11/01/32
    0


    8151031          964/G02             F          245,000.00         ZZ
                                         360        244,761.87          1
                                       6.125          1,488.65         70
                                       5.875          1,488.65
    SAN LUIS OBISPO  CA   93401          5            10/11/02         00
    0434817086                           03           12/01/02          0
    283569                               O            11/01/32
    0


    8151033          964/G02             F          280,500.00         ZZ
                                         360        280,240.20          1
                                       6.375          1,749.96         75
                                       6.125          1,749.96
    MODESTO          CA   95356          1            10/07/02         00
    0434814398                           03           12/01/02          0
    233517                               O            11/01/32
    0


    8151045          964/G02             F           85,000.00         ZZ
                                         360         84,919.35          1
                                       6.250            523.36         50
                                       6.000            523.36
    FRESNO           CA   93720          1            10/17/02         00
    0434818555                           03           12/01/02          0
    261350                               O            11/01/32
    0


    8151047          964/G02             F          147,200.00         ZZ
                                         360        147,070.13          1
                                       6.625            942.54         80
                                       6.375            942.54
1


    FORT COLLINS     CO   80526          5            10/16/02         00
    0434813234                           05           12/01/02          0
    264445                               O            11/01/32
    0


    8151055          964/G02             F          207,900.00         ZZ
                                         360        207,712.06          1
                                       6.500          1,314.07         90
                                       6.250          1,314.07
    MISSION HILLS (  CA   91345          2            10/11/02         14
    0434816567                           05           12/01/02         17
    265182                               O            11/01/32
    0


    8151057          964/G02             F          229,500.00         ZZ
                                         360        229,282.24          1
                                       6.250          1,413.07         75
                                       6.000          1,413.07
    EVERGREEN        CO   80439          5            10/11/02         00
    0434820379                           05           12/01/02          0
    265215                               O            11/01/32
    0


    8151065          964/G02             F          141,750.00         ZZ
                                         360        141,627.95          1
                                       6.750            919.39         90
                                       6.500            919.39
    CANBY            OR   97013          5            10/01/02         11
    0434810388                           05           12/01/02         25
    268260                               O            11/01/32
    0


    8151067          964/G02             F          184,000.00         ZZ
                                         360        183,833.66          1
                                       6.500          1,163.01         43
                                       6.250          1,163.01
    CAMBRIA          CA   93428          2            10/08/02         00
    0434817532                           05           12/01/02          0
    268622                               O            11/01/32
    0


    8151085          964/G02             F          215,200.00         ZZ
                                         360        215,005.46          1
                                       6.500          1,360.21         75
                                       6.250          1,360.21
    WADDELL          AZ   85355          1            10/16/02         00
    0434818795                           03           12/01/02          0
    274702                               O            11/01/32
    0
1




    8151089          964/G02             F          240,000.00         ZZ
                                         360        239,766.73          1
                                       6.125          1,458.27         64
                                       5.875          1,458.27
    HIGHLANDS RANCH  CO   80129          5            10/16/02         00
    0434936720                           03           12/01/02          0
    276495                               O            11/01/32
    0


    8151095          964/G02             F          232,500.00         ZZ
                                         360        232,268.55          1
                                       6.000          1,393.95         75
                                       5.750          1,393.95
    PUEBLO           CO   81001          1            10/21/02         00
    0434823076                           05           12/01/02          0
    286163                               O            11/01/32
    0


    8151373          U05/G02             F          224,000.00         ZZ
                                         360        223,802.37          1
                                       6.625          1,434.30         80
                                       6.375          1,434.30
    LAKEWAY          TX   78734          5            10/14/02         00
    0434875423                           05           12/01/02          0
    3271313                              O            11/01/32
    0


    8151459          W39/G02             F           61,450.00         ZZ
                                         360         61,406.62          4
                                       7.750            440.24         90
                                       7.500            440.24
    LAFAYETTE        LA   70506          1            10/25/02         01
    0434831681                           05           12/01/02         25
    LA022848                             N            11/01/32
    0


    8151479          U05/G02             F          250,000.00         ZZ
                                         360        249,774.00          1
                                       6.500          1,580.17         80
                                       6.250          1,580.17
    SPRING VALLEY    CA   91977          5            10/11/02         00
    0434844759                           05           12/01/02          0
    3266801                              O            11/01/32
    0


    8151567          477/G02             F          282,000.00         ZZ
                                         360        281,745.07          1
1


                                       6.500          1,782.43         80
                                       6.250          1,782.43
    OJAI             CA   93023          1            10/10/02         00
    0434831426                           05           12/01/02          0
    234659                               O            11/01/32
    0


    8151719          950/G02             F          184,050.00         ZZ
                                         360        183,913.41          4
                                       7.500          1,286.90         90
                                       7.250          1,286.90
    TACOMA           WA   98404          1            10/07/02         14
    0434834180                           05           12/01/02         25
    EW207307                             N            11/01/32
    0


    8152051          758/G02             F          188,000.00         ZZ
                                         360        187,830.04          1
                                       6.500          1,188.29         80
                                       6.250          1,188.29
    PHOENIX          AZ   85018          2            10/09/02         00
    0434830063                           01           12/01/02          0
    660833                               O            11/01/32
    0


    8152693          477/G02             F          160,000.00         ZZ
                                         360        159,862.24          1
                                       6.750          1,037.76         89
                                       6.500          1,037.76
    LA PUENTA        CA   91744          5            10/02/02         11
    0434840047                           05           12/01/02         25
    234214                               O            11/01/32
    0


    8153535          926/926             F           93,615.02         ZZ
                                         351         93,426.73          1
                                       6.250            581.48         67
                                       6.000            581.48
    BLUFFTON         SC   29910          5            10/01/02         00
    161115831                            05           11/01/02          0
    161115831                            O            01/01/32
    0


    8153737          F96/G02             F          261,250.00         ZZ
                                         360        261,056.11          2
                                       7.500          1,826.70         95
                                       7.250          1,826.70
    NEWARK           NJ   07112          1            10/07/02         12
    0434795662                           05           12/01/02         35
1


    0109384                              O            11/01/32
    0


    8153797          N74/G02             F           91,700.00         ZZ
                                         360         91,615.07          1
                                       6.375            572.09         88
                                       6.125            572.09
    LEXINGTON        NC   27292          5            10/18/02         01
    0434848784                           05           12/01/02         25
    0030928010                           O            11/01/32
    0


    8153893          E45/G02             F          424,000.00         ZZ
                                         360        423,212.49          1
                                       6.375          2,645.21         78
                                       6.125          2,645.21
    SAN CLEMENTE     CA   92673          5            09/27/02         00
    0434841185                           03           11/01/02          0
    282088                               O            10/01/32
    0


    8154043          E45/G02             F          162,000.00         ZZ
                                         360        161,849.96          1
                                       6.375          1,010.67         58
                                       6.125          1,010.67
    LAGUNA HILLS AR  CA   92656          1            10/03/02         00
    0434844577                           01           12/01/02          0
    290109                               O            11/01/32
    0


    8154061          E45/G02             F           77,140.00         ZZ
                                         360         77,075.20          1
                                       6.875            506.75         95
                                       6.625            506.75
    GULFPORT         MS   39503          1            10/04/02         11
    0434837605                           05           12/01/02         30
    290604                               N            11/01/32
    0


    8154099          E45/G02             F          182,700.00         ZZ
                                         360        182,542.70          1
                                       6.750          1,184.99         90
                                       6.500          1,184.99
    LAS VEGAS        NV   89123          1            10/08/02         11
    0434844478                           03           12/01/02         25
    295541                               O            11/01/32
    0


1


    8154101          X64/G02             F          274,000.00         ZZ
                                         360        273,740.01          1
                                       6.250          1,687.07         78
                                       6.000          1,687.07
    COMMERCE TOWNSH  MI   48382          5            10/18/02         00
    0434828091                           05           12/01/02          0
    9868685                              O            11/01/32
    0


    8154109          E45/G02             F          108,000.00         ZZ
                                         360        107,904.71          1
                                       6.625            691.54         90
                                       6.375            691.54
    FRANKFORT        IL   60423          1            10/15/02         11
    0434843884                           01           12/01/02         25
    289040                               O            11/01/32
    0


    8154113          X91/G02             F           83,500.00         ZZ
                                         360         83,416.88          1
                                       6.000            500.62         21
                                       5.750            500.62
    KAILUA           HI   96734          5            10/23/02         00
    0434830089                           05           12/01/02          0
    802386                               O            11/01/32
    0


    8154149          E22/G02             F          360,000.00         ZZ
                                         360        359,674.56          1
                                       6.500          2,275.44         80
                                       6.250          2,275.44
    AUSTIN           TX   78759          5            10/24/02         00
    0414462150                           05           12/01/02          0
    0414462150                           O            11/01/32
    0


    8154161          825/G02             F          230,000.00         ZZ
                                         360        229,776.46          1
                                       6.125          1,397.50         52
                                       5.875          1,397.50
    FRISCO           CO   80435          5            10/22/02         00
    0434829891                           05           12/01/02          0
    KENNEDY                              O            11/01/32
    0


    8154173          E22/G02             F          127,500.00         ZZ
                                         360        127,412.26          4
                                       7.875            924.46         75
                                       7.625            924.46
1


    PAWTUCKET        RI   02860          1            10/29/02         00
    0414822940                           05           12/01/02          0
    0414822940                           N            11/01/32
    0


    8154199          E22/G02             F          160,000.00         ZZ
                                         360        159,862.24          1
                                       6.750          1,037.76         79
                                       6.500          1,037.76
    MERCED           CA   95340          5            10/14/02         00
    0414952077                           05           12/01/02          0
    0414952077                           O            11/01/32
    0


    8154213          E22/G02             F           48,000.00         ZZ
                                         360         47,966.97          1
                                       7.875            348.03         80
                                       7.625            348.03
    ELYRIA           OH   44035          5            10/29/02         00
    0414995282                           05           12/01/02          0
    0414995282                           N            11/01/32
    0


    8154231          E45/G02             F          216,000.00         ZZ
                                         360        215,636.02          1
                                       6.875          1,418.97         80
                                       6.625          1,418.97
    MONTGOMERY VILL  MD   20886          5            09/30/02         00
    0434844445                           09           11/01/02          0
    274979                               O            10/01/32
    0


    8154291          E22/G02             F           92,700.00         ZZ
                                         360         92,631.21          1
                                       7.500            648.17         90
                                       7.250            648.17
    BIRMINGHAM       AL   35206          5            10/24/02         10
    0415067263                           05           12/01/02         25
    0415067263                           O            11/01/32
    0


    8154301          E22/G02             F           78,200.00         ZZ
                                         240         78,040.54          1
                                       6.500            583.04         91
                                       6.250            583.04
    LINDALE          GA   30147          2            10/24/02         10
    0415077817                           05           12/01/02         35
    0415077817                           O            11/01/22
    0
1




    8154353          E22/G02             F          430,000.00         ZZ
                                         360        429,601.74          1
                                       6.375          2,682.64         80
                                       6.125          2,682.64
    HOUSTON          TX   77024          5            10/24/02         00
    0415120492                           03           12/01/02          0
    0415120492                           O            11/01/32
    0


    8154355          E22/G02             F           82,500.00         ZZ
                                         360         82,399.81          2
                                       6.125            501.28         75
                                       5.875            501.28
    AUSTINTOWN       OH   44515          1            10/29/02         00
    0415122340                           05           12/01/02          0
    0415122340                           N            11/01/32
    0


    8154365          E22/G02             F          180,000.00         ZZ
                                         360        179,845.02          1
                                       6.750          1,167.48         78
                                       6.500          1,167.48
    ESTES PARK       CO   80517          4            10/29/02         00
    0415134139                           05           12/01/02          0
    0415134139                           N            11/01/32
    0


    8154385          E22/G02             F           36,000.00         ZZ
                                         360         35,975.84          1
                                       8.000            264.16         90
                                       7.750            264.16
    BATON ROUGE      LA   70805          1            10/29/02         04
    0415152149                           05           12/01/02         25
    0415152149                           O            11/01/32
    0


    8154401          E22/G02             F          151,500.00         ZZ
                                         360        151,352.19          1
                                       6.750            982.63         80
                                       6.500            982.63
    BASTROP          TX   78602          2            10/24/02         00
    0415171859                           03           12/01/02          0
    0415171859                           O            11/01/32
    0


    8154429          E22/G02             F          107,000.00         ZZ
                                         360        106,903.27          1
1


                                       6.500            676.31         75
                                       6.250            676.31
    FORT LAUDERDALE  FL   33309          5            10/29/02         00
    0415191386                           05           12/01/02          0
    0415191386                           N            11/01/32
    0


    8154449          E22/G02             F           89,600.00         ZZ
                                         360         89,519.00          1
                                       6.500            566.33         80
                                       6.250            566.33
    DENISON          TX   75020          2            10/24/02         00
    0415204460                           05           12/01/02          0
    0415204460                           O            11/01/32
    0


    8154451          E22/G02             F           55,200.00         ZZ
                                         360         55,159.03          1
                                       7.500            385.97         80
                                       7.250            385.97
    MIAMI            FL   33033          1            10/29/02         00
    0415204841                           05           12/01/02          0
    0415204841                           N            11/01/32
    0


    8154459          E22/G02             F          261,000.00         ZZ
                                         360        260,801.40          1
                                       7.375          1,802.66         90
                                       7.125          1,802.66
    REDMOND          WA   98053          1            10/23/02         10
    0415206366                           03           12/01/02         30
    0415206366                           O            11/01/32
    0


    8154471          E22/G02             F           77,600.00         ZZ
                                         360         77,506.05          1
                                       6.500            490.48         80
                                       6.250            490.48
    COLORADO SPRING  CO   80918          5            10/29/02         00
    0415211572                           01           12/01/02          0
    0415211572                           N            11/01/32
    0


    8154493          E22/G02             F          299,000.00         ZZ
                                         360        298,742.57          1
                                       6.750          1,939.31         41
                                       6.500          1,939.31
    DETROIT          MI   48203          2            10/24/02         00
    0415221886                           05           12/01/02          0
1


    0415221886                           O            11/01/32
    0


    8154515          E22/G02             F          363,000.00         ZZ
                                         360        362,647.18          1
                                       6.125          2,205.63         79
                                       5.875          2,205.63
    REDMOND          WA   98052          2            10/22/02         00
    0415231166                           03           12/01/02          0
    0415231166                           O            11/01/32
    0


    8154531          E22/G02             F          175,000.00         ZZ
                                         360        174,856.55          1
                                       7.000          1,164.28         73
                                       6.750          1,164.28
    JACKSON TOWNSHI  NJ   08527          5            10/24/02         00
    0415237189                           05           12/01/02          0
    0415237189                           O            11/01/32
    0


    8154573          W45/G02             F          228,000.00         ZZ
                                         360        227,793.88          1
                                       6.500          1,441.12         78
                                       6.250          1,441.12
    MURRIETA         CA   92562          5            10/15/02         00
    0434831756                           05           12/01/02          0
    0209241401                           O            11/01/32
    0


    8154581          E45/G02             F          105,000.00         ZZ
                                         360        104,913.93          1
                                       7.000            698.57         79
                                       6.750            698.57
    LAUDERDALE LAKE  FL   33309          2            10/10/02         00
    0434841656                           05           12/01/02          0
    263352                               O            11/01/32
    0


    8154625          E84/G02             F          445,000.00         ZZ
                                         360        444,607.39          1
                                       6.625          2,849.38         79
                                       6.375          2,849.38
    RIVERWOODS       IL   60015          2            10/09/02         00
    0434829388                           05           12/01/02          0
    14605457                             O            11/01/32
    0


1


    8154695          253/253             F          122,400.00         ZZ
                                         360        122,299.66          1
                                       7.000            814.34         85
                                       6.750            814.34
    WILLOUGHBY HILL  OH   44094          1            10/11/01         10
    433054                               05           12/01/02         12
    433054                               O            11/01/32
    0


    8154741          E84/G02             F          160,800.00         ZZ
                                         360        160,515.48          1
                                       6.625          1,029.62         80
                                       6.375          1,029.62
    TACOMA           WA   98403          1            09/18/02         00
    0434829339                           05           11/01/02          0
    61206050                             O            10/01/32
    0


    8154747          E84/G02             F          400,000.00         ZZ
                                         360        399,238.95          1
                                       6.250          2,462.87         80
                                       6.000          2,462.87
    CASTLE ROCK      CO   80104          5            10/04/02         00
    0434829263                           05           11/01/02          0
    32806601                             O            10/01/32
    0


    8154815          E84/G02             F          384,000.00         ZZ
                                         360        383,303.84          1
                                       6.500          2,427.14         80
                                       6.250          2,427.14
    RIVER FOREST     IL   60305          2            09/27/02         00
    0434829255                           05           11/01/02          0
    13403887                             O            10/01/32
    0


    8154823          E84/G02             F          225,000.00         ZZ
                                         360        224,791.60          1
                                       6.375          1,403.71         74
                                       6.125          1,403.71
    AURORA           CO   80015          5            10/02/02         00
    0434829297                           03           12/01/02          0
    32806145                             O            11/01/32
    0


    8154857          E45/G02             F          214,400.00         ZZ
                                         360        214,201.42          1
                                       6.375          1,337.58         80
                                       6.125          1,337.58
1


    HENDERSON        NV   89052          5            10/04/02         00
    0434844031                           03           12/01/02          0
    284247                               O            11/01/32
    0


    8154859          E84/G02             F          190,000.00         ZZ
                                         360        189,647.12          1
                                       6.375          1,185.35         64
                                       6.125          1,185.35
    SEATTLE          WA   98133          5            09/20/02         00
    0434829271                           05           11/01/02          0
    61103900                             O            10/01/32
    0


    8154891          E45/G02             F          148,000.00         ZZ
                                         360        147,862.92          1
                                       6.375            923.33         73
                                       6.125            923.33
    DENVER           CO   80223          5            10/10/02         00
    0434844635                           05           12/01/02          0
    286586                               N            11/01/32
    0


    8155017          X78/G02             F          150,000.00         ZZ
                                         360        149,870.85          1
                                       6.750            972.90         69
                                       6.500            972.90
    NEWNAN           GA   30263          5            10/24/02         00
    0434840096                           05           12/01/02          0
    990215                               O            11/01/32
    0


    8155035          E84/G02             F          163,600.00         ZZ
                                         360        163,448.48          1
                                       6.375          1,020.65         80
                                       6.125          1,020.65
    PHOENIX          AZ   85028          1            10/10/02         00
    0434829248                           05           12/01/02          0
    13404115                             O            11/01/32
    0


    8155221          K15/G02             F           95,300.00         ZZ
                                         360         95,213.85          1
                                       6.500            602.36         71
                                       6.250            602.36
    ST PAUL          MN   55101          5            10/23/02         00
    0434835559                           05           12/01/02          0
    013305300057                         O            11/01/32
    0
1




    8155223          E84/G02             F          157,500.00         ZZ
                                         360        157,253.52          4
                                       7.250          1,074.43         70
                                       7.000          1,074.43
    PORTALES         NM   88130          2            10/01/02         00
    0434828851                           05           11/01/02          0
    32804988                             N            10/01/32
    0


    8155301          K15/G02             F          352,700.00         ZZ
                                         360        352,381.16          1
                                       6.500          2,229.30         80
                                       6.250          2,229.30
    ANDOVER          MA   01810          5            10/23/02         00
    0434834909                           05           12/01/02          0
    032005504329                         O            11/01/32
    0


    8155613          E45/G02             F           73,000.00         ZZ
                                         360         72,934.01          1
                                       6.500            461.41         35
                                       6.250            461.41
    PLANTATION       FL   33317          2            10/07/02         00
    0434843942                           05           12/01/02          0
    244076                               O            11/01/32
    0


    8155639          U05/G02             F           86,800.00         ZZ
                                         360         86,719.61          1
                                       6.375            541.52         56
                                       6.125            541.52
    LOS ANGELES      CA   90032          5            10/04/02         00
    0434838108                           05           12/01/02          0
    3271761                              O            11/01/32
    0


    8156107          K15/G02             F          143,000.00         ZZ
                                         360        142,876.88          1
                                       6.750            927.50         85
                                       6.500            927.50
    BROOKLYN         NY   11212          5            10/21/02         41
    0434838843                           05           12/01/02         12
    011105504029                         O            11/01/32
    0


    8156117          L03/G02             F          159,000.00         ZZ
                                         360        158,852.74          1
1


                                       6.375            991.95         77
                                       6.125            991.95
    CAVE CREEK       AZ   85331          1            10/18/02         00
    0434887527                           03           12/01/02          0
    40007969                             O            11/01/32
    0


    8156615          U05/G02             F          248,000.00         ZZ
                                         360        247,781.20          1
                                       6.625          1,587.97         80
                                       6.375          1,587.97
    FARMERS BRANCH   TX   75234          5            10/21/02         00
    0434859427                           05           12/01/02          0
    3268624                              O            11/01/32
    0


    8156753          F34/G02             F          577,500.00         ZZ
                                         360        576,977.94          1
                                       6.500          3,650.19         70
                                       6.250          3,650.19
    ALEXANDRIA       VA   22314          5            10/04/02         00
    0434966826                           07           12/01/02          0
    37208026                             O            11/01/32
    0


    8156757          K15/G02             F          118,900.00         ZZ
                                         360        118,797.63          1
                                       6.750            771.18         67
                                       6.500            771.18
    NEWMARKET        NH   03857          5            10/24/02         00
    0434838280                           05           12/01/02          0
    013405310326                         O            11/01/32
    0


    8156761          L76/G02             F           84,600.00         ZZ
                                         360         84,523.51          1
                                       6.500            534.73         90
                                       6.250            534.73
    MT PLEASANT      WI   53406          5            10/25/02         11
    0434842076                           01           12/01/02         25
    991306                               O            11/01/32
    0


    8156829          L76/G02             F          155,500.00         ZZ
                                         360        155,355.97          1
                                       6.375            970.12         65
                                       6.125            970.12
    BROOKLYN PARK    MN   55443          5            10/24/02         00
    0434845905                           05           12/01/02          0
1


    9507265                              O            11/01/32
    0


    8156847          588/G02             F          310,000.00         ZZ
                                         360        309,514.88          1
                                       7.250          2,114.75         64
                                       7.000          2,114.75
    LIVINGSTON TOWN  NJ   07039          1            09/17/02         00
    0434958278                           05           11/01/02          0
    1074188                              O            10/01/32
    0


    8156851          B44/G02             F          131,750.00         ZZ
                                         360        131,639.32          1
                                       6.875            865.50         85
                                       6.625            865.50
    BOISE            ID   83703          5            10/17/02         11
    0434846655                           05           12/01/02         25
    4021616                              O            11/01/32
    0


    8156857          975/G02             F          220,000.00         ZZ
                                         360        219,810.58          2
                                       6.750          1,426.92         79
                                       6.500          1,426.92
    LONG BEACH       CA   90805          1            10/25/02         00
    0434833471                           05           12/01/02          0
    2023043                              O            11/01/32
    0


    8156877          X82/G02             F          185,250.00         ZZ
                                         360        185,090.50          1
                                       6.750          1,201.53         95
                                       6.500          1,201.53
    ARLINGTON        VA   22204          1            10/22/02         12
    0434876330                           05           12/01/02         30
    841082                               O            11/01/32
    0


    8156879          F34/G02             F          215,900.00         ZZ
                                         360        215,704.83          1
                                       6.500          1,364.63         80
                                       6.250          1,364.63
    LAUREL           MD   20708          1            10/08/02         00
    0434833216                           03           12/01/02          0
    22209053                             O            11/01/32
    0


1


    8157109          E82/G02             F          280,000.00         ZZ
                                         360        279,781.58          1
                                       7.250          1,910.09         77
                                       7.000          1,910.09
    SIMI VALLEY      CA   93063          5            10/24/02         00
    0400705125                           05           12/01/02          0
    0400705125                           O            11/01/32
    0


    8157117          E82/G02             F           66,900.00         ZZ
                                         360         66,843.79          1
                                       6.875            439.49         75
                                       6.625            439.49
    KENNESAW         GA   30152          2            10/30/02         00
    0400714796                           05           12/01/02          0
    0400714796                           N            11/01/32
    0


    8157131          E82/G02             F           82,200.00         ZZ
                                         360         82,139.00          2
                                       7.500            574.75         57
                                       7.250            574.75
    COLLEGE PARK     GA   30349          2            10/29/02         00
    0400704250                           05           12/01/02          0
    1763316                              N            11/01/32
    0


    8157145          E82/G02             F          192,000.00         ZZ
                                         360        191,838.70          1
                                       6.875          1,261.30         80
                                       6.625          1,261.30
    MARLBORO         NJ   07746          5            10/23/02         00
    0400693206                           01           12/01/02          0
    0400693206                           O            11/01/32
    0


    8157171          E82/G02             F          222,200.00         ZZ
                                         360        222,003.96          4
                                       6.625          1,422.77         53
                                       6.375          1,422.77
    LOS ANGELES      CA   90004          2            10/23/02         00
    0400689568                           05           12/01/02          0
    1907659                              O            11/01/32
    0


    8157293          Q73/G02             F          146,000.00         ZZ
                                         240        145,688.66          1
                                       6.125          1,056.55         83
                                       5.875          1,056.55
1


    TUPELO           MS   38801          5            10/25/02         11
    0434968277                           05           12/01/02         12
    2976695                              O            11/01/22
    0


    8157511          B49/G02             F          204,000.00         ZZ
                                         360        203,806.43          1
                                       6.250          1,256.07         50
                                       6.000          1,256.07
    COLORADO SPRING  CO   80921          5            10/25/02         00
    0434843017                           05           12/01/02          0
    000274120016                         O            11/01/32
    0


    8157535          E22/G02             F          170,400.00         ZZ
                                         360        170,270.34          1
                                       7.375          1,176.91         80
                                       7.125          1,176.91
    DALLAS           TX   75218          5            10/25/02         00
    0414742007                           05           12/01/02          0
    0414742007                           O            11/01/32
    0


    8157545          E22/G02             F          142,500.00         ZZ
                                         360        142,401.94          1
                                       7.875          1,033.22         95
                                       7.625          1,033.22
    MOUNT PLEASANT   SC   29464          5            10/25/02         01
    0414823153                           09           12/01/02         30
    0414823153                           O            11/01/32
    0


    8157551          E22/G02             F          100,000.00         ZZ
                                         360         99,913.90          1
                                       6.750            648.60         87
                                       6.500            648.60
    KALISPELL        MT   59901          5            10/25/02         01
    0414846410                           05           12/01/02         25
    0414846410                           O            11/01/32
    0


    8157569          E22/G02             F          192,000.00         ZZ
                                         360        191,822.17          1
                                       6.375          1,197.83         76
                                       6.125          1,197.83
    WIMBERLEY        TX   78676          5            10/25/02         00
    0414919399                           05           12/01/02          0
    0414919399                           O            11/01/32
    0
1




    8157581          E22/G02             F          268,500.00         ZZ
                                         360        268,239.04          1
                                       6.125          1,631.43         58
                                       5.875          1,631.43
    LIVERMORE        CA   94550          1            10/09/02         00
    0414963447                           05           12/01/02          0
    0414963447                           O            11/01/32
    0


    8157595          E22/G02             F          228,000.00         ZZ
                                         360        227,843.09          1
                                       7.875          1,653.16         95
                                       7.625          1,653.16
    CHALFONT         PA   18914          5            10/25/02         01
    0414974881                           05           12/01/02         30
    0414974881                           O            11/01/32
    0


    8157597          E22/G02             F          112,500.00         ZZ
                                         360        112,403.14          1
                                       6.750            729.67         80
                                       6.500            729.67
    FORNEY           TX   75126          5            10/25/02         00
    0414981639                           05           12/01/02          0
    0414981639                           O            11/01/32
    0


    8157611          E22/G02             F          262,500.00         ZZ
                                         360        262,262.70          1
                                       6.500          1,659.18         74
                                       6.250          1,659.18
    SAN LEANDRO      CA   94579          5            10/24/02         00
    0414996751                           05           12/01/02          0
    0414996751                           O            11/01/32
    0


    8157627          E22/G02             F          344,000.00         ZZ
                                         360        343,689.02          1
                                       6.500          2,174.31         80
                                       6.250          2,174.31
    CONROE           TX   77384          5            10/25/02         00
    0415009448                           03           12/01/02          0
    0415009448                           O            11/01/32
    0


    8157633          E22/G02             F          448,876.00         ZZ
                                         360        448,479.97          1
1


                                       6.625          2,874.20         75
                                       6.375          2,874.20
    PLANO            TX   75093          5            10/25/02         00
    0415012350                           03           12/01/02          0
    0415012350                           O            11/01/32
    0


    8157635          A21/G02             F          161,000.00         ZZ
                                         360        160,854.45          1
                                       6.500          1,017.63         90
                                       6.250          1,017.63
    LAWRENCE TWP     NJ   08648          1            10/16/02         12
    0434887915                           01           12/01/02         25
    0100133602                           O            11/01/32
    0


    8157637          E22/G02             F          298,000.00         ZZ
                                         360        297,749.64          1
                                       6.875          1,957.65         88
                                       6.625          1,957.65
    HENDERSON        NV   89012          5            10/19/02         01
    0415016252                           05           12/01/02         25
    0415016252                           O            11/01/32
    0


    8157645          E22/G02             F          136,000.00         ZZ
                                         360        135,882.91          1
                                       6.750            882.09         80
                                       6.500            882.09
    DEVINE           TX   78016          5            10/23/02         00
    0415018753                           05           12/01/02          0
    0415018753                           O            11/01/32
    0


    8157669          E22/G02             F          430,000.00         ZZ
                                         360        429,601.74          1
                                       6.375          2,682.64         74
                                       6.125          2,682.64
    EVERGREEN        CO   80439          5            10/25/02         00
    0415042936                           05           12/01/02          0
    0415042936                           O            11/01/32
    0


    8157675          E22/G02             F           50,000.00         ZZ
                                         360         49,950.22          1
                                       6.000            299.78         61
                                       5.750            299.78
    LAKE ARROWHEAD   CA   92352          1            10/23/02         00
    0415055318                           03           12/01/02          0
1


    0415055318                           N            11/01/32
    0


    8157697          E22/G02             F          257,000.00         ZZ
                                         360        256,813.99          1
                                       7.625          1,819.03         90
                                       7.375          1,819.03
    LAKE WORTH       FL   33467          5            10/25/02         01
    0415085018                           03           12/01/02         25
    0415085018                           O            11/01/32
    0


    8157707          E22/G02             F          160,000.00         ZZ
                                         360        159,851.81          1
                                       6.375            998.19         80
                                       6.125            998.19
    NORTH PORT       FL   34288          5            10/25/02         00
    0415093863                           05           12/01/02          0
    0415093863                           O            11/01/32
    0


    8157713          E22/G02             F          224,000.00         ZZ
                                         360        223,797.50          1
                                       6.500          1,415.83         73
                                       6.250          1,415.83
    OAKLAND          CA   94609          5            10/08/02         00
    0415098078                           05           12/01/02          0
    0415098078                           O            11/01/32
    0


    8157731          E22/G02             F           85,000.00         ZZ
                                         360         84,923.16          1
                                       6.500            537.26         49
                                       6.250            537.26
    PLANO            TX   75075          5            10/25/02         00
    0415109537                           05           12/01/02          0
    0415109537                           O            11/01/32
    0


    8157749          E22/G02             F          140,000.00         ZZ
                                         360        139,870.33          1
                                       6.375            873.42         53
                                       6.125            873.42
    GREEN COVE SPRI  FL   32043          5            10/25/02         00
    0415125988                           05           12/01/02          0
    0415125988                           O            11/01/32
    0


1


    8157777          E22/G02             F          161,500.00         ZZ
                                         360        161,388.85          1
                                       7.875          1,170.99         95
                                       7.625          1,170.99
    MIAMI            FL   33177          5            10/25/02         01
    0415141803                           05           12/01/02         30
    0415141803                           O            11/01/32
    0


    8157807          E22/G02             F          468,000.00         ZZ
                                         360        467,597.06          1
                                       6.750          3,035.44         80
                                       6.500          3,035.44
    INTERLAKEN BORO  NJ   07712          1            10/30/02         00
    0415171255                           05           12/01/02          0
    0415171255                           O            11/01/32
    0


    8157813          E22/G02             F          245,600.00         ZZ
                                         360        245,398.69          1
                                       7.000          1,633.98         75
                                       6.750          1,633.98
    BROOKDALE        CA   95007          2            10/25/02         00
    0415175272                           05           12/01/02          0
    0415175272                           O            11/01/32
    0


    8157815          E22/G02             F          271,200.00         ZZ
                                         360        270,948.81          1
                                       6.375          1,691.94         80
                                       6.125          1,691.94
    BOERNE           TX   78006          5            10/25/02         00
    0415176098                           03           12/01/02          0
    0415176098                           O            11/01/32
    0


    8157827          E22/G02             F          201,600.00         ZZ
                                         360        201,422.13          1
                                       6.625          1,290.87         80
                                       6.375          1,290.87
    TEWKSBURY        MA   01876          5            10/25/02         00
    0415179639                           05           12/01/02          0
    0415179639                           O            11/01/32
    0


    8157835          E22/G02             F          492,000.00         ZZ
                                         360        491,565.92          1
                                       6.625          3,150.33         80
                                       6.375          3,150.33
1


    SAN ANSELMO      CA   94960          2            10/18/02         00
    0415181924                           05           12/01/02          0
    0415181924                           O            11/01/32
    0


    8157847          E22/G02             F          202,000.00         ZZ
                                         360        201,826.08          1
                                       6.750          1,310.17         73
                                       6.500          1,310.17
    MIAMI            FL   33129          5            10/25/02         00
    0415187921                           05           12/01/02          0
    0415187921                           O            11/01/32
    0


    8157851          E22/G02             F          162,000.00         ZZ
                                         360        161,853.55          1
                                       6.500          1,023.95         62
                                       6.250          1,023.95
    LONG BEACH       CA   90813          5            10/25/02         00
    0415189257                           05           12/01/02          0
    0415189257                           O            11/01/32
    0


    8157881          E22/G02             F          174,400.00         ZZ
                                         360        174,238.47          1
                                       6.375          1,088.03         80
                                       6.125          1,088.03
    LITTLETON        CO   80127          5            10/25/02         00
    0415205947                           05           12/01/02          0
    0415205947                           O            11/01/32
    0


    8157899          E22/G02             F           80,000.00         ZZ
                                         240         79,836.87          1
                                       6.500            596.46         26
                                       6.250            596.46
    MILLSTONE        NJ   07726          1            10/30/02         00
    0415215144                           05           12/01/02          0
    0415215144                           O            11/01/22
    0


    8157907          E22/G02             F           63,000.00         ZZ
                                         360         62,952.06          1
                                       7.375            435.13         75
                                       7.125            435.13
    PORT ST LUCIE    FL   34953          5            10/25/02         00
    0415220516                           05           12/01/02          0
    0415220516                           O            11/01/32
    0
1




    8157915          E22/G02             F          220,000.00         ZZ
                                         360        219,801.12          1
                                       6.500          1,390.55         80
                                       6.250          1,390.55
    MOORPARK         CA   93021          5            10/24/02         00
    0415235209                           05           12/01/02          0
    0415235209                           O            11/01/32
    0


    8157947          E22/G02             F          152,400.00         ZZ
                                         360        152,284.03          1
                                       7.375          1,052.59         95
                                       7.125          1,052.59
    HIALEAH          FL   33010          1            10/30/02         01
    0415260637                           05           12/01/02         30
    0415260637                           O            11/01/32
    0


    8157951          E22/G02             F          156,750.00         ZZ
                                         360        156,604.81          1
                                       6.375            977.92         95
                                       6.125            977.92
    VIRGINIA BEACH   VA   23451          1            10/30/02         01
    0415265172                           05           12/01/02         30
    0415265172                           O            11/01/32
    0


    8157961          E22/G02             F          260,000.00         ZZ
                                         360        259,759.19          1
                                       6.375          1,622.06         80
                                       6.125          1,622.06
    SAN DIEGO        CA   92115          5            10/22/02         00
    0415280304                           05           12/01/02          0
    0415280304                           O            11/01/32
    0


    8157963          E22/G02             F           84,600.00         ZZ
                                         360         84,523.52          1
                                       6.500            534.73         90
                                       6.250            534.73
    VINA             AL   35593          5            10/25/02         04
    0415281146                           05           12/01/02         25
    0415281146                           O            11/01/32
    0


    8157973          E22/G02             F          464,000.00         ZZ
                                         360        463,590.63          1
1


                                       6.625          2,971.04         80
                                       6.375          2,971.04
    AUSTIN           TX   78703          5            10/25/02         00
    0415289214                           05           12/01/02          0
    0415289214                           O            11/01/32
    0


    8157975          E22/G02             F          134,000.00         ZZ
                                         360        133,878.86          1
                                       6.500            846.97         80
                                       6.250            846.97
    KENNEDALE        TX   76060          5            10/25/02         00
    0415290006                           05           12/01/02          0
    0415290006                           O            11/01/32
    0


    8157981          E22/G02             F          117,000.00         ZZ
                                         360        116,919.48          1
                                       7.875            848.33         90
                                       7.625            848.33
    SAINT PAUL       MN   55116          1            10/30/02         04
    0415299502                           05           12/01/02         30
    0415299502                           O            11/01/32
    0


    8157983          E22/G02             F          249,000.00         ZZ
                                         360        248,790.81          1
                                       6.875          1,635.75         80
                                       6.625          1,635.75
    TRAVERSE CITY    MI   49686          2            10/25/02         00
    0415300169                           05           12/01/02          0
    0415300169                           O            11/01/32
    0


    8157993          E22/G02             F          283,500.00         ZZ
                                         360        283,149.88          1
                                       6.625          1,815.28         90
                                       6.375          1,815.28
    SEBASTOPOL       CA   95472          1            10/23/02         01
    0415311000                           05           12/01/02         30
    0415311000                           O            11/01/32
    0


    8158021          M27/G02             F          110,000.00         ZZ
                                         360        109,900.56          1
                                       6.500            695.27         75
                                       6.250            695.27
    CURRIE           NC   28435          5            10/09/02         00
    0434929451                           05           12/01/02          0
1


    0100025121                           O            11/01/32
    0


    8158573          962/G02             F           58,400.00         ZZ
                                         360         58,354.44          1
                                       7.250            398.39         80
                                       7.000            398.39
    FARGO            ND   58102          1            10/28/02         00
    0434829925                           05           12/01/02          0
    501702478                            N            11/01/32
    0


    8158611          W40/G02             F           92,800.00         ZZ
                                         360         92,716.11          1
                                       6.500            586.56         80
                                       6.250            586.56
    KALAMAZOO        MI   49008          5            10/21/02         00
    0434840724                           05           12/01/02          0
    102010727                            O            11/01/32
    0


    8158613          P09/G02             F          140,250.00         ZZ
                                         360        140,126.26          1
                                       6.625            898.04         75
                                       6.375            898.04
    WASHINGTON       DC   20011          5            10/25/02         00
    0434844353                           07           12/01/02          0
    0209611                              O            11/01/32
    0


    8158651          K15/G02             F          196,100.00         ZZ
                                         360        195,931.16          1
                                       6.750          1,271.90         59
                                       6.500          1,271.90
    GLEN COVE        NY   11542          5            10/22/02         00
    0434841466                           05           12/01/02          0
    020805505014                         O            11/01/32
    0


    8158663          642/G02             F          332,000.00         ZZ
                                         360        331,734.50          1
                                       7.125          2,236.75         80
                                       6.875          2,236.75
    ENCINITAS        CA   92024          5            10/23/02         00
    0434917225                           03           12/01/02          0
    09233902                             O            11/01/32
    0


1


    8158697          B49/G02             F          102,600.00         ZZ
                                         360        102,511.66          1
                                       6.750            665.47         90
                                       6.500            665.47
    COLORADO SPRING  CO   80917          1            10/29/02         11
    0434842332                           01           12/01/02         25
    000274160116                         O            11/01/32
    0


    8158773          998/998             F          399,000.00         ZZ
                                         360        398,327.66          1
                                       6.875          2,621.15         80
                                       6.625          2,621.15
    OKLAHOMA CITY    OK   73112          2            09/25/02         00
    5237854                              05           11/01/02          0
    5237854                              O            10/01/32
    0


    8158923          Q14/G02             F           90,000.00         ZZ
                                         360         89,918.64          1
                                       6.500            568.86         60
                                       6.250            568.86
    GILBERT          AZ   85233          1            10/28/02         00
    0434821583                           03           12/01/02          0
    0208893                              O            11/01/32
    0


    8159051          642/G02             F          201,400.00         ZZ
                                         360        201,257.86          1
                                       7.750          1,442.85         76
                                       7.500          1,442.85
    SUMMIT HILL      PA   18250          5            10/23/02         00
    0434856266                           05           12/01/02          0
    10161702                             O            11/01/32
    0


    8159537          X64/G02             F          275,400.00         ZZ
                                         360        275,132.33          1
                                       6.125          1,673.36         77
                                       5.875          1,673.36
    LAKE ORION       MI   48362          2            10/09/02         00
    0434998837                           05           12/01/02          0
    1940722                              O            11/01/32
    0


    8159547          X64/G02             F          232,800.00         ZZ
                                         300        232,470.48          1
                                       6.125          1,517.77         63
                                       5.875          1,517.77
1


    ROCHESTER        MI   48309          2            10/25/02         00
    0434899308                           05           12/01/02          0
    9887735                              O            11/01/27
    0


    8159583          P44/G02             F          300,000.00         ZZ
                                         360        299,722.14          1
                                       6.375          1,871.61         48
                                       6.125          1,871.61
    FALMOUTH         MA   02536          5            10/16/02         00
    0434877882                           05           12/01/02          0
    004347071                            O            11/01/32
    0


    8159617          P44/G02             F          137,000.00         ZZ
                                         360        136,870.01          1
                                       6.250            843.53         62
                                       6.000            843.53
    EAST FALMOUTH    MA   02536          5            10/22/02         00
    0434849832                           05           12/01/02          0
    0012120                              O            11/01/32
    0


    8160171          H58/G02             F          348,000.00         ZZ
                                         360        347,692.97          1
                                       6.625          2,228.28         80
                                       6.375          2,228.28
    SAN DIEGO        CA   92128          5            10/04/02         00
    0434830246                           09           12/01/02          0
    0000112096                           O            11/01/32
    0


    8160415          H58/G02             F          399,000.00         ZZ
                                         360        398,630.45          1
                                       6.375          2,489.24         72
                                       6.125          2,489.24
    SALEM            OR   97306          2            10/01/02         00
    0434825527                           05           12/01/02          0
    0000111058                           O            11/01/32
    0


    8160451          P44/G02             F          280,000.00         ZZ
                                         360        279,752.96          2
                                       6.625          1,792.87         80
                                       6.375          1,792.87
    MALDEN           MA   02148          1            10/09/02         00
    0434843876                           05           12/01/02          0
    1                                    O            11/01/32
    0
1




    8160703          956/G02             F          350,000.00         ZZ
                                         360        349,675.84          1
                                       6.375          2,183.54         44
                                       6.125          2,183.54
    SOUTH SAN FRANC  CA   94080          2            10/11/02         00
    0434853628                           05           12/01/02          0
    112080229                            O            11/01/32
    0


    8160705          956/G02             F          325,000.00         ZZ
                                         360        324,713.26          1
                                       6.625          2,081.01         57
                                       6.375          2,081.01
    SAN RAMON        CA   94583          2            10/03/02         00
    0434852216                           03           12/01/02          0
    112080268                            O            11/01/32
    0


    8160709          956/G02             F          365,000.00         ZZ
                                         360        364,670.03          1
                                       6.500          2,307.05         73
                                       6.250          2,307.05
    BREA             CA   92821          2            10/01/02         00
    0434856472                           03           12/01/02          0
    612080241                            O            11/01/32
    0


    8160711          956/G02             F          356,000.00         ZZ
                                         360        355,678.17          1
                                       6.500          2,250.16         75
                                       6.250          2,250.16
    SANTA ANA        CA   92705          5            10/01/02         00
    0434858155                           05           12/01/02          0
    612080433                            O            11/01/32
    0


    8160713          956/G02             F          367,500.00         ZZ
                                         360        367,159.62          1
                                       6.375          2,292.72         48
                                       6.125          2,292.72
    SAN JOSE         CA   95129          2            10/11/02         00
    0434853453                           05           12/01/02          0
    612090096                            O            11/01/32
    0


    8160715          956/G02             F          331,800.00         ZZ
                                         360        331,500.05          1
1


                                       6.500          2,097.20         54
                                       6.250          2,097.20
    PASADENA         CA   91107          2            10/01/02         00
    0434854477                           05           12/01/02          0
    612090144                            O            11/01/32
    0


    8160717          956/G02             F          415,000.00         ZZ
                                         360        414,615.63          1
                                       6.375          2,589.06         80
                                       6.125          2,589.06
    IRVINE           CA   92620          2            10/10/02         00
    0434854097                           03           12/01/02          0
    612090154                            O            11/01/32
    0


    8160719          956/G02             F          360,000.00         ZZ
                                         360        359,674.56          1
                                       6.500          2,275.44         73
                                       6.250          2,275.44
    ALISO VIEJO      CA   92656          2            10/13/02         00
    0434856217                           03           12/01/02          0
    612090290                            O            11/01/32
    0


    8160721          956/G02             F          388,000.00         ZZ
                                         360        387,631.85          1
                                       6.250          2,388.98         56
                                       6.000          2,388.98
    IRVINE           CA   92620          5            10/10/02         00
    0434851325                           03           12/01/02          0
    612090359                            O            11/01/32
    0


    8160723          956/G02             F          509,000.00         ZZ
                                         360        508,517.04          1
                                       6.250          3,134.00         79
                                       6.000          3,134.00
    DUBLIN           CA   94568          2            10/04/02         00
    0434851093                           03           12/01/02          0
    712080548                            O            11/01/32
    0


    8160725          956/G02             F          383,000.00         ZZ
                                         360        382,662.09          1
                                       6.625          2,452.39         60
                                       6.375          2,452.39
    MORGAN HILL      CA   95037          2            10/03/02         00
    0434853354                           03           12/01/02          0
1


    712090127                            O            11/01/32
    0


    8160727          956/G02             F          485,000.00         ZZ
                                         360        484,572.09          1
                                       6.625          3,105.51         77
                                       6.375          3,105.51
    UNION CITY       CA   94587          2            10/03/02         00
    0434853610                           05           12/01/02          0
    712090200                            O            11/01/32
    0


    8160729          N47/G02             F          300,000.00         ZZ
                                         360        299,722.14          1
                                       6.375          1,871.61         80
                                       6.125          1,871.61
    RAMONA           CA   92065          5            10/16/02         00
    0434859831                           05           12/01/02          0
    30520317                             O            11/01/32
    0


    8160733          956/G02             F          427,500.00         ZZ
                                         360        427,104.05          1
                                       6.375          2,667.04         86
                                       6.125          2,667.04
    SAN JOSE         CA   95132          2            10/08/02         10
    0434853289                           05           12/01/02         25
    112090430                            O            11/01/32
    0


    8160735          956/G02             F          313,000.00         ZZ
                                         360        312,717.05          1
                                       6.500          1,978.37         66
                                       6.250          1,978.37
    ARCADIA          CA   91006          2            10/03/02         00
    0434853826                           05           12/01/02          0
    712090210                            O            11/01/32
    0


    8160737          956/G02             F          365,000.00         ZZ
                                         360        362,571.45          1
                                       6.375          2,277.13         78
                                       6.125          2,277.13
    MORGAN HILL      CA   95037          2            10/03/02         00
    0434851812                           05           12/01/02          0
    712090305                            O            11/01/32
    0


1


    8160739          956/G02             F          371,000.00         ZZ
                                         360        370,639.41          1
                                       6.125          2,254.24         65
                                       5.875          2,254.24
    REDWOOD CITY     CA   94061          5            10/02/02         00
    0434858528                           05           12/01/02          0
    712090325                            O            11/01/32
    0


    8160741          956/G02             F          358,300.00         ZZ
                                         360        357,976.09          1
                                       6.500          2,264.70         74
                                       6.250          2,264.70
    SANTA CLARA      CA   95051          2            10/07/02         00
    0434852265                           05           12/01/02          0
    712090327                            O            11/01/32
    0


    8160745          956/G02             F          376,000.00         ZZ
                                         360        375,651.75          1
                                       6.375          2,345.75         58
                                       6.125          2,345.75
    SCOTTS VALLEY    CA   95066          2            10/08/02         00
    0434853420                           05           12/01/02          0
    712090395                            O            11/01/32
    0


    8160747          956/G02             F          346,000.00         ZZ
                                         360        345,687.21          1
                                       6.500          2,186.96         79
                                       6.250          2,186.96
    MARTINEZ         CA   94553          2            10/08/02         00
    0434849493                           05           12/01/02          0
    812080259                            O            11/01/32
    0


    8160749          956/G02             F          325,000.00         ZZ
                                         360        324,698.98          1
                                       6.375          2,027.58         59
                                       6.125          2,027.58
    PETALUMA         CA   94954          5            10/04/02         00
    0434858106                           05           12/01/02          0
    812090088                            O            11/01/32
    0


    8160753          956/G02             F          413,000.00         ZZ
                                         360        411,530.37          1
                                       6.625          2,644.48         73
                                       6.375          2,644.48
1


    LOS ANGELES      CA   90064          2            07/26/02         00
    0434850152                           05           09/01/02          0
    1112070151                           O            08/01/32
    0


    8160755          956/G02             F          328,000.00         ZZ
                                         360        327,390.81          1
                                       6.375          2,046.29         80
                                       6.125          2,046.29
    PLACENTIA        CA   92870          1            09/12/02         00
    0434852166                           03           11/01/02          0
    1112080679                           O            10/01/32
    0


    8160757          956/G02             F          342,000.00         ZZ
                                         360        341,044.66          1
                                       6.375          2,133.64         76
                                       6.125          2,133.64
    SAN PEDRO        CA   90732          2            08/20/02         00
    0434852075                           05           10/01/02          0
    1112080689                           O            09/01/32
    0


    8160759          956/G02             F          435,000.00         ZZ
                                         360        434,192.07          1
                                       6.375          2,713.83         71
                                       6.125          2,713.83
    WINDSOR          CA   95492          2            09/25/02         00
    0434848545                           03           11/01/02          0
    1112090200                           O            10/01/32
    0


    8160761          956/G02             F          325,000.00         ZZ
                                         360        324,396.37          1
                                       6.375          2,027.58         64
                                       6.125          2,027.58
    OAKLAND          CA   94602          5            09/20/02         00
    0434853511                           05           11/01/02          0
    1112090281                           O            10/01/32
    0


    8160763          956/G02             F          309,700.00         ZZ
                                         360        309,110.75          1
                                       6.250          1,906.88         65
                                       6.000          1,906.88
    BREA             CA   92821          2            09/27/02         00
    0434849485                           05           11/01/02          0
    1112090540                           O            10/01/32
    0
1




    8160765          956/G02             F          355,000.00         ZZ
                                         360        354,654.96          1
                                       6.125          2,157.02         61
                                       5.875          2,157.02
    SAN DIEGO        CA   92107          2            10/01/02         00
    0434852687                           05           12/01/02          0
    1112090618                           O            11/01/32
    0


    8160767          956/G02             F          320,000.00         ZZ
                                         360        319,696.37          1
                                       6.250          1,970.30         39
                                       6.000          1,970.30
    SANTA ROSA       CA   95401          5            10/01/02         00
    0434848347                           05           12/01/02          0
    1112090646                           O            11/01/32
    0


    8160769          956/G02             F          475,000.00         ZZ
                                         360        474,570.60          1
                                       6.500          3,002.32         80
                                       6.250          3,002.32
    ENCINITAS        CA   92024          2            10/14/02         00
    0434852596                           05           12/01/02          0
    1512090022                           O            11/01/32
    0


    8160771          956/G02             F          377,400.00         ZZ
                                         360        377,067.03          1
                                       6.625          2,416.53         50
                                       6.375          2,416.53
    THOUSAND OAKS    CA   91320          2            10/10/02         00
    0434852828                           03           12/01/02          0
    1512090052                           O            11/01/32
    0


    8160773          956/G02             F          390,000.00         ZZ
                                         360        389,275.66          1
                                       6.375          2,433.09         78
                                       6.125          2,433.09
    TUSTIN           CA   92782          2            09/18/02         00
    0434849105                           03           11/01/02          0
    712090201                            O            10/01/32
    0


    8160775          956/G02             F          350,000.00         ZZ
                                         360        349,683.59          1
1


                                       6.500          2,212.24         75
                                       6.250          2,212.24
    CAMARILLO        CA   93012          2            10/01/02         00
    0434853685                           05           12/01/02          0
    2912090016                           O            11/01/32
    0


    8160777          956/G02             F          395,000.00         ZZ
                                         360        394,606.78          1
                                       6.000          2,368.22         67
                                       5.750          2,368.22
    OJAI             CA   93023          1            10/11/02         00
    0434857710                           05           12/01/02          0
    2912090206                           O            11/01/32
    0


    8160779          956/G02             F          352,000.00         ZZ
                                         360        351,673.98          1
                                       6.375          2,196.02         72
                                       6.125          2,196.02
    ROCKLIN          CA   95677          2            10/04/02         00
    0434852760                           05           12/01/02          0
    4512090056                           O            11/01/32
    0


    8160781          956/G02             F          366,000.00         ZZ
                                         360        365,652.72          1
                                       6.250          2,253.53         80
                                       6.000          2,253.53
    CASTRO VALLEY    CA   94546          2            10/04/02         00
    0434847778                           05           12/01/02          0
    4512090162                           O            11/01/32
    0


    8160783          956/G02             F          375,000.00         ZZ
                                         360        374,644.18          1
                                       6.250          2,308.94         75
                                       6.000          2,308.94
    VACAVILLE        CA   95688          2            10/08/02         00
    0434848693                           05           12/01/02          0
    4512090334                           O            11/01/32
    0


    8160785          956/G02             F          330,000.00         ZZ
                                         360        329,701.68          1
                                       6.500          2,085.82         80
                                       6.250          2,085.82
    SACRAMENTO       CA   95835          1            10/21/02         00
    0434850301                           03           12/01/02          0
1


    4512100100                           O            11/01/32
    0


    8160787          956/G02             F          347,000.00         ZZ
                                         360        346,670.75          1
                                       6.250          2,136.54         68
                                       6.000          2,136.54
    SAN JOSE         CA   95127          2            10/03/02         00
    0434848222                           05           12/01/02          0
    112090040                            O            11/01/32
    0


    8160789          956/G02             F          399,000.00         ZZ
                                         360        398,630.45          1
                                       6.375          2,489.24         70
                                       6.125          2,489.24
    SHERMAN OAKS     CA   91403          5            10/16/02         00
    0434851218                           05           12/01/02          0
    112090058                            O            11/01/32
    0


    8160791          956/G02             F          476,000.00         ZZ
                                         360        475,526.14          1
                                       6.000          2,853.86         73
                                       5.750          2,853.86
    SAN FRANCISCO    CA   94116          2            10/09/02         00
    0434852703                           05           12/01/02          0
    112090070                            O            11/01/32
    0


    8160793          956/G02             F          368,000.00         ZZ
                                         360        367,642.32          1
                                       6.125          2,236.01         58
                                       5.875          2,236.01
    LOS ANGELES      CA   91604          1            10/02/02         00
    0434848214                           05           12/01/02          0
    112090153                            O            11/01/32
    0


    8160795          956/G02             F          345,000.00         ZZ
                                         360        344,695.62          1
                                       6.625          2,209.07         69
                                       6.375          2,209.07
    SAN JOSE         CA   95124          5            10/08/02         00
    0434851408                           05           12/01/02          0
    112090157                            O            11/01/32
    0


1


    8160799          956/G02             F          403,000.00         ZZ
                                         360        402,626.74          1
                                       6.375          2,514.20         78
                                       6.125          2,514.20
    DALY CITY        CA   94015          2            10/09/02         00
    0434853693                           05           12/01/02          0
    112090301                            O            11/01/32
    0


    8160801          956/G02             F          345,000.00         ZZ
                                         360        344,680.46          1
                                       6.375          2,152.35         60
                                       6.125          2,152.35
    FAIRFAX          CA   94930          5            10/04/02         00
    0434852224                           05           12/01/02          0
    112090317                            O            11/01/32
    0


    8160803          956/G02             F          350,000.00         ZZ
                                         360        349,683.59          1
                                       6.500          2,212.24         68
                                       6.250          2,212.24
    SAN FRANCISCO    CA   94112          2            10/02/02         00
    0434852729                           05           12/01/02          0
    112090359                            O            11/01/32
    0


    8160805          956/G02             F          421,000.00         ZZ
                                         360        420,600.54          1
                                       6.250          2,592.17         68
                                       6.000          2,592.17
    CAMPBELL         CA   95008          5            10/08/02         00
    0434852182                           05           12/01/02          0
    112090380                            O            11/01/32
    0


    8160807          956/G02             F          323,300.00         ZZ
                                         360        323,007.73          1
                                       6.500          2,043.48         77
                                       6.250          2,043.48
    SAN DIEGO        CA   92128          2            10/11/02         00
    0434848743                           03           12/01/02          0
    112090449                            O            11/01/32
    0


    8160809          956/G02             F          392,000.00         ZZ
                                         360        391,645.62          1
                                       6.500          2,477.71         80
                                       6.250          2,477.71
1


    HAYWARD          CA   94541          2            10/10/02         00
    0434852190                           03           12/01/02          0
    212090190                            O            11/01/32
    0


    8160811          956/G02             F          352,000.00         ZZ
                                         360        351,673.98          1
                                       6.375          2,196.02         74
                                       6.125          2,196.02
    WALNUT CREEK     CA   94596          2            10/07/02         00
    0434850582                           05           12/01/02          0
    212090235                            O            11/01/32
    0


    8160813          956/G02             F          474,000.00         ZZ
                                         360        473,560.99          1
                                       6.375          2,957.14         68
                                       6.125          2,957.14
    DANVILLE         CA   94526          2            10/06/02         00
    0434852125                           05           12/01/02          0
    212090238                            O            11/01/32
    0


    8160815          956/G02             F          330,000.00         ZZ
                                         360        329,694.36          1
                                       6.375          2,058.77         60
                                       6.125          2,058.77
    CONCORD          CA   94521          2            10/08/02         00
    0434849931                           03           12/01/02          0
    212090275                            O            11/01/32
    0


    8160817          956/G02             F          340,000.00         ZZ
                                         360        339,677.39          1
                                       6.250          2,093.44         77
                                       6.000          2,093.44
    FAIRFIELD        CA   94534          2            10/16/02         00
    0434856852                           05           12/01/02          0
    312090028                            O            11/01/32
    0


    8160819          956/G02             F          365,000.00         ZZ
                                         360        364,661.93          1
                                       6.375          2,277.13         74
                                       6.125          2,277.13
    BENICIA          CA   94510          5            10/16/02         00
    0434854410                           05           12/01/02          0
    312090157                            O            11/01/32
    0
1




    8160821          956/G02             F          373,000.00         ZZ
                                         360        372,662.81          1
                                       6.500          2,357.61         78
                                       6.250          2,357.61
    RICHMOND         CA   94804          2            10/17/02         00
    0434851887                           03           12/01/02          0
    312090174                            O            11/01/32
    0


    8160823          956/G02             F          360,500.00         ZZ
                                         360        360,166.11          1
                                       6.375          2,249.05         49
                                       6.125          2,249.05
    SACRAMENTO       CA   95864          2            10/01/02         00
    0434848354                           05           12/01/02          0
    312090200                            O            11/01/32
    0


    8160825          956/G02             F          375,000.00         ZZ
                                         360        374,652.68          1
                                       6.375          2,339.51         65
                                       6.125          2,339.51
    PLACERVILLE      CA   95667          2            10/10/02         00
    0434855458                           05           12/01/02          0
    312090220                            O            11/01/32
    0


    8160827          956/G02             F          339,200.00         ZZ
                                         360        338,878.16          1
                                       6.250          2,088.51         80
                                       6.000          2,088.51
    FOLSOM           CA   95630          1            10/03/02         00
    0434852240                           05           12/01/02          0
    312090343                            O            11/01/32
    0


    8160833          956/G02             F          325,000.00         ZZ
                                         360        324,676.46          1
                                       6.000          1,948.54         57
                                       5.750          1,948.54
    ROCKLIN          CA   95765          2            10/14/02         00
    0434858080                           03           12/01/02          0
    312090376                            O            11/01/32
    0


    8160835          956/G02             F          353,800.00         ZZ
                                         360        353,464.30          1
1


                                       6.250          2,178.41         63
                                       6.000          2,178.41
    NAPA             CA   94558          2            10/11/02         00
    0434854519                           05           12/01/02          0
    312090387                            O            11/01/32
    0


    8160837          956/G02             F          375,000.00         ZZ
                                         360        374,652.68          1
                                       6.375          2,339.51         71
                                       6.125          2,339.51
    AGOURA HILLS     CA   91301          5            10/04/02         00
    0434856084                           05           12/01/02          0
    512090083                            O            11/01/32
    0


    8160839          956/G02             F          355,400.00         ZZ
                                         360        355,078.71          1
                                       6.500          2,246.37         66
                                       6.250          2,246.37
    RANCHO PALOS VE  CA   90275          2            10/03/02         00
    0434857751                           05           12/01/02          0
    512090129                            O            11/01/32
    0


    8160873          W53/G02             F           92,800.00         ZZ
                                         360         92,647.40          1
                                       7.000            617.41         80
                                       6.750            617.41
    NEWNAN           GA   30265          5            10/03/02         00
    0435062450                           05           11/01/02          0
    1308000486                           N            10/01/32
    0


    8160975          W35/G02             F           96,000.00         ZZ
                                         360         95,908.91          1
                                       6.250            591.09         72
                                       6.000            591.09
    BURTON           MI   48509          5            10/25/02         00
    0434828463                           05           12/01/02          0
    14566                                O            11/01/32
    0


    8161153          E82/G02             F          106,400.00         ZZ
                                         360        106,306.13          1
                                       6.625            681.29         67
                                       6.375            681.29
    NORTH PROVIDENC  RI   02911          2            10/25/02         00
    0400710661                           05           12/01/02          0
1


    2856613                              N            11/01/32
    0


    8161293          X91/G02             F          210,000.00         ZZ
                                         360        209,810.16          2
                                       6.500          1,327.34         32
                                       6.250          1,327.34
    MAKAWAO          HI   96768          5            10/25/02         00
    0434864005                           05           12/01/02          0
    801620                               O            11/01/32
    0


    8161295          M18/G02             F          277,500.00         ZZ
                                         360        277,261.08          4
                                       6.750          1,799.86         75
                                       6.500          1,799.86
    WEST COVINA      CA   91792          1            10/11/02         00
    0434853206                           05           12/01/02          0
    980102074                            O            11/01/32
    0


    8161331          E22/G02             F          544,000.00         ZZ
                                         360        543,483.83          1
                                       6.250          3,349.50         75
                                       6.000          3,349.50
    SANTA MARIA      CA   93455          5            10/16/02         00
    0414739664                           03           12/01/02          0
    0414739664                           O            11/01/32
    0


    8161337          E22/G02             F          210,000.00         ZZ
                                         360        209,823.58          1
                                       6.875          1,379.55        100
                                       6.625          1,379.55
    BLAINE           WA   98230          1            10/21/02         04
    0414846113                           05           12/01/02         35
    0414846113                           O            11/01/32
    0


    8161355          E22/G02             F           25,200.00         ZZ
                                         360         25,182.66          2
                                       7.875            182.72         90
                                       7.625            182.72
    TOPEKA           KS   66607          1            10/31/02         01
    0414915751                           05           12/01/02         25
    0414915751                           N            11/01/32
    0


1


    8161361          E22/G02             F           52,700.00         ZZ
                                         360         52,563.01          1
                                       6.875            346.20         85
                                       6.625            346.20
    PORT ORANGE      FL   32119          1            10/31/02         04
    0414929182                           27           12/01/02         12
    0414929182                           O            11/01/32
    0


    8161369          E22/G02             F          206,100.00         ZZ
                                         360        205,904.45          1
                                       6.250          1,268.99         90
                                       6.000          1,268.99
    LONG BEACH       CA   90805          1            10/24/02         04
    0414941534                           05           12/01/02         25
    0414941534                           O            11/01/32
    0


    8161385          E22/G02             F          195,000.00         ZZ
                                         360        194,844.06          1
                                       7.125          1,313.75         80
                                       6.875          1,313.75
    BRICK            NJ   08724          1            10/31/02         00
    0414964122                           05           12/01/02          0
    0414964122                           O            11/01/32
    0


    8161391          E22/G02             F           25,200.00         ZZ
                                         360         25,182.66          2
                                       7.875            182.72         90
                                       7.625            182.72
    TOPEKA           KS   66607          1            10/31/02         01
    0414968594                           05           12/01/02         25
    0414968594                           N            11/01/32
    0


    8161423          E22/G02             F           65,250.00         ZZ
                                         360         65,205.09          2
                                       7.875            473.11         90
                                       7.625            473.11
    POHATCONG        NJ   08865          1            10/31/02         04
    0415049238                           05           12/01/02         25
    0415049238                           N            11/01/32
    0


    8161437          E22/G02             F          300,000.00         ZZ
                                         360        299,722.14          1
                                       6.375          1,871.61         80
                                       6.125          1,871.61
1


    ELK GROVE        CA   95624          5            10/24/02         00
    0415063916                           05           12/01/02          0
    0415063916                           O            11/01/32
    0


    8161439          E22/G02             F          126,750.00         ZZ
                                         360        126,640.87          4
                                       6.750            822.10         75
                                       6.500            822.10
    LAKEWOOD         WA   98498          1            10/29/02         00
    0415066646                           05           12/01/02          0
    0415066646                           N            11/01/32
    0


    8161479          E22/G02             F          130,000.00         ZZ
                                         360        129,888.07          1
                                       6.750            843.18         90
                                       6.500            843.18
    WATERFORD        MI   48329          1            10/31/02         04
    0415119346                           05           12/01/02         25
    0415119346                           N            11/01/32
    0


    8161507          E22/G02             F          172,000.00         ZZ
                                         360        171,851.91          1
                                       6.750          1,115.59         95
                                       6.500          1,115.59
    FONTANA          CA   92335          5            10/17/02         04
    0415149269                           05           12/01/02         30
    0415149269                           O            11/01/32
    0


    8161559          E22/G02             F           82,800.00         ZZ
                                         360         82,743.02          2
                                       7.875            600.36         90
                                       7.625            600.36
    BOYNTON BEACH    FL   33435          1            10/31/02         04
    0415191543                           05           12/01/02         25
    0415191543                           O            11/01/32
    0


    8161579          E22/G02             F          110,000.00         ZZ
                                         360        109,922.37          1
                                       7.750            788.05         55
                                       7.500            788.05
    LAHAINA          HI   96761          1            10/24/02         00
    0415199728                           22           12/01/02          0
    0415199728                           N            11/01/32
    0
1




    8161581          E22/G02             F          300,000.00         ZZ
                                         360        299,722.14          1
                                       6.375          1,871.61         74
                                       6.125          1,871.61
    VACAVILE         CA   95688          5            10/24/02         00
    0415199884                           05           12/01/02          0
    0415199884                           O            11/01/32
    0


    8161595          E22/G02             F          165,100.00         ZZ
                                         360        164,957.85          1
                                       6.750          1,070.84         80
                                       6.500          1,070.84
    MISSOURI CITY    TX   77459          2            10/26/02         00
    0415209261                           03           12/01/02          0
    0415209261                           O            11/01/32
    0


    8161631          E22/G02             F          442,000.00         ZZ
                                         360        441,548.13          1
                                       6.375          2,757.50         75
                                       6.125          2,757.50
    CYPRESS          CA   90630          5            10/25/02         00
    0415239664                           05           12/01/02          0
    0415239664                           O            11/01/32
    0


    8161651          E22/G02             F          210,000.00         ZZ
                                         360        209,823.58          1
                                       6.875          1,379.55         88
                                       6.625          1,379.55
    STERLING HTS.    MI   48314          1            10/31/02         04
    0415266410                           01           12/01/02         25
    0415266410                           O            11/01/32
    0


    8161661          E22/G02             F          203,600.00         ZZ
                                         360        203,424.70          1
                                       6.750          1,320.55         85
                                       6.500          1,320.55
    ASHEVILLE        NC   28806          1            10/31/02         01
    0415274539                           05           12/01/02         12
    0415274539                           O            11/01/32
    0


    8161667          E22/G02             F          273,750.00         ZZ
                                         360        273,496.46          1
1


                                       6.375          1,707.84         75
                                       6.125          1,707.84
    SEATTLE          WA   98117          1            10/28/02         00
    0415279199                           05           12/01/02          0
    0415279199                           N            11/01/32
    0


    8161697          E22/G02             F          149,850.00         ZZ
                                         360        149,733.10          4
                                       7.250          1,022.24         90
                                       7.000          1,022.24
    CLIFTON          CO   81520          1            10/31/02         01
    0415289339                           05           12/01/02         25
    0415289339                           N            11/01/32
    0


    8161711          E22/G02             F          130,500.00         ZZ
                                         360        130,403.16          1
                                       7.500            912.47         75
                                       7.250            912.47
    BLACK MOUNTAIN   NC   28711          2            10/31/02         00
    0415298769                           05           12/01/02          0
    0415298769                           N            11/01/32
    0


    8161715          E22/G02             F          248,500.00         ZZ
                                         360        248,315.58          1
                                       7.500          1,737.55         80
                                       7.250          1,737.55
    BLACK MOUNTAIN   NC   28711          2            10/31/02         00
    0415300078                           05           12/01/02          0
    0415300078                           N            11/01/32
    0


    8161719          E22/G02             F           85,500.00         ZZ
                                         360         85,428.17          1
                                       6.875            561.67         74
                                       6.625            561.67
    LANTANA          FL   33462          5            10/31/02         00
    0415302041                           05           12/01/02          0
    0415302041                           N            11/01/32
    0


    8161721          E22/G02             F           57,600.00         ZZ
                                         360         57,544.02          1
                                       6.125            349.98         80
                                       5.875            349.98
    NORWALK          OH   44857          1            10/31/02         00
    0415302561                           05           12/01/02          0
1


    0415302561                           O            11/01/32
    0


    8161735          E22/G02             F           45,000.00         ZZ
                                         360         44,956.30          2
                                       7.250            306.98         90
                                       7.000            306.98
    CAVE SPRING      GA   30124          1            10/31/02         10
    0415310929                           05           12/01/02         25
    0415310929                           N            11/01/32
    0


    8161763          E22/G02             F           45,000.00         ZZ
                                         360         44,956.38          2
                                       7.250            306.98         90
                                       7.000            306.98
    CAVE SPRING      GA   30124          1            10/31/02         10
    0415335256                           05           12/01/02         25
    0415335256                           N            11/01/32
    0


    8161765          E22/G02             F           45,000.00         ZZ
                                         360         44,957.38          2
                                       7.250            306.98         90
                                       7.000            306.98
    CAVE SPRING      GA   30124          1            10/31/02         10
    0415335561                           05           12/01/02         25
    0415335561                           N            11/01/32
    0


    8161771          E22/G02             F          210,000.00         ZZ
                                         360        209,819.19          1
                                       6.750          1,362.06         70
                                       6.500          1,362.06
    ORANGE           CA   92868          5            10/25/02         00
    0415338789                           05           12/01/02          0
    0415338789                           O            11/01/32
    0


    8161863          B49/G02             F          220,000.00         ZZ
                                         360        219,796.23          1
                                       6.375          1,372.52         80
                                       6.125          1,372.52
    BOULDER          CO   80301          1            10/29/02         00
    0434875399                           09           12/01/02          0
    000269520340                         O            11/01/32
    0


1


    8161873          P67/G02             F          248,500.00         ZZ
                                         360        248,315.58          4
                                       7.500          1,737.55         70
                                       7.250          1,737.55
    BOSTON           MA   02021          1            10/30/02         00
    0434861365                           05           12/01/02          0
    1                                    N            11/01/32
    0


    8161899          G51/G02             F          492,000.00         ZZ
                                         360        491,533.17          1
                                       6.250          3,029.33         80
                                       6.000          3,029.33
    AURORA           CO   80016          2            10/30/02         00
    0434909024                           03           12/01/02          0
    04000278                             O            11/01/32
    0


    8161933          L76/G02             F          121,500.00         ZZ
                                         360        121,395.39          1
                                       6.750            788.05         90
                                       6.500            788.05
    FARIBAULT        MN   55021          5            10/25/02         11
    0434942298                           05           12/01/02         25
    9507280                              O            11/01/32
    0


    8161935          X78/G02             F           70,500.00         ZZ
                                         360         70,440.78          1
                                       6.875            463.13         66
                                       6.625            463.13
    DALLAS           GA   30132          5            10/24/02         00
    0434839981                           05           12/01/02          0
    990217                               O            11/01/32
    0


    8161939          950/G02             F          229,000.00         ZZ
                                         360        228,782.72          1
                                       6.250          1,409.99         84
                                       6.000          1,409.99
    RONALD           WA   98940          2            10/18/02         14
    0434869517                           05           12/01/02         12
    1209070                              O            11/01/32
    0


    8161943          X82/G02             F          263,900.00         ZZ
                                         360        263,444.30          1
                                       6.750          1,711.65         80
                                       6.500          1,711.65
1


    GAITHERSBURG     MD   20877          1            09/26/02         00
    0434827408                           03           11/01/02          0
    838143                               O            10/01/32
    0


    8161951          N47/G02             F          220,700.00         ZZ
                                         360        220,495.59          1
                                       6.375          1,376.88         90
                                       6.125          1,376.88
    WILDOMAR         CA   92595          1            10/10/02         04
    0434859468                           03           12/01/02         25
    30520002                             O            11/01/32
    0


    8161953          B57/G02             F          142,000.00         ZZ
                                         360        141,894.62          1
                                       7.500            992.88         95
                                       7.250            992.88
    RIVERSIDE        CA   92509          2            10/25/02         12
    0434961710                           05           12/01/02         30
    35000295                             O            11/01/32
    0


    8161987          Q87/G02             F           90,250.00         ZZ
                                         240         90,068.72          1
                                       6.625            679.54         95
                                       6.375            679.54
    PETERSBURG       VA   23803          2            10/25/02         04
    0434875415                           05           12/01/02         30
    LAKE02                               O            11/01/22
    0


    8162011          X08/G02             F          161,600.00         ZZ
                                         360        161,347.10          1
                                       7.250          1,102.40         80
                                       7.000          1,102.40
    MURRAY           UT   84107          5            09/28/02         00
    0434854758                           01           11/01/02          0
    6014206                              O            10/01/32
    0


    8162053          X44/G02             F          120,000.00         ZZ
                                         360        119,904.04          1
                                       7.125            808.46         72
                                       6.875            808.46
    HAVERSTRAW       NY   10927          5            10/25/02         00
    0434875530                           01           12/01/02          0
    222885026                            O            11/01/32
    0
1




    8162131          E33/G02             F          480,000.00         ZZ
                                         360        479,555.42          1
                                       6.375          2,994.58         75
                                       6.125          2,994.58
    LAKE FOREST      IL   60045          5            10/25/02         00
    0434946646                           05           12/01/02          0
    BENNETTM                             O            11/01/32
    0


    8162135          B57/G02             F           81,000.00         ZZ
                                         360         80,938.36          1
                                       7.375            559.45         89
                                       7.125            559.45
    PHOENIX          AZ   85035          1            10/22/02         01
    0434850855                           05           12/01/02         25
    20000870                             N            11/01/32
    0


    8162335          K15/G02             F          134,000.00         ZZ
                                         360        133,881.77          1
                                       6.625            858.02         78
                                       6.375            858.02
    GILFORD          NH   03249          5            10/25/02         00
    0434899803                           05           12/01/02          0
    032005504299                         O            11/01/32
    0


    8162457          W53/G02             F          166,400.00         ZZ
                                         360        166,282.56          2
                                       7.750          1,192.11         80
                                       7.500          1,192.11
    ST PETERSBURG    FL   33701          1            10/10/02         00
    0434982120                           05           12/01/02          0
    1302000412                           N            11/01/32
    0


    8162867          883/G02             F           95,000.00         T
                                         360         94,914.12          1
                                       6.500            600.46         48
                                       6.250            600.46
    SAINT SIMONS IS  GA   31522          5            10/25/02         00
    0434951232                           05           12/01/02          0
    05018880                             O            11/01/32
    0


    8162897          T09/G02             F          169,000.00         ZZ
                                         360        168,843.47          1
1


                                       6.375          1,054.34         78
                                       6.125          1,054.34
    UNION CITY       CA   94587          5            10/24/02         00
    0434898094                           01           12/01/02          0
    20022045                             O            11/01/32
    0


    8162933          883/G02             F          272,000.00         ZZ
                                         360        271,777.05          1
                                       7.000          1,809.62         73
                                       6.750          1,809.62
    SILVER SPRING    MD   20901          5            10/21/02         00
    0434889440                           05           12/01/02          0
    05018976                             O            11/01/32
    0


    8162993          X72/G02             F          286,500.00         ZZ
                                         360        286,241.01          1
                                       6.500          1,810.87         69
                                       6.250          1,810.87
    LARKSPUR         CO   80118          5            10/29/02         00
    0434870713                           05           12/01/02          0
    11018124                             N            11/01/32
    0


    8163031          U05/G02             F           94,410.00         ZZ
                                         360         94,326.70          1
                                       6.625            604.52         90
                                       6.375            604.52
    OMAHA            NE   68138          1            10/28/02         04
    0434868717                           05           12/01/02         25
    3273283                              O            11/01/32
    0


    8163059          G34/G02             F          525,000.00         ZZ
                                         360        524,513.74          3
                                       6.375          3,275.32         68
                                       6.125          3,275.32
    OAKLAND          CA   94618          5            10/17/02         00
    0434897823                           05           12/01/02          0
    48200848                             O            11/01/32
    0


    8163131          X64/G02             F          224,700.00         ZZ
                                         360        224,481.61          1
                                       6.125          1,365.30         60
                                       5.875          1,365.30
    BIRMINGHAM       MI   48009          2            10/17/02         00
    0434966321                           05           12/01/02          0
1


    001881476                            O            11/01/32
    0


    8163141          M27/G02             F          380,000.00         ZZ
                                         360        379,639.44          2
                                       6.250          2,339.73         53
                                       6.000          2,339.73
    CHARLOTTE        NC   28270          2            10/21/02         00
    0434890158                           05           12/01/02          0
    0100007571                           O            11/01/32
    0


    8163151          967/G02             F          285,000.00         ZZ
                                         360        284,798.85          4
                                       7.750          2,041.77         80
                                       7.500          2,041.77
    SEATTLE          WA   98122          1            10/24/02         00
    0434884334                           05           12/01/02          0
    5787288                              N            11/01/32
    0


    8163239          N47/G02             F          320,650.00         ZZ
                                         360        320,360.12          1
                                       6.500          2,026.73         77
                                       6.250          2,026.73
    TRACY            CA   95376          1            10/17/02         00
    0434880589                           05           12/01/02          0
    20620498                             O            11/01/32
    0


    8163357          E47/G02             F          288,000.00         ZZ
                                         360        287,733.25          1
                                       6.375          1,796.75         80
                                       6.125          1,796.75
    CONCORD          CA   94521          5            10/08/02         00
    0434874012                           05           12/01/02          0
    7359520475                           O            11/01/32
    0


    8163499          696/G02             F          451,100.00         ZZ
                                         360        450,282.19          1
                                       6.500          2,851.26         80
                                       6.250          2,851.26
    SILVER SPRING    MD   20904          1            09/30/02         00
    0434891834                           05           11/01/02          0
    32202081                             O            10/01/32
    0


1


    8163533          M27/G02             F          104,000.00         ZZ
                                         360        103,908.25          1
                                       6.625            665.92         94
                                       6.375            665.92
    SIMPSONVILLE     SC   29681          2            10/23/02         01
    0434890067                           03           12/01/02         30
    0100054119                           O            11/01/32
    0


    8163877          E22/G02             F           83,250.00         ZZ
                                         360         83,191.25          4
                                       7.750            596.41         90
                                       7.500            596.41
    KANSAS CITY      MO   64124          1            10/31/02         01
    0414931535                           05           12/01/02         25
    0414931535                           N            11/01/32
    0


    8163885          E22/G02             F          214,400.00         ZZ
                                         360        214,210.84          1
                                       6.625          1,372.83         79
                                       6.375          1,372.83
    SPRING           TX   77379          5            10/28/02         00
    0414950238                           03           12/01/02          0
    0414950238                           O            11/01/32
    0


    8163909          E22/G02             F           77,600.00         ZZ
                                         360         77,600.00          1
                                       6.625            496.88         80
                                       6.375            496.88
    SPRINGFIELD      OR   97478          1            10/30/02         00
    0415013903                           05           01/01/03          0
    0415013903                           O            12/01/32
    0


    8163929          E82/G02             F           73,500.00         ZZ
                                         360         73,430.26          1
                                       6.250            452.55         68
                                       6.000            452.55
    DAPHNE           AL   36526          2            10/29/02         00
    0400711065                           05           12/01/02          0
    1921894                              O            11/01/32
    0


    8163933          E82/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.750          1,945.79         73
                                       6.500          1,945.79
1


    NEW TOWN         MA   02258          5            10/30/02         00
    0400708798                           05           01/01/03          0
    0400708798                           O            12/01/32
    0


    8163939          E22/G02             F          178,500.00         ZZ
                                         360        178,367.53          4
                                       7.500          1,248.10         85
                                       7.250          1,248.10
    PUEBLO           CO   81003          1            10/31/02         01
    0415038637                           05           12/01/02         25
    0415038637                           N            11/01/32
    0


    8163989          E22/G02             F           65,600.00         ZZ
                                         360         65,554.85          1
                                       7.875            475.65         80
                                       7.625            475.65
    SLIDELL          LA   70458          2            11/01/02         00
    0415064682                           05           12/01/02          0
    0415064682                           N            11/01/32
    0


    8163993          E22/G02             F          264,000.00         ZZ
                                         360        264,000.00          3
                                       6.875          1,734.29         80
                                       6.625          1,734.29
    TAUNTON          MA   02780          1            11/01/02         00
    0415071620                           05           01/01/03          0
    0415071620                           N            12/01/32
    0


    8164011          E22/G02             F          184,000.00         ZZ
                                         360        183,829.58          1
                                       6.375          1,147.92         80
                                       6.125          1,147.92
    BEND             OR   97702          5            10/25/02         00
    0415081942                           05           12/01/02          0
    0415081942                           O            11/01/32
    0


    8164015          E82/G02             F          195,500.00         ZZ
                                         360        195,500.00          1
                                       6.500          1,235.69         65
                                       6.250          1,235.69
    FAIRFIELD        CT   06432          2            10/31/02         00
    0400724381                           05           01/01/03          0
    1998792                              O            12/01/32
    0
1




    8164021          E22/G02             F           93,750.00         ZZ
                                         360         93,682.14          1
                                       7.625            663.56         75
                                       7.375            663.56
    ACWORTH          GA   30102          5            10/31/02         00
    0415086248                           05           12/01/02          0
    0415086248                           N            11/01/32
    0


    8164057          E22/G02             F          300,700.00         ZZ
                                         360        300,421.49          1
                                       6.375          1,875.98         80
                                       6.125          1,875.98
    AUSTIN           TX   78746          5            10/28/02         00
    0415111301                           05           12/01/02          0
    0415111301                           O            11/01/32
    0


    8164059          E22/G02             F          196,000.00         ZZ
                                         360        195,814.02          1
                                       6.250          1,206.81         53
                                       6.000          1,206.81
    PLACENTIA        CA   92870          5            10/23/02         00
    0415114586                           05           12/01/02          0
    0415114586                           O            11/01/32
    0


    8164063          E22/G02             F          155,000.00         ZZ
                                         360        155,000.00          1
                                       6.625            992.48         76
                                       6.375            992.48
    WEST MILFORD     NJ   07480          1            11/01/02         00
    0415126101                           01           01/01/03          0
    0415126101                           O            12/01/32
    0


    8164079          E47/G02             F          154,300.00         ZZ
                                         360        154,170.37          1
                                       6.875          1,013.64         53
                                       6.625          1,013.64
    OAKLEY           CA   94561          1            10/17/02         00
    0434874103                           05           12/01/02          0
    7359520776                           N            11/01/32
    0


    8164081          E22/G02             F          126,500.00         ZZ
                                         360        126,374.07          1
1


                                       6.000            758.43         69
                                       5.750            758.43
    AURORA           CO   80017          2            10/28/02         00
    0415160712                           03           12/01/02          0
    0415160712                           O            11/01/32
    0


    8164083          E22/G02             F          237,300.00         T
                                         360        237,100.64          1
                                       6.875          1,558.89         70
                                       6.625          1,558.89
    CARPINTERIA      CA   93013          1            10/22/02         00
    0415165307                           20           12/01/02          0
    0415165307                           O            11/01/32
    0


    8164093          E22/G02             F          595,000.00         ZZ
                                         360        594,475.05          1
                                       6.625          3,809.85         69
                                       6.375          3,809.85
    LOS ANGELES      CA   90034          5            10/25/02         00
    0415172907                           05           12/01/02          0
    0415172907                           O            11/01/32
    0


    8164131          E22/G02             F           65,000.00         ZZ
                                         360         64,946.72          2
                                       7.000            432.45         90
                                       6.750            432.45
    DETROIT          MI   48227          5            10/28/02         11
    0415203199                           05           12/01/02         25
    0415203199                           O            11/01/32
    0


    8164133          E22/G02             F          220,000.00         ZZ
                                         360        219,796.24          1
                                       6.375          1,372.51         69
                                       6.125          1,372.51
    LAKE QUIVIRA     KS   66217          5            10/28/02         00
    0415206457                           03           12/01/02          0
    0415206457                           O            11/01/32
    0


    8164145          E22/G02             F          178,500.00         ZZ
                                         360        178,367.53          4
                                       7.500          1,248.10         85
                                       7.250          1,248.10
    PUEBLO           CO   81003          1            10/31/02         01
    0415223882                           05           12/01/02         20
1


    0415223882                           N            11/01/32
    0


    8164153          E22/G02             F          150,000.00         ZZ
                                         360        149,861.08          1
                                       6.375            935.80         52
                                       6.125            935.80
    MAPLE CITY       MI   49664          5            10/28/02         00
    0415239011                           05           12/01/02          0
    0415239011                           O            11/01/32
    0


    8164163          E22/G02             F          350,000.00         ZZ
                                         360        349,667.91          1
                                       6.250          2,155.01         74
                                       6.000          2,155.01
    BOTHELL          WA   98011          5            10/24/02         00
    0415247295                           03           12/01/02          0
    0415247295                           O            11/01/32
    0


    8164175          E22/G02             F          144,875.00         ZZ
                                         360        144,875.00          1
                                       7.000            963.86         95
                                       6.750            963.86
    RENO             NV   89512          1            10/31/02         01
    0415258128                           05           01/01/03         30
    0415258128                           O            12/01/32
    0


    8164197          E22/G02             F          103,050.00         ZZ
                                         360        102,961.28          1
                                       6.750            668.38         90
                                       6.500            668.38
    BELLEVUE         NE   68005          1            11/01/02         04
    0415281559                           05           12/01/02         30
    0415281559                           O            11/01/32
    0


    8164199          E22/G02             F          119,000.00         ZZ
                                         360        118,887.09          1
                                       6.250            732.70         54
                                       6.000            732.70
    SCOTTSDALE       AZ   85255          5            10/25/02         00
    0415285063                           03           12/01/02          0
    0415285063                           O            11/01/32
    0


1


    8164215          E22/G02             F          112,680.00         ZZ
                                         360        112,585.33          1
                                       6.875            740.23         75
                                       6.625            740.23
    COLORADO SPRING  CO   80911          1            11/01/02         00
    0415324953                           03           12/01/02          0
    0415324953                           N            11/01/32
    0


    8164303          X64/G02             F          360,000.00         ZZ
                                         360        359,658.42          1
                                       6.250          2,216.58         80
                                       6.000          2,216.58
    HOWELL           MI   48843          5            10/22/02         00
    0434841425                           05           12/01/02          0
    9892013                              O            11/01/32
    0


    8164735          B57/G02             F           81,000.00         ZZ
                                         360         80,938.36          1
                                       7.375            559.45         90
                                       7.125            559.45
    PHOENIX          AZ   85035          1            10/17/02         01
    0434897393                           05           12/01/02         25
    20000930                             N            11/01/32
    0


    8164811          588/G02             F          148,400.00         ZZ
                                         360        147,932.71          1
                                       7.250          1,012.35         80
                                       7.000          1,012.35
    SPRINGFIELD      VA   22152          1            07/10/02         00
    0434899241                           01           09/01/02          0
    1068870                              O            08/01/32
    0


    8164899          742/G02             F          180,000.00         ZZ
                                         360        179,866.41          1
                                       7.500          1,258.59         75
                                       7.250          1,258.59
    FALL RIVER       MA   02723          2            10/23/02         00
    0434884292                           05           12/01/02          0
    8780314                              N            11/01/32
    0


    8164909          N47/G02             F          288,000.00         ZZ
                                         360        287,720.08          1
                                       6.125          1,749.92         80
                                       5.875          1,749.92
1


    VENTURA          CA   93003          1            10/21/02         00
    0435032412                           05           12/01/02          0
    30520307                             O            11/01/32
    0


    8164953          W39/G02             F          184,000.00         ZZ
                                         360        184,000.00          4
                                       6.625          1,178.17         80
                                       6.375          1,178.17
    PONCHATOULA      LA   70454          2            11/04/02         00
    0434930244                           05           01/01/03          0
    LA024102                             N            12/01/32
    0


    8165251          K15/G02             F          140,500.00         ZZ
                                         360        140,395.73          1
                                       7.500            982.40         95
                                       7.250            982.40
    LAFAYETTE        LA   70501          5            10/26/02         41
    0434867594                           05           12/01/02         30
    000905505138                         O            11/01/32
    0


    8165589          U05/G02             F          186,200.00         ZZ
                                         360        186,035.72          1
                                       6.625          1,192.26         95
                                       6.375          1,192.26
    DAVIE            FL   33325          5            10/25/02         14
    0434876983                           05           12/01/02         30
    3272433                              O            11/01/32
    0


    8165611          N47/G02             F          158,000.00         ZZ
                                         360        157,853.67          1
                                       6.375            985.71         75
                                       6.125            985.71
    RIO LINDA        CA   95673          5            10/22/02         00
    0434926614                           05           12/01/02          0
    20500440                             N            11/01/32
    0


    8165619          N47/G02             F          380,000.00         ZZ
                                         360        379,664.74          1
                                       6.625          2,433.18         80
                                       6.375          2,433.18
    TRACY            CA   95304          1            10/28/02         00
    0434886263                           05           12/01/02          0
    20500693                             O            11/01/32
    0
1




    8165651          N47/G02             F          265,000.00         ZZ
                                         360        264,760.44          1
                                       6.500          1,674.98         56
                                       6.250          1,674.98
    SAN DIEGO        CA   92119          2            10/11/02         00
    0434926390                           05           12/01/02          0
    30520020                             O            11/01/32
    0


    8165655          W39/G02             F          123,400.00         ZZ
                                         360        123,296.33          1
                                       6.875            810.65         80
                                       6.625            810.65
    BRADENTON        FL   34203          1            10/31/02         00
    0434894101                           03           12/01/02          0
    LA024007                             N            11/01/32
    0


    8165779          X05/G02             F          340,000.00         ZZ
                                         360        339,685.09          1
                                       6.375          2,121.16         80
                                       6.125          2,121.16
    ESCONDIDO        CA   92027          5            10/28/02         00
    0434916326                           05           12/01/02          0
    01209494                             O            11/01/32
    0


    8166003          N47/G02             F          350,000.00         ZZ
                                         360        349,675.84          1
                                       6.375          2,183.54         67
                                       6.125          2,183.54
    SAN MATEO        CA   94403          1            10/28/02         00
    0434899514                           05           12/01/02          0
    20500496                             O            11/01/32
    0


    8166697          X64/G02             F          272,200.00         ZZ
                                         360        271,929.02          1
                                       6.000          1,631.98         70
                                       5.750          1,631.98
    FARMINGTON HILL  MI   48331          2            10/10/02         00
    0434999777                           05           12/01/02          0
    9727068                              O            11/01/32
    0


    8167063          X64/G02             F          113,600.00         ZZ
                                         360        113,492.22          1
1


                                       6.250            699.45         46
                                       6.000            699.45
    ROCHESTER HILLS  MI   48307          2            10/18/02         00
    0434947404                           05           12/01/02          0
    0001857323                           O            11/01/32
    0


    8167273          X82/G02             F          340,000.00         ZZ
                                         360        339,692.64          1
                                       6.500          2,149.03         65
                                       6.250          2,149.03
    VIENNA           VA   22181          5            10/16/02         00
    0435001516                           03           12/01/02          0
    839716                               O            11/01/32
    0


    8167321          X64/G02             F          243,300.00         ZZ
                                         360        243,069.15          1
                                       6.250          1,498.04         79
                                       6.000          1,498.04
    FARMINGTON HILL  MI   48334          2            10/24/02         00
    0434865705                           05           12/01/02          0
    9698547                              O            11/01/32
    0


    8167451          Q30/G02             F          215,000.00         ZZ
                                         360        214,832.28          2
                                       7.250          1,466.68         70
                                       7.000          1,466.68
    SOUTH OZONE PAR  NY   11420          5            10/24/02         00
    0434875241                           05           12/01/02          0
    21016951                             O            11/01/32
    0


    8168181          R26/G02             F          314,400.00         ZZ
                                         360        314,142.29          1
                                       7.000          2,091.71         80
                                       6.750          2,091.71
    ALEXANDRIA       VA   22306          5            10/24/02         00
    0434884318                           05           12/01/02          0
    004323                               O            11/01/32
    0


    8168457          253/253             F           76,500.00         ZZ
                                         360         76,429.14          1
                                       6.375            477.27         38
                                       6.125            477.27
    MOUNT GILEAD     OH   43338          5            10/18/02         00
    436026                               05           12/01/02          0
1


    436026                               O            11/01/32
    0


    8168481          E22/G02             F          360,000.00         ZZ
                                         360        359,666.57          1
                                       6.375          2,245.93         80
                                       6.125          2,245.93
    BRISTOW          VA   20136          5            10/29/02         00
    0415109578                           03           12/01/02          0
    0415109578                           O            11/01/32
    0


    8168485          E22/G02             F          164,000.00         ZZ
                                         360        163,852.44          1
                                       7.000          1,091.10         94
                                       6.750          1,091.10
    BIRMINGHAM       AL   35226          5            10/29/02         01
    0415112572                           05           12/01/02         30
    0415112572                           O            11/01/32
    0


    8168491          E22/G02             F          250,000.00         ZZ
                                         360        249,768.46          1
                                       6.375          1,559.67         57
                                       6.125          1,559.67
    EVERGREEN        CO   80439          5            10/29/02         00
    0415118710                           03           12/01/02          0
    0415118710                           O            11/01/32
    0


    8168511          E22/G02             F           63,000.00         ZZ
                                         360         62,952.06          1
                                       7.375            435.13         92
                                       7.125            435.13
    WETUMPKA         AL   36092          5            10/29/02         10
    0415130947                           05           12/01/02         30
    0415130947                           O            11/01/32
    0


    8168515          E22/G02             F          139,500.00         ZZ
                                         360        139,379.90          1
                                       6.750            904.79         90
                                       6.500            904.79
    SUWANEE          GA   30024          1            11/04/02         01
    0415139146                           05           12/01/02         25
    0415139146                           O            11/01/32
    0


1


    8168517          E22/G02             F          353,000.00         ZZ
                                         360        352,673.05          1
                                       6.375          2,202.26         68
                                       6.125          2,202.26
    BARTLETT         IL   60103          2            10/30/02         00
    0414184341                           03           12/01/02          0
    0414184341                           O            11/01/32
    0


    8168523          E22/G02             F          190,800.00         ZZ
                                         360        190,631.66          1
                                       6.625          1,221.71         80
                                       6.375          1,221.71
    MERRIMACK        NH   03054          1            11/04/02         00
    0414795427                           05           12/01/02          0
    0414795427                           O            11/01/32
    0


    8168549          E22/G02             F          231,000.00         ZZ
                                         360        230,836.96          1
                                       7.750          1,654.91         42
                                       7.500          1,654.91
    MINNEAPOLIS      MN   55416          5            10/30/02         00
    0414922039                           06           12/01/02          0
    0414922039                           O            11/01/32
    0


    8168573          E22/G02             F          235,000.00         ZZ
                                         360        234,768.50          1
                                       6.125          1,427.88         55
                                       5.875          1,427.88
    CENTREVILLE      VA   20120          5            10/29/02         00
    0414992974                           03           12/01/02          0
    0414992974                           O            11/01/32
    0


    8168587          E22/G02             F          305,000.00         ZZ
                                         360        304,717.51          1
                                       6.375          1,902.80         70
                                       6.125          1,902.80
    MORGAN HILL      CA   95037          1            10/29/02         00
    0415019496                           03           12/01/02          0
    0415019496                           O            11/01/32
    0


    8168599          E22/G02             F          100,000.00         ZZ
                                         360         99,900.45          1
                                       6.000            599.55         52
                                       5.750            599.55
1


    NOKOMIS          FL   34275          5            10/30/02         00
    0415040492                           03           12/01/02          0
    0415040492                           O            11/01/32
    0


    8168605          E22/G02             F          171,000.00         ZZ
                                         360        170,856.34          1
                                       6.875          1,123.35         95
                                       6.625          1,123.35
    CLEVELAND        MO   64734          5            10/31/02         01
    0415045939                           05           12/01/02         35
    0415045939                           O            11/01/32
    0


    8168609          E22/G02             F          370,000.00         ZZ
                                         360        369,665.52          1
                                       6.500          2,338.65         77
                                       6.250          2,338.65
    SEBASTOPOL       CA   95472          5            10/23/02         00
    0415051135                           05           12/01/02          0
    0415051135                           O            11/01/32
    0


    8168611          E22/G02             F          200,000.00         ZZ
                                         360        199,819.19          2
                                       6.500          1,264.14         53
                                       6.250          1,264.14
    NATICK           MA   01760          2            10/30/02         00
    0415052836                           05           12/01/02          0
    0415052836                           O            11/01/32
    0


    8168627          E22/G02             F           83,000.00         ZZ
                                         360         82,931.97          1
                                       7.000            552.20         58
                                       6.750            552.20
    HOLLYWOOD        FL   33024          5            10/30/02         00
    0415069947                           05           12/01/02          0
    0415069947                           O            11/01/32
    0


    8168635          E22/G02             F           78,500.00         ZZ
                                         360         78,362.12          1
                                       6.500            496.17         45
                                       6.250            496.17
    FLUSHING         MI   48433          2            10/29/02         00
    0415080076                           05           12/01/02          0
    0415080076                           O            11/01/32
    0
1




    8168647          E22/G02             F          170,000.00         ZZ
                                         360        169,838.70          1
                                       6.250          1,046.72         73
                                       6.000          1,046.72
    BELLINGHAM       WA   98225          5            10/23/02         00
    0415173905                           05           12/01/02          0
    0415173905                           O            11/01/32
    0


    8168649          E22/G02             F          350,500.00         ZZ
                                         360        350,183.14          1
                                       6.500          2,215.40         80
                                       6.250          2,215.40
    SAN JOSE         CA   95121          5            10/22/02         00
    0415175736                           05           12/01/02          0
    0415175736                           O            11/01/32
    0


    8168691          E22/G02             F          185,300.00         ZZ
                                         360        185,132.49          1
                                       6.500          1,171.22         85
                                       6.250          1,171.22
    DENVER           CO   80236          5            10/29/02         01
    0415195114                           05           12/01/02         12
    0415195114                           O            11/01/32
    0


    8168695          E22/G02             F           70,000.00         ZZ
                                         360         69,946.74          1
                                       7.375            483.47         76
                                       7.125            483.47
    HOUSTON          TX   77072          5            10/29/02         00
    0415196914                           03           12/01/02          0
    0415196914                           O            11/01/32
    0


    8168713          E22/G02             F           75,000.00         ZZ
                                         360         74,938.52          1
                                       7.000            498.98         89
                                       6.750            498.98
    TUSCALOOSA       AL   35401          5            10/30/02         01
    0415207216                           05           12/01/02         30
    0415207216                           O            11/01/32
    0


    8168723          E22/G02             F          300,700.00         ZZ
                                         360        300,421.49          1
1


                                       6.375          1,875.98         80
                                       6.125          1,875.98
    LAKE FOREST      CA   92630          2            10/25/02         00
    0415213297                           05           12/01/02          0
    0415213297                           O            11/01/32
    0


    8168733          E22/G02             F          151,000.00         ZZ
                                         360        150,573.14          1
                                       6.875            991.96         48
                                       6.625            991.96
    GREEN OAKS       IL   60048          5            10/26/02         00
    0415219328                           05           12/01/02          0
    0415219328                           O            11/01/32
    0


    8168741          E22/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
                                       6.375            736.17         45
                                       6.125            736.17
    FORT LAUDERDALE  FL   33322          5            10/29/02         00
    0415219831                           03           01/01/03          0
    0415219831                           O            12/01/32
    0


    8168773          E22/G02             F          109,000.00         ZZ
                                         360        108,906.16          1
                                       6.750            706.97         75
                                       6.500            706.97
    HOUSTON          TX   77007          5            10/30/02         00
    0415233535                           05           12/01/02          0
    0415233535                           O            11/01/32
    0


    8168789          E22/G02             F          200,000.00         ZZ
                                         360        199,827.80          1
                                       6.750          1,297.20         80
                                       6.500          1,297.20
    RICHARDSON       TX   75082          5            10/30/02         00
    0415246354                           03           12/01/02          0
    0415246354                           O            11/01/32
    0


    8168795          E22/G02             F          118,000.00         ZZ
                                         360        117,903.27          1
                                       7.000            785.06         78
                                       6.750            785.06
    VANCOUVER        WA   98665          2            10/29/02         00
    0415252766                           07           12/01/02          0
1


    0415252766                           N            11/01/32
    0


    8168797          E22/G02             F          168,000.00         ZZ
                                         360        167,858.86          1
                                       6.875          1,103.64         68
                                       6.625          1,103.64
    SOUTH DENNIS     MA   02660          5            10/30/02         00
    0415254812                           05           12/01/02          0
    0415254812                           O            11/01/32
    0


    8168809          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       7.875          1,305.12         80
                                       7.625          1,305.12
    DALLAS           TX   75229          5            10/29/02         00
    0415262609                           05           01/01/03          0
    0415262609                           O            12/01/32
    0


    8168811          E22/G02             F          195,750.00         ZZ
                                         360        195,581.46          1
                                       6.750          1,269.63         80
                                       6.500          1,269.63
    CANTON           MI   48187          5            10/30/02         00
    0415266956                           05           12/01/02          0
    0415266956                           O            11/01/32
    0


    8168825          E22/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       6.375          2,745.03         80
                                       6.125          2,745.03
    BELLINGHAM       WA   98226          5            10/28/02         00
    0415273192                           05           01/01/03          0
    0415273192                           O            12/01/32
    0


    8168827          E22/G02             F          234,400.00         ZZ
                                         360        234,193.19          1
                                       6.625          1,500.89         80
                                       6.375          1,500.89
    ALEXANDRIA       VA   22312          5            10/30/02         00
    0415276369                           05           12/01/02          0
    0415276369                           O            11/01/32
    0


1


    8168829          E22/G02             F           85,050.00         ZZ
                                         360         84,983.65          1
                                       7.250            580.19         90
                                       7.000            580.19
    TRAVERSE CITY    MI   49684          1            11/04/02         04
    0415278761                           05           12/01/02         30
    0415278761                           O            11/01/32
    0


    8168833          E22/G02             F          118,000.00         ZZ
                                         360        117,903.27          1
                                       7.000            785.06         78
                                       6.750            785.06
    VANCOUVER        WA   98665          2            10/28/02         00
    0415285220                           07           12/01/02          0
    0415285220                           N            11/01/32
    0


    8168835          E22/G02             F          287,000.00         ZZ
                                         360        286,371.25          1
                                       6.375          1,790.51         70
                                       6.125          1,790.51
    ADDISON          TX   75254          5            10/29/02         00
    0415287705                           03           12/01/02          0
    0415287705                           O            11/01/32
    0


    8168841          E22/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
                                       6.750          1,199.91         79
                                       6.500          1,199.91
    PERTH AMBOY      NJ   08861          5            10/30/02         00
    0415298900                           05           01/01/03          0
    0415298900                           O            12/01/32
    0


    8168857          E22/G02             F           99,200.00         ZZ
                                         360         99,116.66          1
                                       6.875            651.67         80
                                       6.625            651.67
    TRAVERSE CITY    MI   49686          5            10/30/02         00
    0415312594                           05           12/01/02          0
    0415312594                           O            11/01/32
    0


    8168861          E22/G02             F           91,500.00         T
                                         360         91,500.00          1
                                       6.750            593.47         64
                                       6.500            593.47
1


    SEVIERVILLE      TN   37876          1            11/04/02         00
    0415320662                           05           01/01/03          0
    0415320662                           O            12/01/32
    0


    8168877          E22/G02             F          124,000.00         T
                                         360        123,887.91          1
                                       6.500            783.76         80
                                       6.250            783.76
    BEAR BIG LAKE    CA   92315          1            10/30/02         00
    0415332329                           05           12/01/02          0
    0415332329                           O            11/01/32
    0


    8168879          E22/G02             F          234,000.00         ZZ
                                         360        233,808.19          1
                                       7.000          1,556.81        100
                                       6.750          1,556.81
    RIO VISTA        CA   94571          1            10/28/02         01
    0415335462                           05           12/01/02         35
    0415335462                           O            11/01/32
    0


    8168883          E22/G02             F          244,800.00         ZZ
                                         240        244,800.00          1
                                       6.875          1,879.61         90
                                       6.625          1,879.61
    DES PLAINES      IL   60016          1            11/04/02         04
    0415375302                           05           01/01/03         25
    0415375302                           O            12/01/22
    0


    8168913          E82/G02             F           87,000.00         ZZ
                                         360         86,919.42          1
                                       6.375            542.77         90
                                       6.125            542.77
    COLEMAN          MI   48618          2            10/31/02         04
    0400722518                           05           12/01/02         25
    0400722518                           O            11/01/32
    0


    8168931          E82/G02             F           89,600.00         ZZ
                                         360         89,520.95          4
                                       6.625            573.72         51
                                       6.375            573.72
    TEMPE            AZ   85281          2            10/31/02         00
    0400712832                           05           12/01/02          0
    1818690                              N            11/01/32
    0
1




    8168941          E82/G02             F           57,000.00         T
                                         360         56,948.47          1
                                       6.500            360.28         41
                                       6.250            360.28
    MAGALIA          CA   95954          5            10/30/02         00
    0400713541                           05           12/01/02          0
    0400713541                           O            11/01/32
    0


    8168945          E82/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.375          1,147.92         80
                                       6.125          1,147.92
    CORAL SPRINGS    FL   33071          2            11/01/02         00
    0400720991                           05           01/01/03          0
    7158426                              O            12/01/32
    0


    8168947          E82/G02             F          141,900.00         ZZ
                                         360        141,900.00          1
                                       7.250            968.01         48
                                       7.000            968.01
    BROOKLYN         NY   11201          2            11/05/02         00
    0400718185                           01           01/01/03          0
    4099886                              N            12/01/32
    0


    8168949          E82/G02             F          136,500.00         ZZ
                                         360        136,500.00          1
                                       7.250            931.17         46
                                       7.000            931.17
    BROOKLYN         NY   11201          2            11/05/02         00
    0400718193                           01           01/01/03          0
    4004068                              N            12/01/32
    0


    8168951          E82/G02             F          141,800.00         ZZ
                                         360        141,800.00          1
                                       7.250            967.33         48
                                       7.000            967.33
    BROOKLYN         NY   11201          2            11/05/02         00
    0400718201                           01           01/01/03          0
    4004061                              N            12/01/32
    0


    8168961          E82/G02             F           83,900.00         ZZ
                                         360         83,900.00          1
1


                                       6.375            523.43         79
                                       6.125            523.43
    COLORADO SPRING  CO   80917          2            11/01/02         00
    0400731170                           05           01/01/03          0
    1760105                              O            12/01/32
    0


    8169013          E82/G02             F          123,200.00         ZZ
                                         360        123,200.00          1
                                       6.625            788.86         49
                                       6.375            788.86
    HARBESON         DE   19951          2            10/31/02         00
    0400697868                           05           01/01/03          0
    1759483                              O            12/01/32
    0


    8169017          E82/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
                                       6.500            654.19         43
                                       6.250            654.19
    EL CAJON         CA   92019          2            10/30/02         00
    0400702247                           01           01/01/03          0
    5256125                              O            12/01/32
    0


    8169147          W77/G02             F          228,375.00         ZZ
                                         360        228,153.03          1
                                       6.125          1,387.63         75
                                       5.875          1,387.63
    IRVING           TX   75063          2            10/24/02         00
    0434867099                           05           12/01/02          0
    W0210072                             O            11/01/32
    0


    8169275          S11/G02             F          339,000.00         ZZ
                                         360        338,700.91          1
                                       6.625          2,170.65         77
                                       6.375          2,170.65
    MISSION VIEJO    CA   92691          2            10/21/02         00
    0434883187                           05           12/01/02          0
    10209630                             O            11/01/32
    0


    8169645          X51/G02             F          395,000.00         ZZ
                                         360        394,634.15          1
                                       6.375          2,464.29         79
                                       6.125          2,464.29
    FAIR OAKS        CA   95628          5            10/20/02         00
    0434947123                           05           12/01/02          0
1


    1                                    O            11/01/32
    0


    8169737          X31/G02             F          519,000.00         ZZ
                                         360        518,507.55          1
                                       6.250          3,195.57         80
                                       6.000          3,195.57
    GLENDALE         CA   91202          5            10/24/02         00
    0434914008                           05           12/01/02          0
    11001435                             O            11/01/32
    0


    8169777          P67/G02             F          227,900.00         ZZ
                                         360        227,703.78          1
                                       6.750          1,478.16         95
                                       6.500          1,478.16
    CAMBRIDGE        MA   02138          1            11/01/02         11
    0434962528                           01           12/01/02         30
    604638                               O            11/01/32
    0


    8170191          X75/G02             F          332,000.00         ZZ
                                         360        331,699.86          1
                                       6.500          2,098.47         80
                                       6.250          2,098.47
    LONG BEACH       CA   90807          2            10/14/02         00
    0434874624                           05           12/01/02          0
    02060012                             O            11/01/32
    0


    8170533          E47/G02             F          183,000.00         ZZ
                                         360        182,826.36          1
                                       6.250          1,126.76         65
                                       6.000          1,126.76
    PITTSBURG        CA   94565          5            10/16/02         00
    0434907739                           05           12/01/02          0
    7359520636                           O            11/01/32
    0


    8170541          N74/G02             F          174,000.00         ZZ
                                         360        173,676.84          1
                                       6.375          1,085.53         64
                                       6.125          1,085.53
    STERLING         VA   20164          5            10/25/02         00
    0434953733                           05           11/30/02          0
    0030987010                           O            10/30/32
    0


1


    8170615          X19/G02             F          199,500.00         ZZ
                                         360        199,336.47          3
                                       7.000          1,327.28         95
                                       6.750          1,327.28
    YONKERS          NY   10701          1            10/31/02         04
    0434876470                           05           12/01/02         30
    22100103                             O            11/01/32
    0


    8170623          A52/G02             F          175,000.00         ZZ
                                         360        174,841.80          1
                                       6.500          1,106.12         78
                                       6.250          1,106.12
    SUWANEE          GA   30024          5            10/30/02         00
    0434849089                           05           12/01/02          0
    21417                                O            11/01/32
    0


    8170625          G27/G02             F          124,200.00         ZZ
                                         360        124,082.15          1
                                       6.250            764.72         71
                                       6.000            764.72
    MODESTO          CA   95350          5            10/24/02         00
    0434876025                           05           12/01/02          0
    10002056                             O            11/01/32
    0


    8170635          A06/G02             F           80,500.00         ZZ
                                         360         80,443.18          1
                                       7.750            576.72         89
                                       7.500            576.72
    GREENVIEW        MI   48180          1            10/31/02         11
    0434858221                           05           12/01/02         25
    021000020226224                      N            11/01/32
    0


    8170703          G34/G02             F          290,400.00         ZZ
                                         360        290,124.46          1
                                       6.250          1,788.04         80
                                       6.000          1,788.04
    LAS VEGAS        NV   89139          1            10/28/02         00
    0434898060                           05           12/01/02          0
    39022362                             O            11/01/32
    0


    8170743          X75/G02             F          408,000.00         ZZ
                                         360        407,631.16          1
                                       6.500          2,578.84         80
                                       6.250          2,578.84
1


    SANTA CLARITA    CA   91354          5            09/27/02         00
    0434883849                           03           12/01/02          0
    02090031                             O            11/01/32
    0


    8170753          K15/G02             F          196,300.00         ZZ
                                         360        196,300.00          1
                                       6.500          1,240.75         85
                                       6.250          1,240.75
    NASHUA           NH   03060          5            10/30/02         41
    0434913562                           05           01/01/03         12
    033605503914                         O            12/01/32
    0


    8170781          X19/G02             F           49,200.00         ZZ
                                         360         49,165.28          1
                                       7.750            352.47         80
                                       7.500            352.47
    PATTERSON        NY   12563          1            10/31/02         00
    0434900650                           01           12/01/02          0
    22081403                             O            11/01/32
    0


    8170819          Q57/G02             F          434,000.00         ZZ
                                         360        433,588.21          1
                                       6.250          2,672.21         73
                                       6.000          2,672.21
    ALEXANDRIA       VA   22315          2            10/18/02         00
    0434834271                           03           12/01/02          0
    15000212                             O            11/01/32
    0


    8170845          196/G02             F          416,000.00         ZZ
                                         360        415,208.50          1
                                       6.250          2,561.39         80
                                       5.948          2,561.39
    NORCROSS         GA   30092          5            10/02/02         00
    0434872800                           03           11/01/02          0
    1328936                              O            10/01/32
    0


    8170971          L20/G02             F          250,000.00         ZZ
                                         360        249,779.43          1
                                       6.625          1,600.78         73
                                       6.375          1,600.78
    BOISE            ID   83709          2            10/25/02         00
    0434880811                           05           12/01/02          0
    1151120212                           O            11/01/32
    0
1




    8170995          K15/G02             F          263,000.00         ZZ
                                         360        262,773.57          1
                                       6.750          1,705.81         85
                                       6.500          1,705.81
    ROSEDALE         NY   11422          5            10/25/02         41
    0434913687                           05           12/01/02         12
    021205505051                         O            11/01/32
    0


    8171051          196/G02             F          480,000.00         ZZ
                                         360        479,544.55          1
                                       6.250          2,955.45         65
                                       5.948          2,955.45
    SAN JOSE         CA   95127          5            10/01/02         00
    0434881157                           05           12/01/02          0
    1572856                              O            11/01/32
    0


    8171065          Q57/G02             F          394,000.00         ZZ
                                         360        393,626.15          1
                                       6.250          2,425.93         64
                                       6.000          2,425.93
    EL SEGUNDO       CA   90245          2            10/25/02         00
    0434834420                           05           12/01/02          0
    10003824                             O            11/01/32
    0


    8171073          196/G02             F          510,300.00         ZZ
                                         360        509,329.08          1
                                       6.250          3,142.01         73
                                       5.948          3,142.01
    SAN JUAN CAPIST  CA   92675          5            09/30/02         00
    0434952230                           03           11/01/02          0
    1574845                              O            10/01/32
    0


    8171087          196/G02             F          516,000.00         ZZ
                                         360        515,522.08          1
                                       6.375          3,219.17         80
                                       6.073          3,219.17
    WHITTIER         CA   90603          5            10/04/02         00
    0434881124                           05           12/01/02          0
    1575325                              O            11/01/32
    0


    8171097          196/G02             F          464,000.00         ZZ
                                         360        463,570.24          1
1


                                       6.375          2,894.76         80
                                       6.073          2,894.76
    OAKLAND          CA   94611          5            10/18/02         00
    0434879771                           05           12/01/02          0
    1576142                              O            11/01/32
    0


    8171099          196/G02             F          241,500.00         ZZ
                                         360        241,292.07          1
                                       6.750          1,566.37         70
                                       6.448          1,566.37
    SAN DIEGO        CA   92119          5            10/11/02         00
    0434901674                           05           12/01/02          0
    1576333                              O            11/01/32
    0


    8171215          K15/G02             F          174,800.00         ZZ
                                         360        174,625.99          1
                                       6.000          1,048.01         95
                                       5.750          1,048.01
    COON RAPIDS      MN   55433          5            10/26/02         41
    0434928453                           05           12/01/02         30
    013205504778                         O            11/01/32
    0


    8171223          Q57/G02             F          358,500.00         ZZ
                                         360        358,167.96          1
                                       6.375          2,236.57         57
                                       6.125          2,236.57
    REDLANDS         CA   92374          5            10/23/02         00
    0434834537                           05           12/01/02          0
    46900418                             O            11/01/32
    0


    8171233          X10/G02             F          126,000.00         ZZ
                                         360        125,886.09          1
                                       6.500            796.41         94
                                       6.250            796.41
    SPRING           TX   77379          2            10/22/02         01
    0434894754                           03           12/01/02         30
    60000124                             O            11/01/32
    0


    8171239          196/G02             F          225,000.00         ZZ
                                         360        224,796.59          2
                                       6.500          1,422.16         41
                                       6.198          1,422.16
    BRIGHTON         MA   02135          5            10/28/02         00
    0434879532                           05           12/01/02          0
1


    1327695                              O            11/01/32
    0


    8171255          196/G02             F          444,000.00         ZZ
                                         360        443,578.71          1
                                       6.250          2,733.79         80
                                       5.948          2,733.79
    WASHINGTON       DC   20011          5            10/07/02         00
    0434868543                           05           12/01/02          0
    1328320                              O            11/01/32
    0


    8171265          196/G02             F          440,800.00         ZZ
                                         360        440,401.51          1
                                       6.500          2,786.16         80
                                       6.198          2,786.16
    JAMAICA PLAIN    MA   02130          2            10/25/02         00
    0434882080                           05           12/01/02          0
    1328435                              O            11/01/32
    0


    8171273          196/G02             F          394,500.00         ZZ
                                         360        394,134.61          1
                                       6.375          2,461.17         40
                                       6.073          2,461.17
    SEBASTOPOL       CA   95472          2            10/28/02         00
    0434894424                           05           12/01/02          0
    1578709                              N            11/01/32
    0


    8171291          196/G02             F          500,000.00         ZZ
                                         360        499,048.69          1
                                       6.250          3,078.59         71
                                       5.948          3,078.59
    ROUND HILL       VA   20141          5            10/02/02         00
    0434953659                           03           11/01/02          0
    1579576                              O            10/01/32
    0


    8171351          196/G02             F          344,000.00         ZZ
                                         360        343,696.50          1
                                       6.625          2,202.67         80
                                       6.323          2,202.67
    SALEM            MA   01907          5            10/28/02         00
    0434881769                           05           12/01/02          0
    1581875                              O            11/01/32
    0


1


    8171353          196/G02             F          440,000.00         ZZ
                                         360        439,332.51          1
                                       6.250          2,709.16         77
                                       6.000          2,709.16
    GLENDALE         CA   91206          2            10/17/02         00
    0434882817                           05           12/01/02          0
    1582457                              O            11/01/32
    0


    8171365          X67/G02             F          175,000.00         ZZ
                                         360        174,833.95          1
                                       6.250          1,077.51         64
                                       6.000          1,077.51
    LA HABRA         CA   90631          2            10/22/02         00
    0434879052                           05           12/01/02          0
    00270433                             O            11/01/32
    0


    8171371          X67/G02             F          180,080.00         ZZ
                                         360        179,913.22          1
                                       6.375          1,123.46         80
                                       6.125          1,123.46
    ELK GROVE        CA   95624          1            10/18/02         00
    0434889754                           05           12/01/02          0
    00270099                             N            11/01/32
    0


    8171417          X08/G02             F          377,162.00         ZZ
                                         360        376,829.24          1
                                       6.625          2,415.01         90
                                       6.375          2,415.01
    SANDY            UT   84093          2            10/18/02         04
    0434894853                           05           12/01/02         25
    6013947                              O            11/01/32
    0


    8171439          N47/G02             F          400,000.00         ZZ
                                         360        399,638.40          1
                                       6.500          2,528.27         50
                                       6.250          2,528.27
    CUPERTINO        CA   95014          5            10/23/02         00
    0434919346                           05           12/01/02          0
    20500274                             O            11/01/32
    0


    8171491          X82/G02             F          288,000.00         ZZ
                                         360        287,752.04          1
                                       6.750          1,867.96         80
                                       6.500          1,867.96
1


    OAK HILL         VA   20171          1            10/08/02         00
    0434847695                           03           12/01/02          0
    840644                               O            11/01/32
    0


    8171603          K15/G02             F          126,100.00         ZZ
                                         360        126,008.73          1
                                       7.625            892.53         94
                                       7.375            892.53
    SACO             ME   04072          5            10/25/02         41
    0434878450                           05           12/01/02         30
    007705301739                         O            11/01/32
    0


    8171653          E23/G02             F          187,900.00         ZZ
                                         360        187,725.97          1
                                       6.375          1,172.25         80
                                       6.125          1,172.25
    RANCHO CUCAMONG  CA   91730          1            10/18/02         00
    0434882668                           05           12/01/02          0
    51020249                             O            11/01/32
    0


    8171655          Q57/G02             F          497,000.00         ZZ
                                         360        496,528.43          1
                                       6.250          3,060.11         67
                                       6.000          3,060.11
    RANCHO PALOS VE  CA   90275          2            10/17/02         00
    0434836011                           05           12/01/02          0
    10003213                             O            11/01/32
    0


    8171687          Q57/G02             F          364,000.00         ZZ
                                         360        363,654.62          1
                                       6.250          2,241.21         69
                                       6.000          2,241.21
    SAN DIMAS        CA   91773          2            10/17/02         00
    0434836383                           05           12/01/02          0
    10003587                             O            11/01/32
    0


    8171731          Q14/G02             F          104,000.00         ZZ
                                         360        103,903.68          1
                                       6.375            648.82         80
                                       6.125            648.82
    OVERLAND PARK    KS   66212          2            10/29/02         00
    0434896312                           01           12/01/02          0
    0000209755                           O            11/01/32
    0
1




    8171743          K15/G02             F          170,500.00         ZZ
                                         360        170,353.20          1
                                       6.750          1,105.86         69
                                       6.500          1,105.86
    HEMPSTEAD        NY   11550          5            10/26/02         00
    0434869590                           05           12/01/02          0
    021205505286                         O            11/01/32
    0


    8171817          N67/G02             F          142,250.00         ZZ
                                         360        142,121.40          1
                                       6.500            899.12         80
                                       6.250            899.12
    CHANDLER         AZ   85248          1            10/29/02         00
    0434854295                           05           12/01/02          0
    1760002764                           O            11/01/32
    0


    8171945          975/G02             F          200,000.00         ZZ
                                         360        199,814.76          3
                                       6.375          1,247.74         73
                                       6.125          1,247.74
    LONG BEACH       CA   90806          5            10/15/02         00
    0434855664                           05           12/01/02          0
    2023626                              O            11/01/32
    0


    8172411          A06/G02             F          211,000.00         ZZ
                                         360        210,818.33          1
                                       6.750          1,368.55         75
                                       6.500          1,368.55
    CANTON           MI   48188          2            10/28/02         00
    0434850947                           05           12/01/02          0
    021000020226787                      O            11/01/32
    0


    8172537          N47/G02             F          167,000.00         ZZ
                                         360        166,859.70          1
                                       6.875          1,097.07         65
                                       6.625          1,097.07
    PORT HUENEME     CA   93041          5            10/22/02         00
    0434899068                           05           12/01/02          0
    30520480                             N            11/01/32
    0


    8172611          U68/G02             F          129,500.00         ZZ
                                         360        129,500.00          1
1


                                       6.375            807.91         70
                                       6.125            807.91
    AURORA           CO   80017          5            10/31/02         00
    0434909578                           05           01/01/03          0
    02C0261019                           O            12/01/32
    0


    8172663          U68/G02             F          115,000.00         ZZ
                                         360        114,922.84          1
                                       8.000            843.83         95
                                       7.750            843.83
    ARDEN            NC   28704          5            10/25/02         01
    0434878740                           05           12/01/02         30
    02NC621043                           O            11/01/32
    0


    8172667          950/G02             F          162,000.00         ZZ
                                         360        161,863.91          1
                                       6.875          1,064.22         90
                                       6.625          1,064.22
    SEATAC           WA   98188          1            10/07/02         11
    0434898425                           05           12/01/02         25
    E1209136                             O            11/01/32
    0


    8172691          253/253             F          159,000.00         ZZ
                                         360        158,866.42          1
                                       6.875          1,044.52         88
                                       6.625          1,044.52
    ALBUQUERQUE      NM   87110          2            10/11/02         19
    436193                               05           12/01/02         25
    436193                               O            11/01/32
    0


    8172767          L03/G02             F           78,600.00         ZZ
                                         360         78,537.15          1
                                       7.125            529.54         92
                                       6.875            529.54
    GLENDALE         AZ   85301          2            10/24/02         04
    0434972212                           09           12/01/02         25
    40007107                             O            11/01/32
    0


    8173187          X31/G02             F          248,000.00         ZZ
                                         360        247,775.80          2
                                       6.500          1,567.53         80
                                       6.250          1,567.53
    LOS ANGELES      CA   91342          1            10/25/02         00
    0434898243                           05           12/01/02          0
1


    40103935                             N            11/01/32
    0


    8173239          588/G02             F          350,000.00         ZZ
                                         360        349,365.47          1
                                       6.500          2,212.24         76
                                       6.250          2,212.24
    GAITHERSBURG     MD   20878          1            09/30/02         00
    0434887840                           03           11/01/02          0
    1075741                              O            10/01/32
    0


    8174185          W30/G02             F          115,000.00         ZZ
                                         360        114,900.99          1
                                       6.750            745.89         57
                                       6.500            745.89
    DOUGLAS          MA   01516          1            11/01/02         00
    0434883310                           05           12/01/02          0
    94624501                             O            11/01/32
    0


    8174189          E57/G02             F          140,000.00         ZZ
                                         360        139,879.46          2
                                       6.750            908.04         65
                                       6.500            908.04
    LOS ANGELES      CA   90044          5            10/24/02         00
    0434892600                           05           12/01/02          0
    06010312                             O            11/01/32
    0


    8175545          950/G02             F          262,500.00         T
                                         360        260,545.15          1
                                       6.875          1,724.44         70
                                       6.625          1,724.44
    SCOTTSDALE       AZ   85251          5            10/15/02         00
    0434879565                           05           11/01/02          0
    E7206068                             O            10/01/32
    0


    8175879          W93/G02             F          190,400.00         ZZ
                                         360        190,232.01          1
                                       6.625          1,219.16         70
                                       6.375          1,219.16
    EL CAJON         CA   92021          1            10/08/02         00
    0434872230                           05           12/01/02          0
    72416089                             N            11/01/32
    0


1


    8175883          W93/G02             F          139,300.00         ZZ
                                         360        139,182.96          1
                                       6.875            915.11         70
                                       6.625            915.11
    EL CAJON         CA   92019          1            10/08/02         00
    0434880225                           01           12/01/02          0
    72416090                             N            11/01/32
    0


    8175889          W93/G02             F          360,000.00         ZZ
                                         360        359,674.55          1
                                       6.500          2,275.45         80
                                       6.250          2,275.45
    PASO ROBLES      CA   93446          2            10/15/02         00
    0434841060                           05           12/01/02          0
    74419695                             O            11/01/32
    0


    8175897          W93/G02             F          384,000.00         ZZ
                                         360        383,652.86          1
                                       6.500          2,427.14         80
                                       6.250          2,427.14
    DENVER           CO   80207          5            10/17/02         00
    0434870861                           05           12/01/02          0
    77391151                             O            11/01/32
    0


    8175903          W93/G02             F          192,525.00         ZZ
                                         360        192,350.95          1
                                       6.500          1,216.89         85
                                       6.250          1,216.89
    HIGHLANDS RANCH  CO   80129          1            10/16/02         19
    0434867768                           03           12/01/02         12
    77416692                             O            11/01/32
    0


    8175919          W93/G02             F          192,750.00         ZZ
                                         360        192,575.75          1
                                       6.500          1,218.31         80
                                       6.250          1,218.31
    CLOVIS           CA   93611          1            10/10/02         00
    0434840591                           05           12/01/02          0
    45428376                             O            11/01/32
    0


    8176015          W93/G02             F          258,750.00         ZZ
                                         360        258,516.08          1
                                       6.500          1,635.48         75
                                       6.250          1,635.48
1


    PALMDALE(AREA)   CA   93551          5            10/10/02         00
    0434845764                           05           12/01/02          0
    01387471                             O            11/01/32
    0


    8176065          W93/G02             F          368,000.00         ZZ
                                         360        367,675.32          1
                                       6.625          2,356.35         80
                                       6.375          2,356.35
    SAN JOSE         CA   95148          5            10/10/02         00
    0434839940                           05           12/01/02          0
    21418505                             O            11/01/32
    0


    8176087          W93/G02             F          333,000.00         ZZ
                                         360        332,698.96          1
                                       6.500          2,104.79         53
                                       6.250          2,104.79
    SAN FRANCISCO    CA   94114          5            10/02/02         00
    0434840609                           05           12/01/02          0
    21418927                             O            11/01/32
    0


    8176117          W93/G02             F          348,000.00         ZZ
                                         360        347,669.80          1
                                       6.250          2,142.70         80
                                       6.000          2,142.70
    SAN JOSE         CA   95127          1            10/15/02         00
    0434842159                           03           12/01/02          0
    21427228                             O            11/01/32
    0


    8176123          W93/G02             F          473,000.00         ZZ
                                         360        472,572.40          1
                                       6.500          2,989.68         60
                                       6.250          2,989.68
    MORGAN HILL      CA   95037          2            10/02/02         00
    0434870200                           05           12/01/02          0
    22381748                             O            11/01/32
    0


    8176133          W93/G02             F          160,000.00         ZZ
                                         360        159,855.36          1
                                       6.500          1,011.31         61
                                       6.250          1,011.31
    MURRIETA         CA   92563          1            10/10/02         00
    0434873071                           03           12/01/02          0
    28380165                             O            11/01/32
    0
1




    8176169          W93/G02             F          500,000.00         T
                                         360        499,525.59          1
                                       6.250          3,078.58         69
                                       6.000          3,078.58
    SCOTTSDALE       AZ   85255          2            10/07/02         00
    0434844403                           03           12/01/02          0
    35414772                             O            11/01/32
    0


    8176173          W93/G02             F          160,000.00         ZZ
                                         360        159,862.24          1
                                       6.750          1,037.76         72
                                       6.500          1,037.76
    FOUNTAIN HILLS   AZ   85268          5            10/16/02         00
    0434870440                           05           12/01/02          0
    35414813                             O            11/01/32
    0


    8176183          W93/G02             F          133,650.00         ZZ
                                         360        133,526.21          1
                                       6.375            833.81         90
                                       6.125            833.81
    LAS CRUCES       NM   88011          1            10/16/02         04
    0434871455                           05           12/01/02         25
    35416067                             O            11/01/32
    0


    8176215          W93/G02             F          139,200.00         ZZ
                                         360        139,074.16          1
                                       6.500            879.84         80
                                       6.250            879.84
    MEDFORD          OR   97504          1            10/15/02         00
    0434881694                           05           12/01/02          0
    37385114                             O            11/01/32
    0


    8178465          W39/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       7.375            621.61         81
                                       7.125            621.61
    JACKSON          MS   39206          5            11/01/02         01
    0434894325                           05           01/01/03         12
    LA024150                             O            12/01/32
    0


    8178693          N47/G02             F          172,000.00         ZZ
                                         360        171,832.83          1
1


                                       6.125          1,045.09         80
                                       5.875          1,045.09
    CITRUS HEIGHTS   CA   95610          1            10/24/02         00
    0434898334                           05           12/01/02          0
    20620589                             O            11/01/32
    0


    8179067          N47/G02             F          551,100.00         ZZ
                                         360        550,577.09          1
                                       6.250          3,393.22         75
                                       6.000          3,393.22
    APTOS            CA   95003          1            10/24/02         00
    0434886610                           05           12/01/02          0
    20500507                             O            11/01/32
    0


    8179573          K15/G02             F          257,300.00         ZZ
                                         360        257,078.47          1
                                       6.750          1,668.84         68
                                       6.500          1,668.84
    HYANNIS          MA   02601          5            10/25/02         00
    0434877411                           05           12/01/02          0
    024005503593                         O            11/01/32
    0


    8179673          K15/G02             F          200,000.00         ZZ
                                         360        199,814.76          1
                                       6.375          1,247.74         73
                                       6.125          1,247.74
    FAIRFIELD        CA   94585          5            10/09/02         00
    0434880159                           05           12/01/02          0
    206605503482                         O            11/01/32
    0


    8179677          975/G02             F          142,000.00         ZZ
                                         360        141,868.48          1
                                       6.375            885.90         74
                                       6.125            885.90
    ONTARIO          CA   91761          2            10/18/02         00
    0434897799                           03           12/01/02          0
    2024408                              O            11/01/32
    0


    8179703          F36/G02             F          153,675.00         ZZ
                                         360        153,525.63          1
                                       6.125            933.75         80
                                       5.875            933.75
    PUYALLUP         WA   98374          2            10/16/02         00
    0434887329                           03           12/01/02          0
1


    06505314                             O            11/01/32
    0


    8179707          U05/G02             F          309,000.00         ZZ
                                         360        308,706.80          1
                                       6.250          1,902.57         80
                                       6.000          1,902.57
    CHULA VISTA      CA   91910          2            10/25/02         00
    0434883823                           05           12/01/02          0
    3274473                              O            11/01/32
    0


    8179735          N47/G02             F          356,000.00         ZZ
                                         360        355,670.27          1
                                       6.375          2,220.98         80
                                       6.125          2,220.98
    SAN JOSE         CA   95132          2            10/24/02         00
    0434947198                           05           12/01/02          0
    20500366                             O            11/01/32
    0


    8179743          144/144             F          120,000.00         ZZ
                                         360        119,782.45          1
                                       6.500            758.48         71
                                       6.250            758.48
    NEW WINDSOR      NY   12553          5            09/30/02         00
    160699181                            05           11/01/02          0
    160699181                            O            10/01/32
    0


    8179773          N47/G02             F          275,000.00         ZZ
                                         360        274,739.07          1
                                       6.250          1,693.22         59
                                       6.000          1,693.22
    SAN JOSE         CA   95111          5            10/24/02         00
    0434886644                           05           12/01/02          0
    20500367                             O            11/01/32
    0


    8179787          W53/G02             F          372,000.00         ZZ
                                         360        371,716.93          1
                                       7.375          2,569.32         80
                                       7.125          2,569.32
    CLEARWATER       FL   33755          1            10/25/02         00
    0434966180                           05           12/01/02          0
    1302000338                           O            11/01/32
    0


1


    8179815          737/G02             F           99,750.00         ZZ
                                         360         99,659.82          1
                                       6.500            630.49         95
                                       6.250            630.49
    PHOENIX          AZ   85029          5            10/25/02         12
    0434857207                           05           12/01/02         30
    2091542                              O            11/01/32
    0


    8179899          E22/G02             F           21,600.00         ZZ
                                         360         21,600.00          1
                                       7.875            156.61         90
                                       7.625            156.61
    INDIANAPOLIS     IN   46222          1            11/05/02         01
    0415378132                           05           01/01/03         25
    0415378132                           N            12/01/32
    0


    8179903          E22/G02             F           61,200.00         ZZ
                                         360         61,157.89          1
                                       7.875            443.74         90
                                       7.625            443.74
    SAGINAW          MI   48602          1            11/05/02         04
    0415378991                           05           12/01/02         30
    0415378991                           O            11/01/32
    0


    8179907          E22/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
                                       7.500            279.69         80
                                       7.250            279.69
    NEW ORLEANS      LA   70117          2            11/05/02         00
    0415387778                           05           01/01/03          0
    0415387778                           N            12/01/32
    0


    8179917          E22/G02             F          210,000.00         ZZ
                                         360        209,844.15          4
                                       7.500          1,468.35         75
                                       7.250          1,468.35
    PERRIS           CA   92570          1            10/28/02         00
    0414678367                           05           12/01/02          0
    0414678367                           N            11/01/32
    0


    8179919          E22/G02             F          139,500.00         ZZ
                                         360        139,500.00          1
                                       6.875            916.42         90
                                       6.625            916.42
1


    DEER PARK        WA   99006          5            10/29/02         04
    0414700831                           05           01/01/03         25
    0414700831                           O            12/01/32
    0


    8179937          E22/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       7.000          1,397.14         74
                                       6.750          1,397.14
    CLOVIS           CA   93611          5            10/29/02         00
    0414931279                           05           01/01/03          0
    0414931279                           N            12/01/32
    0


    8179961          E22/G02             F          312,800.00         ZZ
                                         360        312,800.00          1
                                       6.375          1,951.47         80
                                       6.125          1,951.47
    SOUTH LAKE TAHO  CA   96150          5            10/30/02         00
    0414985507                           05           01/01/03          0
    0414985507                           O            12/01/32
    0


    8179965          E22/G02             F          215,000.00         ZZ
                                         360        215,000.00          1
                                       6.250          1,323.79         36
                                       6.000          1,323.79
    SAN JOSE         CA   95136          5            10/30/02         00
    0415007913                           05           01/01/03          0
    0415007913                           O            12/01/32
    0


    8179977          E22/G02             F          246,000.00         ZZ
                                         360        245,788.20          1
                                       6.750          1,595.55         75
                                       6.500          1,595.55
    WOODLAND HILLS   CA   91364          5            10/31/02         00
    0415044353                           05           12/01/02          0
    0415044353                           O            11/01/32
    0


    8179985          E22/G02             F          456,000.00         ZZ
                                         360        456,000.00          1
                                       6.500          2,882.23         80
                                       6.250          2,882.23
    SONORA           CA   95370          5            10/30/02         00
    0415077619                           05           01/01/03          0
    0415077619                           O            12/01/32
    0
1




    8179989          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
                                       7.750            419.10         75
                                       7.500            419.10
    WHITE HAVEN      PA   18661          5            11/05/02         00
    0415080670                           05           01/01/03          0
    0415080670                           N            12/01/32
    0


    8179997          E22/G02             F           45,000.00         ZZ
                                         360         45,000.00          1
                                       7.750            322.39         75
                                       7.500            322.39
    WHITE HAVEN      PA   18661          5            11/05/02         00
    0415086412                           05           01/01/03          0
    0415086412                           N            12/01/32
    0


    8180001          E22/G02             F          198,500.00         ZZ
                                         360        198,316.15          1
                                       6.375          1,238.38         89
                                       6.125          1,238.38
    ARLINGTON        WA   98223          2            10/30/02         04
    0415090547                           03           12/01/02         25
    0415090547                           O            11/01/32
    0


    8180017          E22/G02             F           90,640.00         ZZ
                                         360         90,640.00          1
                                       6.625            580.38         80
                                       6.375            580.38
    COLLEGE PLACE    WA   99324          1            10/29/02         00
    0415110238                           05           01/01/03          0
    0415110238                           O            12/01/32
    0


    8180059          E22/G02             F          210,600.00         ZZ
                                         360        210,418.68          4
                                       6.750          1,365.95         90
                                       6.500          1,365.95
    OXFORD           MA   01540          1            11/05/02         04
    0415148600                           05           12/01/02         25
    0415148600                           O            11/01/32
    0


    8180085          E22/G02             F          124,200.00         ZZ
                                         360        124,084.96          1
1


                                       6.375            774.85         90
                                       6.125            774.85
    BLUE SPRINGS     MO   64014          2            11/01/02         01
    0415197573                           05           12/01/02         25
    0415197573                           O            11/01/32
    0


    8180087          E22/G02             F          166,092.00         ZZ
                                         360        165,949.00          1
                                       6.750          1,077.27         80
                                       6.500          1,077.27
    COLORADO SPRING  CO   80918          1            11/05/02         00
    0415197979                           05           12/01/02          0
    0415197979                           O            11/01/32
    0


    8180091          E22/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
                                       7.250          1,105.13         90
                                       7.000          1,105.13
    MIAMI            FL   33178          1            11/05/02         01
    0415201482                           01           01/01/03         25
    0415201482                           N            12/01/32
    0


    8180097          E22/G02             F           21,650.00         ZZ
                                         360         21,650.00          1
                                       7.875            156.98         80
                                       7.625            156.98
    TAMARAC          FL   33321          1            11/05/02         00
    0415202571                           01           01/01/03          0
    0415202571                           N            12/01/32
    0


    8180101          E22/G02             F           94,380.00         ZZ
                                         360         94,288.27          1
                                       6.125            573.46         75
                                       5.875            573.46
    CAMPBELLSVILLE   KY   42718          5            10/31/02         00
    0415205673                           05           12/01/02          0
    0415205673                           O            11/01/32
    0


    8180149          E22/G02             F          122,400.00         ZZ
                                         360        122,289.35          1
                                       6.500            773.65         80
                                       6.250            773.65
    BEEVILLE         TX   78102          5            10/31/02         00
    0415250786                           05           12/01/02          0
1


    0415250786                           O            11/01/32
    0


    8180191          E22/G02             F          187,000.00         ZZ
                                         360        186,826.80          1
                                       6.375          1,166.64         86
                                       6.125          1,166.64
    NEW BERLIN       WI   53151          5            10/31/02         04
    0415299775                           05           12/01/02         25
    0415299775                           O            11/01/32
    0


    8180193          E22/G02             F          109,200.00         ZZ
                                         360        109,200.00          1
                                       6.625            699.22         80
                                       6.375            699.22
    VISALIA          CA   93277          1            10/30/02         00
    0415303494                           05           01/01/03          0
    0415303494                           O            12/01/32
    0


    8180195          E22/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
                                       6.875          1,261.30         80
                                       6.625          1,261.30
    HUMBLE           TX   77345          1            11/05/02         00
    0415303882                           03           01/01/03          0
    0415303882                           O            12/01/32
    0


    8180197          E22/G02             F          124,800.00         ZZ
                                         360        124,692.55          1
                                       6.750            809.45         80
                                       6.500            809.45
    DALLAS           TX   75211          5            10/31/02         00
    0415306489                           05           12/01/02          0
    0415306489                           O            11/01/32
    0


    8180201          E22/G02             F          229,500.00         ZZ
                                         360        229,287.44          1
                                       6.375          1,431.78         75
                                       6.125          1,431.78
    ATLANTA          GA   30319          5            10/31/02         00
    0415307347                           05           12/01/02          0
    0415307347                           O            11/01/32
    0


1


    8180215          E22/G02             F           71,910.00         ZZ
                                         360         71,853.91          1
                                       7.250            490.55         90
                                       7.000            490.55
    ST LOUIS         MO   63042          1            11/04/02         04
    0415316058                           05           12/01/02         25
    0415316058                           O            11/01/32
    0


    8180217          E22/G02             F           94,050.00         ZZ
                                         360         93,970.99          1
                                       6.875            617.84         95
                                       6.625            617.84
    GOLDEN           CO   80401          1            11/05/02         04
    0415317387                           08           12/01/02         30
    0415317387                           O            11/01/32
    0


    8180221          E22/G02             F          102,800.00         ZZ
                                         360        102,800.00          1
                                       7.000            683.93         80
                                       6.750            683.93
    BRADENTON        FL   34207          1            11/05/02         00
    0415319318                           05           01/01/03          0
    0415319318                           O            12/01/32
    0


    8180229          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          2
                                       7.000            332.65         70
                                       6.750            332.65
    WILMINGTON       NC   28412          2            11/05/02         00
    0415327055                           05           01/01/03          0
    0415327055                           N            12/01/32
    0


    8180231          E22/G02             F          202,400.00         ZZ
                                         360        202,212.54          1
                                       6.375          1,262.71         80
                                       6.125          1,262.71
    NORTH RICHLAND   TX   76180          1            10/31/02         00
    0415330026                           03           12/01/02          0
    0415330026                           O            11/01/32
    0


    8180249          P21/G02             F           55,500.00         ZZ
                                         360         55,456.70          1
                                       7.250            378.61         75
                                       7.000            378.61
1


    CLARKSTON        GA   30021          5            10/28/02         00
    0434896163                           01           12/01/02          0
    0207072                              N            11/01/32
    0


    8180293          P21/G02             F           36,000.00         ZZ
                                         360         35,971.92          1
                                       7.250            245.58         75
                                       7.000            245.58
    CLARKSTON        GA   30021          5            10/28/02         00
    0434909248                           01           12/01/02          0
    0207070                              N            11/01/32
    0


    8180301          P21/G02             F           51,000.00         ZZ
                                         360         50,960.22          1
                                       7.250            347.91         75
                                       7.000            347.91
    CLARKSTON        GA   30021          5            10/28/02         00
    0434973616                           01           12/01/02          0
    0210025                              N            11/01/32
    0


    8180343          B76/G02             F          270,000.00         ZZ
                                         360        269,809.43          4
                                       7.750          1,934.32         90
                                       7.500          1,934.32
    LOWELL           MA   01852          1            10/31/02         01
    0434896262                           05           12/01/02         25
    4585816                              N            11/01/32
    0


    8180459          E22/G02             F          181,000.00         ZZ
                                         360        181,000.00          1
                                       6.750          1,173.96         80
                                       6.500          1,173.96
    UTICA            MI   48317          2            11/01/02         00
    0415112796                           05           01/01/03          0
    0415112796                           O            12/01/32
    0


    8180499          E22/G02             F           63,600.00         ZZ
                                         360         63,545.24          1
                                       6.750            412.51         80
                                       6.500            412.51
    FORT COLLINS     CO   80521          2            11/06/02         00
    0415119452                           01           12/01/02          0
    0415119452                           N            11/01/32
    0
1




    8180513          E22/G02             F           74,725.00         ZZ
                                         360         74,725.00          1
                                       6.500            472.31         89
                                       6.250            472.31
    SAN ANTONIO      TX   78244          2            11/04/02         01
    0415135318                           05           01/01/03         25
    0415135318                           N            12/01/32
    0


    8180515          E22/G02             F           98,325.00         ZZ
                                         360         98,325.00          1
                                       6.875            645.93         95
                                       6.625            645.93
    BIRMINGHAM       AL   35235          5            11/01/02         04
    0415136167                           05           01/01/03         30
    0415136167                           O            12/01/32
    0


    8180521          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.375            623.87         80
                                       6.125            623.87
    FAIRVIEW         NC   28730          5            11/01/02         00
    0415144039                           05           01/01/03          0
    0415144039                           O            12/01/32
    0


    8180553          E22/G02             F          332,800.00         ZZ
                                         360        332,499.15          1
                                       6.500          2,103.52         80
                                       6.250          2,103.52
    TACOMA           WA   98403          5            10/24/02         00
    0414946954                           05           12/01/02          0
    0414946954                           O            11/01/32
    0


    8180567          E22/G02             F          171,200.00         ZZ
                                         360        171,041.43          1
                                       6.375          1,068.07         80
                                       6.125          1,068.07
    NORCROSS         GA   30092          2            11/01/02         00
    0414985416                           09           12/01/02          0
    0414985416                           O            11/01/32
    0


    8180569          E22/G02             F          387,200.00         ZZ
                                         360        387,200.00          1
1


                                       6.625          2,479.28         80
                                       6.375          2,479.28
    CELINA           TX   75009          5            11/01/02         00
    0414987271                           03           01/01/03          0
    0414987271                           O            12/01/32
    0


    8180587          E22/G02             F          228,000.00         ZZ
                                         360        227,788.83          1
                                       6.375          1,422.42         70
                                       6.125          1,422.42
    PHOENIX          AZ   85027          5            10/29/02         00
    0415044122                           05           12/01/02          0
    0415044122                           O            11/01/32
    0


    8180591          E22/G02             F          128,750.00         ZZ
                                         360        128,750.00          2
                                       6.500            813.79         89
                                       6.250            813.79
    SALT LAKE CITY   UT   84111          2            10/30/02         10
    0415058510                           05           01/01/03         25
    0415058510                           O            12/01/32
    0


    8180593          E22/G02             F          192,500.00         ZZ
                                         360        192,500.00          1
                                       6.375          1,200.95         89
                                       6.125          1,200.95
    LEXINGTON        SC   29072          2            11/01/02         01
    0415061472                           05           01/01/03         25
    0415061472                           O            12/01/32
    0


    8180609          E22/G02             F          238,500.00         ZZ
                                         360        238,299.63          1
                                       6.875          1,566.78         90
                                       6.625          1,566.78
    FORT MYERS       FL   33912          2            11/01/02         04
    0415099340                           03           12/01/02         25
    0415099340                           O            11/01/32
    0


    8180623          E22/G02             F          125,000.00         ZZ
                                         360        124,886.99          1
                                       6.500            790.09         80
                                       6.250            790.09
    HOUSTON          TX   77004          5            11/01/02         00
    0415150457                           05           12/01/02          0
1


    0415150457                           O            11/01/32
    0


    8180641          E22/G02             F          302,000.00         ZZ
                                         360        301,720.29          1
                                       6.375          1,884.09         54
                                       6.125          1,884.09
    OLD BETHPAGE     NY   11804          2            11/01/02         00
    0415177468                           05           12/01/02          0
    0415177468                           O            11/01/32
    0


    8180643          E22/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
                                       6.375          1,154.16         47
                                       6.125          1,154.16
    EAST MEADOW      NY   11554          5            11/01/02         00
    0415177492                           05           01/01/03          0
    0415177492                           O            12/01/32
    0


    8180647          E22/G02             F          600,000.00         ZZ
                                         360        599,444.28          1
                                       6.375          3,743.22         75
                                       6.125          3,743.22
    DALLAS           TX   75225          5            11/01/02         00
    0415178706                           05           12/01/02          0
    0415178706                           O            11/01/32
    0


    8180651          E22/G02             F          382,000.00         ZZ
                                         360        382,000.00          1
                                       6.375          2,383.18         80
                                       6.125          2,383.18
    SPARKS           NV   89436          5            10/29/02         00
    0415181544                           03           01/01/03          0
    0415181544                           O            12/01/32
    0


    8180653          E22/G02             F          248,000.00         ZZ
                                         360        247,781.20          1
                                       6.625          1,587.97         76
                                       6.375          1,587.97
    FALL CITY        WA   98024          5            10/30/02         00
    0415187947                           05           12/01/02          0
    0415187947                           O            11/01/32
    0


1


    8180655          E22/G02             F           80,000.00         ZZ
                                         360         79,927.68          1
                                       6.500            505.65         70
                                       6.250            505.65
    RICHMOND         VA   23236          2            11/06/02         00
    0415192731                           05           12/01/02          0
    0415192731                           N            11/01/32
    0


    8180669          E22/G02             F          128,000.00         ZZ
                                         360        127,887.07          1
                                       6.625            819.60         80
                                       6.375            819.60
    HOUSTON          TX   77057          5            11/01/02         00
    0415211986                           01           12/01/02          0
    0415211986                           O            11/01/32
    0


    8180673          E22/G02             F          190,000.00         ZZ
                                         240        189,612.58          1
                                       6.500          1,416.59         40
                                       6.250          1,416.59
    SANTA ANA        CA   92706          5            10/29/02         00
    0415212026                           05           12/01/02          0
    0415212026                           O            11/01/22
    0


    8180715          E22/G02             F          129,600.00         ZZ
                                         360        129,600.00          1
                                       6.500            819.16         80
                                       6.250            819.16
    SHELLEY          ID   83274          5            11/01/02         00
    0415245356                           05           01/01/03          0
    0415245356                           O            12/01/32
    0


    8180729          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.375            935.80         43
                                       6.125            935.80
    RENO             NV   89509          1            11/01/02         00
    0415257997                           05           01/01/03          0
    0415257997                           O            12/01/32
    0


    8180739          E22/G02             F          327,250.00         ZZ
                                         360        327,000.99          1
                                       7.375          2,260.23         85
                                       7.125          2,260.23
1


    BOCA RATON       FL   33432          5            10/31/02         01
    0415274893                           05           12/01/02         12
    0415274893                           O            11/01/32
    0


    8180747          E22/G02             F          121,000.00         ZZ
                                         360        120,887.93          1
                                       6.375            754.88         60
                                       6.125            754.88
    ARVADA           CO   80003          5            10/30/02         00
    0415285683                           05           12/01/02          0
    0415285683                           O            11/01/32
    0


    8180775          E22/G02             F          197,600.00         ZZ
                                         240        197,600.00          1
                                       6.500          1,473.25         80
                                       6.250          1,473.25
    BELTON           TX   76513          5            11/01/02         00
    0415289222                           05           01/01/03          0
    0415289222                           O            12/01/22
    0


    8180777          E22/G02             F          160,000.00         ZZ
                                         360        159,825.00          1
                                       6.375            998.19         72
                                       6.125            998.19
    POTTSBORO        TX   75076          5            11/01/02         00
    0415289313                           05           12/01/02          0
    0415289313                           O            11/01/32
    0


    8180797          E22/G02             F          408,000.00         ZZ
                                         360        408,000.00          1
                                       6.625          2,612.47         80
                                       6.375          2,612.47
    CASTLE ROCK      CO   80108          1            11/06/02         00
    0415315225                           03           01/01/03          0
    0415315225                           O            12/01/32
    0


    8180825          E22/G02             F          228,800.00         ZZ
                                         360        228,800.00          1
                                       6.750          1,483.99         80
                                       6.500          1,483.99
    TRAVERSE CITY    MI   49686          5            11/01/02         00
    0415350099                           05           01/01/03          0
    0415350099                           O            12/01/32
    0
1




    8180829          E22/G02             F          260,000.00         ZZ
                                         360        259,759.19          1
                                       6.375          1,622.06         78
                                       6.125          1,622.06
    BUENA PARK       CA   90620          5            10/30/02         00
    0415359702                           05           12/01/02          0
    0415359702                           O            11/01/32
    0


    8180837          E22/G02             F          213,600.00         T
                                         360        213,600.00          1
                                       6.750          1,385.41         80
                                       6.500          1,385.41
    WATERFORD        MI   48329          1            11/06/02         00
    0415372739                           03           01/01/03          0
    0415372739                           O            12/01/32
    0


    8180841          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       7.250            873.19         80
                                       7.000            873.19
    ALBUQUERQUE      NM   87109          5            11/01/02         00
    0415378611                           05           01/01/03          0
    0415378611                           O            12/01/32
    0


    8180853          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          2
                                       7.750            612.53         90
                                       7.500            612.53
    NEW ORLEANS      LA   70127          1            11/06/02         04
    0415396324                           05           01/01/03         25
    0415396324                           N            12/01/32
    0


    8180871          A06/G02             F          259,000.00         ZZ
                                         360        258,765.86          1
                                       6.500          1,637.06         71
                                       6.250          1,637.06
    WEST BLOOMFIELD  MI   48322          5            11/01/02         00
    0434912317                           05           12/01/02          0
    001000010201669                      O            11/01/32
    0


    8180925          N74/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
1


                                       6.375          1,547.20         78
                                       6.125          1,547.20
    GLEN ALLEN       VA   23059          5            10/30/02         00
    0434927653                           05           01/01/03          0
    5955957                              O            12/01/32
    0


    8180939          R26/G02             F          278,000.00         ZZ
                                         360        277,748.68          1
                                       6.500          1,757.15         80
                                       6.250          1,757.15
    COSTA MESA       CA   92627          5            10/24/02         00
    0434884003                           05           12/01/02          0
    004626                               O            11/01/32
    0


    8180963          L20/G02             F          196,000.00         ZZ
                                         360        195,850.86          2
                                       7.375          1,353.72         80
                                       7.125          1,353.72
    KENAI            AK   99611          2            10/23/02         00
    0434900411                           05           12/01/02          0
    1151120133                           O            11/01/32
    0


    8181253          N74/G02             F          100,500.00         ZZ
                                         360        100,404.64          1
                                       6.250            618.80         87
                                       6.000            618.80
    CLEMMONS         NC   27012          5            10/30/02         10
    0434927299                           05           12/04/02         25
    031037010                            O            11/04/32
    0


    8181291          A52/G02             F          152,100.00         ZZ
                                         360        151,944.93          1
                                       5.875            899.73         90
                                       5.625            899.73
    ACWORTH          GA   30101          2            10/29/02         11
    0434869541                           05           12/01/02         25
    21676                                O            11/01/32
    0


    8181331          A52/G02             F           57,000.00         ZZ
                                         360         56,953.28          1
                                       7.000            379.22         82
                                       6.750            379.22
    PALMETTO         GA   30268          5            10/25/02         11
    0434952339                           05           12/01/02         12
1


    21694                                O            11/01/32
    0


    8181333          420/G02             F          212,000.00         ZZ
                                         360        211,812.96          1
                                       6.625          1,357.46         80
                                       6.375          1,357.46
    FORT BRAGG       CA   95437          5            10/16/02         00
    0434870473                           05           12/01/02          0
    72003479                             O            11/01/32
    0


    8181375          420/G02             F          196,000.00         ZZ
                                         360        195,644.68          1
                                       6.500          1,238.85         79
                                       6.250          1,238.85
    COTATI           CA   94931          5            09/18/02         00
    0434869723                           05           11/02/02          0
    72003089                             O            10/02/32
    0


    8181585          Q14/G02             F          162,000.00         ZZ
                                         360        161,849.96          1
                                       6.375          1,010.67         90
                                       6.125          1,010.67
    CEDAR RAPIDS     IA   52411          5            10/29/02         01
    0434857249                           05           12/01/02         25
    0000209414                           O            11/01/32
    0


    8181615          T44/G02             F          263,250.00         ZZ
                                         360        263,039.49          1
                                       7.125          1,773.56         75
                                       6.875          1,773.56
    HEALDSBURG       CA   95448          5            10/18/02         00
    0434926127                           05           12/01/02          0
    1054707                              N            11/01/32
    0


    8181661          T44/G02             F          300,000.00         ZZ
                                         360        299,735.32          1
                                       6.625          1,920.93         64
                                       6.375          1,920.93
    FOUNTAIN VALLEY  CA   90708          5            10/24/02         00
    0434954152                           05           12/01/02          0
    1056904                              N            11/01/32
    0


1


    8181663          M27/G02             F          250,000.00         ZZ
                                         360        249,768.46          1
                                       6.375          1,559.67         59
                                       6.125          1,559.67
    ROCK HILL        SC   29732          5            10/30/02         00
    0434979142                           05           12/01/02          0
    0100083097                           O            11/01/32
    0


    8181669          E40/G02             F          372,000.00         ZZ
                                         360        372,000.00          1
                                       6.375          2,320.80         41
                                       6.125          2,320.80
    WEST NEWBURY     MA   01985          2            10/30/02         00
    0434967311                           05           01/01/03          0
    656000233                            O            12/01/32
    0


    8181711          S11/G02             F          399,900.00         ZZ
                                         360        399,511.33          1
                                       6.125          2,429.83         77
                                       5.875          2,429.83
    LAKE FOREST      CA   92630          5            10/23/02         00
    0434885125                           05           12/01/02          0
    10400086                             O            11/01/32
    0


    8181743          B49/G02             F          290,000.00         ZZ
                                         360        289,737.83          1
                                       6.500          1,833.00         72
                                       6.250          1,833.00
    LONGMONT         CO   80501          1            10/31/02         00
    0434898615                           05           12/01/02          0
    000277190331                         O            11/01/32
    0


    8181745          S11/G02             F          288,000.00         ZZ
                                         360        287,733.25          1
                                       6.375          1,796.75         80
                                       6.125          1,796.75
    SANTA ANA        CA   92706          5            10/24/02         00
    0434898391                           05           12/01/02          0
    10209709                             O            11/01/32
    0


    8181761          H81/G02             F           98,000.00         ZZ
                                         360         97,907.02          1
                                       6.250            603.40         76
                                       6.000            603.40
1


    MILWAUKEE        WI   53207          1            10/30/02         00
    0434897120                           05           12/01/02          0
    WH16961                              O            11/01/32
    0


    8181819          E11/G02             F          183,900.00         ZZ
                                         360        183,729.67          1
                                       6.375          1,147.30         80
                                       6.125          1,147.30
    LAKEVILLE        MN   55044          1            10/31/02         00
    0434896783                           05           12/01/02          0
    0010001049501                        N            11/01/32
    0


    8181823          N47/G02             F          252,000.00         ZZ
                                         360        251,766.60          1
                                       6.375          1,572.15         76
                                       6.125          1,572.15
    CHULA VISTA      CA   91915          2            10/15/02         00
    0434867024                           03           12/01/02          0
    30520404                             O            11/01/32
    0


    8181891          975/G02             F          500,000.00         ZZ
                                         360        499,536.90          1
                                       6.375          3,119.35         67
                                       6.125          3,119.35
    LOS ANGELES (EN  CA   91436          1            10/18/02         00
    0434991592                           05           12/01/02          0
    2024597                              O            11/01/32
    0


    8182213          G51/G02             F          364,500.00         ZZ
                                         360        364,162.40          1
                                       6.375          2,274.01         68
                                       6.125          2,274.01
    BOULDER          CO   80301          5            10/31/02         00
    0434930483                           05           12/01/02          0
    20001619                             O            11/01/32
    0


    8182291          W39/G02             F           77,600.00         ZZ
                                         360         77,600.00          1
                                       6.375            484.12         80
                                       6.125            484.12
    JACKSON          MS   39272          1            11/06/02         00
    0434899027                           05           01/01/03          0
    LA023794                             O            12/01/32
    0
1




    8182343          K15/G02             F          139,000.00         ZZ
                                         360        138,874.35          1
                                       6.500            878.57         65
                                       6.250            878.57
    NORTH HAVEN      CT   06473          5            10/26/02         00
    0434913422                           05           12/01/02          0
    037405503720                         O            11/01/32
    0


    8182347          A06/G02             F          150,400.00         ZZ
                                         360        150,264.03          1
                                       6.500            950.64         80
                                       6.250            950.64
    FARMINGTON HILL  MI   48336          5            10/25/02         00
    0434877023                           05           12/01/02          0
    021000020223198                      O            11/01/32
    0


    8182431          X80/G02             F          335,200.00         ZZ
                                         360        334,904.26          1
                                       6.625          2,146.32         80
                                       6.375          2,146.32
    ANTIOCH          CA   94531          1            10/18/02         00
    0434924411                           05           12/01/02          0
    1410062515                           O            11/01/32
    0


    8182529          N74/G02             F           79,000.00         ZZ
                                         240         78,834.03          1
                                       6.250            577.43         45
                                       6.000            577.43
    SMITHVILLE       TX   78957          5            10/29/02         00
    0434927562                           05           12/04/02          0
    0030993010                           O            11/04/22
    0


    8182781          P27/G02             F          168,000.00         ZZ
                                         360        167,709.91          1
                                       6.750          1,089.64         80
                                       6.500          1,089.64
    HANFORD          CA   93230          5            09/18/02         00
    0434998415                           05           11/01/02          0
    7700753381                           O            10/01/32
    0


    8182843          E57/G02             F           64,000.00         ZZ
                                         360         63,947.54          1
1


                                       7.000            425.79         80
                                       6.750            425.79
    OAKHURST         CA   93644          1            10/23/02         00
    0434878260                           01           12/01/02          0
    13003079                             N            11/01/32
    0


    8182895          W35/G02             F          208,800.00         ZZ
                                         360        208,606.61          1
                                       6.375          1,302.64         80
                                       6.125          1,302.64
    WILSON           WI   54027          5            10/29/02         00
    0434856647                           05           12/04/02          0
    14370                                O            11/04/32
    0


    8182917          N74/G02             F          108,000.00         ZZ
                                         360        107,902.37          1
                                       6.500            682.63         78
                                       6.250            682.63
    WINCHESTER       VA   22601          2            10/30/02         00
    0434953881                           05           12/04/02          0
    0031014010                           O            11/04/32
    0


    8182939          964/G02             F          290,000.00         ZZ
                                         360        289,744.14          1
                                       6.625          1,856.90         39
                                       6.375          1,856.90
    MENLO PARK       CA   94025          5            10/17/02         00
    0434896593                           05           12/01/02          0
    247429                               O            11/01/32
    0


    8182943          964/G02             F          287,200.00         ZZ
                                         360        286,927.49          1
                                       6.250          1,768.34         75
                                       6.000          1,768.34
    FRESNO           CA   93720          1            10/18/02         00
    0434843157                           03           12/01/02          0
    270904                               O            11/01/32
    0


    8182945          964/G02             F          152,000.00         ZZ
                                         360        151,872.30          1
                                       6.875            998.53         65
                                       6.625            998.53
    MILWAUKIE        OR   97222          2            10/21/02         00
    0434888863                           05           12/01/02          0
1


    280485                               N            11/01/32
    0


    8182949          964/G02             F          145,000.00         ZZ
                                         360        144,862.42          1
                                       6.250            892.79         45
                                       6.000            892.79
    LOS ANGELES      CA   90026          2            10/15/02         00
    0434849188                           05           12/01/02          0
    260373                               O            11/01/32
    0


    8182951          964/G02             F          212,000.00         ZZ
                                         360        211,812.96          2
                                       6.625          1,357.46         75
                                       6.375          1,357.46
    BEND             OR   97701          2            10/18/02         00
    0434859179                           03           12/01/02          0
    275701                               N            11/01/32
    0


    8182957          964/G02             F          162,000.00         ZZ
                                         360        161,838.73          1
                                       6.000            971.27         54
                                       5.750            971.27
    PETALUMA         CA   94954          1            10/17/02         00
    0434847489                           01           12/01/02          0
    262773                               O            11/01/32
    0


    8182959          964/G02             F          295,200.00         ZZ
                                         360        294,926.59          1
                                       6.375          1,841.66         60
                                       6.125          1,841.66
    FULLERTON        CA   92833          2            10/17/02         00
    0434858809                           05           12/01/02          0
    243135                               O            11/01/32
    0


    8182961          964/G02             F          255,000.00         ZZ
                                         360        254,746.15          1
                                       6.000          1,528.85         62
                                       5.750          1,528.85
    CHANDLER         AZ   85225          5            10/10/02         00
    0434856134                           05           12/01/02          0
    271875                               O            11/01/32
    0


1


    8182963          964/G02             F          233,000.00         ZZ
                                         360        232,773.54          1
                                       6.125          1,415.73         46
                                       5.875          1,415.73
    FOLSOM           CA   95630          5            10/09/02         00
    0434854451                           05           12/01/02          0
    268045                               O            11/01/32
    0


    8182965          964/G02             F          244,000.00         ZZ
                                         360        243,784.72          1
                                       6.625          1,562.36         80
                                       6.375          1,562.36
    GROVER BEACH     CA   93433          1            10/04/02         00
    0434858197                           05           12/01/02          0
    272356                               O            11/01/32
    0


    8182967          964/G02             F          503,000.00         ZZ
                                         360        502,534.12          1
                                       6.375          3,138.07         70
                                       6.125          3,138.07
    NOVATO           CA   94945          5            10/09/02         00
    0434851366                           03           12/01/02          0
    254167                               O            11/01/32
    0


    8182969          964/G02             F           70,000.00         ZZ
                                         360         69,938.24          1
                                       6.625            448.22         79
                                       6.375            448.22
    LAS VEGAS        NV   89103          1            10/17/02         00
    0434846226                           01           12/01/02          0
    273806                               O            11/01/32
    0


    8182971          964/G02             F          300,000.00         ZZ
                                         360        299,701.35          1
                                       6.000          1,798.65         50
                                       5.750          1,798.65
    LAFAYETTE        CA   94549          2            10/09/02         00
    0434846796                           05           12/01/02          0
    270455                               O            11/01/32
    0


    8182975          964/G02             F          235,000.00         ZZ
                                         360        234,792.67          1
                                       6.625          1,504.73         49
                                       6.375          1,504.73
1


    ANAHEIM          CA   92808          2            10/23/02         00
    0434858965                           03           12/01/02          0
    263278                               O            11/01/32
    0


    8182981          964/G02             F          134,000.00         ZZ
                                         360        133,866.60          1
                                       6.000            803.40         75
                                       5.750            803.40
    KAYSVILLE        UT   84037          2            10/17/02         00
    0434849394                           05           12/01/02          0
    275775                               O            11/01/32
    0


    8182983          964/G02             F          119,500.00         ZZ
                                         360        119,386.62          1
                                       6.250            735.78         43
                                       6.000            735.78
    HOUSTON          TX   77025          2            10/21/02         00
    0434854683                           05           12/01/02          0
    271491                               O            11/01/32
    0


    8182985          964/G02             F          208,000.00         ZZ
                                         360        207,802.64          1
                                       6.250          1,280.69         80
                                       6.000          1,280.69
    PORTLAND         OR   97217          5            10/22/02         00
    0434867909                           05           12/01/02          0
    284425                               O            11/01/32
    0


    8182987          964/G02             F           78,500.00         ZZ
                                         360         78,421.85          1
                                       6.000            470.65         16
                                       5.750            470.65
    GOLDEN           CO   80403          5            10/24/02         00
    0434849204                           05           12/01/02          0
    276735                               O            11/01/32
    0


    8182989          964/G02             F          192,800.00         ZZ
                                         360        192,617.07          1
                                       6.250          1,187.10         80
                                       6.000          1,187.10
    ESCALON          CA   95320          1            10/18/02         00
    0434846069                           05           12/01/02          0
    286796                               O            11/01/32
    0
1




    8182995          964/G02             F          189,000.00         ZZ
                                         360        188,829.14          1
                                       6.500          1,194.61         70
                                       6.250          1,194.61
    AUBURN           CA   95603          5            10/13/02         00
    0434854618                           05           12/01/02          0
    261889                               O            11/01/32
    0


    8182999          964/G02             F          102,000.00         ZZ
                                         360        101,903.22          1
                                       6.250            628.03         40
                                       6.000            628.03
    CITRUS HEIGHTS   CA   95610          5            10/17/02         00
    0434858494                           05           12/01/02          0
    269078                               O            11/01/32
    0


    8183003          964/G02             F          622,500.00         ZZ
                                         360        621,923.44          1
                                       6.375          3,883.59         75
                                       6.125          3,883.59
    BELMONT          CA   94002          5            10/11/02         00
    0434855805                           05           12/01/02          0
    275306                               O            11/01/32
    0


    8183007          964/G02             F          247,000.00         ZZ
                                         360        246,754.11          1
                                       6.000          1,480.89         55
                                       5.750          1,480.89
    GRANITE BAY      CA   95746          5            10/18/02         00
    0434847919                           03           12/01/02          0
    272912                               O            11/01/32
    0


    8183011          964/G02             F          141,600.00         ZZ
                                         360        141,465.64          1
                                       6.250            871.86         80
                                       6.000            871.86
    BEND             OR   97701          5            10/17/02         00
    0434856159                           05           12/01/02          0
    284409                               O            11/01/32
    0


    8183019          964/G02             F          217,000.00         ZZ
                                         360        216,803.83          1
1


                                       6.500          1,371.59         79
                                       6.250          1,371.59
    SANTA FE         NM   87505          5            10/17/02         00
    0434856910                           05           12/01/02          0
    284416                               O            11/01/32
    0


    8183027          964/G02             F          300,700.00         ZZ
                                         360        300,434.69          1
                                       6.625          1,925.42         54
                                       6.375          1,925.42
    TEMPLETON        CA   93465          5            10/08/02         00
    0434859211                           05           12/01/02          0
    252331                               O            11/01/32
    0


    8183031          964/G02             F          540,000.00         ZZ
                                         360        539,511.83          1
                                       6.500          3,413.17         75
                                       6.250          3,413.17
    TAOS             NM   87571          2            10/14/02         00
    0434853164                           05           12/01/02          0
    271976                               O            11/01/32
    0


    8183039          964/G02             F          279,000.00         ZZ
                                         360        278,728.83          1
                                       6.125          1,695.23         72
                                       5.875          1,695.23
    FULLERTON        CA   92835          2            10/17/02         00
    0434889473                           03           12/01/02          0
    283001                               O            11/01/32
    0


    8183053          964/G02             F          300,700.00         ZZ
                                         360        300,421.49          1
                                       6.375          1,875.98         47
                                       6.125          1,875.98
    TEMPLETON        CA   93465          2            10/03/02         00
    0434855144                           05           12/01/02          0
    259538                               O            11/01/32
    0


    8183057          964/G02             F          150,000.00         ZZ
                                         360        149,861.07          1
                                       6.375            935.81         74
                                       6.125            935.81
    ENGLEWOOD        CO   80110          5            10/18/02         00
    0434844189                           05           12/01/02          0
1


    269118                               O            11/01/32
    0


    8183063          964/G02             F          199,500.00         ZZ
                                         360        199,319.65          2
                                       6.500          1,260.98         75
                                       6.250          1,260.98
    LOMPOC           CA   93436          5            10/18/02         00
    0434854857                           05           12/01/02          0
    273434                               O            11/01/32
    0


    8183071          964/G02             F           92,500.00         ZZ
                                         360         92,418.39          1
                                       6.625            592.29         78
                                       6.375            592.29
    DIVIDE           CO   80814          2            10/24/02         00
    0434842571                           05           12/01/02          0
    268169                               N            11/01/32
    0


    8183079          964/G02             F          206,250.00         ZZ
                                         360        206,058.97          1
                                       6.375          1,286.73         74
                                       6.125          1,286.73
    PASO ROBLES      CA   93446          5            10/15/02         00
    0434855078                           05           12/01/02          0
    269131                               O            11/01/32
    0


    8183083          964/G02             F           75,000.00         ZZ
                                         360         74,930.54          1
                                       6.375            467.90         30
                                       6.125            467.90
    WILSONVILLE      OR   97070          2            10/11/02         00
    0434857041                           03           12/01/02          0
    271526                               O            11/01/32
    0


    8183095          964/G02             F          110,000.00         ZZ
                                         360        109,887.85          1
                                       5.875            650.69         62
                                       5.625            650.69
    MILWAUKIE        OR   97222          5            10/09/02         00
    0434853024                           05           12/01/02          0
    267716                               O            11/01/32
    0


1


    8183097          964/G02             F          300,700.00         ZZ
                                         360        300,393.42          1
                                       5.875          1,778.76         43
                                       5.625          1,778.76
    FAIRFAX          CA   94930          5            10/02/02         00
    0434896478                           05           12/01/02          0
    259586                               O            11/01/32
    0


    8183101          964/G02             F          402,000.00         ZZ
                                         360        401,627.67          1
                                       6.375          2,507.96         71
                                       6.125          2,507.96
    AURORA           CO   80015          5            10/18/02         00
    0434854550                           03           12/01/02          0
    274439                               O            11/01/32
    0


    8183107          964/G02             F          199,000.00         ZZ
                                         360        198,820.10          1
                                       6.500          1,257.82         80
                                       6.250          1,257.82
    CLOVIS           CA   93611          1            10/18/02         00
    0434854428                           03           12/01/02          0
    260079                               O            11/01/32
    0


    8183115          964/G02             F           94,000.00         ZZ
                                         240         93,793.53          1
                                       5.875            666.68         61
                                       5.625            666.68
    BAYFIELD         CO   81122          2            10/24/02         00
    0434851168                           05           12/01/02          0
    275413                               O            11/01/22
    0


    8183117          964/G02             F          300,700.00         ZZ
                                         360        300,400.65          1
                                       6.000          1,802.85         53
                                       5.750          1,802.85
    SAN FRANCISCO    CA   94116          2            10/17/02         00
    0434848420                           05           12/01/02          0
    280669                               O            11/01/32
    0


    8183119          964/G02             F          269,200.00         ZZ
                                         360        268,944.57          2
                                       6.250          1,657.51         80
                                       6.000          1,657.51
1


    ATASCADERO       CA   93422          1            10/22/02         00
    0434868667                           05           12/01/02          0
    289786                               N            11/01/32
    0


    8183121          964/G02             F          612,000.00         ZZ
                                         360        611,433.17          2
                                       6.375          3,818.08         70
                                       6.125          3,818.08
    SAN FRANCISCO    CA   94122          2            10/16/02         00
    0434856944                           05           12/01/02          0
    274038                               O            11/01/32
    0


    8183123          964/G02             F          102,500.00         ZZ
                                         360        102,400.38          1
                                       6.125            622.80         67
                                       5.875            622.80
    AURORA           CO   80012          2            10/18/02         00
    0434843710                           27           12/01/02          0
    259142                               O            11/01/32
    0


    8183133          964/G02             F          354,000.00         ZZ
                                         360        353,679.98          1
                                       6.500          2,237.52         57
                                       6.250          2,237.52
    SAN FRANCISCO    CA   94116          2            10/15/02         00
    0434852901                           05           12/01/02          0
    269999                               N            11/01/32
    0


    8183135          964/G02             F          280,000.00         ZZ
                                         360        279,740.66          1
                                       6.375          1,746.84         72
                                       6.125          1,746.84
    FULLERTON        CA   92832          5            10/11/02         00
    0434849980                           05           12/01/02          0
    267293                               O            11/01/32
    0


    8183139          964/G02             F          300,700.00         ZZ
                                         360        300,421.49          1
                                       6.375          1,875.98         67
                                       6.125          1,875.98
    SCOTTSDALE       AZ   85259          2            10/15/02         00
    0434942165                           03           12/01/02          0
    264422                               O            11/01/32
    0
1




    8183141          964/G02             F          384,000.00         ZZ
                                         360        383,644.34          1
                                       6.375          2,395.66         67
                                       6.125          2,395.66
    SAN FRANCISCO    CA   94132          2            10/15/02         00
    0434900262                           05           12/01/02          0
    262194                               O            11/01/32
    0


    8183147          964/G02             F          129,000.00         ZZ
                                         360        128,874.62          1
                                       6.125            783.82         63
                                       5.875            783.82
    STATELINE        NV   89449          5            10/13/02         00
    0434858767                           09           12/01/02          0
    279277                               O            11/01/32
    0


    8183153          964/G02             F          229,000.00         ZZ
                                         360        228,766.53          1
                                       5.875          1,354.62         48
                                       5.625          1,354.62
    APTOS            CA   95003          5            10/15/02         00
    0434854790                           09           12/01/02          0
    270186                               O            11/01/32
    0


    8183155          964/G02             F          250,000.00         ZZ
                                         360        249,762.79          1
                                       6.250          1,539.29         51
                                       6.000          1,539.29
    SANTA CLARA      CA   95051          5            10/23/02         00
    0434859336                           05           12/01/02          0
    282163                               O            11/01/32
    0


    8183159          964/G02             F          332,000.00         ZZ
                                         360        331,677.31          1
                                       6.125          2,017.27         80
                                       5.875          2,017.27
    ROCKLIN          CA   95677          5            10/18/02         00
    0434847638                           05           12/01/02          0
    267794                               O            11/01/32
    0


    8183163          964/G02             F          195,000.00         ZZ
                                         360        194,819.39          1
1


                                       6.375          1,216.55         75
                                       6.125          1,216.55
    VALLEJO          CA   94589          5            10/17/02         00
    0434855748                           05           12/01/02          0
    284081                               O            11/01/32
    0


    8183169          964/G02             F          525,000.00         ZZ
                                         360        524,547.99          1
                                       6.750          3,405.14         70
                                       6.500          3,405.14
    LOS ANGELES      CA   90026          5            10/03/02         00
    0434859880                           03           12/01/02          0
    250558                               O            11/01/32
    0


    8183171          964/G02             F          480,000.00         ZZ
                                         360        479,555.42          1
                                       6.375          2,994.58         74
                                       6.125          2,994.58
    GLENDALE         CA   91207          2            10/15/02         00
    0434855946                           05           12/01/02          0
    266844                               O            11/01/32
    0


    8183173          964/G02             F          165,000.00         ZZ
                                         360        164,857.94          1
                                       6.750          1,070.19         60
                                       6.500          1,070.19
    SIMI VALLEY (AR  CA   93063          2            10/07/02         00
    0434851044                           05           12/01/02          0
    258227                               O            11/01/32
    0


    8183175          964/G02             F          300,000.00         ZZ
                                         360        299,701.35          1
                                       6.000          1,798.65         50
                                       5.750          1,798.65
    SCOTTSDALE       AZ   85262          2            10/15/02         00
    0434856191                           03           12/01/02          0
    275953                               O            11/01/32
    0


    8183189          964/G02             F          197,000.00         ZZ
                                         360        196,808.53          1
                                       6.125          1,196.99         79
                                       5.875          1,196.99
    SHERWOOD         OR   97140          2            10/16/02         00
    0434856357                           05           12/01/02          0
1


    256828                               O            11/01/32
    0


    8183193          964/G02             F           85,600.00         ZZ
                                         360         85,518.78          1
                                       6.250            527.05         73
                                       6.000            527.05
    SPOKANE          WA   99203          1            10/17/02         00
    0434889184                           05           12/01/02          0
    280792                               N            11/01/32
    0


    8183195          964/G02             F          280,500.00         ZZ
                                         360        280,258.49          4
                                       6.750          1,819.32         78
                                       6.500          1,819.32
    PORTLAND         OR   97202          2            10/15/02         00
    0434856969                           05           12/01/02          0
    248705                               O            11/01/32
    0


    8183197          964/G02             F          285,500.00         ZZ
                                         360        285,241.90          1
                                       6.500          1,804.56         33
                                       6.250          1,804.56
    EL DORADO HILLS  CA   95762          2            10/23/02         00
    0434853115                           03           12/01/02          0
    271219                               O            11/01/32
    0


    8183199          964/G02             F          191,550.00         ZZ
                                         360        191,359.31          1
                                       6.000          1,148.44         80
                                       5.750          1,148.44
    PUYALLUP         WA   98375          1            10/11/02         00
    0434860219                           03           12/01/02          0
    284155                               O            11/01/32
    0


    8183203          964/G02             F          202,000.00         ZZ
                                         360        201,821.78          1
                                       6.625          1,293.43         75
                                       6.375          1,293.43
    FAIR OAKS        CA   95628          2            10/20/02         00
    0434844874                           05           12/01/02          0
    277460                               O            11/01/32
    0


1


    8183205          964/G02             F          164,000.00         ZZ
                                         360        163,848.10          1
                                       6.375          1,023.15         89
                                       6.125          1,023.15
    COLORADO SPRING  CO   80922          5            10/22/02         04
    0434868808                           05           12/01/02         25
    277948                               O            11/01/32
    0


    8183207          964/G02             F          300,700.00         ZZ
                                         360        300,400.65          1
                                       6.000          1,802.85         43
                                       5.750          1,802.85
    WATSONVILLE      CA   95076          2            10/22/02         00
    0434857850                           05           12/01/02          0
    271243                               O            11/01/32
    0


    8183211          964/G02             F          135,000.00         ZZ
                                         360        134,877.96          1
                                       6.500            853.29         75
                                       6.250            853.29
    MODESTO          CA   95351          5            10/17/02         00
    0434857967                           05           12/01/02          0
    272204                               O            11/01/32
    0


    8183213          964/G02             F          238,000.00         ZZ
                                         360        237,774.17          1
                                       6.250          1,465.41         70
                                       6.000          1,465.41
    PORTLAND         OR   97225          5            10/10/02         00
    0434856225                           05           12/01/02          0
    278910                               O            11/01/32
    0


    8183217          964/G02             F          230,000.00         ZZ
                                         360        229,792.07          1
                                       6.500          1,453.76         58
                                       6.250          1,453.76
    LAKE FOREST      CA   92630          5            09/24/02         00
    0434848305                           03           12/01/02          0
    234857                               O            11/01/32
    0


    8183219          964/G02             F          437,000.00         ZZ
                                         360        436,604.94          1
                                       6.500          2,762.14         76
                                       6.250          2,762.14
1


    OAKLAND          CA   94605          5            10/16/02         00
    0434855870                           05           12/01/02          0
    277015                               O            11/01/32
    0


    8183221          964/G02             F          169,000.00         ZZ
                                         360        168,843.47          1
                                       6.375          1,054.34         53
                                       6.125          1,054.34
    GRASS VALLEY     CA   95949          5            10/17/02         00
    0434854311                           05           12/01/02          0
    256909                               O            11/01/32
    0


    8183223          964/G02             F           75,750.00         T
                                         360         75,684.78          1
                                       6.750            491.31         75
                                       6.500            491.31
    OCEAN PARK       WA   98640          5            10/04/02         00
    0434859310                           05           12/01/02          0
    258346                               O            11/01/32
    0


    8183225          964/G02             F          253,500.00         ZZ
                                         360        253,265.21          1
                                       6.375          1,581.51         80
                                       6.125          1,581.51
    VISTA            CA   92083          1            10/23/02         00
    0434856399                           03           12/01/02          0
    279910                               O            11/01/32
    0


    8183227          964/G02             F          300,000.00         ZZ
                                         360        299,708.42          1
                                       6.125          1,822.83         80
                                       5.875          1,822.83
    LAS VEGAS        NV   89139          1            10/15/02         00
    0434853172                           03           12/01/02          0
    276081                               O            11/01/32
    0


    8183229          964/G02             F           87,700.00         ZZ
                                         360         87,628.11          1
                                       7.000            583.47         70
                                       6.750            583.47
    MESA             AZ   85213          1            10/09/02         00
    0434847190                           03           12/01/02          0
    244950                               N            11/01/32
    0
1




    8183231          964/G02             F          262,000.00         ZZ
                                         360        261,763.15          1
                                       6.500          1,656.02         69
                                       6.250          1,656.02
    CORONA           CA   92881          5            10/22/02         00
    0434856126                           05           12/01/02          0
    263152                               O            11/01/32
    0


    8183233          964/G02             F          179,000.00         ZZ
                                         360        178,830.16          1
                                       6.250          1,102.13         45
                                       6.000          1,102.13
    PACIFICA         CA   94044          2            10/17/02         00
    0434844569                           05           12/01/02          0
    260279                               O            11/01/32
    0


    8183237          964/G02             F          128,250.00         ZZ
                                         360        128,139.58          2
                                       6.750            831.83         90
                                       6.500            831.83
    SALT LAKE CITY   UT   84115          1            10/21/02         12
    0434868303                           05           12/01/02         25
    281357                               N            11/01/32
    0


    8183239          964/G02             F          210,000.00         ZZ
                                         360        209,800.74          1
                                       6.250          1,293.01         53
                                       6.000          1,293.01
    PISMO BEACH      CA   93449          1            10/11/02         00
    0434847182                           03           12/01/02          0
    276574                               O            11/01/32
    0


    8183241          964/G02             F          219,700.00         ZZ
                                         360        219,496.52          1
                                       6.375          1,370.64         74
                                       6.125          1,370.64
    SEATTLE          WA   98108          2            10/21/02         00
    0434860706                           05           12/01/02          0
    261257                               O            11/01/32
    0


    8183243          964/G02             F          233,000.00         ZZ
                                         360        232,778.92          1
1


                                       6.250          1,434.62         53
                                       6.000          1,434.62
    SAN JOSE         CA   95127          2            10/11/02         00
    0434844916                           05           12/01/02          0
    276132                               O            11/01/32
    0


    8183245          964/G02             F          157,000.00         T
                                         360        156,861.48          1
                                       6.625          1,005.29         67
                                       6.375          1,005.29
    PINE MOUNTAIN C  CA   93222          1            10/17/02         00
    0434857199                           03           12/01/02          0
    272783                               O            11/01/32
    0


    8183251          964/G02             F          210,000.00         ZZ
                                         360        209,800.74          1
                                       6.250          1,293.01         45
                                       6.000          1,293.01
    ARROYO GRANDE    CA   93420          5            10/19/02         00
    0434850368                           05           12/01/02          0
    270398                               O            11/01/32
    0


    8183255          964/G02             F          300,000.00         ZZ
                                         360        299,722.14          1
                                       6.375          1,871.61         75
                                       6.125          1,871.61
    SEASIDE          CA   93955          5            10/07/02         00
    0434842480                           05           12/01/02          0
    271358                               O            11/01/32
    0


    8183257          964/G02             F          155,000.00         ZZ
                                         360        154,856.44          1
                                       6.375            967.00         69
                                       6.125            967.00
    GILBERT          AZ   85234          2            10/11/02         00
    0434845616                           03           12/01/02          0
    275195                               O            11/01/32
    0


    8183263          964/G02             F          300,000.00         ZZ
                                         360        299,722.14          1
                                       6.375          1,871.61         69
                                       6.125          1,871.61
    IRVINE           CA   92620          5            10/17/02         00
    0434845145                           03           12/01/02          0
1


    276641                               O            11/01/32
    0


    8183265          964/G02             F          243,750.00         ZZ
                                         360        243,534.94          1
                                       6.625          1,560.76         75
                                       6.375          1,560.76
    LOS OSOS         CA   93402          5            10/18/02         00
    0434856258                           05           12/01/02          0
    260890                               O            11/01/32
    0


    8183267          964/G02             F          300,000.00         ZZ
                                         360        299,715.35          1
                                       6.250          1,847.15         58
                                       6.000          1,847.15
    SAN JOSE         CA   95129          2            10/10/02         00
    0434848909                           05           12/01/02          0
    275263                               O            11/01/32
    0


    8183275          964/G02             F          120,000.00         ZZ
                                         360        119,888.86          1
                                       6.375            748.64         73
                                       6.125            748.64
    COLORADO SPRING  CO   80911          5            10/24/02         00
    0434850533                           05           12/01/02          0
    270488                               O            11/01/32
    0


    8183277          964/G02             F          270,000.00         ZZ
                                         360        269,755.92          1
                                       6.500          1,706.58         72
                                       6.250          1,706.58
    FORESTHILL       CA   95631          2            10/21/02         00
    0434859401                           05           12/01/02          0
    256598                               O            11/01/32
    0


    8183279          964/G02             F           83,000.00         ZZ
                                         360         82,923.13          1
                                       6.375            517.81         36
                                       6.125            517.81
    POLLOCK PINES    CA   95726          2            10/16/02         00
    0434856092                           05           12/01/02          0
    263304                               O            11/01/32
    0


1


    8183293          X19/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.750          2,594.39         63
                                       6.500          2,594.39
    MAMARONECK       NY   10543          5            11/05/02         00
    0434944211                           05           01/01/03          0
    2091902                              O            12/01/32
    0


    8183337          952/G02             F          300,700.00         ZZ
                                         360        300,421.49          1
                                       6.375          1,875.98         70
                                       6.125          1,875.98
    WAYNE            NJ   07470          5            10/21/02         00
    0434900353                           05           12/01/02          0
    00620178                             O            11/01/32
    0


    8183419          X82/G02             F          285,900.00         ZZ
                                         360        285,647.76          1
                                       6.625          1,830.65         80
                                       6.375          1,830.65
    WOODBRIDGE       VA   22191          1            10/30/02         00
    0434860292                           03           12/01/02          0
    828272                               O            11/01/32
    0


    8183465          X67/G02             F          151,200.00         ZZ
                                         360        151,090.57          1
                                       7.625          1,070.18         90
                                       7.375          1,070.18
    WOODBRIDGE       VA   22192          1            10/25/02         12
    0434913257                           09           12/01/02         25
    00241212                             N            11/01/32
    0


    8183575          T29/G02             F          240,000.00         ZZ
                                         360        239,766.73          1
                                       6.125          1,458.27         54
                                       5.875          1,458.27
    SHOW LOW         AZ   85901          5            10/25/02         00
    0434934022                           03           12/01/02          0
    1526051                              O            11/01/32
    0


    8183591          F89/G02             F          105,300.00         ZZ
                                         360        105,202.47          1
                                       6.375            656.94         90
                                       6.125            656.94
1


    FRESNO           CA   93704          1            10/24/02         10
    0434953634                           01           12/01/02         25
    21022494                             O            11/01/32
    0


    8183881          X67/G02             F          199,500.00         ZZ
                                         360        199,328.24          1
                                       6.750          1,293.95         95
                                       6.500          1,293.95
    GARDEN GROVE     CA   92843          1            10/22/02         10
    0434897344                           05           12/01/02         30
    00270330                             O            11/01/32
    0


    8184011          N47/G02             F          336,000.00         ZZ
                                         360        335,681.19          1
                                       6.250          2,068.81         80
                                       6.000          2,068.81
    CHULA VISTA      CA   91910          2            10/21/02         00
    0434954012                           05           12/01/02          0
    30500285                             O            11/01/32
    0


    8184013          M27/G02             F          294,000.00         ZZ
                                         360        293,721.04          1
                                       6.250          1,810.21         75
                                       6.000          1,810.21
    LEXINGTON        SC   29072          2            10/29/02         00
    0434944872                           05           12/01/02          0
    0100056092                           O            11/01/32
    0


    8184171          X67/G02             F          600,000.00         ZZ
                                         360        599,444.28          1
                                       6.375          3,743.22         80
                                       6.125          3,743.22
    WHITTIER         CA   90603          5            10/23/02         00
    0434924510                           05           12/01/02          0
    00270161                             O            11/01/32
    0


    8184211          P09/G02             F          256,900.00         ZZ
                                         360        256,667.76          1
                                       6.500          1,623.78         72
                                       6.250          1,623.78
    SEVERNA PARK     MD   21146          5            11/04/02         00
    0434922647                           05           12/01/02          0
    1                                    O            11/01/32
    0
1




    8184261          P09/G02             F          239,100.00         ZZ
                                         360        238,904.01          1
                                       7.000          1,590.74         76
                                       6.750          1,590.74
    BALTIMORE        MD   21228          5            11/01/02         00
    0434951067                           05           12/01/02          0
    RICHARDS                             O            11/01/32
    0


    8184263          P09/G02             F          118,000.00         ZZ
                                         360        117,882.53          1
                                       6.000            707.47         61
                                       5.750            707.47
    COLUMBIA         MD   21046          2            11/01/02         00
    0434897807                           09           12/01/02          0
    STAAL                                O            11/01/32
    0


    8184269          X82/G02             F          209,700.00         ZZ
                                         360        209,505.77          1
                                       6.375          1,308.26         90
                                       6.125          1,308.26
    WOODBRIDGE       VA   22192          1            11/01/02         12
    0434875621                           03           12/01/02         25
    832363                               O            11/01/32
    0


    8184271          K21/G02             F          591,000.00         ZZ
                                         360        590,425.58          1
                                       6.125          3,590.98         78
                                       5.875          3,590.98
    LOS ANGELES      CA   90049          2            10/18/02         00
    0434930111                           05           12/01/02          0
    221680                               O            11/01/32
    0


    8184493          P09/G02             F          112,500.00         ZZ
                                         240        112,500.00          1
                                       6.375            830.51         90
                                       6.125            830.51
    HARRISBURG       PA   17103          2            10/29/02         10
    0434922746                           05           01/01/03         25
    R0209081                             O            12/01/22
    0


    8184635          E22/G02             F          412,000.00         ZZ
                                         360        411,618.41          1
1


                                       6.375          2,570.34         75
                                       6.125          2,570.34
    POWAY            CA   92064          5            10/31/02         00
    0414759647                           05           12/01/02          0
    0414759647                           O            11/01/32
    0


    8184639          E22/G02             F           72,200.00         ZZ
                                         360         72,200.00          1
                                       7.875            523.50         95
                                       7.625            523.50
    DETROIT          MI   48209          5            11/01/02         01
    0414784892                           05           01/01/03         30
    0414784892                           O            12/01/32
    0


    8184645          E22/G02             F          432,600.00         ZZ
                                         360        432,600.00          1
                                       6.375          2,698.86         68
                                       6.125          2,698.86
    NEWARK           CA   94560          2            10/29/02         00
    0414958181                           05           01/01/03          0
    0414958181                           O            12/01/32
    0


    8184649          E22/G02             F          155,000.00         ZZ
                                         360        154,869.78          1
                                       6.875          1,018.24         80
                                       6.625          1,018.24
    PORTLAND         OR   97219          5            10/31/02         00
    0414984922                           05           12/01/02          0
    0414984922                           O            11/01/32
    0


    8184665          E22/G02             F          352,000.00         ZZ
                                         360        351,666.01          1
                                       6.250          2,167.32         80
                                       6.000          2,167.32
    FAIR OAKS        CA   95628          5            10/31/02         00
    0415057439                           05           12/01/02          0
    0415057439                           O            11/01/32
    0


    8184667          E22/G02             F           99,600.00         ZZ
                                         360         99,600.00          1
                                       6.375            621.37         80
                                       6.125            621.37
    EUGENE           OR   97405          1            10/31/02         00
    0415076744                           05           01/01/03          0
1


    0415076744                           O            12/01/32
    0


    8184673          E22/G02             F          127,300.00         ZZ
                                         360        127,193.05          1
                                       6.875            836.27         95
                                       6.625            836.27
    CLEARWATER       FL   33756          1            11/07/02         01
    0415103407                           05           12/01/02         30
    0415103407                           O            11/01/32
    0


    8184675          E22/G02             F          146,400.00         ZZ
                                         360        146,264.40          1
                                       6.375            913.35         80
                                       6.125            913.35
    JEROME           ID   83338          5            10/31/02         00
    0415104561                           03           12/01/02          0
    0415104561                           O            11/01/32
    0


    8184697          E22/G02             F           87,750.00         ZZ
                                         360         87,750.00          1
                                       6.500            554.64         65
                                       6.250            554.64
    TULARE           CA   93274          1            11/05/02         00
    0415176403                           05           01/01/03          0
    0415176403                           O            12/01/32
    0


    8184701          E22/G02             F          212,660.00         ZZ
                                         360        212,448.30          1
                                       6.000          1,275.00         82
                                       5.750          1,275.00
    PASADENA         CA   91103          5            10/22/02         04
    0415197953                           05           12/01/02         12
    0415197953                           O            11/01/32
    0


    8184705          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          2
                                       6.375          2,495.48         79
                                       6.125          2,495.48
    SAN FRANCISCO    CA   94134          1            11/01/02         00
    0415200799                           05           01/01/03          0
    0415200799                           N            12/01/32
    0


1


    8184709          E22/G02             F           66,400.00         ZZ
                                         360         66,400.00          1
                                       6.875            436.20         95
                                       6.625            436.20
    BATTLE CREEK     MI   49017          1            11/07/02         04
    0415206770                           05           01/01/03         35
    0415206770                           O            12/01/32
    0


    8184719          E22/G02             F          121,000.00         ZZ
                                         360        120,895.83          1
                                       6.750            784.80         50
                                       6.500            784.80
    WHITTIER         CA   90604          5            10/21/02         00
    0415220714                           05           12/01/02          0
    0415220714                           N            11/01/32
    0


    8184737          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.500          1,011.31         80
                                       6.250          1,011.31
    NEW HAVEN        IN   46774          1            11/07/02         00
    0415232198                           05           01/01/03          0
    0415232198                           O            12/01/32
    0


    8184745          E22/G02             F           52,800.00         ZZ
                                         360         52,800.00          1
                                       7.250            360.19         80
                                       7.000            360.19
    EAST ORANGE      NJ   07017          1            11/07/02         00
    0415236884                           03           01/01/03          0
    0415236884                           O            12/01/32
    0


    8184747          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.250          1,108.29         80
                                       6.000          1,108.29
    CITRUS HEIGHTS   CA   95621          1            11/01/02         00
    0415240902                           05           01/01/03          0
    0415240902                           O            12/01/32
    0


    8184751          E22/G02             F          249,600.00         ZZ
                                         360        249,600.00          1
                                       6.375          1,557.18         80
                                       6.125          1,557.18
1


    LONG BEACH       CA   90808          1            11/04/02         00
    0415246065                           05           01/01/03          0
    0415246065                           O            12/01/32
    0


    8184757          E22/G02             F          130,900.00         ZZ
                                         360        130,790.03          1
                                       6.875            859.92         70
                                       6.625            859.92
    PHOENIX          AZ   85007          5            10/18/02         00
    0415254903                           05           12/01/02          0
    0415254903                           O            11/01/32
    0


    8184759          E22/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       6.375            779.84         60
                                       6.125            779.84
    LAKE WORTH       FL   33467          1            11/07/02         00
    0415255926                           03           01/01/03          0
    0415255926                           O            12/01/32
    0


    8184771          X27/G02             F          148,500.00         ZZ
                                         240        148,206.17          1
                                       6.750          1,129.14         79
                                       6.500          1,129.14
    LOS ANGELES      CA   90016          5            10/25/02         00
    0434907358                           05           12/01/02          0
    10000361                             O            11/01/22
    0


    8184797          E22/G02             F          182,400.00         T
                                         360        182,400.00          1
                                       6.875          1,198.24         80
                                       6.625          1,198.24
    ROCKAWAY BEACH   OR   97136          1            11/01/02         00
    0415295989                           05           01/01/03          0
    0415295989                           O            12/01/32
    0


    8184807          E22/G02             F           78,000.00         ZZ
                                         360         78,000.00          1
                                       6.750            505.91         80
                                       6.500            505.91
    DESOTO           TX   75115          1            11/07/02         00
    0415321009                           05           01/01/03          0
    0415321009                           N            12/01/32
    0
1




    8184813          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       7.875            783.07         75
                                       7.625            783.07
    LITHIA SPRINGS   GA   30122          5            11/07/02         00
    0415329432                           05           01/01/03          0
    0415329432                           N            12/01/32
    0


    8184815          E22/G02             F          134,900.00         ZZ
                                         360        134,900.00          2
                                       7.500            943.24         90
                                       7.250            943.24
    JERSEY CITY      NJ   07306          1            11/06/02         01
    0415334994                           05           01/01/03         25
    0415334994                           N            12/01/32
    0


    8184817          E22/G02             F           53,500.00         ZZ
                                         360         53,500.00          2
                                       7.000            355.94         74
                                       6.750            355.94
    WILMINGTON       NC   28412          2            11/07/02         00
    0415335116                           05           01/01/03          0
    0415335116                           N            12/01/32
    0


    8184819          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          2
                                       7.000            332.65         68
                                       6.750            332.65
    WILMINGTON       NC   28412          2            11/05/02         00
    0415335793                           05           01/01/03          0
    0415335793                           N            12/01/32
    0


    8184829          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
                                       7.750            419.10         90
                                       7.500            419.10
    EUCLID           OH   44119          1            11/07/02         04
    0415345701                           05           01/01/03         25
    0415345701                           N            12/01/32
    0


    8184839          E22/G02             F           65,000.00         ZZ
                                         360         65,000.00          1
1


                                       7.500            454.49         66
                                       7.250            454.49
    GREENFIELD       IN   46140          5            11/07/02         00
    0415356468                           05           01/01/03          0
    0415356468                           N            12/01/32
    0


    8184847          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       7.875            493.05         79
                                       7.625            493.05
    SLIDELL          LA   70458          2            11/07/02         00
    0415371467                           05           01/01/03          0
    0415371467                           N            12/01/32
    0


    8184857          E22/G02             F           94,000.00         ZZ
                                         360         94,000.00          1
                                       7.375            649.23         80
                                       7.125            649.23
    HOUSTON          TX   77043          1            11/07/02         00
    0415394568                           03           01/01/03          0
    0415394568                           N            12/01/32
    0


    8184891          A21/A21             F          298,400.00         ZZ
                                         360        298,136.73          2
                                       6.625          1,910.69         80
                                       6.375          1,910.69
    FLUSHING         NY   11351          1            10/15/02         00
    0100132967                           05           12/01/02          0
    0100132967                           N            11/01/32
    0


    8184935          E11/G02             F          184,800.00         ZZ
                                         360        184,628.84          1
                                       6.375          1,152.91         80
                                       6.125          1,152.91
    SHAKOPEE         MN   55379          1            11/01/02         00
    0434953477                           05           12/01/02          0
    0010001049500                        N            11/01/32
    0


    8184945          E11/G02             F          160,000.00         ZZ
                                         360        159,851.81          1
                                       6.375            998.19         80
                                       6.125            998.19
    BROOKLYN PARK    MN   55445          5            10/22/02         00
    0435003017                           05           12/01/02          0
1


    8001049043                           O            11/01/32
    0


    8185453          313/G02             F          223,650.00         ZZ
                                         360        223,466.67          4
                                       7.000          1,487.95         90
                                       6.750          1,487.95
    APACHE JUNCTION  AZ   85219          1            10/23/02         12
    0434907226                           05           12/01/02         25
    8812513                              N            11/01/32
    0


    8185463          A52/G02             F          165,600.00         ZZ
                                         360        165,446.62          1
                                       6.375          1,033.13         90
                                       6.125          1,033.13
    KENNESAW         GA   30144          2            10/31/02         11
    0434942819                           09           12/01/02         25
    21688                                O            11/01/32
    0


    8185495          X67/G02             F          239,400.00         ZZ
                                         360        239,226.73          4
                                       7.625          1,694.46         90
                                       7.375          1,694.46
    LAWRENCE         MA   01841          1            10/09/02         12
    0434936969                           05           12/01/02         25
    00241199                             N            11/01/32
    0


    8185597          P09/G02             F          114,500.00         ZZ
                                         360        114,500.00          1
                                       6.125            695.71         53
                                       5.875            695.71
    SILVER SPRING    MD   20901          2            11/04/02         00
    0434921805                           05           01/01/03          0
    02100071                             O            12/01/32
    0


    8185907          R84/G02             F          464,000.00         ZZ
                                         360        463,600.50          1
                                       6.750          3,009.50         80
                                       6.500          3,009.50
    HOUSTON          TX   77057          5            10/30/02         00
    0434931259                           03           12/01/02          0
    0635192                              O            11/01/32
    0


1


    8186005          286/286             F          605,000.00         ZZ
                                         360        603,955.28          1
                                       6.750          3,924.02         70
                                       6.500          3,924.02
    LAGUNA BEACH     CA   92651          5            08/12/02         00
    1516660                              05           11/01/02          0
    1516660                              O            10/01/32
    0


    8186009          286/286             F          395,250.00         ZZ
                                         360        394,533.44          1
                                       6.500          2,498.25         85
                                       6.250          2,498.25
    FRAZIER PARK     CA   93225          1            09/10/02         11
    1539249                              05           11/01/02         12
    1539249                              O            10/01/32
    0


    8186013          286/286             F          399,000.00         ZZ
                                         360        398,405.91          3
                                       7.500          2,789.87         95
                                       7.250          2,789.87
    DORCHESTER       MA   02125          1            09/23/02         14
    1599404                              05           11/01/02         30
    1599404                              O            10/01/32
    0


    8186015          286/286             F          128,300.00         ZZ
                                         360        128,099.21          1
                                       7.250            875.24         80
                                       7.000            875.24
    FORT MYERS       FL   33912          1            09/27/02         00
    1475810                              05           11/01/02          0
    1475810                              N            10/01/32
    0


    8186019          286/286             F          217,550.00         ZZ
                                         360        217,165.06          1
                                       6.625          1,393.00         95
                                       6.375          1,393.00
    ALPHARETTA       GA   30022          5            09/19/02         12
    1546926                              05           11/01/02         30
    1546926                              O            10/01/32
    0


    8186031          286/286             F           70,000.00         ZZ
                                         360         69,869.99          1
                                       6.375            436.71         67
                                       6.125            436.71
1


    PHOENIX          AZ   85044          1            09/19/02         00
    1572843                              03           11/01/02          0
    1572843                              N            10/01/32
    0


    8186035          286/286             F          100,000.00         ZZ
                                         360         99,854.78          1
                                       7.625            707.80         75
                                       7.375            707.80
    CHESTER          MD   21619          5            09/25/02         00
    1427450                              05           11/01/02          0
    1427450                              N            10/01/32
    0


    8186039          286/286             F          207,360.00         ZZ
                                         360        206,984.06          1
                                       6.500          1,310.66         80
                                       6.250          1,310.66
    HAYMARKET        VA   20169          1            09/27/02         00
    1579006                              03           11/01/02          0
    1579006                              N            10/01/32
    0


    8186041          286/286             F          254,000.00         ZZ
                                         360        253,504.98          1
                                       6.125          1,543.34         60
                                       5.875          1,543.34
    FAIR OAKS RANCH  TX   78015          2            09/06/02         00
    1482564                              03           11/01/02          0
    1482564                              O            10/01/32
    0


    8186049          286/286             F          168,000.00         ZZ
                                         360        167,399.39          1
                                       7.750          1,203.58         80
                                       7.500          1,203.58
    HIALEAH          FL   33014          1            06/25/02         00
    1347550                              05           08/01/02          0
    1347550                              N            07/01/32
    0


    8186053          286/286             F          114,000.00         ZZ
                                         360        113,829.69          1
                                       7.500            797.11         74
                                       7.250            797.11
    HOGANSVILLE      GA   30230          5            09/24/02         00
    1526893                              05           11/01/02          0
    1526893                              N            10/01/32
    0
1




    8186059          286/286             F          188,000.00         ZZ
                                         360        187,690.90          4
                                       7.000          1,250.77         80
                                       6.750          1,250.77
    SCOTTSDALE       AZ   85251          1            09/12/02         00
    1495177                              05           11/01/02          0
    1495177                              N            10/01/32
    0


    8186065          286/286             F          114,000.00         ZZ
                                         360        113,803.13          2
                                       6.750            739.41         80
                                       6.500            739.41
    PHILADELPHIA     PA   19111          1            09/13/02         00
    1483755                              05           11/01/02          0
    1483755                              O            10/01/32
    0


    8186071          286/286             F           96,000.00         ZZ
                                         360         95,842.14          1
                                       7.000            638.70         77
                                       6.750            638.70
    ALBUQUERQUE      NM   87120          2            09/05/02         00
    1513292                              05           11/01/02          0
    1513292                              N            10/01/32
    0


    8186077          286/286             F          317,000.00         ZZ
                                         360        316,425.29          1
                                       6.500          2,003.66         80
                                       6.250          2,003.66
    DIAMOND BAR      CA   91765          5            09/11/02         00
    1516521                              05           11/01/02          0
    1516521                              O            10/01/32
    0


    8186083          286/286             F          179,000.00         ZZ
                                         360        178,698.36          1
                                       6.875          1,175.91         77
                                       6.625          1,175.91
    APALACHICOLA     FL   32320          5            09/10/02         00
    1568652                              05           11/01/02          0
    1568652                              O            10/01/32
    0


    8186089          286/286             F          357,600.00         ZZ
                                         360        356,982.49          1
1


                                       6.750          2,319.39         80
                                       6.500          2,319.39
    MITCHELVILLE     MD   20716          2            09/18/02         00
    1526850                              05           11/01/02          0
    1526850                              O            10/01/32
    0


    8186095          286/286             F          143,200.00         ZZ
                                         360        142,929.03          1
                                       6.375            893.39         80
                                       6.125            893.39
    LEWISVILLE       TX   75077          2            09/20/02         00
    1572440                              05           11/01/02          0
    1572440                              O            10/01/32
    0


    8186101          286/286             F          192,000.00         ZZ
                                         360        191,643.38          1
                                       6.375          1,197.84         80
                                       6.125          1,197.84
    ELLICOTT CITY    MD   21042          1            09/20/02         00
    1547652                              05           11/01/02          0
    1547652                              O            10/01/32
    0


    8186107          286/286             F          110,000.00         ZZ
                                         360        109,636.14          1
                                       7.000            731.84         54
                                       6.750            731.84
    DAVIE            FL   33325          1            07/09/02         00
    1390567                              05           09/01/02          0
    1390567                              O            08/01/32
    0


    8186121          286/286             F           53,325.00         ZZ
                                         360         53,107.26          1
                                       7.625            377.44         75
                                       7.375            377.44
    NEW CARLISLE     IN   46552          5            09/23/02         00
    1586270                              05           11/01/02          0
    1586270                              N            10/01/32
    0


    8186127          286/286             F           90,000.00         ZZ
                                         360         89,852.01          1
                                       7.000            598.78         75
                                       6.750            598.78
    BLOOMFIELD       CT   06002          5            09/10/02         00
    1475144                              05           11/01/02          0
1


    1475144                              N            10/01/32
    0


    8186133          286/286             F          356,000.00         ZZ
                                         360        354,819.05          1
                                       6.375          2,220.98         80
                                       6.125          2,220.98
    NORWALK          CT   06851          1            09/27/02         00
    1572464                              05           11/01/02          0
    1572464                              O            10/01/32
    0


    8186139          286/286             F           28,000.00         ZZ
                                         360         27,961.33          2
                                       7.875            203.02         70
                                       7.625            203.02
    ANDERSON         IN   46016          1            09/26/02         00
    1467959                              05           11/01/02          0
    1467959                              N            10/01/32
    0


    8186145          286/286             F          277,000.00         ZZ
                                         360        276,387.70          1
                                       6.250          1,705.54         80
                                       6.000          1,705.54
    WALLINGFORD      CT   06492          1            09/25/02         00
    1618535                              01           11/01/02          0
    1618535                              O            10/01/32
    0


    8186151          286/286             F           51,200.00         ZZ
                                         360         50,872.67          1
                                       7.500            358.00         80
                                       7.250            358.00
    INDIANAPOLIS     IN   46222          1            09/26/02         00
    1633106                              05           11/01/02          0
    1633106                              N            10/01/32
    0


    8186157          286/286             F           84,350.00         ZZ
                                         360         84,197.08          1
                                       6.500            533.15         78
                                       6.250            533.15
    BROOKVILLE       OH   45309          2            09/12/02         00
    1492585                              05           11/01/02          0
    1492585                              O            10/01/32
    0


1


    8186165          286/286             F          119,700.00         ZZ
                                         360        119,493.28          1
                                       6.750            776.38         90
                                       6.500            776.38
    PROVIDENCE       RI   02908          1            09/26/02         12
    1486728                              05           11/01/02         25
    1486728                              O            10/01/32
    0


    8186171          286/286             F          149,200.00         ZZ
                                         360        148,916.11          1
                                       6.250            918.66         80
                                       6.000            918.66
    LYNNWOOD         WA   98036          1            09/18/02         00
    1554523                              05           11/01/02          0
    1554523                              O            10/01/32
    0


    8186179          286/286             F          158,400.00         ZZ
                                         360        158,040.87          1
                                       7.000          1,053.84         80
                                       6.750          1,053.84
    SOUDERTON        PA   18964          5            09/20/02         00
    1446454                              05           11/01/02          0
    1446454                              O            10/01/32
    0


    8186187          286/286             F          512,500.00         ZZ
                                         360        511,636.39          1
                                       6.875          3,366.77         77
                                       6.625          3,366.77
    TOMS RIVER       NJ   08755          2            09/20/02         00
    1399648                              05           11/01/02          0
    1399648                              O            10/01/32
    0


    8186195          286/286             F           59,400.00         ZZ
                                         360         59,307.04          4
                                       7.250            405.22         90
                                       7.000            405.22
    DUSON            LA   70529          1            09/20/02         11
    1515732                              05           11/01/02         25
    1515732                              N            10/01/32
    0


    8186203          286/286             F           59,400.00         ZZ
                                         360         59,307.04          4
                                       7.250            405.22         90
                                       7.000            405.22
1


    DUSON            LA   70529          1            09/20/02         11
    1515875                              05           11/01/02         25
    1515875                              N            10/01/32
    0


    8186211          286/286             F           60,000.00         ZZ
                                         360         59,837.34          1
                                       8.000            440.26         75
                                       7.750            440.26
    COLUMBUS         OH   43223          5            07/11/02         00
    1387848                              05           09/01/02          0
    1387848                              N            08/01/32
    0


    8186219          286/286             F          198,550.00         ZZ
                                         360        198,246.91          1
                                       7.375          1,371.34         95
                                       7.125          1,371.34
    MILFORD          CT   06460          5            09/13/02         11
    1560122                              05           11/01/02         30
    1560122                              O            10/01/32
    0


    8186229          286/286             F           92,000.00         ZZ
                                         360         91,798.93          4
                                       7.625            651.18         75
                                       7.375            651.18
    ST LOUIS         MO   63118          2            08/29/02         00
    1530707                              05           10/01/02          0
    1530707                              N            09/01/32
    0


    8186237          286/286             F          100,000.00         ZZ
                                         360         99,831.50          1
                                       6.875            656.93         80
                                       6.625            656.93
    FORT WORTH       TX   76026          1            09/27/02         00
    1606584                              05           11/01/02          0
    1606584                              O            10/01/32
    0


    8186247          286/286             F          143,650.00         ZZ
                                         360        143,390.44          1
                                       6.625            919.81         80
                                       6.375            919.81
    RENO             NV   89506          1            09/20/02         00
    1543872                              03           11/01/02          0
    1543872                              O            10/01/32
    0
1




    8186255          286/286             F          452,000.00         ZZ
                                         360        451,160.48          1
                                       6.375          2,819.90         80
                                       6.125          2,819.90
    CARLSBAD         CA   92009          1            09/23/02         00
    1550005                              05           11/01/02          0
    1550005                              O            10/01/32
    0


    8186261          286/286             F          120,000.00         ZZ
                                         360        119,792.78          1
                                       6.750            778.32         80
                                       6.500            778.32
    GILBERT          AZ   85234          2            09/16/02         00
    1554303                              03           11/01/02          0
    1554303                              N            10/01/32
    0


    8186267          286/286             F           70,200.00         ZZ
                                         360         70,078.78          1
                                       6.750            455.32         65
                                       6.500            455.32
    GILBERT          AZ   85234          2            09/13/02         00
    1554431                              01           11/01/02          0
    1554431                              N            10/01/32
    0


    8186279          286/286             F          480,000.00         ZZ
                                         360        479,285.29          1
                                       7.500          3,356.24         79
                                       7.250          3,356.24
    CHICAGO          IL   60657          1            09/13/02         00
    1558722                              05           11/01/02          0
    1558722                              O            10/01/32
    0


    8186283          286/286             F          150,000.00         ZZ
                                         360        149,734.57          1
                                       6.625            960.47         75
                                       6.375            960.47
    PEMBROKE         MA   02359          5            09/16/02         00
    1519461                              05           11/01/02          0
    1519461                              O            10/01/32
    0


    8186287          286/286             F          123,000.00         ZZ
                                         360        122,787.60          1
1


                                       6.750            797.78         77
                                       6.500            797.78
    GLENDALE         AZ   85308          5            09/05/02         00
    1518665                              03           11/01/02          0
    1518665                              O            10/01/32
    0


    8186291          286/286             F          107,200.00         ZZ
                                         360        106,969.38          1
                                       6.500            677.58         80
                                       6.250            677.58
    PORTLAND         OR   97217          1            09/18/02         00
    1551003                              05           11/01/02          0
    1551003                              O            10/01/32
    0


    8186297          286/286             F           54,900.00         ZZ
                                         360         54,816.54          2
                                       7.500            383.87         90
                                       7.250            383.87
    MILWAUKEE        WI   53218          1            09/27/02         11
    1603317                              05           11/01/02         25
    1603317                              N            10/01/32
    0


    8186303          286/286             F           54,900.00         ZZ
                                         360         54,818.02          2
                                       7.500            383.87         90
                                       7.250            383.87
    MILWAUKEE        WI   53218          1            09/27/02         11
    1603386                              05           11/01/02         25
    1603386                              N            10/01/32
    0


    8186307          286/286             F           71,250.00         ZZ
                                         360         71,146.52          1
                                       7.625            504.31         75
                                       7.375            504.31
    DOUGLAS CITY     CA   96024          5            09/19/02         00
    1555426                              05           11/01/02          0
    1555426                              N            10/01/32
    0


    8186313          286/286             F          219,000.00         ZZ
                                         360        218,630.96          2
                                       6.875          1,438.68         88
                                       6.625          1,438.68
    CHICAGO          IL   60629          1            09/20/02         12
    1563832                              05           11/01/02         25
1


    1563832                              O            10/01/32
    0


    8186317          286/286             F          164,000.00         ZZ
                                         360        163,539.47          1
                                       7.000          1,091.10         66
                                       6.750          1,091.10
    MIDDLETOWN       NJ   07748          2            07/29/02         00
    1377028                              05           10/01/02          0
    1377028                              O            09/01/32
    0


    8186319          286/286             F           81,600.00         ZZ
                                         360         81,478.50          1
                                       7.500            570.56         80
                                       7.250            570.56
    TUCSON           AZ   85741          1            09/23/02         00
    1558399                              05           11/01/02          0
    1558399                              N            10/01/32
    0


    8186323          286/286             F           88,000.00         T
                                         360         87,848.03          1
                                       6.750            570.77         80
                                       6.500            570.77
    TUCSON           AZ   85741          1            09/23/02         00
    1609001                              05           11/01/02          0
    1609001                              O            10/01/32
    0


    8186327          286/286             F          151,000.00         ZZ
                                         360        150,675.53          1
                                       6.750            979.39         71
                                       6.500            979.39
    BEAVERTON        OR   97221          2            09/20/02         00
    1555667                              03           11/01/02          0
    1555667                              N            10/01/32
    0


    8186333          286/286             F          157,000.00         ZZ
                                         360        156,654.68          1
                                       6.750          1,018.30         74
                                       6.500          1,018.30
    BEAVERTON        OR   97005          2            09/23/02         00
    1555679                              03           11/01/02          0
    1555679                              N            10/01/32
    0


1


    8186337          286/286             F          180,000.00         ZZ
                                         360        179,601.74          1
                                       6.750          1,167.48         76
                                       6.500          1,167.48
    OREGON CITY      OR   97045          2            09/20/02         00
    1555686                              05           11/01/02          0
    1555686                              N            10/01/32
    0


    8186343          286/286             F          150,000.00         ZZ
                                         360        149,670.69          1
                                       6.750            972.90         70
                                       6.500            972.90
    BEAVERTON        OR   97005          2            09/20/02         00
    1555694                              03           11/01/02          0
    1555694                              N            10/01/32
    0


    8186347          286/286             F          396,000.00         ZZ
                                         360        395,256.59          1
                                       6.500          2,502.99         90
                                       6.250          2,502.99
    EATONVILLE       WA   98328          5            09/12/02         10
    1255973                              05           11/01/02         25
    1255973                              O            10/01/32
    0


    8186351          286/286             F          152,000.00         ZZ
                                         360        150,349.26          1
                                       7.625          1,075.85         78
                                       7.375          1,075.85
    SACRAMENTO       CA   95823          2            09/09/02         00
    1517697                              05           11/01/02          0
    1517697                              N            10/01/32
    0


    8186355          286/286             F           47,600.00         ZZ
                                         360         47,534.26          1
                                       7.875            345.14         70
                                       7.625            345.14
    NEWPORT NEWS     VA   23607          2            09/19/02         00
    1471323                              05           11/01/02          0
    1471323                              N            10/01/32
    0


    8186359          286/286             F          256,000.00         ZZ
                                         360        255,547.02          1
                                       6.625          1,639.20         80
                                       6.375          1,639.20
1


    ORANGE PARK      FL   32003          1            09/27/02         00
    1591460                              03           11/01/02          0
    1591460                              N            10/01/32
    0


    8186363          286/286             F           76,000.00         ZZ
                                         360         75,875.04          1
                                       7.000            505.63         80
                                       6.750            505.63
    SPOKANE          WA   99216          5            09/17/02         00
    1518592                              05           11/01/02          0
    1518592                              O            10/01/32
    0


    8186367          286/286             F          221,600.00         ZZ
                                         360        221,224.63          1
                                       7.125          1,492.97         80
                                       6.875          1,492.97
    SAN DIEGO        CA   92123          5            09/05/02         00
    1503513                              05           11/01/02          0
    1503513                              O            10/01/32
    0


    8186371          286/286             F          243,000.00         ZZ
                                         360        242,629.02          3
                                       7.375          1,678.35         90
                                       7.125          1,678.35
    ATTLEBORO        MA   02703          1            09/13/02         12
    1494783                              05           11/01/02         25
    1494783                              N            10/01/32
    0


    8186375          286/286             F          131,000.00         ZZ
                                         360        130,779.25          1
                                       6.875            860.58         88
                                       6.625            860.58
    LAS VEGAS        NV   89103          2            09/04/02         12
    1496359                              05           11/01/02         25
    1496359                              N            10/01/32
    0


    8186379          286/286             F          450,000.00         ZZ
                                         360        448,966.42          1
                                       7.375          3,108.04         64
                                       7.125          3,108.04
    KEYSTONE         CO   80435          2            08/12/02         00
    1025971                              01           10/01/02          0
    1025971                              N            09/01/32
    0
1




    8186385          286/286             F          140,000.00         ZZ
                                         360        139,727.15          1
                                       6.125            850.66         40
                                       5.875            850.66
    TEMPLE CITY      CA   91780          2            09/05/02         00
    1392783                              05           11/01/02          0
    1392783                              N            10/01/32
    0


    8186389          286/286             F          168,550.00         ZZ
                                         360        168,229.29          1
                                       6.250          1,037.80         90
                                       6.000          1,037.80
    INDIAN TRAILS    NC   28104          1            09/27/02         21
    1555240                              03           11/01/02         25
    1555240                              N            10/01/32
    0


    8186393          286/286             F          160,000.00         ZZ
                                         360        159,723.71          1
                                       6.750          1,037.76         77
                                       6.500          1,037.76
    LEMON GROVE      CA   91945          2            09/17/02         00
    1505454                              05           11/01/02          0
    1505454                              O            10/01/32
    0


    8186397          286/286             F          104,800.00         ZZ
                                         360        104,605.34          1
                                       6.375            653.82         80
                                       6.125            653.82
    BLOOMINGTON      IL   61701          1            09/26/02         00
    1564265                              05           11/01/02          0
    1564265                              O            10/01/32
    0


    8186405          286/286             F          148,500.00         ZZ
                                         360        147,995.07          4
                                       8.000          1,089.65         90
                                       7.750          1,089.65
    TALLAHASSEE      FL   32304          1            06/28/02         11
    1342438                              05           08/01/02         25
    1342438                              N            07/01/32
    0


    8186413          286/286             F          130,950.00         ZZ
                                         360        130,686.08          3
1


                                       6.875            860.25         90
                                       6.625            860.25
    WESTPORT         WA   98595          1            09/20/02         10
    1587705                              05           11/01/02         25
    1587705                              N            10/01/32
    0


    8186415          286/286             F          184,000.00         ZZ
                                         360        183,689.95          1
                                       6.875          1,208.75         80
                                       6.625          1,208.75
    CHARLTON         MA   01507          1            09/17/02         00
    1431704                              05           11/01/02          0
    1431704                              O            10/01/32
    0


    8186425          286/286             F          198,000.00         ZZ
                                         360        197,705.18          1
                                       7.500          1,384.45         90
                                       7.250          1,384.45
    LEE SUMMIT       MO   64064          2            09/09/02         11
    1535482                              05           11/01/02         25
    1535482                              N            10/01/32
    0


    8186427          286/286             F          300,700.00         ZZ
                                         360        298,958.45          1
                                       6.375          1,875.98         51
                                       6.125          1,875.98
    DUBLIN           ME   04568          2            09/03/02         00
    1496635                              05           11/01/02          0
    1496635                              O            10/01/32
    0


    8186431          286/286             F          232,000.00         ZZ
                                         360        231,402.62          1
                                       6.375          1,447.38         79
                                       6.125          1,447.38
    FONTANA          CA   92336          1            09/05/02         00
    1509162                              05           11/01/02          0
    1509162                              O            10/01/32
    0


    8186435          286/286             F           79,900.00         ZZ
                                         360         79,747.98          1
                                       6.250            491.96         67
                                       6.000            491.96
    FREDERICK        MD   21701          1            09/27/02         00
    1466322                              01           11/01/02          0
1


    1466322                              N            10/01/32
    0


    8186439          286/286             F          270,000.00         ZZ
                                         360        269,556.07          3
                                       7.000          1,796.32         90
                                       6.750          1,796.32
    NORTH ATTLEBORO  MA   02760          1            09/26/02         12
    1608818                              05           11/01/02         25
    1608818                              N            10/01/32
    0


    8186443          286/286             F          163,900.00         ZZ
                                         360        163,595.57          1
                                       6.375          1,022.53         80
                                       6.125          1,022.53
    SMITHSBURG       MD   21783          1            09/26/02         00
    1536939                              05           11/01/02          0
    1536939                              O            10/01/32
    0


    8186447          286/286             F          103,200.00         ZZ
                                         360        103,017.38          1
                                       6.625            660.81         80
                                       6.375            660.81
    BEND             OR   97701          1            09/12/02         00
    1537906                              05           11/01/02          0
    1537906                              N            10/01/32
    0


    8186451          286/286             F           39,200.00         ZZ
                                         360         39,143.06          1
                                       7.625            277.46         80
                                       7.375            277.46
    BALTIMORE        MD   21216          1            09/26/02         00
    1543232                              05           11/01/02          0
    1543232                              N            10/01/32
    0


    8186455          286/286             F          349,125.00         ZZ
                                         360        348,536.69          1
                                       6.875          2,293.51         95
                                       6.625          2,293.51
    HYDE PARK        MA   02136          1            09/20/02         12
    1538962                              05           11/01/02         30
    1538962                              O            10/01/32
    0


1


    8186459          286/286             F          515,000.00         ZZ
                                         360        514,043.48          1
                                       6.375          3,212.93         75
                                       6.125          3,212.93
    KEY WEST         FL   33040          2            09/09/02         00
    1575624                              05           11/01/02          0
    1575624                              O            10/01/32
    0


    8186467          286/286             F          188,000.00         ZZ
                                         360        187,683.20          1
                                       6.875          1,235.03         80
                                       6.625          1,235.03
    ANNAPOLIS        MD   21403          1            09/25/02         00
    1596545                              05           11/01/02          0
    1596545                              O            10/01/32
    0


    8186473          286/286             F          190,000.00         ZZ
                                         360        189,513.24          1
                                       6.625          1,216.60         56
                                       6.375          1,216.60
    NEW SCANDIA TOW  MN   55073          1            09/16/02         00
    1568105                              05           11/01/02          0
    1568105                              O            10/01/32
    0


    8186477          286/286             F          370,000.00         ZZ
                                         360        369,435.19          3
                                       7.375          2,555.50         62
                                       7.125          2,555.50
    BOULDER          CO   80304          5            09/11/02         00
    1494901                              05           11/01/02          0
    1494901                              N            10/01/32
    0


    8186481          286/286             F           92,800.00         ZZ
                                         360         92,654.78          1
                                       7.250            633.06         80
                                       7.000            633.06
    SPOKANE          WA   99201          1            09/24/02         00
    1560959                              05           11/01/02          0
    1560959                              O            10/01/32
    0


    8186485          286/286             F          121,500.00         ZZ
                                         360        121,288.69          1
                                       6.750            788.05         90
                                       6.500            788.05
1


    GILBERT          AZ   85236          1            09/16/02         12
    1548311                              03           11/01/02         25
    1548311                              N            10/01/32
    0


    8186489          286/286             F          134,950.00         ZZ
                                         360        134,722.59          1
                                       6.875            886.53         90
                                       6.625            886.53
    LITCHFIELD PARK  AZ   85340          1            09/16/02         12
    1538592                              03           11/01/02         25
    1538592                              O            10/01/32
    0


    8186493          286/286             F          138,800.00         ZZ
                                         360        138,554.39          1
                                       6.625            888.76         90
                                       6.375            888.76
    NASHVILLE        TN   37221          1            09/18/02         12
    1480460                              03           11/01/02         25
    1480460                              O            10/01/32
    0


    8186497          286/286             F          132,000.00         ZZ
                                         360        131,782.97          1
                                       7.000            878.20         80
                                       6.750            878.20
    PANORAMA CITY    CA   91607          1            09/19/02         00
    1596568                              01           11/01/02          0
    1596568                              O            10/01/32
    0


    8186501          286/286             F          122,950.00         ZZ
                                         360        122,732.44          1
                                       6.625            787.27         90
                                       6.375            787.27
    GILBERT          AZ   85236          1            09/16/02         12
    1550114                              03           11/01/02         25
    1550114                              N            10/01/32
    0


    8186505          286/286             F          347,200.00         ZZ
                                         360        346,585.65          1
                                       6.625          2,223.16         80
                                       6.375          2,223.16
    CARLSBAD         CA   92008          1            09/16/02         00
    1558980                              05           11/01/02          0
    1558980                              O            10/01/32
    0
1




    8186509          286/286             F          292,000.00         ZZ
                                         360        291,507.95          3
                                       6.875          1,918.24         75
                                       6.625          1,918.24
    COSTA MESA       CA   92627          5            09/16/02         00
    1512430                              05           11/01/02          0
    1512430                              O            10/01/32
    0


    8186513          286/286             F           98,150.00         ZZ
                                         360         97,996.40          1
                                       7.250            669.56         75
                                       7.000            669.56
    CONOVER          NC   28613          5            09/09/02         00
    1491009                              05           11/01/02          0
    1491009                              N            10/01/32
    0


    8186517          286/286             F           92,500.00         ZZ
                                         360         92,328.20          1
                                       6.375            577.08         76
                                       6.125            577.08
    ALBUQUERQUE      NM   87120          2            09/11/02         00
    1567785                              05           11/01/02          0
    1567785                              N            10/01/32
    0


    8186521          286/286             F          567,350.00         ZZ
                                         360        566,417.17          3
                                       7.000          3,774.60         70
                                       6.750          3,774.60
    CHICAGO          IL   60657          1            09/19/02         00
    1354390                              05           11/01/02          0
    1354390                              N            10/01/32
    0


    8186525          286/286             F          256,500.00         ZZ
                                         360        256,088.54          4
                                       7.125          1,728.09         90
                                       6.875          1,728.09
    TUCSON           AZ   85705          1            09/25/02         12
    1511483                              05           11/01/02         25
    1511483                              N            10/01/32
    0


    8186529          286/286             F           36,575.00         ZZ
                                         240         36,423.17          1
1


                                       6.375            270.01         95
                                       6.125            270.01
    HOUSTON          TX   77079          1            09/27/02         11
    1618707                              01           11/01/02         25
    1618707                              O            10/01/22
    0


    8186533          286/286             F          134,900.00         ZZ
                                         360        132,880.28          1
                                       7.375            931.73         95
                                       7.125            931.73
    ALEXANDRIA       VA   22310          5            05/24/01         11
    395946                               01           07/01/01         30
    395946                               O            06/01/31
    0


    8186537          286/286             F          182,750.00         ZZ
                                         360        182,418.68          1
                                       6.500          1,155.11         85
                                       6.250          1,155.11
    NEW KENSINGTON   PA   15068          5            09/19/02         12
    1546838                              05           11/01/02         12
    1546838                              O            10/01/32
    0


    8186541          286/286             F          196,800.00         ZZ
                                         360        196,468.37          1
                                       6.875          1,292.84         80
                                       6.625          1,292.84
    KISSIMMEE        FL   34747          1            09/27/02         00
    1587193                              03           11/01/02          0
    1587193                              N            10/01/32
    0


    8186545          286/286             F          158,000.00         ZZ
                                         360        157,727.15          1
                                       6.750          1,024.79         79
                                       6.500          1,024.79
    INGLEWOOD        CA   90302          5            09/09/02         00
    1524391                              05           11/01/02          0
    1524391                              O            10/01/32
    0


    8186549          286/286             F           60,420.00         ZZ
                                         360         60,332.26          1
                                       7.625            427.65         95
                                       7.375            427.65
    PLAINVILLE       CT   06062          1            09/13/02         11
    1496251                              01           11/01/02         30
1


    1496251                              O            10/01/32
    0


    8186559          286/286             F          532,000.00         ZZ
                                         360        531,011.90          1
                                       6.375          3,318.99         80
                                       6.125          3,318.99
    UNION CITY       CA   94587          1            09/16/02         00
    1561344                              03           11/01/02          0
    1561344                              O            10/01/32
    0


    8186563          286/286             F          325,000.00         ZZ
                                         360        324,465.63          1
                                       7.000          2,162.24         68
                                       6.750          2,162.24
    MANCHESTER       MI   48158          5            09/18/02         00
    1525013                              05           11/01/02          0
    1525013                              O            10/01/32
    0


    8186569          286/286             F          111,200.00         ZZ
                                         360        110,988.43          1
                                       6.250            684.68         80
                                       6.000            684.68
    ERIE             PA   16510          1            09/23/02         00
    1497481                              05           11/01/02          0
    1497481                              O            10/01/32
    0


    8186571          286/286             F          297,500.00         ZZ
                                         360        296,933.97          1
                                       6.250          1,831.76         42
                                       6.000          1,831.76
    SAN JOSE         CA   95129          5            09/01/02         00
    1498993                              05           11/01/02          0
    1498993                              N            10/01/32
    0


    8186575          286/286             F          100,800.00         ZZ
                                         360        100,634.26          3
                                       7.000            670.63         90
                                       6.750            670.63
    BEAUMONT         CA   92223          1            09/23/02         10
    1416066                              05           11/01/02         25
    1416066                              N            10/01/32
    0


1


    8186585          286/286             F          380,000.00         ZZ
                                         360        378,809.73          1
                                       6.500          2,401.86         44
                                       6.250          2,401.86
    WESTPORT         CT   06880          5            09/20/02         00
    1537607                              05           11/01/02          0
    1537607                              O            10/01/32
    0


    8186589          286/286             F          133,000.00         ZZ
                                         360        132,560.06          4
                                       7.000            884.86         35
                                       6.750            884.86
    MINNEAPOLIS      MN   55413          5            07/18/02         00
    1399949                              05           09/01/02          0
    1399949                              O            08/01/32
    0


    8186593          286/286             F           99,000.00         ZZ
                                         360         98,646.07          4
                                       7.750            709.25         90
                                       7.500            709.25
    ST LOUIS         MO   63118          1            06/28/02         11
    1340420                              05           08/01/02         25
    1340420                              N            07/01/32
    0


    8186597          286/286             F           67,500.00         ZZ
                                         360         67,399.50          2
                                       7.500            471.97         90
                                       7.250            471.97
    PHILADELPHIA     PA   19120          1            09/27/02         12
    1521492                              05           11/01/02         25
    1521492                              N            10/01/32
    0


    8186601          286/286             F          376,000.00         ZZ
                                         360        375,284.61          1
                                       6.250          2,315.10         80
                                       6.000          2,315.10
    WOODCLIFF LAKE   NJ   07675          1            09/25/02         00
    1447266                              05           11/01/02          0
    1447266                              O            10/01/32
    0


    8186605          286/286             F          291,900.00         ZZ
                                         360        291,395.94          1
                                       6.750          1,893.26         73
                                       6.500          1,893.26
1


    CORONA           CA   92882          1            09/11/02         00
    1549423                              05           11/01/02          0
    1549423                              N            10/01/32
    0


    8186609          286/286             F          114,900.00         ZZ
                                         360        114,631.86          1
                                       6.375            716.83         80
                                       6.125            716.83
    BOSSIER CITY     LA   71111          1            09/26/02         00
    1428475                              03           11/01/02          0
    1428475                              O            10/01/32
    0


    8186611          286/286             F          365,000.00         ZZ
                                         360        364,322.07          1
                                       6.375          2,277.13         60
                                       6.125          2,277.13
    NORWOOD YOUNG A  MN   55368          5            09/20/02         00
    1581695                              05           11/01/02          0
    1581695                              O            10/01/32
    0


    8186613          286/286             F           30,000.00         ZZ
                                         360         29,864.53          1
                                       7.500            209.77         63
                                       7.250            209.77
    WINFIELD         KS   67156          5            09/24/02         00
    1559121                              05           11/01/02          0
    1559121                              N            10/01/32
    0


    8186615          286/286             F          118,600.00         ZZ
                                         360        118,384.98          1
                                       6.500            749.64         86
                                       6.250            749.64
    TUCKER           GA   30084          1            09/27/02         12
    1558842                              03           11/01/02         12
    1558842                              N            10/01/32
    0


    8186617          286/286             F           76,500.00         ZZ
                                         360         76,364.63          1
                                       6.625            489.84         90
                                       6.375            489.84
    ASHLAND          OH   44805          1            09/20/02         10
    1559616                              05           11/01/02         25
    1559616                              N            10/01/32
    0
1




    8186619          286/286             F          112,000.00         ZZ
                                         360        111,811.26          3
                                       6.875            735.77         80
                                       6.625            735.77
    MERIDEN          CT   06450          1            09/20/02         00
    1562833                              05           11/01/02          0
    1562833                              N            10/01/32
    0


    8186621          286/286             F           43,000.00         ZZ
                                         360         42,922.05          1
                                       6.500            271.79         59
                                       6.250            271.79
    VIRGINIA BEACH   VA   23451          1            09/13/02         00
    1529681                              01           11/01/02          0
    1529681                              O            10/01/32
    0


    8186623          286/286             F           41,600.00         ZZ
                                         360         41,533.26          1
                                       7.125            280.27         75
                                       6.875            280.27
    RENO             NV   89512          1            09/26/02         00
    1521545                              01           11/01/02          0
    1521545                              N            10/01/32
    0


    8186625          286/286             F          213,000.00         ZZ
                                         360        212,604.37          1
                                       6.375          1,328.85         67
                                       6.125          1,328.85
    GILROY           CA   95020          2            09/09/02         00
    1481918                              05           11/01/02          0
    1481918                              O            10/01/32
    0


    8186629          286/286             F          192,000.00         ZZ
                                         360        191,643.40          1
                                       6.375          1,197.83         80
                                       6.125          1,197.83
    LONGMONT         CO   80501          1            09/26/02         00
    1569239                              05           11/01/02          0
    1569239                              O            10/01/32
    0


    8186631          286/286             F          240,000.00         ZZ
                                         360        239,564.88          2
1


                                       6.500          1,516.97         73
                                       6.250          1,516.97
    LEMON GROVE      CA   91945          5            09/19/02         00
    1527248                              05           11/01/02          0
    1527248                              O            10/01/32
    0


    8186633          286/286             F          106,000.00         ZZ
                                         360        105,821.37          1
                                       6.875            696.35         71
                                       6.625            696.35
    BEAUMONT         CA   92223          5            09/10/02         00
    1524976                              05           11/01/02          0
    1524976                              N            10/01/32
    0


    8186635          286/286             F          146,250.00         ZZ
                                         360        146,003.56          1
                                       6.875            960.76         90
                                       6.625            960.76
    LOVELAND         CO   80537          1            09/18/02         14
    1400221                              05           11/01/02         30
    1400221                              O            10/01/32
    0


    8186637          286/286             F          184,150.00         ZZ
                                         360        183,807.97          1
                                       6.375          1,148.86         90
                                       6.125          1,148.86
    SACRAMENTO       CA   95829          1            09/13/02         10
    1553297                              05           11/01/02         25
    1553297                              O            10/01/32
    0


    8186639          286/286             F          163,700.00         ZZ
                                         360        163,403.22          1
                                       6.500          1,034.70         80
                                       6.250          1,034.70
    SACRAMENTO       CA   95829          1            09/13/02         00
    1564007                              05           11/01/02          0
    1564007                              N            10/01/32
    0


    8186641          286/286             F           39,150.00         ZZ
                                         360         39,093.14          1
                                       7.625            277.11         90
                                       7.375            277.11
    PHILADELPHIA     PA   19124          1            09/10/02         11
    1569136                              05           11/01/02         25
1


    1569136                              N            10/01/32
    0


    8186643          286/286             F          180,000.00         ZZ
                                         360        179,665.67          1
                                       6.375          1,122.97         79
                                       6.125          1,122.97
    KANSAS CITY      KS   66109          5            09/04/02         00
    1475112                              05           11/01/02          0
    1475112                              O            10/01/32
    0


    8186645          286/286             F          150,000.00         ZZ
                                         360        149,619.76          1
                                       6.875            985.40         72
                                       6.625            985.40
    CONNEAUTVILLE    PA   16406          5            08/19/02         00
    1399117                              05           10/01/02          0
    1399117                              O            09/01/32
    0


    8186647          286/286             F           84,700.00         ZZ
                                         360         84,542.68          1
                                       6.375            528.42         80
                                       6.125            528.42
    BUFORD           GA   30519          1            09/27/02         00
    1555318                              03           11/01/02          0
    1555318                              N            10/01/32
    0


    8186649          286/286             F          296,190.00         ZZ
                                         360        295,748.98          1
                                       7.500          2,071.01         90
                                       7.250          2,071.01
    CARPENTERSVILLE  IL   60110          1            09/26/02         19
    1400492                              05           11/01/02         25
    1400492                              O            10/01/32
    0


    8186651          286/286             F          127,000.00         ZZ
                                         360        126,796.10          1
                                       7.125            855.63         95
                                       6.875            855.63
    NEW BRITAIN      CT   06053          5            09/09/02         14
    1538905                              01           11/01/02         35
    1538905                              O            10/01/32
    0


1


    8186653          286/286             F          326,250.00         ZZ
                                         360        325,739.43          1
                                       7.250          2,225.61         75
                                       7.000          2,225.61
    KENMORE          WA   90210          1            09/17/02         00
    1540431                              05           11/01/02          0
    1540431                              N            10/01/32
    0


    8186655          286/286             F          120,000.00         ZZ
                                         360        119,593.24          1
                                       6.875            788.32         80
                                       6.625            788.32
    INDIAN HARBOUR   FL   32937          1            07/11/02         00
    1377640                              05           09/01/02          0
    1377640                              O            08/01/32
    0


    8186657          286/286             F          298,350.00         ZZ
                                         360        297,853.10          4
                                       7.375          2,060.63         90
                                       7.125          2,060.63
    BROOKLYN         NY   11207          1            09/25/02         14
    1463297                              05           11/01/02         30
    1463297                              N            10/01/32
    0


    8186659          286/286             F           95,200.00         ZZ
                                         360         94,991.98          2
                                       7.625            673.82         80
                                       7.375            673.82
    RENSSELAER       IN   47978          5            08/22/02         00
    1468160                              05           10/01/02          0
    1468160                              N            09/01/32
    0


    8186661          286/286             F           95,200.00         ZZ
                                         360         94,991.98          2
                                       7.625            673.82         80
                                       7.375            673.82
    RENSSELAER       IN   47978          5            08/22/02         00
    1468196                              05           10/01/02          0
    1468196                              N            09/01/32
    0


    8186663          286/286             F          152,000.00         ZZ
                                         360        151,435.84          1
                                       6.750            985.87         80
                                       6.500            985.87
1


    FAIRVIEW         OH   44126          5            09/03/02         00
    1506486                              05           11/01/02          0
    1506486                              O            10/01/32
    0


    8186665          286/286             F           75,000.00         ZZ
                                         360         74,849.53          1
                                       7.250            511.64         69
                                       7.000            511.64
    NORTHFIELD       OH   44067          5            09/11/02         00
    1523403                              05           11/01/02          0
    1523403                              N            10/01/32
    0


    8186667          286/286             F          205,000.00         ZZ
                                         360        204,628.35          1
                                       6.500          1,295.74         70
                                       6.250          1,295.74
    OWENS MILLS      MD   21117          5            09/12/02         00
    1531408                              03           11/01/02          0
    1531408                              O            10/01/32
    0


    8186669          286/286             F          100,980.00         ZZ
                                         360        100,796.92          1
                                       6.500            638.27         90
                                       6.250            638.27
    INDIANAPOLIS     IN   46202          1            09/27/02         21
    1563782                              05           11/01/02         25
    1563782                              N            10/01/32
    0


    8186671          286/286             F          100,980.00         ZZ
                                         360        100,796.92          1
                                       6.500            638.27         90
                                       6.250            638.27
    INDIANAPOLIS     IN   46202          1            09/27/02         12
    1563796                              05           11/01/02         25
    1563796                              N            10/01/32
    0


    8186673          286/286             F          188,000.00         ZZ
                                         360        187,691.92          2
                                       7.875          1,363.13         80
                                       7.625          1,363.13
    CHICAGO          IL   60612          1            09/18/02         00
    1491242                              05           11/01/02          0
    1491242                              O            10/01/32
    0
1




    8186675          286/286             F          159,060.00         ZZ
                                         360        158,784.48          1
                                       6.750          1,031.67         76
                                       6.500          1,031.67
    NORWALK          OH   44857          5            09/11/02         00
    1541332                              05           11/01/02          0
    1541332                              O            10/01/32
    0


    8186677          286/286             F          150,800.00         ZZ
                                         360        150,533.17          1
                                       6.625            965.59         95
                                       6.375            965.59
    PHOENIX          AZ   85042          1            09/10/02         21
    1483700                              01           11/01/02         30
    1483700                              O            10/01/32
    0


    8186681          286/286             F           49,000.00         ZZ
                                         360         48,930.59          1
                                       7.750            351.05         78
                                       7.500            351.05
    ELWOOD           IN   46036          2            09/11/02         00
    1535554                              05           11/01/02          0
    1535554                              N            10/01/32
    0


    8186683          286/286             F          500,000.00         ZZ
                                         360        499,136.58          1
                                       6.750          3,243.00         77
                                       6.500          3,243.00
    PERRYSBURG       OH   43551          2            09/04/02         00
    1451398                              05           11/01/02          0
    1451398                              O            10/01/32
    0


    8186685          286/286             F          126,900.00         ZZ
                                         360        126,012.28          1
                                       7.000            844.27         88
                                       6.750            844.27
    KNOXVILLE        TN   37922          2            09/20/02         11
    1509059                              05           11/01/02         25
    1509059                              O            10/01/32
    0


    8186687          286/286             F          100,000.00         ZZ
                                         360         99,788.00          1
1


                                       6.375            623.87         53
                                       6.125            623.87
    WOODBURY         MN   55125          5            09/19/02         00
    1554257                              05           11/01/02          0
    1554257                              O            10/01/32
    0


    8186691          286/286             F          112,500.00         ZZ
                                         360        112,332.49          1
                                       7.500            786.62         90
                                       7.250            786.62
    PHOENIX          AZ   85044          1            09/19/02         12
    1569447                              05           11/01/02         25
    1569447                              N            10/01/32
    0


    8186693          286/286             F          160,000.00         ZZ
                                         360        159,730.39          1
                                       6.875          1,051.09         73
                                       6.625          1,051.09
    SHAKOPEE         MN   55379          2            09/10/02         00
    1456314                              05           11/01/02          0
    1456314                              O            10/01/32
    0


    8186695          286/286             F          354,750.00         ZZ
                                         360        354,166.71          1
                                       7.000          2,360.17         75
                                       6.750          2,360.17
    BLOOMINGDALE     IL   60108          5            09/13/02         00
    1543368                              05           11/01/02          0
    1543368                              O            10/01/32
    0


    8186697          286/286             F          103,500.00         ZZ
                                         360        103,279.43          1
                                       7.750            741.49         75
                                       7.500            741.49
    SUN CITY         CA   92586          5            08/26/02         00
    1108431                              05           10/01/02          0
    1108431                              N            09/01/32
    0


    8186699          286/286             F          154,800.00         ZZ
                                         360        154,313.17          3
                                       7.875          1,122.41         90
                                       7.625          1,122.41
    NEW SMYRNA BEAC  FL   32169          1            07/19/02         11
    1349304                              05           09/01/02         25
1


    1349304                              N            08/01/32
    0


    8186701          286/286             F           32,850.00         ZZ
                                         360         32,798.58          3
                                       7.250            224.10         90
                                       7.000            224.10
    PHILADELPHIA     PA   19144          1            09/27/02         12
    1549585                              05           11/01/02         25
    1549585                              N            10/01/32
    0


    8186703          286/286             F          117,500.00         ZZ
                                         360        117,316.12          1
                                       7.250            801.56         75
                                       7.000            801.56
    PHOENIX          AZ   85024          2            09/10/02         00
    1562147                              03           11/01/02          0
    1562147                              O            10/01/32
    0


    8186705          286/286             F          100,000.00         ZZ
                                         360         99,843.51          1
                                       7.250            682.18         80
                                       7.000            682.18
    PHOENIX          AZ   85044          2            09/12/02         00
    1562452                              03           11/01/02          0
    1562452                              N            10/01/32
    0


    8186707          286/286             F          232,000.00         ZZ
                                         360        231,609.06          1
                                       6.875          1,524.08         80
                                       6.625          1,524.08
    PROSPECT HEIGHT  IL   60070          1            09/19/02         00
    1532437                              05           11/01/02          0
    1532437                              N            10/01/32
    0


    8186709          286/286             F          372,000.00         ZZ
                                         300        371,003.75          2
                                       6.500          2,511.78         80
                                       6.250          2,511.78
    JERSEY CITY      NJ   07302          2            09/06/02         00
    1450152                              05           11/01/02          0
    1450152                              O            10/01/27
    0


1


    8186711          286/286             F           63,650.00         ZZ
                                         360         63,545.34          1
                                       7.000            423.47         95
                                       6.750            423.47
    MANASSAS         VA   20109          1            09/19/02         10
    1560160                              01           11/01/02         30
    1560160                              O            10/01/32
    0


    8186713          286/286             F          365,310.00         T
                                         360        364,694.42          1
                                       6.875          2,399.83         90
                                       6.625          2,399.83
    WARRICK          RI   02889          1            09/19/02         12
    1568647                              01           11/01/02         25
    1568647                              O            10/01/32
    0


    8186715          286/286             F          148,500.00         ZZ
                                         360        147,928.07          4
                                       7.875          1,076.73         90
                                       7.625          1,076.73
    TALLAHASSEE      FL   32301          1            06/28/02         11
    1355293                              05           08/01/02         25
    1355293                              N            07/01/32
    0


    8186717          286/286             F           62,300.00         ZZ
                                         360         62,097.00          1
                                       7.000            414.48         80
                                       6.750            414.48
    HIALEAH          FL   33012          1            09/04/02         00
    1531663                              01           11/01/02          0
    1531663                              O            10/01/32
    0


    8186721          286/286             F          159,950.00         T
                                         360        159,652.92          1
                                       6.375            997.88         62
                                       6.125            997.88
    CHARLESTON       SC   29492          1            09/27/02         00
    1518618                              03           11/01/02          0
    1518618                              O            10/01/32
    0


    8186723          286/286             F          392,000.00         ZZ
                                         360        391,306.39          1
                                       6.625          2,510.02         75
                                       6.375          2,510.02
1


    MONUMENT         CO   80132          2            09/05/02         00
    1524288                              05           11/01/02          0
    1524288                              O            10/01/32
    0


    8186725          286/286             F          320,040.00         ZZ
                                         360        319,459.77          1
                                       6.500          2,022.88         90
                                       6.250          2,022.88
    PARKLAND         FL   33076          1            09/20/02         12
    1586518                              03           11/01/02         25
    1586518                              O            10/01/32
    0


    8186727          286/286             F           38,000.00         ZZ
                                         240         37,846.90          1
                                       6.625            286.13         72
                                       6.375            286.13
    SILVER LAKE      IN   46982          2            09/20/02         00
    1502556                              05           11/01/02          0
    1502556                              N            10/01/22
    0


    8186729          286/286             F          267,750.00         ZZ
                                         360        267,361.19          4
                                       7.625          1,895.12         85
                                       7.375          1,895.12
    WEST ORANGE      NJ   07052          1            09/20/02         11
    1475932                              05           11/01/02         12
    1475932                              N            10/01/32
    0


    8186731          286/286             F          164,000.00         ZZ
                                         360        163,687.07          4
                                       7.250          1,118.77         80
                                       7.000          1,118.77
    SOUTH MILWAUKEE  WI   53172          1            09/26/02         00
    1532120                              05           11/01/02          0
    1532120                              N            10/01/32
    0


    8186733          286/286             F          155,800.00         ZZ
                                         360        155,537.45          1
                                       6.875          1,023.50         95
                                       6.625          1,023.50
    CHICAGO          IL   60653          1            09/25/02         11
    1543327                              01           11/01/02         30
    1543327                              O            10/01/32
    0
1




    8186735          286/286             F          279,000.00         ZZ
                                         360        278,541.27          3
                                       7.000          1,856.20         62
                                       6.750          1,856.20
    PORTLAND         OR   97201          2            09/09/02         00
    1468198                              05           11/01/02          0
    1468198                              N            10/01/32
    0


    8186737          286/286             F           90,300.00         ZZ
                                         360         90,128.18          1
                                       6.250            556.00         80
                                       6.000            556.00
    ARLINGTON        TX   76010          1            09/19/02         00
    1327597                              05           11/01/02          0
    1327597                              N            10/01/32
    0


    8186739          286/286             F           90,300.00         ZZ
                                         360         90,128.18          1
                                       6.250            556.00         80
                                       6.000            556.00
    ARLINGTON        TX   76013          1            09/19/02         00
    1483877                              05           11/01/02          0
    1483877                              N            10/01/32
    0


    8186741          286/286             F          115,500.00         ZZ
                                         360        115,206.85          1
                                       6.625            739.56         76
                                       6.375            739.56
    BLOOMINGTON      MN   55437          2            09/12/02         00
    1505244                              05           11/01/02          0
    1505244                              N            10/01/32
    0


    8186745          286/286             F           66,405.00         ZZ
                                         360         66,306.58          3
                                       7.625            470.02         95
                                       7.375            470.02
    PHILADELPHIA     PA   19104          1            09/23/02         11
    1518045                              05           11/01/02         35
    1518045                              N            10/01/32
    0


    8186747          286/286             F          233,550.00         ZZ
                                         360        233,210.85          1
1


                                       7.625          1,653.05         80
                                       7.375          1,653.05
    HAYWARD          CA   94544          1            09/12/02         00
    1110008                              01           11/01/02          0
    1110008                              O            10/01/32
    0


    8186749          286/286             F           75,750.00         ZZ
                                         360         75,637.21          2
                                       7.500            529.66         75
                                       7.250            529.66
    KANSAS CITY      MO   64109          5            09/18/02         00
    1539415                              05           11/01/02          0
    1539415                              N            10/01/32
    0


    8186751          286/286             F           55,200.00         ZZ
                                         360         55,115.72          1
                                       7.375            381.26         80
                                       7.125            381.26
    LYNN HAVEN       FL   32444          1            09/13/02         00
    1533044                              05           11/01/02          0
    1533044                              N            10/01/32
    0


    8186753          286/286             F           54,400.00         ZZ
                                         360         54,316.95          1
                                       7.375            375.73         80
                                       7.125            375.73
    PANAMA CITY      FL   32401          5            09/20/02         00
    1533067                              05           11/01/02          0
    1533067                              N            10/01/32
    0


    8186755          286/286             F          242,950.00         ZZ
                                         360        242,550.54          3
                                       7.000          1,616.36         57
                                       6.750          1,616.36
    AUSTIN           TX   78705          5            09/12/02         00
    1493233                              05           11/01/02          0
    1493233                              N            10/01/32
    0


    8186757          286/286             F           95,000.00         ZZ
                                         360         94,834.88          1
                                       6.875            624.09         95
                                       6.625            624.09
    ORACLE           AZ   85623          1            09/19/02         14
    1556274                              05           11/01/02         30
1


    1556274                              O            10/01/32
    0


    8186759          286/286             F           90,000.00         ZZ
                                         360         89,836.82          1
                                       6.500            568.87         69
                                       6.250            568.87
    STAFFORD         VA   22554          5            09/25/02         00
    1609406                              01           11/01/02          0
    1609406                              N            10/01/32
    0


    8186761          286/286             F           54,800.00         ZZ
                                         360         54,688.93          1
                                       8.000            402.11         90
                                       7.750            402.11
    ROCKFORD         IL   61101          1            08/09/02         11
    1410893                              05           10/01/02         25
    1410893                              N            09/01/32
    0


    8186763          286/286             F          115,000.00         ZZ
                                         360        114,700.86          1
                                       6.750            745.89         42
                                       6.500            745.89
    ARLINGTON        VA   22203          2            09/10/02         00
    1510365                              01           11/01/02          0
    1510365                              N            10/01/32
    0


    8186765          286/286             F          300,000.00         ZZ
                                         360        299,456.11          1
                                       6.500          1,896.21         79
                                       6.250          1,896.21
    WASHINGTON       DC   20011          1            09/23/02         00
    1560315                              05           11/01/02          0
    1560315                              N            10/01/32
    0


    8186767          286/286             F          116,000.00         ZZ
                                         360        115,779.28          1
                                       6.250            714.24         80
                                       6.000            714.24
    MARIETTA         GA   30064          5            09/18/02         00
    1569254                              05           11/01/02          0
    1569254                              O            10/01/32
    0


1


    8186769          286/286             F          256,400.00         ZZ
                                         360        256,008.58          4
                                       7.375          1,770.90         90
                                       7.125          1,770.90
    MANCHESTER       NH   03101          1            09/18/02         21
    1451622                              05           11/01/02         25
    1451622                              N            10/01/32
    0


    8186771          286/286             F          374,400.00         ZZ
                                         360        373,737.53          1
                                       6.625          2,397.32         80
                                       6.375          2,397.32
    PACIFICA         CA   94044          1            09/12/02         00
    1115117                              05           11/01/02          0
    1115117                              N            10/01/32
    0


    8186773          286/286             F           56,000.00         ZZ
                                         360         55,900.90          1
                                       6.625            358.58         80
                                       6.375            358.58
    INDIANAPOLIS     IN   46226          5            09/10/02         00
    1543003                              05           11/01/02          0
    1543003                              O            10/01/32
    0


    8186775          286/286             F          123,300.00         ZZ
                                         360        123,116.40          3
                                       7.500            862.14         90
                                       7.250            862.14
    IRVINGTON        NJ   07111          1            09/23/02         12
    234620                               05           11/01/02         25
    234620                               N            10/01/32
    0


    8186777          286/286             F           80,650.00         ZZ
                                         360         80,529.91          1
                                       7.500            563.92         95
                                       7.250            563.92
    ORLANDO          FL   32822          1            09/23/02         10
    1518623                              01           11/01/02         35
    1518623                              O            10/01/32
    0


    8186779          286/286             F          288,900.00         ZZ
                                         360        288,458.97          2
                                       7.375          1,995.37         90
                                       7.125          1,995.37
1


    ROXBURY          MA   02119          1            09/27/02         11
    1273013                              05           11/01/02         25
    1273013                              N            10/01/32
    0


    8186781          286/286             F          272,000.00         ZZ
                                         360        271,584.78          2
                                       7.375          1,878.64         66
                                       7.125          1,878.64
    HYDE PARK        MA   02136          5            09/13/02         00
    1497285                              05           11/01/02          0
    1497285                              N            10/01/32
    0


    8186783          286/286             F           74,400.00         ZZ
                                         360         74,187.88          1
                                       7.750            533.02         80
                                       7.500            533.02
    KISSIMMEE        FL   34747          1            07/12/02         00
    1393674                              01           09/01/02          0
    1393674                              N            08/01/32
    0


    8186785          286/286             F          104,000.00         ZZ
                                         360        103,829.02          1
                                       7.000            691.91         79
                                       6.750            691.91
    PHOENIX          AZ   85029          5            09/12/02         00
    1580468                              05           11/01/02          0
    1580468                              N            10/01/32
    0


    8186787          286/286             F           83,000.00         T
                                         360         82,876.42          1
                                       7.500            580.35         64
                                       7.250            580.35
    SEVIERVILLE      TN   37876          5            09/12/02         00
    1528595                              05           11/01/02          0
    1528595                              O            10/01/32
    0


    8186811          286/286             F          259,000.00         ZZ
                                         360        258,530.45          1
                                       6.500          1,637.06         78
                                       6.250          1,637.06
    FORT WORTH       TX   76126          2            09/24/02         00
    1535313                              05           11/01/02          0
    1535313                              N            10/01/32
    0
1




    8186851          286/286             F           92,970.00         ZZ
                                         360         92,834.99          1
                                       7.625            658.04         90
                                       7.375            658.04
    SEYMOUR          IN   47274          1            09/04/02         10
    1562119                              05           11/01/02         30
    1562119                              O            10/01/32
    0


    8186853          286/286             F          285,000.00         ZZ
                                         360        284,277.12          1
                                       6.375          1,778.03         75
                                       6.125          1,778.03
    SAN FRANCISCO    CA   94124          5            09/10/02         00
    1114385                              05           11/01/02          0
    1114385                              N            10/01/32
    0


    8186855          286/286             F          357,500.00         ZZ
                                         360        356,826.72          4
                                       6.625          2,289.11         65
                                       6.375          2,289.11
    SAN FRANCISCO    CA   94124          5            09/10/02         00
    1114386                              05           11/01/02          0
    1114386                              N            10/01/32
    0


    8186857          286/286             F           67,500.00         ZZ
                                         360         67,389.02          1
                                       7.000            449.08         90
                                       6.750            449.08
    BLOOMINGTON      IN   47403          1            09/26/02         11
    1599013                              05           11/01/02         30
    1599013                              N            10/01/32
    0


    8186859          286/286             F           90,000.00         ZZ
                                         360         89,852.01          1
                                       7.000            598.78         90
                                       6.750            598.78
    BLOOMINGTON      IN   47403          1            09/26/02         11
    1599068                              05           11/01/02         25
    1599068                              N            10/01/32
    0


    8186861          286/286             F          272,000.00         ZZ
                                         360        271,342.28          3
1


                                       7.125          1,832.52         80
                                       6.875          1,832.52
    MATTAPAN         MA   02126          1            08/15/02         00
    1491229                              05           10/01/02          0
    1491229                              N            09/01/32
    0


    8186863          286/286             F          115,900.00         ZZ
                                         360        115,727.44          1
                                       7.500            810.39         95
                                       7.250            810.39
    CINCINNATI       OH   45240          1            09/23/02         12
    1561242                              05           11/01/02         30
    1561242                              O            10/01/32
    0


    8186865          286/286             F          249,900.00         ZZ
                                         360        249,537.11          3
                                       7.625          1,768.78         87
                                       7.375          1,768.78
    MANCHESTER       NH   03102          1            09/19/02         11
    1440390                              05           11/01/02         25
    1440390                              N            10/01/32
    0


    8186867          286/286             F           77,900.00         ZZ
                                         360         77,755.30          1
                                       6.375            486.00         80
                                       6.125            486.00
    MAUMEE           OH   43537          1            09/17/02         00
    1395055                              05           11/01/02          0
    1395055                              O            10/01/32
    0


    8186869          286/286             F           63,000.00         ZZ
                                         360         62,906.19          1
                                       7.500            440.51         70
                                       7.250            440.51
    AUSTIN           TX   78704          5            09/16/02         00
    1587112                              01           11/01/02          0
    1587112                              N            10/01/32
    0


    8186871          286/286             F           46,900.00         ZZ
                                         360         46,830.16          1
                                       7.500            327.94         70
                                       7.250            327.94
    AUSTIN           TX   78704          5            09/16/02         00
    1587200                              01           11/01/02          0
1


    1587200                              N            10/01/32
    0


    8186873          286/286             F          187,000.00         ZZ
                                         360        186,721.57          2
                                       7.500          1,307.53         80
                                       7.250          1,307.53
    NEW ORLEANS      LA   70125          2            09/11/02         00
    1571966                              05           11/01/02          0
    1571966                              N            10/01/32
    0


    8186877          286/286             F           44,400.00         ZZ
                                         360         44,333.87          1
                                       7.500            310.46         80
                                       7.250            310.46
    CHILTON          WI   53014          1            09/24/02         00
    1549999                              01           11/01/02          0
    1549999                              N            10/01/32
    0


    8186881          286/286             F           41,400.00         ZZ
                                         360         41,334.63          2
                                       7.250            282.43         92
                                       7.000            282.43
    SAN ANTONIO      TX   78210          1            09/20/02         10
    1535417                              05           11/01/02         25
    1535417                              N            10/01/32
    0


    8186883          286/286             F           39,000.00         ZZ
                                         360         38,935.87          1
                                       7.000            259.47         90
                                       6.750            259.47
    PHOENIX          AZ   85037          1            09/12/02         12
    1525179                              01           11/01/02         25
    1525179                              N            10/01/32
    0


    8186885          286/286             F          520,000.00         ZZ
                                         360        519,079.89          1
                                       6.625          3,329.62         80
                                       6.375          3,329.62
    RANCHO PALOS VE  CA   90275          5            09/12/02         00
    1505657                              05           11/01/02          0
    1505657                              O            10/01/32
    0


1


    8186891          286/286             F          113,600.00         ZZ
                                         360        113,408.56          1
                                       6.875            746.28         80
                                       6.625            746.28
    SACRAMENTO       CA   95833          1            09/04/02         00
    1491958                              05           11/01/02          0
    1491958                              O            10/01/32
    0


    8186895          286/286             F          146,350.00         ZZ
                                         360        146,103.38          1
                                       6.875            961.42         85
                                       6.625            961.42
    AURORA           CO   80011          2            09/12/02         10
    1524336                              05           11/01/02         12
    1524336                              O            10/01/32
    0


    8186897          286/286             F          288,000.00         ZZ
                                         360        287,581.78          2
                                       7.625          2,038.45         85
                                       7.375          2,038.45
    SANTA ANA        CA   92703          2            09/10/02         12
    1474283                              05           11/01/02         12
    1474283                              O            10/01/32
    0


    8186899          286/286             F          169,000.00         ZZ
                                         360        168,700.96          1
                                       6.625          1,082.13         80
                                       6.375          1,082.13
    CASSELBERRY      FL   32707          1            09/27/02         00
    1480518                              03           11/01/02          0
    1480518                              O            10/01/32
    0


    8186901          286/286             F           99,200.00         ZZ
                                         360         98,971.79          1
                                       6.875            651.68         80
                                       6.625            651.68
    MESA             AZ   85204          2            09/23/02         00
    1600775                              05           11/01/02          0
    1600775                              N            10/01/32
    0


    8186903          286/286             F          556,000.00         ZZ
                                         360        554,967.32          1
                                       6.375          3,468.72         69
                                       6.125          3,468.72
1


    STAMFORD         CT   06903          2            09/06/02         00
    1478633                              05           11/01/02          0
    1478633                              O            10/01/32
    0


    8186905          286/286             F           59,500.00         ZZ
                                         360         59,399.73          2
                                       6.875            390.88         70
                                       6.625            390.88
    NEW ORLEANS      LA   70116          5            09/19/02         00
    1411221                              05           11/01/02          0
    1411221                              N            10/01/32
    0


    8186907          286/286             F           88,650.00         ZZ
                                         360         88,511.27          1
                                       7.250            604.75         90
                                       7.000            604.75
    INDIANAPOLIS     IN   46236          1            09/13/02         11
    1374192                              05           11/01/02         25
    1374192                              N            10/01/32
    0


    8186909          286/286             F          156,000.00         ZZ
                                         360        155,723.96          1
                                       6.625            998.89         76
                                       6.375            998.89
    GILBERT          AZ   85233          2            09/03/02         00
    1528170                              03           11/01/02          0
    1528170                              N            10/01/32
    0


    8186911          286/286             F          108,000.00         ZZ
                                         360        107,826.75          1
                                       7.125            727.62         80
                                       6.875            727.62
    GLENDALE         AZ   85303          2            09/16/02         00
    1563430                              05           11/01/02          0
    1563430                              N            10/01/32
    0


    8186913          286/286             F           67,250.00         ZZ
                                         360         67,112.53          1
                                       5.875            397.81         43
                                       5.625            397.81
    JACKSONVILLE     FL   32259          1            09/27/02         00
    1550313                              03           11/01/02          0
    1550313                              N            10/01/32
    0
1




    8186915          286/286             F           96,000.00         ZZ
                                         360         95,706.09          1
                                       7.000            638.70         80
                                       6.750            638.70
    BLOOMINGTON      IN   47403          5            09/09/02         00
    1558427                              05           11/01/02          0
    1558427                              O            10/01/32
    0


    8186917          286/286             F          119,200.00         ZZ
                                         360        118,978.59          1
                                       6.375            743.66         80
                                       6.125            743.66
    DERBY            KS   67037          1            09/19/02         00
    1573540                              03           11/01/02          0
    1573540                              O            10/01/32
    0


    8186919          286/286             F          100,800.00         ZZ
                                         360        100,642.24          1
                                       7.250            687.64         80
                                       7.000            687.64
    ELKHART          IN   46514          1            09/13/02         00
    1539701                              05           11/01/02          0
    1539701                              O            10/01/32
    0


    8186921          286/286             F           68,400.00         ZZ
                                         360         68,300.66          2
                                       7.625            484.14         90
                                       7.375            484.14
    INDIANAPOLIS     IN   46201          1            09/24/02         11
    1530923                              05           11/01/02         25
    1530923                              N            10/01/32
    0


    8186923          286/286             F           58,500.00         ZZ
                                         360         58,415.05          2
                                       7.625            414.06         90
                                       7.375            414.06
    INDIANAPOLIS     IN   46208          1            09/24/02         10
    1530924                              05           11/01/02         30
    1530924                              N            10/01/32
    0


    8186925          286/286             F          143,920.00         ZZ
                                         360        143,665.34          1
1


                                       6.625            921.54         80
                                       6.375            921.54
    DAMASCUS         MD   20872          1            09/13/02         00
    1541794                              03           11/01/02          0
    1541794                              N            10/01/32
    0


    8186927          286/286             F          188,000.00         ZZ
                                         360        187,698.18          1
                                       7.375          1,298.47         80
                                       7.125          1,298.47
    ELK GROVE        CA   95758          1            09/13/02         00
    1562241                              05           11/01/02          0
    1562241                              N            10/01/32
    0


    8186929          286/286             F           35,100.00         ZZ
                                         360         35,033.21          1
                                       6.250            216.12         90
                                       6.000            216.12
    HOUSTON          TX   77042          1            09/18/02         10
    1518870                              01           11/01/02         25
    1518870                              O            10/01/32
    0


    8186931          286/286             F          308,000.00         ZZ
                                         360        307,552.73          1
                                       7.625          2,180.01         83
                                       7.375          2,180.01
    MIAMI            FL   33133          1            09/13/02         11
    1428685                              01           11/01/02         12
    1428685                              O            10/01/32
    0


    8186933          286/286             F           88,000.00         ZZ
                                         360         87,844.27          1
                                       6.625            563.48         80
                                       6.375            563.48
    HOUSTON          TX   77054          1            09/18/02         00
    1531068                              01           11/01/02          0
    1531068                              N            10/01/32
    0


    8186935          286/286             F           99,300.00         ZZ
                                         360         99,063.26          1
                                       6.875            652.34         79
                                       6.625            652.34
    TONGANOXIE       KS   66086          2            09/10/02         00
    1474479                              05           11/01/02          0
1


    1474479                              O            10/01/32
    0


    8186939          286/286             F          117,000.00         ZZ
                                         360        116,710.59          4
                                       7.000            778.41         90
                                       6.750            778.41
    ALBUQUERQUE      NM   87123          1            08/30/02         21
    1537879                              05           10/01/02         25
    1537879                              N            09/01/32
    0


    8186941          286/286             F          105,600.00         ZZ
                                         360        105,394.20          1
                                       6.125            641.64         80
                                       5.875            641.64
    CORPUS CHRISTI   TX   78412          1            09/25/02         00
    1587616                              01           11/01/02          0
    1587616                              O            10/01/32
    0


    8186943          286/286             F          135,000.00         ZZ
                                         360        134,761.11          1
                                       6.625            864.42         75
                                       6.375            864.42
    BOULDER          CO   80304          1            09/26/02         00
    1632953                              01           11/01/02          0
    1632953                              N            10/01/32
    0


    8186945          286/286             F          140,000.00         ZZ
                                         360        139,733.62          1
                                       6.250            862.01         54
                                       6.000            862.01
    CAVE CREEK       AZ   85331          2            09/18/02         00
    1555027                              03           11/01/02          0
    1555027                              O            10/01/32
    0


    8186947          286/286             F           86,250.00         ZZ
                                         360         86,111.63          1
                                       7.125            581.09         75
                                       6.875            581.09
    NEW HARMONY      IN   47631          5            09/19/02         00
    1571667                              05           11/01/02          0
    1571667                              O            10/01/32
    0


1


    8186949          286/286             F          389,650.00         ZZ
                                         360        388,977.13          1
                                       6.750          2,527.27         90
                                       6.500          2,527.27
    TAUNTON          MA   02780          1            09/27/02         12
    1522174                              05           11/01/02         25
    1522174                              O            10/01/32
    0


    8186953          286/286             F          171,000.00         ZZ
                                         360        170,751.68          4
                                       7.625          1,210.33         90
                                       7.375          1,210.33
    KANSAS CITY      MO   64111          1            09/20/02         11
    1553233                              05           11/01/02         25
    1553233                              N            10/01/32
    0


    8186957          286/286             F           76,400.00         ZZ
                                         360         76,289.05          3
                                       7.625            540.76         90
                                       7.375            540.76
    PENNSAUKEN       NJ   08110          1            09/18/02         11
    1329649                              05           11/01/02         25
    1329649                              N            10/01/32
    0


    8186959          286/286             F          178,000.00         ZZ
                                         360        177,692.62          2
                                       6.750          1,154.51         85
                                       6.500          1,154.51
    DUBLIN           OH   43016          2            09/24/02         21
    1496909                              05           11/01/02         12
    1496909                              N            10/01/32
    0


    8186961          286/286             F          400,000.00         ZZ
                                         360        399,292.21          1
                                       6.625          2,561.25         70
                                       6.375          2,561.25
    WESTON           MA   02493          5            09/16/02         00
    1539813                              05           11/01/02          0
    1539813                              O            10/01/32
    0


    8186965          286/286             F           96,400.00         ZZ
                                         360         96,241.48          1
                                       7.000            641.36         80
                                       6.750            641.36
1


    PHOENIX          AZ   85037          1            09/13/02         00
    1576748                              03           11/01/02          0
    1576748                              N            10/01/32
    0


    8186967          286/286             F          208,250.00         ZZ
                                         360        207,924.10          3
                                       7.250          1,420.64         85
                                       7.000          1,420.64
    WORCESTER        MA   01603          5            09/13/02         12
    1536018                              05           11/01/02         12
    1536018                              O            10/01/32
    0


    8186969          286/286             F          118,000.00         ZZ
                                         360        117,791.20          1
                                       6.625            755.57         72
                                       6.375            755.57
    SMYRNA           GA   30082          5            09/13/02         00
    1510190                              05           11/01/02          0
    1510190                              O            10/01/32
    0


    8186973          286/286             F          122,800.00         ZZ
                                         360        122,617.15          4
                                       7.500            858.64         80
                                       7.250            858.64
    BEAUMONT         CA   92223          1            09/03/02         00
    1372453                              05           11/01/02          0
    1372453                              N            10/01/32
    0


    8186975          286/286             F          105,300.00         ZZ
                                         360        105,109.10          1
                                       6.500            665.57         90
                                       6.250            665.57
    DAYTON           OH   45424          2            09/04/02         10
    1478527                              05           11/01/02         25
    1478527                              O            10/01/32
    0


    8186977          286/286             F          211,500.00         ZZ
                                         360        211,192.86          4
                                       7.625          1,496.99         90
                                       7.375          1,496.99
    REDDING          CA   96001          1            09/16/02         10
    1561527                              05           11/01/02         25
    1561527                              N            10/01/32
    0
1




    8186979          286/286             F          133,750.00         ZZ
                                         360        133,540.67          3
                                       7.250            912.42         70
                                       7.000            912.42
    RENO             NV   89502          1            09/24/02         00
    1116730                              05           11/01/02          0
    1116730                              N            10/01/32
    0


    8186981          286/286             F          196,000.00         ZZ
                                         360        195,677.73          1
                                       7.000          1,304.00         80
                                       6.750          1,304.00
    ARVADA           CO   80004          1            09/27/02         00
    1612142                              05           11/01/02          0
    1612142                              O            10/01/32
    0


    8186983          286/286             F          101,250.00         ZZ
                                         360        101,075.15          1
                                       6.750            656.71         75
                                       6.500            656.71
    TUCSON           AZ   85710          5            09/16/02         00
    1573103                              05           11/01/02          0
    1573103                              N            10/01/32
    0


    8186985          286/286             F          366,500.00         ZZ
                                         360        365,851.51          1
                                       6.625          2,346.74         74
                                       6.375          2,346.74
    MADISON          NJ   07940          5            09/11/02         00
    1547409                              05           11/01/02          0
    1547409                              O            10/01/32
    0


    8186987          286/286             F          356,100.00         ZZ
                                         360        355,454.41          1
                                       6.500          2,250.80         77
                                       6.250          2,250.80
    KATY             TX   77450          2            09/12/02         00
    1554979                              03           11/01/02          0
    1554979                              O            10/01/32
    0


    8186989          286/286             F           99,000.00         ZZ
                                         360         98,852.58          4
1


                                       7.500            692.23         90
                                       7.250            692.23
    LAURENS          SC   29601          1            09/18/02         12
    1511334                              05           11/01/02         25
    1511334                              N            10/01/32
    0


    8186991          286/286             F          112,000.00         T
                                         360        111,833.22          1
                                       7.500            783.13         80
                                       7.250            783.13
    KISSIMMEE        FL   34758          1            09/27/02         00
    1547301                              03           11/01/02          0
    1547301                              O            10/01/32
    0


    8186993          286/286             F          650,000.00         ZZ
                                         360        648,792.75          1
                                       6.375          4,055.16         52
                                       6.125          4,055.16
    ISLA MORADA      FL   33036          2            09/06/02         00
    1575621                              05           11/01/02          0
    1575621                              O            10/01/32
    0


    8186995          286/286             F          304,150.00         ZZ
                                         360        303,637.49          1
                                       6.875          1,998.05         80
                                       6.625          1,998.05
    ALEXANDRIA       VA   22304          1            09/27/02         00
    1493564                              03           11/01/02          0
    1493564                              N            10/01/32
    0


    8187001          286/286             F          345,000.00         ZZ
                                         360        344,374.53          3
                                       6.500          2,180.64         79
                                       6.250          2,180.64
    DORCHESTER       MA   02122          5            09/10/02         00
    1512969                              05           11/01/02          0
    1512969                              O            10/01/32
    0


    8187003          286/286             F          198,750.00         ZZ
                                         360        198,380.84          1
                                       6.375          1,239.95         75
                                       6.125          1,239.95
    KILL DEVIL HILL  NC   27948          1            09/20/02         00
    1531287                              05           11/01/02          0
1


    1531287                              N            10/01/32
    0


    8187005          286/286             F          179,925.00         ZZ
                                         360        179,590.82          1
                                       6.375          1,122.50         75
                                       6.125          1,122.50
    KITTY HAWK       NC   27949          1            09/20/02         00
    1531308                              05           11/01/02          0
    1531308                              N            10/01/32
    0


    8187007          286/286             F           69,520.00         ZZ
                                         360         69,419.04          2
                                       7.625            492.06         80
                                       7.375            492.06
    INDIANAPOLIS     IN   46222          1            09/20/02         00
    1587737                              05           11/01/02          0
    1587737                              N            10/01/32
    0


    8187009          286/286             F          356,000.00         ZZ
                                         360        355,338.79          1
                                       6.375          2,220.98         65
                                       6.125          2,220.98
    SAN FRANCISCO    CA   94122          2            09/18/02         00
    1547834                              05           11/01/02          0
    1547834                              O            10/01/32
    0


    8187011          286/286             F          132,800.00         ZZ
                                         360        132,581.64          1
                                       7.000            883.53         80
                                       6.750            883.53
    TEMPE            AZ   85282          5            09/05/02         00
    1443533                              05           11/01/02          0
    1443533                              O            10/01/32
    0


    8187013          286/286             F          119,000.00         ZZ
                                         360        118,794.50          4
                                       6.750            771.84         60
                                       6.500            771.84
    MONTGOMERY       AL   36116          2            09/19/02         00
    1487249                              05           11/01/02          0
    1487249                              N            10/01/32
    0


1


    8187015          286/286             F           75,000.00         ZZ
                                         360         74,860.69          1
                                       6.375            467.91         56
                                       6.125            467.91
    SAINT CLAIR      MI   48079          1            09/23/02         00
    1562617                              05           11/01/02          0
    1562617                              N            10/01/32
    0


    8187017          286/286             F          221,600.00         ZZ
                                         360        221,217.62          1
                                       6.875          1,455.76         80
                                       6.625          1,455.76
    GALT             CA   95632          5            09/07/02         00
    1474391                              05           11/01/02          0
    1474391                              O            10/01/32
    0


    8187019          286/286             F          104,000.00         ZZ
                                         360        103,845.14          2
                                       7.500            727.19         80
                                       7.250            727.19
    NEW ORLEANS      LA   70115          2            09/24/02         00
    1623955                              05           11/01/02          0
    1623955                              N            10/01/32
    0


    8187021          286/286             F           42,800.00         ZZ
                                         360         42,722.39          1
                                       6.500            270.53         67
                                       6.250            270.53
    RENO             NV   89512          2            09/20/02         00
    1526393                              01           11/01/02          0
    1526393                              O            10/01/32
    0


    8187023          286/286             F          121,500.00         ZZ
                                         360        121,002.22          4
                                       8.000            891.53         90
                                       7.750            891.53
    MILWAUKEE        WI   53218          1            05/14/02         12
    1277367                              05           07/01/02         25
    1277367                              N            06/01/32
    0


    8187027          286/286             F           80,010.00         ZZ
                                         360         79,839.47          4
                                       7.750            573.21         90
                                       7.500            573.21
1


    ST LOUIS         MO   63118          1            08/08/02         11
    1431619                              05           10/01/02         25
    1431619                              N            09/01/32
    0


    8187029          286/286             F          180,000.00         ZZ
                                         360        179,665.67          1
                                       6.375          1,122.97         80
                                       6.125          1,122.97
    CHESAPEAKE       VA   23321          1            09/13/02         00
    1557259                              05           11/01/02          0
    1557259                              O            10/01/32
    0


    8187031          286/286             F          118,575.00         ZZ
                                         360        118,375.19          1
                                       6.875            778.96         73
                                       6.625            778.96
    AURORA           CO   80013          2            09/25/02         00
    1555545                              05           11/01/02          0
    1555545                              N            10/01/32
    0


    8187033          286/286             F          113,500.00         ZZ
                                         360        113,308.73          1
                                       6.875            745.62         69
                                       6.625            745.62
    AURORA           CO   80013          2            09/13/02         00
    1561184                              05           11/01/02          0
    1561184                              N            10/01/32
    0


    8187035          286/286             F           95,000.00         ZZ
                                         360         94,865.45          1
                                       7.750            680.60         83
                                       7.500            680.60
    TOWNSEND         DE   19734          5            09/11/02         11
    1348874                              05           11/01/02         12
    1348874                              O            10/01/32
    0


    8187037          286/286             F          173,600.00         ZZ
                                         360        173,300.22          1
                                       6.750          1,125.97         80
                                       6.500          1,125.97
    ATASCADERO       CA   93422          1            09/19/02         00
    1613083                              03           11/01/02          0
    1613083                              N            10/01/32
    0
1




    8187039          286/286             F           97,650.00         ZZ
                                         360         97,477.20          1
                                       6.625            625.27         90
                                       6.375            625.27
    VIRGINIA BEACH   VA   23454          1            09/26/02         12
    1571070                              05           11/01/02         25
    1571070                              O            10/01/32
    0


    8187045          286/286             F          648,000.00         ZZ
                                         360        646,908.08          1
                                       6.875          4,256.90         80
                                       6.625          4,256.90
    PORTLAND         ME   04102          1            09/27/02         00
    1568181                              05           11/01/02          0
    1568181                              O            10/01/32
    0


    8187049          286/286             F           96,000.00         ZZ
                                         360         95,841.94          1
                                       7.000            638.69         79
                                       6.750            638.69
    CHESTER          VA   23831          5            09/09/02         00
    0001256181                           05           11/01/02          0
    0001256181                           N            10/01/32
    0


    8187051          286/286             F           68,850.00         ZZ
                                         360         68,241.01          1
                                       7.250            469.68         85
                                       7.000            469.68
    SALEM            OR   97303          2            12/07/01         11
    0009894206                           05           02/01/02         12
    0009894206                           N            01/01/32
    0


    8187053          286/286             F           80,200.00         ZZ
                                         360         79,423.73          1
                                       7.250            547.11         79
                                       7.000            547.11
    SALEM            OR   97301          2            12/07/01         00
    0009894533                           05           01/01/02          0
    0009894533                           N            12/01/31
    0


    8187055          286/286             F           48,600.00         ZZ
                                         360         48,516.08          1
1


                                       6.750            315.22         90
                                       6.500            315.22
    VIRGINIA BEACH   VA   23451          1            09/27/02         04
    0001253012                           05           11/01/02         30
    0001253012                           N            10/01/32
    0


    8187057          286/286             F           61,200.00         ZZ
                                         360         61,096.88          1
                                       6.875            402.04         80
                                       6.625            402.04
    HAMPTON          VA   23663          2            09/17/02         00
    0001115300                           05           11/01/02          0
    0001115300                           N            10/01/32
    0


    8187059          286/286             F           54,900.00         ZZ
                                         360         54,393.91          2
                                       7.500            383.87         90
                                       7.250            383.87
    CLEVELAND        OH   44105          1            11/08/01         12
    0009915752                           05           01/01/02         25
    0009915752                           N            12/01/31
    0


    8187061          286/286             F          132,800.00         ZZ
                                         360        132,522.14          1
                                       6.500            839.39         80
                                       6.250            839.39
    CHESAPEAKE       VA   23321          1            09/23/02         00
    0001112605                           05           11/01/02          0
    0001112605                           O            10/01/32
    0


    8187063          286/286             F          161,100.00         ZZ
                                         360        160,821.82          1
                                       6.750          1,044.89         79
                                       6.500          1,044.89
    CAMDEN           DE   19934          5            09/06/02         00
    0001255283                           05           11/01/02          0
    0001255283                           O            10/01/32
    0


    8187065          944/G02             F          324,000.00         ZZ
                                         360        323,699.91          1
                                       6.375          2,021.34         80
                                       6.125          2,021.34
    SCOTTSDALE       AZ   85260          5            10/27/02         00
    0434906194                           05           12/01/02          0
1


    W02032641                            O            11/01/32
    0


    8187067          286/286             F           83,000.00         ZZ
                                         360         82,856.67          1
                                       6.750            538.34         47
                                       6.500            538.34
    EDGEWATER        MD   21037          2            09/23/02         00
    0001254122                           05           11/01/02          0
    0001254122                           N            10/01/32
    0


    8187071          286/286             F           50,000.00         ZZ
                                         360         49,925.55          1
                                       7.500            349.61         80
                                       7.250            349.61
    BALTIMORE        MD   21216          1            09/25/02         00
    0001252531                           05           11/01/02          0
    0001252531                           N            10/01/32
    0


    8187073          286/286             F          120,150.00         ZZ
                                         360        119,933.43          1
                                       6.875            789.30         90
                                       6.625            789.30
    COTTONWOOD       CA   96022          1            09/12/02         04
    0001255533                           03           11/01/02         25
    0001255533                           O            10/01/32
    0


    8187075          286/286             F          106,400.00         ZZ
                                         360        106,245.49          1
                                       7.625            753.09         80
                                       7.375            753.09
    PORTLAND         OR   97206          1            09/18/02         00
    0001254002                           05           11/01/02          0
    0001254002                           N            10/01/32
    0


    8187077          286/286             F          149,600.00         ZZ
                                         360        149,322.31          1
                                       6.500            945.57         80
                                       6.250            945.57
    BEAVERTON        OR   97007          1            09/26/02         00
    0000820282                           05           11/01/02          0
    0000820282                           O            10/01/32
    0


1


    8187141          N34/G02             F          272,000.00         ZZ
                                         360        272,000.00          2
                                       6.375          1,696.93         80
                                       6.125          1,696.93
    CHICAGO          IL   60625          5            11/01/02         00
    0434933917                           05           01/01/03          0
    0627615                              O            12/01/32
    0


    8187999          313/G02             F          230,500.00         ZZ
                                         360        229,398.46          1
                                       6.750          1,495.02         78
                                       6.500          1,495.02
    WILSON           NC   27896          5            09/03/02         00
    0434877361                           05           10/01/02          0
    8826570                              O            09/01/32
    0


    8188001          313/G02             F          236,000.00         ZZ
                                         360        235,611.97          1
                                       7.000          1,570.12         80
                                       6.750          1,570.12
    MOUNT PROSPECT   IL   60056          5            09/03/02         00
    0434868055                           05           11/01/02          0
    8869174                              O            10/01/32
    0


    8188003          313/G02             F          388,000.00         ZZ
                                         360        386,967.33          1
                                       6.625          2,484.41         80
                                       6.375          2,484.41
    CARROLLTON       VA   23314          5            09/05/02         00
    0434877429                           05           10/01/02          0
    8889461                              O            09/01/32
    0


    8188005          313/G02             F           63,180.00         ZZ
                                         360         63,073.53          1
                                       6.875            415.05         90
                                       6.625            415.05
    PARSONS          TN   38363          1            09/10/02         02
    0434868022                           05           11/01/02         25
    8918609                              N            10/01/32
    0


    8188009          313/G02             F          202,000.00         ZZ
                                         360        201,547.42          2
                                       7.500          1,412.42         88
                                       7.250          1,412.42
1


    WOODBRIDGE       NJ   08832          5            09/05/02         11
    0434867990                           05           10/01/02         25
    8920878                              O            09/01/32
    0


    8188013          313/G02             F          150,000.00         ZZ
                                         360        149,721.40          1
                                       6.375            935.81         74
                                       6.125            935.81
    GRANTS PASS      OR   97526          5            09/04/02         00
    0434867271                           05           11/01/02          0
    8886814                              O            10/01/32
    0


    8188023          313/G02             F          148,000.00         ZZ
                                         360        147,750.60          1
                                       6.875            972.26         80
                                       6.625            972.26
    CARY             IL   60013          5            09/11/02         00
    0434869152                           05           11/01/02          0
    8895138                              O            10/01/32
    0


    8188025          313/G02             F          420,000.00         ZZ
                                         360        419,156.28          1
                                       6.625          2,689.31         67
                                       6.375          2,689.31
    CORAL GABLES     FL   33134          1            09/17/02         00
    0434869301                           06           11/01/02          0
    8920910                              O            10/01/32
    0


    8188033          313/G02             F           73,350.00         ZZ
                                         360         73,104.49          1
                                       6.500            463.63         90
                                       6.250            463.63
    CAROL STREAM     IL   60188          1            09/19/02         12
    0434869277                           01           11/01/02         25
    8995391                              O            10/01/32
    0


    8188039          313/G02             F          352,000.00         ZZ
                                         360        351,346.21          1
                                       6.375          2,196.03         80
                                       6.125          2,196.03
    BLOOMFIELD TWP   MI   48302          5            09/19/02         00
    0434861233                           05           11/01/02          0
    8961955                              O            10/01/32
    0
1




    8188041          313/G02             F          375,000.00         ZZ
                                         360        374,303.49          1
                                       6.375          2,339.52         79
                                       6.125          2,339.52
    CHICAGO          IL   60636          1            09/26/02         00
    0434869434                           09           11/01/02          0
    9020173                              O            10/01/32
    0


    8188043          313/G02             F          400,000.00         ZZ
                                         360        399,680.12          1
                                       7.125          2,694.88         59
                                       6.875          2,694.88
    GENEVA           IL   60134          1            10/01/02         00
    0434861621                           05           12/01/02          0
    9063298                              O            11/01/32
    0


    8188053          313/G02             F          160,000.00         ZZ
                                         360        159,730.39          2
                                       6.875          1,051.09         54
                                       6.625          1,051.09
    FRANKLIN         MA   02038          5            09/17/02         00
    0434877304                           05           11/01/02          0
    8893117                              N            10/01/32
    0


    8188057          313/G02             F          348,700.00         ZZ
                                         360        348,067.81          1
                                       6.500          2,204.03         88
                                       6.250          2,204.03
    ATLANTA          GA   30319          5            09/26/02         11
    0434867784                           05           11/01/02         25
    9003054                              O            10/01/32
    0


    8188101          313/G02             F          112,500.00         ZZ
                                         360        112,154.42          3
                                       7.375            777.01         90
                                       7.125            777.01
    PROVIDENCE       RI   02907          1            08/01/02         11
    0434867982                           05           09/01/02         25
    8848426                              N            08/01/32
    0


    8188107          313/G02             F          143,600.00         ZZ
                                         360        143,181.26          1
1


                                       6.375            895.88         80
                                       6.125            895.88
    PORTLAND         OR   97218          1            08/20/02         00
    0434868154                           05           10/01/02          0
    8910853                              O            09/01/32
    0


    8188109          313/G02             F          340,000.00         ZZ
                                         360        339,116.83          2
                                       6.750          2,205.24         78
                                       6.500          2,205.24
    CHICAGO          IL   60622          2            08/28/02         00
    0434869194                           05           10/01/02          0
    8911794                              N            09/01/32
    0


    8188111          313/G02             F          156,000.00         ZZ
                                         360        155,623.49          1
                                       7.125          1,051.01         90
                                       6.875          1,051.01
    SCHAUMBURG       IL   60193          1            08/29/02         01
    0434867883                           01           10/01/02         25
    8870628                              O            09/01/32
    0


    8188115          313/G02             F          234,000.00         ZZ
                                         360        233,449.04          3
                                       7.250          1,596.30         90
                                       7.000          1,596.30
    PROVIDENCE       RI   02908          1            08/30/02         11
    0434868105                           05           10/01/02         25
    8844714                              N            09/01/32
    0


    8188117          313/G02             F          130,000.00         ZZ
                                         360        129,636.88          1
                                       6.750            843.18         45
                                       6.500            843.18
    WEST BRIDGEWATE  MA   02379          5            08/28/02         00
    0434877155                           05           10/01/02          0
    8914293                              O            09/01/32
    0


    8188121          313/G02             F          247,500.00         ZZ
                                         360        246,972.53          3
                                       7.750          1,773.13         90
                                       7.500          1,773.13
    CHICAGO          IL   60619          5            08/29/02         11
    0434867966                           05           10/01/02         25
1


    8933541                              O            09/01/32
    0


    8188125          313/G02             F          600,000.00         ZZ
                                         360        598,912.24          1
                                       6.500          3,792.41         75
                                       6.250          3,792.41
    MC LEAN          VA   22101          2            10/01/02         00
    0434868204                           05           11/01/02          0
    8822876                              O            10/01/32
    0


    8188131          313/G02             F          574,500.00         ZZ
                                         360        573,967.89          1
                                       6.375          3,584.14         75
                                       6.125          3,584.14
    BELLAIRE         TX   77401          1            10/04/02         00
    0434867446                           05           12/01/02          0
    9000803                              O            11/01/32
    0


    8188133          313/G02             F          315,000.00         ZZ
                                         360        314,715.23          1
                                       6.500          1,991.02         80
                                       6.250          1,991.02
    ELLICOTT CITY    MD   21043          5            10/09/02         00
    0434877460                           05           12/01/02          0
    9005463                              O            11/01/32
    0


    8188135          313/G02             F           68,000.00         ZZ
                                         360         67,948.26          1
                                       7.375            469.66         80
                                       7.125            469.66
    CHICAGO          IL   60707          1            10/07/02         00
    0434877221                           01           12/01/02          0
    9013970                              N            11/01/32
    0


    8188137          313/G02             F           85,600.00         ZZ
                                         360         85,522.61          1
                                       6.500            541.06         80
                                       6.250            541.06
    EUGENE           OR   97402          1            10/02/02         00
    0434877098                           05           12/01/02          0
    9021254                              N            11/01/32
    0


1


    8188141          313/G02             F          333,750.00         ZZ
                                         360        333,476.42          1
                                       7.000          2,220.45         75
                                       6.750          2,220.45
    EVANSTON         IL   60201          2            10/04/02         00
    0434868428                           05           12/01/02          0
    9052952                              O            11/01/32
    0


    8188207          A39/G02             F          296,000.00         ZZ
                                         360        295,719.15          1
                                       6.250          1,822.52         80
                                       6.000          1,822.52
    CALABASAS        CA   91302          2            10/11/02         00
    0434950705                           01           12/01/02          0
    2201832                              O            11/01/32
    0


    8188377          E47/G02             F          188,500.00         ZZ
                                         360        188,325.42          1
                                       6.375          1,175.99         48
                                       6.125          1,175.99
    LIVERMORE        CA   94551          5            10/17/02         00
    0434905501                           05           12/01/02          0
    7359520749                           O            11/01/32
    0


    8188459          K15/G02             F          130,500.00         ZZ
                                         360        130,390.37          1
                                       6.875            857.29         90
                                       6.625            857.29
    YALE             MI   48097          5            10/25/02         41
    0434909438                           05           12/01/02         25
    035205504725                         O            11/01/32
    0


    8188667          737/G02             F          229,900.00         ZZ
                                         360        229,729.39          4
                                       7.500          1,607.49         95
                                       7.250          1,607.49
    METAIRIE         LA   70003          1            10/31/02         12
    0434888400                           05           12/01/02         30
    2093050                              O            11/01/32
    0


    8188707          737/G02             F           85,600.00         ZZ
                                         360         85,529.83          3
                                       7.000            569.50         80
                                       6.750            569.50
1


    PHOENIX          AZ   85006          1            10/31/02         00
    0434952743                           05           12/01/02          0
    2093400                              N            11/01/32
    0


    8188735          M37/G02             F          103,920.00         ZZ
                                         360        103,830.53          1
                                       6.750            674.02         80
                                       6.500            674.02
    AVONDALE         AZ   85323          1            10/28/02         00
    0434945606                           03           12/01/02          0
    609805                               O            11/01/32
    0


    8188777          N47/G02             F          350,000.00         ZZ
                                         360        349,705.96          1
                                       6.875          2,299.25         79
                                       6.625          2,299.25
    FREMONT          CA   94538          5            10/07/02         00
    0434946885                           05           12/01/02          0
    20420703                             O            11/01/32
    0


    8188813          W93/G02             F           92,000.00         ZZ
                                         360         91,914.79          1
                                       6.375            573.96         80
                                       6.125            573.96
    CALDWELL         ID   83605          1            10/24/02         00
    0434890943                           05           12/01/02          0
    61392692                             O            11/01/32
    0


    8188855          N67/G02             F          136,000.00         ZZ
                                         360        135,882.91          1
                                       6.750            882.09         80
                                       6.500            882.09
    GILBERT          AZ   85234          1            10/23/02         00
    0434948501                           05           12/01/02          0
    1760003142                           O            11/01/32
    0


    8188923          W93/G02             F          156,000.00         ZZ
                                         360        155,862.36          1
                                       6.625            998.89         80
                                       6.375            998.89
    LIVERMORE        CA   94550          1            10/28/02         00
    0434881538                           01           12/01/02          0
    20432837                             O            11/01/32
    0
1




    8188939          K31/G02             F          202,300.00         ZZ
                                         360        202,112.63          1
                                       6.375          1,262.09         80
                                       6.125          1,262.09
    SUWANEE          GA   30024          1            10/31/02         00
    0434934576                           05           12/01/02          0
    918364                               O            11/01/32
    0


    8188981          944/G02             F          427,500.00         ZZ
                                         360        427,113.53          1
                                       6.500          2,702.10         90
                                       6.250          2,702.10
    VACAVILLE        CA   95688          1            10/25/02         04
    0434899522                           05           12/01/02         25
    S02033524                            O            11/01/32
    0


    8189079          964/G02             F          375,520.00         ZZ
                                         360        375,520.00          1
                                       5.875          2,221.34         80
                                       5.625          2,221.34
    DESOTO           TX   75115          2            11/04/02         00
    0434961801                           05           01/01/03          0
    288122                               O            12/01/32
    0


    8189095          696/G02             F          351,200.00         ZZ
                                         360        350,874.72          2
                                       6.375          2,191.03         80
                                       6.125          2,191.03
    WASHINGTON       DC   20003          1            10/25/02         00
    0434905873                           05           12/01/02          0
    31202526                             O            11/01/32
    0


    8189103          696/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       6.625          2,433.18         71
                                       6.375          2,433.18
    DARNESTOWN       MD   20874          2            11/06/02         00
    0434910063                           05           01/01/03          0
    25102259                             O            12/01/32
    0


    8189257          X67/G02             F          212,000.00         ZZ
                                         360        211,812.96          2
1


                                       6.625          1,357.46         80
                                       6.375          1,357.46
    CHICAGO          IL   60634          2            10/25/02         00
    0434928917                           05           12/01/02          0
    270407                               O            11/01/32
    0


    8189413          758/G02             F          104,000.00         ZZ
                                         360        103,905.98          1
                                       6.500            657.35         80
                                       6.250            657.35
    WILLIS           TX   77318          5            10/15/02         00
    0434961702                           05           12/01/02          0
    330523                               O            11/01/32
    0


    8189469          E82/G02             F           55,700.00         ZZ
                                         360         55,700.00          1
                                       6.500            352.06         75
                                       6.250            352.06
    GRAND JUNCTION   CO   81504          2            11/04/02         00
    0400701991                           01           01/01/03          0
    1623553                              O            12/01/32
    0


    8189503          E82/G02             F           81,500.00         ZZ
                                         360         81,500.00          1
                                       6.500            515.14         73
                                       6.250            515.14
    PAYSON           AZ   85541          2            11/04/02         00
    0400718847                           05           01/01/03          0
    1531413                              O            12/01/32
    0


    8189519          E82/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       6.750            713.46         79
                                       6.500            713.46
    ATLANTA          GA   30315          5            11/06/02         00
    0400713111                           05           01/01/03          0
    0400713111                           N            12/01/32
    0


    8189523          E82/G02             F           86,000.00         ZZ
                                         360         86,000.00          1
                                       6.375            536.53         40
                                       6.125            536.53
    THE DALLES       OR   97058          2            11/04/02         00
    0400700613                           05           01/01/03          0
1


    1741484                              O            12/01/32
    0


    8189525          E82/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.750          1,297.20         86
                                       6.500          1,297.20
    SEAFORD          NY   11783          5            11/04/02         04
    0400710299                           05           01/01/03         25
    0400710299                           O            12/01/32
    0


    8189553          E82/G02             F          107,000.00         ZZ
                                         360        107,000.00          1
                                       7.000            711.87         66
                                       6.750            711.87
    PLANO            TX   75023          2            11/04/02         00
    0400692273                           05           01/01/03          0
    1939917                              O            12/01/32
    0


    8189733          L20/G02             F          136,960.00         ZZ
                                         360        136,960.00          1
                                       6.375            854.45         80
                                       6.125            854.45
    BOISE            ID   83705          1            11/04/02         00
    0434963948                           01           01/01/03          0
    1151120255                           O            12/01/32
    0


    8189741          X82/G02             F          349,500.00         ZZ
                                         360        349,176.29          1
                                       6.375          2,180.43         80
                                       6.125          2,180.43
    STERLING         VA   20164          1            11/01/02         00
    0434889168                           03           12/01/02          0
    821530                               O            11/01/32
    0


    8189773          P01/G02             F          146,300.00         ZZ
                                         360        146,174.04          1
                                       6.750            948.90         80
                                       6.500            948.90
    WOLCOTT          CT   06716          1            10/24/02         00
    0434936944                           05           12/01/02          0
    02004168                             O            11/01/32
    0


1


    8189785          A35/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       6.625            704.34         31
                                       6.375            704.34
    OAK BEACH        NY   11702          5            10/31/02         00
    0434936373                           02           01/01/03          0
    948392                               O            12/01/32
    0


    8189793          U37/U37             F          400,000.00         T
                                         360        399,629.52          1
                                       6.375          2,495.48         58
                                       6.125          2,495.48
    CAYUCOS          CA   93430          2            10/25/02         00
    8900010576                           05           12/01/02          0
    8900010576                           O            11/01/32
    0


    8189799          Q57/G02             F          350,000.00         ZZ
                                         360        349,667.91          1
                                       6.250          2,155.01         74
                                       6.000          2,155.01
    REDONDO BEACH    CA   90278          2            10/25/02         00
    0434893194                           01           12/01/02          0
    10003938                             O            11/01/32
    0


    8189837          W30/G02             F          187,200.00         ZZ
                                         360        187,046.55          3
                                       7.000          1,245.45         90
                                       6.750          1,245.45
    PROVIDENCE       RI   02903          1            10/31/02         12
    0434940904                           05           12/01/02         25
    02100325                             N            11/01/32
    0


    8189839          A46/G02             F           64,600.00         ZZ
                                         360         64,538.70          1
                                       6.250            397.76         95
                                       6.000            397.76
    SEALY            TX   77474          1            10/22/02         04
    0434957601                           05           12/01/02         35
    0992751                              O            11/01/32
    0


    8189973          E22/G02             F          112,500.00         ZZ
                                         360        112,500.00          1
                                       6.750            729.67         73
                                       6.500            729.67
1


    TAMPA            FL   33625          5            11/04/02         00
    0414799718                           03           01/01/03          0
    0414799718                           O            12/01/32
    0


    8189979          E22/G02             F          144,500.00         ZZ
                                         360        144,500.00          1
                                       6.750            937.22         80
                                       6.500            937.22
    BEND             OR   97702          1            11/06/02         00
    0414835363                           03           01/01/03          0
    0414835363                           O            12/01/32
    0


    8189997          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.250          1,847.15         80
                                       6.000          1,847.15
    PARKER           CO   80134          5            11/04/02         00
    0414912923                           05           01/01/03          0
    0414912923                           O            12/01/32
    0


    8190003          E22/G02             F          399,500.00         ZZ
                                         360        399,500.00          1
                                       6.750          2,591.15         84
                                       6.500          2,591.15
    BRICK            NJ   08723          1            11/08/02         01
    0414960518                           05           01/01/03         12
    0414960518                           O            12/01/32
    0


    8190015          E22/G02             F          195,000.00         ZZ
                                         240        195,000.00          1
                                       6.875          1,497.24         80
                                       6.625          1,497.24
    BERLIN HEIGHTS   OH   44814          5            11/06/02         00
    0414995753                           05           01/01/03          0
    0414995753                           O            12/01/22
    0


    8190019          E22/G02             F          138,510.00         ZZ
                                         360        138,407.21          1
                                       7.500            968.48         90
                                       7.250            968.48
    CORDOVA          TN   38016          1            11/04/02         04
    0415004795                           05           12/01/02         25
    0415004795                           N            11/01/32
    0
1




    8190029          E22/G02             F          258,375.00         ZZ
                                         360        258,135.70          1
                                       6.375          1,611.92         75
                                       6.125          1,611.92
    MURRIETA         CA   92562          5            11/03/02         00
    0415046150                           05           12/01/02          0
    0415046150                           O            11/01/32
    0


    8190033          A06/G02             F          328,000.00         ZZ
                                         360        327,703.48          1
                                       6.500          2,073.19         80
                                       6.250          2,073.19
    CLARKSTON        MI   48348          2            10/28/02         00
    0434956595                           05           12/01/02          0
    BAENZIGER                            O            11/01/32
    0


    8190035          E22/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.375          1,147.92         80
                                       6.125          1,147.92
    CEDAR HILL       TX   75104          5            11/04/02         00
    0415059898                           03           01/01/03          0
    0415059898                           O            12/01/32
    0


    8190039          E22/G02             F           36,000.00         ZZ
                                         360         36,000.00          2
                                       7.875            261.02         90
                                       7.625            261.02
    DAYTON           OH   45439          1            11/08/02         01
    0415064062                           05           01/01/03         25
    0415064062                           N            12/01/32
    0


    8190041          E22/G02             F          107,500.00         ZZ
                                         360        107,500.00          1
                                       6.125            653.18         89
                                       5.875            653.18
    LINCOLN          NE   68516          2            11/06/02         11
    0415067792                           05           01/01/03         25
    0415067792                           O            12/01/32
    0


    8190047          E22/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
1


                                       6.375            549.01         80
                                       6.125            549.01
    ASBURY PARK      NJ   07712          1            11/08/02         00
    0415074780                           05           01/01/03          0
    0415074780                           N            12/01/32
    0


    8190053          E22/G02             F          448,000.00         ZZ
                                         360        447,585.06          1
                                       6.375          2,794.94         80
                                       6.125          2,794.94
    WASHINGTON TOWN  NJ   08691          2            11/04/02         00
    0415076769                           03           12/01/02          0
    0415076769                           O            11/01/32
    0


    8190057          E22/G02             F          234,000.00         ZZ
                                         360        234,000.00          1
                                       6.500          1,479.04         80
                                       6.250          1,479.04
    HIGHLAND PARK    IL   60035          2            11/05/02         00
    0415318153                           05           01/01/03          0
    0415318153                           O            12/01/32
    0


    8190059          E22/G02             F           69,000.00         ZZ
                                         360         69,000.00          1
                                       7.125            464.87         75
                                       6.875            464.87
    ASHEVILLE        NC   28806          2            11/08/02         00
    0415319490                           05           01/01/03          0
    0415319490                           N            12/01/32
    0


    8190061          E22/G02             F          185,250.00         ZZ
                                         360        185,250.00          1
                                       6.375          1,155.72         75
                                       6.125          1,155.72
    FOLSOM           CA   95630          5            11/02/02         00
    0415320191                           05           01/01/03          0
    0415320191                           O            12/01/32
    0


    8190075          E22/G02             F          146,250.00         ZZ
                                         360        146,250.00          1
                                       6.875            960.76         90
                                       6.625            960.76
    BERKLEY TOWNSHI  NJ   08721          1            11/08/02         04
    0415331495                           05           01/01/03         25
1


    0415331495                           N            12/01/32
    0


    8190077          E22/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       6.375          1,048.10         80
                                       6.125          1,048.10
    EAST WENATCHEE   WA   98802          5            11/01/02         00
    0415332253                           05           01/01/03          0
    0415332253                           O            12/01/32
    0


    8190093          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       7.000            665.30         80
                                       6.750            665.30
    WEBBERVILLE      MI   48892          2            11/06/02         00
    0415347335                           05           01/01/03          0
    0415347335                           O            12/01/32
    0


    8190099          E22/G02             F           76,800.00         ZZ
                                         360         76,800.00          1
                                       7.875            556.85         80
                                       7.625            556.85
    WARREN           MI   48089          2            11/08/02         00
    0415349844                           05           01/01/03          0
    0415349844                           N            12/01/32
    0


    8190105          E22/G02             F           57,000.00         ZZ
                                         360         57,000.00          1
                                       6.500            360.28         42
                                       6.250            360.28
    CHESTERFIELD TW  MI   48047          5            11/06/02         00
    0415365774                           05           01/01/03          0
    0415365774                           O            12/01/32
    0


    8190113          E22/G02             F          146,700.00         ZZ
                                         360        146,700.00          1
                                       6.750            951.49         90
                                       6.500            951.49
    SACRAMENTO       CA   95823          1            11/04/02         01
    0414378710                           05           01/01/03         25
    0415378710                           N            12/01/32
    0


1


    8190131          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       7.125          1,158.80         80
                                       6.875          1,158.80
    FORT BRAGG       CA   95437          1            11/04/02         00
    0415425016                           05           01/01/03          0
    0415425016                           N            12/01/32
    0


    8190133          E22/G02             F          123,291.00         ZZ
                                         360        123,291.00          1
                                       7.000            820.26         90
                                       6.750            820.26
    MIAMI            FL   33186          1            11/08/02         01
    0415427624                           09           01/01/03         30
    0415427624                           O            12/01/32
    0


    8190139          E22/G02             F           59,600.00         ZZ
                                         360         59,600.00          1
                                       6.500            376.71         80
                                       6.250            376.71
    FLORENCE         AL   35630          5            11/04/02         00
    0415088756                           05           01/01/03          0
    0415088756                           O            12/01/32
    0


    8190149          E22/G02             F           66,900.00         ZZ
                                         360         66,853.96          2
                                       7.875            485.07         89
                                       7.625            485.07
    GRAND RAPIDS     MI   49507          5            11/04/02         04
    0415102722                           05           12/01/02         25
    0415102722                           O            11/01/32
    0


    8190151          E22/G02             F          325,579.00         ZZ
                                         360        325,277.45          1
                                       6.375          2,031.19         80
                                       6.125          2,031.19
    VENTURA          CA   93004          5            10/22/02         00
    0415106285                           05           12/01/02          0
    0415106285                           O            11/01/32
    0


    8190159          E22/G02             F          280,000.00         ZZ
                                         240        280,000.00          1
                                       6.625          2,108.26         80
                                       6.375          2,108.26
1


    SPRING VALLEY    OH   45370          5            11/05/02         00
    0415127893                           05           01/01/03          0
    0415127893                           O            12/01/22
    0


    8190171          E22/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
                                       6.625            489.84         90
                                       6.375            489.84
    SACRAMENTO       CA   95842          1            11/02/02         01
    0415148576                           01           01/01/03         25
    0415148576                           N            12/01/32
    0


    8190199          E22/G02             F          284,000.00         ZZ
                                         360        284,000.00          1
                                       6.625          1,818.48         80
                                       6.375          1,818.48
    WESTON           FL   33326          1            11/08/02         00
    0415185362                           03           01/01/03          0
    0415185362                           O            12/01/32
    0


    8190209          E22/G02             F          242,000.00         ZZ
                                         360        242,000.00          1
                                       6.375          1,509.77         79
                                       6.125          1,509.77
    SALT LAKE CITY   UT   84108          2            11/01/02         00
    0415196534                           05           01/01/03          0
    0415196534                           O            12/01/32
    0


    8190217          E22/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       6.750            616.17         76
                                       6.500            616.17
    HOLLYWOOD        FL   33023          5            11/04/02         00
    0415199108                           05           01/01/03          0
    0415199108                           O            12/01/32
    0


    8190219          E22/G02             F          334,000.00         ZZ
                                         360        334,000.00          1
                                       6.625          2,138.64         93
                                       6.375          2,138.64
    WHEAT RIDGE      CO   80033          2            11/04/02         01
    0415200856                           05           01/01/03         30
    0415200856                           O            12/01/32
    0
1




    8190241          E22/G02             F          228,750.00         ZZ
                                         360        228,750.00          1
                                       6.750          1,483.67         75
                                       6.500          1,483.67
    MIAMI            FL   33175          1            11/08/02         00
    0415218650                           05           01/01/03          0
    0415218650                           O            12/01/32
    0


    8190245          E22/G02             F           44,000.00         ZZ
                                         360         44,000.00          1
                                       7.500            307.65         80
                                       7.250            307.65
    LINDEN           NJ   07036          1            11/08/02         00
    0415220995                           01           01/01/03          0
    0415220995                           N            12/01/32
    0


    8190255          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       6.375            973.24         74
                                       6.125            973.24
    PLANO            TX   75075          5            11/04/02         00
    0415226539                           05           01/01/03          0
    0415226539                           O            12/01/32
    0


    8190269          E22/G02             F          140,000.00         ZZ
                                         360        139,876.48          1
                                       6.625            896.44         80
                                       6.375            896.44
    DALLAS           TX   75243          5            11/04/02         00
    0415242239                           05           12/01/02          0
    0415242239                           O            11/01/32
    0


    8190271          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       7.625            424.68         80
                                       7.375            424.68
    MISHAWAKA        IN   46544          5            11/06/02         00
    0415243930                           05           01/01/03          0
    0415243930                           O            12/01/32
    0


    8190275          E22/G02             F           74,100.00         ZZ
                                         240         74,100.00          1
1


                                       6.250            541.62         95
                                       6.000            541.62
    SARALAND         AL   36571          5            11/04/02         10
    0415248715                           05           01/01/03         30
    0415248715                           O            12/01/22
    0


    8190285          Q57/G02             F          356,000.00         ZZ
                                         360        356,000.00          1
                                       6.250          2,191.95         67
                                       6.000          2,191.95
    TORRANCE         CA   90503          2            10/31/02         00
    0434893145                           05           01/01/03          0
    10004050                             O            12/01/32
    0


    8190293          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       7.125            916.26         80
                                       6.875            916.26
    WARREN           MI   48092          5            11/05/02         00
    0415262245                           05           01/01/03          0
    0415262245                           O            12/01/32
    0


    8190295          E22/G02             F          173,833.00         ZZ
                                         360        173,833.00          1
                                       6.250          1,070.32         87
                                       6.000          1,070.32
    BRICK            NJ   08723          2            11/04/02         01
    0415263011                           05           01/01/03         25
    0415263011                           O            12/01/32
    0


    8190297          E22/G02             F           52,000.00         ZZ
                                         360         52,000.00          1
                                       7.500            363.59         87
                                       7.250            363.59
    MEMPHIS          TN   38126          2            11/08/02         10
    0415264175                           05           01/01/03         25
    0415264175                           N            12/01/32
    0


    8190299          E22/G02             F          121,950.00         ZZ
                                         360        121,950.00          1
                                       7.000            811.34         90
                                       6.750            811.34
    CYPRESS          TX   77433          1            11/08/02         01
    0415265958                           03           01/01/03         25
1


    0415265958                           N            12/01/32
    0


    8190305          E22/G02             F          500,000.00         ZZ
                                         360        499,525.58          1
                                       6.250          3,078.59         80
                                       6.000          3,078.59
    BOISE            ID   83706          5            10/28/02         00
    0415271212                           03           12/01/02          0
    0415271212                           O            11/01/32
    0


    8190309          E22/G02             F           43,200.00         T
                                         360         43,200.00          1
                                       6.875            283.79         80
                                       6.625            283.79
    SEBRING          FL   33872          1            11/08/02         00
    0415274547                           01           01/01/03          0
    0415274547                           O            12/01/32
    0


    8190325          E22/G02             F          285,000.00         ZZ
                                         360        285,000.00          1
                                       6.375          1,778.03         80
                                       6.125          1,778.03
    HOUSTON          TX   77096          5            11/04/02         00
    0415281914                           03           01/01/03          0
    0415281914                           O            12/01/32
    0


    8190327          E22/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       6.375          1,048.10         47
                                       6.125          1,048.10
    AUSTIN           TX   78759          5            11/04/02         00
    0415283324                           05           01/01/03          0
    0415283324                           O            12/01/32
    0


    8190371          E22/G02             F          147,976.00         ZZ
                                         360        147,976.00          1
                                       6.875            972.10         80
                                       6.625            972.10
    BALTIMORE        MD   21234          1            11/08/02         00
    0415291103                           09           01/01/03          0
    0415291103                           O            12/01/32
    0


1


    8190377          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
                                       6.375          1,272.69         80
                                       6.125          1,272.69
    FORT WORTH       TX   76126          5            11/04/02         00
    0415302751                           03           01/01/03          0
    0415302751                           O            12/01/32
    0


    8190383          E22/G02             F          585,000.00         ZZ
                                         360        584,471.15          1
                                       6.500          3,697.60         74
                                       6.250          3,697.60
    STEVENSVILLE     MI   49127          5            11/04/02         00
    0415307016                           05           12/01/02          0
    0415307016                           O            11/01/32
    0


    8190395          Q57/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
                                       6.250          2,308.94         63
                                       6.000          2,308.94
    LONG BEACH       CA   90807          2            10/31/02         00
    0434893442                           05           01/01/03          0
    10004079                             O            12/01/32
    0


    8190425          U50/G02             F          150,300.00         ZZ
                                         360        150,193.92          4
                                       7.750          1,076.77         90
                                       7.500          1,076.77
    PROVIDENCE       RI   02909          1            10/16/02         11
    0435051602                           05           12/01/02         25
    9900138                              N            11/01/32
    0


    8190537          Q14/G02             F          103,000.00         ZZ
                                         360        102,897.46          1
                                       6.000            617.54         65
                                       5.750            617.54
    PHOENIX          AZ   85022          5            10/30/02         00
    0434897757                           05           12/01/02          0
    0000209586                           O            11/01/32
    0


    8190655          420/G02             F          596,250.00         ZZ
                                         360        595,697.76          1
                                       6.375          3,719.82         75
                                       6.125          3,719.82
1


    OAKLEY           CA   94561          1            10/21/02         00
    0434900742                           05           12/01/02          0
    72003753                             O            11/01/32
    0


    8190657          U05/G02             F          320,000.00         ZZ
                                         360        319,717.67          1
                                       6.625          2,049.00         80
                                       6.375          2,049.00
    EL DORADO HILLS  CA   95762          5            10/21/02         00
    0434905485                           05           12/01/02          0
    3270256                              O            11/01/32
    0


    8190685          H81/G02             F          108,900.00         ZZ
                                         360        108,823.14          2
                                       7.750            780.17         90
                                       7.500            780.17
    WEST ALLIS       WI   53214          1            11/01/02         04
    0434952255                           05           12/01/02         25
    WH17013                              N            11/01/32
    0


    8190733          U87/G02             F          225,000.00         ZZ
                                         360        224,786.51          1
                                       6.250          1,385.36         87
                                       6.000          1,385.36
    BURBANK          CA   91505          2            10/23/02         10
    0434954889                           05           12/01/02         25
    6564                                 O            11/01/32
    0


    8190857          944/G02             F          392,000.00         ZZ
                                         360        391,628.05          1
                                       6.250          2,413.62         62
                                       6.000          2,413.62
    SAMMAMISH        WA   98075          5            10/28/02         00
    0434910865                           05           12/01/02          0
    W02029282                            O            11/01/32
    0


    8191105          A06/G02             F          400,000.00         ZZ
                                         360        399,629.52          1
                                       6.375          2,495.48         74
                                       6.125          2,495.48
    WATERFORD        MI   48328          5            10/31/02         00
    0434876793                           29           12/01/02          0
    021000020226190                      O            11/01/32
    0
1




    8191371          642/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
                                       7.500            251.72         75
                                       7.250            251.72
    DESHLER          NE   68340          1            11/01/02         00
    0434979407                           05           01/01/03          0
    10152702                             O            12/01/32
    0


    8191435          W40/G02             F          145,500.00         ZZ
                                         360        145,361.94          1
                                       6.250            895.87         59
                                       6.000            895.87
    LIVONIA          MI   48150          2            10/30/02         00
    0434941233                           05           12/01/02          0
    998998254                            O            11/01/32
    0


    8191667          X51/G02             F          375,000.00         ZZ
                                         360        374,635.52          1
                                       6.125          2,278.54         71
                                       5.875          2,278.54
    GLENDORA         CA   91741          5            10/16/02         00
    0434931507                           05           12/01/02          0
    R2053777                             O            11/01/32
    0


    8191673          253/253             F          542,300.00         ZZ
                                         360        541,797.72          1
                                       6.375          3,383.25         75
                                       6.125          3,383.25
    LAFAYETTE        CO   80026          2            10/22/02         00
    425295                               05           12/01/02          0
    425295                               O            11/01/32
    0


    8191687          E47/G02             F           94,400.00         ZZ
                                         360         94,320.69          1
                                       6.875            620.14         80
                                       6.625            620.14
    WARREN           MI   48093          1            10/28/02         00
    0434943221                           01           12/01/02          0
    7360514580                           O            11/01/32
    0


    8191691          F64/G02             F           57,100.00         ZZ
                                         360         57,055.46          1
1


                                       7.250            389.52         80
                                       7.000            389.52
    CHESAPEAKE       VA   23322          1            11/05/02         00
    0434884060                           07           12/01/02          0
    MONTG5000001879                      N            11/01/32
    0


    8191735          M27/G02             F          328,000.00         ZZ
                                         360        328,000.00          1
                                       6.375          2,046.29         80
                                       6.125          2,046.29
    RICHMOND         VA   23230          5            11/01/02         00
    0434961736                           05           01/01/03          0
    600837989                            O            12/01/32
    0


    8191889          253/253             F          196,000.00         ZZ
                                         360        195,818.46          1
                                       6.375          1,222.79         80
                                       6.125          1,222.79
    TERREL           TX   75161          5            10/21/02         00
    427600                               05           12/01/02          0
    427600                               O            11/01/32
    0


    8192055          737/G02             F           75,600.00         ZZ
                                         360         75,534.91          3
                                       6.750            490.34         95
                                       6.500            490.34
    EL PASO          TX   79903          1            10/31/02         12
    0434952792                           05           12/01/02         30
    2092751                              O            11/01/32
    0


    8192129          X10/G02             F           77,200.00         ZZ
                                         360         77,200.00          1
                                       6.500            487.96         79
                                       6.250            487.96
    HOUSTON          TX   77095          5            11/01/02         00
    0435007877                           05           01/01/03          0
    50001022                             O            12/01/32
    0


    8192131          X80/G02             F          149,600.00         ZZ
                                         240        149,276.22          1
                                       6.000          1,071.78         80
                                       5.750          1,071.78
    SOUTH EL MONTE   CA   91733          5            10/25/02         00
    0434948204                           05           12/01/02          0
1


    1410063620                           O            11/01/22
    0


    8192365          883/G02             F          106,650.00         ZZ
                                         360        106,555.91          1
                                       6.625            682.89         54
                                       6.375            682.89
    OVIEDO           FL   32765          5            10/25/02         00
    0434944633                           05           12/01/02          0
    05019029                             O            11/01/32
    0


    8192449          X64/G02             F          121,700.00         ZZ
                                         360        121,700.00          1
                                       6.500            769.23         77
                                       6.250            769.23
    HARPER WOODS     MI   48225          5            11/01/02         00
    0434951141                           05           01/01/03          0
    9989198                              O            12/01/32
    0


    8192543          B44/G02             F          486,000.00         ZZ
                                         360        485,549.87          1
                                       6.375          3,032.01         45
                                       6.125          3,032.01
    SUISUN CITY      CA   94585          5            10/29/02         00
    0434948642                           05           12/01/02          0
    3020611                              O            11/01/32
    0


    8192573          X81/G02             F          158,800.00         ZZ
                                         360        158,800.00          1
                                       6.875          1,043.20         80
                                       6.625          1,043.20
    ANDOVER          MN   55304          5            10/31/02         00
    0434889648                           05           01/01/03          0
    952633                               O            12/01/32
    0


    8192725          144/144             F          280,000.00         ZZ
                                         360        279,746.88          1
                                       6.500          1,769.79         61
                                       6.250          1,769.79
    MT TREMPER       NY   12457          5            10/23/02         00
    160701573                            05           12/01/02          0
    160701573                            O            11/01/32
    0


1


    8192775          144/144             F          394,000.00         ZZ
                                         360        393,336.09          1
                                       6.875          2,588.30         80
                                       6.625          2,588.30
    T/FAIRFIELD      CT   06830          5            09/20/02         00
    160698050                            05           11/01/02          0
    160698050                            O            10/01/32
    0


    8192779          K15/G02             F          136,800.00         ZZ
                                         360        136,800.00          1
                                       6.750            887.28         85
                                       6.500            887.28
    ROCHESTER        NH   03867          5            11/05/02         41
    0434922787                           05           01/01/03         12
    007105505510                         O            12/01/32
    0


    8192781          144/144             F          154,000.00         ZZ
                                         360        153,674.53          1
                                       6.375            960.76         57
                                       6.125            960.76
    MOUNT TREMPER    NY   12457          2            09/26/02         00
    160698316                            05           11/01/02          0
    160698316                            O            10/01/32
    0


    8192789          144/144             F          150,000.00         ZZ
                                         360        149,728.07          1
                                       6.500            948.10         69
                                       6.250            948.10
    NEW PALTZ        NY   12561          1            09/30/02         00
    02TAYLORH                            04           11/01/02          0
    02TAYLORH                            O            10/01/32
    0


    8192791          Q14/G02             F          102,400.00         ZZ
                                         360        102,400.00          1
                                       6.875            672.70         80
                                       6.625            672.70
    PHOENIX          AZ   85044          1            11/06/02         00
    0434921524                           03           01/01/03          0
    0000209618                           O            12/01/32
    0


    8192801          F36/G02             F          127,520.00         ZZ
                                         360        127,393.05          1
                                       6.000            764.55         80
                                       5.750            764.55
1


    OCEAN SHORES     WA   98569          1            10/30/02         00
    0434953287                           05           12/01/02          0
    06405292                             O            11/01/32
    0


    8192821          N47/G02             F          217,500.00         T
                                         360        217,298.55          1
                                       6.375          1,356.92         70
                                       6.125          1,356.92
    BIG BEAR LAKE    CA   92315          2            10/29/02         00
    0434955928                           05           12/01/02          0
    30500029                             O            11/01/32
    0


    8192889          808/G02             F          350,000.00         ZZ
                                         360        349,478.86          1
                                       7.500          2,447.26         78
                                       7.250          2,447.26
    NORTH HOLLYWOOD  CA   91602          1            09/24/02         00
    0434878096                           05           11/01/02          0
    9505330                              O            10/01/32
    0


    8192941          N47/G02             F          201,000.00         T
                                         360        200,809.28          1
                                       6.250          1,237.59         46
                                       6.000          1,237.59
    PALM SPRINGS     CA   92264          2            10/25/02         00
    0434959219                           05           12/01/02          0
    20620373                             O            11/01/32
    0


    8192945          U36/G02             F          158,500.00         ZZ
                                         360        158,366.84          1
                                       6.875          1,041.23         69
                                       6.625          1,041.23
    ROCKVILLE        MD   20851          5            10/11/02         00
    0434951422                           05           12/01/02          0
    819782002                            N            11/01/32
    0


    8192971          N47/G02             F          260,000.00         ZZ
                                         360        259,753.31          1
                                       6.250          1,600.86         55
                                       6.000          1,600.86
    FULLERTON        CA   92831          5            10/28/02         00
    0434959201                           05           12/01/02          0
    30500203                             O            11/01/32
    0
1




    8192975          U36/G02             F          104,000.00         ZZ
                                         360        103,912.62          1
                                       6.875            683.21         60
                                       6.625            683.21
    ROCKVILLE        MD   20851          5            10/11/02         00
    0434952537                           03           12/01/02          0
    819762002                            N            11/01/32
    0


    8192981          N47/G02             F          388,000.00         ZZ
                                         360        387,640.63          1
                                       6.375          2,420.62         80
                                       6.125          2,420.62
    UNION CITY       CA   94587          1            10/28/02         00
    0434947917                           05           12/01/02          0
    20500692                             O            11/01/32
    0


    8193371          L76/G02             F          139,400.00         ZZ
                                         240        139,400.00          1
                                       6.250          1,018.91         85
                                       6.000          1,018.91
    OWATONNA         MN   55060          2            11/05/02         11
    0434951943                           05           01/01/03         25
    9507284                              O            12/01/22
    0


    8193413          U05/G02             F          368,800.00         ZZ
                                         360        368,482.47          1
                                       6.750          2,392.03         80
                                       6.500          2,392.03
    BERKELEY         CA   94410          1            10/17/02         00
    0434909529                           05           12/01/02          0
    3258749                              O            11/01/32
    0


    8193439          F89/G02             F           80,000.00         ZZ
                                         360         79,934.43          2
                                       7.000            532.24         80
                                       6.750            532.24
    PORTERVILLE      CA   93257          5            10/29/02         00
    0434960126                           05           12/01/02          0
    40023161                             N            11/01/32
    0


    8193531          225/G02             F          558,000.00         ZZ
                                         360        557,483.18          1
1


                                       6.375          3,481.20         75
                                       6.125          3,481.20
    SAN LUIS OBISPO  CA   93401          5            10/22/02         00
    0434970117                           05           12/01/02          0
    007408140                            O            11/01/32
    0


    8193683          225/G02             F          490,000.00         T
                                         360        489,111.66          1
                                       6.500          3,097.14         74
                                       6.250          3,097.14
    BREWSTER         MA   02631          2            09/30/02         00
    0434907861                           05           11/01/02          0
    007390914                            O            10/01/32
    0


    8193735          225/G02             F          550,000.00         ZZ
                                         360        549,490.59          1
                                       6.375          3,431.29         73
                                       6.125          3,431.29
    CENTENNIAL       CO   80016          5            10/10/02         00
    0434979290                           05           12/01/02          0
    007394108                            O            11/01/32
    0


    8193783          K15/G02             F          106,300.00         ZZ
                                         360        106,219.11          1
                                       7.375            734.19         51
                                       7.125            734.19
    BEACON FALLS     CT   06403          5            10/25/02         00
    0434922878                           05           12/01/02          0
    037405503662                         O            11/01/32
    0


    8193837          W93/G02             F          142,320.00         ZZ
                                         360        142,191.34          1
                                       6.500            899.56         80
                                       6.250            899.56
    BOISE            ID   83702          1            10/24/02         00
    0434948949                           05           12/01/02          0
    59404504                             O            11/01/32
    0


    8194087          225/G02             F          450,000.00         ZZ
                                         360        448,742.96          1
                                       6.375          2,807.42         75
                                       6.125          2,807.42
    KINGSWOOD        NJ   08559          5            09/30/02         00
    0434969671                           05           11/01/02          0
1


    007404092                            O            10/01/32
    0


    8194273          225/G02             F          434,500.00         ZZ
                                         360        434,097.57          1
                                       6.375          2,710.71         74
                                       6.125          2,710.71
    RALEIGH          NC   27605          5            10/07/02         00
    0434985164                           05           12/01/02          0
    006598147                            O            11/01/32
    0


    8194393          W93/G02             F          111,900.00         ZZ
                                         360        111,812.70          1
                                       7.250            763.36         80
                                       7.000            763.36
    TUCSON           AZ   85743          1            10/30/02         00
    0434948550                           03           12/01/02          0
    35434720                             O            11/01/32
    0


    8194405          225/G02             F          600,000.00         ZZ
                                         360        599,430.70          1
                                       6.250          3,694.30         76
                                       6.000          3,694.30
    MILLBURN         NJ   07078          2            10/07/02         00
    0434907994                           05           12/01/02          0
    006716197                            O            11/01/32
    0


    8194409          K15/G02             F          250,100.00         ZZ
                                         360        250,100.00          2
                                       6.500          1,580.80         75
                                       6.250          1,580.80
    ROSLINDALE       MA   02131          5            11/01/02         00
    0434927687                           05           01/01/03          0
    024005505654                         O            12/01/32
    0


    8194551          W93/G02             F          180,800.00         ZZ
                                         360        180,640.48          1
                                       6.625          1,157.69         80
                                       6.375          1,157.69
    KLAMATH FALLS    OR   97601          1            10/25/02         00
    0434949350                           03           12/01/02          0
    44403287                             O            11/01/32
    0


1


    8194575          K15/G02             F          144,500.00         ZZ
                                         360        144,378.60          1
                                       6.875            949.26         79
                                       6.625            949.26
    MANTECA          CA   95337          5            10/24/02         00
    0434928404                           05           12/01/02          0
    026605503785                         O            11/01/32
    0


    8194587          U05/G02             F          435,000.00         ZZ
                                         360        435,000.00          1
                                       6.750          2,821.40         75
                                       6.500          2,821.40
    FULLERTON        CA   92835          5            11/01/02         00
    0434960480                           05           01/01/03          0
    3272262                              O            12/01/32
    0


    8194613          U05/G02             F          319,000.00         ZZ
                                         360        318,697.32          1
                                       6.250          1,964.14         68
                                       6.000          1,964.14
    OAKLAND          CA   94541          1            10/22/02         00
    0434907325                           05           12/01/02          0
    3275086                              O            11/01/32
    0


    8194731          G34/G02             F          183,750.00         ZZ
                                         360        183,583.89          1
                                       6.500          1,161.42         75
                                       6.250          1,161.42
    BORREGO SPRINGS  CA   92004          1            10/24/02         00
    0434961884                           05           12/01/02          0
    42200900                             O            11/01/32
    0


    8194757          B49/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.375            873.42         80
                                       6.125            873.42
    FRISCO           CO   80443          1            11/06/02         00
    0434954848                           01           01/01/03          0
    000273921211                         O            12/01/32
    0


    8194855          W35/G02             F          124,500.00         ZZ
                                         360        124,500.00          1
                                       6.375            776.72         80
                                       6.125            776.72
1


    FT WAYNE         IN   46809          5            11/06/02         00
    0434898557                           05           01/01/03          0
    15242                                O            12/01/32
    0


    8194891          E84/G02             F          200,000.00         ZZ
                                         360        199,823.55          1
                                       6.625          1,280.62         62
                                       6.375          1,280.62
    BUFFALO GROVE    IL   60089          5            10/09/02         00
    0434867628                           05           12/01/02          0
    11214999                             O            11/01/32
    0


    8194907          E84/G02             F          380,000.00         ZZ
                                         360        379,327.63          1
                                       6.625          2,433.18         64
                                       6.375          2,433.18
    GOLDEN           CO   80401          5            09/26/02         00
    0434867438                           03           11/01/02          0
    32806717                             O            10/01/32
    0


    8194931          E57/G02             F          189,500.00         ZZ
                                         360        189,328.69          1
                                       6.500          1,197.77         72
                                       6.250          1,197.77
    MISSION HILLS A  CA   91345          5            10/23/02         00
    0434953709                           05           12/01/02          0
    06010594                             O            11/01/32
    0


    8194939          F60/G02             F           58,000.00         ZZ
                                         360         57,946.29          1
                                       6.375            361.84         72
                                       6.125            361.84
    MANDEVILLE       LA   70448          5            10/31/02         00
    0434953386                           05           12/01/02          0
    FROST....447561                      N            11/01/32
    0


    8194961          964/G02             F          471,000.00         ZZ
                                         360        470,563.76          1
                                       6.375          2,938.43         78
                                       6.125          2,938.43
    DENVER           CO   80207          2            10/21/02         00
    0434959946                           05           12/01/02          0
    274152                               O            11/01/32
    0
1




    8194975          N74/G02             F           67,500.00         ZZ
                                         360         67,452.36          1
                                       7.750            483.58         90
                                       7.500            483.58
    WAYNESBORO       VA   22980          5            10/29/02         01
    0434948741                           05           12/04/02         25
    0030990010                           O            11/04/32
    0


    8195011          X67/G02             F          264,000.00         ZZ
                                         360        263,772.70          2
                                       6.750          1,712.30         80
                                       6.500          1,712.30
    BROOKLYN         NY   11210          1            10/30/02         00
    0434944948                           05           12/01/02          0
    00241086                             N            11/01/32
    0


    8195097          E84/G02             F          105,000.00         ZZ
                                         360        104,802.62          1
                                       6.250            646.50         68
                                       6.000            646.50
    DENVER           CO   80203          5            09/27/02         00
    0434865994                           05           11/01/02          0
    32807354                             N            10/01/32
    0


    8195111          E84/G02             F          191,000.00         ZZ
                                         360        190,645.26          3
                                       6.375          1,191.59         54
                                       6.125          1,191.59
    DENVER           CO   80212          5            09/27/02         00
    0434867727                           05           11/01/02          0
    32806981                             N            10/01/32
    0


    8195135          E84/G02             F          205,000.00         ZZ
                                         360        204,646.00          1
                                       6.750          1,329.63         59
                                       6.500          1,329.63
    ESTACADA         OR   97023          1            09/25/02         00
    0434867891                           05           11/01/02          0
    60112810                             O            10/01/32
    0


    8195137          E84/G02             F           70,400.00         ZZ
                                         360         70,284.26          1
1


                                       7.000            468.37         80
                                       6.750            468.37
    ARVADA           CO   80003          1            09/24/02         00
    0434868121                           01           11/01/02          0
    32806698                             N            10/01/32
    0


    8195171          738/G02             F          112,500.00         ZZ
                                         360        112,398.30          1
                                       6.500            711.08         90
                                       6.250            711.08
    MIAMI            FL   33172          1            10/31/02         12
    0434941241                           01           12/01/02         25
    40674733                             O            11/01/32
    0


    8195189          E84/G02             F          121,400.00         ZZ
                                         360        121,214.68          2
                                       7.375            838.48         80
                                       7.125            838.48
    PORTLAND         OR   97217          1            09/16/02         00
    0434869970                           05           11/01/02          0
    60112545                             N            10/01/32
    0


    8195193          U05/G02             F          316,000.00         ZZ
                                         360        315,714.34          1
                                       6.500          1,997.33         80
                                       6.250          1,997.33
    WEST HILLS       CA   91307          2            10/29/02         00
    0435014048                           05           12/01/02          0
    3270185                              O            11/01/32
    0


    8195195          E84/G02             F          210,000.00         ZZ
                                         360        209,619.29          1
                                       6.500          1,327.34         75
                                       6.250          1,327.34
    WASHINGTON       DC   20018          5            09/25/02         00
    0434868584                           05           11/01/02          0
    65320088                             O            10/01/32
    0


    8195199          F62/G02             F          103,500.00         ZZ
                                         360        103,415.16          4
                                       7.000            688.59         90
                                       6.750            688.59
    MIAMI            FL   33150          1            10/30/02         04
    0434946356                           05           12/01/02         25
1


    1                                    N            11/01/32
    0


    8195227          E84/G02             F          422,000.00         ZZ
                                         360        421,618.50          1
                                       6.500          2,667.33         62
                                       6.250          2,667.33
    GLENVIEW         IL   60025          5            10/09/02         00
    0434898110                           05           12/01/02          0
    11213783                             O            11/01/32
    0


    8195233          E84/G02             F          364,000.00         ZZ
                                         360        363,323.93          1
                                       6.375          2,270.89         80
                                       6.125          2,270.89
    OAK PARK         IL   60302          1            09/27/02         00
    0434870127                           05           11/01/02          0
    11307483                             O            10/01/32
    0


    8195261          E84/G02             F          212,800.00         ZZ
                                         360        212,616.78          1
                                       6.750          1,380.22         80
                                       6.500          1,380.22
    STAFFORD         VA   22554          1            10/11/02         00
    0434870150                           09           12/01/02          0
    70405846                             N            11/01/32
    0


    8195269          952/G02             F          272,800.00         ZZ
                                         360        272,565.12          1
                                       6.750          1,769.38         80
                                       6.500          1,769.38
    SHREWSBURY       NJ   07702          1            10/31/02         00
    0434974895                           05           12/01/02          0
    20028167                             O            11/01/32
    0


    8195277          E84/G02             F          390,000.00         ZZ
                                         360        389,638.81          1
                                       6.375          2,433.07         80
                                       6.125          2,433.07
    ALAMEDA          CA   94501          1            10/04/02         00
    0434869095                           05           12/01/02          0
    23024471                             O            11/01/32
    0


1


    8195349          E84/G02             F          460,000.00         ZZ
                                         360        459,081.85          1
                                       6.000          2,757.93         79
                                       5.750          2,757.93
    RALEIGH          NC   27609          1            10/04/02         00
    0434869426                           05           11/01/02          0
    87660001                             O            10/01/32
    0


    8195379          E84/G02             F           64,000.00         ZZ
                                         360         63,899.86          3
                                       7.250            436.59         80
                                       7.000            436.59
    LAPORTE          IN   46350          1            09/25/02         00
    0434897096                           05           11/01/02          0
    13001894                             N            10/01/32
    0


    8195435          F89/G02             F           99,200.00         ZZ
                                         360         99,108.12          1
                                       6.375            618.88         80
                                       6.125            618.88
    LANCASTER        CA   93535          1            10/28/02         00
    0434959441                           05           12/01/02          0
    10624639                             N            11/01/32
    0


    8195513          E84/G02             F          356,250.00         ZZ
                                         360        355,920.04          1
                                       6.375          2,222.54         75
                                       6.125          2,222.54
    NOVATO           CA   94949          1            10/02/02         00
    0434869418                           05           12/01/02          0
    37023228                             O            11/01/32
    0


    8195525          X75/G02             F          400,000.00         ZZ
                                         360        399,629.52          1
                                       6.375          2,495.48         80
                                       6.125          2,495.48
    ROWLAND HEIGHTS  CA   91748          5            10/17/02         00
    0435016555                           03           12/01/02          0
    02090334                             O            11/01/32
    0


    8195541          E84/G02             F          339,200.00         ZZ
                                         360        338,907.95          1
                                       6.750          2,200.05         80
                                       6.500          2,200.05
1


    WESTON           CT   06883          1            10/15/02         00
    0434869509                           05           12/01/02          0
    15309183                             N            11/01/32
    0


    8195645          E84/G02             F           31,500.00         ZZ
                                         360         31,450.69          1
                                       7.250            214.89         90
                                       7.000            214.89
    LAPORTE          IN   46350          1            09/25/02         14
    0434897518                           05           11/01/02         25
    13001895                             N            10/01/32
    0


    8195665          W39/G02             F          184,000.00         ZZ
                                         360        183,833.66          1
                                       6.500          1,163.01         80
                                       6.250          1,163.01
    FRISCO           TX   75034          1            10/31/02         00
    0434887147                           03           12/01/02          0
    PNI23034                             O            11/01/32
    0


    8195777          S25/G02             F           84,550.00         ZZ
                                         240         84,377.60          1
                                       6.500            630.38         90
                                       6.250            630.38
    WINSTON-SALEM    NC   27107          5            10/30/02         11
    0434969291                           05           12/05/02         12
    238783914                            O            11/05/22
    0


    8195783          E84/G02             F          106,000.00         ZZ
                                         360        105,807.84          1
                                       6.500            669.99         38
                                       6.250            669.99
    EDMONDS          WA   98026          5            09/23/02         00
    0434869681                           05           11/01/02          0
    61206342                             O            10/01/32
    0


    8195861          G34/G02             F          136,000.00         ZZ
                                         360        135,888.52          1
                                       7.000            904.81         80
                                       6.750            904.81
    NORTH RICHLAND   TX   76180          5            11/01/02         00
    0434972956                           05           12/01/02          0
    85208867                             O            11/01/32
    0
1




    8195863          T44/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
                                       6.250          1,139.08         76
                                       6.000          1,139.08
    LAS VEGAS        NV   89144          1            10/30/02         00
    0434916045                           03           01/01/03          0
    1058502                              O            12/01/32
    0


    8195891          S25/G02             F           94,525.00         ZZ
                                         360         94,361.77          1
                                       6.750            613.09         95
                                       6.500            613.09
    ROCKY MOUNT      NC   27801          2            10/18/02         11
    0435040209                           05           11/23/02         30
    245866236                            O            10/23/32
    0


    8195933          X67/G02             F           44,000.00         ZZ
                                         360         43,965.67          1
                                       7.250            300.16         80
                                       7.000            300.16
    HAMPTON          VA   23669          1            10/16/02         00
    0434956876                           05           12/01/02          0
    00241044                             N            11/01/32
    0


    8195969          X67/G02             F          237,500.00         ZZ
                                         360        237,300.47          3
                                       6.875          1,560.21         95
                                       6.625          1,560.21
    MOUNT VERNON     NY   10550          1            10/31/02         12
    0434954962                           05           12/01/02         30
    00241022                             O            11/01/32
    0


    8196019          N74/G02             F          130,500.00         ZZ
                                         360        130,379.13          1
                                       6.375            814.15         90
                                       6.125            814.15
    LEXINGTON        NC   27292          2            10/30/02         10
    0434956033                           05           12/04/02         30
    0031033010                           O            11/04/32
    0


    8196093          U05/G02             F          570,000.00         ZZ
                                         360        569,484.71          1
1


                                       6.500          3,602.79         75
                                       6.250          3,602.79
    TEMECULA         CA   92592          5            10/24/02         00
    0434959888                           05           12/01/02          0
    3254886                              O            11/01/32
    0


    8196171          X71/G02             F          214,500.00         ZZ
                                         360        214,301.33          1
                                       6.375          1,338.20         75
                                       6.125          1,338.20
    TRACY            CA   95376          5            10/15/02         00
    0434911152                           05           12/01/02          0
    7302355                              O            11/01/32
    0


    8196185          U05/G02             F          271,000.00         ZZ
                                         360        270,742.87          1
                                       6.250          1,668.59         75
                                       6.000          1,668.59
    RICHARDSON       TX   75082          5            10/25/02         00
    0434945077                           03           12/01/02          0
    3274555                              O            11/01/32
    0


    8196737          A39/G02             F          315,000.00         ZZ
                                         360        315,000.00          1
                                       6.500          1,991.01         72
                                       6.250          1,991.01
    THOUSAND OAKS    CA   91360          5            11/07/02         00
    0434959839                           05           01/01/03          0
    2202514                              O            12/01/32
    0


    8196825          E47/G02             F          180,450.00         ZZ
                                         360        180,286.87          1
                                       6.500          1,140.57         90
                                       6.250          1,140.57
    INDIAN TRAIL     NC   28079          1            10/31/02         11
    0434958724                           05           12/01/02         25
    7350510468                           O            11/01/32
    0


    8196919          A50/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
                                       6.500            663.67         66
                                       6.250            663.67
    SUGAR VALLEY     GA   30746          2            11/06/02         00
    0434893525                           05           01/01/03          0
1


    921337                               O            12/01/32
    0


    8197223          E22/G02             F           58,950.00         ZZ
                                         360         58,950.00          1
                                       6.875            387.26         90
                                       6.625            387.26
    RICHMOND         VA   23223          1            11/11/02         10
    0415208644                           09           01/01/03         25
    0415208644                           N            12/01/32
    0


    8197225          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.375            935.80         66
                                       6.125            935.80
    SHIRLEY          NY   11967          5            11/06/02         00
    0415209956                           05           01/01/03          0
    0415209956                           O            12/01/32
    0


    8197231          E22/G02             F           63,750.00         ZZ
                                         360         63,750.00          1
                                       7.125            429.50         75
                                       6.875            429.50
    LORAIN           OH   44052          2            11/12/02         00
    0415220888                           05           01/01/03          0
    0415220888                           N            12/01/32
    0


    8197235          E22/G02             F           98,100.00         ZZ
                                         360         98,100.00          1
                                       6.500            620.06         90
                                       6.250            620.06
    EUGENE           OR   97402          1            10/30/02         10
    0415224971                           05           01/01/03         25
    0415224971                           N            12/01/32
    0


    8197241          E22/G02             F          276,400.00         ZZ
                                         360        276,400.00          1
                                       6.375          1,724.38         80
                                       6.125          1,724.38
    BEVERLY          MA   01915          1            11/07/02         00
    0415227040                           05           01/01/03          0
    0415227040                           O            12/01/32
    0


1


    8197251          E22/G02             F           71,250.00         ZZ
                                         360         71,250.00          1
                                       6.750            462.13         95
                                       6.500            462.13
    OKLAHOMA CITY    OK   73118          5            11/06/02         10
    0415230358                           05           01/01/03         30
    0415230358                           O            12/01/32
    0


    8197257          E22/G02             F           72,400.00         ZZ
                                         360         72,400.00          1
                                       6.500            457.62         80
                                       6.250            457.62
    LAOTTO           IN   46763          1            11/12/02         00
    0415233501                           05           01/01/03          0
    0415233501                           O            12/01/32
    0


    8197259          E22/G02             F           92,500.00         ZZ
                                         360         92,500.00          1
                                       6.375            577.08         69
                                       6.125            577.08
    ELLENSBURG       WA   98926          2            10/31/02         00
    0415236132                           05           01/01/03          0
    0415236132                           O            12/01/32
    0


    8197261          E22/G02             F           52,500.00         ZZ
                                         360         52,500.00          1
                                       7.250            358.14         75
                                       7.000            358.14
    CLEARWATER       FL   33759          5            11/12/02         00
    0415236835                           05           01/01/03          0
    0415236835                           N            12/01/32
    0


    8197263          E22/G02             F           61,500.00         ZZ
                                         360         61,500.00          1
                                       7.250            419.54         75
                                       7.000            419.54
    CLEARWATER       FL   33759          5            11/12/02         00
    0415236843                           05           01/01/03          0
    0415236843                           N            12/01/32
    0


    8197265          E22/G02             F           70,500.00         ZZ
                                         360         70,500.00          1
                                       7.250            480.93         75
                                       7.000            480.93
1


    CLEARWATER       FL   33759          5            11/12/02         00
    0415236850                           05           01/01/03          0
    0415236850                           N            12/01/32
    0


    8197267          E22/G02             F           61,500.00         ZZ
                                         360         61,500.00          1
                                       7.250            419.54         75
                                       7.000            419.54
    CLEARWATER       FL   33759          5            11/12/02         00
    0415236868                           05           01/01/03          0
    0415236868                           N            12/01/32
    0


    8197275          E22/G02             F          432,000.00         ZZ
                                         360        431,663.00          1
                                       7.250          2,947.00         80
                                       7.000          2,947.00
    SIMI VALLEY      CA   93065          5            10/30/02         00
    0415239870                           05           12/01/02          0
    0415239870                           O            11/01/32
    0


    8197317          E22/G02             F           40,500.00         ZZ
                                         360         40,500.00          1
                                       7.875            293.65         67
                                       7.625            293.65
    GULFPORT         MS   39501          2            11/06/02         00
    0415263060                           05           01/01/03          0
    0415263060                           O            12/01/32
    0


    8197331          E22/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
                                       6.875          1,064.22         90
                                       6.625          1,064.22
    WELLINTON        FL   33414          1            11/12/02         04
    0415270222                           05           01/01/03         25
    0415270222                           N            12/01/32
    0


    8197341          E22/G02             F          386,100.00         ZZ
                                         360        385,733.66          1
                                       6.250          2,377.28         90
                                       6.000          2,377.28
    EL SOBRANTE      CA   94803          1            10/31/02         11
    0415277508                           05           12/01/02         25
    0415277508                           O            11/01/32
    0
1




    8197343          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.250            664.97         80
                                       6.000            664.97
    MARBLE FALLS     TX   78654          5            11/06/02         00
    0415279652                           05           01/01/03          0
    0415279652                           O            12/01/32
    0


    8197353          E22/G02             F          113,500.00         ZZ
                                         360        113,406.96          1
                                       7.000            755.12         92
                                       6.750            755.12
    RALEIGH          NC   27610          2            11/06/02         10
    0415283381                           03           12/01/02         30
    0415283381                           O            11/01/32
    0


    8197381          E22/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
                                       6.500            581.50         80
                                       6.250            581.50
    PUEBLO           CO   81001          2            11/06/02         00
    0415294388                           05           01/01/03          0
    0415294388                           O            12/01/32
    0


    8197383          E22/G02             F          366,000.00         ZZ
                                         360        366,000.00          1
                                       6.250          2,253.52         77
                                       6.000          2,253.52
    SANTA CLARA      CA   95051          2            11/01/02         00
    0415296516                           05           01/01/03          0
    0415296516                           O            12/01/32
    0


    8197385          E22/G02             F          169,850.00         ZZ
                                         360        169,850.00          2
                                       7.125          1,144.31         79
                                       6.875          1,144.31
    POMPANO BEACH    FL   33062          5            11/06/02         00
    0415298736                           05           01/01/03          0
    0415298736                           O            12/01/32
    0


    8197389          E22/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
1


                                       6.375            814.15         90
                                       6.125            814.15
    TAMPA            FL   33618          1            11/12/02         04
    0415302769                           05           01/01/03         25
    0415302769                           N            12/01/32
    0


    8197391          E22/G02             F          241,600.00         ZZ
                                         360        241,600.00          1
                                       6.375          1,507.27         80
                                       6.125          1,507.27
    OAKLEY           CA   94561          2            11/06/02         00
    0415304310                           05           01/01/03          0
    0415304310                           O            12/01/32
    0


    8197397          E22/G02             F          107,400.00         ZZ
                                         360        107,400.00          1
                                       6.250            661.28         50
                                       6.000            661.28
    PLANO            TX   75023          2            11/05/02         00
    0415314681                           05           01/01/03          0
    0415314681                           O            12/01/32
    0


    8197399          E22/G02             F          292,000.00         ZZ
                                         360        292,000.00          1
                                       6.875          1,918.23         80
                                       6.625          1,918.23
    DAVIS            CA   95616          5            11/01/02         00
    0415315191                           05           01/01/03          0
    0415315191                           O            12/01/32
    0


    8197409          E22/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
                                       7.625            923.67         90
                                       7.375            923.67
    PLYMOUTH         MI   48170          1            11/12/02         04
    0415325372                           05           01/01/03         30
    0415325372                           O            12/01/32
    0


    8197413          E22/G02             F          450,000.00         ZZ
                                         360        450,000.00          1
                                       6.125          2,734.25         68
                                       5.875          2,734.25
    SUISUN CITY      CA   94585          5            10/29/02         00
    0415328491                           05           01/01/03          0
1


    0415328491                           O            12/01/32
    0


    8197419          E22/G02             F          258,002.00         ZZ
                                         360        258,002.00          1
                                       7.750          1,848.36         95
                                       7.500          1,848.36
    MIAMI            FL   33196          1            11/05/02         10
    0415331032                           05           01/01/03         30
    0415331032                           O            12/01/32
    0


    8197429          E22/G02             F          121,600.00         ZZ
                                         360        121,600.00          1
                                       6.500            768.59         80
                                       6.250            768.59
    BOCA RATON       FL   33487          2            11/06/02         00
    0415341023                           09           01/01/03          0
    0415341023                           O            12/01/32
    0


    8197439          E22/G02             F          190,000.00         ZZ
                                         360        190,000.00          4
                                       7.875          1,377.63         95
                                       7.625          1,377.63
    BOISE            ID   83706          5            11/05/02         04
    0415349323                           05           01/01/03         30
    0415349323                           O            12/01/32
    0


    8197449          E22/G02             F           73,625.00         ZZ
                                         360         73,563.15          1
                                       6.875            483.66         95
                                       6.625            483.66
    MUSKOGEE         OK   74401          1            11/12/02         01
    0415356567                           05           12/01/02         35
    0415356567                           O            11/01/32
    0


    8197451          E22/G02             F           65,700.00         ZZ
                                         360         65,700.00          1
                                       7.875            476.37         90
                                       7.625            476.37
    MARRERO          LA   70072          1            11/12/02         04
    0415361328                           05           01/01/03         25
    0415361328                           O            12/01/32
    0


1


    8197461          E22/G02             F          144,500.00         ZZ
                                         360        144,500.00          1
                                       7.250            985.74         85
                                       7.000            985.74
    COLORADO SPRING  CO   80903          5            11/06/02         01
    0415378421                           05           01/01/03         12
    0415378421                           O            12/01/32
    0


    8197467          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       6.625            320.16         77
                                       6.375            320.16
    COLUMBUS         OH   43219          2            11/12/02         00
    0415380773                           05           01/01/03          0
    0415380773                           N            12/01/32
    0


    8197471          E22/G02             F          296,000.00         ZZ
                                         360        296,000.00          1
                                       7.000          1,969.30         80
                                       6.750          1,969.30
    GREELEY          CO   80634          5            11/06/02         00
    0415386580                           05           01/01/03          0
    0415386580                           O            12/01/32
    0


    8197479          E22/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
                                       7.750            401.19         79
                                       7.500            401.19
    FLORENCE         CO   81089          2            11/12/02         00
    0415396712                           05           01/01/03          0
    0415396712                           N            12/01/32
    0


    8197497          E22/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
                                       6.625            518.65         90
                                       6.375            518.65
    KENOSHA          WI   53143          1            11/12/02         04
    0415501956                           05           01/01/03         30
    0415501956                           O            12/01/32
    0


    8197501          E22/G02             F          238,500.00         ZZ
                                         360        238,500.00          3
                                       8.000          1,750.03         90
                                       7.750          1,750.03
1


    BRONX            NY   10459          1            11/12/02         04
    0414456095                           05           01/01/03         25
    0414456095                           N            12/01/32
    0


    8197515          E22/G02             F          111,750.00         ZZ
                                         240        111,750.00          1
                                       7.125            874.80         59
                                       6.875            874.80
    WAREHAM          MA   02571          5            11/05/02         00
    0414809095                           05           01/01/03          0
    0414809095                           O            12/01/22
    0


    8197551          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.750            752.37         80
                                       6.500            752.37
    FLORENCE         OR   97439          1            10/31/02         00
    0414946368                           05           01/01/03          0
    0414946368                           O            12/01/32
    0


    8197579          E22/G02             F          134,000.00         ZZ
                                         360        134,000.00          1
                                       6.500            846.97         69
                                       6.250            846.97
    BOYNTON BEACH    FL   33437          2            11/06/02         00
    0415035716                           03           01/01/03          0
    0415035716                           O            12/01/32
    0


    8197595          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.250            738.86         65
                                       6.000            738.86
    BOCA RATON       FL   33433          5            11/06/02         00
    0415054311                           09           01/01/03          0
    0415054311                           O            12/01/32
    0


    8197615          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.625            896.44         70
                                       6.375            896.44
    TIKI ISLAND      TX   77554          5            11/05/02         00
    0415088681                           03           01/01/03          0
    0415088681                           O            12/01/32
    0
1




    8197621          E22/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
                                       7.750            257.91         80
                                       7.500            257.91
    MUSCLE SHOALS    AL   35661          1            11/12/02         00
    0415099217                           05           01/01/03          0
    0415099217                           N            12/01/32
    0


    8197643          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       6.750            389.16         58
                                       6.500            389.16
    EUGENE           OR   97401          1            11/05/02         00
    0415130996                           01           01/01/03          0
    0415130996                           N            12/01/32
    0


    8197647          E22/G02             F          134,500.00         ZZ
                                         360        134,500.00          1
                                       6.875            883.57         93
                                       6.625            883.57
    TAMPA            FL   33624          2            11/06/02         10
    0415131341                           05           01/01/03         30
    0415131341                           O            12/01/32
    0


    8197653          E22/G02             F          132,300.00         ZZ
                                         360        132,300.00          1
                                       7.250            902.52         90
                                       7.000            902.52
    WOODBRIDGE       VA   22191          1            11/12/02         10
    0415138635                           09           01/01/03         25
    0415138635                           N            12/01/32
    0


    8197665          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       6.500            530.94         68
                                       6.250            530.94
    MISSOURI CITY    TX   77489          5            11/05/02         00
    0415157361                           03           01/01/03          0
    0415157361                           O            12/01/32
    0


    8197671          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
1


                                       6.125          1,822.83         75
                                       5.875          1,822.83
    UPPER LAKE       CA   95485          5            11/04/02         00
    0415158492                           05           01/01/03          0
    0415158492                           O            12/01/32
    0


    8197677          E22/G02             F          379,500.00         ZZ
                                         360        379,500.00          4
                                       6.625          2,429.98         80
                                       6.375          2,429.98
    ST. LOUIS        MO   63130          5            11/05/02         00
    0415165190                           05           01/01/03          0
    0415165190                           O            12/01/32
    0


    8197679          E22/G02             F          148,800.00         ZZ
                                         360        148,800.00          1
                                       6.500            940.52         80
                                       6.250            940.52
    DALLAS           TX   75238          5            11/05/02         00
    0415165299                           05           01/01/03          0
    0415165299                           O            12/01/32
    0


    8197701          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.875            656.93         75
                                       6.625            656.93
    DENTON           TX   76208          5            11/06/02         00
    0415196120                           05           01/01/03          0
    0415196120                           O            12/01/32
    0


    8197705          E22/G02             F          332,000.00         ZZ
                                         360        332,000.00          1
                                       6.625          2,125.83         70
                                       6.375          2,125.83
    BOULDER          CO   80304          5            11/01/02         00
    0415197755                           05           01/01/03          0
    0415197755                           O            12/01/32
    0


    8197707          E22/G02             F           51,000.00         ZZ
                                         360         51,000.00          1
                                       6.750            330.79         33
                                       6.500            330.79
    ALBANY           OR   97321          5            10/31/02         00
    0415198951                           05           01/01/03          0
1


    0415198951                           N            12/01/32
    0


    8197709          E22/G02             F           66,360.00         ZZ
                                         360         66,360.00          1
                                       6.250            408.59         80
                                       6.000            408.59
    EL PASO          TX   79936          1            11/12/02         00
    0415199744                           05           01/01/03          0
    0415199744                           O            12/01/32
    0


    8197711          E22/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
                                       6.625          1,037.30         90
                                       6.375          1,037.30
    GRAND JUNCTION   CO   81503          5            11/06/02         01
    0415200674                           05           01/01/03         25
    0415200674                           O            12/01/32
    0


    8197905          477/G02             F          132,000.00         ZZ
                                         360        131,877.74          1
                                       6.375            823.51         73
                                       6.125            823.51
    GLENDALE         AZ   85308          1            10/11/02         00
    0434938874                           03           12/01/02          0
    220029                               O            11/01/32
    0


    8197907          X43/G02             F          160,000.00         ZZ
                                         360        159,881.26          1
                                       7.500          1,118.74         80
                                       7.250          1,118.74
    CATHEDRAL CITY   CA   92234          1            10/18/02         00
    0434956983                           05           12/01/02          0
    21002040                             N            11/01/32
    0


    8197933          U05/G02             F          516,000.00         ZZ
                                         360        515,522.08          1
                                       6.375          3,219.17         80
                                       6.125          3,219.17
    ASHLAND          OR   97520          1            10/23/02         00
    0434917357                           05           12/01/02          0
    3258702                              O            11/01/32
    0


1


    8197951          Q73/G02             F          414,500.00         ZZ
                                         360        414,160.24          1
                                       7.000          2,757.68         89
                                       6.750          2,757.68
    SHREVEPORT       LA   71106          2            10/25/02         12
    0434956884                           03           12/01/02         25
    2987529                              O            11/01/32
    0


    8198011          G27/G02             F          322,400.00         ZZ
                                         360        322,122.42          1
                                       6.750          2,091.08         80
                                       6.500          2,091.08
    BAKERSFIELD      CA   93312          5            10/01/02         00
    0434955639                           05           12/01/02          0
    22802060                             O            11/01/32
    0


    8198021          420/G02             F          420,000.00         ZZ
                                         360        419,620.31          1
                                       6.500          2,654.69         61
                                       6.250          2,654.69
    NAPA             CA   94558          1            10/15/02         00
    0434944542                           05           12/01/02          0
    72003833                             O            11/01/32
    0


    8198065          975/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.375            935.80         75
                                       6.125            935.80
    ANAHEIM          CA   92804          5            11/01/02         00
    0434898185                           01           01/01/03          0
    2024758                              O            12/01/32
    0


    8198623          405/405             F          416,000.00         ZZ
                                         360        415,245.83          1
                                       6.500          2,629.40         80
                                       6.000          2,629.40
    EDGEWATER        MD   21037          5            09/16/02         00
    13618822                             05           11/01/02          0
    13618822                             O            10/01/32
    0


    8198751          405/405             F          522,000.00         ZZ
                                         360        521,516.52          1
                                       6.375          3,256.61         72
                                       6.000          3,256.61
1


    SAN MATEO        CA   94403          5            10/03/02         00
    18806935                             05           12/01/02          0
    18806935                             O            11/01/32
    0


    8198771          405/405             F          372,000.00         ZZ
                                         360        371,687.47          1
                                       6.875          2,443.78         70
                                       6.375          2,443.78
    LOS ANGELES      CA   91324          2            10/07/02         00
    18820217                             05           12/01/02          0
    18820217                             N            11/01/32
    0


    8198805          405/405             F          513,000.00         ZZ
                                         360        512,524.85          1
                                       6.375          3,200.46         75
                                       6.000          3,200.46
    SAN FRANCISCO    CA   94122          5            10/01/02         00
    18835066                             05           12/01/02          0
    18835066                             O            11/01/32
    0


    8198839          405/405             F          425,000.00         ZZ
                                         360        424,625.02          1
                                       6.625          2,721.33         76
                                       6.125          2,721.33
    DALY CITY        CA   94015          5            10/10/02         00
    18849109                             05           12/01/02          0
    18849109                             O            11/01/32
    0


    8198849          405/405             F          400,000.00         ZZ
                                         360        399,629.52          1
                                       6.375          2,495.48         80
                                       6.000          2,495.48
    SAN RAMON        CA   94583          5            10/08/02         00
    18849604                             05           12/01/02          0
    18849604                             O            11/01/32
    0


    8198893          405/405             F          543,750.00         ZZ
                                         360        542,764.22          1
                                       6.500          3,436.87         75
                                       6.000          3,436.87
    LOS ANGELES      CA   91356          5            09/25/02         00
    18872846                             05           11/01/02          0
    18872846                             O            10/01/32
    0
1




    8198969          405/405             F          340,000.00         ZZ
                                         360        339,406.25          1
                                       6.375          2,121.16         80
                                       6.000          2,121.16
    FREMONT          CA   94536          1            10/09/02         00
    18948372                             05           12/01/02          0
    18948372                             O            11/01/32
    0


    8200601          W40/G02             F          416,000.00         ZZ
                                         360        415,623.93          1
                                       6.500          2,629.40         78
                                       6.250          2,629.40
    CAVE CREEK       AZ   85331          2            10/31/02         00
    0434959094                           05           12/01/02          0
    100013381                            O            11/01/32
    0


    8200915          S25/G02             F           69,000.00         ZZ
                                         240         68,857.18          1
                                       6.375            509.38         66
                                       6.125            509.38
    SOUTHERN PINES   NC   28387          5            11/04/02         00
    0434969523                           05           12/08/02          0
    387645716                            O            11/08/22
    0


    8200959          E84/G02             F          225,000.00         ZZ
                                         360        224,806.28          1
                                       6.750          1,459.35         73
                                       6.500          1,459.35
    MOUNT PROSPECT   IL   60056          1            10/08/02         00
    0434876181                           05           12/01/02          0
    11014010                             O            11/01/32
    0


    8200971          X52/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.375          1,247.74         46
                                       6.125          1,247.74
    KEY WEST         FL   33040          5            11/08/02         00
    0434957668                           05           01/01/03          0
    20089565                             N            12/01/32
    0


    8201015          E84/G02             F          126,000.00         ZZ
                                         360        125,883.30          1
1


                                       6.375            786.08         80
                                       6.125            786.08
    GRESHAM          OR   97080          1            10/03/02         00
    0434875910                           05           12/01/02          0
    61302766                             O            11/01/32
    0


    8201023          E84/G02             F          300,700.00         ZZ
                                         360        300,167.92          1
                                       6.625          1,925.42         74
                                       6.375          1,925.42
    GAITHERSBURG     MD   20882          2            09/24/02         00
    0434877197                           05           11/01/02          0
    70408752                             O            10/01/32
    0


    8201083          313/G02             F          350,000.00         ZZ
                                         360        349,667.90          1
                                       6.250          2,155.02         56
                                       6.000          2,155.02
    SAINT CHARLES    IL   60175          5            10/24/02         00
    0434889838                           05           12/01/02          0
    9119074                              O            11/01/32
    0


    8201085          313/G02             F          383,700.00         ZZ
                                         360        382,301.20          1
                                       6.500          2,425.25         80
                                       6.250          2,425.25
    PLACENTIA        CA   92870          2            07/30/02         00
    0434929394                           05           09/01/02          0
    8856825                              O            08/01/32
    0


    8201143          313/G02             F          347,500.00         ZZ
                                         360        346,854.57          1
                                       6.375          2,167.95         64
                                       6.125          2,167.95
    SHERMAN OAKS AR  CA   91403          5            10/03/02         00
    0434926150                           05           11/01/02          0
    8962045                              O            10/01/32
    0


    8201155          313/G02             F          356,250.00         ZZ
                                         360        355,634.81          1
                                       6.750          2,310.64         75
                                       6.500          2,310.64
    LODI             CA   95240          5            10/03/02         00
    0434916938                           05           11/01/02          0
1


    8915787                              O            10/01/32
    0


    8201189          313/G02             F          314,000.00         ZZ
                                         360        313,457.78          1
                                       6.750          2,036.60         69
                                       6.500          2,036.60
    LA CANADA FLINT  CA   91011          2            09/29/02         00
    0434889747                           05           11/01/02          0
    8953671                              O            10/01/32
    0


    8201195          313/G02             F          318,000.00         ZZ
                                         360        317,394.95          1
                                       6.250          1,957.99         70
                                       6.000          1,957.99
    WESTMINSTER      CA   92683          2            09/25/02         00
    0434900700                           05           11/01/02          0
    9005950                              O            10/01/32
    0


    8201197          313/G02             F          392,000.00         ZZ
                                         360        391,645.62          1
                                       6.500          2,477.71         62
                                       6.250          2,477.71
    SANTA CLARA      CA   95051          2            10/01/02         00
    0434926283                           05           12/01/02          0
    9000084                              O            11/01/32
    0


    8201209          313/G02             F          470,000.00         ZZ
                                         360        469,564.69          1
                                       6.375          2,932.19         68
                                       6.125          2,932.19
    CAMARILLO        CA   93012          1            10/09/02         00
    0434929550                           05           12/01/02          0
    8963688                              O            11/01/32
    0


    8201311          X27/G02             F          550,000.00         ZZ
                                         360        550,000.00          1
                                       6.375          3,431.28         72
                                       6.125          3,431.28
    IRVINE           CA   92602          1            11/05/02         00
    0434977831                           03           01/01/03          0
    20000585                             O            12/01/32
    0


1


    8201335          313/G02             F          422,500.00         ZZ
                                         360        422,118.05          1
                                       6.500          2,670.49         74
                                       6.250          2,670.49
    PASADENA         CA   91105          2            10/21/02         00
    0434922936                           05           12/01/02          0
    9010356                              O            11/01/32
    0


    8201351          313/G02             F          370,000.00         ZZ
                                         360        369,665.51          1
                                       6.500          2,338.66         80
                                       6.250          2,338.66
    RANCHO SANTA MA  CA   92688          1            10/10/02         00
    0434926713                           03           12/01/02          0
    9006438                              O            11/01/32
    0


    8201367          313/G02             F          364,000.00         ZZ
                                         360        363,646.21          1
                                       6.125          2,211.71         65
                                       5.875          2,211.71
    VALLEY VILLAGE   CA   91607          1            10/24/02         00
    0434958195                           05           12/01/02          0
    9016635                              O            11/01/32
    0


    8201375          313/G02             F          358,000.00         ZZ
                                         240        357,259.00          1
                                       6.375          2,642.88         66
                                       6.125          2,642.88
    FULLERTON        CA   92833          2            10/15/02         00
    0434914461                           05           12/01/02          0
    8981847                              O            11/01/22
    0


    8201381          313/G02             F          366,000.00         ZZ
                                         360        365,661.01          1
                                       6.375          2,283.37         67
                                       6.125          2,283.37
    EL DORADO HILLS  CA   95762          2            10/16/02         00
    0434948865                           03           12/01/02          0
    9046186                              O            11/01/32
    0


    8201401          E84/G02             F          410,000.00         ZZ
                                         360        409,620.26          1
                                       6.375          2,557.87         57
                                       6.125          2,557.87
1


    WOODLAND HILLS   CA   91367          2            09/26/02         00
    0434896387                           05           12/01/02          0
    12056897                             O            11/01/32
    0


    8201537          E84/G02             F          208,000.00         ZZ
                                         360        207,649.52          1
                                       6.875          1,366.41         47
                                       6.625          1,366.41
    SALISBURY        MA   01952          5            09/25/02         00
    0434876553                           05           11/01/02          0
    45021645                             O            10/01/32
    0


    8201543          Q73/G02             F          162,000.00         ZZ
                                         360        161,857.07          1
                                       6.625          1,037.30         90
                                       6.375          1,037.30
    BILOXI           MS   39532          1            10/31/02         12
    0434955001                           05           12/01/02         25
    2983756                              O            11/01/32
    0


    8201549          S11/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.750          1,945.79         75
                                       6.500          1,945.79
    SAN JOSE         CA   95138          1            11/05/02         00
    0434956488                           01           01/01/03          0
    10209775                             N            12/01/32
    0


    8201593          758/G02             F          512,000.00         ZZ
                                         360        511,537.14          1
                                       6.500          3,236.19         80
                                       6.250          3,236.19
    DALLAS           TX   75229          5            10/17/02         00
    0434990073                           05           12/01/02          0
    401766                               O            11/01/32
    0


    8201599          A50/G02             F           32,050.00         T
                                         360         32,025.61          1
                                       7.375            221.36         38
                                       7.125            221.36
    HANCEVILLE       AL   35077          1            10/21/02         00
    0434909115                           05           12/01/02          0
    887847                               O            11/01/32
    0
1




    8201601          L76/G02             F          142,500.00         ZZ
                                         360        142,500.00          1
                                       6.000            854.36         95
                                       5.750            854.36
    GRAND RAPIDS     MI   49508          1            11/08/02         11
    0434956561                           05           01/01/03         30
    991392                               O            12/01/32
    0


    8201623          A50/G02             F           69,000.00         ZZ
                                         360         69,000.00          1
                                       6.875            453.28         19
                                       6.625            453.28
    CUMMING          GA   30040          5            11/05/02         00
    0434952057                           03           01/01/03          0
    923674                               O            12/01/32
    0


    8201683          A50/G02             F          320,000.00         ZZ
                                         360        319,710.71          1
                                       6.500          2,022.62         71
                                       6.250          2,022.62
    FAIRMOUNT        GA   30139          2            10/29/02         00
    0434908265                           05           12/01/02          0
    909985                               O            11/01/32
    0


    8201693          A50/G02             F          650,000.00         ZZ
                                         360        649,383.26          1
                                       6.250          4,002.16         69
                                       6.000          4,002.16
    ST SIMONS ISLAN  GA   31522          2            10/21/02         00
    0434910394                           05           12/01/02          0
    880719                               O            11/01/32
    0


    8201775          696/G02             F          152,800.00         ZZ
                                         360        152,661.87          1
                                       6.500            965.80         80
                                       6.250            965.80
    WASHINGTON       DC   20002          1            10/24/02         00
    0434948980                           01           12/01/02          0
    32602322                             O            11/01/32
    0


    8201779          696/G02             F          300,700.00         ZZ
                                         360        300,700.00          1
1


                                       6.750          1,950.33         79
                                       6.500          1,950.33
    SPRINGFIELD      VA   22150          1            11/08/02         00
    0434972550                           09           01/01/03          0
    25502250                             O            12/01/32
    0


    8201783          696/G02             F          240,000.00         ZZ
                                         360        239,788.25          1
                                       6.625          1,536.75         80
                                       6.375          1,536.75
    ALEXANDRIA       VA   22301          1            10/31/02         00
    0434948345                           05           12/01/02          0
    22602199                             O            11/01/32
    0


    8201791          696/G02             F          319,500.00         ZZ
                                         360        319,211.17          1
                                       6.500          2,019.46         48
                                       6.250          2,019.46
    ANNANDALE        VA   22003          2            10/21/02         00
    0434946489                           05           12/01/02          0
    21302162                             O            11/01/32
    0


    8201811          696/G02             F          504,000.00         ZZ
                                         360        503,566.07          1
                                       6.750          3,268.93         65
                                       6.500          3,268.93
    WASHINGTON       DC   20005          1            10/21/02         00
    0434910907                           08           12/01/02          0
    25602256                             O            11/01/32
    0


    8201851          696/G02             F          111,950.00         ZZ
                                         360        111,851.23          1
                                       6.625            716.83         80
                                       6.375            716.83
    ALEXANDRIA       VA   22315          1            10/23/02         00
    0434910774                           01           12/01/02          0
    22302173                             O            11/01/32
    0


    8201939          L20/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
                                       6.250          1,077.51         75
                                       6.000          1,077.51
    RENO             NV   89502          5            11/04/02         00
    0434960514                           03           01/01/03          0
1


    618025                               O            12/01/32
    0


    8201949          967/G02             F           67,050.00         ZZ
                                         360         67,050.00          1
                                       7.250            457.40         85
                                       7.000            457.40
    TEMPE            AZ   85281          1            11/01/02         14
    0434960704                           01           01/01/03         12
    5632914                              O            12/01/32
    0


    8201975          N34/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.875            854.01         63
                                       6.625            854.01
    CHICAGO          IL   60657          1            11/01/02         00
    0434959557                           08           01/01/03          0
    9974611                              O            12/01/32
    0


    8202017          N74/G02             F           99,000.00         ZZ
                                         360         98,903.78          1
                                       6.125            601.53         85
                                       5.875            601.53
    NORTH WILKESBOR  NC   28659          5            10/31/02         10
    0434992400                           05           12/05/02         12
    0031054010                           O            11/05/32
    0


    8202067          U42/G02             F          171,000.00         ZZ
                                         360        170,841.62          1
                                       6.375          1,066.82         57
                                       6.125          1,066.82
    DENVER           CO   80206          5            10/25/02         00
    0434962866                           05           12/01/02          0
    28200888                             O            11/01/32
    0


    8202085          Q30/G02             F          200,000.00         ZZ
                                         360        199,810.23          1
                                       6.250          1,231.44         56
                                       6.000          1,231.44
    NEW MILFORD      CT   06776          5            10/31/02         00
    0434958401                           05           12/01/02          0
    21017457                             O            11/01/32
    0


1


    8202099          Q30/G02             F           66,600.00         ZZ
                                         360         66,544.04          2
                                       6.875            437.52         90
                                       6.625            437.52
    LOCK HAVEN       PA   17745          1            10/29/02         12
    0434961074                           05           12/01/02         25
    21017166                             N            11/01/32
    0


    8202421          G34/G02             F          168,600.00         ZZ
                                         360        168,600.00          1
                                       6.750          1,093.54         95
                                       6.500          1,093.54
    HENDERSON        NV   89015          1            11/07/02         10
    0434957981                           05           01/01/03         30
    39032344                             O            12/01/32
    0


    8202759          E22/G02             F           45,500.00         ZZ
                                         360         45,500.00          1
                                       7.750            325.97         76
                                       7.500            325.97
    SALEM            IL   62881          1            11/13/02         00
    0415091792                           27           01/01/03          0
    0415091792                           O            12/01/32
    0


    8202771          E22/G02             F          120,800.00         ZZ
                                         360        120,800.00          2
                                       6.125            733.99         70
                                       5.875            733.99
    COLORADO SPRING  CO   80909          5            11/07/02         00
    0415120070                           05           01/01/03          0
    0415120070                           O            12/01/32
    0


    8202773          E22/G02             F          165,900.00         ZZ
                                         360        165,900.00          1
                                       6.875          1,089.84         84
                                       6.625          1,089.84
    KATY             TX   77494          2            11/06/02         01
    0415121060                           03           01/01/03         12
    0415121060                           O            12/01/32
    0


    8202775          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.250          1,015.93         60
                                       6.000          1,015.93
1


    PERKASIE         PA   18944          5            11/07/02         00
    0415121128                           05           01/01/03          0
    0415121128                           O            12/01/32
    0


    8202783          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       6.250            554.15         75
                                       6.000            554.15
    JACKSONVILLE     FL   32277          2            11/07/02         00
    0415129428                           05           01/01/03          0
    0415129428                           O            12/01/32
    0


    8202789          E22/G02             F          530,000.00         ZZ
                                         360        529,520.87          2
                                       6.500          3,349.96         77
                                       6.250          3,349.96
    EL SEGUNDO       CA   90245          5            10/30/02         00
    0415134857                           05           12/01/02          0
    0415134857                           O            11/01/32
    0


    8202795          E22/G02             F          552,000.00         ZZ
                                         360        552,000.00          1
                                       6.375          3,443.76         80
                                       6.125          3,443.76
    FULLERTON        CA   92835          5            11/04/02         00
    0415145374                           03           01/01/03          0
    0415145374                           O            12/01/32
    0


    8202801          E22/G02             F          171,000.00         ZZ
                                         360        171,000.00          1
                                       6.125          1,039.01         69
                                       5.875          1,039.01
    DADEVILLE        AL   36853          2            11/07/02         00
    0415159540                           03           01/01/03          0
    0415159540                           O            12/01/32
    0


    8202835          E22/G02             F          203,000.00         T
                                         360        203,000.00          1
                                       6.250          1,249.91         73
                                       6.000          1,249.91
    CHELAN           WA   98816          1            11/06/02         00
    0415204890                           03           01/01/03          0
    0415204890                           O            12/01/32
    0
1




    8202841          E22/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.375          1,147.92         80
                                       6.125          1,147.92
    SANTA FE         NM   87501          5            11/07/02         00
    0415212513                           05           01/01/03          0
    0415212513                           O            12/01/32
    0


    8202855          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          2
                                       6.375            748.64         80
                                       6.125            748.64
    GRESHAM          OR   97030          1            11/08/02         00
    0415232826                           05           01/01/03          0
    0415232826                           N            12/01/32
    0


    8202859          E22/G02             F          540,000.00         ZZ
                                         360        540,000.00          1
                                       6.375          3,368.90         30
                                       6.125          3,368.90
    ALAMO            CA   94507          2            10/28/02         00
    0415236108                           05           01/01/03          0
    0415236108                           O            12/01/32
    0


    8202877          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       6.500            859.61         94
                                       6.250            859.61
    HORN LAKE        MS   38637          2            11/07/02         01
    0415264522                           05           01/01/03         30
    0415264522                           O            12/01/32
    0


    8202879          E22/G02             F           23,400.00         ZZ
                                         360         23,400.00          1
                                       7.875            169.67         90
                                       7.625            169.67
    JACKSON          MI   49203          1            11/13/02         04
    0415266915                           05           01/01/03         25
    0415266915                           N            12/01/32
    0


    8202895          E22/G02             F          247,000.00         ZZ
                                         360        247,000.00          3
1


                                       7.250          1,684.98         95
                                       7.000          1,684.98
    SHELTON          CT   06484          1            11/13/02         04
    0415271725                           05           01/01/03         30
    0415271725                           O            12/01/32
    0


    8202905          X51/G02             F          399,950.00         ZZ
                                         360        399,950.00          1
                                       6.500          2,527.96         68
                                       6.250          2,527.96
    SAN JOSE         CA   95124          5            11/06/02         00
    0434958690                           05           01/01/03          0
    RR2054077                            O            12/01/32
    0


    8202915          E22/G02             F          308,000.00         ZZ
                                         360        308,000.00          1
                                       6.375          1,921.52         80
                                       6.125          1,921.52
    DALLAS           TX   75238          5            11/07/02         00
    0415299874                           05           01/01/03          0
    0415299874                           O            12/01/32
    0


    8202917          E22/G02             F          158,000.00         ZZ
                                         360        158,000.00          1
                                       6.375            985.71         79
                                       6.125            985.71
    PERTH AMBOY      NJ   08861          5            11/07/02         00
    0415299973                           05           01/01/03          0
    0415299973                           O            12/01/32
    0


    8202921          E22/G02             F          145,600.00         ZZ
                                         360        145,600.00          1
                                       6.625            932.29         80
                                       6.375            932.29
    SALT LAKE CITY   UT   84105          2            11/07/02         00
    0415301563                           05           01/01/03          0
    0415301563                           O            12/01/32
    0


    8202935          E22/G02             F          166,000.00         ZZ
                                         360        166,000.00          1
                                       7.000          1,104.40         88
                                       6.750          1,104.40
    STERLING HEIGHT  MI   48310          2            11/07/02         04
    0415310358                           05           01/01/03         25
1


    0415310358                           O            12/01/32
    0


    8202949          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          4
                                       6.875            893.42         80
                                       6.625            893.42
    ALBUQUERQUE      NM   87112          1            11/13/02         00
    0415330513                           05           01/01/03          0
    0415330513                           N            12/01/32
    0


    8202955          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       6.375          1,073.06         80
                                       6.125          1,073.06
    COPPELL          TX   75019          5            11/07/02         00
    0415339332                           05           01/01/03          0
    0415339332                           O            12/01/32
    0


    8202959          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          4
                                       6.875            893.42         80
                                       6.625            893.42
    ALBUQUERQUE      NM   87112          1            11/13/02         00
    0415340587                           05           01/01/03          0
    0415340587                           N            12/01/32
    0


    8202981          E22/G02             F           33,300.00         ZZ
                                         360         33,300.00          1
                                       7.750            238.57         88
                                       7.500            238.57
    INDIANAPOLIS     IN   46203          1            11/13/02         01
    0415358662                           05           01/01/03         25
    0415358662                           N            12/01/32
    0


    8202985          E22/G02             F           67,200.00         ZZ
                                         360         67,200.00          1
                                       7.625            475.64         80
                                       7.375            475.64
    HAMPTON          VA   23661          1            11/13/02         00
    0415372341                           05           01/01/03          0
    0415372341                           N            12/01/32
    0


1


    8202991          E22/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.625          2,049.00         80
                                       6.375          2,049.00
    BEVERLY          MA   01915          5            11/07/02         00
    0415376888                           05           01/01/03          0
    0415376888                           O            12/01/32
    0


    8203015          E22/G02             F          148,200.00         ZZ
                                         360        148,200.00          1
                                       7.250          1,010.99         95
                                       7.000          1,010.99
    WAUKEGAN         IL   60085          1            11/13/02         01
    0415413822                           05           01/01/03         30
    0415413822                           O            12/01/32
    0


    8203017          E22/G02             F           61,600.00         ZZ
                                         360         61,600.00          1
                                       7.250            420.22         80
                                       7.000            420.22
    SPOKANE          WA   99202          5            11/07/02         00
    0415417252                           05           01/01/03          0
    0415417252                           N            12/01/32
    0


    8203023          E22/G02             F          484,000.00         T
                                         360        484,000.00          1
                                       6.625          3,099.11         80
                                       6.375          3,099.11
    LAKE ARROWHEAD   CA   92352          1            11/07/02         00
    0415441740                           05           01/01/03          0
    0415441740                           O            12/01/32
    0


    8203049          E22/G02             F          156,750.00         ZZ
                                         360        156,750.00          1
                                       7.500          1,096.02         95
                                       7.250          1,096.02
    TACOMA           WA   98444          5            11/04/02         04
    0414963348                           03           01/01/03         30
    0414963348                           O            12/01/32
    0


    8203057          E22/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       6.750          1,219.36         80
                                       6.500          1,219.36
1


    OVILLA           TX   75154          5            11/04/02         00
    0414994178                           05           01/01/03          0
    0414994178                           O            12/01/32
    0


    8203081          H58/G02             F          496,000.00         ZZ
                                         360        495,551.61          1
                                       6.500          3,135.06         80
                                       6.250          3,135.06
    EL DORADO HILLS  CA   95762          5            10/16/02         00
    0434931366                           05           12/01/02          0
    0000111919                           O            11/01/32
    0


    8203107          M24/G02             F          105,000.00         ZZ
                                         360        104,913.93          1
                                       7.000            698.57        100
                                       6.750            698.57
    LAS VEGAS        NV   89122          2            10/22/02         14
    0435025044                           05           12/01/02         35
    270206619                            O            11/01/32
    0


    8203145          E57/G02             F          172,000.00         ZZ
                                         360        171,840.69          1
                                       6.375          1,073.06         77
                                       6.125          1,073.06
    RANCHO CUCAMONG  CA   91701          5            10/25/02         00
    0434960563                           05           12/01/02          0
    06010572                             O            11/01/32
    0


    8203219          E57/G02             F          360,650.00         ZZ
                                         360        360,650.00          1
                                       6.500          2,279.55         88
                                       6.250          2,279.55
    SANTA ANA        CA   92706          1            11/04/02         04
    0434988747                           05           01/01/03         25
    06010840                             O            12/01/32
    0


    8203339          F89/G02             F          132,300.00         ZZ
                                         360        132,196.79          2
                                       7.250            902.52         90
                                       7.000            902.52
    MADERA           CA   93637          1            10/31/02         11
    0434959235                           05           12/01/02         25
    23884                                N            11/01/32
    0
1




    8203341          950/G02             F           57,600.00         ZZ
                                         360         57,555.07          1
                                       7.250            392.93         80
                                       7.000            392.93
    TULSA            OK   74135          5            10/16/02         00
    0434965976                           05           12/01/02          0
    EW209562                             N            11/01/32
    0


    8203655          L16/G02             F           60,000.00         ZZ
                                         360         59,948.34          1
                                       6.750            389.16         80
                                       6.500            389.16
    SPRINGVILLE      UT   84663          1            10/30/02         00
    0434948485                           05           12/01/02          0
    7845                                 N            11/01/32
    0


    8203737          E84/G02             F          537,000.00         ZZ
                                         360        536,502.63          1
                                       6.375          3,350.18         54
                                       6.125          3,350.18
    MORRISON         CO   80465          5            10/02/02         00
    0434897955                           05           12/01/02          0
    1101009624                           O            11/01/32
    0


    8203819          E84/G02             F          165,000.00         ZZ
                                         360        164,857.94          1
                                       6.750          1,070.19         85
                                       6.500          1,070.19
    BEACH PARK       IL   60099          2            10/14/02         14
    0434890547                           05           12/01/02         25
    11107172                             O            11/01/32
    0


    8203983          U85/G02             F          541,600.00         ZZ
                                         360        541,600.00          1
                                       6.750          3,512.81         80
                                       6.500          3,512.81
    WILMETTE         IL   60091          5            11/08/02         00
    0434958906                           05           01/01/03          0
    01IL205                              O            12/01/32
    0


    8204005          E84/G02             F          204,800.00         ZZ
                                         360        204,446.35          1
1


                                       6.750          1,328.33         80
                                       6.500          1,328.33
    RCIHMOND         CA   94806          1            09/17/02         00
    0434916755                           05           11/01/02          0
    73022205                             N            10/01/32
    0


    8204031          A06/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.250          1,539.30         49
                                       6.000          1,539.30
    HUNTINGTON WOOD  MI   48070          5            11/04/02         00
    0434923330                           05           01/01/03          0
    021000020221963                      O            12/01/32
    0


    8204055          F25/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.250            923.58         53
                                       6.000            923.58
    NEW YORK         NY   10280          1            11/08/02         00
    0434958393                           06           01/01/03          0
    0089864395                           N            12/01/32
    0


    8204063          825/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       6.375          1,572.15         80
                                       6.125          1,572.15
    TRACY            CA   95377          5            11/08/02         00
    0434968822                           05           01/01/03          0
    YESZIN                               O            12/01/32
    0


    8204069          K88/G02             F          358,000.00         T
                                         360        358,000.00          1
                                       6.500          2,262.81         60
                                       6.250          2,262.81
    SURF CITY        NJ   08008          5            11/08/02         00
    0434959383                           05           01/01/03          0
    12393                                O            12/01/32
    0


    8204073          N74/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       6.750          1,011.81         80
                                       6.500          1,011.81
    EASLEY           SC   29642          5            10/31/02         00
    0434983367                           03           01/01/03          0
1


    937                                  O            12/01/32
    0


    8204175          N74/G02             F          197,250.00         ZZ
                                         360        197,250.00          1
                                       6.750          1,279.36         78
                                       6.500          1,279.36
    STERLING         VA   20164          5            10/30/02         00
    0434955993                           07           01/01/03          0
    0031022010                           O            12/01/32
    0


    8204273          E84/G02             F          138,000.00         ZZ
                                         360        137,894.99          1
                                       7.375            953.13         80
                                       7.125            953.13
    ELMWOOD PARK     IL   60707          1            10/08/02         00
    0434897666                           05           12/01/02          0
    11016377                             N            11/01/32
    0


    8204279          E84/G02             F          215,000.00         ZZ
                                         360        214,836.40          3
                                       7.375          1,484.95         72
                                       7.125          1,484.95
    BRONX            NY   10472          5            10/03/02         00
    0434913182                           05           12/01/02          0
    87020062                             O            11/01/32
    0


    8204291          N74/G02             F           86,000.00         ZZ
                                         240         85,816.61          1
                                       6.125            622.35         77
                                       5.875            622.35
    AUSTIN           AR   72007          5            10/31/02         00
    0434955951                           05           12/05/02          0
    0031057010                           O            11/05/22
    0


    8204307          A06/G02             F          385,500.00         ZZ
                                         360        385,134.22          1
                                       6.250          2,373.59         72
                                       6.000          2,373.59
    BLOOMFIELD HILL  MI   48302          5            10/30/02         00
    0434916532                           05           12/01/02          0
    0020225457                           O            11/01/32
    0


1


    8204411          E47/G02             F          263,900.00         ZZ
                                         360        263,667.17          1
                                       6.625          1,689.78         79
                                       6.375          1,689.78
    FREDERICK        MD   21701          1            10/29/02         00
    0434959847                           05           12/01/02          0
    7338510953                           O            11/01/32
    0


    8204507          E57/G02             F          240,900.00         ZZ
                                         360        239,352.25          1
                                       6.375          1,502.90         75
                                       6.125          1,502.90
    ANAHEIM          CA   92808          2            11/04/02         00
    0434965927                           09           01/01/03          0
    06010817                             O            12/01/32
    0


    8204557          E84/G02             F          288,000.00         ZZ
                                         360        287,733.25          1
                                       6.375          1,796.75         58
                                       6.125          1,796.75
    NORTHBROOK       IL   60062          2            10/16/02         00
    0434897252                           05           12/01/02          0
    11215487                             O            11/01/32
    0


    8204565          E84/G02             F          519,900.00         ZZ
                                         360        519,406.70          1
                                       6.250          3,201.11         80
                                       6.000          3,201.11
    SAN RAMON        CA   94583          1            10/02/02         00
    0434898250                           03           12/01/02          0
    11406046                             O            11/01/32
    0


    8204677          N74/G02             F          119,000.00         ZZ
                                         360        118,878.67          1
                                       5.875            703.93         88
                                       5.625            703.93
    WINSTON SALEM    NC   27127          5            10/31/02         10
    0434956082                           05           12/05/02         30
    0031058010                           O            11/05/32
    0


    8204793          E84/G02             F          348,000.00         T
                                         360        347,685.40          1
                                       6.500          2,199.60         40
                                       6.250          2,199.60
1


    HEALDSBURG       CA   95448          2            10/02/02         00
    0434908349                           05           12/01/02          0
    37020254                             O            11/01/32
    0


    8204853          E84/G02             F          248,000.00         ZZ
                                         360        247,786.48          1
                                       6.750          1,608.52         80
                                       6.500          1,608.52
    BENICIA          CA   94510          1            10/04/02         00
    0434914099                           03           12/01/02          0
    76920102                             O            11/01/32
    0


    8204871          F36/G02             F          157,500.00         ZZ
                                         360        157,364.40          1
                                       6.750          1,021.54         90
                                       6.500          1,021.54
    PUYALLUP         WA   98374          2            10/23/02         14
    0434957296                           05           12/01/02         25
    06405243                             O            11/01/32
    0


    8204875          N34/G02             F          146,160.00         ZZ
                                         360        146,160.00          1
                                       6.500            923.83         90
                                       6.250            923.83
    CHICAGO          IL   60649          1            11/14/02         10
    0434961025                           01           01/01/03         25
    0639797                              O            12/01/32
    0


    8205051          N74/G02             F           87,200.00         ZZ
                                         360         87,115.24          1
                                       6.125            529.84         68
                                       5.875            529.84
    LYNCHBURG        VA   24503          5            10/30/02         00
    0434984266                           05           12/04/02          0
    0031024010                           O            11/04/32
    0


    8205321          H58/G02             F           59,900.00         ZZ
                                         360         59,900.00          1
                                       6.375            373.70         90
                                       6.125            373.70
    PORTLAND         OR   97206          1            11/05/02         01
    0434941522                           05           01/01/03         25
    0000117382                           N            12/01/32
    0
1




    8205351          U68/G02             F           46,800.00         ZZ
                                         360         46,800.00          1
                                       7.750            335.28         80
                                       7.500            335.28
    ASHEVILLE        NC   28803          1            11/13/02         00
    0434958559                           05           01/01/03          0
    02NC621046                           N            12/01/32
    0


    8205389          420/G02             F          205,000.00         ZZ
                                         360        204,827.78          1
                                       6.875          1,346.70         56
                                       6.625          1,346.70
    SANTA ROSA       CA   95403          5            10/08/02         00
    0434951240                           05           12/01/02          0
    72003556                             N            11/01/32
    0


    8205417          A06/G02             F          152,000.00         ZZ
                                         360        151,875.41          1
                                       7.000          1,011.26         80
                                       6.750          1,011.26
    SHELBY TOWNSHIP  MI   48317          2            11/01/02         00
    0434941258                           05           12/01/02          0
    0020225117                           O            11/01/32
    0


    8205429          N47/G02             F          384,300.00         ZZ
                                         360        384,300.00          1
                                       6.375          2,397.53         70
                                       6.125          2,397.53
    SAN DIEGO        CA   92109          2            11/04/02         00
    0434967279                           05           01/01/03          0
    30500314                             O            12/01/32
    0


    8205939          737/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       7.375            518.01         63
                                       7.125            518.01
    ST GEORGE        UT   84770          2            11/01/02         00
    0435026356                           05           01/01/03          0
    2089531                              N            12/01/32
    0


    8206005          E22/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
1


                                       7.000            612.08         80
                                       6.750            612.08
    CRANDALL         TX   75114          5            11/08/02         00
    0414846618                           05           01/01/03          0
    0414846618                           O            12/01/32
    0


    8206053          E22/G02             F          399,900.00         ZZ
                                         360        399,900.00          1
                                       6.375          2,494.86         53
                                       6.125          2,494.86
    STUDIO CITY      CA   91604          2            11/05/02         00
    0414931709                           05           01/01/03          0
    0414931709                           O            12/01/32
    0


    8206065          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.375            811.03         95
                                       6.125            811.03
    BOISE            ID   83705          5            11/06/02         10
    0414958082                           05           01/01/03         30
    0414958082                           O            12/01/32
    0


    8206073          E22/G02             F           94,000.00         ZZ
                                         240         94,000.00          1
                                       7.250            742.95         90
                                       7.000            742.95
    HURT             VA   24563          5            11/08/02         01
    0414967877                           05           01/01/03         25
    0414967877                           O            12/01/22
    0


    8206075          E22/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       7.375            656.14         85
                                       7.125            656.14
    CARSON           CA   90745          5            11/05/02         04
    0414978114                           05           01/01/03         12
    0414978114                           O            12/01/32
    0


    8206077          E22/G02             F          202,500.00         ZZ
                                         360        202,500.00          1
                                       7.250          1,381.41         90
                                       7.000          1,381.41
    BROOMFIELD       CO   80020          5            11/06/02         01
    0414986984                           05           01/01/03         25
1


    0414986984                           O            12/01/32
    0


    8206079          E22/G02             F          187,200.00         ZZ
                                         360        187,200.00          1
                                       7.000          1,245.45         90
                                       6.750          1,245.45
    MIAMI            FL   33145          1            11/14/02         04
    0415000769                           05           01/01/03         25
    0415000769                           O            12/01/32
    0


    8206085          E22/G02             F          157,500.00         ZZ
                                         360        157,500.00          2
                                       6.875          1,034.66         88
                                       6.625          1,034.66
    ESSEX JUNCTION   VT   05452          5            11/07/02         04
    0415006394                           05           01/01/03         25
    0415006394                           O            12/01/32
    0


    8206095          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.750            778.32         79
                                       6.500            778.32
    WEST PALM BEACH  FL   33413          1            11/14/02         00
    0415049857                           09           01/01/03          0
    0415049857                           O            12/01/32
    0


    8206097          E22/G02             F          373,750.00         ZZ
                                         360        373,750.00          1
                                       6.375          2,331.71         71
                                       6.125          2,331.71
    SAN JOSE         CA   95133          5            10/31/02         00
    0415056274                           05           01/01/03          0
    0415056274                           O            12/01/32
    0


    8206101          E22/G02             F          312,500.00         ZZ
                                         360        312,500.00          1
                                       6.500          1,975.21         65
                                       6.250          1,975.21
    SAN JOSE         CA   95133          2            10/31/02         00
    0415065697                           05           01/01/03          0
    0415065697                           N            12/01/32
    0


1


    8206123          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       6.500            379.24         55
                                       6.250            379.24
    DOUGLASVILLE     GA   30135          1            11/14/02         00
    0415140227                           05           01/01/03          0
    0415140227                           N            12/01/32
    0


    8206137          E22/G02             F           64,800.00         ZZ
                                         360         64,800.00          1
                                       6.375            404.27         80
                                       6.125            404.27
    TOLEDO           OH   43611          2            11/08/02         00
    0415144310                           05           01/01/03          0
    0415144310                           O            12/01/32
    0


    8206145          E22/G02             F           83,000.00         ZZ
                                         360         83,000.00          2
                                       6.750            538.34         55
                                       6.500            538.34
    EUGENE           OR   97402          2            11/07/02         00
    0415147636                           05           01/01/03          0
    0415147636                           N            12/01/32
    0


    8206149          E22/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       6.625            544.26         68
                                       6.375            544.26
    PALM BEACH GARD  FL   33418          2            11/08/02         00
    0415155449                           09           01/01/03          0
    0415155449                           O            12/01/32
    0


    8206163          E22/G02             F          233,600.00         ZZ
                                         360        233,600.00          1
                                       6.750          1,515.13         80
                                       6.500          1,515.13
    TRAVERSE CITY    MI   49684          5            11/08/02         00
    0415165463                           05           01/01/03          0
    0415165463                           O            12/01/32
    0


    8206191          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       6.625          1,101.33         77
                                       6.375          1,101.33
1


    CARSON           CA   90810          5            11/05/02         00
    0415181015                           05           01/01/03          0
    0415181015                           O            12/01/32
    0


    8206197          E22/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
                                       6.750            745.89         80
                                       6.500            745.89
    VISALIA          CA   93277          5            11/04/02         00
    0415182054                           05           01/01/03          0
    0415182054                           O            12/01/32
    0


    8206211          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.375          2,495.48         80
                                       6.125          2,495.48
    BETHESDA         MD   20817          5            11/08/02         00
    0415202696                           05           01/01/03          0
    0415202696                           O            12/01/32
    0


    8206231          E22/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
                                       6.750          1,245.31         80
                                       6.500          1,245.31
    WOLVERINE LAKE   MI   48390          1            11/14/02         00
    0415219120                           05           01/01/03          0
    0415219120                           O            12/01/32
    0


    8206235          E22/G02             F          128,250.00         ZZ
                                         360        128,250.00          1
                                       6.750            831.83         90
                                       6.500            831.83
    LEONARD          TX   77452          2            11/08/02         04
    0415221563                           05           01/01/03         25
    0415221563                           O            12/01/32
    0


    8206263          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       6.875            446.71         80
                                       6.625            446.71
    KENNEWICK        WA   99337          5            11/06/02         00
    0415254424                           05           01/01/03          0
    0415254424                           O            12/01/32
    0
1




    8206269          E22/G02             F          232,000.00         ZZ
                                         360        232,000.00          1
                                       6.500          1,466.40         70
                                       6.250          1,466.40
    MODESTO          CA   95356          2            11/04/02         00
    0415258656                           05           01/01/03          0
    0415258656                           O            12/01/32
    0


    8206275          E22/G02             F          146,400.00         ZZ
                                         360        146,400.00          1
                                       6.500            925.35         80
                                       6.250            925.35
    MISSOURI CITY    TX   77459          5            11/08/02         00
    0415259688                           03           01/01/03          0
    0415259688                           O            12/01/32
    0


    8206293          E22/G02             F          191,000.00         ZZ
                                         360        191,000.00          1
                                       6.750          1,238.82         80
                                       6.500          1,238.82
    HOUSTON          TX   77006          2            11/07/02         00
    0415279868                           05           01/01/03          0
    0415279868                           O            12/01/32
    0


    8206295          E22/G02             F          415,000.00         ZZ
                                         360        415,000.00          1
                                       6.250          2,555.23         78
                                       6.000          2,555.23
    DALY CITY        CA   94015          2            11/04/02         00
    0415281567                           05           01/01/03          0
    0415281567                           O            12/01/32
    0


    8206309          E22/G02             F           41,940.00         ZZ
                                         360         41,940.00          1
                                       7.750            300.46         90
                                       7.500            300.46
    INDEPENDENCE     MO   64053          1            11/14/02         01
    0415290154                           05           01/01/03         25
    0415290154                           N            12/01/32
    0


    8206329          E22/G02             F          129,200.00         ZZ
                                         360        129,200.00          1
1


                                       7.500            903.39         80
                                       7.250            903.39
    CLERMONT         NY   12526          1            11/14/02         00
    0415297233                           05           01/01/03          0
    0415297233                           N            12/01/32
    0


    8206339          E22/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
                                       6.375          2,339.51         73
                                       6.125          2,339.51
    MADISON          MS   39110          2            11/08/02         00
    0415303171                           05           01/01/03          0
    0415303171                           O            12/01/32
    0


    8206345          E22/G02             F          195,500.00         ZZ
                                         360        195,500.00          1
                                       6.375          1,219.67         85
                                       6.125          1,219.67
    SOUTH LAKE TAHO  CA   96150          5            11/08/02         01
    0415310283                           05           01/01/03         25
    0415310283                           O            12/01/32
    0


    8206347          E22/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       6.250          1,046.72         73
                                       6.000          1,046.72
    SWISSVALE        CO   81201          2            11/08/02         00
    0415310648                           27           01/01/03          0
    0415310648                           O            12/01/32
    0


    8206355          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.625          2,561.24         80
                                       6.375          2,561.24
    ALLEN            TX   75013          5            11/08/02         00
    0415313717                           03           01/01/03          0
    0415313717                           O            12/01/32
    0


    8206369          E22/G02             F           92,950.00         ZZ
                                         360         92,950.00          1
                                       7.125            626.22         80
                                       6.875            626.22
    VALRICO          FL   33594          1            11/04/02         00
    0415317171                           03           01/01/03          0
1


    0415317171                           N            12/01/32
    0


    8206373          E22/G02             F           68,400.00         ZZ
                                         360         68,400.00          1
                                       6.500            432.33         68
                                       6.250            432.33
    AMARILLO         TX   79109          5            11/08/02         00
    0415321132                           05           01/01/03          0
    0415321132                           O            12/01/32
    0


    8206377          E22/G02             F          360,800.00         ZZ
                                         360        360,800.00          1
                                       6.750          2,340.14         80
                                       6.500          2,340.14
    CLE ELUM         WA   98922          2            11/06/02         00
    0415321918                           05           01/01/03          0
    0415321918                           O            12/01/32
    0


    8206379          E22/G02             F           78,500.00         ZZ
                                         360         78,500.00          1
                                       6.500            496.17         63
                                       6.250            496.17
    FLORENCE         OR   97439          5            11/05/02         00
    0415325620                           05           01/01/03          0
    0415325620                           O            12/01/32
    0


    8206391          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.500          1,264.14         68
                                       6.250          1,264.14
    FOLSOM           CA   95630          5            11/07/02         00
    0415333103                           05           01/01/03          0
    0415333103                           O            12/01/32
    0


    8206417          E22/G02             F           81,000.00         ZZ
                                         360         81,000.00          2
                                       6.375            505.33         90
                                       6.125            505.33
    WESTVILLE        NJ   08093          1            11/14/02         11
    0415352475                           05           01/01/03         25
    0415352475                           N            12/01/32
    0


1


    8206429          E22/G02             F           53,000.00         ZZ
                                         360         53,000.00          1
                                       6.500            335.00         52
                                       6.250            335.00
    EUGENE           OR   97402          2            11/07/02         00
    0415373133                           05           01/01/03          0
    0415373133                           N            12/01/32
    0


    8206431          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       7.625            679.48         75
                                       7.375            679.48
    AUSTIN           TX   78701          5            11/13/02         00
    0415373521                           01           01/01/03          0
    0415373521                           N            12/01/32
    0


    8206451          E22/G02             F           73,000.00         ZZ
                                         360         73,000.00          2
                                       6.750            473.48         51
                                       6.500            473.48
    EUGENE           OR   97402          2            11/07/02         00
    0415393719                           05           01/01/03          0
    0415393719                           N            12/01/32
    0


    8206471          E22/G02             F          490,000.00         ZZ
                                         360        490,000.00          2
                                       6.500          3,097.13         70
                                       6.250          3,097.13
    MORAGA           CA   94556          1            11/07/02         00
    0415433960                           05           01/01/03          0
    0415433960                           N            12/01/32
    0


    8206483          E22/G02             F          335,350.00         ZZ
                                         360        335,350.00          1
                                       6.250          2,064.81         95
                                       6.000          2,064.81
    ROHNERT PARK     CA   94928          1            11/11/02         01
    0415463058                           05           01/01/03         30
    0415463058                           O            12/01/32
    0


    8206519          X81/G02             F          300,700.00         ZZ
                                         360        300,700.00          2
                                       6.375          1,875.98         73
                                       6.125          1,875.98
1


    MINNEAPOLIS      MN   55409          2            11/08/02         00
    0434907341                           05           01/01/03          0
    952669                               O            12/01/32
    0


    8206585          A52/G02             F          138,600.00         ZZ
                                         360        138,600.00          1
                                       6.375            864.68         90
                                       6.125            864.68
    SUWANEE          GA   30024          5            11/11/02         11
    0434942108                           05           01/01/03         25
    21578                                O            12/01/32
    0


    8206681          H76/G02             F          164,800.00         ZZ
                                         360        164,668.21          1
                                       7.125          1,110.29         53
                                       6.875          1,110.29
    BROOKLYN         NY   11229          5            10/22/02         00
    0434946471                           05           12/01/02          0
    2002454512                           O            11/01/32
    0


    8206707          K15/G02             F          110,100.00         ZZ
                                         360        110,100.00          1
                                       6.375            686.88         79
                                       6.125            686.88
    PENACOOK         NH   03303          5            11/06/02         00
    0434948998                           05           01/01/03          0
    033605306897                         O            12/01/32
    0


    8206739          K15/G02             F          126,700.00         ZZ
                                         360        126,700.00          1
                                       6.125            769.84         85
                                       5.875            769.84
    WINDHAM          ME   04062          5            11/06/02         41
    0434948956                           05           01/01/03         12
    007705301731                         O            12/01/32
    0


    8206793          E82/G02             F           67,900.00         ZZ
                                         360         67,900.00          1
                                       7.000            451.74         51
                                       6.750            451.74
    WESTMINSTER      CO   80030          2            11/08/02         00
    0400736112                           05           01/01/03          0
    2859013                              N            12/01/32
    0
1




    8206803          E82/G02             F          100,650.00         ZZ
                                         360        100,650.00          1
                                       6.625            644.47         79
                                       6.375            644.47
    NEW HOLLAND      PA   17557          2            11/08/02         00
    0400729208                           05           01/01/03          0
    1865781                              O            12/01/32
    0


    8206827          E82/G02             F          127,650.00         ZZ
                                         360        127,650.00          1
                                       6.500            806.83         76
                                       6.250            806.83
    ALEXANDRIA       VA   22312          2            11/08/02         00
    0400733184                           05           01/01/03          0
    2856734                              O            12/01/32
    0


    8206837          E82/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       6.500            537.26         49
                                       6.250            537.26
    MINNEAPOLIS      MN   55417          5            11/08/02         00
    0400729620                           05           01/01/03          0
    0400729620                           O            12/01/32
    0


    8206841          E82/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       6.750            544.82         75
                                       6.500            544.82
    GRAND RONDE      OR   97347          5            11/08/02         00
    0400700712                           05           01/01/03          0
    0400700712                           O            12/01/32
    0


    8206859          E82/G02             F           82,500.00         ZZ
                                         360         82,500.00          1
                                       6.375            514.69         83
                                       6.125            514.69
    MADISON          AL   35758          2            11/08/02         10
    0400717765                           05           01/01/03         12
    4013539                              O            12/01/32
    0


    8206911          E82/G02             F          432,000.00         ZZ
                                         360        432,000.00          1
1


                                       6.750          2,801.94         80
                                       6.500          2,801.94
    LOS ANGELES      CA   90045          5            11/04/02         00
    0400716668                           05           01/01/03          0
    0400716668                           O            12/01/32
    0


    8206915          E82/G02             F          167,500.00         ZZ
                                         360        167,500.00          1
                                       6.625          1,072.52         55
                                       6.375          1,072.52
    MINNEAPOLIS      MN   55405          2            11/05/02         00
    0400711495                           05           01/01/03          0
    1816553                              O            12/01/32
    0


    8206939          E82/G02             F           93,000.00         ZZ
                                         360         93,000.00          1
                                       6.500            587.82         85
                                       6.250            587.82
    JACKSONVILLE     FL   32207          2            11/11/02         04
    0400708418                           05           01/01/03         20
    5166520                              N            12/01/32
    0


    8206941          E82/G02             F           66,750.00         ZZ
                                         360         66,750.00          1
                                       7.625            472.45         75
                                       7.375            472.45
    JACKSONVILLE     FL   32246          5            11/11/02         00
    0400711057                           05           01/01/03          0
    5886956                              N            12/01/32
    0


    8206973          E82/G02             F          117,600.00         ZZ
                                         360        117,600.00          1
                                       6.375            733.67         75
                                       6.125            733.67
    NAPLES           FL   34109          2            11/13/02         00
    0400724092                           01           01/01/03          0
    1639437                              O            12/01/32
    0


    8206979          E82/G02             F          269,200.00         ZZ
                                         360        269,200.00          1
                                       6.375          1,679.46         63
                                       6.125          1,679.46
    DEDHAM           MA   02026          5            11/05/02         00
    0434935102                           05           01/01/03          0
1


    0400711073                           O            12/01/32
    0


    8206983          E82/G02             F          122,500.00         ZZ
                                         360        122,500.00          1
                                       6.375            764.24         71
                                       6.125            764.24
    STERLING HEIGHT  MI   48313          2            11/12/02         00
    0400730677                           05           01/01/03          0
    1877799                              O            12/01/32
    0


    8206999          E82/G02             F           78,700.00         ZZ
                                         360         78,700.00          1
                                       6.500            497.44         88
                                       6.250            497.44
    KILLEN           AL   35645          2            11/08/02         10
    0400721056                           05           01/01/03         25
    0400721056                           O            12/01/32
    0


    8207017          E82/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       6.625            864.42         58
                                       6.375            864.42
    ELBERTON         GA   30635          2            11/07/02         00
    0400708590                           05           01/01/03          0
    1936271                              O            12/01/32
    0


    8207019          E82/G02             F          127,800.00         ZZ
                                         360        127,800.00          1
                                       6.500            807.78         64
                                       6.250            807.78
    GREAT BARRINGTO  MA   01230          2            11/12/02         00
    0400712931                           05           01/01/03          0
    8158966                              O            12/01/32
    0


    8207029          E82/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.750            752.37         80
                                       6.500            752.37
    PROVO            UT   84606          2            11/08/02         00
    0400717385                           01           01/01/03          0
    5251319                              N            12/01/32
    0


1


    8207035          E82/G02             F          119,700.00         ZZ
                                         360        119,700.00          1
                                       6.250            737.01         65
                                       6.000            737.01
    ANAHEIM          CA   92804          2            11/04/02         00
    0400725032                           05           01/01/03          0
    1606561                              O            12/01/32
    0


    8207211          E82/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.625            640.31         55
                                       6.375            640.31
    FARMINGDALE      NY   11735          2            11/12/02         00
    0400709697                           05           01/01/03          0
    1660779                              O            12/01/32
    0


    8207213          E82/G02             F          229,000.00         ZZ
                                         360        229,000.00          1
                                       6.375          1,428.66         79
                                       6.125          1,428.66
    FORT COLLINS     CO   80528          2            11/06/02         00
    0400708673                           03           01/01/03          0
    5428217                              O            12/01/32
    0


    8207287          E82/G02             F          275,500.00         ZZ
                                         360        275,500.00          1
                                       6.625          1,764.06         58
                                       6.375          1,764.06
    SALISBURY        CT   06039          2            11/08/02         00
    0400702338                           05           01/01/03          0
    5053850                              O            12/01/32
    0


    8207301          E82/G02             F          117,800.00         ZZ
                                         360        117,800.00          1
                                       6.500            744.58         85
                                       6.250            744.58
    MIRAMAR          FL   33023          2            11/07/02         10
    0400728424                           05           01/01/03         12
    0400728424                           O            12/01/32
    0


    8207307          E82/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.250            591.09         72
                                       6.000            591.09
1


    O FALLON         MO   63366          2            11/11/02         00
    0400710877                           03           01/01/03          0
    6083678                              O            12/01/32
    0


    8207311          E82/G02             F          255,600.00         ZZ
                                         360        255,600.00          1
                                       6.250          1,573.77         70
                                       6.000          1,573.77
    MONROVIA         CA   91016          2            11/06/02         00
    0400703047                           05           01/01/03          0
    1849726                              O            12/01/32
    0


    8207337          E82/G02             F          144,400.00         ZZ
                                         360        144,400.00          1
                                       6.375            900.87         76
                                       6.125            900.87
    HOPKINTON        MA   01748          2            11/07/02         00
    0400715884                           05           01/01/03          0
    1592276                              O            12/01/32
    0


    8207347          E82/G02             F          132,000.00         ZZ
                                         360        131,889.10          2
                                       6.875            867.15         48
                                       6.625            867.15
    HIGHLANDS        NJ   07732          2            10/10/02         00
    0400699278                           05           12/01/02          0
    1792361                              N            11/01/32
    0


    8207351          E82/G02             F           63,800.00         ZZ
                                         360         63,800.00          1
                                       6.375            398.03         80
                                       6.125            398.03
    PEORIA           IL   61614          2            11/11/02         00
    0400730792                           05           01/01/03          0
    2773767                              O            12/01/32
    0


    8207381          E82/G02             F          130,200.00         ZZ
                                         360        130,200.00          1
                                       6.250            801.66         77
                                       6.000            801.66
    LAKEVILLE        MA   02347          2            11/07/02         00
    0400715124                           05           01/01/03          0
    1709540                              O            12/01/32
    0
1




    8207401          E82/G02             F          117,800.00         ZZ
                                         360        117,800.00          1
                                       6.375            734.92         61
                                       6.125            734.92
    COTOPAXI         CO   81223          2            11/08/02         00
    0400729182                           05           01/01/03          0
    5097239                              O            12/01/32
    0


    8207421          E82/G02             F          123,000.00         ZZ
                                         360        123,000.00          1
                                       6.625            787.58         88
                                       6.375            787.58
    CHARLOTTE        NC   28215          2            11/05/02         04
    0400731378                           05           01/01/03         25
    4326959                              O            12/01/32
    0


    8207539          E57/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.375          1,247.74         77
                                       6.125          1,247.74
    UPLAND           CA   91786          5            10/31/02         00
    0434971891                           05           01/01/03          0
    06010695                             O            12/01/32
    0


    8207579          Q73/G02             F           47,200.00         ZZ
                                         360         47,165.84          1
                                       7.625            334.08         80
                                       7.375            334.08
    BRANDON          MS   39042          2            11/06/02         00
    0435015201                           05           12/01/02          0
    2994758                              N            11/01/32
    0


    8207989          X72/G02             F          258,450.00         ZZ
                                         360        258,450.00          1
                                       6.250          1,591.32         49
                                       6.000          1,591.32
    FORT COLLINS     CO   80521          2            11/08/02         00
    0434986493                           05           01/01/03          0
    29070349                             O            12/01/32
    0


    8208067          M18/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
1


                                       6.375          1,310.13         75
                                       6.125          1,310.13
    LOS ANGELES      CA   91040          5            10/23/02         00
    0434961264                           05           01/01/03          0
    98010284                             O            12/01/32
    0


    8208147          H76/G02             F          224,000.00         T
                                         360        223,807.14          1
                                       6.750          1,452.86         41
                                       6.500          1,452.86
    WILLIAMSBURG     VA   23185          2            10/22/02         00
    0434945994                           03           12/01/02          0
    2002452171                           O            11/01/32
    0


    8208161          X05/G02             F          436,000.00         ZZ
                                         360        436,000.00          1
                                       6.375          2,720.07         80
                                       6.125          2,720.07
    CARLSBAD         CA   92008          5            10/31/02         00
    0435035183                           03           01/01/03          0
    01209487                             O            12/01/32
    0


    8208167          U05/G02             F          270,000.00         ZZ
                                         360        269,755.92          1
                                       6.500          1,706.58         80
                                       6.250          1,706.58
    HOUSTON          TX   77098          5            10/30/02         00
    0434954996                           05           12/01/02          0
    3276295                              O            11/01/32
    0


    8208189          M24/G02             F          300,000.00         ZZ
                                         360        299,722.14          1
                                       6.375          1,871.61         78
                                       6.125          1,871.61
    MISSION VIEJO    CA   92691          5            10/14/02         00
    0434967675                           05           12/01/02          0
    237105164                            O            11/01/32
    0


    8208207          U05/G02             F          230,000.00         ZZ
                                         360        229,792.07          1
                                       6.500          1,453.76         74
                                       6.250          1,453.76
    BOCA RATON       FL   33486          5            10/31/02         00
    0434963187                           05           12/01/02          0
1


    3273859                              O            11/01/32
    0


    8208443          U05/G02             F          137,750.00         ZZ
                                         360        137,625.48          1
                                       6.500            870.67         95
                                       6.250            870.67
    MOUNT VERNON     OH   43050          1            10/31/02         10
    0434957809                           29           12/01/02         30
    3266661                              O            11/01/32
    0


    8208531          369/G02             F          367,000.00         ZZ
                                         360        366,660.09          1
                                       6.375          2,289.60         75
                                       6.125          2,289.60
    DANVILLE         IN   46122          2            10/23/02         00
    0434962155                           05           12/01/02          0
    0074699596                           O            11/01/32
    0


    8208655          A06/G02             F           91,000.00         ZZ
                                         360         91,000.00          1
                                       6.500            575.19         69
                                       6.250            575.19
    CLINTON TOWNSHI  MI   48035          2            11/07/02         00
    0434941480                           05           01/01/03          0
    021000020222086                      O            12/01/32
    0


    8208739          P09/G02             F          148,500.00         ZZ
                                         240        148,500.00          1
                                       6.500          1,107.18         75
                                       6.250          1,107.18
    DUMFRIES         VA   22026          5            11/05/02         00
    0434963450                           09           01/01/03          0
    R0210297                             O            12/01/22
    0


    8209171          956/956             F          377,000.00         ZZ
                                         360        376,659.18          1
                                       6.500          2,382.90         46
                                       6.250          2,382.90
    APTOS            CA   95003          5            10/15/02         00
    112090136                            05           12/01/02          0
    112090136                            O            11/01/32
    0


1


    8209173          956/956             F          354,000.00         ZZ
                                         360        353,579.98          1
                                       6.500          2,237.52         48
                                       6.250          2,237.52
    SAN CARLOS       CA   94070          5            10/22/02         00
    112090432                            05           12/01/02          0
    112090432                            O            11/01/32
    0


    8209175          956/956             F          314,000.00         ZZ
                                         360        313,709.18          1
                                       6.375          1,958.95         47
                                       6.125          1,958.95
    MILPITAS         CA   95035          2            10/23/02         00
    112090527                            03           12/01/02          0
    112090527                            O            11/01/32
    0


    8209177          956/956             F          377,000.00         ZZ
                                         360        376,650.82          1
                                       6.375          2,351.99         48
                                       6.125          2,351.99
    SAN JOSE         CA   95120          2            10/30/02         00
    112100077                            05           12/01/02          0
    112100077                            O            11/01/32
    0


    8209179          956/956             F          333,000.00         ZZ
                                         360        332,691.57          1
                                       6.375          2,077.49         46
                                       6.125          2,077.49
    SAN RAMON        CA   94583          2            10/08/02         00
    212090230                            03           12/01/02          0
    212090230                            O            11/01/32
    0


    8209181          956/956             F          330,000.00         ZZ
                                         360        329,679.27          1
                                       6.125          2,005.11         87
                                       5.875          2,005.11
    ROCKLIN          CA   95765          2            10/26/02         01
    312100120                            05           12/01/02         25
    312100120                            O            11/01/32
    0


    8209183          956/956             F          400,000.00         ZZ
                                         360        399,601.80          1
                                       6.000          2,398.20         80
                                       5.750          2,398.20
1


    SHERWOOD         OR   97140          1            10/18/02         00
    1112100481                           05           12/01/02          0
    1112100481                           O            11/01/32
    0


    8209185          956/956             F          650,000.00         ZZ
                                         360        649,397.98          1
                                       6.375          4,055.15         77
                                       6.125          4,055.15
    CHICAGO          IL   60626          2            10/09/02         00
    1112100688                           05           12/01/02          0
    1112100688                           O            11/01/32
    0


    8209187          956/956             F          608,000.00         ZZ
                                         360        607,436.87          1
                                       6.375          3,793.13         80
                                       6.125          3,793.13
    ELMHURST         IL   60126          2            10/15/02         00
    1112100820                           05           12/01/02          0
    1112100820                           O            11/01/32
    0


    8209191          956/956             F          363,750.00         ZZ
                                         360        363,396.46          1
                                       6.125          2,210.18         75
                                       5.875          2,210.18
    CAMARILLO        CA   93012          5            10/23/02         00
    2912100072                           05           12/01/02          0
    2912100072                           O            11/01/32
    0


    8209193          956/956             F          363,750.00         ZZ
                                         360        363,404.86          1
                                       6.250          2,239.67         75
                                       6.000          2,239.67
    LOS ANGELES (NO  CA   91326          5            10/25/02         00
    2912100080                           03           12/01/02          0
    2912100080                           O            11/01/32
    0


    8209371          967/G02             F          104,000.00         ZZ
                                         360        103,910.46          1
                                       6.750            674.54         64
                                       6.500            674.54
    JEROME           ID   83338          1            10/23/02         00
    0434989257                           05           12/01/02          0
    5786835                              O            11/01/32
    0
1




    8209413          P09/G02             F          274,500.00         ZZ
                                         360        274,500.00          1
                                       6.760          1,782.23         79
                                       6.510          1,782.23
    ARLINGTON        VA   22201          5            11/05/02         00
    0434988804                           01           01/01/03          0
    STEELE                               O            12/01/32
    0


    8209421          N74/G02             F           40,250.00         ZZ
                                         360         40,250.00          1
                                       6.375            251.11         48
                                       6.125            251.11
    SALLISAW         OK   74955          5            11/05/02         00
    0434948774                           05           01/01/03          0
    31079010                             O            12/01/32
    0


    8209425          M18/G02             F          321,600.00         ZZ
                                         360        321,373.02          1
                                       7.750          2,303.98         80
                                       7.500          2,303.98
    LOS ANGELES      CA   91020          1            10/25/02         00
    0434984043                           05           12/01/02          0
    98010271                             O            11/01/32
    0


    8209657          N47/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
                                       6.750          2,490.62         80
                                       6.500          2,490.62
    DEL REY OAKS     CA   93940          5            11/05/02         00
    0434980223                           05           01/01/03          0
    20500544                             O            12/01/32
    0


    8209691          420/G02             F          400,000.00         ZZ
                                         360        399,629.52          1
                                       6.375          2,495.48         45
                                       6.125          2,495.48
    BURLINGAME       CA   94010          5            10/09/02         00
    0434951844                           05           12/01/02          0
    72003570                             O            11/01/32
    0


    8209693          N47/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
1


                                       6.375          2,495.48         79
                                       6.125          2,495.48
    FREMONT          CA   94538          2            11/06/02         00
    0434981114                           05           01/01/03          0
    20500303                             O            12/01/32
    0


    8209697          825/G02             F           78,200.00         ZZ
                                         360         78,200.00          1
                                       7.000            520.27         85
                                       6.750            520.27
    SILVERTHORNE     CO   80498          5            11/05/02         28
    0434993135                           01           01/01/03         12
    MAHAN                                O            12/01/32
    0


    8209741          N47/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.375          2,495.48         78
                                       6.125          2,495.48
    APTOS            CA   95003          5            11/05/02         00
    0435004668                           05           01/01/03          0
    20500601                             O            12/01/32
    0


    8209791          E22/G02             F           54,150.00         ZZ
                                         360         54,150.00          1
                                       7.875            392.63         95
                                       7.625            392.63
    NETTLETON        MS   38858          5            11/11/02         10
    0415190867                           05           01/01/03         30
    0415190867                           O            12/01/32
    0


    8209809          E22/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
                                       6.500          1,365.27         80
                                       6.250          1,365.27
    BURLESON         TX   76028          5            11/11/02         00
    0415213164                           05           01/01/03          0
    0415213164                           O            12/01/32
    0


    8209811          E22/G02             F          181,000.00         ZZ
                                         360        180,847.94          1
                                       6.875          1,189.04         90
                                       6.625          1,189.04
    SAN MARCOS       CA   92069          5            10/26/02         11
    0415213396                           01           12/01/02         25
1


    0415213396                           O            11/01/32
    0


    8209817          E22/G02             F          143,873.00         ZZ
                                         360        143,873.00          1
                                       6.375            897.58         79
                                       6.125            897.58
    DETROIT          MI   48219          5            11/07/02         00
    0415229905                           05           01/01/03          0
    0415229905                           O            12/01/32
    0


    8209823          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.250            714.23         80
                                       6.000            714.23
    HOUSTON          TX   77082          5            11/08/02         00
    0414599407                           03           01/01/03          0
    0414599407                           O            12/01/32
    0


    8209833          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.125            704.83         80
                                       5.875            704.83
    BERKELEY TOWNSH  NJ   08721          2            11/11/02         00
    0414807065                           05           01/01/03          0
    0414807065                           O            12/01/32
    0


    8209837          E22/G02             F          167,000.00         ZZ
                                         360        166,856.22          1
                                       6.750          1,083.16         75
                                       6.500          1,083.16
    HILLSBOROUGH     NJ   08844          1            11/15/02         00
    0414823922                           01           12/01/02          0
    0414823922                           O            11/01/32
    0


    8209839          144/144             F           99,000.00         ZZ
                                         360         98,908.31          1
                                       6.375            617.63         49
                                       6.125            617.63
    ACCORD           NY   12404          5            10/22/02         00
    LESTER                               05           12/01/02          0
    LESTER                               O            11/01/32
    0


1


    8209845          E22/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       6.250          4,002.16         71
                                       6.000          4,002.16
    ENCINITAS        CA   92024          2            11/06/02         00
    0414850131                           05           01/01/03          0
    0414850131                           O            12/01/32
    0


    8209847          E22/G02             F          115,600.00         ZZ
                                         360        115,600.00          1
                                       6.250            711.77         78
                                       6.000            711.77
    PORTLAND         OR   97266          2            11/06/02         00
    0414903641                           05           01/01/03          0
    0414903641                           O            12/01/32
    0


    8209859          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.875          2,627.72         60
                                       6.625          2,627.72
    VERO BEACH       FL   32967          5            11/11/02         00
    0414990630                           05           01/01/03          0
    0414990630                           O            12/01/32
    0


    8209867          E22/G02             F          163,600.00         ZZ
                                         360        163,600.00          1
                                       7.000          1,088.43         80
                                       6.750          1,088.43
    CASTLE ROCK      CO   80104          1            11/15/02         00
    0415044395                           05           01/01/03          0
    0415044395                           N            12/01/32
    0


    8209877          E22/G02             F          207,000.00         ZZ
                                         360        207,000.00          1
                                       6.875          1,359.84         85
                                       6.625          1,359.84
    MOORESTOWN       NJ   08057          5            11/11/02         01
    0415089739                           05           01/01/03         12
    0415089739                           O            12/01/32
    0


    8209881          E22/G02             F           88,350.00         ZZ
                                         360         88,350.00          1
                                       7.500            617.76         95
                                       7.250            617.76
1


    YUKON            OK   73099          5            11/11/02         01
    0415099506                           05           01/01/03         30
    0415099506                           O            12/01/32
    0


    8209889          E22/G02             F          335,000.00         ZZ
                                         360        335,000.00          1
                                       6.625          2,145.04         46
                                       6.375          2,145.04
    FAIRFAX          CA   94930          5            11/01/02         00
    0415123629                           05           01/01/03          0
    0415123629                           O            12/01/32
    0


    8209901          E22/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
                                       6.375          2,433.09         78
                                       6.125          2,433.09
    CASTRO VALLEY    CA   94552          5            11/08/02         00
    0415137678                           03           01/01/03          0
    0415137678                           O            12/01/32
    0


    8209903          E22/G02             F           78,800.00         ZZ
                                         360         78,800.00          1
                                       6.250            485.19         80
                                       6.000            485.19
    FORT WORTH       TX   76108          2            11/11/02         00
    0415147537                           05           01/01/03          0
    0415147537                           O            12/01/32
    0


    8209929          E22/G02             F           81,500.00         ZZ
                                         360         81,500.00          1
                                       6.250            501.81         71
                                       6.000            501.81
    GRAND RAPIDS     MI   49507          2            11/15/02         00
    0415264415                           05           01/01/03          0
    0415264415                           O            12/01/32
    0


    8209949          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.750            466.99         90
                                       6.500            466.99
    ATLANTA          GA   30310          1            11/15/02         10
    0415280809                           05           01/01/03         25
    0415280809                           N            12/01/32
    0
1




    8209953          E22/G02             F          323,000.00         ZZ
                                         360        323,000.00          1
                                       6.250          1,988.77         65
                                       6.000          1,988.77
    DALLAS           TX   75208          2            11/11/02         00
    0415282946                           05           01/01/03          0
    0415282946                           O            12/01/32
    0


    8209971          E22/G02             F           53,600.00         ZZ
                                         360         53,600.00          1
                                       6.875            352.11         80
                                       6.625            352.11
    GREENTOWN        PA   18426          1            11/15/02         00
    0415370378                           03           01/01/03          0
    0415370378                           N            12/01/32
    0


    8209973          E22/G02             F          126,350.00         ZZ
                                         360        126,350.00          1
                                       6.875            830.03         95
                                       6.625            830.03
    LE CLAIRE        IA   52753          5            11/11/02         01
    0415367077                           05           01/01/03         30
    0415367077                           O            12/01/32
    0


    8209983          E22/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
                                       7.250          1,746.37         80
                                       7.000          1,746.37
    FLOWER MOUND     TX   75028          5            11/08/02         00
    0415378082                           03           01/01/03          0
    0415378082                           O            12/01/32
    0


    8209987          E22/G02             F          247,000.00         ZZ
                                         360        247,000.00          1
                                       6.625          1,581.57         95
                                       6.375          1,581.57
    BOYNTON BEACH    FL   33436          5            11/11/02         04
    0415383652                           03           01/01/03         30
    0415383652                           O            12/01/32
    0


    8209999          E22/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
1


                                       6.000            707.47         57
                                       5.750            707.47
    OAKLAND          CA   94621          5            11/05/02         00
    0415396408                           05           01/01/03          0
    0415386408                           O            12/01/32
    0


    8210003          E22/G02             F          145,800.00         ZZ
                                         360        145,800.00          2
                                       6.875            957.80         90
                                       6.625            957.80
    KITTERY          ME   03904          1            11/15/02         04
    0415387208                           05           01/01/03         25
    0415387208                           N            12/01/32
    0


    8210009          E22/G02             F          510,000.00         ZZ
                                         360        510,000.00          1
                                       6.375          3,181.74         80
                                       6.125          3,181.74
    SONOMA           CA   95476          1            11/07/02         00
    0415395649                           05           01/01/03          0
    0415395649                           O            12/01/32
    0


    8210011          E22/G02             F          160,000.00         T
                                         360        160,000.00          1
                                       6.500          1,011.31         62
                                       6.250          1,011.31
    SOUTH LAKE TAHO  CA   96150          1            11/07/02         00
    0415397231                           05           01/01/03          0
    0415397231                           O            12/01/32
    0


    8210019          E22/G02             F          104,500.00         ZZ
                                         360        104,500.00          1
                                       6.875            686.49         95
                                       6.625            686.49
    PENSACOLA        FL   32507          1            11/15/02         04
    0415409788                           01           01/01/03         30
    0415409788                           O            12/01/32
    0


    8210023          E22/G02             F          200,545.00         ZZ
                                         360        200,545.00          1
                                       7.625          1,419.44         95
                                       7.375          1,419.44
    ALBANY           GA   31707          1            11/15/02         10
    0415429315                           05           01/01/03         30
1


    0415429315                           O            12/01/32
    0


    8210039          E22/G02             F          227,250.00         ZZ
                                         360        227,250.00          2
                                       6.375          1,417.74         75
                                       6.125          1,417.74
    LODI             CA   95240          1            11/12/02         00
    0415441799                           05           01/01/03          0
    0415441799                           N            12/01/32
    0


    8210041          E22/G02             F           65,000.00         ZZ
                                         360         65,000.00          3
                                       7.000            432.45         62
                                       6.750            432.45
    ALBUQUERQUE      NM   87106          2            11/15/02         00
    0415448117                           05           01/01/03          0
    0415448117                           N            12/01/32
    0


    8210043          E22/G02             F           65,000.00         ZZ
                                         360         65,000.00          3
                                       7.000            432.45         62
                                       6.750            432.45
    ALBUQUERQUE      NM   87106          2            11/15/02         00
    0415448513                           05           01/01/03          0
    0415448513                           N            12/01/32
    0


    8210045          E22/G02             F           74,000.00         ZZ
                                         360         74,000.00          4
                                       7.000            492.32         62
                                       6.750            492.32
    ALBUQUERQUE      NM   87106          2            11/15/02         00
    0415448653                           05           01/01/03          0
    0415448653                           N            12/01/32
    0


    8210047          E22/G02             F          155,700.00         ZZ
                                         360        155,700.00          1
                                       6.750          1,009.87         90
                                       6.500          1,009.87
    EDGERTON         WI   53534          1            11/15/02         04
    0415452101                           05           01/01/03         30
    0415452101                           O            12/01/32
    0


1


    8210065          E22/G02             F          134,400.00         ZZ
                                         360        134,400.00          1
                                       6.625            860.58         80
                                       6.375            860.58
    WAUKEE           IA   50263          1            11/15/02         00
    0415302116                           05           01/01/03          0
    0415302116                           O            12/01/32
    0


    8210069          E22/G02             F          116,550.00         ZZ
                                         360        116,550.00          1
                                       6.750            755.94         90
                                       6.500            755.94
    ROCKPORT         TX   78382          1            11/15/02         01
    0415305358                           05           01/01/03         30
    0415305358                           O            12/01/32
    0


    8210083          E22/G02             F          172,800.00         ZZ
                                         360        172,800.00          1
                                       7.000          1,149.64         90
                                       6.750          1,149.64
    HIGHLANDS RANCH  CO   80129          1            11/15/02         10
    0415308568                           09           01/01/03         25
    0415308568                           O            12/01/32
    0


    8210095          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       7.000            452.41         80
                                       6.750            452.41
    PONTIAC          MI   48360          5            11/15/02         00
    0415319672                           05           01/01/03          0
    0415319672                           N            12/01/32
    0


    8210101          E22/G02             F           77,000.00         ZZ
                                         360         77,000.00          1
                                       6.500            486.69         80
                                       6.250            486.69
    OKLAHOMA CITY    OK   73112          2            11/11/02         00
    0415323146                           05           01/01/03          0
    0415323146                           O            12/01/32
    0


    8210103          E22/G02             F          416,250.00         ZZ
                                         360        416,250.00          1
                                       6.500          2,630.98         75
                                       6.250          2,630.98
1


    RANCHO CUCAMONG  CA   91737          5            11/06/02         00
    0415323153                           05           01/01/03          0
    0415323153                           O            12/01/32
    0


    8210109          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.875            630.65         80
                                       6.625            630.65
    SOUTHFIELD       MI   48076          5            11/11/02         00
    0415361591                           05           01/01/03          0
    0415361591                           O            12/01/32
    0


    8210115          E22/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       6.500          2,781.10         80
                                       6.250          2,781.10
    AUSTIN           TX   78734          5            11/11/02         00
    0415330620                           05           01/01/03          0
    0415330620                           O            12/01/32
    0


    8210123          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       6.875            394.16         47
                                       6.625            394.16
    MARBLE FALLS     TX   78654          5            11/11/02         00
    0415338706                           05           01/01/03          0
    0415338706                           O            12/01/32
    0


    8210125          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.750          1,816.07         77
                                       6.500          1,816.07
    WALNUT           CA   91789          5            11/08/02         00
    0415338987                           05           01/01/03          0
    0415338987                           O            12/01/32
    0


    8210127          E22/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
                                       7.875            946.22         90
                                       7.625            946.22
    SAINT ANN        MO   63074          5            11/11/02         01
    0415343664                           05           01/01/03         25
    0415343664                           O            12/01/32
    0
1




    8210131          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       7.375            773.56         80
                                       7.125            773.56
    DELRAY BEACH     FL   33445          5            11/11/02         00
    0415344845                           05           01/01/03          0
    0415344845                           O            12/01/32
    0


    8210155          U35/G02             F          140,250.00         ZZ
                                         360        140,250.00          1
                                       7.000            933.09         85
                                       6.750            933.09
    BETTENDORF       IA   52722          5            11/12/02         02
    0434992988                           05           01/01/03         12
    0007435408                           O            12/01/32
    0


    8210183          U05/G02             F          248,000.00         ZZ
                                         360        247,786.48          1
                                       6.750          1,608.52         80
                                       6.500          1,608.52
    SAN DIEGO        CA   92126          5            10/30/02         00
    0434954160                           05           12/01/02          0
    3269156                              O            11/01/32
    0


    8210201          E22/G02             F          144,800.00         ZZ
                                         240        144,800.00          1
                                       6.250          1,058.38         80
                                       6.000          1,058.38
    MURPHY           TX   75094          5            11/11/02         00
    0414887869                           05           01/01/03          0
    0414887869                           O            12/01/22
    0


    8210259          E65/G02             F          168,000.00         ZZ
                                         360        167,851.78          1
                                       6.625          1,075.72         80
                                       6.375          1,075.72
    GRANDVILLE       MI   49418          5            10/31/02         00
    0434995122                           05           12/01/02          0
    253047                               O            11/01/32
    0


    8210277          144/144             F          112,000.00         ZZ
                                         360        111,893.73          1
1


                                       6.250            689.60         70
                                       6.000            689.60
    PRESTON HOLLOW   NY   12469          1            10/21/02         00
    ABBOTT                               05           12/01/02          0
    ABBOTT                               O            11/01/32
    0


    8210343          P44/G02             F          158,000.00         ZZ
                                         360        158,000.00          1
                                       6.625          1,011.69         80
                                       6.375          1,011.69
    WORCESTER        MA   01605          5            11/08/02         00
    0434983326                           05           01/01/03          0
    0001229                              O            12/01/32
    0


    8210347          253/253             F          148,750.00         ZZ
                                         360        148,750.00          1
                                       6.375            928.01         85
                                       6.125            928.01
    MIAMI            FL   33157          5            11/05/02         10
    440724                               05           01/01/03         12
    440724                               O            12/01/32
    0


    8210417          N47/G02             F          401,000.00         ZZ
                                         360        401,000.00          1
                                       6.500          2,534.59         71
                                       6.250          2,534.59
    SOQUEL           CA   95073          5            11/04/02         00
    0434975827                           05           01/01/03          0
    20500960                             O            12/01/32
    0


    8210707          U05/G02             F          212,000.00         ZZ
                                         360        211,798.85          1
                                       6.250          1,305.32         80
                                       6.000          1,305.32
    OAKLAND          CA   94621          5            10/24/02         00
    0434953196                           05           12/01/02          0
    3275488                              O            11/01/32
    0


    8210735          W93/G02             F           60,000.00         ZZ
                                         360         59,949.59          1
                                       6.875            394.16         32
                                       6.625            394.16
    MEDFORD          OR   97504          1            10/02/02         00
    0434906608                           05           12/01/02          0
1


    42397146                             O            11/01/32
    0


    8210759          Q57/G02             F          316,000.00         ZZ
                                         360        316,000.00          1
                                       6.625          2,023.38         80
                                       6.375          2,023.38
    RANCHO CUCAMONG  CA   91701          5            11/05/02         00
    0434984241                           05           01/01/03          0
    48400701                             O            12/01/32
    0


    8210971          R84/G02             F          600,000.00         ZZ
                                         360        599,444.28          1
                                       6.375          3,743.22         75
                                       6.125          3,743.22
    HOUSTON          TX   77019          5            10/24/02         00
    0435003918                           03           12/01/02          0
    063302                               O            11/01/32
    0


    8211515          E82/G02             F          264,000.00         ZZ
                                         360        264,000.00          1
                                       6.750          1,712.30         65
                                       6.500          1,712.30
    PARKLAND         FL   33067          2            11/14/02         00
    0400725669                           05           01/01/03          0
    4761007                              O            12/01/32
    0


    8211579          E82/G02             F          253,100.00         ZZ
                                         360        253,100.00          1
                                       6.875          1,662.69         67
                                       6.625          1,662.69
    MONROE           CT   06468          2            11/14/02         00
    0400726360                           05           01/01/03          0
    0400726360                           O            12/01/32
    0


    8211845          E82/G02             F           78,200.00         ZZ
                                         360         78,200.00          1
                                       6.375            487.87         38
                                       6.125            487.87
    CERRILLOS        NM   87010          2            10/30/02         00
    0400724001                           05           01/01/03          0
    1859026                              O            12/01/32
    0


1


    8211903          U05/G02             F          376,000.00         ZZ
                                         360        376,000.00          1
                                       6.250          2,315.10         80
                                       6.000          2,315.10
    SAN DIEGO        CA   92117          5            11/01/02         00
    0435002159                           05           01/01/03          0
    3268380                              O            12/01/32
    0


    8211981          U05/G02             F          262,000.00         ZZ
                                         360        261,774.42          1
                                       6.750          1,699.33         72
                                       6.500          1,699.33
    PORTLAND         OR   97215          5            10/24/02         00
    0434953188                           05           12/01/02          0
    3272635                              O            11/01/32
    0


    8212065          U05/G02             F           49,500.00         ZZ
                                         360         49,500.00          1
                                       6.625            316.95         90
                                       6.375            316.95
    MONACA           PA   15061          1            11/07/02         10
    0434963146                           05           01/01/03         25
    3275739                              N            12/01/32
    0


    8212107          K56/G02             F          352,000.00         ZZ
                                         360        351,681.79          1
                                       6.500          2,224.88         80
                                       6.250          2,224.88
    REDMOND          OR   97756          5            10/16/02         00
    0434973384                           03           12/01/02          0
    1240617                              O            11/01/32
    0


    8212235          N67/G02             F           33,600.00         ZZ
                                         360         33,573.79          1
                                       7.250            229.21         80
                                       7.000            229.21
    JACKSON          MI   49201          1            10/01/02         00
    0434912259                           05           12/01/02          0
    3262002827A                          O            11/01/32
    0


    8212261          N67/G02             F          506,250.00         ZZ
                                         360        505,892.69          1
                                       7.750          3,626.84         75
                                       7.500          3,626.84
1


    WILMETTE         IL   60091          1            10/03/02         00
    0434912358                           05           12/01/02          0
    3262002963A                          O            11/01/32
    0


    8212527          N67/G02             F          100,000.00         ZZ
                                         360         99,923.90          1
                                       7.375            690.68         56
                                       7.125            690.68
    NEWBURGH         IN   47630          1            10/09/02         00
    0434913091                           05           12/01/02          0
    3262003130A                          O            11/01/32
    0


    8212781          U05/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
                                       6.125          1,288.13         80
                                       5.875          1,288.13
    ENCINO           CA   91316          5            11/01/02         00
    0434988994                           05           01/01/03          0
    3273361                              O            12/01/32
    0


    8212915          N67/G02             F          387,250.00         ZZ
                                         360        386,513.22          1
                                       6.250          2,384.36         68
                                       6.000          2,384.36
    SCOTTSDALE       AZ   85260          2            09/26/02         00
    0434913679                           03           11/01/02          0
    1760003030A                          O            10/01/32
    0


    8212947          N67/G02             F          130,000.00         ZZ
                                         360        129,412.78          1
                                       8.000            953.89         70
                                       7.750            953.89
    SCOTTSDALE       AZ   85260          1            10/07/02         00
    0434913828                           01           12/01/02          0
    1781003134A                          N            11/01/32
    0


    8213007          N67/G02             F          175,000.00         ZZ
                                         360        174,428.08          1
                                       6.750          1,135.05         64
                                       6.500          1,135.05
    TUCSON           AZ   85745          1            09/27/02         00
    0434914081                           03           11/01/02          0
    1781003406A                          O            10/01/32
    0
1




    8213061          N67/G02             F          200,000.00         ZZ
                                         360        199,823.55          1
                                       6.625          1,280.62         69
                                       6.375          1,280.62
    MORGANTON        NC   28655          5            10/01/02         00
    0434914297                           05           12/01/02          0
    3252003249A                          O            11/01/32
    0


    8213087          N67/G02             F           52,000.00         ZZ
                                         360         51,962.37          1
                                       7.625            368.05         73
                                       7.375            368.05
    KANNAPOLIS       NC   28081          1            10/09/02         00
    0434914404                           05           12/01/02          0
    3252003341A                          N            11/01/32
    0


    8213099          N67/G02             F           94,300.00         ZZ
                                         360         94,214.75          1
                                       6.500            596.04         79
                                       6.250            596.04
    JONESBORO        GA   30236          5            10/04/02         00
    0434914487                           05           12/01/02          0
    3252003435A                          O            11/01/32
    0


    8213101          N67/G02             F          170,000.00         ZZ
                                         360        169,826.68          1
                                       5.875          1,005.61         78
                                       5.625          1,005.61
    CANDLER          NC   28715          5            10/04/02         00
    0434914511                           05           12/01/02          0
    3252003437A                          O            11/01/32
    0


    8213153          N67/G02             F          100,000.00         ZZ
                                         360         99,929.42          1
                                       7.750            716.41         77
                                       7.500            716.41
    MACON            GA   31204          5            10/04/02         00
    0434914750                           05           12/01/02          0
    3254002120A                          O            11/01/32
    0


    8213165          N67/G02             F          336,000.00         ZZ
                                         360        335,375.95          1
1


                                       6.375          2,096.20         80
                                       6.125          2,096.20
    RALEIGH          NC   27613          5            09/30/02         00
    0434914768                           03           11/01/02          0
    3254002151A                          O            10/01/32
    0


    8213239          N67/G02             F           64,000.00         ZZ
                                         360         63,892.17          1
                                       6.875            420.43         68
                                       6.625            420.43
    POMPANO BEACH    FL   33068          5            09/27/02         00
    0434914933                           05           11/01/02          0
    3254002349A                          O            10/01/32
    0


    8213299          N67/G02             F          144,000.00         ZZ
                                         360        143,579.13          3
                                       7.625          1,019.22         80
                                       7.375          1,019.22
    PHILADELPHIA     PA   19104          5            07/23/02         00
    0434915161                           05           09/01/02          0
    3255002959A                          O            08/01/32
    0


    8213449          G51/G02             F           57,400.00         ZZ
                                         360         57,400.00          1
                                       7.250            391.57         70
                                       7.000            391.57
    LARGO            FL   33773          5            11/08/02         00
    0434996021                           05           01/01/03          0
    25001340                             O            12/01/32
    0


    8213519          G51/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.375          1,996.39         80
                                       6.125          1,996.39
    TAMPA            FL   33626          5            11/08/02         00
    0435006325                           03           01/01/03          0
    25001302                             O            12/01/32
    0


    8213629          G27/G02             F          117,000.00         ZZ
                                         360        116,894.23          1
                                       6.500            739.52         90
                                       6.250            739.52
    MODESTO          CA   95351          1            10/31/02         01
    0434972154                           05           12/01/02         25
1


    10002059                             N            11/01/32
    0


    8213813          A35/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       6.750          1,783.64         85
                                       6.500          1,783.64
    LYNBROOK         NY   11563          5            11/06/02         01
    0434972899                           05           01/01/03         12
    14052                                O            12/01/32
    0


    8214015          U05/G02             F          356,000.00         ZZ
                                         360        356,000.00          1
                                       6.375          2,220.98         79
                                       6.125          2,220.98
    HOUSTON          TX   77005          2            11/05/02         00
    0434962635                           07           01/01/03          0
    3278507                              O            12/01/32
    0


    8214017          U05/G02             F          240,000.00         ZZ
                                         240        239,510.62          1
                                       6.500          1,789.38         95
                                       6.250          1,789.38
    ELK GROVE        CA   95758          5            10/24/02         04
    0434963385                           03           12/01/02         30
    3275037                              O            11/01/22
    0


    8214057          S11/G02             F          650,000.00         ZZ
                                         360        649,397.98          4
                                       6.375          4,055.15         80
                                       6.125          4,055.15
    LOS ANGELES      CA   90035          1            10/18/02         00
    0435016969                           05           12/01/02          0
    10209619                             O            11/01/32
    0


    8214093          F89/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.250          1,132.92         80
                                       6.000          1,132.92
    PALMDALE         CA   93551          1            11/04/02         00
    0435031331                           05           01/01/03          0
    10624818                             O            12/01/32
    0


1


    8214149          F25/G02             F          424,000.00         ZZ
                                         360        424,000.00          1
                                       6.375          2,645.21         80
                                       6.125          2,645.21
    HASTINGS ON HUD  NY   10706          5            11/11/02         00
    0434979167                           05           01/01/03          0
    0625832                              O            12/01/32
    0


    8214293          E47/G02             F          180,000.00         ZZ
                                         360        179,837.28          1
                                       6.500          1,137.72         72
                                       6.250          1,137.72
    SAN PABLO        CA   94806          5            10/23/02         00
    0435013412                           05           12/01/02          0
    7359512129                           O            11/01/32
    0


    8214457          E82/G02             F          204,600.00         ZZ
                                         360        204,600.00          1
                                       6.750          1,327.03         76
                                       6.500          1,327.03
    BUFFALO          WY   82834          2            11/15/02         00
    0400719381                           05           01/01/03          0
    0400719381                           O            12/01/32
    0


    8214471          E82/G02             F          224,400.00         ZZ
                                         360        224,400.00          1
                                       6.375          1,399.96         84
                                       6.125          1,399.96
    CEDAR HILL       TX   75104          2            11/14/02         04
    0400707410                           05           01/01/03         12
    3656718                              O            12/01/32
    0


    8214473          E82/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
                                       6.250            609.56         80
                                       6.000            609.56
    HARRINGTON       WA   99134          2            11/15/02         00
    0400704342                           05           01/01/03          0
    3752366                              O            12/01/32
    0


    8214481          E82/G02             F          367,200.00         ZZ
                                         360        367,200.00          1
                                       7.125          2,473.89         80
                                       6.875          2,473.89
1


    PORTLAND         OR   97229          5            11/15/02         00
    0400705919                           03           01/01/03          0
    0400705919                           O            12/01/32
    0


    8214531          E82/G02             F           86,500.00         ZZ
                                         360         86,500.00          1
                                       7.000            575.49         76
                                       6.750            575.49
    UNIVERSITY PLAC  WA   98467          2            11/15/02         00
    0400734877                           01           01/01/03          0
    0400734877                           O            12/01/32
    0


    8214543          E82/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       7.125          1,131.85         80
                                       6.875          1,131.85
    ROGERS           MN   55374          5            11/15/02         00
    0400721494                           05           01/01/03          0
    0400721494                           O            12/01/32
    0


    8214547          E82/G02             F           55,900.00         ZZ
                                         360         55,900.00          1
                                       7.125            376.61         59
                                       6.875            376.61
    APPLE VALLEY     CA   92308          2            11/12/02         00
    0400706065                           05           01/01/03          0
    3783702                              O            12/01/32
    0


    8214549          E82/G02             F          119,000.00         ZZ
                                         360        119,000.00          1
                                       6.375            742.41         89
                                       6.125            742.41
    TURLOCK          CA   95380          5            11/12/02         10
    0400725099                           05           01/01/03         25
    0400725099                           O            12/01/32
    0


    8214555          E82/G02             F          101,000.00         ZZ
                                         360        101,000.00          1
                                       6.375            630.11         64
                                       6.125            630.11
    CINCINNATI       OH   45230          2            11/15/02         00
    0400730065                           09           01/01/03          0
    1832004                              O            12/01/32
    0
1




    8214609          A21/G02             F          160,000.00         ZZ
                                         360        159,862.24          2
                                       6.750          1,037.76         80
                                       6.500          1,037.76
    VICTORY GARDENS  NJ   07801          1            10/31/02         00
    0434974796                           05           12/01/02          0
    4560000011                           N            11/01/32
    0


    8214857          E22/G02             F          492,000.00         ZZ
                                         360        492,000.00          1
                                       6.375          3,069.44         80
                                       6.125          3,069.44
    AUSTIN           TX   78746          5            11/12/02         00
    0415324425                           05           01/01/03          0
    0415324425                           O            12/01/32
    0


    8214867          E22/G02             F           82,000.00         ZZ
                                         360         82,000.00          1
                                       7.500            573.36         69
                                       7.250            573.36
    LARAMIE          WY   82072          5            11/18/02         00
    0415329127                           05           01/01/03          0
    0415329127                           N            12/01/32
    0


    8214875          E22/G02             F          163,750.00         ZZ
                                         240        163,750.00          1
                                       6.500          1,220.88         80
                                       6.250          1,220.88
    DURHAM           NC   27703          2            11/13/02         00
    0415330166                           05           01/01/03          0
    0415330166                           O            12/01/22
    0


    8214881          E22/G02             F           89,200.00         ZZ
                                         360         89,200.00          1
                                       6.500            563.80         38
                                       6.250            563.80
    SONORA           CA   95370          5            11/11/02         00
    0415334424                           05           01/01/03          0
    0415334424                           O            12/01/32
    0


    8214897          E22/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
1


                                       6.250          1,385.36         74
                                       6.000          1,385.36
    NORRIDGE         IL   60656          2            11/12/02         00
    0415339597                           05           01/01/03          0
    0415339597                           O            12/01/32
    0


    8214905          E22/G02             F          115,200.00         ZZ
                                         360        115,200.00          1
                                       6.875            756.78         90
                                       6.625            756.78
    CLEARWATER       FL   33755          5            11/13/02         01
    0415344100                           05           01/01/03         25
    0415344100                           O            12/01/32
    0


    8214959          E22/G02             F          137,600.00         ZZ
                                         360        137,600.00          1
                                       6.750            892.47         80
                                       6.500            892.47
    CLEBURNE         TX   76033          1            11/18/02         00
    0415377597                           05           01/01/03          0
    0415377597                           O            12/01/32
    0


    8214965          E22/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
                                       6.625          1,037.30         69
                                       6.375          1,037.30
    COLONIA          NJ   07067          5            11/12/02         00
    0415382886                           05           01/01/03          0
    0415382886                           O            12/01/32
    0


    8214981          E22/G02             F          105,500.00         ZZ
                                         360        105,500.00          1
                                       6.875            693.06         80
                                       6.625            693.06
    DAVIE            FL   33317          5            11/13/02         00
    0415391846                           01           01/01/03          0
    0415391846                           O            12/01/32
    0


    8214993          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       6.375          1,073.06         80
                                       6.125          1,073.06
    MIAMI            FL   33183          2            11/13/02         00
    0415400639                           05           01/01/03          0
1


    0415400639                           O            12/01/32
    0


    8214999          E22/G02             F          118,400.00         ZZ
                                         360        118,400.00          1
                                       6.625            758.13         80
                                       6.375            758.13
    ST. CLAIR SHORE  MI   48081          1            11/18/02         00
    0415404433                           05           01/01/03          0
    0415404433                           O            12/01/32
    0


    8215001          E22/G02             F          112,800.00         ZZ
                                         360        112,800.00          1
                                       6.250            694.53         58
                                       6.000            694.53
    LOVELAND         CO   80537          5            11/12/02         00
    0415405992                           09           01/01/03          0
    0415405992                           O            12/01/32
    0


    8215017          E22/G02             F          412,000.00         ZZ
                                         360        412,000.00          1
                                       6.500          2,604.12         80
                                       6.250          2,604.12
    LOMITA           CA   90717          1            11/12/02         00
    0415424753                           05           01/01/03          0
    0415424753                           O            12/01/32
    0


    8215025          E22/G02             F          114,400.00         ZZ
                                         360        114,400.00          1
                                       6.375            713.71         80
                                       6.125            713.71
    OOLTEWAH         TN   37363          5            11/13/02         00
    0415430875                           05           01/01/03          0
    0415430875                           O            12/01/32
    0


    8215027          E22/G02             F           63,200.00         ZZ
                                         360         63,200.00          1
                                       7.250            431.14         80
                                       7.000            431.14
    CARSON CITY      NV   89706          1            11/13/02         00
    0415432897                           05           01/01/03          0
    0415432897                           N            12/01/32
    0


1


    8215029          E22/G02             F          134,800.00         ZZ
                                         360        134,800.00          1
                                       6.500            852.03         80
                                       6.250            852.03
    WESTMINSTER      CO   80031          1            11/18/02         00
    0415445071                           03           01/01/03          0
    0415445071                           N            12/01/32
    0


    8215031          E22/G02             F          134,500.00         ZZ
                                         360        134,500.00          1
                                       6.250            828.14         90
                                       6.000            828.14
    ALBUQUERQUE      NM   87114          1            11/18/02         04
    0415447978                           05           01/01/03         25
    0415447978                           O            12/01/32
    0


    8215043          E22/G02             F           54,900.00         ZZ
                                         360         54,900.00          1
                                       7.125            369.87         90
                                       6.875            369.87
    CINCINNATI       OH   45216          1            11/18/02         04
    0415476175                           05           01/01/03         25
    0415476175                           N            12/01/32
    0


    8215045          E22/G02             F           44,100.00         ZZ
                                         360         44,100.00          1
                                       7.625            312.14         70
                                       7.375            312.14
    DETROIT          MI   48224          5            11/18/02         00
    0415478437                           05           01/01/03          0
    0415478437                           N            12/01/32
    0


    8215053          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       6.375          1,073.06         80
                                       6.125          1,073.06
    BROCKTON         MA   02302          1            11/18/02         00
    0415489228                           05           01/01/03          0
    0415489228                           O            12/01/32
    0


    8215057          E22/G02             F           98,700.00         ZZ
                                         360         98,700.00          1
                                       6.375            615.76         64
                                       6.125            615.76
1


    ORMOND BEACH     FL   32174          1            11/18/02         00
    0415504299                           03           01/01/03          0
    0415504299                           O            12/01/32
    0


    8215059          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       6.500            910.18         80
                                       6.250            910.18
    BEND             OR   97701          2            11/11/02         00
    0414606228                           03           01/01/03          0
    0414606228                           O            12/01/32
    0


    8215067          E22/G02             F          185,500.00         ZZ
                                         360        185,500.00          2
                                       6.750          1,203.15         70
                                       6.500          1,203.15
    CLIFTON          NJ   07011          5            11/13/02         00
    0414772350                           05           01/01/03          0
    0414772350                           O            12/01/32
    0


    8215097          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.375          1,372.51         80
                                       6.125          1,372.51
    HASLET           TX   76248          2            11/18/02         00
    0414994988                           05           01/01/03          0
    0414994988                           N            12/01/32
    0


    8215107          E22/G02             F          205,000.00         ZZ
                                         360        205,000.00          1
                                       6.750          1,329.63         41
                                       6.500          1,329.63
    BELLEVUE         WA   98006          5            11/11/02         00
    0415008176                           05           01/01/03          0
    0415008176                           O            12/01/32
    0


    8215109          E22/G02             F          455,000.00         ZZ
                                         360        455,000.00          1
                                       6.500          2,875.91         79
                                       6.250          2,875.91
    FARMINGTON       UT   84025          2            11/13/02         00
    0415009091                           05           01/01/03          0
    0415009091                           O            12/01/32
    0
1




    8215115          E22/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       6.375          2,370.71         80
                                       6.125          2,370.71
    ORLANDO          FL   32828          5            11/13/02         00
    0415013390                           03           01/01/03          0
    0415013390                           O            12/01/32
    0


    8215119          E22/G02             F          399,900.00         ZZ
                                         360        399,900.00          1
                                       6.500          2,527.64         73
                                       6.250          2,527.64
    CONCORD          CA   94521          5            11/04/02         00
    0415020569                           05           01/01/03          0
    0415020569                           O            12/01/32
    0


    8215195          E22/G02             F          100,000.00         ZZ
                                         360         99,913.90          1
                                       6.750            648.60         85
                                       6.500            648.60
    SPOKANE          WA   99202          2            10/30/02         04
    0415119833                           05           12/01/02         25
    0415119833                           O            11/01/32
    0


    8215211          E22/G02             F          345,000.00         ZZ
                                         360        345,000.00          1
                                       6.250          2,124.22         92
                                       6.000          2,124.22
    PENROSE          CO   81240          2            11/12/02         10
    0415131630                           05           01/01/03         30
    0415131630                           O            12/01/32
    0


    8215217          E22/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       6.125          2,308.92         80
                                       5.875          2,308.92
    OAKDALE          CA   95361          5            10/29/02         00
    0415132315                           05           01/01/03          0
    0415132315                           O            12/01/32
    0


    8215265          E22/G02             F          126,500.00         ZZ
                                         360        126,500.00          1
1


                                       6.250            778.88         44
                                       6.000            778.88
    TACOMA           WA   98407          5            11/11/02         00
    0415154244                           05           01/01/03          0
    0415154244                           O            12/01/32
    0


    8215279          E22/G02             F          398,500.00         ZZ
                                         360        398,500.00          1
                                       6.000          2,389.21         77
                                       5.750          2,389.21
    PESHASTIN        WA   98847          2            11/04/02         00
    0415160829                           05           01/01/03          0
    0415160829                           O            12/01/32
    0


    8215297          E22/G02             F          109,500.00         ZZ
                                         360        109,500.00          1
                                       6.375            683.14         80
                                       6.125            683.14
    ANDERSON         CA   96007          1            11/09/02         00
    0415164110                           05           01/01/03          0
    0415164110                           O            12/01/32
    0


    8215301          E22/G02             F          128,000.00         T
                                         360        128,000.00          1
                                       6.250            788.12         80
                                       6.000            788.12
    WHITE CITY       OR   97503          1            11/07/02         00
    0415169481                           05           01/01/03          0
    0415169481                           O            12/01/32
    0


    8215305          E22/G02             F           67,450.00         ZZ
                                         360         67,450.00          1
                                       6.250            415.30         95
                                       6.000            415.30
    ROSSVILLE        GA   30741          2            11/13/02         01
    0415169663                           05           01/01/03         30
    0415169663                           O            12/01/32
    0


    8215329          E22/G02             F          146,000.00         ZZ
                                         360        146,000.00          1
                                       6.375            910.85         30
                                       6.125            910.85
    FAIRFIELD        CT   06825          2            11/13/02         00
    0415184076                           05           01/01/03          0
1


    0415184076                           O            12/01/32
    0


    8215339          E22/G02             F           83,200.00         ZZ
                                         360         83,200.00          1
                                       7.000            553.53         80
                                       6.750            553.53
    LAKE WORTH       FL   33463          5            11/11/02         00
    0415192145                           09           01/01/03          0
    0415192145                           O            12/01/32
    0


    8215357          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.750          1,167.48         55
                                       6.500          1,167.48
    CONCORD          CA   94521          5            11/08/02         00
    0415205772                           05           01/01/03          0
    0415205772                           N            12/01/32
    0


    8215379          E22/G02             F          193,000.00         ZZ
                                         360        193,000.00          1
                                       6.375          1,204.07         51
                                       6.125          1,204.07
    PICKERINGTON     OH   43147          2            11/12/02         00
    0415217033                           05           01/01/03          0
    0415217033                           O            12/01/32
    0


    8215381          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       7.250          1,910.09         80
                                       7.000          1,910.09
    LAKE ZURICH      IL   60047          5            11/12/02         00
    0415219641                           05           01/01/03          0
    0415219641                           O            12/01/32
    0


    8215385          E22/G02             F          262,500.00         ZZ
                                         360        262,500.00          1
                                       6.875          1,724.44         71
                                       6.625          1,724.44
    LONGMONT         CO   80501          5            11/13/02         00
    0415220698                           05           01/01/03          0
    0415220698                           O            12/01/32
    0


1


    8215395          E22/G02             F          285,750.00         ZZ
                                         360        285,750.00          2
                                       7.375          1,973.60         75
                                       7.125          1,973.60
    SOMERVILLE       MA   02144          5            11/18/02         00
    0415260827                           05           01/01/03          0
    0415260827                           N            12/01/32
    0


    8215399          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.375          1,247.74         80
                                       6.125          1,247.74
    BUENA VISTA      CO   81211          5            11/12/02         00
    0415262724                           05           01/01/03          0
    0415262724                           O            12/01/32
    0


    8215403          E22/G02             F           94,400.00         ZZ
                                         360         94,400.00          1
                                       6.250            581.24         90
                                       6.000            581.24
    KANSAS CITY      MO   64129          5            11/12/02         01
    0415264019                           05           01/01/03         25
    0415264019                           O            12/01/32
    0


    8215411          E22/G02             F          115,200.00         ZZ
                                         360        115,200.00          1
                                       6.625            737.64         90
                                       6.375            737.64
    FLORENCE         KY   41042          5            11/12/02         10
    0415278134                           05           01/01/03         25
    0415278134                           O            12/01/32
    0


    8215413          E22/G02             F          146,400.00         ZZ
                                         360        146,400.00          1
                                       6.250            901.41         80
                                       6.000            901.41
    TUCKER           GA   30084          5            11/13/02         00
    0415278373                           03           01/01/03          0
    0415278373                           O            12/01/32
    0


    8215415          E22/G02             F          131,100.00         ZZ
                                         360        131,100.00          1
                                       7.625            927.92         95
                                       7.375            927.92
1


    PLAINWELL        MI   49080          5            11/13/02         04
    0415279157                           05           01/01/03         30
    0415279157                           O            12/01/32
    0


    8215419          E22/G02             F           76,950.00         ZZ
                                         360         76,950.00          1
                                       7.625            544.65         95
                                       7.375            544.65
    VICTORIA         TX   77901          1            11/18/02         04
    0415283753                           05           01/01/03         30
    0415283753                           O            12/01/32
    0


    8215427          E22/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.625          2,689.31         70
                                       6.375          2,689.31
    SAN FRANCISCO    CA   94134          1            11/12/02         00
    0415292978                           05           01/01/03          0
    0415292978                           O            12/01/32
    0


    8215447          E22/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       7.500          1,034.84         80
                                       7.250          1,034.84
    GALT             CA   95632          5            11/12/02         00
    0415224211                           05           01/01/03          0
    0415224211                           N            12/01/32
    0


    8215503          E22/G02             F          290,000.00         ZZ
                                         360        290,000.00          1
                                       6.500          1,833.00         80
                                       6.250          1,833.00
    YAKIMA           WA   98908          5            11/07/02         00
    0415234368                           05           01/01/03          0
    0415234368                           O            12/01/32
    0


    8215509          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.625            896.44         80
                                       6.375            896.44
    SEATTLE          WA   98118          1            11/06/02         00
    0415240472                           05           01/01/03          0
    0415240472                           N            12/01/32
    0
1




    8215517          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.375            748.64         78
                                       6.125            748.64
    ST PETERSBURG    FL   33702          5            11/13/02         00
    0415302538                           05           01/01/03          0
    0415302538                           O            12/01/32
    0


    8215519          E22/G02             F          276,000.00         ZZ
                                         360        276,000.00          1
                                       6.250          1,699.38         80
                                       6.000          1,699.38
    PITTSBURG        CA   94565          1            11/13/02         00
    0415303015                           05           01/01/03          0
    0415303015                           O            12/01/32
    0


    8215525          E22/G02             F          127,000.00         ZZ
                                         360        127,000.00          1
                                       6.500            802.73         80
                                       6.250            802.73
    GRANTS PASS      OR   97526          5            11/11/02         00
    0415304559                           05           01/01/03          0
    0415304559                           O            12/01/32
    0


    8215531          E22/G02             F          139,992.00         ZZ
                                         360        139,992.00          1
                                       7.125            943.15         80
                                       6.875            943.15
    SIMI VALLEY      CA   93065          1            11/12/02         00
    0415305739                           01           01/01/03          0
    0415305739                           N            12/01/32
    0


    8215789          L03/G02             F           93,375.00         ZZ
                                         360         93,375.00          1
                                       6.500            590.19         75
                                       6.250            590.19
    PEORIA           AZ   85345          1            11/07/02         00
    0435017876                           05           01/01/03          0
    40008328                             N            12/01/32
    0


    8216213          168/168             F           97,300.00         ZZ
                                         360         97,236.35          2
1


                                       8.125            722.45         90
                                       7.875            722.45
    GREECE           NY   14612          1            10/25/02         10
    0089568575                           05           12/01/02         25
    0089568575                           N            11/01/32
    0


    8216257          964/G02             F          460,000.00         ZZ
                                         360        459,563.53          1
                                       6.250          2,832.30         75
                                       6.000          2,832.30
    SEATTLE          WA   98199          5            10/18/02         00
    0434958633                           05           12/01/02          0
    273159                               O            11/01/32
    0


    8216523          U05/G02             F           53,000.00         ZZ
                                         360         53,000.00          1
                                       6.875            348.17         90
                                       6.625            348.17
    HARRISBURG       PA   17104          1            11/08/02         10
    0434991832                           07           01/01/03         25
    3275791                              N            12/01/32
    0


    8216589          A21/G02             F          250,000.00         ZZ
                                         360        249,773.99          2
                                       6.500          1,580.18         63
                                       6.250          1,580.18
    PALISADES PARK   NJ   07650          5            11/01/02         00
    0434973368                           05           12/01/02          0
    7770000311                           O            11/01/32
    0


    8216735          G27/G02             F          219,450.00         ZZ
                                         360        219,450.00          1
                                       6.250          1,351.19         77
                                       6.000          1,351.19
    MODESTO          CA   95355          1            11/06/02         00
    0434978805                           05           01/01/03          0
    10002062                             N            12/01/32
    0


    8216823          A06/G02             F          221,350.00         ZZ
                                         360        221,350.00          1
                                       6.625          1,417.33         95
                                       6.375          1,417.33
    HOWELL           MI   48843          5            11/11/02         11
    0434954657                           05           01/01/03         30
1


    0020225259                           O            12/01/32
    0


    8216893          F61/G02             F          346,000.00         ZZ
                                         360        346,000.00          1
                                       6.625          2,215.48         70
                                       6.375          2,215.48
    SEATTLE          WA   98116          5            11/08/02         00
    0434984761                           05           01/01/03          0
    022602                               O            12/01/32
    0


    8216903          253/253             F          215,050.00         ZZ
                                         360        215,050.00          1
                                       6.750          1,394.81         85
                                       6.500          1,394.81
    PEORIA           IL   61614          5            11/07/02         14
    444769                               05           01/01/03         12
    444769                               O            12/01/32
    0


    8216915          U42/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
                                       6.500          1,441.12         80
                                       6.250          1,441.12
    AUSTIN           TX   78704          5            11/07/02         00
    0435001441                           05           01/01/03          0
    10202094                             O            12/01/32
    0


    8217119          W08/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.800          1,369.04         94
                                       6.550          1,369.04
    MIAMI            FL   33165          1            11/14/02         10
    0434989422                           05           01/01/03         30
    02-2046MG                            O            12/01/32
    0


    8217447          737/G02             F           79,350.00         ZZ
                                         360         79,350.00          1
                                       7.625            561.63         90
                                       7.375            561.63
    ATLANTA          GA   30316          1            11/08/02         01
    0435044243                           05           01/01/03         25
    2095556                              N            12/01/32
    0


1


    8217813          U05/G02             F           91,500.00         ZZ
                                         360         91,500.00          1
                                       7.250            624.19         75
                                       7.000            624.19
    AUSTIN           TX   78745          5            11/11/02         00
    0434993671                           05           01/01/03          0
    3274350                              N            12/01/32
    0


    8217975          N47/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
                                       6.375          1,091.77         46
                                       6.125          1,091.77
    SANTA CRUZ       CA   95065          5            11/04/02         00
    0434980884                           01           01/01/03          0
    20620475                             O            12/01/32
    0


    8218015          W53/G02             F          200,000.00         ZZ
                                         360        199,858.85          2
                                       7.750          1,432.82         67
                                       7.500          1,432.82
    BROOKLYN         NY   11212          5            11/04/02         00
    0434956462                           05           12/01/02          0
    1901003983                           N            11/01/32
    0


    8218135          X51/G02             F          257,000.00         ZZ
                                         360        257,000.00          1
                                       6.250          1,582.39         75
                                       6.000          1,582.39
    TORRANCE         CA   90504          5            11/09/02         00
    0434979332                           05           01/01/03          0
    R2054217                             O            12/01/32
    0


    8218145          X51/G02             F          431,000.00         ZZ
                                         360        431,000.00          1
                                       6.290          2,664.96         72
                                       6.040          2,664.96
    OAKLAND          CA   94602          2            11/09/02         00
    0434997938                           05           01/01/03          0
    R2054145                             O            12/01/32
    0


    8218193          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.375            623.87         67
                                       6.125            623.87
1


    FAIRVIEW         NC   28730          5            11/13/02         00
    0415077072                           05           01/01/03          0
    0415077072                           O            12/01/32
    0


    8218221          X91/G02             F          160,000.00         ZZ
                                         300        160,000.00          1
                                       6.500          1,080.33         69
                                       6.250          1,080.33
    HONOLULU         HI   96815          2            11/08/02         00
    0435004676                           02           01/01/03          0
    801481                               N            12/01/27
    0


    8218235          E22/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
                                       6.375          1,547.20         80
                                       6.125          1,547.20
    DRIPPING SPRING  TX   78620          5            11/14/02         00
    0415185800                           03           01/01/03          0
    0415185800                           O            12/01/32
    0


    8218245          E22/G02             F          408,000.00         ZZ
                                         360        407,631.16          1
                                       6.500          2,578.84         80
                                       6.250          2,578.84
    OCEANSIDE        CA   92054          5            10/28/02         00
    0415247410                           05           12/01/02          0
    0415247410                           O            11/01/32
    0


    8218251          E22/G02             F           32,400.00         ZZ
                                         360         32,400.00          2
                                       7.875            234.92         90
                                       7.625            234.92
    MILWAUKEE        WI   53205          1            11/19/02         04
    0415256726                           05           01/01/03         25
    0415256726                           N            12/01/32
    0


    8218255          X82/G02             F          412,000.00         ZZ
                                         360        411,618.41          1
                                       6.375          2,570.34         80
                                       6.125          2,570.34
    BETHESDA         MD   20814          1            11/01/02         00
    0434953154                           05           12/01/02          0
    842484                               O            11/01/32
    0
1




    8218257          E22/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
                                       6.125          1,288.13         80
                                       5.875          1,288.13
    RANCHO CUCAMONG  CA   91730          1            11/11/02         00
    0415257146                           03           01/01/03          0
    0415257146                           O            12/01/32
    0


    8218263          E22/G02             F           42,300.00         ZZ
                                         360         42,300.00          1
                                       6.625            270.85         90
                                       6.375            270.85
    MEMPHIS          TN   38107          5            11/14/02         01
    0415261254                           05           01/01/03         25
    0415261254                           O            12/01/32
    0


    8218289          E22/G02             F           53,000.00         ZZ
                                         360         53,000.00          1
                                       6.875            348.17         77
                                       6.625            348.17
    CHARLOTTE        NC   28213          2            11/19/02         00
    0415364868                           09           01/01/03          0
    0415364868                           N            12/01/32
    0


    8218293          E22/G02             F          116,400.00         ZZ
                                         360        116,400.00          1
                                       6.375            726.18         80
                                       6.125            726.18
    NORTH LAS VEGAS  NV   89031          1            11/07/02         00
    0415365287                           03           01/01/03          0
    0415365287                           N            12/01/32
    0


    8218307          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          4
                                       6.375          1,122.97         90
                                       6.125          1,122.97
    LAKEWOOD         OH   44107          1            11/19/02         11
    0415371699                           05           01/01/03         25
    0415371699                           N            12/01/32
    0


    8218309          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          2
1


                                       7.500          1,090.77         80
                                       7.250          1,090.77
    MIAMI            FL   33168          1            11/18/02         00
    0415372861                           05           01/01/03          0
    0415372861                           N            12/01/32
    0


    8218315          E22/G02             F          368,000.00         ZZ
                                         360        368,000.00          1
                                       6.375          2,295.84         80
                                       6.125          2,295.84
    MORGAN HILL      CA   95037          1            11/14/02         00
    0415380070                           05           01/01/03          0
    0415380070                           O            12/01/32
    0


    8218327          E22/G02             F          205,000.00         ZZ
                                         360        205,000.00          1
                                       6.375          1,278.93         79
                                       6.125          1,278.93
    BRANCHBURG       NJ   08853          5            11/14/02         00
    0415382936                           05           01/01/03          0
    0415382936                           O            12/01/32
    0


    8218339          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       7.500            629.29         90
                                       7.250            629.29
    DELRAY BEACH     FL   33445          2            11/12/02         01
    0414684548                           09           01/01/03         25
    0414684548                           N            12/01/32
    0


    8218345          E22/G02             F          275,100.00         ZZ
                                         360        275,100.00          1
                                       6.500          1,738.82         70
                                       6.250          1,738.82
    OAKHURST         NJ   07755          5            11/14/02         00
    0414950634                           05           01/01/03          0
    0414950634                           O            12/01/32
    0


    8218371          E22/G02             F          179,900.00         ZZ
                                         360        179,900.00          1
                                       6.750          1,166.83         88
                                       6.500          1,166.83
    MORENO VALLEY    CA   92555          5            10/29/02         04
    0415070044                           05           01/01/03         25
1


    0415070044                           O            12/01/32
    0


    8218375          E22/G02             F          153,000.00         ZZ
                                         360        153,000.00          1
                                       6.500            967.06         77
                                       6.250            967.06
    FREDERICK        MD   21701          5            11/14/02         00
    0415187533                           05           01/01/03          0
    0415187533                           O            12/01/32
    0


    8218379          E22/G02             F          171,000.00         ZZ
                                         360        171,000.00          4
                                       7.000          1,137.67         90
                                       6.750          1,137.67
    SALT LAKE CITY   UT   84115          1            11/13/02         04
    0415194844                           05           01/01/03         25
    0415194844                           N            12/01/32
    0


    8218381          E22/G02             F          199,000.00         ZZ
                                         360        199,000.00          1
                                       6.375          1,241.50         70
                                       6.125          1,241.50
    MACOMB TWP.      MI   48044          2            11/14/02         00
    0415196732                           05           01/01/03          0
    0415196732                           O            12/01/32
    0


    8218415          E22/G02             F          103,200.00         ZZ
                                         360        103,200.00          1
                                       7.250            704.01         69
                                       7.000            704.01
    ASHEVILLE        NC   28803          2            11/19/02         00
    0415221969                           05           01/01/03          0
    0415221969                           N            12/01/32
    0


    8218427          E22/G02             F           80,800.00         ZZ
                                         360         80,800.00          1
                                       6.500            510.71         80
                                       6.250            510.71
    EDMOND           OK   73013          5            11/14/02         00
    0415243518                           05           01/01/03          0
    0415243518                           O            12/01/32
    0


1


    8218433          E22/G02             F          324,500.00         ZZ
                                         360        324,500.00          2
                                       6.375          2,024.46         79
                                       6.125          2,024.46
    CHICAGO          IL   60625          2            11/14/02         00
    0415285907                           05           01/01/03          0
    0415285907                           O            12/01/32
    0


    8218445          E22/G02             F          370,500.00         ZZ
                                         360        370,500.00          1
                                       7.625          2,622.38         95
                                       7.375          2,622.38
    SHINGLE SPRINGS  CA   95682          1            11/09/02         01
    0415292242                           03           01/01/03         35
    0415292242                           O            12/01/32
    0


    8218459          E22/G02             F           97,000.00         ZZ
                                         360         97,000.00          1
                                       6.500            613.11         87
                                       6.250            613.11
    FRESNO           CA   93725          2            11/11/02         01
    0415317890                           05           01/01/03         25
    0415317890                           O            12/01/32
    0


    8218461          E22/G02             F          122,400.00         ZZ
                                         360        122,400.00          2
                                       7.125            824.63         90
                                       6.875            824.63
    SHAKER HTS       OH   44122          2            11/19/02         04
    0415319748                           05           01/01/03         25
    0415319748                           N            12/01/32
    0


    8218467          E22/G02             F          403,000.00         ZZ
                                         360        403,000.00          1
                                       6.500          2,547.23         74
                                       6.250          2,547.23
    BIRMINGHAM       AL   35244          2            11/14/02         00
    0415327253                           05           01/01/03          0
    0415327253                           O            12/01/32
    0


    8218471          E22/G02             F          383,000.00         ZZ
                                         360        383,000.00          1
                                       6.375          2,389.42         79
                                       6.125          2,389.42
1


    CHATSWORTH       CA   91311          5            11/04/02         00
    0415328988                           05           01/01/03          0
    0415328988                           O            12/01/32
    0


    8218479          E22/G02             F          152,800.00         ZZ
                                         360        152,800.00          2
                                       7.125          1,029.44         89
                                       6.875          1,029.44
    SHAKER HTS       OH   44122          2            11/19/02         04
    0415395516                           05           01/01/03         25
    0415395516                           N            12/01/32
    0


    8218495          E22/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
                                       6.375            399.28         73
                                       6.125            399.28
    HOUSTON          TX   77055          5            11/13/02         00
    0415422658                           03           01/01/03          0
    0415422658                           O            12/01/32
    0


    8218503          E22/G02             F          116,400.00         ZZ
                                         360        116,400.00          1
                                       6.375            726.18         80
                                       6.125            726.18
    NORTH LAS VEGAS  NV   89031          1            11/07/02         00
    0415433200                           03           01/01/03          0
    0415433200                           N            12/01/32
    0


    8218505          E22/G02             F          153,600.00         ZZ
                                         360        153,600.00          1
                                       6.250            945.74         78
                                       6.000            945.74
    ALBUQUERQUE      NM   87112          2            11/14/02         00
    0415433606                           05           01/01/03          0
    0415433606                           O            12/01/32
    0


    8218507          E11/G02             F          328,000.00         ZZ
                                         360        328,000.00          1
                                       6.250          2,019.55         80
                                       6.000          2,019.55
    SAINT MICHAEL    MN   55376          2            11/05/02         00
    0434986527                           05           01/01/03          0
    0003001048221                        O            12/01/32
    0
1




    8218513          420/G02             F          467,000.00         ZZ
                                         360        467,000.00          1
                                       6.625          2,990.25         71
                                       6.375          2,990.25
    SANTA ROSA       CA   95404          2            11/01/02         00
    0434951174                           05           01/01/03          0
    72003974                             O            12/01/32
    0


    8218515          E22/G02             F           93,100.00         ZZ
                                         360         93,100.00          1
                                       6.250            573.23         80
                                       6.000            573.23
    ROSEBURG         OR   97470          1            11/13/02         00
    0415200427                           05           01/01/03          0
    0415447960                           O            12/01/32
    0


    8218537          E22/G02             F          257,600.00         ZZ
                                         360        257,600.00          1
                                       6.500          1,628.21         80
                                       6.250          1,628.21
    BOONTON TOWNSHI  NJ   07005          5            11/14/02         00
    0415330752                           05           01/01/03          0
    0415330752                           O            12/01/32
    0


    8218543          E22/G02             F           84,600.00         ZZ
                                         360         84,600.00          1
                                       7.000            562.85         63
                                       6.750            562.85
    COLORADO SPRING  CO   80907          2            11/18/02         00
    0415334473                           05           01/01/03          0
    0415334473                           N            12/01/32
    0


    8218545          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.500            632.07         80
                                       6.250            632.07
    BROKEN ARROW     OK   74012          1            11/19/02         00
    0415334697                           05           01/01/03          0
    0415334697                           O            12/01/32
    0


    8218555          E22/G02             F          483,000.00         ZZ
                                         360        483,000.00          1
1


                                       6.500          3,052.89         80
                                       6.250          3,052.89
    SAN LEANDRO      CA   94579          2            11/11/02         00
    0415344613                           03           01/01/03          0
    0415344613                           O            12/01/32
    0


    8218557          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.375            748.64         80
                                       6.125            748.64
    GROVELAND        CA   95321          1            11/06/02         00
    0415346253                           05           01/01/03          0
    0415346253                           O            12/01/32
    0


    8218561          E22/G02             F          126,400.00         ZZ
                                         360        126,400.00          1
                                       6.875            830.36         80
                                       6.625            830.36
    MORRIS           AL   35116          5            11/14/02         00
    0415351600                           05           01/01/03          0
    0415351600                           O            12/01/32
    0


    8218563          E22/G02             F           65,600.00         ZZ
                                         360         65,600.00          1
                                       7.500            458.68         79
                                       7.250            458.68
    DALLAS           TX   75228          5            11/14/02         00
    0415352129                           05           01/01/03          0
    0415352129                           O            12/01/32
    0


    8218693          642/G02             F           67,200.00         ZZ
                                         360         67,200.00          1
                                       7.000            447.08         80
                                       6.750            447.08
    INDIANAPOLIS     IN   46203          2            11/11/02         00
    0434945952                           05           01/01/03          0
    10-1038-02                           N            12/01/32
    0


    8218779          E11/G02             F          242,900.00         ZZ
                                         360        242,900.00          1
                                       6.500          1,535.29         90
                                       6.250          1,535.29
    LAKEVILLE        MN   55068          1            11/12/02         04
    0434988457                           05           01/01/03         25
1


    0010001050512                        O            12/01/32
    0


    8219059          K15/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       7.000            558.85         80
                                       6.750            558.85
    WEST PARIS       ME   04289          5            11/11/02         00
    0434971651                           05           01/01/03          0
    007005301813                         O            12/01/32
    0


    8219099          K15/G02             F          113,500.00         ZZ
                                         360        113,500.00          1
                                       6.875            745.61         80
                                       6.625            745.61
    MANCHESTER       CT   06040          5            11/11/02         00
    0434971669                           05           01/01/03          0
    037605504219                         O            12/01/32
    0


    8219105          K15/G02             F          378,000.00         ZZ
                                         360        378,000.00          1
                                       6.125          2,296.77         90
                                       5.875          2,296.77
    RESTON           VA   20191          5            11/09/02         41
    0435001060                           05           01/01/03         25
    013805310341                         O            12/01/32
    0


    8219111          K15/G02             F          102,500.00         ZZ
                                         300        102,500.00          1
                                       6.375            684.10         74
                                       6.125            684.10
    LEBANON          NH   03766          5            11/09/02         00
    0434972287                           05           01/01/03          0
    033105505615                         O            12/01/27
    0


    8219119          E47/G02             F           97,950.00         ZZ
                                         360         97,950.00          1
                                       7.125            659.91         80
                                       6.875            659.91
    SAN ANTONIO      TX   78216          1            11/05/02         00
    0434980736                           05           01/01/03          0
    7329012600                           N            12/01/32
    0


1


    8219195          944/G02             F          248,800.00         ZZ
                                         360        248,800.00          1
                                       6.375          1,552.19         80
                                       6.125          1,552.19
    TUSTIN           CA   92780          1            11/06/02         00
    0434955449                           05           01/01/03          0
    W02032055                            O            12/01/32
    0


    8219331          F96/G02             F          292,000.00         ZZ
                                         360        291,772.22          4
                                       7.250          1,991.95         90
                                       7.000          1,991.95
    BELLEVILLE       NJ   07109          1            10/15/02         04
    0434932810                           05           12/01/02         30
    011450                               N            11/01/32
    0


    8219363          K15/G02             F          161,500.00         ZZ
                                         360        161,500.00          1
                                       7.250          1,101.71         85
                                       7.000          1,101.71
    PALMYRA          NY   14505          5            11/11/02         41
    0434991287                           05           01/01/03         12
    027305306196                         O            12/01/32
    0


    8219791          X67/G02             F          119,250.00         ZZ
                                         360        119,250.00          4
                                       7.625            844.04         90
                                       7.375            844.04
    WESTERLY         RI   02891          1            11/12/02         11
    0434988846                           05           01/01/03         25
    00241219                             N            12/01/32
    0


    8219925          K15/G02             F          148,500.00         ZZ
                                         360        148,500.00          1
                                       6.875            975.54         90
                                       6.625            975.54
    MILFORD          DE   19963          5            11/06/02         41
    0434991436                           05           01/01/03         25
    013405505331                         O            12/01/32
    0


    8220049          K15/G02             F          107,700.00         ZZ
                                         360        107,700.00          1
                                       6.250            663.13         64
                                       6.000            663.13
1


    TOPSHAM          ME   04086          5            11/12/02         00
    0434970141                           05           01/01/03          0
    007705301872                         O            12/01/32
    0


    8220103          S11/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.625          1,600.78         74
                                       6.375          1,600.78
    SAN GABRIEL      CA   91775          5            11/06/02         00
    0434988762                           05           01/01/03          0
    10208617                             O            12/01/32
    0


    8220259          W35/G02             F          475,000.00         T
                                         360        474,664.75          1
                                       7.750          3,402.96         65
                                       7.500          3,402.96
    NAPLES           FL   34108          2            11/01/02         00
    0434974069                           08           12/01/02          0
    14772                                O            11/01/32
    0


    8220345          Q31/G02             F          364,000.00         ZZ
                                         360        364,000.00          1
                                       6.875          2,391.22         80
                                       6.625          2,391.22
    SANTEE           CA   92071          5            11/08/02         00
    0435005384                           05           01/01/03          0
    SD877941                             O            12/01/32
    0


    8220563          L20/G02             F          229,750.00         ZZ
                                         360        229,750.00          1
                                       6.500          1,452.18         95
                                       6.250          1,452.18
    RENO             NV   89509          1            11/15/02         14
    0434997854                           05           01/01/03         25
    1141040004                           O            12/01/32
    0


    8220795          U05/G02             F          214,200.00         ZZ
                                         360        214,200.00          3
                                       6.750          1,389.30         90
                                       6.500          1,389.30
    HOLLYWOOD        FL   33020          1            11/08/02         14
    0434991253                           05           01/01/03         25
    3278352                              N            12/01/32
    0
1




    8220835          A06/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
                                       6.750          1,478.81         80
                                       6.500          1,478.81
    HOWELL           MI   48843          5            11/12/02         00
    0434956280                           05           01/01/03          0
    021000020225850                      O            12/01/32
    0


    8221043          A52/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.250            738.86         75
                                       6.000            738.86
    CANTON           GA   30115          5            11/14/02         00
    0434954251                           05           01/01/03          0
    21880                                O            12/01/32
    0


    8221061          P09/G02             F          125,600.00         ZZ
                                         360        125,600.00          1
                                       6.625            804.23         80
                                       6.375            804.23
    SILVER SPRING    MD   20906          1            11/05/02         00
    0435009451                           01           01/01/03          0
    J0208798                             O            12/01/32
    0


    8221107          N74/G02             F          390,000.00         ZZ
                                         240        389,192.77          1
                                       6.375          2,879.11         68
                                       6.125          2,879.11
    LEXINGTON        NC   27292          2            11/15/02         00
    0434992566                           05           12/20/02          0
    0031134010                           O            11/20/22
    0


    8221145          E82/G02             F          147,000.00         ZZ
                                         360        147,000.00          2
                                       6.750            953.44         49
                                       6.500            953.44
    QUINCY           MA   02169          2            11/18/02         00
    0400717708                           05           01/01/03          0
    1564375                              N            12/01/32
    0


    8221169          E82/G02             F          177,700.00         ZZ
                                         360        177,700.00          1
1


                                       6.375          1,108.62         79
                                       6.125          1,108.62
    LONG BEACH       CA   90815          2            11/14/02         00
    0400738431                           05           01/01/03          0
    2967575                              O            12/01/32
    0


    8221201          A06/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.375            811.04         79
                                       6.125            811.04
    CANTON           MI   48188          5            11/12/02         00
    0434956587                           01           01/01/03          0
    1000020228688                        O            12/01/32
    0


    8221203          E82/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
                                       6.500          1,618.09         74
                                       6.250          1,618.09
    ROCHESTER HILLS  MI   48039          2            11/06/02         00
    0400689246                           05           01/01/03          0
    0400689246                           O            12/01/32
    0


    8221239          E82/G02             F          112,200.00         ZZ
                                         360        112,200.00          1
                                       6.375            699.98         66
                                       6.125            699.98
    FRESNO           CA   93711          2            11/14/02         00
    0400711289                           05           01/01/03          0
    1969458                              O            12/01/32
    0


    8221543          U05/G02             F          181,900.00         ZZ
                                         360        181,900.00          1
                                       7.250          1,240.88         94
                                       7.000          1,240.88
    COCONUT CREEK    FL   33073          5            11/05/02         14
    0434977161                           03           01/01/03         30
    3277248                              O            12/01/32
    0


    8221555          A06/G02             F          135,500.00         ZZ
                                         360        135,500.00          1
                                       6.625            867.63         78
                                       6.375            867.63
    FARMINGTON HILL  MI   48336          2            11/11/02         00
    0434956330                           05           01/01/03          0
1


    210000202                            O            12/01/32
    0


    8221655          H58/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       6.375            686.26         79
                                       6.125            686.26
    PORTLAND         OR   97206          1            11/05/02         00
    0434992004                           05           01/01/03          0
    0000120873                           N            12/01/32
    0


    8221773          W39/G02             F           46,150.00         ZZ
                                         360         46,150.00          2
                                       7.500            322.69         90
                                       7.250            322.69
    BATON ROUGE      LA   70810          1            11/15/02         01
    0434990818                           05           01/01/03         25
    LA024248                             N            12/01/32
    0


    8221819          L20/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       6.875            578.10         80
                                       6.625            578.10
    MERIDIAN         ID   83642          1            11/14/02         00
    0435005277                           03           01/01/03          0
    1151120312                           O            12/01/32
    0


    8221875          X64/G02             F          334,000.00         ZZ
                                         360        333,698.06          1
                                       6.500          2,111.11         80
                                       6.250          2,111.11
    WEST BLOOMFIELD  MI   48323          5            10/31/02         00
    0435040324                           05           12/01/02          0
    MW4659                               O            11/01/32
    0


    8221879          E47/G02             F          337,000.00         ZZ
                                         360        336,723.76          1
                                       7.000          2,242.07         89
                                       6.750          2,242.07
    TRACY            CA   95377          2            10/24/02         11
    0434979316                           05           12/01/02         25
    7333012712                           O            11/01/32
    0


1


    8221895          883/G02             F          102,000.00         ZZ
                                         360        102,000.00          1
                                       6.500            644.71         73
                                       6.250            644.71
    PHENIX CITY      AL   36870          5            11/08/02         00
    0434992640                           05           01/01/03          0
    05018916                             O            12/01/32
    0


    8221909          822/G02             F          157,500.00         ZZ
                                         360        157,221.31          3
                                       6.625          1,008.49         90
                                       6.375          1,008.49
    PROVIDENCE       RI   02909          1            09/04/02         10
    0435040183                           05           11/01/02         25
    3446032282                           N            10/01/32
    0


    8221965          F89/G02             F          268,000.00         ZZ
                                         360        268,000.00          1
                                       6.750          1,738.24         45
                                       6.500          1,738.24
    HUNTINGTON BEAC  CA   92649          2            11/05/02         00
    0434985073                           09           01/01/03          0
    15024382                             N            12/01/32
    0


    8222019          Q30/G02             F          261,200.00         ZZ
                                         360        260,985.90          1
                                       7.000          1,737.77         95
                                       6.750          1,737.77
    STATEN ISLAND    NY   10312          1            11/06/02         04
    0435009543                           05           12/01/02         30
    21016802                             O            11/01/32
    0


    8222035          E11/G02             F          154,000.00         T
                                         360        154,000.00          1
                                       6.375            960.76         72
                                       6.125            960.76
    AITKIN           MN   56431          2            11/14/02         00
    0434989042                           05           01/01/03          0
    1                                    O            12/01/32
    0


    8222087          X67/G02             F          540,000.00         ZZ
                                         360        540,000.00          1
                                       6.500          3,413.17         80
                                       6.250          3,413.17
1


    YORBA LINDA      CA   92887          5            11/05/02         00
    0434993200                           05           01/01/03          0
    00270673                             O            12/01/32
    0


    8222091          575/G02             F          176,400.00         ZZ
                                         360        176,248.12          1
                                       6.750          1,144.13         71
                                       6.500          1,144.13
    SEVERN           MD   21144          5            10/31/02         00
    0434990297                           05           12/01/02          0
    0014038459                           N            11/01/32
    0


    8222247          G34/G02             F           75,600.00         ZZ
                                         360         75,600.00          1
                                       7.000            502.97         90
                                       6.750            502.97
    LAS VEGAS        NV   89103          1            11/13/02         10
    0434998761                           01           01/01/03         25
    39022425                             O            12/01/32
    0


    8222415          F89/G02             F          229,000.00         ZZ
                                         360        229,000.00          1
                                       6.750          1,485.29         54
                                       6.500          1,485.29
    HUNTINGTON BEAC  CA   92649          1            11/05/02         00
    0434984407                           05           01/01/03          0
    15024637                             N            12/01/32
    0


    8222743          E11/G02             F          102,000.00         ZZ
                                         360        102,000.00          1
                                       6.500            644.71         60
                                       6.250            644.71
    WOODBURY         MN   55125          1            11/14/02         00
    0434990230                           01           01/01/03          0
    1                                    O            12/01/32
    0


    8222759          575/G02             F          176,400.00         ZZ
                                         360        176,248.12          1
                                       6.750          1,144.13         71
                                       6.500          1,144.13
    SEVERN           MD   21144          5            10/31/02         00
    0434988887                           03           12/01/02          0
    14038467                             N            11/01/32
    0
1




    8222773          W93/G02             F          119,400.00         ZZ
                                         360        119,400.00          1
                                       6.500            754.69         80
                                       6.250            754.69
    PORTLAND         OR   97217          1            11/07/02         00
    0434956926                           05           01/01/03          0
    82372905                             O            12/01/32
    0


    8222777          W93/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       6.625            512.25         80
                                       6.375            512.25
    CALDWELL         ID   83605          2            11/11/02         00
    0434956959                           05           01/01/03          0
    59404590                             O            12/01/32
    0


    8222787          X67/G02             F           90,400.00         ZZ
                                         360         90,400.00          1
                                       7.375            624.37         80
                                       7.125            624.37
    HESPERIA         CA   92345          5            11/01/02         00
    0434996054                           05           01/01/03          0
    00270824                             N            12/01/32
    0


    8222791          X67/G02             F          324,900.00         ZZ
                                         360        324,591.72          1
                                       6.250          2,000.47         69
                                       6.000          2,000.47
    ANAHEIM          CA   92808          1            10/30/02         00
    0434996492                           05           12/01/02          0
    00270852                             O            11/01/32
    0


    8222795          X67/G02             F          128,700.00         ZZ
                                         360        128,602.07          1
                                       7.375            888.90         90
                                       7.125            888.90
    STAFFORD         VA   22554          1            10/31/02         11
    0434995817                           09           12/01/02         25
    00241292                             N            11/01/32
    0


    8222799          X67/G02             F          144,000.00         ZZ
                                         360        143,890.43          1
1


                                       7.375            994.57         90
                                       7.125            994.57
    STAFFORD         VA   22554          1            10/31/02         11
    0435000468                           09           12/01/02         25
    00241293                             N            11/01/32
    0


    8222801          X67/G02             F          148,500.00         ZZ
                                         360        148,387.01          1
                                       7.375          1,025.65         90
                                       7.125          1,025.65
    STAFFORD         VA   22554          1            11/01/02         11
    0434991428                           09           12/01/02         25
    00241294                             N            11/01/32
    0


    8222819          U05/G02             F          369,000.00         ZZ
                                         360        369,000.00          3
                                       7.250          2,517.23         90
                                       7.000          2,517.23
    DORCHESTER       MA   02119          1            11/13/02         04
    0434984670                           05           01/01/03         25
    3271326                              O            12/01/32
    0


    8222837          575/G02             F          184,400.00         ZZ
                                         360        184,229.21          1
                                       6.375          1,150.42         80
                                       6.125          1,150.42
    EDGEWATER        MD   21037          1            10/31/02         00
    0434989356                           05           12/01/02          0
    0014208219                           O            11/01/32
    0


    8222845          575/G02             F          176,400.00         ZZ
                                         360        176,248.12          1
                                       6.750          1,144.13         71
                                       6.500          1,144.13
    SEVERN           MD   21144          5            10/31/02         00
    0434996690                           03           12/01/02          0
    0014038475                           O            11/01/32
    0


    8222853          S11/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.375          3,119.35         65
                                       6.125          3,119.35
    SAN CLEMENTE     CA   92673          1            11/07/02         00
    0435031307                           03           01/01/03          0
1


    10320665                             O            12/01/32
    0


    8222869          A06/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
                                       6.250          1,403.84         80
                                       6.000          1,403.84
    FARMINGTON HILL  MI   48335          2            11/14/02         00
    0434959664                           05           01/01/03          0
    021000020229385                      O            12/01/32
    0


    8222903          F89/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
                                       6.750          1,452.86         53
                                       6.500          1,452.86
    HUNTINGTON BEAC  CA   92649          1            11/05/02         00
    0434984829                           05           01/01/03          0
    15024383                             N            12/01/32
    0


    8222931          F61/G02             F          333,000.00         ZZ
                                         360        333,000.00          1
                                       6.375          2,077.49         61
                                       6.125          2,077.49
    SEATTLE          WA   98112          2            11/13/02         00
    0434989075                           05           01/01/03          0
    022512B                              O            12/01/32
    0


    8222935          825/G02             F           75,200.00         ZZ
                                         360         75,200.00          1
                                       6.375            469.15         80
                                       6.125            469.15
    BRECKENRIDGE     CO   80424          1            11/12/02         00
    0434996559                           01           01/01/03          0
    SHARP 231-02                         O            12/01/32
    0


    8222941          405/405             F          412,500.00         ZZ
                                         360        412,108.61          1
                                       6.250          2,539.83         75
                                       6.000          2,539.83
    SOUTH SAN FRANC  CA   94080          5            10/09/02         00
    0013627294                           05           12/01/02          0
    0013627294                           O            11/01/32
    0


1


    8222991          A39/G02             F          573,750.00         ZZ
                                         360        573,750.00          2
                                       6.375          3,579.45         75
                                       6.125          3,579.45
    LOS ANGELES      CA   90019          5            11/01/02         00
    0435006317                           05           01/01/03          0
    2202295                              O            12/01/32
    0


    8223001          405/405             F          376,000.00         ZZ
                                         360        375,660.09          1
                                       6.500          2,376.58         80
                                       6.000          2,376.58
    MOORPARK         CA   93021          2            10/15/02         00
    0018867770                           03           12/01/02          0
    0018867770                           O            11/01/32
    0


    8223011          405/405             F          460,000.00         ZZ
                                         360        459,584.15          1
                                       6.500          2,907.52         80
                                       6.000          2,907.52
    MAMMOTH LAKES    CA   93546          5            10/17/02         00
    0018880179                           05           12/01/02          0
    0018880179                           O            11/01/32
    0


    8223067          405/405             F          320,000.00         ZZ
                                         360        319,703.61          1
                                       6.375          1,996.39         80
                                       6.000          1,996.39
    OAKLAND          CA   94609          5            10/17/02         00
    0018930453                           05           12/01/02          0
    0018930453                           O            11/01/32
    0


    8223073          405/405             F          367,000.00         ZZ
                                         360        366,699.17          1
                                       7.000          2,441.66         78
                                       6.500          2,441.66
    YORBA LINDA      CA   92887          2            10/23/02         00
    0018943373                           05           12/01/02          0
    0018943373                           O            11/01/32
    0


    8223085          405/405             F          630,000.00         ZZ
                                         360        629,416.49          1
                                       6.375          3,930.39         75
                                       6.000          3,930.39
1


    LOS ANGELES      CA   90046          1            10/28/02         00
    0018976209                           05           12/01/02          0
    0018976209                           O            11/01/32
    0


    8223089          405/405             F          429,000.00         ZZ
                                         360        425,213.44          1
                                       6.625          2,746.94         80
                                       6.125          2,746.94
    ANAHEIM          CA   92807          2            10/29/02         00
    0018981985                           03           12/01/02          0
    0018981985                           O            11/01/32
    0


    8223151          003/G02             F          188,000.00         ZZ
                                         360        187,867.31          1
                                       7.750          1,346.86         90
                                       7.500          1,346.86
    POWDER SPRINGS   GA   30127          1            10/31/02         10
    0435027586                           05           12/01/02         25
    0021860127                           N            11/01/32
    0


    8223265          G34/G02             F          352,200.00         ZZ
                                         360        352,200.00          1
                                       6.875          2,313.70         80
                                       6.625          2,313.70
    HENDERSON        NV   89052          1            11/18/02         00
    0434991303                           05           01/01/03          0
    39012485                             O            12/01/32
    0


    8223297          T44/G02             F          292,000.00         ZZ
                                         360        292,000.00          1
                                       6.750          1,893.91         68
                                       6.500          1,893.91
    GRASS VALLEY     CA   95945          5            11/07/02         00
    0434982476                           05           01/01/03          0
    1058464                              O            12/01/32
    0


    8223331          H58/G02             F           53,200.00         ZZ
                                         360         53,200.00          1
                                       7.125            358.42         95
                                       6.875            358.42
    FRESNO           CA   93710          1            11/12/02         01
    0434960860                           01           01/01/03         30
    0000121450                           O            12/01/32
    0
1




    8223373          B57/G02             F          370,400.00         ZZ
                                         360        370,400.00          1
                                       6.250          2,280.62         80
                                       6.000          2,280.62
    CANYON COUNTY    CA   91387          1            11/04/02         00
    0434960621                           05           01/01/03          0
    10006959                             N            12/01/32
    0


    8223375          X64/G02             F          493,000.00         ZZ
                                         360        493,000.00          1
                                       6.375          3,075.68         68
                                       6.125          3,075.68
    BIRMINGHAM       MI   48009          5            11/12/02         00
    0435000823                           05           01/01/03          0
    9498929                              O            12/01/32
    0


    8223387          P01/G02             F           90,000.00         ZZ
                                         360         89,936.47          4
                                       7.750            644.78         90
                                       7.500            644.78
    ALBANY           NY   12202          1            10/30/02         04
    0434988705                           05           12/01/02         25
    02000425                             N            11/01/32
    0


    8223403          W93/G02             F           92,150.00         ZZ
                                         360         92,150.00          1
                                       7.125            620.84         80
                                       6.875            620.84
    TOLLESON         AZ   85353          1            11/01/02         00
    0434960530                           03           01/01/03          0
    35434499                             O            12/01/32
    0


    8223415          P09/G02             F          183,000.00         ZZ
                                         240        183,000.00          1
                                       6.250          1,337.60         60
                                       6.000          1,337.60
    FREDERICK        MD   21703          5            11/12/02         00
    0434998084                           03           01/01/03          0
    MITCHELL                             O            12/01/22
    0


    8223433          W93/G02             F           86,400.00         ZZ
                                         360         86,400.00          1
1


                                       6.750            560.39         80
                                       6.500            560.39
    BOISE            ID   83704          5            11/08/02         00
    0434956827                           05           01/01/03          0
    60438947                             O            12/01/32
    0


    8223449          T29/G02             F          138,400.00         ZZ
                                         360        138,400.00          1
                                       6.500            874.78         80
                                       6.250            874.78
    PHOENIX          AZ   85020          1            11/13/02         00
    0434961512                           09           01/01/03          0
    1524415                              O            12/01/32
    0


    8223489          X31/G02             F          292,000.00         ZZ
                                         360        292,000.00          1
                                       6.750          1,893.91         80
                                       6.500          1,893.91
    TIGARD           OR   97224          1            11/14/02         00
    0434997607                           05           01/01/03          0
    59000125                             O            12/01/32
    0


    8223495          X31/G02             F          193,500.00         ZZ
                                         360        193,500.00          1
                                       6.500          1,223.05         64
                                       6.250          1,223.05
    ANAHEIM          CA   92804          5            11/08/02         00
    0434990883                           05           01/01/03          0
    40104934                             O            12/01/32
    0


    8223521          P21/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
                                       6.750            671.30         90
                                       6.500            671.30
    LAKELAND         FL   33813          5            11/04/02         01
    0435002662                           05           01/01/03         25
    0208038                              O            12/01/32
    0


    8223527          E44/G02             F          174,000.00         ZZ
                                         360        174,000.00          1
                                       6.250          1,071.35         80
                                       6.000          1,071.35
    LAYTON           UT   84041          1            11/13/02         00
    0434995221                           05           01/01/03          0
1


    52020192                             O            12/01/32
    0


    8223529          R26/G02             F          425,000.00         ZZ
                                         360        425,000.00          1
                                       6.375          2,651.45         80
                                       6.125          2,651.45
    SAN JOSE         CA   95139          5            11/06/02         00
    0434996989                           05           01/01/03          0
    5070                                 O            12/01/32
    0


    8223531          W68/G02             F           76,000.00         ZZ
                                         360         75,937.70          1
                                       7.000            505.63         80
                                       6.750            505.63
    MESQUITE         TX   75149          5            10/25/02         00
    0435007703                           05           12/01/02          0
    31811                                O            11/01/32
    0


    8223661          E82/G02             F          169,600.00         ZZ
                                         360        169,600.00          1
                                       6.375          1,058.08         80
                                       6.125          1,058.08
    BROOMFIELD       CO   80020          2            11/18/02         00
    0400741815                           05           01/01/03          0
    8047988                              O            12/01/32
    0


    8223677          E82/G02             F          177,500.00         ZZ
                                         360        177,500.00          1
                                       6.500          1,121.92         55
                                       6.250          1,121.92
    KATONAH          NY   10536          2            11/18/02         00
    0400715074                           05           01/01/03          0
    19418147                             O            12/01/32
    0


    8223683          E82/G02             F           63,800.00         ZZ
                                         360         63,800.00          1
                                       6.500            403.26         56
                                       6.250            403.26
    WATERBURY        CT   06705          2            11/18/02         00
    0400715785                           05           01/01/03          0
    1580544                              N            12/01/32
    0


1


    8223691          E82/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
                                       6.625            672.33         51
                                       6.375            672.33
    MESA             AZ   85208          2            11/05/02         00
    0400700928                           05           01/01/03          0
    1892370                              O            12/01/32
    0


    8223733          E82/G02             F          206,000.00         ZZ
                                         360        206,000.00          1
                                       6.625          1,319.04         64
                                       6.375          1,319.04
    ESCONDIDO        CA   92027          2            11/13/02         00
    0400705299                           05           01/01/03          0
    1849096                              O            12/01/32
    0


    8223749          E82/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.500            809.05         52
                                       6.250            809.05
    WILDOMAR         CA   92595          5            11/15/02         00
    0400725925                           05           01/01/03          0
    0400725925                           O            12/01/32
    0


    8223751          E82/G02             F           29,000.00         ZZ
                                         360         29,000.00          1
                                       6.875            190.51         41
                                       6.625            190.51
    CALUMET CITY     IL   60409          2            11/20/02         00
    0400723730                           05           01/01/03          0
    3500498                              N            12/01/32
    0


    8223753          E82/G02             F           49,500.00         ZZ
                                         360         49,500.00          2
                                       6.750            321.06         53
                                       6.500            321.06
    CHICAGO HEIGHTS  IL   60411          2            11/20/02         00
    0400723748                           05           01/01/03          0
    1502060                              N            12/01/32
    0


    8223859          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.250            862.00         73
                                       6.000            862.00
1


    MONTE VISTA      CO   81144          5            11/15/02         00
    0414984120                           05           01/01/03          0
    0414984120                           O            12/01/32
    0


    8223865          E22/G02             F          292,500.00         ZZ
                                         360        292,500.00          1
                                       7.250          1,995.37         90
                                       7.000          1,995.37
    GRAND JUNCTION   CO   81501          5            11/15/02         01
    0415069772                           05           01/01/03         25
    0415069772                           O            12/01/32
    0


    8223867          E22/G02             F          362,000.00         ZZ
                                         360        362,000.00          1
                                       6.250          2,228.90         79
                                       6.000          2,228.90
    REDONDO BEACH    CA   90278          2            11/12/02         00
    0415070192                           05           01/01/03          0
    0415070192                           O            12/01/32
    0


    8223875          E22/G02             F          269,300.00         ZZ
                                         360        269,300.00          1
                                       6.125          1,636.30         79
                                       5.875          1,636.30
    FLORENCE         AL   35634          5            11/15/02         00
    0415103662                           05           01/01/03          0
    0415103662                           O            12/01/32
    0


    8223877          E22/G02             F           47,250.00         ZZ
                                         360         47,250.00          1
                                       7.625            334.43         90
                                       7.375            334.43
    SAINT LOUIS      MO   63136          1            11/19/02         04
    0415106319                           05           01/01/03         25
    0415106319                           N            12/01/32
    0


    8223879          E22/G02             F          343,000.00         ZZ
                                         360        343,000.00          1
                                       6.250          2,111.91         87
                                       6.000          2,111.91
    VENTURA          CA   93004          5            11/07/02         01
    0415120815                           03           01/01/03         25
    0415120815                           O            12/01/32
    0
1




    8223883          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.375            698.73         42
                                       6.125            698.73
    COLFAX           CA   95713          5            11/09/02         00
    0415134493                           05           01/01/03          0
    0415134493                           O            12/01/32
    0


    8223885          E22/G02             F          215,000.00         ZZ
                                         360        215,000.00          1
                                       6.000          1,289.03         69
                                       5.750          1,289.03
    COLORADO SPRING  CO   80918          2            11/15/02         00
    0415146877                           03           01/01/03          0
    0415146877                           O            12/01/32
    0


    8223891          E22/G02             F           67,000.00         ZZ
                                         360         67,000.00          1
                                       6.375            417.99         64
                                       6.125            417.99
    MIAMI            FL   33183          5            11/15/02         00
    0415162809                           01           01/01/03          0
    0415162809                           O            12/01/32
    0


    8223919          E22/G02             F          196,500.00         ZZ
                                         360        196,500.00          1
                                       6.375          1,225.90         82
                                       6.125          1,225.90
    CLOVIS           CA   93611          2            11/12/02         01
    0415210749                           05           01/01/03         12
    0415210749                           O            12/01/32
    0


    8223927          E22/G02             F          187,400.00         ZZ
                                         360        187,400.00          1
                                       6.250          1,153.85         80
                                       6.000          1,153.85
    POMONA           CA   91766          1            11/08/02         00
    0415219716                           03           01/01/03          0
    0415219716                           O            12/01/32
    0


    8223933          E22/G02             F          362,000.00         ZZ
                                         360        362,000.00          1
1


                                       6.250          2,228.90         80
                                       6.000          2,228.90
    GLENDORA         CA   91741          5            11/08/02         00
    0415225192                           05           01/01/03          0
    0415225192                           O            12/01/32
    0


    8223939          E22/G02             F          122,000.00         ZZ
                                         360        122,000.00          1
                                       6.375            761.12         78
                                       6.125            761.12
    MAGNOLIA         TX   77354          5            11/15/02         00
    0415232958                           05           01/01/03          0
    0415232958                           O            12/01/32
    0


    8223943          E22/G02             F          254,400.00         ZZ
                                         360        254,400.00          1
                                       6.250          1,566.38         80
                                       6.000          1,566.38
    POWAY            CA   92064          5            11/13/02         00
    0415235183                           05           01/01/03          0
    0415235183                           O            12/01/32
    0


    8223951          E22/G02             F          153,000.00         ZZ
                                         360        153,000.00          1
                                       6.375            954.52         94
                                       6.125            954.52
    TACOMA           WA   98444          2            11/11/02         04
    0415238534                           05           01/01/03         30
    0415238534                           O            12/01/32
    0


    8223963          E22/G02             F          355,000.00         ZZ
                                         360        355,000.00          1
                                       6.250          2,185.80         77
                                       6.000          2,185.80
    MONROE           NJ   08831          2            11/15/02         00
    0415246560                           05           01/01/03          0
    0415246560                           O            12/01/32
    0


    8223971          E22/G02             F          235,300.00         ZZ
                                         360        235,300.00          1
                                       6.875          1,545.75         74
                                       6.625          1,545.75
    COLORADO SPRING  CO   80919          5            11/15/02         00
    0415258987                           05           01/01/03          0
1


    0415258987                           O            12/01/32
    0


    8223973          E22/G02             F          218,500.00         ZZ
                                         360        218,500.00          1
                                       6.625          1,399.08         93
                                       6.375          1,399.08
    ARVADA           CO   80005          5            11/15/02         01
    0415261924                           05           01/01/03         30
    0415261924                           O            12/01/32
    0


    8223977          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.375          1,216.55         38
                                       6.125          1,216.55
    SACRAMENTO       CA   95821          5            11/12/02         00
    0415272152                           05           01/01/03          0
    0415272152                           O            12/01/32
    0


    8223997          E22/G02             F          163,800.00         ZZ
                                         360        163,800.00          2
                                       6.875          1,076.05         90
                                       6.625          1,076.05
    PECULIAR         MO   64078          2            11/20/02         04
    0415298009                           05           01/01/03         25
    0415298009                           N            12/01/32
    0


    8224005          E22/G02             F          191,700.00         ZZ
                                         360        191,700.00          2
                                       6.875          1,259.33         90
                                       6.625          1,259.33
    PECULIAR         MO   64078          2            11/20/02         04
    0415300805                           05           01/01/03         25
    0415300805                           N            12/01/32
    0


    8224007          E22/G02             F          163,800.00         ZZ
                                         360        163,800.00          2
                                       6.875          1,076.05         90
                                       6.625          1,076.05
    PECULIAR         MO   64078          2            11/20/02         04
    0415300847                           05           01/01/03         25
    0415300847                           N            12/01/32
    0


1


    8224009          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.375            449.19         80
                                       6.125            449.19
    SPOKANE          WA   99207          2            11/13/02         00
    0415301613                           05           01/01/03          0
    0415301613                           O            12/01/32
    0


    8224011          E22/G02             F           97,200.00         ZZ
                                         360         97,200.00          2
                                       6.875            638.53         90
                                       6.625            638.53
    PECULIAR         MO   64078          2            11/20/02         04
    0415302942                           05           01/01/03         25
    0415302942                           N            12/01/32
    0


    8224017          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       6.250            517.20         78
                                       6.000            517.20
    PUEBLO           CO   81005          5            11/15/02         00
    0415310986                           05           01/01/03          0
    0415310986                           O            12/01/32
    0


    8224023          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.500          1,042.91         65
                                       6.250          1,042.91
    CHICAGO          IL   60639          5            11/15/02         00
    0415357441                           05           01/01/03          0
    0415357441                           O            12/01/32
    0


    8224029          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.250          1,847.15         28
                                       6.000          1,847.15
    HEALDSBURG       CA   95448          5            11/07/02         00
    0415358647                           05           01/01/03          0
    0415358647                           O            12/01/32
    0


    8224033          E22/G02             F           48,750.00         ZZ
                                         360         48,750.00          1
                                       7.625            345.05         75
                                       7.375            345.05
1


    COLUMBUS         OH   43219          5            11/20/02         00
    0415360171                           05           01/01/03          0
    0415360171                           N            12/01/32
    0


    8224049          E22/G02             F          121,600.00         ZZ
                                         360        121,600.00          1
                                       7.500            850.24         95
                                       7.250            850.24
    PLEASANT HILL    IA   50327          1            11/20/02         01
    0415367630                           05           01/01/03         30
    0415367630                           O            12/01/32
    0


    8224057          E22/G02             F           86,500.00         ZZ
                                         360         86,500.00          1
                                       6.500            546.74         76
                                       6.250            546.74
    MAGNOLIA         TX   77354          5            11/15/02         00
    0415373430                           03           01/01/03          0
    0415373430                           O            12/01/32
    0


    8224061          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.750            908.04         70
                                       6.500            908.04
    FORT COLLINS     CO   80524          5            11/15/02         00
    0415374594                           05           01/01/03          0
    0415374594                           O            12/01/32
    0


    8224063          E22/G02             F          140,000.00         T
                                         360        140,000.00          1
                                       6.500            884.90         80
                                       6.250            884.90
    EUREKA           CA   95503          1            11/08/02         00
    0415375369                           05           01/01/03          0
    0415375369                           O            12/01/32
    0


    8224065          E22/G02             F          121,600.00         ZZ
                                         360        121,600.00          1
                                       6.750            788.70         80
                                       6.500            788.70
    WESTON           FL   33331          2            11/13/02         00
    0415390616                           09           01/01/03          0
    0415390616                           O            12/01/32
    0
1




    8224069          E22/G02             F           61,600.00         ZZ
                                         360         61,600.00          1
                                       6.500            389.35         80
                                       6.250            389.35
    KATY             TX   77449          5            11/15/02         00
    0415397108                           03           01/01/03          0
    0415397108                           O            12/01/32
    0


    8224075          E22/G02             F          535,000.00         ZZ
                                         360        535,000.00          1
                                       6.125          3,250.72         74
                                       5.875          3,250.72
    ARCADIA          CA   91007          2            11/13/02         00
    0415405778                           05           01/01/03          0
    0415405778                           O            12/01/32
    0


    8224079          E22/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       6.375          1,572.15         80
                                       6.125          1,572.15
    WESTON           FL   33326          5            11/15/02         00
    0415413012                           03           01/01/03          0
    0415413012                           O            12/01/32
    0


    8224087          E22/G02             F          138,800.00         ZZ
                                         360        138,800.00          1
                                       6.500            877.31         80
                                       6.250            877.31
    SOMERSET         TX   78069          1            11/20/02         00
    0415422070                           05           01/01/03          0
    0415422070                           O            12/01/32
    0


    8224097          E22/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       6.500            790.09         90
                                       6.250            790.09
    PUEBLO WEST      CO   81007          2            11/15/02         01
    0415431816                           05           01/01/03         25
    0415431816                           O            12/01/32
    0


    8224103          E22/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
1


                                       6.375          2,370.71         80
                                       6.125          2,370.71
    SEATTLE          WA   98116          1            11/15/02         00
    0415435924                           05           01/01/03          0
    0415435924                           O            12/01/32
    0


    8224107          E22/G02             F          169,900.00         ZZ
                                         360        169,900.00          1
                                       6.500          1,073.88         85
                                       6.250          1,073.88
    PEYTON           CO   80831          1            11/20/02         01
    0415441369                           03           01/01/03         12
    0415441369                           O            12/01/32
    0


    8224125          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
                                       6.750            554.55         90
                                       6.500            554.55
    CENTREVILLE      AL   35042          1            11/20/02         10
    0415473727                           05           01/01/03         25
    0415473727                           O            12/01/32
    0


    8224127          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       7.000            665.30         80
                                       6.750            665.30
    GARLAND          TX   75044          5            11/15/02         00
    0415474311                           05           01/01/03          0
    0415474311                           O            12/01/32
    0


    8224129          E22/G02             F          137,000.00         ZZ
                                         360        137,000.00          1
                                       6.375            854.70         70
                                       6.125            854.70
    ELMHURST         IL   60126          2            11/15/02         00
    0415491273                           05           01/01/03          0
    0415491273                           O            12/01/32
    0


    8224133          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       6.250            640.35         80
                                       6.000            640.35
    KAWKAWLIN        MI   48631          1            11/20/02         00
    0415556018                           05           01/01/03          0
1


    0415556018                           O            12/01/32
    0


    8224137          E22/G02             F          152,800.00         ZZ
                                         360        152,800.00          1
                                       6.625            978.40         80
                                       6.375            978.40
    TAYLORSVILLE     UT   84123          5            11/14/02         00
    0415322031                           05           01/01/03          0
    0415322031                           O            12/01/32
    0


    8224151          E22/G02             F          230,000.00         ZZ
                                         360        230,000.00          1
                                       6.375          1,434.90         72
                                       6.125          1,434.90
    AVENTURA         FL   33180          1            11/20/02         00
    0415325711                           01           01/01/03          0
    0415325711                           O            12/01/32
    0


    8224157          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       6.250            886.63         72
                                       6.000            886.63
    PUYALLUP         WA   98372          5            11/12/02         00
    0415331529                           05           01/01/03          0
    0415331529                           O            12/01/32
    0


    8224161          E22/G02             F           95,950.00         ZZ
                                         360         95,950.00          1
                                       6.625            614.38         95
                                       6.375            614.38
    VERO BEACH       FL   32960          1            11/20/02         01
    0415335843                           05           01/01/03         30
    0415335843                           O            12/01/32
    0


    8224165          E22/G02             F          171,000.00         ZZ
                                         360        171,000.00          3
                                       6.875          1,123.35         90
                                       6.625          1,123.35
    CENTRAL FALLS    RI   02863          5            11/15/02         01
    0415341676                           05           01/01/03         25
    0415341676                           O            12/01/32
    0


1


    8224211          E22/G02             F           87,280.00         ZZ
                                         360         87,280.00          1
                                       7.125            588.02         80
                                       6.875            588.02
    ASHEVILLE        NC   28806          5            11/20/02         00
    0415376268                           05           01/01/03          0
    0415376268                           N            12/01/32
    0


    8224225          E22/G02             F          118,300.00         ZZ
                                         360        118,300.00          1
                                       6.625            757.49         68
                                       6.375            757.49
    KENT             WA   98031          1            11/14/02         00
    0415387158                           05           01/01/03          0
    0415387158                           N            12/01/32
    0


    8224227          E22/G02             F           62,400.00         ZZ
                                         360         62,400.00          1
                                       7.625            441.66         80
                                       7.375            441.66
    NEWPORT NEWS     VA   23607          1            11/20/02         00
    0415389873                           05           01/01/03          0
    0415389873                           N            12/01/32
    0


    8224675          806/G02             F          199,577.00         ZZ
                                         360        199,215.16          1
                                       6.500          1,261.47         80
                                       6.250          1,261.47
    PATTERSON        CA   95363          1            09/03/02         00
    0435006796                           05           11/01/02          0
    1070007013                           O            10/01/32
    0


    8225057          R65/G02             F          324,700.00         ZZ
                                         360        324,700.00          1
                                       6.375          2,025.71         78
                                       6.125          2,025.71
    PLAINFIELD       IL   60544          5            11/01/02         00
    0434959532                           05           01/01/03          0
    417386000041738                      O            12/01/32
    0


    8225157          S11/G02             F          636,000.00         ZZ
                                         360        636,000.00          1
                                       6.500          4,019.95         75
                                       6.250          4,019.95
1


    PASADENA         CA   91107          5            11/04/02         00
    0435002829                           05           01/01/03          0
    10209866                             O            12/01/32
    0


    8225177          477/G02             F          202,000.00         ZZ
                                         360        202,000.00          1
                                       6.625          1,293.43         78
                                       6.375          1,293.43
    TRACY            CA   95376          5            11/08/02         00
    0434989760                           05           01/01/03          0
    247828                               O            12/01/32
    0


    8225225          N47/G02             F          251,000.00         ZZ
                                         360        251,000.00          1
                                       6.500          1,586.49         63
                                       6.250          1,586.49
    SAN JOSE         CA   95127          5            11/11/02         00
    0435042767                           05           01/01/03          0
    20500846                             O            12/01/32
    0


    8225237          477/G02             F          226,600.00         ZZ
                                         360        226,600.00          1
                                       6.375          1,413.69         56
                                       6.125          1,413.69
    CHINO            CA   91710          1            11/07/02         00
    0434980934                           05           01/01/03          0
    205425                               O            12/01/32
    0


    8225239          W50/G02             F          427,700.00         ZZ
                                         360        427,700.00          1
                                       6.920          2,822.56         80
                                       6.670          2,822.56
    ANNANDALE        MN   55302          5            11/12/02         00
    0435017959                           05           01/01/03          0
    0021297                              O            12/01/32
    0


    8225245          N47/G02             F          352,000.00         ZZ
                                         360        352,000.00          1
                                       6.125          2,138.79         80
                                       5.875          2,138.79
    MILPITAS         CA   95035          5            11/11/02         00
    0435042973                           05           01/01/03          0
    20620246                             O            12/01/32
    0
1




    8225255          477/G02             F           91,600.00         ZZ
                                         360         91,524.91          1
                                       7.000            609.42         80
                                       6.750            609.42
    PHOENIX          AZ   85029          1            10/25/02         00
    0434989778                           05           12/01/02          0
    220037                               N            11/01/32
    0


    8225263          950/G02             F           60,000.00         ZZ
                                         360         59,953.19          1
                                       7.250            409.31         75
                                       7.000            409.31
    RENTON           WA   98058          1            10/17/02         00
    0434966107                           01           12/01/02          0
    N4209001                             N            11/01/32
    0


    8225311          477/G02             F          223,960.00         ZZ
                                         360        223,960.00          1
                                       6.500          1,415.58         80
                                       6.250          1,415.58
    COVINA           CA   91723          1            11/07/02         00
    0435012323                           05           01/01/03          0
    205357                               O            12/01/32
    0


    8225315          U05/G02             F          309,000.00         ZZ
                                         360        309,000.00          1
                                       6.250          1,902.57         89
                                       6.000          1,902.57
    SYLMAR           CA   91342          5            11/05/02         14
    0435008453                           05           01/01/03         25
    3278446                              O            12/01/32
    0


    8225331          U05/G02             F          144,000.00         ZZ
                                         360        144,000.00          2
                                       6.750            933.98         80
                                       6.500            933.98
    PITTSBURGH       PA   15208          5            11/14/02         00
    0434994059                           05           01/01/03          0
    3276283                              N            12/01/32
    0


    8225347          U05/G02             F          352,500.00         ZZ
                                         360        352,196.50          1
1


                                       6.750          2,286.31         67
                                       6.500          2,286.31
    REDDING          CA   96003          5            10/21/02         00
    0434996070                           03           12/01/02          0
    3259516                              O            11/01/32
    0


    8225351          M27/G02             F          194,000.00         ZZ
                                         360        194,000.00          1
                                       6.500          1,226.21         80
                                       6.250          1,226.21
    DENTON           NC   27239          5            11/05/02         00
    0435008420                           05           01/01/03          0
    600834447                            O            12/01/32
    0


    8225355          U05/G02             F          186,400.00         ZZ
                                         360        186,400.00          1
                                       6.500          1,178.17         70
                                       6.250          1,178.17
    AUSTIN           TX   78756          2            11/14/02         00
    0434995791                           05           01/01/03          0
    3278941                              N            12/01/32
    0


    8225371          369/G02             F          550,000.00         ZZ
                                         360        550,000.00          1
                                       6.000          3,297.53         54
                                       5.750          3,297.53
    SCOTTSDALE       AZ   85259          1            11/01/02         00
    0435000435                           05           01/01/03          0
    74614298                             O            12/01/32
    0


    8225381          U05/G02             F          360,000.00         ZZ
                                         360        359,674.56          1
                                       6.500          2,275.44         75
                                       6.250          2,275.44
    SAN JOSE         CA   95125          5            10/31/02         00
    0435015375                           05           12/01/02          0
    3272786                              O            11/01/32
    0


    8225385          X67/G02             F          219,312.00         ZZ
                                         360        219,312.00          1
                                       6.250          1,350.34         80
                                       6.000          1,350.34
    GREENFIELD       CA   93927          1            11/06/02         00
    0434992772                           05           01/01/03          0
1


    00269662                             N            12/01/32
    0


    8225411          420/G02             F          325,000.00         ZZ
                                         360        325,000.00          1
                                       6.625          2,081.01         71
                                       6.375          2,081.01
    REDWOOD VALLEY   CA   95470          5            10/31/02         00
    0434961611                           05           01/01/03          0
    72003924                             O            12/01/32
    0


    8225497          950/G02             F           70,000.00         ZZ
                                         360         69,945.40          1
                                       7.250            477.52         50
                                       7.000            477.52
    SPARKS           NV   89431          1            10/25/02         00
    0434973624                           05           12/01/02          0
    A921008                              N            11/01/32
    0


    8225505          U05/G02             F          161,500.00         ZZ
                                         360        161,500.00          3
                                       7.250          1,101.71         95
                                       7.000          1,101.71
    LOS ANGELES      CA   90003          1            11/08/02         25
    0435015441                           05           01/01/03         30
    3276822                              O            12/01/32
    0


    8225551          M27/G02             F          182,000.00         ZZ
                                         360        181,823.11          2
                                       6.125          1,105.85         70
                                       5.875          1,105.85
    RICHMOND         VA   23220          1            11/04/02         00
    0435045810                           05           12/01/02          0
    600837934                            N            11/01/32
    0


    8225599          N47/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       6.125          1,142.31         53
                                       5.875          1,142.31
    NAPLES           FL   34117          2            11/07/02         00
    0434968103                           05           01/01/03          0
    30500531                             O            12/01/32
    0


1


    8225603          588/G02             F          144,000.00         ZZ
                                         360        143,866.63          1
                                       6.375            898.37         55
                                       6.125            898.37
    NETHER PROVICEN  PA   19063          1            11/04/02         00
    0434962254                           05           12/01/02          0
    00010807062                          O            11/01/32
    0


    8225649          U05/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       6.500          1,422.15         49
                                       6.250          1,422.15
    AUSTIN           TX   78703          5            11/08/02         00
    0435010061                           05           01/01/03          0
    3259305                              O            12/01/32
    0


    8225709          588/G02             F          158,400.00         ZZ
                                         360        158,256.80          1
                                       6.500          1,001.20         80
                                       6.250          1,001.20
    WASHINGTON TOWN  NJ   07882          1            10/17/02         00
    0435001144                           05           12/01/02          0
    00010749108                          O            11/01/32
    0


    8225887          U05/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.375          1,122.97         64
                                       6.125          1,122.97
    AUSTIN           TX   78727          5            11/12/02         00
    0435007521                           05           01/01/03          0
    3279172                              O            12/01/32
    0


    8225961          E47/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       6.875          1,576.63         76
                                       6.625          1,576.63
    RANCHO SANTA MA  CA   92688          5            11/04/02         00
    0434995569                           01           01/01/03          0
    7331014580                           O            12/01/32
    0


    8225981          U05/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       6.375            686.26         74
                                       6.125            686.26
1


    PORTLAND         OR   97217          5            11/05/02         00
    0435015284                           05           01/01/03          0
    3271214                              O            12/01/32
    0


    8226311          K15/G02             F           80,700.00         ZZ
                                         360         80,700.00          1
                                       6.375            503.46         85
                                       6.125            503.46
    BREWER           ME   04412          2            11/11/02         41
    0435000880                           05           01/01/03         12
    007005303663                         O            12/01/32
    0


    8226397          420/G02             F          343,000.00         ZZ
                                         360        343,000.00          1
                                       6.500          2,167.99         80
                                       6.250          2,167.99
    SANTA ROSA       CA   95403          2            10/31/02         00
    0435012224                           05           01/01/03          0
    72003916                             O            12/01/32
    0


    8226451          975/G02             F          376,000.00         ZZ
                                         360        376,000.00          1
                                       6.375          2,345.75         80
                                       6.125          2,345.75
    WESTMINSTER      CA   92683          5            11/06/02         00
    0435008248                           05           01/01/03          0
    2024940                              O            12/01/32
    0


    8226711          975/G02             F          544,000.00         ZZ
                                         360        544,000.00          1
                                       6.250          3,349.50         80
                                       6.000          3,349.50
    LA HABRA         CA   90631          5            11/05/02         00
    0434968236                           03           01/01/03          0
    2024602                              O            12/01/32
    0


    8226737          W39/G02             F           46,150.00         ZZ
                                         360         46,150.00          4
                                       7.500            322.69         90
                                       7.250            322.69
    BATON ROUGE      LA   70820          1            11/15/02         01
    0434992277                           05           01/01/03         25
    LA024247                             N            12/01/32
    0
1




    8226785          X52/G02             F          310,000.00         ZZ
                                         360        310,000.00          1
                                       6.750          2,010.65         75
                                       6.500          2,010.65
    KEY WEST         FL   33040          5            11/12/02         00
    0435008586                           05           01/01/03          0
    KUNTZMAN                             O            12/01/32
    0


    8226923          X75/G02             F          488,000.00         ZZ
                                         360        488,000.00          1
                                       6.500          3,084.49         80
                                       6.250          3,084.49
    VAN NUYS         CA   91411          1            11/06/02         00
    0435039045                           05           01/01/03          0
    02100180                             O            12/01/32
    0


    8226957          S11/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       6.750          4,215.89         79
                                       6.500          4,215.89
    BURBANK          CA   91504          5            11/13/02         00
    0435044227                           05           01/01/03          0
    10209838                             O            12/01/32
    0


    8227105          950/G02             F          124,950.00         ZZ
                                         360        124,950.00          1
                                       6.875            820.83         85
                                       6.625            820.83
    WEST SACRAMENTO  CA   95605          5            11/08/02         11
    0434973699                           05           01/01/03         12
    AA209001                             O            12/01/32
    0


    8227115          N47/G02             F           78,000.00         ZZ
                                         360         78,000.00          1
                                       6.500            493.01         76
                                       6.250            493.01
    LAKE CHARLES     LA   70601          2            11/14/02         00
    0435001706                           05           01/01/03          0
    30500413                             O            12/01/32
    0


    8227135          R65/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
1


                                       6.375          2,121.16         80
                                       6.125          2,121.16
    DUCK             NC   27949          1            11/04/02         00
    0434967451                           05           01/01/03          0
    41813700004181                       O            12/01/32
    0


    8227143          742/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.375          1,247.74         67
                                       6.125          1,247.74
    ORANGEBURG       NY   10962          5            11/06/02         00
    0434990701                           05           01/01/03          0
    5775853                              O            12/01/32
    0


    8227163          X51/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       6.500          4,108.44         70
                                       6.250          4,108.44
    LOS ANGELES      CA   90064          5            11/07/02         00
    0435017801                           05           01/01/03          0
    R2054019                             O            12/01/32
    0


    8227191          964/G02             F          300,700.00         ZZ
                                         360        300,099.80          1
                                       6.000          1,802.85         60
                                       5.750          1,802.85
    SAN FRANCISCO    CA   94122          2            09/19/02         00
    0434953907                           07           11/01/02          0
    252814                               O            10/01/32
    0


    8227257          X51/G02             F          385,000.00         ZZ
                                         360        385,000.00          1
                                       6.625          2,465.20         76
                                       6.375          2,465.20
    VALENCIA         CA   91354          5            11/08/02         00
    0434989273                           05           01/01/03          0
    1                                    O            12/01/32
    0


    8227265          964/G02             F          104,000.00         ZZ
                                         360        103,896.47          1
                                       6.000            623.53         52
                                       5.750            623.53
    BERKELEY         CA   94702          2            10/22/02         00
    0434954004                           01           12/01/02          0
1


    273691                               O            11/01/32
    0


    8227267          E11/G02             F          510,000.00         ZZ
                                         360        510,000.00          1
                                       6.125          3,098.81         79
                                       5.875          3,098.81
    LAKE ELMO        MN   55042          5            11/14/02         00
    0435017751                           05           01/01/03          0
    0002001048086                        O            12/01/32
    0


    8227653          E82/G02             F          255,000.00         ZZ
                                         360        255,000.00          4
                                       6.375          1,590.87         64
                                       6.125          1,590.87
    OGUNQUIT         ME   03907          5            11/20/02         00
    0400710216                           05           01/01/03          0
    0400710216                           O            12/01/32
    0


    8227679          E82/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.625            640.31         80
                                       6.375            640.31
    MONTICELLO       IL   61856          5            11/20/02         00
    0400697009                           05           01/01/03          0
    0400697009                           O            12/01/32
    0


    8227687          E82/G02             F          296,900.00         ZZ
                                         360        296,900.00          1
                                       6.500          1,876.61         60
                                       6.250          1,876.61
    CUPERTINO        CA   95014          2            11/18/02         00
    0400703278                           05           01/01/03          0
    1811625                              N            12/01/32
    0


    8227705          E82/G02             F          103,400.00         ZZ
                                         360        103,400.00          1
                                       6.625            662.08         70
                                       6.375            662.08
    ROYAL PALM BEAC  FL   33411          2            11/19/02         00
    0400734109                           05           01/01/03          0
    1624670                              O            12/01/32
    0


1


    8227811          E22/G02             F          276,000.00         ZZ
                                         360        276,000.00          1
                                       6.750          1,790.13         68
                                       6.500          1,790.13
    PUTNAM VALLEY    NY   10579          1            11/21/02         00
    0414823476                           05           01/01/03          0
    0414823476                           O            12/01/32
    0


    8227813          E22/G02             F          125,396.00         ZZ
                                         360        125,396.00          1
                                       6.750            813.32         80
                                       6.500            813.32
    LAKEWOOD         WA   98499          1            11/14/02         00
    0414840538                           01           01/01/03          0
    0414840538                           O            12/01/32
    0


    8227863          E22/G02             F           91,400.00         ZZ
                                         360         91,400.00          1
                                       6.875            600.43         90
                                       6.625            600.43
    WOODBURY CITY    NJ   08096          1            11/21/02         01
    0415214980                           05           01/01/03         25
    0415214980                           O            12/01/32
    0


    8227891          E22/G02             F          191,600.00         ZZ
                                         360        191,600.00          1
                                       6.750          1,242.71         80
                                       6.500          1,242.71
    EAST CLEVELAND   OH   44112          1            11/21/02         00
    0415272012                           05           01/01/03          0
    0415272012                           N            12/01/32
    0


    8227913          E22/G02             F          212,000.00         ZZ
                                         360        212,000.00          2
                                       6.750          1,375.03         79
                                       6.500          1,375.03
    INGLEWOOD        CA   90301          5            11/12/02         00
    0415313576                           05           01/01/03          0
    0415313576                           O            12/01/32
    0


    8227917          E22/G02             F           93,456.00         ZZ
                                         360         93,456.00          1
                                       6.750            606.15         95
                                       6.500            606.15
1


    DENISON          TX   75020          1            11/21/02         01
    0415324276                           05           01/01/03         35
    0415324276                           O            12/01/32
    0


    8227929          E22/G02             F          138,700.00         ZZ
                                         360        138,700.00          3
                                       6.875            911.16         95
                                       6.625            911.16
    WILLIMANTIC      CT   06226          1            11/21/02         04
    0415355387                           05           01/01/03         30
    0415355387                           O            12/01/32
    0


    8227939          E22/G02             F          160,800.00         ZZ
                                         360        160,800.00          1
                                       6.625          1,029.62         80
                                       6.375          1,029.62
    DEXTER           OR   97431          1            11/15/02         00
    0415364918                           05           01/01/03          0
    0415364918                           O            12/01/32
    0


    8227951          E22/G02             F          232,000.00         ZZ
                                         360        232,000.00          4
                                       7.625          1,642.08         80
                                       7.375          1,642.08
    LAWRENCEVILLE    GA   30044          1            11/21/02         00
    0415376839                           05           01/01/03          0
    0415376839                           N            12/01/32
    0


    8227953          E22/G02             F          415,000.00         ZZ
                                         360        415,000.00          1
                                       6.500          2,623.08         79
                                       6.250          2,623.08
    R SANTA MARGARI  CA   92688          5            11/15/02         00
    0415377217                           03           01/01/03          0
    0415377217                           O            12/01/32
    0


    8227957          E22/G02             F           66,600.00         ZZ
                                         360         66,600.00          1
                                       7.625            471.39         90
                                       7.375            471.39
    SAGINAW          MI   48601          1            11/21/02         04
    0415378983                           05           01/01/03         25
    0415378983                           N            12/01/32
    0
1




    8227959          E22/G02             F          178,900.00         ZZ
                                         360        178,900.00          3
                                       6.750          1,160.34         90
                                       6.500          1,160.34
    BRISTOL          CT   06010          1            11/14/02         10
    0415380781                           05           01/01/03         25
    0415380781                           N            12/01/32
    0


    8227965          E22/G02             F          212,000.00         ZZ
                                         360        212,000.00          4
                                       6.625          1,357.46         80
                                       6.375          1,357.46
    JERSEY CITY      NJ   07306          1            11/21/02         00
    0415384924                           05           01/01/03          0
    0415384924                           N            12/01/32
    0


    8227967          E22/G02             F          181,000.00         T
                                         360        181,000.00          1
                                       6.375          1,129.20         95
                                       6.125          1,129.20
    SALT LAKE CITY   UT   84121          1            11/18/02         10
    0415385566                           05           01/01/03         30
    0415385566                           O            12/01/32
    0


    8227971          E22/G02             F          116,800.00         ZZ
                                         360        116,800.00          4
                                       6.625            747.88         80
                                       6.375            747.88
    MOUNT CLEMENS    MI   48043          2            11/21/02         00
    0415388214                           05           01/01/03          0
    0415388214                           N            12/01/32
    0


    8227979          E22/G02             F          352,000.00         ZZ
                                         360        352,000.00          1
                                       6.500          2,224.88         75
                                       6.250          2,224.88
    LOS ANGELES      CA   90732          5            11/11/02         00
    0415407436                           05           01/01/03          0
    0415407436                           O            12/01/32
    0


    8227997          E22/G02             F          103,000.00         ZZ
                                         360        103,000.00          1
1


                                       6.750            668.06         63
                                       6.500            668.06
    LOS MOLINOS      CA   96055          5            11/12/02         00
    0415441120                           05           01/01/03          0
    0415441120                           N            12/01/32
    0


    8227999          E22/G02             F          348,500.00         ZZ
                                         360        348,500.00          1
                                       6.750          2,260.36         85
                                       6.500          2,260.36
    COCONUT CREEK    FL   33073          1            11/21/02         10
    0415442755                           03           01/01/03         12
    0415442755                           O            12/01/32
    0


    8228013          E22/G02             F          115,466.00         ZZ
                                         360        115,466.00          1
                                       7.500            807.36         70
                                       7.250            807.36
    GREENWOOD VILLA  CO   80111          1            11/21/02         00
    0415467836                           01           01/01/03          0
    0415467836                           N            12/01/32
    0


    8228021          E22/G02             F           83,250.00         ZZ
                                         360         83,250.00          1
                                       7.000            553.86         90
                                       6.750            553.86
    LAKE JACKSON     TX   77566          1            11/21/02         01
    0415488717                           05           01/01/03         25
    0415488717                           N            12/01/32
    0


    8228033          E22/G02             F           63,750.00         ZZ
                                         360         63,750.00          1
                                       7.625            451.22         75
                                       7.375            451.22
    PONTIAC          MI   48342          5            11/21/02         00
    0415532548                           05           01/01/03          0
    0415532548                           N            12/01/32
    0


    8228035          U35/G02             F          171,000.00         ZZ
                                         360        171,000.00          1
                                       6.875          1,123.35         90
                                       6.625          1,123.35
    BETTENDORF       IA   52722          2            11/20/02         01
    0434982815                           05           01/01/03         25
1


    0007491863                           O            12/01/32
    0


    8228043          E22/G02             F          270,655.00         ZZ
                                         360        270,655.00          1
                                       6.750          1,755.46         95
                                       6.500          1,755.46
    COPPELL          TX   75019          2            11/15/02         04
    0415174713                           05           01/01/03         35
    0415174713                           O            12/01/32
    0


    8228599          M27/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       6.375          1,572.15         78
                                       6.125          1,572.15
    WAXHAW           NC   28173          2            11/06/02         00
    0435010301                           03           01/01/03          0
    0100007573                           O            12/01/32
    0


    8228657          S11/G02             F          399,900.00         ZZ
                                         360        399,900.00          1
                                       6.500          2,527.64         80
                                       6.250          2,527.64
    GLENDALE         CA   91201          1            11/07/02         00
    0435002100                           05           01/01/03          0
    10209898                             O            12/01/32
    0


    8228679          420/G02             F          310,400.00         ZZ
                                         360        310,400.00          4
                                       7.250          2,117.48         80
                                       7.000          2,117.48
    FAIRFIELD        CA   94533          1            11/06/02         00
    0434989380                           05           01/01/03          0
    82000269                             N            12/01/32
    0


    8228733          420/G02             F          356,000.00         ZZ
                                         360        356,000.00          1
                                       6.250          2,191.95         80
                                       6.000          2,191.95
    SANTA ROSA       CA   95401          5            11/12/02         00
    0434988739                           05           01/01/03          0
    72002538                             O            12/01/32
    0


1


    8228749          420/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.250          1,847.15         79
                                       6.000          1,847.15
    SEBASTOPOL       CA   95472          5            11/08/02         00
    0434989000                           05           01/01/03          0
    72003620                             O            12/01/32
    0


    8228769          P09/G02             F           97,500.00         ZZ
                                         360         97,500.00          1
                                       6.250            600.32         72
                                       6.000            600.32
    CHESAPEAKE       VA   23320          5            11/18/02         00
    0435000369                           05           01/01/03          0
    SMITHW                               O            12/01/32
    0


    8228771          K15/G02             F          134,900.00         ZZ
                                         360        134,900.00          1
                                       6.250            830.60         59
                                       6.000            830.60
    KITTERY          ME   03904          5            11/18/02         00
    0435030697                           05           01/01/03          0
    013805506170                         O            12/01/32
    0


    8228775          420/G02             F          200,000.00         T
                                         360        200,000.00          1
                                       6.250          1,231.43         58
                                       6.000          1,231.43
    CLEARLAKE PARK   CA   95422          1            10/31/02         00
    0434988903                           05           01/01/03          0
    72003985                             O            12/01/32
    0


    8228781          K15/G02             F          147,800.00         ZZ
                                         360        147,800.00          1
                                       6.625            946.38         85
                                       6.375            946.38
    STOCKTON         CA   95210          5            11/06/02         41
    0435030671                           05           01/01/03         12
    026605503670                         O            12/01/32
    0


    8228935          K15/G02             F           65,700.00         ZZ
                                         360         65,700.00          1
                                       7.500            459.38         90
                                       7.250            459.38
1


    MOUNT GILEAD     NC   27306          5            11/13/02         41
    0435002514                           05           01/01/03         25
    017305505310                         O            12/01/32
    0


    8228953          940/G02             F           78,500.00         ZZ
                                         360         78,500.00          1
                                       6.500            496.17         80
                                       6.250            496.17
    HESPERIA         CA   92345          2            11/08/02         00
    0435010970                           05           01/01/03          0
    40021010                             O            12/01/32
    0


    8228957          P09/G02             F          165,900.00         ZZ
                                         360        165,900.00          1
                                       6.170          1,012.86         72
                                       5.920          1,012.86
    ALEXANDRIA       VA   22309          2            11/20/02         00
    0435012935                           05           01/01/03          0
    R0209549                             O            12/01/32
    0


    8228965          K15/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.500            821.69         62
                                       6.250            821.69
    PEMBROKE         NH   03275          5            11/18/02         00
    0435030747                           05           01/01/03          0
    033305306501                         N            12/01/32
    0


    8228977          601/G02             F           88,000.00         ZZ
                                         360         87,927.86          1
                                       7.000            585.47         80
                                       6.750            585.47
    TREVOR           WI   53179          2            10/18/02         00
    0434967592                           05           12/01/02          0
    6202183                              O            11/01/32
    0


    8228997          624/G02             F          333,600.00         ZZ
                                         360        333,023.94          1
                                       6.750          2,163.72         80
                                       6.500          2,163.72
    WESTMINSTER      CA   92683          1            09/10/02         00
    0434966974                           03           11/01/02          0
    1000007306                           O            10/01/32
    0
1




    8229071          X31/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
                                       6.875          2,522.61         73
                                       6.625          2,522.61
    ANAHEIM          CA   92807          5            11/08/02         00
    0434996906                           03           01/01/03          0
    40104790                             O            12/01/32
    0


    8229093          X31/G02             F          371,450.00         ZZ
                                         360        371,450.00          1
                                       6.375          2,317.36         95
                                       6.125          2,317.36
    LOS ANGELES      CA   90019          1            11/13/02         10
    0434998852                           05           01/01/03         30
    40103575                             O            12/01/32
    0


    8229151          601/G02             F          247,950.00         ZZ
                                         360        247,725.84          1
                                       6.500          1,567.22         95
                                       6.250          1,567.22
    MANDEVILLE       LA   70448          5            10/16/02         10
    0434967337                           05           12/01/02         30
    6202615                              O            11/01/32
    0


    8229161          U37/U37             F          436,000.00         ZZ
                                         360        436,000.00          1
                                       6.250          2,684.53         63
                                       6.000          2,684.53
    SANTA PAULA      CA   93060          5            11/01/02         00
    8900010523                           05           01/01/03          0
    8900010523                           O            12/01/32
    0


    8229209          601/G02             F          155,000.00         ZZ
                                         360        154,872.95          3
                                       7.000          1,031.22         89
                                       6.750          1,031.22
    SOUTHBRIDGE      MA   01550          5            10/17/02         11
    0434963195                           05           12/01/02         25
    61928396                             O            11/01/32
    0


    8229227          Q14/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
1


                                       6.625            672.33         65
                                       6.375            672.33
    WESTWOOD         KS   66205          5            11/13/02         00
    0434966578                           05           01/01/03          0
    000210030                            O            12/01/32
    0


    8229263          601/G02             F          192,800.00         ZZ
                                         360        192,498.27          2
                                       7.250          1,315.24         80
                                       7.000          1,315.24
    HAMMOND          WI   54015          2            10/04/02         00
    0434967857                           05           11/01/02          0
    61696829                             N            10/01/32
    0


    8229289          601/G02             F           52,000.00         ZZ
                                         360         51,961.41          1
                                       7.500            363.59         80
                                       7.250            363.59
    WICHITA          KS   67208          5            10/25/02         00
    0434972329                           05           12/01/02          0
    61985982                             N            11/01/32
    0


    8229349          P21/G02             F           89,300.00         ZZ
                                         360         89,300.00          1
                                       7.375            616.77         95
                                       7.125            616.77
    LONG BEACH       MS   39560          2            11/18/02         01
    0435000401                           05           01/01/03         30
    0209039                              O            12/01/32
    0


    8229353          601/G02             F           69,000.00         ZZ
                                         360         68,942.02          1
                                       6.875            453.29         87
                                       6.625            453.29
    LAKELAND         FL   33811          2            10/09/02         14
    0434968780                           05           12/01/02         25
    61767208                             O            11/01/32
    0


    8229413          601/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
                                       6.625            633.91         90
                                       6.375            633.91
    SHANNON          IL   61078          1            11/11/02         10
    0434968673                           05           01/01/03         25
1


    62002290                             O            12/01/32
    0


    8229431          144/144             F           75,000.00         ZZ
                                         360         74,930.54          1
                                       6.375            467.90         79
                                       6.125            467.90
    KINGSTON         NY   12401          5            10/30/02         00
    160702431                            05           12/01/02          0
    160702431                            O            11/01/32
    0


    8229443          X82/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.500          1,896.20         74
                                       6.250          1,896.20
    OAKTON           VA   22124          1            11/14/02         00
    0434962015                           09           01/01/03          0
    844130                               O            12/01/32
    0


    8229445          G34/G02             F          386,000.00         ZZ
                                         360        386,000.00          1
                                       6.500          2,439.78         75
                                       6.250          2,439.78
    FREMONT          CA   94555          5            11/05/02         00
    0435005822                           05           01/01/03          0
    48201011                             O            12/01/32
    0


    8229447          601/G02             F          117,600.00         ZZ
                                         360        117,488.41          1
                                       6.250            724.09         80
                                       6.000            724.09
    BIRMINGHAM       AL   35222          2            10/21/02         00
    0434962809                           05           12/01/02          0
    61071312                             O            11/01/32
    0


    8229455          X19/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
                                       6.375          2,121.16         80
                                       6.125          2,121.16
    NEW CASTLE       NY   10549          1            11/20/02         00
    0434998530                           05           01/01/03          0
    22100105                             O            12/01/32
    0


1


    8229501          601/G02             F          276,300.00         ZZ
                                         360        276,044.08          1
                                       6.375          1,723.76         90
                                       6.125          1,723.76
    CRYSTAL          MN   55429          1            10/30/02         04
    0434960795                           05           12/01/02         25
    61998423                             O            11/01/32
    0


    8229505          A21/G02             F          300,300.00         ZZ
                                         360        300,300.00          1
                                       6.750          1,947.75         70
                                       6.500          1,947.75
    DEMAREST         NJ   07627          5            11/12/02         00
    0434998928                           05           01/01/03          0
    7770000395                           O            12/01/32
    0


    8229523          Q87/G02             F          167,000.00         ZZ
                                         360        167,000.00          1
                                       5.875            987.87         75
                                       5.625            987.87
    ROCKVALE         TN   37153          2            11/18/02         00
    0434998050                           05           01/01/03          0
    MAWA01                               O            12/01/32
    0


    8229529          601/G02             F          136,000.00         ZZ
                                         360        135,885.74          1
                                       6.875            893.43         85
                                       6.625            893.43
    EAU CLAIRE       WI   54703          5            10/30/02         10
    0434962742                           05           12/01/02         12
    61980470                             O            11/01/32
    0


    8229573          601/G02             F          279,000.00         ZZ
                                         360        278,787.70          4
                                       7.375          1,926.99         90
                                       7.125          1,926.99
    BELLEVILLE       NJ   07109          1            10/24/02         11
    0434962569                           05           12/01/02         25
    61997953                             N            11/01/32
    0


    8229575          G34/G02             F          125,100.00         ZZ
                                         360        125,100.00          1
                                       7.500            874.72         90
                                       7.250            874.72
1


    OKLAHOMA CITY    OK   73170          1            11/12/02         04
    0434998688                           03           01/01/03         25
    85208946                             O            12/01/32
    0


    8229589          N67/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.625            973.27         80
                                       6.375            973.27
    CHANDLER         AZ   85224          2            11/08/02         00
    0434967642                           05           01/01/03          0
    1760003167                           O            12/01/32
    0


    8229595          N47/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       6.875          1,103.64         80
                                       6.625          1,103.64
    SAN DIEGO        CA   92103          5            11/08/02         00
    0435001896                           05           01/01/03          0
    30500566                             O            12/01/32
    0


    8229623          601/G02             F          508,000.00         ZZ
                                         360        507,540.76          1
                                       6.500          3,210.91         80
                                       6.250          3,210.91
    KINGSLAND        TX   78639          2            10/24/02         00
    0434967113                           03           12/01/02          0
    61929022                             O            11/01/32
    0


    8229627          N47/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.875          1,313.86         75
                                       6.625          1,313.86
    SANTEE           CA   92071          1            11/15/02         00
    0435002167                           05           01/01/03          0
    30500275                             N            12/01/32
    0


    8229653          E11/G02             F          230,000.00         ZZ
                                         360        230,000.00          1
                                       6.250          1,416.15         68
                                       6.000          1,416.15
    EDEN PRAIRIE     MN   55347          1            11/20/02         00
    0434998183                           05           01/01/03          0
    1                                    O            12/01/32
    0
1




    8229703          601/G02             F          134,400.00         ZZ
                                         360        134,289.83          1
                                       7.000            894.17         75
                                       6.750            894.17
    PUEBLO WEST      CO   81007          2            10/17/02         00
    0434963062                           05           12/01/02          0
    62026430                             N            11/01/32
    0


    8229717          601/G02             F          108,500.00         ZZ
                                         360        108,419.48          4
                                       7.500            758.65         70
                                       7.250            758.65
    CHEYENNE         WY   82001          1            10/30/02         00
    0434966289                           05           12/01/02          0
    62003116                             N            11/01/32
    0


    8229723          E47/G02             F          131,520.00         ZZ
                                         360        131,520.00          1
                                       6.875            863.99         79
                                       6.625            863.99
    ANNAPOLIS        MD   21403          1            11/07/02         00
    0435001409                           09           01/01/03          0
    7345510067                           O            12/01/32
    0


    8229739          601/G02             F          108,500.00         ZZ
                                         360        108,419.48          4
                                       7.500            758.65         70
                                       7.250            758.65
    CHEYENNE         WY   82001          1            10/30/02         00
    0434970406                           05           12/01/02          0
    62001961                             N            11/01/32
    0


    8229807          588/G02             F           76,000.00         ZZ
                                         360         75,934.57          1
                                       6.750            492.93         80
                                       6.500            492.93
    DUMFRIES         VA   22026          1            10/04/02         00
    0434966792                           09           12/01/02          0
    1075667                              O            11/01/32
    0


    8229845          601/G02             F          100,000.00         ZZ
                                         360         99,918.02          1
1


                                       7.000            665.31         65
                                       6.750            665.31
    ORMOND BEACH     FL   32176          1            10/23/02         00
    0434960548                           05           12/01/02          0
    61985065                             O            11/01/32
    0


    8229859          952/G02             F          388,000.00         ZZ
                                         360        388,000.00          1
                                       6.750          2,516.56         80
                                       6.500          2,516.56
    PARAMUS          NJ   07652          5            11/15/02         00
    0435058201                           05           01/01/03          0
    20027067                             O            12/01/32
    0


    8229969          253/253             F           86,500.00         T
                                         360         86,500.00          1
                                       6.375            539.65         75
                                       6.125            539.65
    JACKSONVILLE     FL   32223          1            11/01/02         00
    442599                               05           01/01/03          0
    442599                               O            12/01/32
    0


    8230023          588/G02             F          110,200.00         ZZ
                                         360        110,200.00          1
                                       6.500            696.54         95
                                       6.250            696.54
    BOROUGH OF WILS  PA   18042          1            11/07/02         01
    0434972345                           05           01/01/03         30
    1078991                              O            12/01/32
    0


    8230027          601/G02             F          650,000.00         ZZ
                                         360        649,492.93          1
                                       7.250          4,434.15         75
                                       7.000          4,434.15
    ST AUGUSTINE     FL   32080          5            10/23/02         00
    0434966552                           03           12/01/02          0
    62009576                             O            11/01/32
    0


    8230213          U35/G02             F           94,000.00         ZZ
                                         360         94,000.00          1
                                       6.375            586.44         79
                                       6.125            586.44
    SOUTH HOLLAND    IL   60473          5            11/18/02         00
    0434998571                           05           01/01/03          0
1


    00010144186                          O            12/01/32
    0


    8230575          E82/G02             F          142,500.00         ZZ
                                         360        142,500.00          1
                                       6.875            936.12         64
                                       6.625            936.12
    PEMBROKE PINES   FL   33029          2            11/21/02         00
    0400731014                           03           01/01/03          0
    4125684                              O            12/01/32
    0


    8230589          E82/G02             F           95,600.00         ZZ
                                         360         95,600.00          1
                                       6.375            596.42         44
                                       6.125            596.42
    OLD BRIDGE       NJ   08857          2            11/16/02         00
    0400722252                           05           01/01/03          0
    2767425                              O            12/01/32
    0


    8230605          E82/G02             F           83,000.00         ZZ
                                         360         83,000.00          1
                                       7.625            587.47         73
                                       7.375            587.47
    FITZWILLIAM      NH   03447          2            11/25/02         00
    0400729323                           05           01/01/03          0
    1999217                              N            12/01/32
    0


    8230607          E82/G02             F          112,000.00         ZZ
                                         360        112,000.00          4
                                       6.375            698.73         89
                                       6.125            698.73
    FREMONT          NE   68025          2            11/22/02         04
    0400722591                           05           01/01/03         25
    4165776                              N            12/01/32
    0


    8230609          E82/G02             F          125,100.00         ZZ
                                         360        125,100.00          4
                                       6.375            780.46         90
                                       6.125            780.46
    FREMONT          NE   68025          2            11/22/02         04
    0400722617                           05           01/01/03         25
    4165755                              N            12/01/32
    0


1


    8230731          601/G02             F          246,000.00         ZZ
                                         360        245,793.33          1
                                       6.875          1,616.05         75
                                       6.625          1,616.05
    COLUMBUS         WI   53925          5            10/09/02         00
    0434958880                           05           12/01/02          0
    61866208                             O            11/01/32
    0


    8230817          601/G02             F          232,100.00         ZZ
                                         360        231,890.18          1
                                       6.500          1,467.03         90
                                       6.250          1,467.03
    CHICAGO          IL   60630          1            10/18/02         11
    0434966156                           05           12/01/02         25
    61937181                             O            11/01/32
    0


    8230851          601/G02             F          165,000.00         ZZ
                                         360        164,868.05          1
                                       7.125          1,111.64         85
                                       6.875          1,111.64
    IMPERIAL         MO   63052          1            10/16/02         11
    0434968178                           03           12/01/02         12
    61872610                             O            11/01/32
    0


    8230859          601/G02             F          145,800.00         ZZ
                                         360        145,677.50          1
                                       6.875            957.81         77
                                       6.625            957.81
    OREM             UT   84057          2            10/28/02         00
    0434960928                           05           12/01/02          0
    61986386                             O            11/01/32
    0


    8230893          601/G02             F           71,250.00         ZZ
                                         360         71,199.71          1
                                       7.750            510.45         75
                                       7.500            510.45
    MAGNA            UT   84044          5            10/29/02         00
    0434961108                           05           12/01/02          0
    62020458                             N            11/01/32
    0


    8230901          601/G02             F          199,920.00         ZZ
                                         360        199,756.12          1
                                       7.000          1,330.08         80
                                       6.750          1,330.08
1


    MERIDIAN         ID   83642          1            10/31/02         00
    0434963864                           03           12/01/02          0
    61935284                             O            11/01/32
    0


    8230933          601/G02             F           56,700.00         ZZ
                                         360         56,655.76          1
                                       7.250            386.80         88
                                       7.000            386.80
    WILMINGTON       DE   19801          1            10/29/02         11
    0434964623                           07           12/01/02         25
    6203874                              N            11/01/32
    0


    8230937          E22/G02             F          180,300.00         ZZ
                                         360        180,300.00          1
                                       6.625          1,154.48         93
                                       6.375          1,154.48
    MERIDIAN         ID   83642          1            11/20/02         10
    0414667022                           03           01/01/03         30
    0414667022                           O            12/01/32
    0


    8230943          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.500          3,160.34         80
                                       6.250          3,160.34
    MANSFIELD        NJ   07840          1            11/22/02         00
    0414893800                           05           01/01/03          0
    0414893800                           O            12/01/32
    0


    8230955          E22/G02             F          212,720.00         ZZ
                                         360        212,720.00          2
                                       6.875          1,397.42         80
                                       6.625          1,397.42
    MIDDLESEX        NJ   08846          1            11/22/02         00
    0414989350                           05           01/01/03          0
    0414989350                           N            12/01/32
    0


    8230957          E22/G02             F           80,250.00         ZZ
                                         360         80,250.00          1
                                       6.750            520.50         95
                                       6.500            520.50
    INDIANAPOLIS     IN   46226          2            11/18/02         04
    0415006113                           05           01/01/03         30
    0415006113                           O            12/01/32
    0
1




    8230963          E22/G02             F          410,000.00         ZZ
                                         360        410,000.00          1
                                       6.375          2,557.87         66
                                       6.125          2,557.87
    SANTA ANA        CA   92706          5            11/15/02         00
    0415090760                           05           01/01/03          0
    0415090760                           O            12/01/32
    0


    8230973          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       6.875            446.71         71
                                       6.625            446.71
    STEVENSVILLE     MD   21666          2            11/21/02         00
    0415152511                           01           01/01/03          0
    0415152511                           N            12/01/32
    0


    8230975          E22/G02             F          399,900.00         ZZ
                                         360        399,900.00          1
                                       6.375          2,494.86         69
                                       6.125          2,494.86
    LA MIRADA        CA   90638          5            11/13/02         00
    0415156835                           03           01/01/03          0
    0415156835                           O            12/01/32
    0


    8230985          E22/G02             F          600,000.00         ZZ
                                         360        600,000.00          1
                                       6.625          3,841.87         75
                                       6.375          3,841.87
    DALLAS           TX   75205          5            11/15/02         00
    0415199827                           05           01/01/03          0
    0415199827                           O            12/01/32
    0


    8231005          E22/G02             F          319,000.00         ZZ
                                         360        319,000.00          1
                                       6.250          1,964.14         75
                                       6.000          1,964.14
    NEVADA CITY      CA   95959          2            11/13/02         00
    0415234319                           05           01/01/03          0
    0415234319                           O            12/01/32
    0


    8231011          E22/G02             F          298,000.00         ZZ
                                         360        298,000.00          1
1


                                       6.250          1,834.84         52
                                       6.000          1,834.84
    EDMONDS          WA   98026          2            11/13/02         00
    0415243468                           05           01/01/03          0
    0415243468                           O            12/01/32
    0


    8231017          E22/G02             F           98,800.00         ZZ
                                         360         98,800.00          4
                                       7.875            716.37         65
                                       7.625            716.37
    FORT WAYNE       IN   46802          2            11/22/02         00
    0415255124                           05           01/01/03          0
    0415255124                           N            12/01/32
    0


    8231023          E22/G02             F           46,000.00         ZZ
                                         360         46,000.00          1
                                       7.500            321.64         83
                                       7.250            321.64
    MEMPHIS          TN   38106          2            11/22/02         01
    0415263557                           05           01/01/03         20
    0415263557                           N            12/01/32
    0


    8231061          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       7.000            745.14         80
                                       6.750            745.14
    CLEARWATER       FL   33763          5            11/18/02         00
    0415329416                           05           01/01/03          0
    0415329416                           O            12/01/32
    0


    8231071          E22/G02             F          137,000.00         ZZ
                                         360        137,000.00          1
                                       6.500            865.93         83
                                       6.250            865.93
    BESSEMER         AL   35022          1            11/22/02         01
    0415346873                           05           01/01/03         12
    0415346873                           O            12/01/32
    0


    8231087          E22/G02             F          306,850.00         ZZ
                                         360        306,850.00          1
                                       7.125          2,067.31         95
                                       6.875          2,067.31
    BRENHAM          TX   77833          1            11/22/02         04
    0415358597                           05           01/01/03         30
1


    0415358597                           O            12/01/32
    0


    8231091          E22/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
                                       6.500          1,023.95         90
                                       6.250          1,023.95
    BOONEVILLE       MS   38829          5            11/18/02         10
    0415362037                           05           01/01/03         25
    0415362037                           O            12/01/32
    0


    8231093          773/G02             F          381,500.00         T
                                         360        381,163.41          1
                                       6.625          2,442.79         70
                                       6.375          2,442.79
    FREEPORT         ME   04032          5            11/01/02         00
    0434959003                           05           12/01/02          0
    10003194                             O            11/01/32
    0


    8231097          E22/G02             F          134,400.00         ZZ
                                         360        134,400.00          1
                                       6.375            838.48         80
                                       6.125            838.48
    CASTLE ROCK      CO   80104          1            11/22/02         00
    0415365626                           05           01/01/03          0
    0415365626                           O            12/01/32
    0


    8231103          E22/G02             F          174,300.00         ZZ
                                         360        174,300.00          1
                                       6.625          1,116.06         70
                                       6.375          1,116.06
    SELDEN           NY   11784          5            11/18/02         00
    0415371152                           05           01/01/03          0
    0415371152                           O            12/01/32
    0


    8231119          E22/G02             F          106,500.00         ZZ
                                         360        106,500.00          1
                                       7.875            772.20         90
                                       7.625            772.20
    EASTPOINTE       MI   48021          2            11/22/02         04
    0415384239                           05           01/01/03         25
    0415384239                           N            12/01/32
    0


1


    8231123          E22/G02             F           93,750.00         ZZ
                                         360         93,750.00          1
                                       7.125            631.61         75
                                       6.875            631.61
    MISSOULA         MT   59801          5            11/22/02         00
    0415424118                           05           01/01/03          0
    0415424118                           N            12/01/32
    0


    8231135          E22/G02             F          116,250.00         ZZ
                                         360        116,250.00          1
                                       7.375            802.91         75
                                       7.125            802.91
    THORP            WA   98946          5            11/18/02         00
    0415445519                           05           01/01/03          0
    0415445519                           N            12/01/32
    0


    8231137          601/G02             F          388,000.00         ZZ
                                         360        387,631.85          1
                                       6.250          2,388.98         80
                                       6.000          2,388.98
    SHAKOPEE         MN   55379          5            10/14/02         00
    0434962544                           05           12/01/02          0
    61930160                             O            11/01/32
    0


    8231147          E22/G02             F          112,500.00         ZZ
                                         360        112,500.00          2
                                       7.375            777.01         90
                                       7.125            777.01
    BOYNTON BEACH    FL   33435          1            11/22/02         04
    0415453976                           05           01/01/03         25
    0415453976                           N            12/01/32
    0


    8231151          E22/G02             F          273,000.00         ZZ
                                         360        273,000.00          1
                                       6.000          1,636.77         80
                                       5.750          1,636.77
    RANCHO MURIETA   CA   95683          1            11/18/02         00
    0415455955                           03           01/01/03          0
    0415455955                           O            12/01/32
    0


    8231171          601/G02             F           45,000.00         ZZ
                                         360         44,966.60          1
                                       7.500            314.65         80
                                       7.250            314.65
1


    WICHITA          KS   67211          5            10/25/02         00
    0434964136                           05           12/01/02          0
    6198604                              N            11/01/32
    0


    8231173          E22/G02             F           87,000.00         ZZ
                                         360         87,000.00          1
                                       7.000            578.81         75
                                       6.750            578.81
    MISSOULA         MT   59801          5            11/22/02         00
    0415462092                           05           01/01/03          0
    0415462092                           N            12/01/32
    0


    8231179          E22/G02             F          232,000.00         T
                                         360        232,000.00          1
                                       6.250          1,428.46         80
                                       6.000          1,428.46
    MIDVALE          UT   84047          1            11/13/02         00
    0415384916                           03           01/01/03          0
    0415384916                           O            12/01/32
    0


    8231185          E22/G02             F          174,000.00         ZZ
                                         360        174,000.00          1
                                       6.250          1,071.35         90
                                       6.000          1,071.35
    THOMPSON STATIO  TN   37179          5            11/18/02         10
    0415389303                           03           01/01/03         25
    0415389303                           O            12/01/32
    0


    8231193          E22/G02             F          136,500.00         ZZ
                                         360        136,500.00          4
                                       6.750            885.34         70
                                       6.500            885.34
    COLORADO SPRING  CO   80909          1            11/22/02         00
    0415397736                           05           01/01/03          0
    0415397736                           N            12/01/32
    0


    8231199          E22/G02             F          167,200.00         ZZ
                                         360        167,200.00          1
                                       6.375          1,043.11         80
                                       6.125          1,043.11
    ROCKWALL         TX   75087          5            11/18/02         00
    0415398866                           05           01/01/03          0
    0415398866                           O            12/01/32
    0
1




    8231205          E22/G02             F           67,500.00         ZZ
                                         360         67,500.00          4
                                       6.750            437.80         49
                                       6.500            437.80
    PROBERTA         CA   96078          2            11/12/02         00
    0415404631                           05           01/01/03          0
    0415404631                           N            12/01/32
    0


    8231209          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.375            935.80         74
                                       6.125            935.80
    SACRAMENTO       CA   95831          5            11/08/02         00
    0415410133                           07           01/01/03          0
    0415410133                           O            12/01/32
    0


    8231217          E22/G02             F          112,680.00         ZZ
                                         360        112,680.00          1
                                       6.500            712.21         75
                                       6.250            712.21
    COLORADO SPRING  CO   80911          1            11/22/02         00
    0415421288                           03           01/01/03          0
    0415421288                           N            12/01/32
    0


    8231225          E22/G02             F          192,600.00         ZZ
                                         360        192,600.00          4
                                       7.125          1,297.58         90
                                       6.875          1,297.58
    TOLEDO           OH   43620          5            11/18/02         04
    0415467778                           05           01/01/03         25
    0415467778                           O            12/01/32
    0


    8231235          E22/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       6.250          1,477.72         54
                                       6.000          1,477.72
    HUNTINGTON BEAC  CA   92647          5            11/13/02         00
    0415479138                           05           01/01/03          0
    0415479138                           O            12/01/32
    0


    8231237          E22/G02             F           36,900.00         ZZ
                                         360         36,900.00          1
1


                                       6.750            239.33         90
                                       6.500            239.33
    CANTON           OH   44710          1            11/22/02         04
    0415479336                           05           01/01/03         25
    0415479336                           N            12/01/32
    0


    8231253          E22/G02             F           88,200.00         ZZ
                                         360         88,200.00          1
                                       6.500            557.48         90
                                       6.250            557.48
    CASSLEBERRY      FL   32707          1            11/22/02         01
    0415527985                           09           01/01/03         25
    0415527985                           O            12/01/32
    0


    8231259          E22/G02             F          137,000.00         ZZ
                                         360        137,000.00          1
                                       6.500            865.93         78
                                       6.250            865.93
    FORT COLLINS     CO   80526          2            11/22/02         00
    0415562560                           05           01/01/03          0
    0415562560                           N            12/01/32
    0


    8231267          601/G02             F           85,000.00         ZZ
                                         360         84,849.59          1
                                       6.625            544.27         59
                                       6.375            544.27
    PORT SAINT LUCI  FL   34983          5            10/04/02         00
    0434961041                           05           11/01/02          0
    6193151                              O            10/01/32
    0


    8231269          601/G02             F           95,000.00         ZZ
                                         360         94,912.01          1
                                       6.375            592.68         39
                                       6.125            592.68
    PORT ORANGE      FL   32127          1            10/28/02         00
    0434968418                           05           12/01/02          0
    62029376                             O            11/01/32
    0


    8231299          601/G02             F          162,800.00         ZZ
                                         360        162,663.22          1
                                       6.875          1,069.49         80
                                       6.625          1,069.49
    NAPLES           FL   34119          1            10/10/02         00
    0434963765                           09           12/01/02          0
1


    6178459                              O            11/01/32
    0


    8231301          601/G02             F          190,800.00         ZZ
                                         360        190,654.81          4
                                       7.375          1,317.81         90
                                       7.125          1,317.81
    CLEARWATER       FL   33756          1            10/22/02         04
    0434961272                           05           12/01/02         25
    62017678                             O            11/01/32
    0


    8231305          601/G02             F           65,700.00         ZZ
                                         360         65,648.75          3
                                       7.250            448.19         90
                                       7.000            448.19
    SCHENEDTADY      NY   12304          2            10/16/02         04
    0434963559                           05           12/01/02         25
    6185159                              N            11/01/32
    0


    8231331          773/G02             F          393,500.00         ZZ
                                         360        393,098.80          1
                                       5.875          2,327.71         77
                                       5.625          2,327.71
    READING          MA   01867          5            10/25/02         00
    0434958682                           05           12/01/02          0
    10003071                             O            11/01/32
    0


    8231335          601/G02             F          124,000.00         ZZ
                                         360        123,882.34          1
                                       6.250            763.49         94
                                       6.000            763.49
    TAMPA            FL   33617          2            10/16/02         11
    0434961132                           05           12/01/02         30
    62015441                             O            11/01/32
    0


    8231389          601/G02             F           68,000.00         ZZ
                                         360         67,949.53          1
                                       7.500            475.47         83
                                       7.250            475.47
    STANTON          IA   51573          5            10/17/02         14
    0434961223                           05           12/01/02         12
    62021639                             O            11/01/32
    0


1


    8231391          601/G02             F           50,080.00         ZZ
                                         360         50,042.83          1
                                       7.500            350.17         79
                                       7.250            350.17
    WICHITA          KS   67204          5            10/25/02         00
    0434965943                           05           12/01/02          0
    61986089                             N            11/01/32
    0


    8231819          G34/G02             F           41,000.00         ZZ
                                         360         40,967.22          1
                                       7.125            276.22         46
                                       6.875            276.22
    WATERBURY        CT   06708          1            10/28/02         00
    0435008347                           01           12/01/02          0
    5208286                              N            11/01/32
    0


    8232115          601/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       6.625          1,075.73         80
                                       6.375          1,075.73
    LONGMONT         CO   80501          1            11/11/02         00
    0434962429                           03           01/01/03          0
    62017405                             N            12/01/32
    0


    8232231          601/G02             F          252,000.00         ZZ
                                         240        251,558.70          1
                                       7.750          2,068.80         80
                                       7.500          2,068.80
    LONGMONT         CO   80501          5            10/18/02         00
    0434970133                           03           12/01/02          0
    62024450                             N            11/01/22
    0


    8232397          601/G02             F          120,800.00         ZZ
                                         360        120,688.11          1
                                       6.375            753.64         80
                                       6.125            753.64
    PORT ST LUCIE    FL   34953          1            10/15/02         00
    0434968350                           05           12/01/02          0
    62053756                             O            11/01/32
    0


    8232541          313/G02             F          129,500.00         ZZ
                                         360        129,500.00          1
                                       6.500            818.53         80
                                       6.250            818.53
1


    GILBERT          AZ   85297          1            11/19/02         00
    0435014790                           09           01/01/03          0
    0009140534                           O            12/01/32
    0


    8232659          601/G02             F           92,482.00         ZZ
                                         360         92,482.00          1
                                       6.375            576.97         60
                                       6.125            576.97
    ZEPHYRHILLS      FL   33544          5            10/29/02         00
    0434960506                           03           01/01/03          0
    6205644                              O            12/01/32
    0


    8232697          601/G02             F           93,000.00         ZZ
                                         360         92,934.35          1
                                       7.750            666.27         75
                                       7.500            666.27
    WEST MONROE      LA   71291          5            10/22/02         00
    0434958625                           05           12/01/02          0
    6206846                              N            11/01/32
    0


    8232803          601/G02             F          137,700.00         ZZ
                                         360        137,589.87          1
                                       7.125            927.72         90
                                       6.875            927.72
    SARASOTA         FL   34243          1            10/28/02         10
    0434962247                           05           12/01/02         25
    6204786                              N            11/01/32
    0


    8232811          601/G02             F           56,700.00         ZZ
                                         360         56,655.76          1
                                       7.250            386.80         90
                                       7.000            386.80
    WILMINGTON       DE   19801          1            10/29/02         11
    0434960670                           05           12/01/02         25
    62038872                             N            11/01/32
    0


    8232867          601/G02             F          124,000.00         ZZ
                                         360        123,900.83          1
                                       7.125            835.42         80
                                       6.875            835.42
    SARASOTA         FL   34243          1            10/28/02         00
    0434969911                           03           12/01/02          0
    6204774                              N            11/01/32
    0
1




    8232913          Q14/G02             F           63,800.00         ZZ
                                         360         63,800.00          1
                                       6.500            403.26         89
                                       6.250            403.26
    DES MOINES       IA   50313          5            11/16/02         01
    0434967493                           05           01/01/03         25
    0000209878                           O            12/01/32
    0


    8233109          N47/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.375          1,310.13         62
                                       6.125          1,310.13
    LAS FLORES       CA   92688          5            11/13/02         00
    0435014576                           01           01/01/03          0
    30520362                             O            12/01/32
    0


    8233111          601/G02             F          194,000.00         ZZ
                                         360        193,824.61          2
                                       6.500          1,226.22         54
                                       6.250          1,226.22
    CRANFORD         NJ   07016          5            10/21/02         00
    0434966412                           05           12/01/02          0
    61898151                             O            11/01/32
    0


    8233145          601/G02             F          143,500.00         ZZ
                                         360        143,370.27          1
                                       6.500            907.02         66
                                       6.250            907.02
    TAMPA            FL   33611          2            10/21/02         00
    0434962593                           09           12/01/02          0
    6199737                              O            11/01/32
    0


    8233149          601/G02             F           83,700.00         ZZ
                                         360         83,634.70          3
                                       7.250            570.99         90
                                       7.000            570.99
    SCHENECTADY      NY   12304          2            10/16/02         11
    0434968301                           05           12/01/02         25
    61851697                             N            11/01/32
    0


    8233171          601/G02             F          100,000.00         ZZ
                                         360         99,920.03          1
1


                                       7.125            673.72         84
                                       6.875            673.72
    FLORISSANT       MO   63031          5            10/11/02         14
    0434962403                           05           12/01/02         12
    61985693                             O            11/01/32
    0


    8233179          601/G02             F          112,500.00         ZZ
                                         360        112,407.78          1
                                       7.000            748.47         90
                                       6.750            748.47
    WEST HAVEN       CT   06516          1            10/17/02         04
    0434970810                           01           12/01/02         25
    61978920                             O            11/01/32
    0


    8233181          601/G02             F          164,000.00         ZZ
                                         360        163,878.28          1
                                       7.500          1,146.72         80
                                       7.250          1,146.72
    ST CHARLES       IL   60175          1            10/18/02         00
    0434959151                           05           12/01/02          0
    6198570                              N            11/01/32
    0


    8233193          601/G02             F          127,500.00         ZZ
                                         360        127,379.02          1
                                       6.250            785.04         62
                                       6.000            785.04
    BELLEAIRE BLUFF  FL   33770          5            10/18/02         00
    0434959144                           05           12/01/02          0
    6207310                              O            11/01/32
    0


    8233217          601/G02             F           71,200.00         ZZ
                                         360         71,134.05          1
                                       6.375            444.20         77
                                       6.125            444.20
    SANTA FE         NM   87505          1            10/25/02         00
    0434959771                           01           12/01/02          0
    6206926                              N            11/01/32
    0


    8233227          Q14/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
                                       6.375            393.04         74
                                       6.125            393.04
    DAVENPORT        IA   52803          5            11/18/02         00
    0434969614                           05           01/01/03          0
1


    0000209947                           O            12/01/32
    0


    8233231          601/G02             F           86,000.00         ZZ
                                         360         86,000.00          1
                                       6.500            543.58         75
                                       6.250            543.58
    JACKSONVILLE     FL   32244          5            11/05/02         00
    0434959607                           05           01/01/03          0
    6206849                              O            12/01/32
    0


    8233239          967/G02             F          165,600.00         ZZ
                                         360        165,600.00          1
                                       6.375          1,033.13         90
                                       6.125          1,033.13
    KETCHUM          ID   83340          1            11/15/02         04
    0435007554                           01           01/01/03         25
    5852090                              O            12/01/32
    0


    8233257          X67/G02             F          364,000.00         ZZ
                                         360        364,000.00          1
                                       6.375          2,270.89         80
                                       6.125          2,270.89
    IRVINE           CA   92604          5            11/05/02         00
    0435022439                           03           01/01/03          0
    00270272                             O            12/01/32
    0


    8233269          T29/G02             F           95,920.00         ZZ
                                         360         95,920.00          1
                                       7.000            638.16         80
                                       6.750            638.16
    MESA             AZ   85204          1            11/11/02         00
    0435000716                           09           01/01/03          0
    1527890                              O            12/01/32
    0


    8233271          601/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
                                       6.500            783.77         80
                                       6.250            783.77
    SANTA FE         NM   87507          1            11/15/02         00
    0434962700                           05           01/01/03          0
    62187364                             O            12/01/32
    0


1


    8233331          601/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       6.750            492.93         72
                                       6.500            492.93
    TAMPA            FL   33604          5            11/12/02         00
    0434959490                           05           01/01/03          0
    62171269                             O            12/01/32
    0


    8233335          601/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.375            673.78         80
                                       6.125            673.78
    SARASOTA         FL   34231          5            11/05/02         00
    0434961595                           05           01/01/03          0
    62136825                             O            12/01/32
    0


    8233341          601/G02             F           76,500.00         ZZ
                                         360         76,441.79          1
                                       7.375            528.37         85
                                       7.125            528.37
    TAMPA            FL   33615          5            11/04/02         11
    0434960886                           05           12/01/02         12
    6211014                              O            11/01/32
    0


    8233355          601/G02             F           70,200.00         ZZ
                                         360         70,139.56          1
                                       6.750            455.32         90
                                       6.500            455.32
    JACKSONVILLE     FL   32244          1            11/01/02         11
    0434960555                           05           12/01/02         25
    62034814                             O            11/01/32
    0


    8233357          M27/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
                                       6.875            604.37         80
                                       6.625            604.37
    WAKE FOREST      NC   27587          1            11/15/02         00
    0435023528                           05           01/01/03          0
    237929502                            N            12/01/32
    0


    8233375          K15/G02             F           85,600.00         ZZ
                                         360         85,600.00          1
                                       6.625            548.11         80
                                       6.375            548.11
1


    WYOMING          MI   49509          5            11/19/02         00
    0435030309                           05           01/01/03          0
    035905505099                         O            12/01/32
    0


    8233381          601/G02             F          111,850.00         ZZ
                                         360        111,850.00          1
                                       6.250            688.68         70
                                       6.000            688.68
    BUFORD           GA   30519          5            11/14/02         00
    0434963153                           03           01/01/03          0
    62088570                             N            12/01/32
    0


    8233453          144/144             F          140,800.00         ZZ
                                         360        140,800.00          1
                                       6.375            878.41         80
                                       6.125            878.41
    GARDINER         NY   12525          5            11/05/02         00
    646529                               05           01/01/03          0
    646529                               O            12/01/32
    0


    8233699          144/144             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.375            935.80         80
                                       6.125            935.80
    NEW PALTZ        NY   12561          5            11/07/02         00
    160703462                            05           01/01/03          0
    160703462                            O            12/01/32
    0


    8233767          X67/G02             F          185,712.00         ZZ
                                         360        185,712.00          1
                                       6.250          1,143.46         80
                                       6.000          1,143.46
    ELK GROVE        CA   95624          1            11/01/02         00
    0435014881                           05           01/01/03          0
    00270100                             N            12/01/32
    0


    8233845          601/G02             F           50,000.00         ZZ
                                         360         49,961.95          1
                                       7.375            345.34         61
                                       7.125            345.34
    HOLIDAY          FL   34691          5            10/25/02         00
    0434961405                           05           12/01/02          0
    6209450                              N            11/01/32
    0
1




    8233923          R84/G02             F          185,900.00         ZZ
                                         360        185,900.00          1
                                       6.375          1,159.77         95
                                       6.125          1,159.77
    LAS VEGAS        NV   89148          1            11/14/02         10
    0435011234                           03           01/01/03         30
    LVW5216                              O            12/01/32
    0


    8233939          601/G02             F          134,600.00         ZZ
                                         360        134,600.00          1
                                       6.750            873.02         75
                                       6.500            873.02
    SIOUX FALLS      SD   57108          2            11/05/02         00
    0434961785                           05           01/01/03          0
    6212501                              O            12/01/32
    0


    8234009          601/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.750            972.90         60
                                       6.500            972.90
    PORT CHARLOTTE   FL   33981          5            11/01/02         00
    0434962098                           05           01/01/03          0
    6213436                              O            12/01/32
    0


    8234259          R84/G02             F          149,000.00         ZZ
                                         360        149,000.00          1
                                       6.750            966.41         79
                                       6.500            966.41
    LAS VEGAS        NV   89123          5            11/14/02         00
    0435010723                           03           01/01/03          0
    LVW5161                              O            12/01/32
    0


    8234373          601/G02             F          120,375.00         ZZ
                                         360        120,375.00          1
                                       6.875            790.78         90
                                       6.625            790.78
    TAMPA            FL   33602          1            11/12/02         14
    0434962775                           05           01/01/03         25
    6213507                              O            12/01/32
    0


    8234441          601/G02             F          111,850.00         ZZ
                                         360        111,850.00          1
1


                                       6.250            688.68         70
                                       6.000            688.68
    BUFORD           GA   30519          5            11/14/02         00
    0434958930                           03           01/01/03          0
    6208836                              N            12/01/32
    0


    8234811          253/253             F           70,800.00         ZZ
                                         360         70,800.00          2
                                       7.125            477.00         80
                                       6.875            477.00
    LYNCHBURG        VA   24501          1            11/14/02         00
    439780                               05           01/01/03          0
    439780                               N            12/01/32
    0


    8234819          E82/G02             F           76,300.00         ZZ
                                         360         76,300.00          1
                                       6.500            482.27         60
                                       6.250            482.27
    DECATUR          GA   30035          2            11/25/02         00
    0400727509                           05           01/01/03          0
    1969729                              N            12/01/32
    0


    8234831          E82/G02             F          178,000.00         ZZ
                                         360        178,000.00          1
                                       6.375          1,110.49         72
                                       6.125          1,110.49
    MAHOPAC          NY   10541          2            11/21/02         00
    0400703963                           05           01/01/03          0
    1957315                              O            12/01/32
    0


    8234855          E82/G02             F          158,600.00         ZZ
                                         360        158,600.00          1
                                       6.625          1,015.53         80
                                       6.375          1,015.53
    PHOENIX          AZ   85012          2            11/20/02         00
    0400716395                           05           01/01/03          0
    1974988                              O            12/01/32
    0


    8234869          E82/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.375          1,122.97         80
                                       6.125          1,122.97
    LAUREL           MD   20724          5            11/20/02         00
    0400725800                           07           01/01/03          0
1


    1907717                              O            12/01/32
    0


    8234871          E82/G02             F          138,000.00         ZZ
                                         360        138,000.00          1
                                       6.750            895.07         79
                                       6.500            895.07
    GLENDORA         CA   91740          2            11/21/02         00
    0400722666                           01           01/01/03          0
    1568254                              O            12/01/32
    0


    8234875          E82/G02             F           68,000.00         ZZ
                                         360         68,000.00          2
                                       7.375            469.66         68
                                       7.125            469.66
    HARTFORD         CT   06106          2            11/22/02         00
    0400719183                           05           01/01/03          0
    1967793                              N            12/01/32
    0


    8234877          E82/G02             F           64,600.00         ZZ
                                         360         64,600.00          1
                                       6.375            403.02         78
                                       6.125            403.02
    PHOENIX          AZ   85040          2            11/21/02         00
    0400723987                           05           01/01/03          0
    0400723987                           O            12/01/32
    0


    8234903          E82/G02             F          487,000.00         ZZ
                                         360        487,000.00          1
                                       6.375          3,038.25         78
                                       6.125          3,038.25
    HOPKINTON        MA   01748          5            11/22/02         00
    0400724191                           05           01/01/03          0
    0400724191                           O            12/01/32
    0


    8234911          253/253             F           69,800.00         T
                                         360         69,800.00          1
                                       6.750            452.73         78
                                       6.500            452.73
    SPOKANE          WA   99207          2            11/12/02         00
    432984                               05           01/01/03          0
    432984                               O            12/01/32
    0


1


    8234913          E82/G02             F           79,000.00         ZZ
                                         360         79,000.00          1
                                       6.625            505.85         63
                                       6.375            505.85
    VAIL             AZ   85641          2            11/18/02         00
    0400682787                           05           01/01/03          0
    1730470                              O            12/01/32
    0


    8234921          601/G02             F          161,000.00         ZZ
                                         360        161,000.00          1
                                       7.375          1,111.99         90
                                       7.125          1,111.99
    SIOUX FALLS      SD   57106          2            11/06/02         11
    0434969960                           07           01/01/03         25
    6210787                              O            12/01/32
    0


    8234941          E82/G02             F           70,800.00         ZZ
                                         360         70,800.00          1
                                       7.250            482.98         89
                                       7.000            482.98
    MARKHAM          IL   60426          2            11/21/02         04
    0400727160                           05           01/01/03         25
    3317997                              N            12/01/32
    0


    8234955          601/G02             F          110,000.00         ZZ
                                         240        109,788.84          1
                                       7.000            852.83         53
                                       6.750            852.83
    CHICAGO          IL   60639          5            10/24/02         00
    0434969598                           05           12/01/02          0
    6208404                              O            11/01/22
    0


    8234963          601/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.750          2,594.40         80
                                       6.500          2,594.40
    PONTE VEDRA BEA  FL   32082          1            11/12/02         00
    0434969309                           03           01/01/03          0
    62156567                             O            12/01/32
    0


    8234973          601/G02             F          396,950.00         ZZ
                                         360        396,647.95          1
                                       7.375          2,741.64         85
                                       7.125          2,741.64
1


    PARKVILLE        MO   64152          1            11/01/02         14
    0434969762                           03           12/01/02         12
    6212231                              O            11/01/32
    0


    8234977          F36/G02             F          102,750.00         ZZ
                                         360        102,750.00          1
                                       6.875            674.99         75
                                       6.625            674.99
    LAKEWOOD         WA   98499          5            11/15/02         00
    0435012448                           05           01/01/03          0
    06405405                             N            12/01/32
    0


    8234981          E22/G02             F          215,000.00         ZZ
                                         360        215,000.00          1
                                       6.250          1,323.79         80
                                       6.000          1,323.79
    SANDY            OR   97055          5            11/19/02         00
    0415173087                           05           01/01/03          0
    0415173087                           O            12/01/32
    0


    8234983          E22/G02             F          247,500.00         ZZ
                                         360        247,500.00          1
                                       6.375          1,544.08         75
                                       6.125          1,544.08
    TRUCKEE          CA   96161          5            11/13/02         00
    0415176916                           03           01/01/03          0
    0415176916                           O            12/01/32
    0


    8234991          E22/G02             F          392,000.00         ZZ
                                         360        392,000.00          4
                                       6.500          2,477.71         80
                                       6.250          2,477.71
    HOUSTON          TX   77006          1            11/25/02         00
    0415194976                           05           01/01/03          0
    0415194976                           O            12/01/32
    0


    8234995          E22/G02             F          205,000.00         ZZ
                                         360        205,000.00          1
                                       6.375          1,278.93         92
                                       6.125          1,278.93
    ARVADA           CO   80005          2            11/20/02         01
    0415195734                           05           01/01/03         30
    0415195734                           O            12/01/32
    0
1




    8235007          E22/G02             F          164,500.00         ZZ
                                         360        164,500.00          1
                                       6.875          1,080.65         74
                                       6.625          1,080.65
    WHITTIER         CA   90602          5            11/15/02         00
    0415254754                           05           01/01/03          0
    0415254754                           N            12/01/32
    0


    8235009          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.875            762.04         80
                                       6.625            762.04
    CARROLLTON       TX   75007          5            11/19/02         00
    0415256171                           05           01/01/03          0
    0415256171                           O            12/01/32
    0


    8235017          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.375            935.80         58
                                       6.125            935.80
    LOVELAND         CO   80537          5            11/19/02         00
    0415262658                           05           01/01/03          0
    0415262658                           O            12/01/32
    0


    8235029          E22/G02             F           83,500.00         ZZ
                                         360         83,500.00          1
                                       7.875            605.43         84
                                       7.625            605.43
    PORT RICHEY      FL   34668          5            11/20/02         10
    0415277839                           05           01/01/03         30
    0415277839                           O            12/01/32
    0


    8235031          601/G02             F          135,000.00         T
                                         360        135,000.00          1
                                       6.375            842.23         80
                                       6.125            842.23
    SHERRILLS FORD   NC   28673          1            11/08/02         00
    0434969549                           05           01/01/03          0
    6203929                              O            12/01/32
    0


    8235035          E22/G02             F          177,000.00         ZZ
                                         360        177,000.00          1
1


                                       6.375          1,104.25         74
                                       6.125          1,104.25
    GROVELAND        CA   95321          2            11/17/02         00
    0415282128                           03           01/01/03          0
    0415282128                           O            12/01/32
    0


    8235045          E22/G02             F          272,000.00         ZZ
                                         360        272,000.00          1
                                       6.000          1,630.78         80
                                       5.750          1,630.78
    PLACERVILLE      CA   95667          5            11/18/02         00
    0415285972                           05           01/01/03          0
    0415285972                           O            12/01/32
    0


    8235049          E22/G02             F          123,000.00         ZZ
                                         360        123,000.00          1
                                       7.500            860.03         75
                                       7.250            860.03
    BIG BEAR LAKE    CA   92315          1            11/11/02         00
    0415295609                           05           01/01/03          0
    0415295609                           N            12/01/32
    0


    8235051          E22/G02             F          106,600.00         ZZ
                                         360        106,600.00          1
                                       7.500            745.36         65
                                       7.250            745.36
    HIALEAH          FL   33012          5            11/20/02         00
    0415338664                           05           01/01/03          0
    0415338664                           O            12/01/32
    0


    8235059          E22/G02             F           65,000.00         ZZ
                                         360         65,000.00          1
                                       6.500            410.84         62
                                       6.250            410.84
    LAKE WORTH       FL   33463          2            11/19/02         00
    0415341577                           09           01/01/03          0
    0415341577                           O            12/01/32
    0


    8235063          E22/G02             F          384,000.00         ZZ
                                         360        384,000.00          4
                                       6.625          2,458.79         80
                                       6.375          2,458.79
    HOUSTON          TX   77006          1            11/25/02         00
    0415343342                           05           01/01/03          0
1


    0415343342                           O            12/01/32
    0


    8235067          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       7.500            699.21         61
                                       7.250            699.21
    ADRIAN           MI   49221          5            11/19/02         00
    0415345529                           05           01/01/03          0
    0415345529                           O            12/01/32
    0


    8235069          E22/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       6.500            790.09         78
                                       6.250            790.09
    CARPENTERSVILLE  IL   60110          5            11/20/02         00
    0415348218                           05           01/01/03          0
    0415348218                           O            12/01/32
    0


    8235071          E22/G02             F          300,700.00         ZZ
                                         360        300,700.00          1
                                       6.375          1,875.98         42
                                       6.125          1,875.98
    CALABASAS        CA   91302          5            11/12/02         00
    0415349232                           03           01/01/03          0
    0415349232                           O            12/01/32
    0


    8235079          E22/G02             F           80,750.00         ZZ
                                         360         80,750.00          1
                                       6.500            510.39         95
                                       6.250            510.39
    OKLAHOMA CITY    OK   73115          2            11/19/02         04
    0415351733                           05           01/01/03         30
    0415351733                           O            12/01/32
    0


    8235087          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       7.125          1,111.64         77
                                       6.875          1,111.64
    PATCHOGUE        NY   11772          5            11/19/02         00
    0415356443                           05           01/01/03          0
    0415356443                           O            12/01/32
    0


1


    8235091          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.500            733.20         80
                                       6.250            733.20
    HARTFORD         CT   06112          2            11/20/02         00
    0415362896                           05           01/01/03          0
    0415362896                           O            12/01/32
    0


    8235099          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       6.750            674.54         80
                                       6.500            674.54
    ROOSEVELT        NJ   08555          5            11/20/02         00
    0415365303                           05           01/01/03          0
    0415365303                           O            12/01/32
    0


    8235101          E22/G02             F           64,500.00         ZZ
                                         360         64,500.00          1
                                       6.750            418.35         75
                                       6.500            418.35
    UNIVERSAL CITY   TX   78148          5            11/13/02         00
    0415366095                           05           01/01/03          0
    0415366095                           O            12/01/32
    0


    8235143          E22/G02             F          177,600.00         ZZ
                                         360        177,600.00          1
                                       6.500          1,122.55         80
                                       6.250          1,122.55
    LA PUENTE        CA   91746          1            11/19/02         00
    0415437672                           05           01/01/03          0
    0415437672                           O            12/01/32
    0


    8235173          E22/G02             F          103,000.00         ZZ
                                         360        103,000.00          1
                                       6.625            659.52         71
                                       6.375            659.52
    WESTMINSTER      CO   80031          5            11/20/02         00
    0415441377                           09           01/01/03          0
    0415441377                           O            12/01/32
    0


    8235179          601/G02             F           73,710.00         ZZ
                                         360         73,710.00          1
                                       7.375            509.10         90
                                       7.125            509.10
1


    CAPE GIRARDEAU   MO   63701          1            11/18/02         04
    0434959904                           05           01/01/03         25
    6214432                              O            12/01/32
    0


    8235191          E22/G02             F          195,755.00         ZZ
                                         360        195,755.00          2
                                       6.500          1,237.30         80
                                       6.250          1,237.30
    GRESHAM          OR   97080          1            11/18/02         00
    0415481795                           05           01/01/03          0
    0415481795                           O            12/01/32
    0


    8235195          E22/G02             F          209,000.00         ZZ
                                         360        209,000.00          3
                                       7.625          1,479.29         95
                                       7.375          1,479.29
    ELIZABETH        NJ   07201          1            11/25/02         10
    0415484260                           05           01/01/03         30
    0415484260                           O            12/01/32
    0


    8235197          E22/G02             F           73,600.00         ZZ
                                         360         73,600.00          1
                                       6.500            465.20         80
                                       6.250            465.20
    WACO             TX   76712          1            11/22/02         00
    0415484955                           05           01/01/03          0
    0415484955                           O            12/01/32
    0


    8235221          E22/G02             F          425,000.00         ZZ
                                         360        425,000.00          1
                                       6.375          2,651.45         78
                                       6.125          2,651.45
    BOISE            ID   83703          5            11/18/02         00
    0415509728                           03           01/01/03          0
    0415509728                           O            12/01/32
    0


    8235225          E22/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       6.500            695.27         56
                                       6.250            695.27
    BAY CITY         MI   48706          2            11/20/02         00
    0415526375                           05           01/01/03          0
    0415526375                           O            12/01/32
    0
1




    8235235          E22/G02             F          239,200.00         ZZ
                                         360        239,200.00          1
                                       6.375          1,492.30         80
                                       6.125          1,492.30
    DIAMOND BAR      CA   91765          1            11/21/02         00
    0415586536                           05           01/01/03          0
    0415586536                           O            12/01/32
    0


    8235239          E22/G02             F           69,300.00         ZZ
                                         360         69,300.00          1
                                       7.250            472.75         90
                                       7.000            472.75
    EASTPOINTE       MI   48021          1            11/25/02         04
    0415599349                           05           01/01/03         25
    0415599349                           N            12/01/32
    0


    8235247          E22/G02             F          416,000.00         ZZ
                                         360        416,000.00          1
                                       6.250          2,561.38         80
                                       6.000          2,561.38
    OOLTEWAH         TN   37363          5            11/19/02         00
    0414782268                           05           01/01/03          0
    0414782268                           O            12/01/32
    0


    8235261          E22/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       7.625          3,114.29         80
                                       7.375          3,114.29
    SAMMAMISH        WA   98074          5            11/19/02         00
    0414950857                           03           01/01/03          0
    0414950857                           O            12/01/32
    0


    8235263          E22/G02             F           59,400.00         ZZ
                                         360         59,400.00          1
                                       6.875            390.22         90
                                       6.625            390.22
    MOORE            OK   73160          2            11/19/02         04
    0414960898                           05           01/01/03         25
    0414960898                           O            12/01/32
    0


    8235269          E22/G02             F          165,300.00         ZZ
                                         360        165,300.00          1
1


                                       7.500          1,155.80         95
                                       7.250          1,155.80
    SACRAMENTO       CA   95841          5            11/18/02         01
    0415020965                           05           01/01/03         30
    0415020965                           O            12/01/32
    0


    8235273          E22/G02             F          525,000.00         ZZ
                                         360        525,000.00          1
                                       6.375          3,275.32         75
                                       6.125          3,275.32
    BETHESDA         MD   20814          2            11/19/02         00
    0415050632                           09           01/01/03          0
    0415050632                           O            12/01/32
    0


    8235281          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       6.500            986.03         49
                                       6.250            986.03
    WALLA WALLA      WA   99362          2            11/13/02         00
    0415062512                           05           01/01/03          0
    0415062512                           O            12/01/32
    0


    8235293          E22/G02             F          137,500.00         ZZ
                                         360        137,500.00          1
                                       6.375            857.82         85
                                       6.125            857.82
    PETERBORUGH      NH   03458          5            11/18/02         04
    0415113828                           05           01/01/03         12
    0415113828                           O            12/01/32
    0


    8235303          E11/G02             F          235,000.00         ZZ
                                         360        235,000.00          1
                                       6.250          1,446.94         59
                                       6.000          1,446.94
    MINNETRISTA      MN   55364          5            11/18/02         00
    0435020045                           05           01/01/03          0
    0002001049670                        O            12/01/32
    0


    8235313          E22/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
                                       6.250          2,364.35         80
                                       6.000          2,364.35
    TORRANCE         CA   90505          1            11/07/02         00
    0415231612                           05           01/01/03          0
1


    0415231612                           O            12/01/32
    0


    8235315          E22/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
                                       6.250          2,093.44         79
                                       6.000          2,093.44
    REDDING          CA   96002          5            11/15/02         00
    0415231653                           05           01/01/03          0
    0415231653                           O            12/01/32
    0


    8235323          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       6.250            831.22         68
                                       6.000            831.22
    EATONTOWN        NJ   07724          5            11/20/02         00
    0415238906                           09           01/01/03          0
    0415238906                           O            12/01/32
    0


    8235327          E22/G02             F          161,600.00         ZZ
                                         360        161,600.00          1
                                       6.125            981.90         80
                                       5.875            981.90
    BROOMFIELD       CO   80020          2            11/19/02         00
    0415240464                           05           01/01/03          0
    0415240464                           O            12/01/32
    0


    8235331          E22/G02             F           68,800.00         ZZ
                                         360         68,800.00          1
                                       7.375            475.18         80
                                       7.125            475.18
    DELRAY BEACH     FL   33445          5            11/19/02         00
    0415240837                           01           01/01/03          0
    0415240837                           O            12/01/32
    0


    8235337          601/G02             F           51,270.00         ZZ
                                         360         51,226.92          1
                                       6.875            336.81         69
                                       6.625            336.81
    HUDSON           FL   34667          5            10/28/02         00
    0434962734                           03           12/01/02          0
    6209419                              O            11/01/32
    0


1


    8235343          E22/G02             F          326,400.00         ZZ
                                         360        326,400.00          1
                                       6.625          2,089.97         80
                                       6.375          2,089.97
    SNOQUALMIE       WA   98065          5            11/08/02         00
    0415248707                           03           01/01/03          0
    0415248707                           O            12/01/32
    0


    8235351          E22/G02             F          345,000.00         ZZ
                                         360        345,000.00          1
                                       6.750          2,237.66         75
                                       6.500          2,237.66
    SAMMAMISH        WA   98074          5            11/19/02         00
    0415296623                           03           01/01/03          0
    0415296623                           O            12/01/32
    0


    8235365          E22/G02             F          203,700.00         ZZ
                                         360        203,700.00          1
                                       6.375          1,270.82        100
                                       6.125          1,270.82
    VIRGINIA BEACH   VA   23456          1            11/25/02         01
    0415307891                           05           01/01/03         35
    0415307891                           O            12/01/32
    0


    8235383          E22/G02             F          139,500.00         ZZ
                                         360        139,500.00          1
                                       6.500            881.73         90
                                       6.250            881.73
    CARMICHAEL       CA   95608          5            11/11/02         01
    0415317650                           05           01/01/03         30
    0415317650                           O            12/01/32
    0


    8235401          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.125            607.61         80
                                       5.875            607.61
    MONTGOMERY       TX   77356          5            11/13/02         00
    0415325240                           03           01/01/03          0
    0415325240                           O            12/01/32
    0


    8235419          E22/G02             F          173,000.00         ZZ
                                         360        173,000.00          1
                                       6.375          1,079.29         80
                                       6.125          1,079.29
1


    REDMOND          OR   97756          5            11/15/02         00
    0415333871                           03           01/01/03          0
    0415333871                           O            12/01/32
    0


    8235427          E22/G02             F           97,600.00         ZZ
                                         360         97,600.00          1
                                       6.375            608.90         80
                                       6.125            608.90
    KUNA             ID   83643          1            11/08/02         00
    0415379064                           03           01/01/03          0
    0415379064                           O            12/01/32
    0


    8235431          E22/G02             F          158,000.00         ZZ
                                         360        158,000.00          1
                                       6.500            998.67         80
                                       6.250            998.67
    ROOSEVELT        NY   11575          5            11/20/02         00
    0415380062                           05           01/01/03          0
    0415380062                           O            12/01/32
    0


    8235433          E22/G02             F           63,200.00         ZZ
                                         360         63,200.00          1
                                       6.500            399.47         60
                                       6.250            399.47
    ROBERTSDALE      AL   36567          2            11/19/02         00
    0415381649                           05           01/01/03          0
    0415381649                           O            12/01/32
    0


    8235435          E22/G02             F           57,950.00         ZZ
                                         360         57,950.00          1
                                       7.625            410.17         95
                                       7.375            410.17
    DETROIT          MI   48227          5            11/20/02         04
    0415383769                           05           01/01/03         30
    0415383769                           O            12/01/32
    0


    8235437          601/G02             F           81,000.00         ZZ
                                         360         80,930.27          1
                                       6.750            525.36         73
                                       6.500            525.36
    TARPON SPRINGS   FL   34689          1            10/30/02         00
    0434973897                           03           12/01/02          0
    6209444                              O            11/01/32
    0
1




    8235453          E22/G02             F          106,400.00         ZZ
                                         360        106,400.00          1
                                       6.750            690.11         80
                                       6.500            690.11
    TAMARAC          FL   33321          2            11/20/02         00
    0415391903                           01           01/01/03          0
    0415391903                           O            12/01/32
    0


    8235463          E22/G02             F           67,200.00         ZZ
                                         360         67,200.00          1
                                       6.875            441.46         80
                                       6.625            441.46
    KINGWOOD         TX   77339          5            11/22/02         00
    0415406206                           03           01/01/03          0
    0415406206                           N            12/01/32
    0


    8235479          E22/G02             F          397,000.00         ZZ
                                         360        397,000.00          1
                                       6.375          2,476.76         75
                                       6.125          2,476.76
    SEASIDE          CA   93955          2            11/15/02         00
    0415412238                           05           01/01/03          0
    0415412238                           O            12/01/32
    0


    8235489          E22/G02             F           75,900.00         ZZ
                                         360         75,900.00          1
                                       6.750            492.29         80
                                       6.500            492.29
    EDISON           NJ   08837          1            11/25/02         00
    0415417922                           01           01/01/03          0
    0415417922                           N            12/01/32
    0


    8235493          E22/G02             F          348,000.00         ZZ
                                         360        348,000.00          1
                                       6.125          2,114.48         80
                                       5.875          2,114.48
    WATSONVILLE      CA   95076          2            11/19/02         00
    0415419787                           05           01/01/03          0
    0415419787                           O            12/01/32
    0


    8235509          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
1


                                       6.875          1,366.41         80
                                       6.625          1,366.41
    RENO             NV   89523          1            11/15/02         00
    0415466028                           05           01/01/03          0
    0415466028                           O            12/01/32
    0


    8235511          E22/G02             F          130,750.00         ZZ
                                         360        130,750.00          1
                                       6.250            805.05         71
                                       6.000            805.05
    N RICHLAND HILL  TX   76180          2            11/20/02         00
    0415468784                           05           01/01/03          0
    0415468784                           O            12/01/32
    0


    8235515          E22/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
                                       6.625            518.65         80
                                       6.375            518.65
    SANDPOINT        ID   83864          2            11/19/02         00
    0415471630                           27           01/01/03          0
    0415471630                           O            12/01/32
    0


    8235519          601/G02             F          182,700.00         ZZ
                                         360        182,546.51          1
                                       6.875          1,200.21         90
                                       6.625          1,200.21
    VENICE           FL   34293          1            11/01/02         11
    0434973251                           05           12/01/02         25
    6207658                              O            11/01/32
    0


    8235537          601/G02             F           46,400.00         ZZ
                                         360         46,400.00          1
                                       7.000            308.71         80
                                       6.750            308.71
    HOUSTON          TX   77071          1            11/11/02         00
    0434973038                           01           01/01/03          0
    6207656                              N            12/01/32
    0


    8235547          601/G02             F          214,400.00         ZZ
                                         360        214,219.87          1
                                       6.875          1,408.46         80
                                       6.625          1,408.46
    DENVER           CO   80227          1            10/23/02         00
    0434972543                           03           12/01/02          0
1


    6208202                              O            11/01/32
    0


    8235549          M27/G02             F          552,000.00         ZZ
                                         360        552,000.00          1
                                       6.625          3,534.52         80
                                       6.375          3,534.52
    GERMANTOWN       TN   38138          1            11/15/02         00
    0435034301                           05           01/01/03          0
    5000090039                           O            12/01/32
    0


    8235793          S43/G02             F          114,000.00         ZZ
                                         360        114,000.00          1
                                       6.125            692.68         72
                                       5.875            692.68
    ALBUQUERQUE      NM   87111          5            11/21/02         00
    0434988499                           05           01/01/03          0
    021844                               O            12/01/32
    0


    8236435          F89/G02             F          348,000.00         ZZ
                                         360        348,000.00          1
                                       6.500          2,199.60         80
                                       6.250          2,199.60
    CANYON COUNTRY   CA   91387          2            11/13/02         00
    0434998860                           03           01/01/03          0
    24845                                O            12/01/32
    0


    8236439          883/G02             F          105,700.00         ZZ
                                         360        105,700.00          1
                                       6.500            668.10         84
                                       6.250            668.10
    KISSIMMEE        FL   34741          2            11/13/02         04
    0435033543                           05           01/01/03         12
    39000259                             O            12/01/32
    0


    8236447          X71/G02             F          355,000.00         ZZ
                                         360        355,000.00          1
                                       6.500          2,243.84         49
                                       6.250          2,243.84
    CALABASAS        CA   91302          5            11/12/02         00
    0435041140                           03           01/01/03          0
    7417539                              O            12/01/32
    0


1


    8236451          G51/G02             F          236,425.00         ZZ
                                         360        236,425.00          1
                                       7.500          1,653.12         85
                                       7.250          1,653.12
    DENVER           CO   80207          1            11/20/02         11
    0435007117                           05           01/01/03         12
    28000053                             O            12/01/32
    0


    8236575          X89/G02             F           80,910.00         ZZ
                                         360         80,910.00          1
                                       7.500            565.73         90
                                       7.250            565.73
    CHICAGO          IL   60617          1            11/15/02         04
    0435029863                           05           01/01/03         25
    0100238949                           N            12/01/32
    0


    8236617          Q73/G02             F          172,000.00         ZZ
                                         360        171,865.83          1
                                       7.250          1,173.34         80
                                       7.000          1,173.34
    MADISON          MS   39110          2            11/01/02         00
    0435007075                           05           12/01/02          0
    2988243                              N            11/01/32
    0


    8236735          F89/G02             F          101,200.00         ZZ
                                         360        101,200.00          1
                                       6.375            631.36         80
                                       6.125            631.36
    MADERA           CA   93637          1            11/15/02         00
    0435059357                           05           01/01/03          0
    24833                                N            12/01/32
    0


    8236783          883/G02             F          315,000.00         ZZ
                                         360        315,000.00          1
                                       6.500          1,991.01         80
                                       6.250          1,991.01
    OCEAN SPRINGS    MS   39564          5            11/15/02         00
    0435002563                           05           01/01/03          0
    05019122                             O            12/01/32
    0


    8236977          K39/G02             F          161,000.00         ZZ
                                         360        160,854.45          1
                                       6.500          1,017.63         88
                                       6.250          1,017.63
1


    NEW WINDSOR      MD   21776          5            10/31/02         11
    0435013594                           05           12/05/02         25
    213887556                            O            11/05/32
    0


    8237021          E57/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.625            845.21         80
                                       6.375            845.21
    FRESNO           CA   93720          1            11/19/02         00
    0435011820                           05           01/01/03          0
    13004089                             N            12/01/32
    0


    8237031          806/G02             F          136,300.00         ZZ
                                         360        136,300.00          1
                                       6.500            861.51         80
                                       6.250            861.51
    LAS VEGAS        NV   89129          1            11/04/02         00
    0435026430                           09           01/01/03          0
    1140010453                           O            12/01/32
    0


    8237063          883/G02             F          114,102.00         ZZ
                                         360        114,102.00          1
                                       7.125            768.73         90
                                       6.875            768.73
    PALM BAY         FL   32908          1            11/19/02         14
    0435033758                           05           01/01/03         25
    48000895                             O            12/01/32
    0


    8237225          967/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
                                       6.750            363.21         80
                                       6.500            363.21
    MESA             AZ   85201          1            11/13/02         00
    0435012745                           09           01/01/03          0
    5777214                              N            12/01/32
    0


    8237227          F89/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.500            884.90         80
                                       6.250            884.90
    WILDOMAR         CA   92595          1            11/15/02         00
    0435015755                           05           01/01/03          0
    25401                                N            12/01/32
    0
1




    8237271          X81/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       7.125            842.15         72
                                       6.875            842.15
    ST PAUL          MN   55117          5            11/26/02         00
    0434980066                           05           01/01/03          0
    952726                               O            12/01/32
    0


    8237413          286/286             F          139,500.00         ZZ
                                         360        139,385.65          4
                                       7.000            928.10         90
                                       6.750            928.10
    RICHMOND         VA   23223          1            10/08/02         14
    0001258846                           05           12/01/02         25
    0001258846                           N            11/01/32
    0


    8237417          286/286             F           90,250.00         ZZ
                                         360         90,090.32          1
                                       6.625            577.88         95
                                       6.375            577.88
    BALTIMORE        MD   21222          5            09/23/02         14
    0001252952                           05           11/01/02         30
    0001252952                           O            10/01/32
    0


    8237421          286/286             F           44,000.00         ZZ
                                         360         43,963.03          1
                                       6.875            289.05         80
                                       6.625            289.05
    KUNA             ID   83634          1            10/15/02         00
    0001252744                           05           12/01/02          0
    0001252744                           N            11/01/32
    0


    8237427          286/286             F           36,400.00         ZZ
                                         360         36,369.42          1
                                       6.875            239.12         80
                                       6.625            239.12
    KUNA             ID   83634          1            10/15/02         00
    0001252752                           05           12/01/02          0
    0001252752                           N            11/01/32
    0


    8237431          286/286             F          108,500.00         ZZ
                                         360        108,409.30          3
1


                                       6.875            712.77         70
                                       6.625            712.77
    KUNA             ID   83634          1            10/15/02         00
    0001252755                           05           12/01/02          0
    0001252755                           N            11/01/32
    0


    8237435          286/286             F           80,500.00         ZZ
                                         360         80,432.70          3
                                       6.875            528.83         70
                                       6.625            528.83
    KUNA             ID   83634          1            10/15/02         00
    0001252757                           05           12/01/02          0
    0001252757                           N            11/01/32
    0


    8237439          286/286             F          141,450.00         ZZ
                                         360        141,322.13          1
                                       6.500            894.06         80
                                       6.250            894.06
    LAS VEGAS        NV   89122          1            10/01/02         00
    0001253481                           03           12/01/02          0
    0001253481                           N            11/01/32
    0


    8237443          286/286             F          149,700.00         ZZ
                                         360        149,564.67          1
                                       6.500            946.21         80
                                       6.250            946.21
    LAS VEGAS        NV   89122          1            10/01/02         00
    0001253482                           03           12/01/02          0
    0001253482                           N            11/01/32
    0


    8237447          286/286             F          410,000.00         ZZ
                                         360        409,646.99          2
                                       6.750          2,659.26         75
                                       6.500          2,659.26
    BELMAR           NJ   07719          1            10/10/02         00
    1597526                              05           12/01/02          0
    1597526                              O            11/01/32
    0


    8237451          286/286             F          110,900.00         ZZ
                                         360        110,559.32          1
                                       7.375            765.96         80
                                       7.125            765.96
    PHOENIX          AZ   85041          1            07/17/02         00
    1385388                              03           09/01/02          0
1


    1385388                              N            08/01/32
    0


    8237457          286/286             F          141,300.00         ZZ
                                         360        141,169.13          1
                                       6.375            881.53         90
                                       6.125            881.53
    TALLAHASSEE      FL   32312          1            10/04/02         14
    1553998                              03           12/01/02         25
    1553998                              N            11/01/32
    0


    8237461          286/286             F          224,000.00         ZZ
                                         360        223,622.53          3
                                       6.875          1,471.53         80
                                       6.625          1,471.53
    MANCHESTER       NH   03102          5            09/24/02         00
    1549442                              05           11/01/02          0
    1549442                              O            10/01/32
    0


    8237467          286/286             F          436,000.00         ZZ
                                         360        435,596.17          1
                                       6.375          2,720.08         80
                                       6.125          2,720.08
    TUCSON           AZ   85749          2            10/04/02         00
    1576359                              05           12/01/02          0
    1576359                              O            11/01/32
    0


    8237475          286/286             F          448,000.00         ZZ
                                         360        447,207.28          1
                                       6.625          2,868.60         80
                                       6.375          2,868.60
    DELRAY BEACH     FL   33446          5            09/23/02         00
    1567731                              03           11/01/02          0
    1567731                              O            10/01/32
    0


    8237477          286/286             F          351,950.00         ZZ
                                         360        351,342.23          1
                                       6.750          2,282.75         80
                                       6.500          2,282.75
    CHANDLER         AZ   85249          1            09/25/02         00
    1586337                              03           11/01/02          0
    1586337                              N            10/01/32
    0


1


    8237481          286/286             F          238,000.00         ZZ
                                         360        237,615.62          4
                                       7.500          1,664.14         80
                                       7.250          1,664.14
    RAHWAY           NJ   07065          2            09/26/02         00
    881307                               05           11/01/02          0
    881307                               N            10/01/32
    0


    8237485          286/286             F           33,200.00         ZZ
                                         360         33,174.09          1
                                       7.250            226.49         80
                                       7.000            226.49
    LANCASTER        OH   43130          1            10/07/02         00
    1553696                              05           12/01/02          0
    1553696                              N            11/01/32
    0


    8237489          286/286             F           72,000.00         ZZ
                                         360         71,058.55          4
                                       7.625            509.62         90
                                       7.375            509.62
    DETROIT          MI   48204          1            10/02/02         21
    1599095                              05           11/01/02         25
    1599095                              N            10/01/32
    0


    8237499          286/286             F           53,600.00         ZZ
                                         360         53,516.11          1
                                       7.250            365.65         80
                                       7.000            365.65
    DENVER           CO   80231          5            09/30/02         00
    1608984                              01           11/01/02          0
    1608984                              O            10/01/32
    0


    8237501          286/286             F          285,500.00         ZZ
                                         360        285,006.99          1
                                       6.750          1,851.75         90
                                       6.500          1,851.75
    SAN LEANDRO      CA   94577          2            09/24/02         10
    1551024                              01           11/01/02         25
    1551024                              O            10/01/32
    0


    8237509          286/286             F           92,000.00         ZZ
                                         360         91,914.78          1
                                       6.375            573.97         80
                                       6.125            573.97
1


    CANAL FULTON     OH   44614          5            10/07/02         00
    1565012                              05           12/01/02          0
    1565012                              N            11/01/32
    0


    8237521          286/286             F          220,500.00         ZZ
                                         360        220,137.45          3
                                       7.000          1,467.00         90
                                       6.750          1,467.00
    WORCESTER        MA   01405          1            09/30/02         11
    1469283                              05           11/01/02         25
    1469283                              N            10/01/32
    0


    8237527          286/286             F          252,000.00         ZZ
                                         360        251,575.35          3
                                       6.875          1,655.47         90
                                       6.625          1,655.47
    WORCESTER        MA   01601          1            09/30/02         12
    1548358                              05           11/01/02         25
    1548358                              N            10/01/32
    0


    8237529          286/286             F          650,000.00         ZZ
                                         360        649,412.38          1
                                       6.500          4,108.45         70
                                       6.250          4,108.45
    LOS GATOS        CA   95033          2            10/01/02         00
    1563488                              03           12/01/02          0
    1563488                              O            11/01/32
    0


    8237539          286/286             F          500,000.00         ZZ
                                         360        499,177.91          1
                                       7.000          3,326.51         80
                                       6.750          3,326.51
    CANBY            OR   97013          1            09/05/02         00
    1353676                              05           11/01/02          0
    1353676                              O            10/01/32
    0


    8237545          286/286             F          168,300.00         ZZ
                                         360        168,147.85          1
                                       6.500          1,063.78         90
                                       6.250          1,063.78
    NEW ORLEANS      LA   70115          1            10/28/02         10
    1269232                              05           12/01/02         25
    1269232                              O            11/01/32
    0
1




    8237549          286/286             F          270,000.00         ZZ
                                         360        269,768.67          3
                                       7.000          1,796.32         90
                                       6.750          1,796.32
    SOUTH LAKE TAHO  CA   96150          1            10/11/02         14
    1431162                              05           12/01/02         25
    1431162                              N            11/01/32
    0


    8237553          286/286             F          242,250.00         ZZ
                                         360        241,898.20          3
                                       7.625          1,714.64         95
                                       7.375          1,714.64
    BROOKLYN         NY   11233          1            09/24/02         12
    1387672                              05           11/01/02         30
    1387672                              O            10/01/32
    0


    8237557          286/286             F          650,000.00         ZZ
                                         360        649,253.13          1
                                       6.375          4,055.16         37
                                       6.125          4,055.16
    SARATOGA         CA   95070          5            10/02/02         00
    1563531                              05           12/01/02          0
    1563531                              O            11/01/32
    0


    8237561          286/286             F          247,770.00         ZZ
                                         360        247,320.80          4
                                       6.500          1,566.08         90
                                       6.250          1,566.08
    REDLANDS         CA   92374          1            09/24/02         12
    1600108                              05           11/01/02         25
    1600108                              O            10/01/32
    0


    8237565          286/286             F          399,500.00         ZZ
                                         360        398,826.80          4
                                       6.875          2,624.44         85
                                       6.625          2,624.44
    FRAMINGHAM       MA   01702          1            10/04/02         12
    1531449                              05           11/01/02         20
    1531449                              N            10/01/32
    0


    8237569          286/286             F          247,500.00         ZZ
                                         360        247,072.60          2
1


                                       6.750          1,605.29         90
                                       6.500          1,605.29
    AUSTIN           TX   78746          1            09/27/02         11
    1610665                              05           11/01/02         25
    1610665                              O            10/01/32
    0


    8237573          286/286             F          380,000.00         ZZ
                                         360        379,213.76          1
                                       6.375          2,370.71         80
                                       6.125          2,370.71
    NEWHALL          CA   91321          5            09/19/02         00
    1502011                              03           11/01/02          0
    1502011                              O            10/01/32
    0


    8237577          286/286             F          513,750.00         ZZ
                                         360        512,884.29          1
                                       6.875          3,374.98         75
                                       6.625          3,374.98
    GERMANTOWN       MD   20874          1            09/30/02         00
    1404885                              05           11/01/02          0
    1404885                              O            10/01/32
    0


    8237581          286/286             F          273,600.00         ZZ
                                         360        273,370.14          1
                                       6.875          1,797.36         80
                                       6.625          1,797.36
    NOVI             MI   48375          1            10/10/02         00
    1497226                              05           12/01/02          0
    1497226                              N            11/01/32
    0


    8237585          286/286             F          108,000.00         ZZ
                                         360        107,919.84          4
                                       7.500            755.16         90
                                       7.250            755.16
    EAST SPARTA      OH   44626          1            10/07/02         10
    1466933                              05           12/01/02         25
    1466933                              N            11/01/32
    0


    8237589          286/286             F          343,200.00         ZZ
                                         360        342,521.01          1
                                       6.875          2,254.58         80
                                       6.625          2,254.58
    SAN MATEO        CA   94402          1            09/13/02         00
    1440320                              01           11/01/02          0
1


    1440320                              O            10/01/32
    0


    8237593          286/286             F          167,000.00         ZZ
                                         360        166,704.51          4
                                       6.625          1,069.32         90
                                       6.375          1,069.32
    OAKWOOD          OH   45419          1            09/30/02         10
    1584283                              05           11/01/02         25
    1584283                              N            10/01/32
    0


    8237597          A06/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       7.250            573.03         80
                                       7.000            573.03
    CHICAGO          IL   60636          1            11/22/02         00
    0434995494                           05           01/01/03          0
    001000010201994                      N            12/01/32
    0


    8237601          286/286             F          359,100.00         ZZ
                                         360        358,433.03          1
                                       6.375          2,240.32         80
                                       6.125          2,240.32
    GLENN DALE       MD   20769          1            09/30/02         00
    1585118                              03           11/01/02          0
    1585118                              O            10/01/32
    0


    8237605          286/286             F          400,000.00         ZZ
                                         360        399,325.97          1
                                       6.875          2,627.72         80
                                       6.625          2,627.72
    INDIANAPOLIS     IN   46420          5            09/25/02         00
    1610903                              05           11/01/02          0
    1610903                              O            10/01/32
    0


    8237609          286/286             F          544,000.00         ZZ
                                         360        542,988.32          1
                                       6.375          3,393.86         80
                                       6.125          3,393.86
    GLASTONBURY      CT   06033          1            10/04/02         00
    1577260                              05           11/01/02          0
    1577260                              O            10/01/32
    0


1


    8237615          286/286             F          478,000.00         ZZ
                                         360        477,378.27          1
                                       6.625          3,060.69         78
                                       6.375          3,060.69
    MILLBRAE         CA   94030          2            10/01/02         00
    1563459                              05           12/01/02          0
    1563459                              O            11/01/32
    0


    8237619          286/286             F          117,000.00         ZZ
                                         360        116,442.83          4
                                       6.375            729.93         90
                                       6.125            729.93
    NORFOLK          VA   23503          1            10/07/02         11
    1504201                              05           12/01/02         25
    1504201                              N            11/01/32
    0


    8237627          286/286             F          450,000.00         ZZ
                                         360        449,602.97          1
                                       6.625          2,881.40         47
                                       6.375          2,881.40
    PALOS VERDES ES  CA   90274          5            10/01/02         00
    1569929                              05           12/01/02          0
    1569929                              O            11/01/32
    0


    8237631          286/286             F           83,700.00         ZZ
                                         360         83,555.46          3
                                       6.750            542.88         90
                                       6.500            542.88
    INDIANAPOLIS     IN   46201          1            09/30/02         12
    1444611                              05           11/01/02         25
    1444611                              N            10/01/32
    0


    8237635          286/286             F          193,350.00         ZZ
                                         360        193,016.11          1
                                       6.750          1,254.07         85
                                       6.500          1,254.07
    SALEM            VA   24153          1            10/04/02         12
    1477491                              05           11/01/02         25
    1477491                              O            10/01/32
    0


    8237639          286/286             F           84,000.00         ZZ
                                         360         83,920.29          1
                                       6.250            517.21         80
                                       6.000            517.21
1


    MESA             AZ   85204          1            10/03/02         00
    1594735                              03           12/01/02          0
    1594735                              N            11/01/32
    0


    8237643          642/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       6.500          2,401.86         80
                                       6.250          2,401.86
    LA HABRA HEIGHT  CA   90631          5            11/22/02         00
    0435003488                           05           01/01/03          0
    10226502                             O            12/01/32
    0


    8237645          286/286             F          385,000.00         ZZ
                                         360        384,660.32          1
                                       6.625          2,465.20         75
                                       6.375          2,465.20
    TORRANCE         CA   90503          5            10/01/02         00
    1569942                              05           12/01/02          0
    1569942                              O            11/01/32
    0


    8237651          286/286             F          325,000.00         ZZ
                                         360        324,491.39          1
                                       7.250          2,217.08         53
                                       7.000          2,217.08
    REVERE           MA   02151          5            09/26/02         00
    1391287                              05           11/01/02          0
    1391287                              O            10/01/32
    0


    8237655          286/286             F           67,150.00         ZZ
                                         360         67,090.75          1
                                       6.625            429.97         80
                                       6.375            429.97
    ROANOKE          VA   24015          5            10/02/02         00
    1560308                              05           12/01/02          0
    1560308                              N            11/01/32
    0


    8237659          286/286             F          400,000.00         T
                                         360        399,703.14          1
                                       7.500          2,796.86         66
                                       7.250          2,796.86
    TWIN LAKES       WI   53181          2            10/07/02         00
    1561926                              05           12/01/02          0
    1561926                              O            11/01/32
    0
1




    8237663          286/286             F          232,200.00         ZZ
                                         360        231,854.26          3
                                       7.500          1,623.58         90
                                       7.250          1,623.58
    PORTLAND         ME   04163          1            10/03/02         12
    1591582                              05           11/01/02         25
    1591582                              N            10/01/32
    0


    8237667          286/286             F          100,000.00         ZZ
                                         360         99,902.80          1
                                       6.125            607.62         80
                                       5.875            607.62
    FRONT ROYAL      VA   22630          2            10/22/02         00
    1626521                              05           12/01/02          0
    1626521                              O            11/01/32
    0


    8237673          286/286             F           76,000.00         ZZ
                                         360         75,875.04          1
                                       7.000            505.63         80
                                       6.750            505.63
    KATY             TX   77493          2            10/02/02         00
    1539726                              05           11/01/02          0
    1539726                              N            10/01/32
    0


    8237677          286/286             F          207,000.00         ZZ
                                         360        206,676.06          4
                                       7.250          1,412.11         90
                                       7.000          1,412.11
    NASHUA           NH   03060          1            09/30/02         11
    1557187                              05           11/01/02         25
    1557187                              N            10/01/32
    0


    8237681          286/286             F          157,500.00         ZZ
                                         360        157,234.59          4
                                       6.875          1,034.67         70
                                       6.625          1,034.67
    KALISPELL        MT   59901          1            09/25/02         00
    1580874                              05           11/01/02          0
    1580874                              O            10/01/32
    0


    8237685          286/286             F          189,000.00         ZZ
                                         360        188,718.56          4
1


                                       7.500          1,321.52         90
                                       7.250          1,321.52
    WEST WARWICK     RI   02893          1            10/01/02         14
    1584011                              05           11/01/02         25
    1584011                              N            10/01/32
    0


    8237689          286/286             F          294,500.00         ZZ
                                         360        293,939.67          3
                                       6.250          1,813.29         95
                                       6.000          1,813.29
    BROCKTON         MA   02301          1            09/30/02         12
    1607479                              05           11/01/02         30
    1607479                              O            10/01/32
    0


    8237693          286/286             F           85,400.00         ZZ
                                         360         85,339.72          4
                                       7.750            611.82         70
                                       7.500            611.82
    WILLIAMSTOWN     VT   05679          1            10/09/02         00
    1533289                              05           12/01/02          0
    1533289                              N            11/01/32
    0


    8237697          286/286             F          336,700.00         ZZ
                                         360        336,417.13          1
                                       6.875          2,211.88         78
                                       6.625          2,211.88
    FAIRFAX          VA   22030          2            10/11/02         00
    1578698                              03           12/01/02          0
    1578698                              N            11/01/32
    0


    8237701          286/286             F          124,550.00         ZZ
                                         360        124,364.54          1
                                       7.500            870.88         80
                                       7.250            870.88
    RAYTOWN          MO   64138          2            09/27/02         00
    1539614                              03           11/01/02          0
    1539614                              N            10/01/32
    0


    8237705          286/286             F          124,550.00         ZZ
                                         360        124,364.54          1
                                       7.500            870.88         80
                                       7.250            870.88
    RAYTOWN          MO   64138          2            09/27/02         00
    1539690                              03           11/01/02          0
1


    1539690                              N            10/01/32
    0


    8237713          286/286             F           46,800.00         ZZ
                                         360         46,765.27          1
                                       7.500            327.23         80
                                       7.250            327.23
    TUCSON           AZ   85730          1            10/03/02         00
    1669278                              03           12/01/02          0
    1669278                              N            11/01/32
    0


    8237717          286/286             F          280,250.00         ZZ
                                         360        279,754.10          3
                                       6.625          1,794.48         95
                                       6.375          1,794.48
    BROCKTON         MA   02302          1            10/02/02         12
    1600387                              05           11/01/02         30
    1600387                              O            10/01/32
    0


    8237721          286/286             F          532,000.00         ZZ
                                         360        530,965.11          1
                                       6.625          3,406.46         70
                                       6.375          3,406.46
    SUNRIVER         OR   97707          1            09/25/02         00
    1570067                              03           11/01/02          0
    1570067                              N            10/01/32
    0


    8237727          286/286             F          455,000.00         ZZ
                                         360        454,588.67          1
                                       6.500          2,875.91         41
                                       6.250          2,875.91
    COLTS NECK       NJ   07722          5            10/04/02         00
    546990                               05           12/01/02          0
    546990                               O            11/01/32
    0


    8237731          286/286             F          143,200.00         ZZ
                                         360        142,934.02          1
                                       6.375            893.39         80
                                       6.125            893.39
    MONROE           CT   06468          5            09/30/02         00
    1612810                              01           11/01/02          0
    1612810                              O            10/01/32
    0


1


    8237735          286/286             F           69,300.00         ZZ
                                         360         69,248.57          3
                                       7.500            484.56         90
                                       7.250            484.56
    LEWISTON         ME   04240          1            10/03/02         11
    1543821                              05           12/01/02         25
    1543821                              N            11/01/32
    0


    8237739          286/286             F          100,000.00         ZZ
                                         360         99,913.90          1
                                       6.750            648.60         69
                                       6.500            648.60
    AUSTIN           TX   78756          5            10/09/02         00
    1608056                              05           12/01/02          0
    1608056                              N            11/01/32
    0


    8237745          286/286             F          250,000.00         ZZ
                                         360        249,578.72          2
                                       6.875          1,642.33         75
                                       6.625          1,642.33
    EVANSTON         IL   60202          5            09/24/02         00
    1559441                              05           11/01/02          0
    1559441                              O            10/01/32
    0


    8237749          286/286             F          218,400.00         ZZ
                                         360        218,040.90          1
                                       7.000          1,453.03         80
                                       6.750          1,453.03
    FALLS CHURCH     VA   22046          1            09/30/02         00
    1529621                              05           11/01/02          0
    1529621                              N            10/01/32
    0


    8237751          286/286             F          244,000.00         ZZ
                                         360        243,774.00          1
                                       6.375          1,522.25         74
                                       6.125          1,522.25
    CHICAGO          IL   60640          2            10/10/02         00
    1623709                              01           12/01/02          0
    1623709                              O            11/01/32
    0


    8237753          286/286             F          400,000.00         ZZ
                                         360        399,638.39          2
                                       6.500          2,528.28         40
                                       6.250          2,528.28
1


    SAN FRANCISCO    CA   94117          5            10/04/02         00
    1574154                              05           12/01/02          0
    1574154                              O            11/01/32
    0


    8237755          286/286             F          388,000.00         ZZ
                                         360        387,422.28          1
                                       7.500          2,712.96         80
                                       7.250          2,712.96
    GLENVIEW         IL   60025          1            10/04/02         00
    1522611                              05           11/01/02          0
    1522611                              O            10/01/32
    0


    8237757          286/286             F          116,250.00         ZZ
                                         360        116,068.08          4
                                       7.250            793.03         75
                                       7.000            793.03
    NEW BEDFORD      MA   02740          1            10/04/02         00
    1628059                              05           11/01/02          0
    1628059                              N            10/01/32
    0


    8237763          286/286             F          133,600.00         ZZ
                                         360        133,405.22          4
                                       7.625            945.62         80
                                       7.375            945.62
    YUBA CITY        CA   95991          1            09/18/02         00
    1114103                              05           11/01/02          0
    1114103                              N            10/01/32
    0


    8237767          286/286             F          144,000.00         ZZ
                                         360        143,887.66          3
                                       7.250            982.34         90
                                       7.000            982.34
    HARTFORD         CT   06105          1            10/09/02         10
    1586227                              05           12/01/02         25
    1586227                              N            11/01/32
    0


    8237771          286/286             F          264,000.00         ZZ
                                         360        263,794.05          1
                                       7.250          1,800.95         88
                                       7.000          1,800.95
    SEASIDE          CA   93955          2            10/04/02         14
    808655                               05           12/01/02         25
    808655                               N            11/01/32
    0
1




    8237773          286/286             F          180,200.00         ZZ
                                         360        179,924.92          4
                                       7.375          1,244.60         84
                                       7.125          1,244.60
    SUNSET           UT   84015          2            09/23/02         11
    1516158                              05           11/01/02         12
    1516158                              N            10/01/32
    0


    8237775          286/286             F          339,000.00         ZZ
                                         360        338,414.61          1
                                       6.750          2,198.75         83
                                       6.500          2,198.75
    SAN MARCOS       CA   92069          5            09/24/02         11
    1549799                              05           11/01/02         12
    1549799                              O            10/01/32
    0


    8237781          286/286             F          149,600.00         ZZ
                                         360        149,488.97          1
                                       7.500          1,046.03         80
                                       7.250          1,046.03
    HAM LAKE         MN   55304          1            10/11/02         00
    1668066                              05           12/01/02          0
    1668066                              N            11/01/32
    0


    8237783          286/286             F          445,500.00         ZZ
                                         360        445,152.46          3
                                       7.250          3,039.10         90
                                       7.000          3,039.10
    LONG BEACH       CA   90804          1            09/26/02         11
    1587121                              05           12/01/02         25
    1587121                              O            11/01/32
    0


    8237787          286/286             F          240,000.00         ZZ
                                         360        239,564.88          4
                                       6.500          1,516.97         75
                                       6.250          1,516.97
    PORTLAND         OR   97213          5            09/24/02         00
    1600819                              05           11/01/02          0
    1600819                              O            10/01/32
    0


    8237789          286/286             F          261,000.00         ZZ
                                         360        260,791.28          3
1


                                       7.125          1,758.41         90
                                       6.875          1,758.41
    DORCHESTER       MA   02124          1            10/11/02         21
    1578377                              05           12/01/02         25
    1578377                              N            11/01/32
    0


    8237791          286/286             F          436,000.00         ZZ
                                         360        435,209.56          1
                                       6.500          2,755.82         80
                                       6.250          2,755.82
    SHERMAN OAKS AR  CA   91423          5            09/23/02         00
    1558300                              05           11/01/02          0
    1558300                              O            10/01/32
    0


    8237795          286/286             F          360,000.00         ZZ
                                         360        359,562.50          1
                                       6.875          2,364.95         80
                                       6.625          2,364.95
    CASTAIC AREA     CA   91384          2            10/03/02         00
    1588121                              05           12/01/02          0
    1588121                              O            11/01/32
    0


    8237797          286/286             F           45,600.00         ZZ
                                         360         45,525.02          1
                                       7.000            303.38         85
                                       6.750            303.38
    PHILADELPHIA     PA   19111          1            09/30/02         10
    1595323                              05           11/01/02         25
    1595323                              N            10/01/32
    0


    8237799          286/286             F           43,200.00         ZZ
                                         360         43,134.04          1
                                       7.375            298.38         80
                                       7.125            298.38
    PHILADELPHIA     PA   19149          1            09/30/02         00
    1618752                              05           11/01/02          0
    1618752                              N            10/01/32
    0


    8237801          286/286             F          121,600.00         ZZ
                                         360        121,510.50          4
                                       7.625            860.68         80
                                       7.375            860.68
    BREWER           ME   04412          5            10/01/02         00
    1550577                              05           12/01/02          0
1


    1550577                              O            11/01/32
    0


    8237803          286/286             F           89,784.00         T
                                         360         89,708.57          1
                                       6.875            589.82         80
                                       6.625            589.82
    OREM             UT   84057          1            10/08/02         00
    1624378                              01           12/01/02          0
    1624378                              O            11/01/32
    0


    8237805          286/286             F          148,500.00         ZZ
                                         360        148,204.10          1
                                       6.250            914.35         90
                                       6.000            914.35
    MERCED           CA   95340          1            09/09/02         21
    1416385                              05           11/01/02         25
    1416385                              N            10/01/32
    0


    8237807          286/286             F          216,000.00         ZZ
                                         360        215,804.73          4
                                       6.500          1,365.27         90
                                       6.250          1,365.27
    CATONSVILLE      MD   21228          5            10/04/02         12
    1568416                              05           12/01/02         25
    1568416                              O            11/01/32
    0


    8237813          286/286             F           80,300.00         ZZ
                                         360         80,240.41          3
                                       7.500            561.47         90
                                       7.250            561.47
    SELMA            IN   47383          1            10/10/02         11
    1542946                              05           12/01/02         30
    1542946                              N            11/01/32
    0


    8237851          286/286             F           80,300.00         ZZ
                                         360         80,240.41          3
                                       7.500            561.47         90
                                       7.250            561.47
    SELMA            IN   47383          1            10/10/02         14
    1542947                              05           12/01/02         25
    1542947                              N            11/01/32
    0


1


    8237853          286/286             F           80,300.00         ZZ
                                         360         80,240.41          3
                                       7.500            561.47         90
                                       7.250            561.47
    SELMA            IN   47383          1            10/10/02         12
    1542949                              05           12/01/02         25
    1542949                              N            11/01/32
    0


    8237855          286/286             F          618,750.00         ZZ
                                         360        617,600.77          1
                                       6.375          3,860.20         75
                                       6.125          3,860.20
    SANTA CRUZ       CA   95062          5            09/27/02         00
    1115916                              05           11/01/02          0
    1115916                              O            10/01/32
    0


    8237857          286/286             F          280,000.00         ZZ
                                         360        279,517.52          4
                                       6.875          1,839.41         80
                                       6.625          1,839.41
    LONG BEACH       CA   90804          5            09/18/02         00
    1113671                              05           11/01/02          0
    1113671                              O            10/01/32
    0


    8237859          286/286             F          207,000.00         ZZ
                                         360        206,826.09          4
                                       6.875          1,359.85         90
                                       6.625          1,359.85
    MANDEVILLE       LA   70471          1            10/01/02         11
    1596680                              03           12/01/02         25
    1596680                              N            11/01/32
    0


    8237863          286/286             F          185,600.00         ZZ
                                         360        185,223.89          4
                                       6.250          1,142.78         80
                                       6.000          1,142.78
    WASHOUGAL        WA   98671          1            10/04/02         00
    1538629                              05           12/01/02          0
    1538629                              N            11/01/32
    0


    8237865          286/286             F          110,000.00         ZZ
                                         360        109,800.56          1
                                       6.500            695.28         71
                                       6.250            695.28
1


    SANTA MARIA      CA   93455          1            09/26/02         00
    1628056                              01           11/01/02          0
    1628056                              N            10/01/32
    0


    8237869          286/286             F          500,000.00         ZZ
                                         360        499,558.86          2
                                       6.625          3,201.56         72
                                       6.375          3,201.56
    SAINT PAUL       MN   55105          5            10/03/02         00
    1603380                              05           12/01/02          0
    1603380                              O            11/01/32
    0


    8237871          286/286             F          145,600.00         ZZ
                                         360        145,483.56          1
                                       7.125            980.94         80
                                       6.875            980.94
    ALBUQUERQUE      NM   87114          5            10/11/02         00
    1596437                              05           12/01/02          0
    1596437                              N            11/01/32
    0


    8237873          286/286             F          225,000.00         ZZ
                                         360        224,833.01          4
                                       7.500          1,573.24         90
                                       7.250          1,573.24
    SAINT PAUL       MN   55106          2            10/09/02         12
    1613358                              05           12/01/02         25
    1613358                              O            11/01/32
    0


    8237877          286/286             F          223,200.00         ZZ
                                         360        223,034.35          4
                                       7.500          1,560.65         90
                                       7.250          1,560.65
    NEW BEDFORD      MA   02740          1            10/11/02         14
    1622000                              05           12/01/02         25
    1622000                              N            11/01/32
    0


    8237881          286/286             F          351,400.00         ZZ
                                         360        351,109.85          1
                                       7.500          2,457.05         85
                                       7.250          2,457.05
    CANOGA PARK      CA   91304          5            10/03/02         21
    807253                               05           12/01/02         12
    807253                               O            11/01/32
    0
1




    8237883          286/286             F          125,900.00         ZZ
                                         360        125,712.53          3
                                       7.500            880.32         70
                                       7.250            880.32
    PAWTUCKET        RI   02860          1            10/03/02         00
    1603319                              05           11/01/02          0
    1603319                              O            10/01/32
    0


    8237885          286/286             F          115,500.00         ZZ
                                         360        115,328.02          3
                                       7.500            807.60         70
                                       7.250            807.60
    PROVIDENCE       RI   02908          1            10/03/02         00
    1622142                              05           11/01/02          0
    1622142                              N            10/01/32
    0


    8237889          286/286             F          300,000.00         ZZ
                                         360        299,553.33          4
                                       7.500          2,097.64         89
                                       7.250          2,097.64
    RICHMOND         CA   94801          1            09/14/02         10
    1112639                              05           11/01/02         25
    1112639                              N            10/01/32
    0


    8237891          286/286             F          373,500.00         ZZ
                                         360        372,885.89          1
                                       7.000          2,484.91         80
                                       6.750          2,484.91
    SAN DIEGO        CA   92128          1            09/04/02         00
    1111324                              03           11/01/02          0
    1111324                              N            10/01/32
    0


    8237893          286/286             F           34,400.00         ZZ
                                         360         34,374.47          1
                                       7.500            240.53         80
                                       7.250            240.53
    PHOENIX          AZ   85033          1            10/09/02         00
    1640037                              03           12/01/02          0
    1640037                              N            11/01/32
    0


    8237895          286/286             F           34,800.00         ZZ
                                         360         34,774.17          1
1


                                       7.500            243.33         80
                                       7.250            243.33
    PHOENIX          AZ   85033          1            10/09/02         00
    1643064                              03           12/01/02          0
    1643064                              N            11/01/32
    0


    8237897          286/286             F           48,800.00         ZZ
                                         360         48,760.08          1
                                       7.625            345.41         80
                                       7.375            345.41
    MACHESNEY PARK   IL   61115          1            10/14/02         00
    1562285                              05           12/01/02          0
    1562285                              N            11/01/32
    0


    8237901          286/286             F          215,950.00         ZZ
                                         360        215,567.87          1
                                       6.625          1,382.76         80
                                       6.375          1,382.76
    SPARKS           NV   89436          1            09/03/02         00
    1510212                              03           11/01/02          0
    1510212                              O            10/01/32
    0


    8237905          286/286             F          347,000.00         ZZ
                                         360        346,556.56          1
                                       6.625          2,221.88         68
                                       6.375          2,221.88
    SCOTTSDALE       AZ   85262          2            10/08/02         00
    1500699                              03           12/01/02          0
    1500699                              O            11/01/32
    0


    8237907          286/286             F          240,400.00         ZZ
                                         360        239,953.49          4
                                       6.375          1,499.79         90
                                       6.125          1,499.79
    MEMPHIS          TN   38104          1            10/01/02         10
    1592812                              05           11/01/02         25
    1592812                              N            10/01/32
    0


    8237911          286/286             F          644,000.00         ZZ
                                         360        643,417.81          4
                                       6.500          4,070.52         70
                                       6.250          4,070.52
    PLEASANTON       CA   94566          1            10/02/02         00
    1116409                              05           12/01/02          0
1


    1116409                              N            11/01/32
    0


    8237913          286/286             F          220,500.00         ZZ
                                         360        220,310.15          4
                                       6.750          1,430.16         90
                                       6.500          1,430.16
    POMONA           CA   91766          1            10/04/02         11
    1580384                              05           12/01/02         25
    1580384                              N            11/01/32
    0


    8237917          286/286             F          310,000.00         ZZ
                                         360        309,719.76          1
                                       6.500          1,959.41         56
                                       6.250          1,959.41
    BETHESDA         MD   20816          5            10/09/02         00
    0001251273                           05           12/01/02          0
    0001251273                           N            11/01/32
    0


    8237919          286/286             F          310,000.00         ZZ
                                         360        309,719.76          1
                                       6.500          1,959.41         42
                                       6.250          1,959.41
    BETHESDA         MD   20816          5            10/09/02         00
    0001251274                           05           12/01/02          0
    0001251274                           N            11/01/32
    0


    8237955          U05/G02             F          312,000.00         ZZ
                                         360        312,000.00          1
                                       6.375          1,946.47         80
                                       6.125          1,946.47
    CHULA VISTA      CA   91910          1            11/15/02         00
    0435025135                           05           01/01/03          0
    3284746                              O            12/01/32
    0


    8237987          F89/G02             F          245,000.00         ZZ
                                         360        245,000.00          1
                                       7.250          1,671.33         73
                                       7.000          1,671.33
    SANTA CLARITA    CA   91354          2            11/14/02         00
    0435012869                           05           01/01/03          0
    24783                                O            12/01/32
    0


1


    8238215          X51/G02             F          600,000.00         ZZ
                                         360        600,000.00          1
                                       6.250          3,694.30         63
                                       6.000          3,694.30
    LOS ANGELES      CA   90049          5            11/16/02         00
    0435048178                           05           01/01/03          0
    R2054288                             O            12/01/32
    0


    8238227          G34/G02             F          188,800.00         ZZ
                                         360        188,800.00          1
                                       6.375          1,177.87         80
                                       6.125          1,177.87
    HENDERSON        NV   89014          1            11/07/02         00
    0434978425                           03           01/01/03          0
    59210187                             O            12/01/32
    0


    8238665          E22/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       6.625          1,216.59         51
                                       6.375          1,216.59
    WARREN           NJ   07059          5            11/21/02         00
    0415340959                           05           01/01/03          0
    0415340959                           O            12/01/32
    0


    8238673          E22/G02             F          466,000.00         ZZ
                                         360        466,000.00          1
                                       6.500          2,945.44         76
                                       6.250          2,945.44
    SAN BRUNO        CA   94066          2            11/18/02         00
    0415345115                           05           01/01/03          0
    0415345115                           O            12/01/32
    0


    8238689          E22/G02             F          168,150.00         ZZ
                                         360        168,150.00          2
                                       7.250          1,147.08         95
                                       7.000          1,147.08
    PLAINFIELD       NJ   07060          1            11/26/02         04
    0415351964                           05           01/01/03         30
    0415351964                           O            12/01/32
    0


    8238695          E82/G02             F           63,100.00         ZZ
                                         360         63,100.00          1
                                       7.625            446.62         80
                                       7.375            446.62
1


    DOLTON           IL   60419          2            11/27/02         00
    0400733473                           05           01/01/03          0
    1942558                              N            12/01/32
    0


    8238705          E22/G02             F           58,478.00         ZZ
                                         360         58,478.00          1
                                       7.000            389.06         75
                                       6.750            389.06
    PITTSBURG        TX   75686          2            11/20/02         00
    0415356294                           05           01/01/03          0
    0415356294                           O            12/01/32
    0


    8238713          E22/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       6.750          1,089.64         80
                                       6.500          1,089.64
    FARMINGTON       MN   55024          5            11/21/02         00
    0415358977                           05           01/01/03          0
    0415358977                           O            12/01/32
    0


    8238733          E82/G02             F           52,350.00         ZZ
                                         360         52,350.00          1
                                       6.500            330.89         64
                                       6.250            330.89
    KATY             TX   77450          2            11/26/02         00
    0400721700                           05           01/01/03          0
    1628124                              N            12/01/32
    0


    8238735          E22/G02             F          150,000.00         T
                                         360        150,000.00          1
                                       6.000            899.33         40
                                       5.750            899.33
    SODA SPRINGS     CA   95728          2            11/13/02         00
    0415369149                           05           01/01/03          0
    0415369149                           O            12/01/32
    0


    8238749          E22/G02             F           47,250.00         ZZ
                                         360         47,250.00          1
                                       7.250            322.33         75
                                       7.000            322.33
    CANTON           OH   44705          2            11/26/02         00
    0415380450                           05           01/01/03          0
    0415380450                           N            12/01/32
    0
1




    8238751          E22/G02             F           36,950.00         ZZ
                                         360         36,950.00          2
                                       7.250            252.06         69
                                       7.000            252.06
    CANTON           OH   44705          2            11/26/02         00
    0415380468                           05           01/01/03          0
    0415380468                           N            12/01/32
    0


    8238753          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
                                       7.250            399.07         75
                                       7.000            399.07
    CANTON           OH   44705          2            11/26/02         00
    0415380484                           05           01/01/03          0
    0415380484                           N            12/01/32
    0


    8238757          E22/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       7.250          3,001.58         80
                                       7.000          3,001.58
    AUSTIN           TX   78746          5            11/19/02         00
    0415382700                           03           01/01/03          0
    0415382704                           O            12/01/32
    0


    8238763          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       6.125            826.35         80
                                       5.875            826.35
    SANDY            UT   84094          2            11/21/02         00
    0415374700                           05           01/01/03          0
    0415384700                           O            12/01/32
    0


    8238773          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.375            998.19         79
                                       6.125            998.19
    DENVER           CO   80209          5            11/21/02         00
    0415392208                           05           01/01/03          0
    0415392208                           O            12/01/32
    0


    8238781          E22/G02             F          444,000.00         ZZ
                                         360        444,000.00          1
1


                                       6.375          2,769.98         80
                                       6.125          2,769.98
    ANAHEIM          CA   92807          5            11/20/02         00
    0415398544                           03           01/01/03          0
    0415398544                           O            12/01/32
    0


    8238783          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.375            798.55         70
                                       6.125            798.55
    LARAMIE          WY   82072          5            11/21/02         00
    0415400209                           05           01/01/03          0
    0415400209                           O            12/01/32
    0


    8238785          E22/G02             F          234,000.00         ZZ
                                         360        234,000.00          1
                                       6.375          1,459.86         50
                                       6.125          1,459.86
    GLEN ROCK        NJ   07452          5            11/21/02         00
    0415404524                           05           01/01/03          0
    0415404524                           O            12/01/32
    0


    8238803          E22/G02             F          178,500.00         ZZ
                                         360        178,500.00          1
                                       7.125          1,202.59         85
                                       6.875          1,202.59
    MODESTO          CA   95350          5            11/07/02         04
    0415411917                           05           01/01/03         12
    0415411917                           O            12/01/32
    0


    8238805          E22/G02             F           72,535.00         ZZ
                                         360         72,535.00          1
                                       6.500            458.47         90
                                       6.250            458.47
    SPRING           TX   77373          1            11/26/02         01
    0415416338                           03           01/01/03         25
    0415416338                           N            12/01/32
    0


    8238813          E22/G02             F          110,500.00         ZZ
                                         360        110,500.00          1
                                       6.375            689.38         62
                                       6.125            689.38
    COLORADO SPRING  CO   80906          2            11/21/02         00
    0415421189                           05           01/01/03          0
1


    0415421189                           O            12/01/32
    0


    8238829          E22/G02             F           96,700.00         ZZ
                                         360         96,700.00          4
                                       7.750            692.77         90
                                       7.500            692.77
    HUNTSVILLE       AL   35810          1            11/22/02         01
    0415460294                           05           01/01/03         25
    0415460294                           N            12/01/32
    0


    8238835          E22/G02             F           96,700.00         ZZ
                                         360         96,700.00          4
                                       7.750            692.77         90
                                       7.500            692.77
    HUNTSVILLE       AL   35810          1            11/22/02         01
    0415463553                           05           01/01/03         25
    0415463553                           N            12/01/32
    0


    8238851          E22/G02             F          205,000.00         ZZ
                                         360        205,000.00          1
                                       6.250          1,262.22         72
                                       6.000          1,262.22
    FREEPORT         FL   32439          5            11/21/02         00
    0415474196                           05           01/01/03          0
    0415474196                           O            12/01/32
    0


    8238859          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.375            998.19         80
                                       6.125            998.19
    WEATHERFORD      TX   76088          4            11/25/02         00
    0415489053                           05           01/01/03          0
    0415489053                           O            12/01/32
    0


    8238863          E22/G02             F           54,250.00         ZZ
                                         360         54,250.00          4
                                       7.375            374.69         70
                                       7.125            374.69
    CHEYENNE         WY   82001          1            11/25/02         00
    0415491661                           05           01/01/03          0
    0415491661                           N            12/01/32
    0


1


    8238889          E22/G02             F           95,100.00         ZZ
                                         360         95,100.00          1
                                       7.125            640.71         80
                                       6.875            640.71
    MCHENRY          IL   60050          1            11/26/02         00
    0415529825                           01           01/01/03          0
    0415529825                           O            12/01/32
    0


    8238891          E22/G02             F           71,100.00         ZZ
                                         360         71,100.00          1
                                       7.500            497.14         90
                                       7.250            497.14
    CINCINNATI       OH   45206          1            11/26/02         04
    0415532894                           05           01/01/03         25
    0415532894                           N            12/01/32
    0


    8238893          E22/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
                                       7.625            283.12         80
                                       7.375            283.12
    SALT LAKE CITY   UT   84107          1            11/20/02         00
    0415533306                           01           01/01/03          0
    0415533306                           N            12/01/32
    0


    8238899          E22/G02             F          147,000.00         ZZ
                                         360        147,000.00          1
                                       6.375            917.09         90
                                       6.125            917.09
    ALBUQUERQUE      NM   87112          1            11/25/02         04
    0415554526                           05           01/01/03         30
    0415554526                           O            12/01/32
    0


    8238903          E22/G02             F          242,355.00         ZZ
                                         360        242,355.00          1
                                       6.375          1,511.98         90
                                       6.125          1,511.98
    MOUNT OLINE TOW  NJ   07840          1            11/26/02         04
    0415597988                           01           01/01/03         12
    0415597988                           O            12/01/32
    0


    8238921          E22/G02             F          300,700.00         ZZ
                                         360        300,700.00          1
                                       6.250          1,851.46         47
                                       6.000          1,851.46
1


    SAN JOSE         CA   95131          5            11/12/02         00
    0415024751                           05           01/01/03          0
    0415024751                           O            12/01/32
    0


    8238933          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.750            778.32         62
                                       6.500            778.32
    RENO             NV   89506          5            11/15/02         00
    0415046010                           05           01/01/03          0
    0415046010                           O            12/01/32
    0


    8238973          E22/G02             F          128,200.00         ZZ
                                         360        128,200.00          1
                                       6.125            778.96         56
                                       5.875            778.96
    GRAND RAPIDS     MI   49508          2            11/21/02         00
    0414103597                           05           01/01/03          0
    0415103597                           O            12/01/32
    0


    8238975          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.500          2,275.44         80
                                       6.250          2,275.44
    FREMONT          CA   94555          2            11/18/02         00
    0415115799                           05           01/01/03          0
    0415115799                           O            12/01/32
    0


    8238979          E22/G02             F          415,200.00         ZZ
                                         360        415,200.00          1
                                       6.375          2,590.31         80
                                       6.125          2,590.31
    SHELTON          CT   06484          5            11/21/02         00
    0415117886                           05           01/01/03          0
    0415117886                           O            12/01/32
    0


    8239003          E22/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
                                       7.250            890.24         87
                                       7.000            890.24
    SANTA ANA        CA   92701          5            11/21/02         11
    0415442771                           01           01/01/03         25
    0415442771                           O            12/01/32
    0
1




    8239007          E22/G02             F           65,700.00         ZZ
                                         360         65,700.00          1
                                       6.625            420.68         90
                                       6.375            420.68
    ROANOKE          VA   24017          1            11/26/02         04
    0415444355                           05           01/01/03         25
    0415444355                           N            12/01/32
    0


    8239009          E22/G02             F           37,000.00         ZZ
                                         360         37,000.00          1
                                       6.750            239.98         79
                                       6.500            239.98
    GREAT FALLS      MT   59405          1            11/25/02         00
    0415445568                           05           01/01/03          0
    0415445568                           O            12/01/32
    0


    8239017          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.000            839.37         70
                                       5.750            839.37
    ARLINGTON        TX   76001          5            11/21/02         00
    0415133933                           05           01/01/03          0
    0415133933                           O            12/01/32
    0


    8239033          E22/G02             F          186,400.00         ZZ
                                         360        186,400.00          1
                                       6.375          1,162.89         80
                                       6.125          1,162.89
    TAMPA            FL   33617          2            11/21/02         00
    0415182617                           05           01/01/03          0
    0415182617                           O            12/01/32
    0


    8239039          E22/G02             F          480,000.00         ZZ
                                         360        480,000.00          1
                                       6.375          2,994.58         75
                                       6.125          2,994.58
    WALNUT CREEK     CA   94598          2            11/20/02         00
    0415188259                           05           01/01/03          0
    0415188259                           O            12/01/32
    0


    8239041          E22/G02             F          385,000.00         ZZ
                                         360        385,000.00          1
1


                                       6.250          2,370.51         74
                                       6.000          2,370.51
    YORBA LINDA      CA   92887          2            11/13/02         00
    0415189588                           05           01/01/03          0
    0415189588                           O            12/01/32
    0


    8239053          E22/G02             F           79,050.00         ZZ
                                         360         79,050.00          1
                                       7.000            525.92         85
                                       6.750            525.92
    ELYRIA           OH   44035          5            11/21/02         01
    0415219757                           05           01/01/03         12
    0415219757                           O            12/01/32
    0


    8239057          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       6.375            374.32         80
                                       6.125            374.32
    DALLAS           TX   75217          2            11/26/02         00
    0415220854                           05           01/01/03          0
    0415220854                           N            12/01/32
    0


    8239063          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       7.000          1,862.85         73
                                       6.750          1,862.85
    TEMECULA         CA   92592          5            11/19/02         00
    0415234079                           03           01/01/03          0
    0415234079                           O            12/01/32
    0


    8239071          E22/G02             F          336,000.00         ZZ
                                         360        336,000.00          1
                                       6.250          2,068.81         80
                                       6.000          2,068.81
    WESTMINSTER      CO   80021          5            11/21/02         00
    0415238682                           05           01/01/03          0
    0415238682                           O            12/01/32
    0


    8239073          E22/G02             F          135,000.00         ZZ
                                         360        134,886.59          1
                                       6.875            886.85         52
                                       6.625            886.85
    BIRMINGHAM       AL   35242          1            10/31/02         00
    0415242585                           03           12/01/02          0
1


    0415242585                           O            11/01/32
    0


    8239079          E22/G02             F          284,000.00         ZZ
                                         360        284,000.00          1
                                       6.500          1,795.07         80
                                       6.250          1,795.07
    MOORPARK         CA   93021          5            11/15/02         00
    0415257674                           05           01/01/03          0
    0415257674                           O            12/01/32
    0


    8239081          E22/G02             F          292,500.00         ZZ
                                         360        292,500.00          2
                                       7.250          1,995.37         90
                                       7.000          1,995.37
    TEWKSBURY        MA   01852          1            11/26/02         01
    0415262997                           05           01/01/03         25
    0415262997                           N            12/01/32
    0


    8239083          E22/G02             F          208,500.00         ZZ
                                         360        208,500.00          1
                                       6.625          1,335.05         88
                                       6.375          1,335.05
    SEATTLE          WA   98126          2            11/18/02         10
    0415265792                           05           01/01/03         25
    0415265792                           O            12/01/32
    0


    8239107          E22/G02             F          270,000.00         ZZ
                                         360        270,000.00          1
                                       6.250          1,662.44         50
                                       6.000          1,662.44
    PLAYA DEL REY    CA   90293          5            11/18/02         00
    0415306141                           01           01/01/03          0
    0415306141                           O            12/01/32
    0


    8239111          E22/G02             F           80,100.00         ZZ
                                         360         80,100.00          1
                                       7.000            532.91         76
                                       6.750            532.91
    GRETNA           LA   70056          2            11/26/02         00
    0415310044                           05           01/01/03          0
    0415310044                           N            12/01/32
    0


1


    8239113          E22/G02             F          328,000.00         ZZ
                                         360        328,000.00          1
                                       6.500          2,073.18         80
                                       6.250          2,073.18
    DUBLIN           CA   94568          2            11/16/02         00
    0415310226                           05           01/01/03          0
    0415310226                           O            12/01/32
    0


    8239115          E22/G02             F           69,000.00         ZZ
                                         360         69,000.00          1
                                       6.875            453.28         80
                                       6.625            453.28
    MINNEAPOLIS      MN   55405          5            11/21/02         00
    0415311844                           01           01/01/03          0
    0415311844                           O            12/01/32
    0


    8239119          E22/G02             F          245,000.00         ZZ
                                         360        245,000.00          1
                                       6.875          1,609.48         59
                                       6.625          1,609.48
    GRASS VALLEY     CA   95945          5            11/12/02         00
    0415313758                           05           01/01/03          0
    0415313758                           O            12/01/32
    0


    8239121          E22/G02             F          490,000.00         ZZ
                                         360        490,000.00          1
                                       6.375          3,056.96         74
                                       6.125          3,056.96
    REDMOND          WA   98052          5            11/18/02         00
    0415315076                           05           01/01/03          0
    0415315076                           O            12/01/32
    0


    8239123          E22/G02             F          387,000.00         ZZ
                                         360        387,000.00          1
                                       6.750          2,510.07         85
                                       6.500          2,510.07
    SAN RAMON        CA   94583          2            11/08/02         01
    0415316207                           05           01/01/03         12
    0415316207                           O            12/01/32
    0


    8239131          E22/G02             F           47,920.00         ZZ
                                         360         47,920.00          1
                                       7.750            343.30         80
                                       7.500            343.30
1


    HOUSTON          TX   77053          5            11/19/02         00
    0415324169                           05           01/01/03          0
    0415324169                           O            12/01/32
    0


    8239135          E22/G02             F          630,000.00         ZZ
                                         360        630,000.00          1
                                       6.250          3,879.02         80
                                       6.000          3,879.02
    DUBLIN           CA   94568          1            11/15/02         00
    0415324482                           03           01/01/03          0
    0415324482                           O            12/01/32
    0


    8239137          E22/G02             F           70,200.00         ZZ
                                         360         70,200.00          4
                                       7.625            496.87         90
                                       7.375            496.87
    WICHITA          KS   67213          1            11/26/02         04
    0415327535                           05           01/01/03         25
    0415327535                           N            12/01/32
    0


    8239251          P27/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.625          1,664.81         80
                                       6.375          1,664.81
    REDLANDS         CA   92374          5            11/01/02         00
    0435026661                           05           01/01/03          0
    7701897067                           O            12/01/32
    0


    8239253          X89/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.250            923.58         47
                                       6.000            923.58
    PENN VALLEY      CA   95946          1            11/15/02         00
    0435016407                           05           01/01/03          0
    0100239210                           O            12/01/32
    0


    8239263          K15/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
                                       7.500            447.50         74
                                       7.250            447.50
    EAST MOLINE      IL   61244          5            11/20/02         00
    0435001292                           05           01/01/03          0
    029405504575                         O            12/01/32
    0
1




    8239297          N47/G02             F          263,250.00         ZZ
                                         360        263,250.00          1
                                       6.500          1,663.92         65
                                       6.250          1,663.92
    OAKLAND          CA   94605          5            11/15/02         00
    0435032370                           05           01/01/03          0
    20500649                             O            12/01/32
    0


    8239347          K15/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.750            908.04         85
                                       6.500            908.04
    LAS VEGAS        NV   89144          5            11/11/02         41
    0435013511                           05           01/01/03         12
    022005506112                         O            12/01/32
    0


    8239349          P34/G02             F          109,500.00         ZZ
                                         360        109,500.00          1
                                       7.125            737.72         80
                                       6.875            737.72
    ENFIELD          CT   06082          5            11/14/02         00
    0435057302                           05           01/01/03          0
    15544                                O            12/01/32
    0


    8239351          F36/G02             F          159,100.00         ZZ
                                         360        159,100.00          2
                                       6.875          1,045.17         80
                                       6.625          1,045.17
    PORT ORCHARD     WA   98366          2            11/18/02         00
    0435046917                           05           01/01/03          0
    06405314                             N            12/01/32
    0


    8239353          U05/G02             F          367,000.00         ZZ
                                         360        366,651.78          1
                                       6.250          2,259.68         79
                                       6.000          2,259.68
    HAYWARD          CA   94541          5            10/30/02         00
    0435001136                           05           12/01/02          0
    3276292                              O            11/01/32
    0


    8240219          964/G02             F          455,000.00         ZZ
                                         360        455,000.00          1
1


                                       6.375          2,838.61         76
                                       6.125          2,838.61
    CAMPBELL         CA   95008          2            11/07/02         00
    0434996112                           05           01/01/03          0
    259412                               O            12/01/32
    0


    8240269          E57/G02             F          131,600.00         ZZ
                                         360        131,600.00          1
                                       6.500            831.80         80
                                       6.250            831.80
    FRESNO           CA   93720          1            11/12/02         00
    0435016977                           05           01/01/03          0
    13004039                             N            12/01/32
    0


    8240309          M29/G02             F          418,000.00         ZZ
                                         360        418,000.00          1
                                       6.500          2,642.04         80
                                       6.250          2,642.04
    MOUNT AIRY       MD   21771          2            11/19/02         00
    0435025408                           05           01/01/03          0
    021102WSDB                           O            12/01/32
    0


    8240331          K60/G02             F           45,600.00         ZZ
                                         360         45,600.00          1
                                       7.500            318.84         95
                                       7.250            318.84
    TULSA            OK   74106          5            11/13/02         04
    0435029301                           05           01/01/03         30
    71723                                O            12/01/32
    0


    8240349          K15/G02             F          236,000.00         ZZ
                                         360        236,000.00          1
                                       6.250          1,453.09         79
                                       6.000          1,453.09
    NORTH BABYLON    NY   11704          5            11/19/02         00
    0435043526                           05           01/01/03          0
    020605506499                         O            12/01/32
    0


    8240351          K15/G02             F          130,100.00         ZZ
                                         360        130,100.00          1
                                       6.625            833.04         78
                                       6.375            833.04
    LYNDEBOROUGH     NH   03082          5            11/20/02         00
    0435051743                           05           01/01/03          0
1


    0331505018                           O            12/01/32
    0


    8240353          950/G02             F          167,960.00         ZZ
                                         360        167,822.33          1
                                       7.000          1,117.44         80
                                       6.750          1,117.44
    FEDERAL WAY      WA   98023          1            10/29/02         00
    0435036496                           05           12/01/02          0
    E1210139                             O            11/01/32
    0


    8240551          950/G02             F           59,000.00         ZZ
                                         360         59,000.00          1
                                       6.500            372.92         48
                                       6.250            372.92
    SWEET HOME       OR   97386          5            11/11/02         00
    0435037015                           05           01/01/03          0
    YC209009                             N            12/01/32
    0


    8240807          U05/G02             F          495,200.00         ZZ
                                         360        495,200.00          1
                                       6.375          3,089.40         80
                                       6.125          3,089.40
    LAFAYETTE        CA   94549          1            11/06/02         00
    0435031182                           05           01/01/03          0
    3278357                              O            12/01/32
    0


    8240975          X07/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
                                       7.000            765.10         70
                                       6.750            765.10
    MILWAUKEE        WI   53221          5            11/21/02         00
    0435014592                           05           01/01/03          0
    6910000846                           O            12/01/32
    0


    8241015          W02/G02             F          100,000.00         ZZ
                                         360         99,907.38          1
                                       6.375            623.87         80
                                       6.125            623.87
    DELTONA          FL   32725          5            10/25/02         00
    0435041926                           05           12/01/02          0
    1001705035                           O            11/01/32
    0


1


    8241027          408/G02             F           98,400.00         ZZ
                                         360         98,319.34          1
                                       7.000            654.66         80
                                       6.750            654.66
    OVERLAND PARK    KS   66210          5            11/07/02         00
    0435021852                           07           12/01/02          0
    703031032                            N            11/01/32
    0


    8241053          408/G02             F          144,000.00         ZZ
                                         360        143,881.96          1
                                       7.000            958.04         80
                                       6.750            958.04
    OVERLAND PARK    KS   66223          5            11/07/02         00
    0435045604                           07           12/01/02          0
    703031029                            N            11/01/32
    0


    8241067          W40/G02             F          175,500.00         ZZ
                                         360        175,500.00          1
                                       6.125          1,066.36         90
                                       5.875          1,066.36
    TEMPE            AZ   85282          5            11/15/02         10
    0435016779                           05           01/01/03         25
    100011438                            O            12/01/32
    0


    8241187          P01/G02             F          189,800.00         ZZ
                                         360        189,800.00          1
                                       6.250          1,168.64         77
                                       6.000          1,168.64
    DANBURY          CT   06811          5            11/15/02         00
    0435047238                           05           01/01/03          0
    02004201                             O            12/01/32
    0


    8241303          W40/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       6.625            704.34         76
                                       6.375            704.34
    DEARBORN         MI   48124          5            11/20/02         00
    0435001573                           05           01/01/03          0
    101014436                            O            12/01/32
    0


    8241371          N47/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
                                       6.375            904.61         43
                                       6.125            904.61
1


    SOUTH SAN FRANC  CA   94080          2            11/15/02         00
    0435036827                           05           01/01/03          0
    20500895                             N            12/01/32
    0


    8241491          F36/G02             F          143,400.00         ZZ
                                         360        143,400.00          2
                                       6.875            942.04         78
                                       6.625            942.04
    PORT ORCHARD     WA   98366          2            11/18/02         00
    0435014428                           05           01/01/03          0
    06405318                             N            12/01/32
    0


    8241499          Q14/G02             F           57,500.00         ZZ
                                         360         57,500.00          1
                                       7.500            402.05         85
                                       7.250            402.05
    LOST NATION      IA   52254          5            11/20/02         01
    0434992509                           05           01/01/03         12
    0000210042                           O            12/01/32
    0


    8241527          S11/G02             F           57,300.00         ZZ
                                         360         57,300.00          1
                                       6.875            376.42         46
                                       6.625            376.42
    OROVILLE         CA   95966          1            11/21/02         00
    0435027693                           03           01/01/03          0
    100400091                            N            12/01/32
    0


    8241539          S11/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.875            472.99         55
                                       6.625            472.99
    OROVILLE         CA   95966          1            11/19/02         00
    0435054184                           03           01/01/03          0
    10400092                             N            12/01/32
    0


    8241625          F36/G02             F          156,000.00         ZZ
                                         360        156,000.00          2
                                       6.875          1,024.81         80
                                       6.625          1,024.81
    PORT ORCHARD     WA   98366          2            11/18/02         00
    0435019963                           05           01/01/03          0
    06405315                             N            12/01/32
    0
1




    8241635          H81/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
                                       6.250            997.46         65
                                       6.000            997.46
    WATERFORD        WI   53185          2            11/22/02         00
    0435027982                           05           01/01/03          0
    WH17171                              O            12/01/32
    0


    8241737          X51/G02             F          359,000.00         ZZ
                                         360        359,000.00          1
                                       6.370          2,238.52         80
                                       6.120          2,238.52
    CHINO HILLS      CA   91709          2            11/16/02         00
    0435012828                           03           01/01/03          0
    R2054291                             O            12/01/32
    0


    8241773          F36/G02             F          143,100.00         ZZ
                                         360        143,100.00          2
                                       6.875            940.07         78
                                       6.625            940.07
    PORT ORCHARD     WA   98366          2            11/18/02         00
    0435019922                           05           01/01/03          0
    06405319                             N            12/01/32
    0


    8241775          T29/G02             F          175,750.00         ZZ
                                         360        175,750.00          1
                                       6.375          1,096.45         95
                                       6.125          1,096.45
    PHOENIX          AZ   85042          5            11/14/02         12
    0434995486                           05           01/01/03         30
    1527118                              O            12/01/32
    0


    8241777          405/405             F          110,000.00         ZZ
                                         360        109,024.07          1
                                       7.250            750.40         69
                                       6.750            750.40
    EAST POINT       GA   30344          5            12/17/01         00
    0018044776                           05           02/01/02          0
    0018044776                           N            01/01/32
    0


    8241821          F36/G02             F          150,230.00         ZZ
                                         360        150,230.00          2
1


                                       6.875            986.90         78
                                       6.625            986.90
    PORT ORCHARD     WA   98366          2            11/18/02         00
    0435020003                           05           01/01/03          0
    6405317                              N            12/01/32
    0


    8241905          X81/G02             F          161,000.00         ZZ
                                         360        161,000.00          1
                                       6.875          1,057.66         90
                                       6.625          1,057.66
    ROSEMOUNT        MN   55068          2            11/27/02         10
    0434980132                           09           01/01/03         25
    952732                               O            12/01/32
    0


    8242333          642/G02             F           85,405.00         ZZ
                                         360         85,405.00          1
                                       7.250            582.61         95
                                       7.000            582.61
    NEW CASTLE       DE   19720          5            11/21/02         10
    0435012539                           07           01/01/03         30
    9215402                              O            12/01/32
    0


    8242535          E22/G02             F          241,600.00         ZZ
                                         360        241,600.00          1
                                       6.625          1,546.99         80
                                       6.375          1,546.99
    MANCHESTER       NH   03109          1            11/27/02         00
    0414953570                           05           01/01/03          0
    0414953570                           N            12/01/32
    0


    8242537          E22/G02             F          220,500.00         ZZ
                                         360        220,500.00          4
                                       7.250          1,504.20         90
                                       7.000          1,504.20
    TACOMA           WA   98467          1            11/20/02         10
    0414986034                           05           01/01/03         25
    0414986034                           N            12/01/32
    0


    8242553          E22/G02             F          107,000.00         ZZ
                                         360        107,000.00          1
                                       6.375            667.54         76
                                       6.125            667.54
    SYLVA            NC   28779          2            11/22/02         00
    0415004852                           05           01/01/03          0
1


    0415004852                           O            12/01/32
    0


    8242673          E22/G02             F          189,600.00         ZZ
                                         360        189,600.00          1
                                       6.250          1,167.40         95
                                       6.000          1,167.40
    ARVADA           CO   80003          2            11/22/02         01
    0415024124                           05           01/01/03         30
    0415024124                           O            12/01/32
    0


    8242747          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.500          3,160.34         80
                                       6.250          3,160.34
    FAIR OAKS        CA   95628          5            11/21/02         00
    0415078005                           05           01/01/03          0
    0415078005                           O            12/01/32
    0


    8242749          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       6.250            307.86         58
                                       6.000            307.86
    BRUSH            CO   80723          5            11/11/02         00
    0415088863                           05           01/01/03          0
    0415088863                           O            12/01/32
    0


    8242751          E22/G02             F          123,500.00         ZZ
                                         360        123,500.00          1
                                       6.500            780.60         95
                                       6.250            780.60
    KIRKLAND         WA   98034          5            11/20/02         04
    0415096510                           01           01/01/03         30
    0415096510                           O            12/01/32
    0


    8242753          E22/G02             F          136,500.00         ZZ
                                         360        136,500.00          1
                                       6.625            874.02         52
                                       6.375            874.02
    WESTON           FL   33331          2            11/07/02         00
    0415100528                           03           01/01/03          0
    0415100528                           O            12/01/32
    0


1


    8242755          E22/G02             F          129,000.00         ZZ
                                         360        129,000.00          1
                                       6.250            794.28         79
                                       6.000            794.28
    EUREKA           CA   95503          5            11/14/02         00
    0415105550                           05           01/01/03          0
    0415105550                           O            12/01/32
    0


    8242757          E22/G02             F          101,050.00         ZZ
                                         360        101,050.00          1
                                       6.500            638.70         43
                                       6.250            638.70
    COLUMBUS         OH   43206          5            11/27/02         00
    0415106392                           05           01/01/03          0
    0415106392                           N            12/01/32
    0


    8242761          E22/G02             F          358,300.00         ZZ
                                         360        358,300.00          1
                                       6.000          2,148.19         78
                                       5.750          2,148.19
    SEATTLE          WA   98115          2            11/21/02         00
    0415122597                           05           01/01/03          0
    0415122597                           O            12/01/32
    0


    8242765          E22/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       6.250          1,034.40         80
                                       6.000          1,034.40
    WEST SACRAMENTO  CA   95691          2            11/16/02         00
    0415146570                           05           01/01/03          0
    0415146570                           O            12/01/32
    0


    8242769          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       6.375            467.90         42
                                       6.125            467.90
    WALL             NJ   07719          5            11/27/02         00
    0415148527                           01           01/01/03          0
    0415148527                           N            12/01/32
    0


    8242777          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.750          1,426.92         80
                                       6.500          1,426.92
1


    FOSTER           RI   02825          5            11/22/02         00
    0415166990                           05           01/01/03          0
    0415166990                           O            12/01/32
    0


    8242781          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       7.500            950.93         80
                                       7.250            950.93
    FRESNO           CA   93722          1            11/21/02         00
    0415171453                           05           01/01/03          0
    0415171453                           N            12/01/32
    0


    8242799          E22/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
                                       6.250          1,182.18         80
                                       6.000          1,182.18
    AUSTIN           TX   78717          5            11/22/02         00
    0415192640                           03           01/01/03          0
    0415192640                           O            12/01/32
    0


    8242807          E22/G02             F           91,800.00         ZZ
                                         360         91,800.00          1
                                       7.625            649.75         90
                                       7.375            649.75
    CENTER LINE      MI   48015          1            11/27/02         04
    0415600956                           05           01/01/03         25
    0415600956                           N            12/01/32
    0


    8242843          E22/G02             F          300,700.00         ZZ
                                         360        300,700.00          1
                                       6.125          1,827.08         67
                                       5.875          1,827.08
    CARLSBAD         CA   92009          5            11/14/02         00
    0415243062                           05           01/01/03          0
    0415243062                           O            12/01/32
    0


    8242847          E22/G02             F          344,000.00         ZZ
                                         360        344,000.00          1
                                       6.500          2,174.31         71
                                       6.250          2,174.31
    SACRAMENTO       CA   95818          5            11/22/02         00
    0415244706                           05           01/01/03          0
    0415244706                           O            12/01/32
    0
1




    8242859          E22/G02             F          377,550.00         ZZ
                                         240        377,550.00          1
                                       6.875          2,898.88         80
                                       6.625          2,898.88
    BASTROP          TX   78602          2            11/22/02         00
    0415263607                           03           01/01/03          0
    0415263607                           O            12/01/22
    0


    8242873          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       7.250            682.18         67
                                       7.000            682.18
    SACRAMENTO       CA   95817          5            11/21/02         00
    0415279363                           05           01/01/03          0
    0415279363                           N            12/01/32
    0


    8242929          E22/G02             F           78,750.00         ZZ
                                         360         78,750.00          1
                                       6.125            478.49         75
                                       5.875            478.49
    LONG BEACH       MS   39560          5            11/15/02         00
    0415318229                           05           01/01/03          0
    0415318229                           O            12/01/32
    0


    8242931          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.625          1,024.50         79
                                       6.375          1,024.50
    HOUSTON          TX   77008          5            11/22/02         00
    0415319276                           05           01/01/03          0
    0415319276                           O            12/01/32
    0


    8242933          E22/G02             F          270,000.00         ZZ
                                         360        270,000.00          2
                                       6.750          1,751.21         73
                                       6.500          1,751.21
    WOBURN           MA   01801          5            11/22/02         00
    0415319540                           05           01/01/03          0
    0415319540                           O            12/01/32
    0


    8242937          E22/G02             F          189,000.00         ZZ
                                         360        189,000.00          1
1


                                       6.375          1,179.11         78
                                       6.125          1,179.11
    MARYSVILLE       CA   95901          5            11/14/02         00
    0415320944                           05           01/01/03          0
    0415320944                           O            12/01/32
    0


    8242971          E22/G02             F          163,200.00         ZZ
                                         360        163,200.00          1
                                       6.500          1,031.54         80
                                       6.250          1,031.54
    REYNOLDSBURG     OH   43068          2            11/27/02         00
    0415320985                           05           01/01/03          0
    0415320985                           N            12/01/32
    0


    8242973          E22/G02             F          132,200.00         ZZ
                                         360        132,200.00          1
                                       7.125            890.66         89
                                       6.875            890.66
    GRAND BLANC      MI   48439          2            11/22/02         04
    0415321751                           05           01/01/03         25
    0415321751                           O            12/01/32
    0


    8242979          E22/G02             F           91,250.00         ZZ
                                         360         91,250.00          1
                                       7.375            630.24         85
                                       7.125            630.24
    COLUMBIA CITY    IN   46725          2            11/26/02         01
    0415358910                           05           01/01/03         12
    0415358910                           O            12/01/32
    0


    8242981          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.125            680.52         70
                                       5.875            680.52
    LAKEWORTH        FL   33461          5            11/22/02         00
    0415359082                           05           01/01/03          0
    0415359082                           O            12/01/32
    0


    8242987          E22/G02             F          266,250.00         ZZ
                                         360        266,250.00          1
                                       6.875          1,749.07         75
                                       6.625          1,749.07
    EAST ROCKAWAY    NY   11518          5            11/22/02         00
    0415362961                           05           01/01/03          0
1


    0415362961                           O            12/01/32
    0


    8242993          E22/G02             F          180,500.00         ZZ
                                         360        180,500.00          1
                                       6.750          1,170.72         95
                                       6.500          1,170.72
    SACRAMENTO       CA   95828          5            11/20/02         01
    0415366756                           05           01/01/03         30
    0415366756                           O            12/01/32
    0


    8242997          E22/G02             F          161,550.00         ZZ
                                         360        161,550.00          1
                                       7.250          1,102.06         90
                                       7.000          1,102.06
    DRIGGS           ID   83422          1            11/22/02         10
    0415367382                           03           01/01/03         25
    0415367382                           N            12/01/32
    0


    8243001          E22/G02             F          152,000.00         ZZ
                                         240        152,000.00          1
                                       6.500          1,133.27         80
                                       6.250          1,133.27
    WADSWORTH        OH   44281          2            11/22/02         00
    0414726091                           05           01/01/03          0
    0414726091                           O            12/01/22
    0


    8243025          E22/G02             F          223,600.00         ZZ
                                         360        223,600.00          2
                                       7.250          1,525.35         90
                                       7.000          1,525.35
    PUEBLO           CO   81007          2            11/22/02         01
    0415379288                           05           01/01/03         25
    0415379288                           O            12/01/32
    0


    8243029          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.375          2,495.48         79
                                       6.125          2,495.48
    PARKLAND         FL   33076          5            11/22/02         00
    0415381870                           03           01/01/03          0
    0415381870                           O            12/01/32
    0


1


    8243035          E22/G02             F          185,500.00         ZZ
                                         360        185,500.00          1
                                       6.875          1,218.60         53
                                       6.625          1,218.60
    LINDON           UT   84042          5            11/21/02         00
    0415387505                           05           01/01/03          0
    0415387505                           O            12/01/32
    0


    8243037          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.375          3,119.35         75
                                       6.125          3,119.35
    FALLBROOK        CA   92028          5            11/18/02         00
    0415387984                           03           01/01/03          0
    0415387984                           O            12/01/32
    0


    8243039          E22/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
                                       6.750          1,141.53         80
                                       6.500          1,141.53
    LA(N.HOLLYWOOD   CA   91605          5            11/14/02         00
    0415388164                           05           01/01/03          0
    0415388164                           O            12/01/32
    0


    8243043          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.375          1,216.55         80
                                       6.125          1,216.55
    SAMMAMISH        WA   98074          2            11/18/02         00
    0415389808                           05           01/01/03          0
    0415389808                           O            12/01/32
    0


    8243045          E22/G02             F          114,000.00         ZZ
                                         360        114,000.00          1
                                       6.250            701.92         79
                                       6.000            701.92
    ST GEORGE        UT   84770          2            11/20/02         00
    0415392687                           05           01/01/03          0
    0415392687                           O            12/01/32
    0


    8243059          E22/G02             F          234,000.00         ZZ
                                         360        234,000.00          3
                                       7.000          1,556.81         90
                                       6.750          1,556.81
1


    CHICAGO          IL   60649          1            11/27/02         01
    0415533447                           05           01/01/03         25
    0415533447                           N            12/01/32
    0


    8243075          E22/G02             F           46,400.00         ZZ
                                         360         46,400.00          2
                                       7.625            328.42         80
                                       7.375            328.42
    GRANDVIEW        TX   76050          1            11/27/02         00
    0415549880                           05           01/01/03          0
    0415549880                           N            12/01/32
    0


    8243095          E22/G02             F          292,500.00         ZZ
                                         360        292,500.00          1
                                       6.750          1,897.15         90
                                       6.500          1,897.15
    SAN DIEGO        CA   92117          1            11/26/02         11
    0415583236                           05           01/01/03         25
    0415583236                           O            12/01/32
    0


    8243101          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.500            809.05         80
                                       6.250            809.05
    ORLANDO          FL   32812          5            11/22/02         00
    0415400886                           05           01/01/03          0
    0415400886                           O            12/01/32
    0


    8243109          E22/G02             F          184,100.00         ZZ
                                         360        184,100.00          1
                                       6.500          1,163.64         47
                                       6.250          1,163.64
    PORT JEFFERSON   NY   11777          2            11/21/02         00
    0415403252                           01           01/01/03          0
    0415403252                           O            12/01/32
    0


    8243115          E22/G02             F           82,600.00         ZZ
                                         360         82,600.00          3
                                       6.625            528.90         80
                                       6.375            528.90
    EDMOND           OK   73034          1            11/27/02         00
    0415405554                           05           01/01/03          0
    0415405554                           N            12/01/32
    0
1




    8243117          E22/G02             F          278,400.00         ZZ
                                         360        278,400.00          1
                                       6.625          1,782.63         80
                                       6.375          1,782.63
    PALM BEACH GARD  FL   33410          5            11/22/02         00
    0415407659                           05           01/01/03          0
    0415407659                           O            12/01/32
    0


    8243121          E22/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       6.250          1,169.86         78
                                       6.000          1,169.86
    MC KINNEY        TX   75071          1            11/27/02         00
    0415408228                           05           01/01/03          0
    0415408228                           O            12/01/32
    0


    8243125          E22/G02             F          208,800.00         ZZ
                                         360        208,800.00          1
                                       6.375          1,302.64         80
                                       6.125          1,302.64
    DENVER           CO   80210          5            11/22/02         00
    0415409093                           05           01/01/03          0
    0415409093                           O            12/01/32
    0


    8243127          E22/G02             F           70,500.00         ZZ
                                         360         70,500.00          1
                                       7.250            480.93         93
                                       7.000            480.93
    DECATUR          AL   35603          5            11/22/02         04
    0415410067                           07           01/01/03         30
    0415410067                           O            12/01/32
    0


    8243147          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          4
                                       6.625            461.02         75
                                       6.375            461.02
    EDMOND           OK   73034          1            11/27/02         00
    0415422807                           05           01/01/03          0
    0415422807                           N            12/01/32
    0


    8243151          E22/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
1


                                       6.750            765.35         68
                                       6.500            765.35
    SAINT PAUL       MN   55108          5            11/25/02         00
    0415424100                           05           01/01/03          0
    0415424100                           O            12/01/32
    0


    8243159          E22/G02             F           80,500.00         ZZ
                                         360         80,500.00          1
                                       7.875            583.68        100
                                       7.625            583.68
    MUSCLE SHOALS    AL   35661          1            11/27/02         04
    0415425784                           05           01/01/03         35
    0415425784                           O            12/01/32
    0


    8243161          E22/G02             F           28,000.00         ZZ
                                         360         28,000.00          1
                                       7.625            198.18         80
                                       7.375            198.18
    SAN ANTONIO      TX   78240          1            11/27/02         00
    0415427798                           01           01/01/03          0
    0415427798                           N            12/01/32
    0


    8243169          E22/G02             F          114,000.00         ZZ
                                         360        114,000.00          1
                                       7.000            758.44         80
                                       6.750            758.44
    GRESHAM          OR   97080          1            11/19/02         00
    0415435361                           09           01/01/03          0
    0415435361                           N            12/01/32
    0


    8243179          E22/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       6.500            935.46         80
                                       6.250            935.46
    PICKERINGTON     OH   43147          2            11/27/02         00
    0415436591                           05           01/01/03          0
    0415436591                           N            12/01/32
    0


    8243181          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.125          1,336.74         80
                                       5.875          1,336.74
    OMAHA            NE   68154          2            11/26/02         00
    0415437490                           05           01/01/03          0
1


    0415437490                           O            12/01/32
    0


    8243183          E22/G02             F          148,250.00         ZZ
                                         360        148,250.00          2
                                       6.375            924.89         64
                                       6.125            924.89
    LODI             CA   95240          1            11/21/02         00
    0415438175                           05           01/01/03          0
    0415438175                           N            12/01/32
    0


    8243191          E22/G02             F          150,400.00         ZZ
                                         240        150,400.00          1
                                       6.500          1,121.34         80
                                       6.250          1,121.34
    LOXAHATCHEE      FL   33470          2            11/22/02         00
    0415444025                           05           01/01/03          0
    0415444025                           O            12/01/22
    0


    8243199          E22/G02             F           95,600.00         ZZ
                                         360         95,600.00          1
                                       6.625            612.14         80
                                       6.375            612.14
    OLATHE           KS   66062          1            11/27/02         00
    0415449628                           05           01/01/03          0
    0415449628                           N            12/01/32
    0


    8243201          E22/G02             F          120,890.00         ZZ
                                         360        120,890.00          1
                                       6.875            794.16         77
                                       6.625            794.16
    DAVIE            FL   33325          2            11/22/02         00
    0415450063                           05           01/01/03          0
    0415450063                           O            12/01/32
    0


    8243219          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.625          1,024.50         80
                                       6.375          1,024.50
    CITRUS HEIGHTS   CA   95621          1            11/21/02         00
    0415453646                           05           01/01/03          0
    0415453646                           N            12/01/32
    0


1


    8243237          E22/G02             F          468,000.00         ZZ
                                         360        468,000.00          1
                                       6.500          2,958.08         75
                                       6.250          2,958.08
    NASHVILLE        TN   37215          5            11/22/02         00
    0415464163                           05           01/01/03          0
    0415464163                           O            12/01/32
    0


    8243241          E22/G02             F          261,000.00         ZZ
                                         360        261,000.00          1
                                       6.875          1,714.58         90
                                       6.625          1,714.58
    HENDERSON        CO   80640          5            11/22/02         04
    0415464726                           03           01/01/03         25
    0415464726                           O            12/01/32
    0


    8243267          E22/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
                                       6.875            827.73         79
                                       6.625            827.73
    FRONT ROYAL      VA   22630          5            11/22/02         00
    0415467364                           05           01/01/03          0
    0415467364                           O            12/01/32
    0


    8243269          E22/G02             F          240,500.00         ZZ
                                         360        240,500.00          1
                                       6.625          1,539.95         79
                                       6.375          1,539.95
    CHINO HILLS      CA   91709          2            11/21/02         00
    0415467422                           03           01/01/03          0
    0415467422                           O            12/01/32
    0


    8243277          E22/G02             F          139,500.00         ZZ
                                         360        139,500.00          1
                                       6.375            870.30         90
                                       6.125            870.30
    ALBUQUERQUE      NM   97106          1            11/27/02         04
    0415470590                           05           01/01/03         25
    0415470590                           N            12/01/32
    0


    8243283          E82/G02             F           70,700.00         ZZ
                                         360         70,700.00          1
                                       6.375            441.08         80
                                       6.125            441.08
1


    TUCSON           AZ   85741          2            11/26/02         00
    0400745139                           05           01/01/03          0
    1751486                              O            12/01/32
    0


    8243299          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.500          1,264.14         75
                                       6.250          1,264.14
    KIRKWOOD         MO   63122          5            11/22/02         00
    0415336387                           05           01/01/03          0
    0415336387                           O            12/01/32
    0


    8243325          E22/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       7.750            945.66         95
                                       7.500            945.66
    KENNEWICK        WA   99337          5            11/18/02         04
    0415474071                           05           01/01/03         30
    0415474071                           O            12/01/32
    0


    8243327          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          2
                                       6.375            935.80         69
                                       6.125            935.80
    EAST PROVIDENCE  RI   02915          5            11/22/02         00
    0415475896                           05           01/01/03          0
    0415475896                           O            12/01/32
    0


    8243339          E22/G02             F          130,400.00         ZZ
                                         360        130,400.00          1
                                       6.750            845.77         80
                                       6.500            845.77
    LAS VEGAS        NV   89129          2            11/15/02         00
    0415480482                           03           01/01/03          0
    0415480482                           N            12/01/32
    0


    8243349          E22/G02             F          141,600.00         ZZ
                                         360        141,600.00          1
                                       6.750            918.41         80
                                       6.500            918.41
    LAS VEGAS        NV   89144          2            11/15/02         00
    0415489822                           03           01/01/03          0
    0415489822                           N            12/01/32
    0
1




    8243353          E22/G02             F          139,650.00         ZZ
                                         360        139,650.00          1
                                       6.625            894.19         95
                                       6.375            894.19
    ROGERS           MN   55374          1            11/15/02         04
    0415493774                           09           01/01/03         30
    0415493774                           O            12/01/32
    0


    8243357          E22/G02             F           45,600.00         ZZ
                                         360         45,600.00          1
                                       7.250            311.07         80
                                       7.000            311.07
    ANDERSON         IN   46016          1            11/27/02         00
    0415494913                           05           01/01/03          0
    0415494913                           N            12/01/32
    0


    8243363          E22/G02             F          430,000.00         ZZ
                                         360        430,000.00          1
                                       6.375          2,682.64         73
                                       6.125          2,682.64
    LONETREE         CO   80124          5            11/22/02         00
    0415499359                           03           01/01/03          0
    0415499359                           O            12/01/32
    0


    8243371          E22/G02             F          135,200.00         ZZ
                                         360        135,200.00          1
                                       6.750            876.90         80
                                       6.500            876.90
    LAS VEGAS        NV   89134          2            11/14/02         00
    0415503473                           05           01/01/03          0
    0415503473                           N            12/01/32
    0


    8243373          E22/G02             F          230,400.00         ZZ
                                         360        230,400.00          1
                                       6.750          1,494.37         80
                                       6.500          1,494.37
    CARMICHAEL       CA   95608          5            11/13/02         00
    0415503895                           05           01/01/03          0
    0415503895                           O            12/01/32
    0


    8243375          E22/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
1


                                       6.750            804.26         80
                                       6.500            804.26
    LAS VEGAS        NV   89129          2            11/14/02         00
    0415504042                           03           01/01/03          0
    0415504042                           N            12/01/32
    0


    8243377          E22/G02             F          104,800.00         ZZ
                                         360        104,800.00          1
                                       6.750            679.73         80
                                       6.500            679.73
    LAS VEGAS        NV   89110          2            11/15/02         00
    0415504075                           05           01/01/03          0
    0415504075                           N            12/01/32
    0


    8243379          E22/G02             F          323,600.00         ZZ
                                         360        323,600.00          1
                                       6.250          1,992.46         80
                                       6.000          1,992.46
    ARLINGTON        TX   76012          5            11/22/02         00
    0415504828                           05           01/01/03          0
    0415504828                           O            12/01/32
    0


    8243381          E22/G02             F          127,000.00         ZZ
                                         360        127,000.00          1
                                       6.250            781.96         73
                                       6.000            781.96
    BOCA RATON       FL   33433          1            11/27/02         00
    0415505742                           03           01/01/03          0
    0415505742                           O            12/01/32
    0


    8243385          E22/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
                                       6.125          2,333.22         80
                                       5.875          2,333.22
    SAN MATEO        CA   94403          1            11/22/02         00
    0415509686                           05           01/01/03          0
    0415509686                           O            12/01/32
    0


    8243405          E22/G02             F          120,000.00         ZZ
                                         240        120,000.00          1
                                       6.500            894.69         73
                                       6.250            894.69
    BERKELY TOWNSHI  NJ   08732          5            11/27/02         00
    0415526391                           03           01/01/03          0
1


    0415526391                           N            12/01/22
    0


    8243413          E22/G02             F           56,700.00         ZZ
                                         360         56,700.00          2
                                       7.875            411.11         90
                                       7.625            411.11
    ST LOUIS         MO   63120          1            11/27/02         01
    0415392901                           05           01/01/03         25
    0415392901                           N            12/01/32
    0


    8243945          U35/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       7.250            463.88         80
                                       7.000            463.88
    GENESEO          IL   61254          1            11/25/02         00
    0435036710                           05           01/01/03          0
    0007498214                           O            12/01/32
    0


    8244261          Q14/G02             F          139,500.00         ZZ
                                         360        139,500.00          1
                                       6.500            881.73         83
                                       6.250            881.73
    SCOTTSDALE       AZ   85250          2            11/18/02         10
    0435004205                           05           01/01/03         25
    0000210290                           O            12/01/32
    0


    8244403          E82/G02             F           85,800.00         ZZ
                                         360         85,800.00          1
                                       6.375            535.28         68
                                       6.125            535.28
    SPARKS           NV   89436          2            11/20/02         00
    0400716635                           03           01/01/03          0
    0400716635                           O            12/01/32
    0


    8244445          E82/G02             F          141,000.00         ZZ
                                         360        141,000.00          1
                                       7.500            985.89         93
                                       7.250            985.89
    HIALEAH GARDENS  FL   33018          5            11/22/02         10
    0400728671                           05           01/01/03         30
    0400728671                           O            12/01/32
    0


1


    8244449          E82/G02             F          196,700.00         ZZ
                                         360        196,700.00          1
                                       6.375          1,227.15         46
                                       6.125          1,227.15
    CONCORD          CA   94518          5            11/22/02         00
    0400730925                           05           01/01/03          0
    0400730925                           O            12/01/32
    0


    8244523          E82/G02             F          157,300.00         ZZ
                                         360        157,300.00          1
                                       6.375            981.35         55
                                       6.125            981.35
    KENT             WA   98031          2            11/22/02         00
    0400731139                           05           01/01/03          0
    1702435                              O            12/01/32
    0


    8244527          E82/G02             F          328,400.00         ZZ
                                         360        328,400.00          1
                                       7.250          2,240.27         79
                                       7.000          2,240.27
    BLOOMFIELD HILL  MI   48304          2            11/22/02         00
    0400724126                           05           01/01/03          0
    0400724126                           O            12/01/32
    0


    8244555          E57/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.750          1,193.42         80
                                       6.500          1,193.42
    RANCHO CUCAMONG  CA   91737          1            11/11/02         00
    0435041439                           05           01/01/03          0
    06012024                             N            12/01/32
    0


    8244557          E82/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       6.625            870.82         78
                                       6.375            870.82
    MODESTO          CA   95350          2            11/22/02         00
    0400733317                           05           01/01/03          0
    0400733317                           O            12/01/32
    0


    8244575          E82/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
                                       6.375            773.60         43
                                       6.125            773.60
1


    ATKINSON         NH   03811          2            11/22/02         00
    0400738191                           05           01/01/03          0
    1849090                              O            12/01/32
    0


    8244703          K15/G02             F          147,200.00         ZZ
                                         360        147,200.00          1
                                       6.375            918.34         59
                                       6.125            918.34
    EPSOM            NH   03234          2            11/18/02         00
    0435043682                           05           01/01/03          0
    033305506188                         O            12/01/32
    0


    8244707          E82/G02             F          137,900.00         ZZ
                                         360        137,900.00          1
                                       6.750            894.42         80
                                       6.500            894.42
    BIRCH TREE       MO   65438          2            11/22/02         00
    0400737326                           05           01/01/03          0
    5159319                              O            12/01/32
    0


    8244747          E82/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.625          1,056.51         74
                                       6.375          1,056.51
    WASHINGTON       VA   22747          2            11/22/02         00
    0400728739                           05           01/01/03          0
    1794260                              O            12/01/32
    0


    8244749          E82/G02             F           76,750.00         ZZ
                                         360         76,750.00          1
                                       6.875            504.19         42
                                       6.625            504.19
    ESCONDIDO        CA   92025          2            11/21/02         00
    0400734075                           05           01/01/03          0
    1901481                              N            12/01/32
    0


    8244757          E82/G02             F          155,800.00         ZZ
                                         360        155,800.00          1
                                       6.750          1,010.52         80
                                       6.500          1,010.52
    BRUNSWICK        ME   04011          2            11/22/02         00
    0400671186                           05           01/01/03          0
    1994980                              O            12/01/32
    0
1




    8244781          E82/G02             F          144,400.00         ZZ
                                         360        144,400.00          1
                                       6.500            912.71         73
                                       6.250            912.71
    CYNTHIANA        KY   41031          2            11/22/02         00
    0400724779                           05           01/01/03          0
    0400724779                           O            12/01/32
    0


    8244813          K15/G02             F          136,600.00         ZZ
                                         240        136,600.00          1
                                       6.625          1,028.53         76
                                       6.375          1,028.53
    NEW BRIGHTON     MN   55112          2            11/21/02         00
    0435030242                           05           01/01/03          0
    013205506344                         O            12/01/22
    0


    8244871          E82/G02             F          117,800.00         ZZ
                                         360        117,800.00          1
                                       7.625            833.78         95
                                       7.375            833.78
    GRANDVIEW        WA   98930          5            11/22/02         10
    0400713889                           05           01/01/03         30
    400713889                            O            12/01/32
    0


    8244891          E82/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.375            748.64         78
                                       6.125            748.64
    GARDEN GROVE     CA   92844          2            11/21/02         00
    0400737847                           09           01/01/03          0
    7076248                              O            12/01/32
    0


    8245435          X51/G02             F          325,000.00         ZZ
                                         360        325,000.00          1
                                       6.490          2,052.08         73
                                       6.240          2,052.08
    ANTIOCH          CA   94509          5            11/22/02         00
    0435045752                           05           01/01/03          0
    2054286                              O            12/01/32
    0


    8245587          696/G02             F          267,500.00         ZZ
                                         360        267,500.00          1
1


                                       6.500          1,690.78         80
                                       6.250          1,690.78
    SILVER SPRING    MD   20901          1            11/15/02         00
    0434998951                           05           01/01/03          0
    31102241                             O            12/01/32
    0


    8245945          U05/G02             F          237,000.00         ZZ
                                         360        237,000.00          4
                                       6.750          1,537.18         51
                                       6.500          1,537.18
    LONGBEACH        CA   90804          5            11/14/02         00
    0435037353                           05           01/01/03          0
    3281693                              N            12/01/32
    0


    8246011          601/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
                                       6.625          1,459.91         76
                                       6.375          1,459.91
    BETHEL           CT   06801          5            11/01/02         00
    0434969382                           05           01/01/03          0
    62027230                             O            12/01/32
    0


    8246017          696/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.875          1,208.75         80
                                       6.625          1,208.75
    FAIRFAX          VA   22030          1            11/22/02         00
    0435018650                           05           01/01/03          0
    23302344                             O            12/01/32
    0


    8246033          696/G02             F          497,000.00         ZZ
                                         360        497,000.00          1
                                       6.375          3,100.63         70
                                       6.125          3,100.63
    BETHESDA         MD   20814          2            11/19/02         00
    0435025564                           05           01/01/03          0
    10002102                             O            12/01/32
    0


    8246273          K15/G02             F           99,000.00         ZZ
                                         240         99,000.00          1
                                       6.375            730.85         72
                                       6.125            730.85
    PEMBROKE         NH   03275          5            11/20/02         00
    0435046537                           05           01/01/03          0
1


    033105506134                         O            12/01/22
    0


    8246383          U05/G02             F          146,250.00         ZZ
                                         360        146,250.00          1
                                       7.000            973.00         77
                                       6.750            973.00
    FREDERICKSBURG   TX   78624          5            11/14/02         00
    0435036785                           05           01/01/03          0
    3283221                              O            12/01/32
    0


    8246521          B49/G02             F          359,200.00         ZZ
                                         360        359,200.00          1
                                       6.375          2,240.95         46
                                       6.125          2,240.95
    LONGMONT         CO   80503          5            11/22/02         00
    0435054424                           05           01/01/03          0
    0028278034                           O            12/01/32
    0


    8246693          313/G02             F          284,000.00         ZZ
                                         360        284,000.00          1
                                       6.375          1,771.80         80
                                       6.125          1,771.80
    SCOTTSDALE       AZ   85260          1            11/21/02         00
    0435051768                           03           01/01/03          0
    0009142217                           O            12/01/32
    0


    8246747          A06/G02             F          204,300.00         ZZ
                                         360        204,300.00          1
                                       6.750          1,325.09         90
                                       6.500          1,325.09
    LIVONIA          MI   48154          2            11/14/02         11
    0435009352                           05           01/01/03         30
    1000010201926                        O            12/01/32
    0


    8246789          H93/G02             F          155,500.00         ZZ
                                         360        155,500.00          1
                                       6.625            995.68         80
                                       6.375            995.68
    ST JOSEPH        MO   64504          2            11/25/02         00
    0435034509                           05           01/01/03          0
    2002001890                           O            12/01/32
    0


1


    8246839          738/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.625            819.60         80
                                       6.375            819.60
    GREENVILLE       SC   29615          2            11/18/02         00
    0435039896                           05           01/01/03          0
    40726034                             O            12/01/32
    0


    8246841          S43/G02             F          370,000.00         ZZ
                                         360        370,000.00          1
                                       6.375          2,308.32         74
                                       6.125          2,308.32
    ALBUQUERQUE      NM   87111          5            11/27/02         00
    0435040829                           03           01/01/03          0
    022018                               O            12/01/32
    0


    8246883          E57/G02             F           75,000.00         ZZ
                                         360         75,000.00          2
                                       6.875            492.70         41
                                       6.625            492.70
    LOS ANGELES ARE  CA   90001          5            11/13/02         00
    0435051594                           05           01/01/03          0
    06009697                             O            12/01/32
    0


    8248495          642/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
                                       7.500            825.07         80
                                       7.250            825.07
    CANTON           PA   17724          5            11/21/02         00
    0435014675                           05           01/01/03          0
    11168202                             O            12/01/32
    0


    8249001          G34/G02             F          462,750.00         ZZ
                                         360        462,750.00          1
                                       6.500          2,924.89         70
                                       6.250          2,924.89
    HENDERSON        NV   89052          1            11/21/02         00
    0435036082                           03           01/01/03          0
    39012486                             O            12/01/32
    0


    8249051          P09/G02             F          208,800.00         ZZ
                                         360        208,800.00          1
                                       6.820          1,364.00         80
                                       6.570          1,364.00
1


    OXON HILL        MD   20745          5            11/26/02         00
    0435046784                           05           01/01/03          0
    R0211081                             O            12/01/32
    0


    8249053          P34/G02             F          228,000.00         ZZ
                                         300        228,000.00          1
                                       6.250          1,504.05         80
                                       6.000          1,504.05
    BILLERICA        MA   01821          5            11/23/02         00
    0435051396                           05           01/01/03          0
    15586                                O            12/01/27
    0


    8249189          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.875          1,970.79         80
                                       6.625          1,970.79
    LONG BEACH       CA   90808          5            11/18/02         00
    0415403526                           05           01/01/03          0
    0415403526                           O            12/01/32
    0


    8249197          E22/G02             F          352,200.00         ZZ
                                         360        352,200.00          1
                                       6.250          2,168.56         70
                                       6.000          2,168.56
    AMERICAN CANYON  CA   94503          1            11/21/02         00
    0415409341                           05           01/01/03          0
    0415409341                           O            12/01/32
    0


    8249203          E22/G02             F          217,600.00         ZZ
                                         360        217,600.00          1
                                       6.250          1,339.80         71
                                       6.000          1,339.80
    LOVELAND         CO   80538          2            11/25/02         00
    0415416346                           03           01/01/03          0
    0415416346                           O            12/01/32
    0


    8249205          E22/G02             F          249,037.26         ZZ
                                         360        249,037.26          1
                                       6.250          1,533.37         72
                                       6.000          1,533.37
    CHESTERFIELD     VA   23838          2            11/26/02         00
    0415416809                           03           01/01/03          0
    0415416809                           O            12/01/32
    0
1




    8249209          E22/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
                                       6.500          1,567.53         80
                                       6.250          1,567.53
    GULFPORT         FL   33707          5            11/26/02         00
    0415417534                           05           01/01/03          0
    0415417534                           O            12/01/32
    0


    8249229          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.375          1,622.06         75
                                       6.125          1,622.06
    BOZEMAN          MT   59718          5            11/15/02         00
    0415422534                           05           01/01/03          0
    0415422534                           O            12/01/32
    0


    8249235          E22/G02             F          144,900.00         ZZ
                                         360        144,900.00          1
                                       6.500            915.87         90
                                       6.250            915.87
    PORTSMOUTH       VA   23703          5            11/25/02         04
    0415426550                           05           01/01/03         25
    0415426550                           O            12/01/32
    0


    8249241          E22/G02             F           98,400.00         ZZ
                                         360         98,400.00          1
                                       6.250            605.87         79
                                       6.000            605.87
    KILLEN           AL   35645          2            11/26/02         00
    0415427434                           05           01/01/03          0
    0415427434                           O            12/01/32
    0


    8249243          E22/G02             F          397,500.00         ZZ
                                         360        397,500.00          1
                                       6.875          2,611.29         75
                                       6.625          2,611.29
    SAN JOSE         CA   95131          5            11/22/02         00
    0415428325                           05           01/01/03          0
    0415428325                           N            12/01/32
    0


    8249245          E22/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
1


                                       6.375            736.17         55
                                       6.125            736.17
    SPOKANE          WA   99204          1            11/11/02         00
    0415429661                           05           01/01/03          0
    0415429661                           O            12/01/32
    0


    8249249          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       6.500            568.86         90
                                       6.250            568.86
    CHATTANOOGA      TN   37412          2            11/25/02         10
    0415430602                           05           01/01/03         25
    0415430602                           O            12/01/32
    0


    8249267          E22/G02             F           82,000.00         ZZ
                                         360         82,000.00          1
                                       7.125            552.45         89
                                       6.875            552.45
    SALEM            OR   97303          5            11/22/02         10
    0415437367                           05           01/01/03         25
    0415437367                           O            12/01/32
    0


    8249269          P34/G02             F          122,250.00         ZZ
                                         360        122,250.00          1
                                       7.500            854.79         93
                                       7.250            854.79
    NEWBURGH         NY   12550          5            11/20/02         10
    0435040944                           05           01/01/03         30
    15545                                O            12/01/32
    0


    8249281          E22/G02             F           41,800.00         ZZ
                                         240         41,800.00          1
                                       6.375            308.58         95
                                       6.125            308.58
    LAWTON           OK   73505          5            11/26/02         01
    0415443084                           05           01/01/03         30
    0415443084                           O            12/01/22
    0


    8249293          E22/G02             F          402,400.00         ZZ
                                         360        402,400.00          1
                                       6.375          2,510.45         80
                                       6.125          2,510.45
    LOS ANGELES      CA   91401          2            11/21/02         00
    0415446327                           05           01/01/03          0
1


    0415446327                           O            12/01/32
    0


    8249305          E22/G02             F          127,100.00         ZZ
                                         360        127,100.00          1
                                       6.500            803.36         75
                                       6.250            803.36
    EASTSOUND        WA   98245          1            11/20/02         00
    0415448422                           20           01/01/03          0
    0415448422                           N            12/01/32
    0


    8249307          E22/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       6.375          4,055.15         73
                                       6.125          4,055.15
    LOS ANGELES      CA   90272          1            11/21/02         00
    0415448596                           05           01/01/03          0
    0415448596                           O            12/01/32
    0


    8249321          E22/G02             F          418,000.00         ZZ
                                         360        418,000.00          1
                                       6.000          2,506.12         80
                                       5.750          2,506.12
    PACIFICA         CA   94044          5            11/19/02         00
    0415452523                           05           01/01/03          0
    0415452523                           O            12/01/32
    0


    8249355          E22/G02             F          142,200.00         ZZ
                                         360        142,200.00          1
                                       6.500            898.80         90
                                       6.250            898.80
    JACKSONVILLE     FL   32225          5            11/25/02         01
    0415485234                           05           01/01/03         25
    0415485234                           O            12/01/32
    0


    8249363          P34/G02             F          115,000.00         ZZ
                                         360        114,908.64          1
                                       7.750            823.87         83
                                       7.500            823.87
    LAUREL           MD   20724          5            10/25/02         10
    0435051925                           05           12/01/02         12
    15478                                O            11/01/32
    0


1


    8249369          E22/G02             F          234,000.00         ZZ
                                         360        234,000.00          1
                                       6.125          1,421.81         80
                                       5.875          1,421.81
    BEDFORD          NH   03110          5            11/27/02         00
    0415498617                           05           01/01/03          0
    0415498617                           O            12/01/32
    0


    8249373          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       7.000            851.59         80
                                       6.750            851.59
    COLORADO SPRING  CO   80918          5            11/26/02         00
    0415500487                           05           01/01/03          0
    0415500487                           O            12/01/32
    0


    8249381          E22/G02             F           75,600.00         ZZ
                                         360         75,600.00          1
                                       6.875            496.64         90
                                       6.625            496.64
    LARAMIE          WY   82072          2            12/02/02         04
    0415502293                           07           01/01/03         25
    0415502293                           N            12/01/32
    0


    8249387          E22/G02             F          246,000.00         ZZ
                                         360        246,000.00          1
                                       7.000          1,636.64         80
                                       6.750          1,636.64
    HIGHLAND         UT   84003          2            11/20/02         00
    0415506740                           05           01/01/03          0
    0415506740                           O            12/01/32
    0


    8249397          E22/G02             F           79,350.00         ZZ
                                         360         79,350.00          1
                                       6.625            508.09         80
                                       6.375            508.09
    NORTH LAUDERDAL  FL   33068          5            11/26/02         00
    0415511310                           05           01/01/03          0
    0415511310                           O            12/01/32
    0


    8249399          X51/G02             F          163,000.00         ZZ
                                         360        163,000.00          1
                                       6.500          1,030.27         41
                                       6.250          1,030.27
1


    DUBLIN           CA   94568          5            11/21/02         00
    0435047881                           05           01/01/03          0
    R2054097                             N            12/01/32
    0


    8249405          E22/G02             F          172,800.00         ZZ
                                         360        172,800.00          1
                                       6.375          1,078.05         80
                                       6.125          1,078.05
    COLORADO SPRING  CO   80907          5            11/26/02         00
    0415528223                           05           01/01/03          0
    0415528223                           O            12/01/32
    0


    8249413          E22/G02             F          103,500.00         T
                                         360        103,500.00          1
                                       6.625            662.72         58
                                       6.375            662.72
    NINE MILE FALLS  WA   99026          5            11/25/02         00
    0415541895                           05           01/01/03          0
    0415541895                           O            12/01/32
    0


    8249457          E22/G02             F           44,200.00         ZZ
                                         240         44,200.00          1
                                       7.750            362.86         65
                                       7.500            362.86
    BREAUX BRIDGE    LA   70517          5            11/25/02         00
    0415299528                           05           01/01/03          0
    0415299528                           O            12/01/22
    0


    8249481          E22/G02             F           82,150.00         ZZ
                                         360         82,150.00          1
                                       6.750            532.82         95
                                       6.500            532.82
    BAY CITY         MI   48706          1            12/02/02         04
    0415339571                           05           01/01/03         30
    0415339571                           O            12/01/32
    0


    8249485          E22/G02             F          311,000.00         ZZ
                                         360        311,000.00          1
                                       6.250          1,914.88         43
                                       6.000          1,914.88
    LOS GATOS        CA   95032          5            11/19/02         00
    0415355080                           09           01/01/03          0
    0415355080                           O            12/01/32
    0
1




    8249495          E22/G02             F          510,000.00         ZZ
                                         360        510,000.00          1
                                       6.750          3,307.85         75
                                       6.500          3,307.85
    SAN JOSE         CA   95120          5            11/17/02         00
    0415367507                           05           01/01/03          0
    0415367507                           O            12/01/32
    0


    8249501          E22/G02             F          540,000.00         ZZ
                                         360        540,000.00          1
                                       6.500          3,413.17         78
                                       6.250          3,413.17
    FREMONT          CA   94538          5            11/23/02         00
    0415378413                           05           01/01/03          0
    0415378413                           O            12/01/32
    0


    8249513          E22/G02             F           95,200.00         ZZ
                                         360         95,200.00          1
                                       6.500            601.73         80
                                       6.250            601.73
    GARLAND          TX   75040          5            11/26/02         00
    0415390368                           05           01/01/03          0
    0415390368                           O            12/01/32
    0


    8249521          E22/G02             F          591,000.00         ZZ
                                         360        591,000.00          1
                                       6.375          3,687.07         77
                                       6.125          3,687.07
    NOVATO           CA   94945          2            11/20/02         00
    0415397355                           05           01/01/03          0
    0415397355                           O            12/01/32
    0


    8249541          E22/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
                                       7.500            447.50         79
                                       7.250            447.50
    FRESNO           CA   93704          5            11/05/02         00
    0414629105                           05           01/01/03          0
    0414629105                           N            12/01/32
    0


    8249551          E22/G02             F          313,000.00         ZZ
                                         360        313,000.00          1
1


                                       6.375          1,952.71         72
                                       6.125          1,952.71
    ROSEVILLE        CA   95747          5            11/20/02         00
    0414956417                           05           01/01/03          0
    0414956417                           O            12/01/32
    0


    8249555          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.625            742.76         75
                                       6.375            742.76
    PORTLAND         OR   97236          2            11/22/02         00
    0415013341                           05           01/01/03          0
    0415013341                           O            12/01/32
    0


    8249561          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.375            998.19         70
                                       6.125            998.19
    RENTON           WA   98058          5            11/20/02         00
    0415020361                           05           01/01/03          0
    0415020361                           O            12/01/32
    0


    8249581          E22/G02             F          374,000.00         ZZ
                                         360        374,000.00          1
                                       6.250          2,302.78         85
                                       6.000          2,302.78
    SAN JOSE         CA   95124          2            11/13/02         04
    0415142298                           05           01/01/03         12
    0415142298                           O            12/01/32
    0


    8249623          E22/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
                                       6.500          2,370.26         76
                                       6.250          2,370.26
    FOUNTAIN VALLEY  CA   92708          5            11/22/02         00
    0415199082                           05           01/01/03          0
    0415199082                           O            12/01/32
    0


    8249641          E22/G02             F          373,500.00         ZZ
                                         360        373,500.00          1
                                       6.750          2,422.51         83
                                       6.500          2,422.51
    PEYTON           CO   80831          2            11/22/02         04
    0415240480                           05           01/01/03         12
1


    0415240480                           O            12/01/32
    0


    8249651          408/G02             F          112,410.00         ZZ
                                         360        112,326.57          1
                                       7.500            785.99         90
                                       7.250            785.99
    BELTON           MO   64012          1            11/07/02         04
    0435050521                           05           12/01/02         25
    703031364                            N            11/01/32
    0


    8249667          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       6.500            986.03         80
                                       6.250            986.03
    CLEBURNE         TX   76031          5            11/23/02         00
    0415277896                           05           01/01/03          0
    0415277896                           O            12/01/32
    0


    8249683          G51/G02             F          141,750.00         ZZ
                                         360        141,750.00          1
                                       6.625            907.65         90
                                       6.375            907.65
    DENVER           CO   80220          1            11/26/02         14
    0435032990                           05           01/01/03         25
    20002276                             N            12/01/32
    0


    8249733          U85/G02             F          153,750.00         ZZ
                                         360        153,750.00          1
                                       6.875          1,010.03         75
                                       6.625          1,010.03
    WATERFORD        WI   53185          2            11/12/02         00
    0435017561                           05           01/01/03          0
    10099                                O            12/01/32
    0


    8249751          X51/G02             F          218,000.00         ZZ
                                         360        218,000.00          1
                                       6.625          1,395.88         73
                                       6.375          1,395.88
    SIMI VALLEY      CA   93065          2            11/22/02         00
    0435040423                           05           01/01/03          0
    R2054207                             N            12/01/32
    0


1


    8249755          E82/G02             F          106,900.00         ZZ
                                         360        106,900.00          1
                                       7.625            756.63         80
                                       7.375            756.63
    WASHOUGAL        WA   98671          2            11/18/02         00
    0400705802                           05           01/01/03          0
    3291707                              N            12/01/32
    0


    8250543          U05/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
                                       6.375          2,339.51         53
                                       6.125          2,339.51
    ASHLAND          OR   97520          5            11/20/02         00
    0435043575                           05           01/01/03          0
    3280255                              O            12/01/32
    0


    8250801          601/G02             F          119,250.00         ZZ
                                         360        119,250.00          1
                                       7.250            813.50         90
                                       7.000            813.50
    COLORADO SPRING  CO   80905          1            11/22/02         11
    0434976387                           05           01/01/03         25
    62190897                             O            12/01/32
    0


    8250877          N47/G02             F          230,000.00         ZZ
                                         360        230,000.00          2
                                       6.625          1,472.72         49
                                       6.375          1,472.72
    SAN JOSE         CA   95116          2            11/11/02         00
    0435057922                           05           01/01/03          0
    20500768                             N            12/01/32
    0


    8250937          F36/G02             F          211,500.00         ZZ
                                         360        211,500.00          4
                                       7.125          1,424.92         90
                                       6.875          1,424.92
    TACOMA           WA   98465          1            11/15/02         14
    0435053434                           03           01/01/03         25
    06405514                             N            12/01/32
    0


    8250947          U05/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       7.250            545.74         80
                                       7.000            545.74
1


    AUSTIN           TX   78745          5            11/14/02         00
    0435040548                           05           01/01/03          0
    3279448                              O            12/01/32
    0


    8251099          944/G02             F          151,600.00         ZZ
                                         360        151,600.00          1
                                       6.375            945.79         79
                                       6.125            945.79
    TUCSON           AZ   85719          2            11/20/02         00
    0435025168                           05           01/01/03          0
    W01628830                            N            12/01/32
    0


    8251107          A06/G02             F          153,500.00         ZZ
                                         360        153,500.00          1
                                       6.375            957.65         70
                                       6.125            957.65
    NEW BALTIMORE    MI   48047          5            11/23/02         00
    0435021225                           05           01/01/03          0
    0020229101                           O            12/01/32
    0


    8251155          Q30/G02             F          150,000.00         ZZ
                                         360        150,000.00          2
                                       7.250          1,023.26         72
                                       7.000          1,023.26
    ROOSEVELT        NY   11575          5            11/13/02         00
    0435057781                           05           01/01/03          0
    21018260                             N            12/01/32
    0


    8251175          R26/G02             F          219,900.00         ZZ
                                         360        219,900.00          1
                                       6.625          1,408.04         80
                                       6.375          1,408.04
    MODESTO          CA   95355          5            11/13/02         00
    0435048988                           05           01/01/03          0
    00000005124                          O            12/01/32
    0


    8251461          U05/G02             F          468,000.00         ZZ
                                         360        468,000.00          1
                                       6.625          2,996.66         41
                                       6.375          2,996.66
    LIVERMORE        CA   94550          5            11/07/02         00
    0435023031                           05           01/01/03          0
    3260234                              O            12/01/32
    0
1




    8251697          X64/G02             F          159,100.00         ZZ
                                         360        159,100.00          1
                                       6.375            992.58         79
                                       6.125            992.58
    BEVERLY HILLS    MI   48025          2            11/19/02         00
    0435036959                           05           01/01/03          0
    001881657                            O            12/01/32
    0


    8251709          X64/G02             F          156,400.00         ZZ
                                         360        156,400.00          1
                                       6.250            962.98         75
                                       6.000            962.98
    WATERFORD        MI   48329          5            11/14/02         00
    0435039649                           05           01/01/03          0
    9700957                              O            12/01/32
    0


    8252917          E82/G02             F           97,500.00         ZZ
                                         360         97,500.00          1
                                       6.375            608.27         76
                                       6.125            608.27
    MANALAPAN        NJ   07726          2            11/27/02         00
    0400737920                           01           01/01/03          0
    1892772                              O            12/01/32
    0


    8252935          E82/G02             F          197,500.00         ZZ
                                         360        197,500.00          1
                                       7.000          1,313.97         95
                                       6.750          1,313.97
    BELLFLOWER       CA   90706          2            11/25/02         04
    0400739157                           05           01/01/03         30
    5450550                              O            12/01/32
    0


    8253017          E22/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       7.000          1,663.26         63
                                       6.750          1,663.26
    NEVADA CITY      CA   95959          5            11/22/02         00
    0414801126                           05           01/01/03          0
    0414801126                           O            12/01/32
    0


    8253369          E22/G02             F          331,500.00         ZZ
                                         360        331,500.00          1
1


                                       6.625          2,122.63         78
                                       6.375          2,122.63
    HOUSTON          TX   77005          5            11/26/02         00
    0415100809                           05           01/01/03          0
    0415100809                           O            12/01/32
    0


    8253739          E22/G02             F          262,280.00         ZZ
                                         360        262,280.00          1
                                       6.750          1,701.14         70
                                       6.500          1,701.14
    HOUSTON          TX   77055          2            11/15/02         00
    0415225143                           03           01/01/03          0
    0415225143                           O            12/01/32
    0


    8253745          E22/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       6.875            499.27         95
                                       6.625            499.27
    WHITEHALL        MI   49461          2            11/27/02         04
    0415256676                           05           01/01/03         30
    0415256676                           O            12/01/32
    0


    8253761          E22/G02             F          253,210.00         ZZ
                                         360        253,210.00          1
                                       6.250          1,559.06         64
                                       6.000          1,559.06
    WINDSOR          CA   95492          2            11/23/02         00
    0415295559                           05           01/01/03          0
    0415295559                           O            12/01/32
    0


    8253769          E22/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       6.250          4,002.16         50
                                       6.000          4,002.16
    SHINGLE SPRINGS  CA   95682          2            11/22/02         00
    0415302462                           03           01/01/03          0
    0415302462                           O            12/01/32
    0


    8253775          E22/G02             F          583,000.00         ZZ
                                         360        583,000.00          1
                                       6.500          3,684.96         80
                                       6.250          3,684.96
    PLEASANTON       CA   94566          2            11/18/02         00
    0415310747                           05           01/01/03          0
1


    0415310747                           O            12/01/32
    0


    8253777          E22/G02             F          471,500.00         ZZ
                                         360        471,500.00          1
                                       6.750          3,058.14         80
                                       6.500          3,058.14
    LA VERNE         CA   91750          5            11/16/02         00
    0415316736                           03           01/01/03          0
    0415316736                           O            12/01/32
    0


    8253795          E22/G02             F           50,220.00         ZZ
                                         360         50,220.00          1
                                       7.625            355.45         90
                                       7.375            355.45
    EAST SAINT LOUI  IL   62205          5            11/27/02         01
    0415347327                           05           01/01/03         25
    0415347327                           O            12/01/32
    0


    8253803          E22/G02             F          348,500.00         ZZ
                                         360        348,500.00          1
                                       6.625          2,231.48         82
                                       6.375          2,231.48
    HOWARD BEACH     NY   11414          2            11/26/02         10
    0415364157                           05           01/01/03         12
    0415364157                           O            12/01/32
    0


    8253807          E22/G02             F          232,000.00         ZZ
                                         360        232,000.00          1
                                       6.125          1,409.66         80
                                       5.875          1,409.66
    TRACY            CA   95376          2            11/18/02         00
    0415368976                           05           01/01/03          0
    0415368976                           O            12/01/32
    0


    8253817          E22/G02             F          345,000.00         ZZ
                                         360        345,000.00          1
                                       6.875          2,266.40         79
                                       6.625          2,266.40
    ALISO VIEJO      CA   92656          2            11/22/02         00
    0415379304                           03           01/01/03          0
    0415379304                           O            12/01/32
    0


1


    8253853          E22/G02             F           61,600.00         ZZ
                                         360         61,600.00          1
                                       6.500            389.35         80
                                       6.250            389.35
    NEW ALBANY       IN   47150          5            11/27/02         00
    0415400506                           05           01/01/03          0
    0415400506                           O            12/01/32
    0


    8253855          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.125            777.74         80
                                       5.875            777.74
    TUCKAHOE         NY   10707          1            12/03/02         00
    0415402833                           01           01/01/03          0
    0415402833                           O            12/01/32
    0


    8253857          E22/G02             F          142,000.00         ZZ
                                         360        142,000.00          1
                                       6.750            921.01         80
                                       6.500            921.01
    MINNEAPOLIS      MN   55428          5            11/27/02         00
    0415403716                           05           01/01/03          0
    0415403716                           O            12/01/32
    0


    8253883          E22/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
                                       6.250            775.80         52
                                       6.000            775.80
    GUERNEVILLE      CA   95446          2            11/14/02         00
    0415428788                           05           01/01/03          0
    0415428788                           N            12/01/32
    0


    8253895          E22/G02             F          364,500.00         ZZ
                                         360        364,500.00          1
                                       6.625          2,333.93         90
                                       6.375          2,333.93
    EAGLE            ID   83616          1            11/21/02         10
    0415442433                           03           01/01/03         25
    0415442433                           O            12/01/32
    0


    8253897          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.375          2,495.48         80
                                       6.125          2,495.48
1


    SAN FRANCISCO    CA   94110          1            11/25/02         00
    0415444488                           05           01/01/03          0
    0415444488                           O            12/01/32
    0


    8253901          E22/G02             F          416,000.00         ZZ
                                         360        416,000.00          1
                                       6.375          2,595.30         80
                                       6.125          2,595.30
    RANCHO MURIETA   CA   95683          5            11/25/02         00
    0415447051                           03           01/01/03          0
    0415447051                           O            12/01/32
    0


    8253913          E22/G02             F           41,600.00         ZZ
                                         360         41,600.00          1
                                       7.750            298.03         80
                                       7.500            298.03
    SPARTA           GA   31087          5            12/03/02         00
    0415454792                           05           01/01/03          0
    0415454792                           N            12/01/32
    0


    8253917          E22/G02             F           58,950.00         ZZ
                                         360         58,950.00          1
                                       7.250            402.14         90
                                       7.000            402.14
    FAYETTEVILLE     NC   28303          1            11/13/02         04
    0415454933                           01           01/01/03         25
    0415454933                           N            12/01/32
    0


    8253933          E22/G02             F          236,400.00         ZZ
                                         360        236,400.00          1
                                       6.375          1,474.83         80
                                       6.125          1,474.83
    SOUTH PADRE ISL  TX   78597          1            12/03/02         00
    0415468719                           06           01/01/03          0
    0415468719                           O            12/01/32
    0


    8253945          E22/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
                                       6.000            377.72         46
                                       5.750            377.72
    PUEBLO           CO   81007          1            12/03/02         00
    0415481928                           05           01/01/03          0
    0415481928                           O            12/01/32
    0
1




    8253967          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          2
                                       7.250            573.03         80
                                       7.000            573.03
    ATLANTA          GA   30318          2            12/03/02         00
    0415504182                           05           01/01/03          0
    0415504182                           N            12/01/32
    0


    8253969          E22/G02             F          368,000.00         ZZ
                                         360        368,000.00          1
                                       6.375          2,295.84         80
                                       6.125          2,295.84
    RARITAN TOWNSHI  NJ   08551          5            11/27/02         00
    0415504224                           05           01/01/03          0
    0415504224                           O            12/01/32
    0


    8253983          E22/G02             F          112,950.00         ZZ
                                         360        112,950.00          1
                                       6.500            713.92         90
                                       6.250            713.92
    DES PLAINES      IL   60016          1            12/03/02         01
    0415531235                           01           01/01/03         25
    0415531235                           O            12/01/32
    0


    8253987          E22/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.500            834.33         66
                                       6.250            834.33
    COCONUT CREEK    FL   33073          2            11/27/02         00
    0415538347                           03           01/01/03          0
    0415538347                           O            12/01/32
    0


    8253995          E22/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
                                       6.375          1,597.11         80
                                       6.125          1,597.11
    LINCOLN          NE   68507          2            11/27/02         00
    0415557883                           05           01/01/03          0
    0415557883                           O            12/01/32
    0


    8254027          E22/G02             F          146,000.00         ZZ
                                         360        146,000.00          1
1


                                       6.625            934.85         42
                                       6.375            934.85
    DOWNEY           CA   90242          2            11/26/02         00
    0415614759                           05           01/01/03          0
    0415614759                           O            12/01/32
    0


    8254217          A06/G02             F          154,000.00         ZZ
                                         360        154,000.00          1
                                       6.375            960.76         72
                                       6.125            960.76
    OAK PARK         MI   48237          2            11/20/02         00
    0435052014                           05           01/01/03          0
    021000020228991                      O            12/01/32
    0


    8255033          F96/G02             F          399,900.00         ZZ
                                         360        399,501.90          1
                                       6.000          2,397.60         58
                                       5.750          2,397.60
    ELLICOTT  CITY   MD   21042          1            10/30/02         00
    0434983631                           05           12/01/02          0
    0110368                              O            11/01/32
    0


    8255183          K15/G02             F          157,000.00         ZZ
                                         360        157,000.00          1
                                       6.375            979.48         76
                                       6.125            979.48
    ARVADA           CO   80002          5            11/22/02         00
    0435047105                           05           01/01/03          0
    023405300014                         O            12/01/32
    0


    8255425          K15/G02             F          214,000.00         ZZ
                                         360        214,000.00          2
                                       6.125          1,300.29         66
                                       5.875          1,300.29
    BROOKLYN         NY   11206          5            11/25/02         00
    0435043310                           05           01/01/03          0
    021205506427                         O            12/01/32
    0


    8255431          K15/G02             F           82,300.00         ZZ
                                         360         82,300.00          1
                                       7.000            547.54         89
                                       6.750            547.54
    WESTMINSTER      VT   05158          2            11/25/02         41
    0435043229                           05           01/01/03         25
1


    037105503977                         O            12/01/32
    0


    8255451          K15/G02             F          276,200.00         ZZ
                                         360        276,200.00          1
                                       6.750          1,791.43         85
                                       6.500          1,791.43
    ROOSEVELT        NY   11575          5            11/22/02         41
    0435047493                           05           01/01/03         12
    011205507098                         O            12/01/32
    0


    8255617          P27/G02             F          395,100.00         ZZ
                                         360        395,100.00          1
                                       6.750          2,562.61         90
                                       6.500          2,562.61
    RICHMOND         CA   94803          5            11/22/02         01
    0435020151                           05           01/01/03         30
    IA66607                              O            12/01/32
    0


    8255745          K15/G02             F          144,500.00         ZZ
                                         360        144,500.00          1
                                       6.375            901.49         79
                                       6.125            901.49
    NORTH WATERFORD  ME   04267          5            11/22/02         00
    0435043633                           05           01/01/03          0
    00770530188                          O            12/01/32
    0


    8255865          K15/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.250            923.58         78
                                       6.000            923.58
    MANCHESTER       NH   03109          5            11/25/02         00
    0435043708                           05           01/01/03          0
    033605505560                         O            12/01/32
    0


    8255905          K15/G02             F          159,000.00         ZZ
                                         300        159,000.00          1
                                       7.250          1,149.26         85
                                       7.000          1,149.26
    HOOKSETT         NH   03106          5            11/22/02         41
    0435043120                           05           01/01/03         12
    03305306513                          O            12/01/27
    0


1


    8256333          W08/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       6.375          1,172.88         80
                                       6.125          1,172.88
    INDIATLANTIC     FL   32903          5            11/29/02         00
    0435057831                           05           01/01/03          0
    021978MG                             O            12/01/32
    0


    8256461          E82/G02             F           62,800.00         ZZ
                                         360         62,800.00          1
                                       7.000            417.81         70
                                       6.750            417.81
    GREENFIELD       IN   46140          2            12/02/02         00
    0400728606                           05           01/01/03          0
    1661720                              N            12/01/32
    0


    8256463          E82/G02             F           85,400.00         ZZ
                                         360         85,400.00          1
                                       6.750            553.90         64
                                       6.500            553.90
    VANCOUVER        WA   98682          2            11/26/02         00
    0400730909                           05           01/01/03          0
    1660781                              N            12/01/32
    0


    8256619          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.500            821.69         89
                                       6.250            821.69
    MANAHAWKIN       NJ   08050          5            11/25/02         04
    0414980557                           05           01/01/03         25
    0414980557                           O            12/01/32
    0


    8256625          E22/G02             F          300,700.00         ZZ
                                         360        300,700.00          1
                                       6.375          1,875.98         73
                                       6.125          1,875.98
    AUSTIN           TX   78731          5            11/27/02         00
    0415039460                           05           01/01/03          0
    0415039460                           O            12/01/32
    0


    8256659          E22/G02             F          297,000.00         ZZ
                                         360        297,000.00          1
                                       7.250          2,026.06         90
                                       7.000          2,026.06
1


    CAVE CREEK       AZ   85331          2            11/25/02         04
    0415304575                           03           01/01/03         30
    0415304575                           O            12/01/32
    0


    8256661          E22/G02             F          102,400.00         ZZ
                                         360        102,400.00          1
                                       7.500            716.00         80
                                       7.250            716.00
    KENNER           LA   70065          1            12/04/02         00
    0415323393                           05           01/01/03          0
    0415323393                           N            12/01/32
    0


    8256691          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       6.750            882.09         77
                                       6.500            882.09
    DURANGO          CO   81301          2            12/04/02         00
    0415372416                           05           01/01/03          0
    0415372416                           N            12/01/32
    0


    8256697          E22/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
                                       6.750          1,375.03         75
                                       6.500          1,375.03
    DURANGO          CO   81301          2            11/29/02         00
    0415375989                           05           01/01/03          0
    0415375989                           N            12/01/32
    0


    8256703          E22/G02             F          285,993.00         ZZ
                                         240        285,993.00          1
                                       6.250          2,090.40         54
                                       6.000          2,090.40
    LAKE FOREST      CA   92630          5            11/21/02         00
    0415399096                           03           01/01/03          0
    0415399096                           O            12/01/22
    0


    8256707          E22/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
                                       6.375            729.93         71
                                       6.125            729.93
    LEBANON          OR   97355          2            11/22/02         00
    0415403450                           05           01/01/03          0
    0415403450                           O            12/01/32
    0
1




    8256769          E22/G02             F           94,400.00         ZZ
                                         360         94,400.00          1
                                       6.375            588.93         80
                                       6.125            588.93
    EAGLE            ID   83616          2            11/25/02         00
    0415490481                           05           01/01/03          0
    0415490481                           O            12/01/32
    0


    8256775          E22/G02             F          330,660.00         ZZ
                                         360        330,660.00          1
                                       6.375          2,062.89         80
                                       6.125          2,062.89
    PITTSBURG        CA   94565          1            11/21/02         00
    0415508522                           05           01/01/03          0
    0415508522                           O            12/01/32
    0


    8256777          E22/G02             F          167,700.00         ZZ
                                         360        167,700.00          1
                                       6.375          1,046.23         55
                                       6.125          1,046.23
    BARRINGTON       IL   60010          5            11/29/02         00
    0415509207                           05           01/01/03          0
    0415509207                           O            12/01/32
    0


    8256787          E22/G02             F          143,200.00         ZZ
                                         360        143,200.00          1
                                       6.500            905.12         80
                                       6.250            905.12
    SONORA           CA   95370          1            11/26/02         00
    0415523927                           05           01/01/03          0
    0415523927                           N            12/01/32
    0


    8256793          E22/G02             F          147,000.00         ZZ
                                         360        147,000.00          1
                                       6.875            965.69         70
                                       6.625            965.69
    HIGHLANDS RANCH  CO   80129          5            12/04/02         00
    0415539311                           03           01/01/03          0
    0415539311                           N            12/01/32
    0


    8256797          E22/G02             F          132,800.00         ZZ
                                         360        132,800.00          1
1


                                       7.000            883.52         80
                                       6.750            883.52
    MCFARLAND        WI   53558          5            11/29/02         00
    0415552173                           05           01/01/03          0
    0415552173                           O            12/01/32
    0


    8256799          E22/G02             F          171,000.00         ZZ
                                         360        171,000.00          1
                                       6.875          1,123.35         58
                                       6.625          1,123.35
    HIGHLANDS RANCH  CO   80126          5            12/04/02         00
    0415597947                           03           01/01/03          0
    0415597947                           N            12/01/32
    0


    8257149          B28/G02             F          224,500.00         ZZ
                                         360        224,500.00          1
                                       7.000          1,493.60         88
                                       6.750          1,493.60
    LIVERMORE        CO   80536          2            11/18/02         01
    0435028816                           04           01/01/03         25
    01801465                             O            12/01/32
    0


    8257545          A50/G02             F          350,000.00         ZZ
                                         360        350,000.00          1
                                       6.875          2,299.25         70
                                       6.625          2,299.25
    NORTH MYRTLE BE  SC   29582          2            11/15/02         00
    0435019344                           05           01/01/03          0
    899433                               O            12/01/32
    0


    8257697          X80/G02             F          299,999.00         ZZ
                                         360        299,999.00          1
                                       6.625          1,920.93         75
                                       6.375          1,920.93
    TUSTIN           CA   92780          1            11/08/02         00
    0435061338                           05           01/01/03          0
    1410077618                           O            12/01/32
    0


    8258143          A06/G02             F          224,500.00         ZZ
                                         360        224,500.00          1
                                       6.125          1,364.09         45
                                       5.875          1,364.09
    WEST BLOOMFIELD  MI   48322          5            11/25/02         00
    0435020938                           29           01/01/03          0
1


    1000020224458                        O            12/01/32
    0


    8258469          R26/G02             F          139,500.00         ZZ
                                         360        139,500.00          1
                                       7.775          1,001.81         93
                                       7.525          1,001.81
    PRESTON          CT   06365          5            11/09/02         04
    0435039029                           05           01/01/03         30
    021001141                            O            12/01/32
    0


    8258575          F62/F62             F          428,000.00         ZZ
                                         360        428,000.00          1
                                       6.750          2,776.00         80
                                       6.500          2,776.00
    MIAMI BEACH      FL   33141          1            12/03/02         00
    20038                                05           01/01/03          0
    20038                                O            12/01/32
    0


    8258625          S07/G02             F          310,000.00         ZZ
                                         360        310,000.00          4
                                       6.375          1,934.00         80
                                       6.125          1,934.00
    DENVER           CO   80209          1            11/15/02         00
    0435050273                           05           01/01/03          0
    0642509                              N            12/01/32
    0


    8259373          Q14/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       6.875            578.10         80
                                       6.625            578.10
    BLUE SPRINGS     MO   64015          2            11/19/02         00
    0435026398                           05           01/01/03          0
    0000210157                           O            12/01/32
    0


    8259413          U05/G02             F          347,000.00         ZZ
                                         360        347,000.00          1
                                       6.500          2,193.28         69
                                       6.250          2,193.28
    SAN JOSE         CA   95121          5            11/11/02         00
    0435051511                           05           01/01/03          0
    3265064                              O            12/01/32
    0


1


    8259421          U05/G02             F           91,920.00         ZZ
                                         360         91,920.00          1
                                       6.875            603.85         80
                                       6.625            603.85
    BOISE            ID   83704          1            11/21/02         00
    0435050802                           05           01/01/03          0
    3287680                              O            12/01/32
    0


    8262293          E82/G02             F          105,600.00         ZZ
                                         360        105,600.00          1
                                       6.750            684.92         80
                                       6.500            684.92
    CARLOCK          IL   61725          5            12/02/02         00
    0400736658                           05           01/01/03          0
    0400736658                           O            12/01/32
    0


    8262585          E22/G02             F          530,000.00         ZZ
                                         360        530,000.00          1
                                       6.250          3,263.30         80
                                       6.000          3,263.30
    SAN MARCOS       CA   92069          2            11/21/02         00
    0414852152                           03           01/01/03          0
    0414852152                           O            12/01/32
    0


    8262595          E22/G02             F          332,000.00         ZZ
                                         360        332,000.00          1
                                       6.375          2,071.25         80
                                       6.125          2,071.25
    FOLSOM           CA   95630          5            11/25/02         00
    0415232172                           05           01/01/03          0
    0415232172                           O            12/01/32
    0


    8262609          E22/G02             F          245,000.00         ZZ
                                         360        245,000.00          1
                                       6.750          1,589.07         90
                                       6.500          1,589.07
    LAKEWOOD         CO   80215          2            11/26/02         04
    0415305176                           05           01/01/03         25
    0415305176                           O            12/01/32
    0


    8262617          E22/G02             F          545,000.00         ZZ
                                         360        545,000.00          1
                                       6.375          3,400.09         38
                                       6.125          3,400.09
1


    SANTA BARBARA    CA   93108          2            11/19/02         00
    0415317239                           05           01/01/03          0
    0415317239                           O            12/01/32
    0


    8262627          E22/G02             F          180,444.00         ZZ
                                         360        180,444.00          1
                                       6.250          1,111.02         80
                                       6.000          1,111.02
    GARDNERVILLE     NV   89410          1            11/23/02         00
    0415373372                           05           01/01/03          0
    0415373372                           O            12/01/32
    0


    8262631          E22/G02             F          272,000.00         ZZ
                                         360        272,000.00          1
                                       6.500          1,719.23         80
                                       6.250          1,719.23
    SANTEE           CA   92071          5            11/26/02         00
    0415391515                           05           01/01/03          0
    0415391515                           O            12/01/32
    0


    8262645          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.250          2,462.87         80
                                       6.000          2,462.87
    CLAYTON          CA   94517          2            11/22/02         00
    0415425073                           05           01/01/03          0
    0415425073                           O            12/01/32
    0


    8262663          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.125            923.57         80
                                       5.875            923.57
    RENTON           WA   98058          1            11/26/02         00
    0415453307                           03           01/01/03          0
    0415453307                           O            12/01/32
    0


    8262691          E22/G02             F           88,825.00         ZZ
                                         360         88,825.00          1
                                       6.625            568.76         85
                                       6.375            568.76
    BURNSVILLE       MN   55337          1            12/05/02         01
    0415461185                           01           01/01/03         12
    0415461185                           O            12/01/32
    0
1




    8262697          E22/G02             F          101,000.00         ZZ
                                         360        101,000.00          1
                                       6.375            630.11         75
                                       6.125            630.11
    SPARKS           NV   89431          1            11/22/02         00
    0415470350                           05           01/01/03          0
    0415470350                           O            12/01/32
    0


    8262705          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       7.000          1,862.85         80
                                       6.750          1,862.85
    FRESNO           CA   93711          1            11/21/02         00
    0415482645                           03           01/01/03          0
    0415482645                           O            12/01/32
    0


    8262709          E22/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
                                       6.125          1,288.13         80
                                       5.875          1,288.13
    BOTHELL          WA   98011          5            11/26/02         00
    0415486422                           05           01/01/03          0
    0415486422                           O            12/01/32
    0


    8262711          E22/G02             F          432,000.00         ZZ
                                         360        432,000.00          1
                                       6.500          2,730.53         80
                                       6.250          2,730.53
    SOUTH SAN FRANC  CA   94080          5            11/25/02         00
    0415488212                           05           01/01/03          0
    0415488212                           O            12/01/32
    0


    8262721          E22/G02             F          378,000.00         ZZ
                                         360        378,000.00          1
                                       6.125          2,296.77         71
                                       5.875          2,296.77
    PACIFICA         CA   94044          2            11/21/02         00
    0415520139                           05           01/01/03          0
    0415520139                           O            12/01/32
    0


    8262723          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
1


                                       6.250          2,462.87         80
                                       6.000          2,462.87
    SANTA ANA        CA   92707          5            11/27/02         00
    0415522614                           05           01/01/03          0
    0415522614                           O            12/01/32
    0


    8262741          E22/G02             F           62,550.00         ZZ
                                         360         62,550.00          1
                                       6.750            405.70         90
                                       6.500            405.70
    DAVENPORT        IA   52803          1            12/05/02         01
    0415556067                           05           01/01/03         30
    0415556067                           O            12/01/32
    0


    8262761          E22/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
                                       6.500          2,370.26         42
                                       6.250          2,370.26
    LOS ANGELES      CA   90068          5            11/27/02         00
    0415594548                           05           01/01/03          0
    0415594548                           O            12/01/32
    0


    8262925          W77/G02             F          164,500.00         ZZ
                                         360        164,500.00          1
                                       6.625          1,053.31         68
                                       6.375          1,053.31
    CLACKAMAS        OR   97015          1            11/21/02         00
    0435025242                           05           01/01/03          0
    W0211061                             O            12/01/32
    0


    8263379          U05/G02             F          482,800.00         ZZ
                                         360        482,800.00          1
                                       6.375          3,012.04         85
                                       6.125          3,012.04
    SAN JOSE         CA   95119          2            11/08/02         10
    0435048533                           05           01/01/03         12
    3281546                              O            12/01/32
    0


    8264251          T29/G02             F          158,800.00         ZZ
                                         360        158,800.00          1
                                       6.500          1,003.72         80
                                       6.250          1,003.72
    FLAGSTAFF        AZ   86001          1            11/25/02         00
    0435024914                           05           01/01/03          0
1


    1528279                              O            12/01/32
    0


    8265071          K15/G02             F          189,000.00         ZZ
                                         360        189,000.00          1
                                       6.750          1,225.85         80
                                       6.500          1,225.85
    STOCKTON         CA   95209          5            11/21/02         00
    0435043385                           05           01/01/03          0
    026605504656                         O            12/01/32
    0


    8265411          T44/G02             F          248,500.00         ZZ
                                         360        248,500.00          1
                                       6.500          1,570.69         78
                                       6.250          1,570.69
    ISSAQUAH         WA   98027          2            11/25/02         00
    0435057716                           05           01/01/03          0
    1059787                              O            12/01/32
    0


    8266629          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.250          1,847.15         58
                                       6.000          1,847.15
    PLANTATION       FL   33325          5            12/02/02         00
    0415122613                           05           01/01/03          0
    0415122613                           O            12/01/32
    0


    8266641          E22/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.375          2,620.25         80
                                       6.125          2,620.25
    NORTH KINGSTON   RI   02874          5            11/25/02         00
    0415239862                           05           01/01/03          0
    0415239862                           O            12/01/32
    0


    8266703          E22/G02             F           73,600.00         ZZ
                                         360         73,600.00          1
                                       7.250            502.08         80
                                       7.000            502.08
    DALLAS           TX   75228          5            11/26/02         00
    0415405653                           05           01/01/03          0
    0415405653                           O            12/01/32
    0


1


    8266717          E22/G02             F           93,000.00         ZZ
                                         360         93,000.00          1
                                       6.375            580.20         81
                                       6.125            580.20
    TULSA            OK   74133          2            12/02/02         04
    0415405893                           03           01/01/03         12
    0415405893                           O            12/01/32
    0


    8266751          E22/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
                                       6.375          1,347.56         78
                                       6.125          1,347.56
    MIAMI            FL   33176          2            12/02/02         00
    0415452358                           05           01/01/03          0
    0415452358                           O            12/01/32
    0


    8266761          E22/G02             F          106,200.00         ZZ
                                         360        106,200.00          1
                                       6.250            653.89         90
                                       6.000            653.89
    INKSTER          MI   48141          5            12/02/02         11
    0415458355                           05           01/01/03         25
    0415458355                           O            12/01/32
    0


    8266767          E22/G02             F          245,000.00         ZZ
                                         360        245,000.00          4
                                       6.875          1,609.48         38
                                       6.625          1,609.48
    MIAMI BEACH      FL   33139          5            12/02/02         00
    0415463603                           05           01/01/03          0
    0415463603                           O            12/01/32
    0


    8266773          E22/G02             F          193,500.00         ZZ
                                         360        193,500.00          1
                                       6.625          1,239.00         88
                                       6.375          1,239.00
    ELK GROVE        CA   95758          5            11/26/02         01
    0415467497                           05           01/01/03         25
    0415467497                           O            12/01/32
    0


    8266799          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.625          1,152.56         60
                                       6.375          1,152.56
1


    LA (WEST HILLS)  CA   91307          5            11/25/02         00
    0415497718                           05           01/01/03          0
    0415497718                           O            12/01/32
    0


    8266821          E22/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.625            845.21         80
                                       6.375            845.21
    LAS VEGAS        NV   89146          2            11/23/02         00
    0415540707                           05           01/01/03          0
    0415540707                           O            12/01/32
    0


    8266831          E22/G02             F          185,500.00         ZZ
                                         360        185,500.00          1
                                       6.500          1,172.49         67
                                       6.250          1,172.49
    SIMI VALLEY      CA   93065          2            11/27/02         00
    0415563626                           05           01/01/03          0
    0415563626                           O            12/01/32
    0


    8267261          U05/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.375            948.28         80
                                       6.125            948.28
    PEMBROKE PINES   FL   33028          5            11/21/02         00
    0435046560                           05           01/01/03          0
    3274416                              O            12/01/32
    0


    8268117          U05/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       7.250            545.74         64
                                       7.000            545.74
    BASTROP          TX   78602          5            11/22/02         00
    0435060959                           05           01/01/03          0
    3279965                              O            12/01/32
    0


    8268127          U05/G02             F           78,300.00         ZZ
                                         360         78,300.00          3
                                       7.250            534.14         90
                                       7.000            534.14
    PITTSBURGH       PA   15202          1            11/26/02         04
    0435057252                           05           01/01/03         25
    3283454                              N            12/01/32
    0
1




    8268311          738/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.875          1,839.41         76
                                       6.625          1,839.41
    BISCAYNE PARK    FL   33161          1            11/26/02         00
    0435051917                           05           01/01/03          0
    40735261                             O            12/01/32
    0


    8268347          B28/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.375          1,622.07         80
                                       6.125          1,622.07
    COLORADO SPRING  CO   80919          5            11/22/02         00
    0435063409                           05           01/01/03          0
    04900592                             O            12/01/32
    0


    8268383          U05/G02             F          100,000.00         ZZ
                                         360        100,000.00          2
                                       6.875            656.93         50
                                       6.625            656.93
    RICHARDSON       TX   75081          2            11/25/02         00
    0435047444                           05           01/01/03          0
    3283370                              N            12/01/32
    0


    8269417          E22/G02             F           70,000.00         T
                                         360         69,936.72          1
                                       6.500            442.45         54
                                       6.250            442.45
    DAVIE            FL   33328          1            10/07/02         00
    0415100726                           01           12/01/02          0
    0415100726                           O            11/01/32
    0


    8269425          E22/G02             F          190,000.00         ZZ
                                         360        189,840.38          1
                                       6.875          1,248.16         95
                                       6.625          1,248.16
    EL DORADO        AR   71730          2            10/21/02         04
    0415152651                           05           12/01/02         30
    0415152651                           O            11/01/32
    0


    8269499          E22/G02             F          403,000.00         ZZ
                                         360        403,000.00          1
1


                                       6.375          2,514.20         56
                                       6.125          2,514.20
    MEEKER           CO   81641          2            11/22/02         00
    0415327790                           05           01/01/03          0
    0415327790                           O            12/01/32
    0


    8269607          E22/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
                                       7.375            815.00         80
                                       7.125            815.00
    HOUSTON          TX   77070          5            11/27/02         00
    0415408251                           03           01/01/03          0
    0415408251                           O            12/01/32
    0


    8269781          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.250          1,354.58         80
                                       6.000          1,354.58
    PHOENIX          AZ   85032          5            11/26/02         00
    0415522184                           05           01/01/03          0
    0415522184                           O            12/01/32
    0


    8269801          E22/G02             F          188,000.00         ZZ
                                         360        188,000.00          4
                                       7.250          1,282.49         79
                                       7.000          1,282.49
    NORFOLK          VA   23503          2            12/09/02         00
    0415535814                           05           01/01/03          0
    0415535814                           N            12/01/32
    0


    8269967          E22/G02             F           86,250.00         ZZ
                                         360         86,250.00          1
                                       7.625            610.47         75
                                       7.375            610.47
    COCOA BEACH      FL   32931          5            12/04/02         00
    0415502053                           08           01/01/03          0
    0415502053                           N            12/01/32
    0


    8270451          420/G02             F          347,000.00         ZZ
                                         360        347,000.00          1
                                       6.250          2,136.54         60
                                       6.000          2,136.54
    WALNUT CREEK     CA   94595          5            11/18/02         00
    0435042882                           05           01/01/03          0
1


    72004117                             O            12/01/32
    0


    8270557          420/G02             F          300,700.00         ZZ
                                         360        300,700.00          1
                                       6.250          1,851.46         67
                                       6.000          1,851.46
    FORT BRAGG       CA   95437          5            11/21/02         00
    0435043252                           05           01/01/03          0
    72004108                             O            12/01/32
    0


    8270857          U05/G02             F          131,450.00         ZZ
                                         360        131,450.00          1
                                       6.250            809.36         49
                                       6.000            809.36
    AUSTIN           TX   78750          2            11/20/02         00
    0435045893                           05           01/01/03          0
    3276788                              O            12/01/32
    0


    8271307          U05/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
                                       6.500          1,106.12         69
                                       6.250          1,106.12
    LONGVIEW         TX   75601          5            11/22/02         00
    0435061726                           05           01/01/03          0
    3268012                              O            12/01/32
    0


    8271329          U05/G02             F          268,000.00         ZZ
                                         360        268,000.00          1
                                       6.875          1,760.57         80
                                       6.625          1,760.57
    PLANO            TX   75024          5            11/20/02         00
    0435061288                           03           01/01/03          0
    3281012                              O            12/01/32
    0


    8271471          U05/G02             F          118,400.00         ZZ
                                         360        118,400.00          1
                                       6.375            738.66         80
                                       6.125            738.66
    SUGAR LAND       TX   77479          5            11/25/02         00
    0435056775                           03           01/01/03          0
    3284708                              O            12/01/32
    0


1


    8271679          420/G02             F          487,500.00         ZZ
                                         360        487,500.00          1
                                       6.500          3,081.33         75
                                       6.250          3,081.33
    GUERNEVILLE      CA   95446          5            11/19/02         00
    0435051362                           05           01/01/03          0
    72003500                             O            12/01/32
    0


    8271929          950/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       7.000            718.53         80
                                       6.750            718.53
    TACOMA           WA   98404          1            11/11/02         00
    0435053525                           05           01/01/03          0
    E1210162                             N            12/01/32
    0


    8272001          K15/G02             F          147,000.00         ZZ
                                         360        147,000.00          1
                                       6.750            953.44         70
                                       6.500            953.44
    STOCKTON         CA   95207          5            11/22/02         00
    0435052915                           05           01/01/03          0
    026605504647                         O            12/01/32
    0


    8272007          K15/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.125          1,093.70         72
                                       5.875          1,093.70
    MONTGOMERY       MN   56069          5            11/25/02         00
    0435053228                           05           01/01/03          0
    013105505642                         O            12/01/32
    0


    8273083          E22/G02             F          162,500.00         ZZ
                                         360        162,500.00          1
                                       7.250          1,108.54         74
                                       7.000          1,108.54
    CITRUS HEIGHTS   CA   95610          5            11/22/02         00
    0415199199                           05           01/01/03          0
    0415199199                           O            12/01/32
    0


    8274019          X64/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       6.625          1,088.53         78
                                       6.375          1,088.53
1


    BROOKLYN         MI   49230          5            11/26/02         00
    0435047808                           05           01/01/03          0
    MW6522                               O            12/01/32
    0


    8274389          420/G02             F          381,050.00         ZZ
                                         360        381,050.00          1
                                       6.250          2,346.19         80
                                       6.000          2,346.19
    NAPA             CA   94558          1            11/13/02         00
    0435050869                           05           01/01/03          0
    72004203                             O            12/01/32
    0


    8274661          Q14/G02             F           63,200.00         ZZ
                                         360         63,200.00          1
                                       6.500            399.47         80
                                       6.250            399.47
    GARDEN CITY      MO   64747          2            11/27/02         00
    0435041850                           05           01/01/03          0
    0000210183                           O            12/01/32
    0


    8276371          K15/G02             F          250,400.00         ZZ
                                         360        250,400.00          1
                                       6.750          1,624.09         73
                                       6.500          1,624.09
    HUNTINGTON STAT  NY   11746          5            11/25/02         00
    0435062948                           05           01/01/03          0
    020805506100                         O            12/01/32
    0


    8278629          W93/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.750            726.43         80
                                       6.500            726.43
    TWIN FALLS       ID   83301          1            11/18/02         00
    0435056890                           05           01/01/03          0
    35434915                             O            12/01/32
    0


    8285937          E22/G02             F          424,000.00         ZZ
                                         360        424,000.00          1
                                       6.375          2,645.21         80
                                       6.125          2,645.21
    SACRAMENTO       CA   95864          5            11/21/02         00
    0415497825                           05           01/01/03          0
    0415497825                           O            12/01/32
    0
1




    8329112          E23/G02             F          184,000.00         ZZ
                                         360        183,683.16          1
                                       6.750          1,193.42         80
                                       6.500          1,193.42
    GUERNEVILLE      CA   95446          1            09/11/02         00
    0435058664                           05           11/01/02          0
    62003186                             O            10/01/32
    0


    8329636          E23/G02             F          132,750.00         ZZ
                                         360        132,542.26          4
                                       7.250            905.59         90
                                       7.000            905.59
    CASA GRANDE      AZ   85230          1            09/19/02         11
    0434671673                           05           11/01/02         25
    41004429                             N            10/01/32
    0


    8329668          E23/G02             F          259,000.00         ZZ
                                         360        258,518.71          1
                                       6.625          1,658.41         79
                                       6.375          1,658.41
    FOLSOM           CA   95630          5            09/16/02         00
    0434673422                           05           11/01/02          0
    61007296                             O            10/01/32
    0


    8330880          Q51/G02             F          525,000.00         ZZ
                                         360        524,536.81          1
                                       6.625          3,361.63         70
                                       6.375          3,361.63
    WALNUT           CA   91789          2            10/01/02         00
    0434738324                           05           12/01/02          0
    0618375                              O            11/01/32
    0


    8330990          E23/G02             F          350,000.00         ZZ
                                         360        349,068.48          1
                                       6.625          2,241.09         59
                                       6.375          2,241.09
    POPE VALLEY      CA   94567          5            08/10/02         00
    0434975389                           05           10/01/02          0
    62002725                             O            09/01/32
    0


    8331500          E23/G02             F          364,000.00         ZZ
                                         360        363,686.60          1
1


                                       6.750          2,360.90         80
                                       6.500          2,360.90
    WHITTIER         CA   90603          5            10/02/02         00
    0434842209                           05           12/01/02          0
    62003508                             O            11/01/32
    0


    8331568          E23/G02             F          380,800.00         ZZ
                                         360        380,142.44          1
                                       6.750          2,469.86         80
                                       6.500          2,469.86
    SAN JOSE         CA   95136          2            09/20/02         00
    0434970562                           05           11/01/02          0
    61007325                             O            10/01/32
    0


    8331692          E23/G02             F          554,000.00         ZZ
                                         360        553,486.89          1
                                       6.375          3,456.24         70
                                       6.125          3,456.24
    SOQUEL           CA   95073          5            10/07/02         00
    0434976031                           05           12/01/02          0
    63000213                             O            11/01/32
    0


    8332150          E23/G02             F          217,250.00         ZZ
                                         360        217,048.78          1
                                       6.375          1,355.36         80
                                       6.125          1,355.36
    OLYMPIA          WA   98502          5            10/01/02         00
    0434794970                           05           12/01/02          0
    71004412                             O            11/01/32
    0


    8332220          Q51/G02             F          287,000.00         ZZ
                                         360        286,752.90          1
                                       6.750          1,861.48         70
                                       6.500          1,861.48
    LOS ANGELES      CA   90005          1            10/18/02         00
    0434865150                           05           12/01/02          0
    0633032                              O            11/01/32
    0


    8333050          E23/G02             F          543,200.00         ZZ
                                         360        542,720.75          1
                                       6.625          3,478.17         80
                                       6.375          3,478.17
    ENCINITAS        CA   92024          1            10/18/02         00
    0434920922                           05           12/01/02          0
1


    11014753                             O            11/01/32
    0


    8333232          E23/G02             F          264,000.00         ZZ
                                         360        263,755.48          1
                                       6.375          1,647.02         80
                                       6.125          1,647.02
    MONTEBELLO       CA   90640          1            10/03/02         00
    0434850772                           05           12/01/02          0
    11013979                             O            11/01/32
    0


    8333240          E23/G02             F          344,000.00         ZZ
                                         360        343,696.50          1
                                       6.625          2,202.67         80
                                       6.375          2,202.67
    SAN MARCOS       CA   92069          1            10/03/02         00
    0435039326                           05           12/01/02          0
    11013553                             O            11/01/32
    0


    8333260          E23/G02             F           94,000.00         ZZ
                                         360         93,821.16          1
                                       6.250            578.77         45
                                       6.000            578.77
    RANCHO CUCAMONG  CA   91701          2            09/24/02         00
    0434832846                           05           11/01/02          0
    51019339                             O            10/01/32
    0


    8333280          E23/G02             F          400,000.00         ZZ
                                         360        399,257.07          1
                                       6.375          2,495.48         66
                                       6.125          2,495.48
    TEMECULA         CA   92592          5            09/25/02         00
    0434967022                           03           11/01/02          0
    51018648                             O            10/01/32
    0


    8333282          E23/G02             F          259,450.00         ZZ
                                         360        259,215.45          1
                                       6.500          1,639.90         90
                                       6.250          1,639.90
    ANTELOPE         CA   95843          1            10/03/02         04
    0435037593                           05           12/01/02         25
    71004567                             O            11/01/32
    0


1


    8333444          R68/G02             F          207,200.00         T
                                         360        207,200.00          1
                                       6.875          1,361.16         80
                                       6.625          1,361.16
    PEMBROKE PINES   FL   33029          1            11/12/02         00
    0435002126                           03           01/01/03          0
    7422201                              O            12/01/32
    0


    8333502          E23/G02             F          355,000.00         ZZ
                                         360        354,671.20          1
                                       6.375          2,214.74         40
                                       6.125          2,214.74
    CARMEL           CA   93923          2            10/23/02         00
    0434926002                           05           12/01/02          0
    63000400                             N            11/01/32
    0


    8333506          E23/G02             F          380,000.00         ZZ
                                         360        379,672.83          1
                                       6.750          2,464.67         80
                                       6.500          2,464.67
    FOUNTAIN VALLEY  CA   92708          5            10/25/02         00
    0434894267                           05           12/01/02          0
    51019621                             O            11/01/32
    0


    8333636          L68/G02             F          261,250.00         ZZ
                                         360        261,041.08          1
                                       7.125          1,760.09         95
                                       6.875          1,760.09
    ELK GROVE        CA   95758          5            10/17/02         14
    0434848081                           05           12/01/02         30
    7265055                              O            11/01/32
    0


    8334050          E23/G02             F          234,000.00         ZZ
                                         360        233,798.53          4
                                       6.750          1,517.72         90
                                       6.500          1,517.72
    LOS ANGELES      CA   90044          1            10/15/02         04
    0434891453                           05           12/01/02         25
    51019567                             N            11/01/32
    0


    8334288          R68/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.875            735.76         70
                                       6.625            735.76
1


    HOLLYWOOD        FL   33020          2            11/14/02         00
    0435029418                           05           01/01/03          0
    7364504                              O            12/01/32
    0


    8334740          A35/G02             F          300,000.00         ZZ
                                         360        299,760.09          2
                                       7.125          2,021.16         79
                                       6.875          2,021.16
    BETHPAGE         NY   11714          1            10/31/02         00
    0434854659                           05           12/01/02          0
    1                                    N            11/01/32
    0


    8334830          W53/G02             F          201,600.00         ZZ
                                         360        201,413.27          1
                                       6.375          1,257.73         80
                                       6.125          1,257.73
    BUFORD           GA   30518          1            10/24/02         00
    0434953030                           05           12/01/02          0
    1310000881                           O            11/01/32
    0


    8334972          R68/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       7.250          1,500.79         80
                                       7.000          1,500.79
    SAINT JAMES CIT  FL   33956          1            11/13/02         00
    0435002183                           05           01/01/03          0
    7482898                              N            12/01/32
    0


    8334992          W98/G02             F          166,600.00         ZZ
                                         360        166,463.44          1
                                       7.000          1,108.39         85
                                       6.750          1,108.39
    SUMERDUCK        VA   22742          5            10/21/02         01
    0434958054                           05           12/01/02         12
    WA021008                             O            11/01/32
    0


    8334998          W98/G02             F          490,000.00         ZZ
                                         360        490,000.00          1
                                       7.000          3,259.98         79
                                       6.750          3,259.98
    BETHESDA         MD   20814          5            11/04/02         00
    0434952198                           05           01/01/03          0
    F0206023                             O            12/01/32
    0
1




    8335008          W98/G02             F          232,700.00         ZZ
                                         360        232,479.21          1
                                       6.250          1,432.77         64
                                       6.000          1,432.77
    STERLING         VA   20166          2            10/30/02         00
    0434950853                           03           12/01/02          0
    WA021009                             O            11/01/32
    0


    8335020          W98/G02             F          222,000.00         ZZ
                                         360        221,789.36          1
                                       6.250          1,366.89         60
                                       6.000          1,366.89
    LEESBURG         VA   20175          5            10/31/02         00
    0434951315                           05           12/01/02          0
    F0210031                             O            11/01/32
    0


    8335136          E23/G02             F          240,000.00         ZZ
                                         360        239,788.25          1
                                       6.625          1,536.75         80
                                       6.375          1,536.75
    SAN DIEGO        CA   92139          1            10/29/02         00
    0434891297                           05           12/01/02          0
    11014407                             O            11/01/32
    0


    8335150          E23/G02             F          195,000.00         ZZ
                                         360        194,836.18          1
                                       6.875          1,281.01         85
                                       6.625          1,281.01
    MODESTO          CA   95355          5            10/17/02         04
    0434964003                           05           12/01/02         14
    51019997                             O            11/01/32
    0


    8335306          L76/G02             F          225,000.00         ZZ
                                         360        224,781.32          1
                                       6.125          1,367.12         72
                                       5.875          1,367.12
    BROOKLYN PARK    MN   55443          1            10/31/02         00
    0434885778                           05           12/01/02          0
    9506856                              O            11/01/32
    0


    8335562          U05/G02             F          472,100.00         ZZ
                                         360        472,100.00          1
1


                                       6.625          3,022.91         40
                                       6.375          3,022.91
    HIGHLANDS RANCH  CO   80126          5            10/28/02         00
    0434946190                           03           01/01/03          0
    3272345                              O            12/01/32
    0


    8335720          E23/G02             F          296,000.00         ZZ
                                         360        296,000.00          1
                                       6.750          1,919.85         80
                                       6.500          1,919.85
    VACAVILLE        CA   95687          1            11/07/02         00
    0434932299                           05           01/01/03          0
    64000011                             O            12/01/32
    0


    8335926          W98/G02             F           83,000.00         ZZ
                                         360         83,000.00          1
                                       6.500            524.62         62
                                       6.250            524.62
    MANASSAS         VA   20109          5            11/04/02         00
    0434992699                           01           01/01/03          0
    WA021021                             O            12/01/32
    0


    8335940          E23/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.375          1,746.84         60
                                       6.125          1,746.84
    SUNNYVALE        CA   94089          5            11/04/02         00
    0434956470                           05           01/01/03          0
    61008115                             N            12/01/32
    0


    8335984          E23/G02             F          336,000.00         ZZ
                                         360        336,000.00          1
                                       6.375          2,096.20         90
                                       6.125          2,096.20
    COVINA           CA   91724          5            11/01/02         04
    0434957841                           05           01/01/03         25
    51020829                             O            12/01/32
    0


    8336508          R68/G02             F           89,250.00         ZZ
                                         360         89,250.00          1
                                       6.875            586.31         70
                                       6.625            586.31
    DAVIE            FL   33324          1            11/25/02         00
    0435049648                           01           01/01/03          0
1


    7488521                              O            12/01/32
    0


    8336792          L01/G02             F          615,000.00         ZZ
                                         360        615,000.00          1
                                       6.500          3,887.22         74
                                       6.250          3,887.22
    SCOTTSDALE       AZ   85255          2            11/18/02         00
    0435000625                           03           01/01/03          0
    10095042                             O            12/01/32
    0


    8337050          W98/G02             F           98,250.00         ZZ
                                         360         98,250.00          1
                                       6.250            604.94         75
                                       6.000            604.94
    BLOOMFIELD       CT   06002          5            11/20/02         00
    0435005871                           05           01/01/03          0
    GB0207420                            O            12/01/32
    0


    8337208          E23/G02             F          370,000.00         ZZ
                                         360        370,000.00          1
                                       6.375          2,308.32         64
                                       6.125          2,308.32
    DEL MAR          CA   92014          2            11/14/02         00
    0435024666                           05           01/01/03          0
    11014949                             O            12/01/32
    0


    8338470          F97/F97             F          450,000.00         ZZ
                                         240        449,109.61          1
                                       6.750          3,421.64         78
                                       6.500          3,421.64
    OAKBROOK         IL   60523          5            10/22/02         00
    8000144778                           09           12/01/02          0
    8000144778                           O            11/01/22
    0


    8339330          E23/G02             F          361,000.00         ZZ
                                         360        361,000.00          1
                                       6.250          2,222.74         62
                                       6.000          2,222.74
    EL CAJON         CA   92019          2            11/20/02         00
    0435047956                           05           01/01/03          0
    11015467                             O            12/01/32
    0


1


    8339342          E23/G02             F          502,000.00         ZZ
                                         360        502,000.00          1
                                       6.250          3,090.90         75
                                       6.000          3,090.90
    SAN RAFAEL       CA   94903          5            11/16/02         00
    0435047634                           05           01/01/03          0
    62004719                             O            12/01/32
    0

   TOTAL NUMBER OF LOANS   :      3,331

   TOTAL ORIGINAL BALANCE  :   685,466,682.28

   TOTAL PRINCIPAL BALANCE :   684,858,978.39

   TOTAL ORIGINAL P+I      :     4,402,942.61

   TOTAL CURRENT P+I       :     4,402,942.54


                             ***************************
                             *      END OF REPORT      *
                             ***************************


                                   EXHIBIT TWO

                         SCHEDULE OF DISCOUNT FRACTIONS
                                                  Schedule of Discount Fractions

        Loan Number             Current Balance           Net Mortgage Rate           Discount Fraction           PO Balance
          7961933                 $159,387.97                  5.970%                      0.5000%                  $796.94
          8053081                 $128,542.92                  5.720%                      4.6667%                 $5,998.67
          8073471                 $87,812.27                   5.970%                      0.5000%                  $439.06
          8082831                 $511,025.87                  5.970%                      0.5000%                 $2,555.13
          8096781                 $175,648.70                  5.720%                      4.6667%                 $8,196.94
          8110353                 $359,658.42                  5.970%                      0.5000%                 $1,798.29
          8110385                 $71,881.68                   5.970%                      0.5000%                  $359.41
          8118251                 $259,753.31                  5.970%                      0.5000%                 $1,298.77
          8120477                 $399,520.56                  5.970%                      0.5000%                 $1,997.60
          8121999                 $423,597.69                  5.970%                      0.5000%                 $2,117.99
          8126381                 $319,696.37                  5.970%                      0.5000%                 $1,598.48
          8129933                 $202,907.29                  5.970%                      0.5000%                 $1,014.54
          8132437                 $349,317.90                  5.845%                      2.5833%                 $9,024.05
          8132439                 $349,667.91                  5.970%                      0.5000%                 $1,748.34
          8133633                 $443,155.23                  5.970%                      0.5000%                 $2,215.78
          8134589                 $155,851.98                  5.970%                      0.5000%                  $779.26
          8137653                 $173,235.47                  5.970%                      0.5000%                  $866.18
          8138091                 $124,878.51                  5.845%                      2.5833%                 $3,226.03
          8139093                 $149,850.67                  5.720%                      4.6667%                 $6,993.03
          8139947                 $212,797.89                  5.970%                      0.5000%                 $1,063.99
          8140163                 $291,444.44                  5.970%                      0.5000%                 $1,457.22
          8140465                 $279,521.46                  5.720%                      4.6667%                $13,044.33
          8140665                 $291,722.94                  5.970%                      0.5000%                 $1,458.61
          8140749                 $204,795.92                  5.720%                      4.6667%                 $9,557.14
          8141287                 $199,810.24                  5.970%                      0.5000%                  $999.05
          8141381                 $125,136.55                  5.970%                      0.5000%                  $625.68
          8141977                 $274,732.72                  5.845%                      2.5833%                 $7,097.26
          8142995                 $404,596.82                  5.720%                      4.6667%                $18,881.18
          8144021                 $124,881.39                  5.970%                      0.5000%                  $624.41
          8145049                 $175,833.01                  5.970%                      0.5000%                  $879.17
          8145393                 $124,881.39                  5.970%                      0.5000%                  $624.41
          8145575                 $219,791.25                  5.970%                      0.5000%                 $1,098.96
          8145941                 $178,526.31                  5.845%                      2.5833%                 $4,611.93
          8145983                 $349,667.91                  5.970%                      0.5000%                 $1,748.34
          8146389                 $649,382.25                  5.970%                      0.5000%                 $3,246.91
          8147093                 $300,414.69                  5.970%                      0.5000%                 $1,502.07
          8147561                 $143,376.69                  5.970%                      0.5000%                  $716.88
          8148045                 $245,755.11                  5.720%                      4.6667%                $11,468.57
          8148221                 $489,535.07                  5.970%                      0.5000%                 $2,447.68
          8148657                 $38,962.99                   5.970%                      0.5000%                  $194.82
          8148893                 $199,810.24                  5.970%                      0.5000%                  $999.05
          8149025                 $300,414.69                  5.970%                      0.5000%                 $1,502.07
          8149027                 $171,836.80                  5.970%                      0.5000%                  $859.18
          8149033                 $173,834.90                  5.970%                      0.5000%                  $869.17
          8149037                 $221,484.52                  5.845%                      2.5833%                 $5,721.68
          8149051                 $173,834.90                  5.970%                      0.5000%                  $869.17
          8149055                 $251,755.07                  5.845%                      2.5833%                 $6,503.67
          8149065                 $159,848.18                  5.970%                      0.5000%                  $799.24
          8149069                 $179,829.21                  5.970%                      0.5000%                  $899.15
          8149071                 $239,766.73                  5.845%                      2.5833%                 $6,193.97
          8149085                 $224,770.60                  5.595%                      6.7500%                $15,172.02
          8149101                 $227,773.02                  5.720%                      4.6667%                $10,629.41
          8149105                 $279,734.32                  5.970%                      0.5000%                 $1,398.67


  Friday, December 20, 2002                                                                                            Page 1 of 9


          8149111                 $252,759.94                  5.970%                      0.5000%                 $1,263.80
          8149123                 $236,775.12                  5.970%                      0.5000%                 $1,183.88
          8149129                 $214,296.48                  5.970%                      0.5000%                 $1,071.48
          8149133                 $113,891.83                  5.970%                      0.5000%                  $569.46
          8149143                 $399,620.46                  5.970%                      0.5000%                 $1,998.10
          8149147                 $269,737.58                  5.845%                      2.5833%                 $6,968.22
          8149155                 $133,872.86                  5.970%                      0.5000%                  $669.36
          8149167                 $293,214.73                  5.845%                      2.5833%                 $7,574.71
          8149235                 $230,668.58                  5.595%                      6.7500%                $15,570.13
          8149739                 $374,644.18                  5.970%                      0.5000%                 $1,873.22
          8149821                 $277,736.23                  5.970%                      0.5000%                 $1,388.68
          8150219                 $206,798.81                  5.845%                      2.5833%                 $5,342.30
          8150357                 $358,875.00                  5.970%                      0.5000%                 $1,794.38
          8150499                 $235,776.08                  5.970%                      0.5000%                 $1,178.88
          8150611                 $85,418.87                   5.970%                      0.5000%                  $427.09
          8151027                 $122,878.17                  5.970%                      0.5000%                  $614.39
          8151031                 $244,761.87                  5.845%                      2.5833%                 $6,323.02
          8151045                 $84,919.35                   5.970%                      0.5000%                  $424.60
          8151057                 $229,282.24                  5.970%                      0.5000%                 $1,146.41
          8151089                 $239,766.73                  5.845%                      2.5833%                 $6,193.97
          8151095                 $232,268.55                  5.720%                      4.6667%                $10,839.20
          8153535                 $93,426.73                   5.970%                      0.5000%                  $467.13
          8154101                 $273,740.01                  5.970%                      0.5000%                 $1,368.70
          8154113                 $83,416.88                   5.720%                      4.6667%                 $3,892.79
          8154161                 $229,776.46                  5.845%                      2.5833%                 $5,935.89
          8154355                 $82,399.81                   5.845%                      2.5833%                 $2,128.66
          8154515                 $362,647.18                  5.845%                      2.5833%                 $9,368.39
          8154747                 $399,238.95                  5.970%                      0.5000%                 $1,996.19
          8157293                 $145,688.66                  5.845%                      2.5833%                 $3,763.62
          8157511                 $203,806.43                  5.970%                      0.5000%                 $1,019.03
          8157581                 $268,239.04                  5.845%                      2.5833%                 $6,929.51
          8157675                 $49,950.22                   5.720%                      4.6667%                 $2,331.01
          8159537                 $275,132.33                  5.845%                      2.5833%                 $7,107.59
          8159547                 $232,470.48                  5.845%                      2.5833%                 $6,005.49
          8159617                 $136,870.01                  5.970%                      0.5000%                  $684.35
          8160721                 $387,631.85                  5.970%                      0.5000%                 $1,938.16
          8160723                 $508,517.04                  5.970%                      0.5000%                 $2,542.59
          8160739                 $370,639.41                  5.845%                      2.5833%                 $9,574.85
          8160763                 $309,110.75                  5.970%                      0.5000%                 $1,545.55
          8160765                 $354,654.96                  5.845%                      2.5833%                 $9,161.92
          8160767                 $319,696.37                  5.970%                      0.5000%                 $1,598.48
          8160777                 $394,606.78                  5.720%                      4.6667%                $18,414.98
          8160781                 $365,652.72                  5.970%                      0.5000%                 $1,828.26
          8160783                 $374,644.18                  5.970%                      0.5000%                 $1,873.22
          8160787                 $346,670.75                  5.970%                      0.5000%                 $1,733.35
          8160791                 $475,526.14                  5.720%                      4.6667%                $22,191.22
          8160793                 $367,642.32                  5.845%                      2.5833%                 $9,497.43
          8160805                 $420,600.54                  5.970%                      0.5000%                 $2,103.00
          8160817                 $339,677.39                  5.970%                      0.5000%                 $1,698.39
          8160827                 $338,878.16                  5.970%                      0.5000%                 $1,694.39
          8160833                 $324,676.46                  5.720%                      4.6667%                $15,151.57
          8160835                 $353,464.30                  5.970%                      0.5000%                 $1,767.32
          8160975                 $95,908.91                   5.970%                      0.5000%                  $479.54
          8161331                 $543,483.83                  5.970%                      0.5000%                 $2,717.42
          8161369                 $205,904.45                  5.970%                      0.5000%                 $1,029.52
          8161721                 $57,544.02                   5.845%                      2.5833%                 $1,486.55
          8161899                 $491,533.17                  5.970%                      0.5000%                 $2,457.67


  Friday, December 20, 2002                                                                                            Page 2 of 9

         8161939                 $228,782.72                  5.970%                      0.5000%                 $1,143.91
          8163131                 $224,481.61                  5.845%                      2.5833%                 $5,799.11
          8163141                 $379,639.44                  5.970%                      0.5000%                 $1,898.20
          8163929                 $73,430.26                   5.970%                      0.5000%                  $367.15
          8164059                 $195,814.02                  5.970%                      0.5000%                  $979.07
          8164081                 $126,374.07                  5.720%                      4.6667%                 $5,897.46
          8164163                 $349,667.91                  5.970%                      0.5000%                 $1,748.34
          8164199                 $118,887.09                  5.970%                      0.5000%                  $594.44
          8164303                 $359,658.42                  5.970%                      0.5000%                 $1,798.29
          8164909                 $287,720.08                  5.845%                      2.5833%                 $7,432.77
          8166697                 $271,929.02                  5.720%                      4.6667%                $12,690.02
          8167063                 $113,492.22                  5.970%                      0.5000%                  $567.46
          8167321                 $243,069.15                  5.970%                      0.5000%                 $1,215.35
          8168573                 $234,768.50                  5.845%                      2.5833%                 $6,064.85
          8168599                 $99,900.45                   5.720%                      4.6667%                 $4,662.02
          8168647                 $169,838.70                  5.970%                      0.5000%                  $849.19
          8169147                 $228,153.03                  5.845%                      2.5833%                 $5,893.95
          8169737                 $518,507.55                  5.970%                      0.5000%                 $2,592.54
          8170533                 $182,826.36                  5.970%                      0.5000%                  $914.13
          8170625                 $124,082.15                  5.970%                      0.5000%                  $620.41
          8170703                 $290,124.46                  5.970%                      0.5000%                 $1,450.62
          8170819                 $433,588.21                  5.970%                      0.5000%                 $2,167.94
          8170845                 $415,208.50                  5.918%                      1.3667%                 $5,674.52
          8171051                 $479,544.55                  5.918%                      1.3667%                 $6,553.78
          8171065                 $393,626.15                  5.970%                      0.5000%                 $1,968.13
          8171073                 $509,329.08                  5.918%                      1.3667%                 $6,960.83
          8171215                 $174,625.99                  5.720%                      4.6667%                 $8,149.21
          8171255                 $443,578.71                  5.918%                      1.3667%                 $6,062.24
          8171291                 $499,048.69                  5.918%                      1.3667%                 $6,820.33
          8171353                 $439,332.51                  5.970%                      0.5000%                 $2,196.66
          8171365                 $174,833.95                  5.970%                      0.5000%                  $874.17
          8171655                 $496,528.43                  5.970%                      0.5000%                 $2,482.64
          8171687                 $363,654.62                  5.970%                      0.5000%                 $1,818.27
          8176117                 $347,669.80                  5.970%                      0.5000%                 $1,738.35
          8176169                 $499,525.59                  5.970%                      0.5000%                 $2,497.63
          8178693                 $171,832.83                  5.845%                      2.5833%                 $4,439.01
          8179067                 $550,577.09                  5.970%                      0.5000%                 $2,752.89
          8179703                 $153,525.63                  5.845%                      2.5833%                 $3,966.08
          8179707                 $308,706.80                  5.970%                      0.5000%                 $1,543.53
          8179773                 $274,739.07                  5.970%                      0.5000%                 $1,373.70
          8179965                 $215,000.00                  5.970%                      0.5000%                 $1,075.00
          8180101                 $94,288.27                   5.845%                      2.5833%                 $2,435.78
          8181253                 $100,404.64                  5.970%                      0.5000%                  $502.02
          8181291                 $151,944.93                  5.595%                      6.7500%                $10,256.28
          8181711                 $399,511.33                  5.845%                      2.5833%                $10,320.71
          8181761                 $97,907.02                   5.970%                      0.5000%                  $489.54
          8182529                 $78,834.03                   5.970%                      0.5000%                  $394.17
          8182943                 $286,927.49                  5.970%                      0.5000%                 $1,434.64
          8182949                 $144,862.42                  5.970%                      0.5000%                  $724.31
          8182957                 $161,838.73                  5.720%                      4.6667%                 $7,552.47
          8182961                 $254,746.15                  5.720%                      4.6667%                $11,888.15
          8182963                 $232,773.54                  5.845%                      2.5833%                 $6,013.32
          8182971                 $299,701.35                  5.720%                      4.6667%                $13,986.06
          8182981                 $133,866.60                  5.720%                      4.6667%                 $6,247.11
          8182983                 $119,386.62                  5.970%                      0.5000%                  $596.93
          8182985                 $207,802.64                  5.970%                      0.5000%                 $1,039.01
          8182987                 $78,421.85                   5.720%                      4.6667%                 $3,659.69


  Friday, December 20, 2002                                                                                            Page 3 of 9

          8182989                 $192,617.07                  5.970%                      0.5000%                  $963.09
          8182999                 $101,903.22                  5.970%                      0.5000%                  $509.52
          8183007                 $246,754.11                  5.720%                      4.6667%                $11,515.19
          8183011                 $141,465.64                  5.970%                      0.5000%                  $707.33
          8183039                 $278,728.83                  5.845%                      2.5833%                 $7,200.49
          8183095                 $109,887.85                  5.595%                      6.7500%                 $7,417.43
          8183097                 $300,393.42                  5.595%                      6.7500%                $20,276.56
          8183115                 $93,793.53                   5.595%                      6.7500%                 $6,331.06
          8183117                 $300,400.65                  5.720%                      4.6667%                $14,018.70
          8183119                 $268,944.57                  5.970%                      0.5000%                 $1,344.72
          8183123                 $102,400.38                  5.845%                      2.5833%                 $2,645.34
          8183147                 $128,874.62                  5.845%                      2.5833%                 $3,329.26
          8183153                 $228,766.53                  5.595%                      6.7500%                $15,441.74
          8183155                 $249,762.79                  5.970%                      0.5000%                 $1,248.81
          8183159                 $331,677.31                  5.845%                      2.5833%                 $8,568.33
          8183175                 $299,701.35                  5.720%                      4.6667%                $13,986.06
          8183189                 $196,808.53                  5.845%                      2.5833%                 $5,084.22
          8183193                 $85,518.78                   5.970%                      0.5000%                  $427.59
          8183199                 $191,359.31                  5.720%                      4.6667%                 $8,930.10
          8183207                 $300,400.65                  5.720%                      4.6667%                $14,018.70
          8183213                 $237,774.17                  5.970%                      0.5000%                 $1,188.87
          8183227                 $299,708.42                  5.845%                      2.5833%                 $7,742.47
          8183233                 $178,830.16                  5.970%                      0.5000%                  $894.15
          8183239                 $209,800.74                  5.970%                      0.5000%                 $1,049.00
          8183243                 $232,778.92                  5.970%                      0.5000%                 $1,163.89
          8183251                 $209,800.74                  5.970%                      0.5000%                 $1,049.00
          8183267                 $299,715.35                  5.970%                      0.5000%                 $1,498.58
          8183575                 $239,766.73                  5.845%                      2.5833%                 $6,193.97
          8184011                 $335,681.19                  5.970%                      0.5000%                 $1,678.41
          8184013                 $293,721.04                  5.970%                      0.5000%                 $1,468.61
          8184263                 $117,882.53                  5.720%                      4.6667%                 $5,501.18
          8184271                 $590,425.58                  5.845%                      2.5833%                $15,252.66
          8184665                 $351,666.01                  5.970%                      0.5000%                 $1,758.33
          8184701                 $212,448.30                  5.720%                      4.6667%                 $9,914.25
          8184747                 $180,000.00                  5.970%                      0.5000%                  $900.00
          8185597                 $114,500.00                  5.845%                      2.5833%                 $2,957.92
          8186041                 $253,504.98                  5.845%                      2.5833%                 $6,548.88
          8186145                 $276,387.70                  5.970%                      0.5000%                 $1,381.94
          8186171                 $148,916.11                  5.970%                      0.5000%                  $744.58
          8186385                 $139,727.15                  5.845%                      2.5833%                 $3,609.62
          8186389                 $168,229.29                  5.970%                      0.5000%                  $841.15
          8186435                 $79,747.98                   5.970%                      0.5000%                  $398.74
          8186569                 $110,988.43                  5.970%                      0.5000%                  $554.94
          8186571                 $296,933.97                  5.970%                      0.5000%                 $1,484.67
          8186601                 $375,284.61                  5.970%                      0.5000%                 $1,876.42
          8186737                 $90,128.18                   5.970%                      0.5000%                  $450.64
          8186739                 $90,128.18                   5.970%                      0.5000%                  $450.64
          8186767                 $115,779.28                  5.970%                      0.5000%                  $578.90
          8186913                 $67,112.53                   5.595%                      6.7500%                 $4,530.10
          8186929                 $35,033.21                   5.970%                      0.5000%                  $175.17
          8186941                 $105,394.20                  5.845%                      2.5833%                 $2,722.68
          8186945                 $139,733.62                  5.970%                      0.5000%                  $698.67
          8188207                 $295,719.15                  5.970%                      0.5000%                 $1,478.60
          8189079                 $375,520.00                  5.595%                      6.7500%                $25,347.60
          8189799                 $349,667.91                  5.970%                      0.5000%                 $1,748.34
          8189839                 $64,538.70                   5.970%                      0.5000%                  $322.69
          8189997                 $300,000.00                  5.970%                      0.5000%                 $1,500.00


  Friday, December 20, 2002                                                                                            Page 4 of 9


          8190041                 $107,500.00                  5.845%                      2.5833%                 $2,777.08
          8190275                 $74,100.00                   5.970%                      0.5000%                  $370.50
          8190285                 $356,000.00                  5.970%                      0.5000%                 $1,780.00
          8190295                 $173,833.00                  5.970%                      0.5000%                  $869.17
          8190305                 $499,525.58                  5.970%                      0.5000%                 $2,497.63
          8190395                 $375,000.00                  5.970%                      0.5000%                 $1,875.00
          8190537                 $102,897.46                  5.720%                      4.6667%                 $4,801.88
          8190733                 $224,786.51                  5.970%                      0.5000%                 $1,123.93
          8190857                 $391,628.05                  5.970%                      0.5000%                 $1,958.14
          8191435                 $145,361.94                  5.970%                      0.5000%                  $726.81
          8191667                 $374,635.52                  5.845%                      2.5833%                 $9,678.08
          8192131                 $149,276.22                  5.720%                      4.6667%                 $6,966.22
          8192801                 $127,393.05                  5.720%                      4.6667%                 $5,945.01
          8192941                 $200,809.28                  5.970%                      0.5000%                 $1,004.05
          8192971                 $259,753.31                  5.970%                      0.5000%                 $1,298.77
          8193371                 $139,400.00                  5.970%                      0.5000%                  $697.00
          8194405                 $599,430.70                  5.970%                      0.5000%                 $2,997.15
          8194613                 $318,697.32                  5.970%                      0.5000%                 $1,593.49
          8195097                 $104,802.62                  5.970%                      0.5000%                  $524.01
          8195349                 $459,081.85                  5.720%                      4.6667%                $21,423.82
          8195863                 $185,000.00                  5.970%                      0.5000%                  $925.00
          8196185                 $270,742.87                  5.970%                      0.5000%                 $1,353.71
          8197341                 $385,733.66                  5.970%                      0.5000%                 $1,928.67
          8197343                 $108,000.00                  5.970%                      0.5000%                  $540.00
          8197383                 $366,000.00                  5.970%                      0.5000%                 $1,830.00
          8197397                 $107,400.00                  5.970%                      0.5000%                  $537.00
          8197413                 $450,000.00                  5.845%                      2.5833%                $11,625.00
          8197595                 $120,000.00                  5.970%                      0.5000%                  $600.00
          8197671                 $300,000.00                  5.845%                      2.5833%                 $7,750.00
          8197709                 $66,360.00                   5.970%                      0.5000%                  $331.80
          8198623                 $415,245.83                  5.970%                      0.5000%                 $2,076.23
          8198751                 $521,516.52                  5.970%                      0.5000%                 $2,607.58
          8198805                 $512,524.85                  5.970%                      0.5000%                 $2,562.62
          8198849                 $399,629.52                  5.970%                      0.5000%                 $1,998.15
          8198893                 $542,764.22                  5.970%                      0.5000%                 $2,713.82
          8198969                 $339,406.25                  5.970%                      0.5000%                 $1,697.03
          8201083                 $349,667.90                  5.970%                      0.5000%                 $1,748.34
          8201195                 $317,394.95                  5.970%                      0.5000%                 $1,586.97
          8201367                 $363,646.21                  5.845%                      2.5833%                 $9,394.19
          8201601                 $142,500.00                  5.720%                      4.6667%                 $6,650.00
          8201693                 $649,383.26                  5.970%                      0.5000%                 $3,246.92
          8201939                 $175,000.00                  5.970%                      0.5000%                  $875.00
          8202017                 $98,903.78                   5.845%                      2.5833%                 $2,555.01
          8202085                 $199,810.23                  5.970%                      0.5000%                  $999.05
          8202771                 $120,800.00                  5.845%                      2.5833%                 $3,120.67
          8202775                 $165,000.00                  5.970%                      0.5000%                  $825.00
          8202783                 $90,000.00                   5.970%                      0.5000%                  $450.00
          8202801                 $171,000.00                  5.845%                      2.5833%                 $4,417.50
          8202835                 $203,000.00                  5.970%                      0.5000%                 $1,015.00
          8204031                 $250,000.00                  5.970%                      0.5000%                 $1,250.00
          8204055                 $150,000.00                  5.970%                      0.5000%                  $750.00
          8204291                 $85,816.61                   5.845%                      2.5833%                 $2,216.93
          8204307                 $385,134.22                  5.970%                      0.5000%                 $1,925.67
          8204565                 $519,406.70                  5.970%                      0.5000%                 $2,597.03
          8204677                 $118,878.67                  5.595%                      6.7500%                 $8,024.31
          8205051                 $87,115.24                   5.845%                      2.5833%                 $2,250.48
          8206295                 $415,000.00                  5.970%                      0.5000%                 $2,075.00


  Friday, December 20, 2002                                                                                            Page 5 of 9


          8206347                 $170,000.00                  5.970%                      0.5000%                  $850.00
          8206483                 $335,350.00                  5.970%                      0.5000%                 $1,676.75
          8206739                 $126,700.00                  5.845%                      2.5833%                 $3,273.08
          8207035                 $119,700.00                  5.970%                      0.5000%                  $598.50
          8207307                 $96,000.00                   5.970%                      0.5000%                  $480.00
          8207311                 $255,600.00                  5.970%                      0.5000%                 $1,278.00
          8207381                 $130,200.00                  5.970%                      0.5000%                  $651.00
          8207989                 $258,450.00                  5.970%                      0.5000%                 $1,292.25
          8209181                 $329,679.27                  5.845%                      2.5833%                 $8,516.71
          8209183                 $399,601.80                  5.720%                      4.6667%                $18,648.08
          8209191                 $363,396.46                  5.845%                      2.5833%                 $9,387.74
          8209193                 $363,404.86                  5.970%                      0.5000%                 $1,817.02
          8209823                 $116,000.00                  5.970%                      0.5000%                  $580.00
          8209833                 $116,000.00                  5.845%                      2.5833%                 $2,996.67
          8209845                 $650,000.00                  5.970%                      0.5000%                 $3,250.00
          8209847                 $115,600.00                  5.970%                      0.5000%                  $578.00
          8209903                 $78,800.00                   5.970%                      0.5000%                  $394.00
          8209929                 $81,500.00                   5.970%                      0.5000%                  $407.50
          8209953                 $323,000.00                  5.970%                      0.5000%                 $1,615.00
          8209999                 $118,000.00                  5.720%                      4.6667%                 $5,506.67
          8210201                 $144,800.00                  5.970%                      0.5000%                  $724.00
          8210277                 $111,893.73                  5.970%                      0.5000%                  $559.47
          8210707                 $211,798.85                  5.970%                      0.5000%                 $1,058.99
          8211903                 $376,000.00                  5.970%                      0.5000%                 $1,880.00
          8212781                 $212,000.00                  5.845%                      2.5833%                 $5,476.67
          8212915                 $386,513.22                  5.970%                      0.5000%                 $1,932.57
          8213101                 $169,826.68                  5.595%                      6.7500%                $11,463.30
          8214093                 $184,000.00                  5.970%                      0.5000%                  $920.00
          8214473                 $99,000.00                   5.970%                      0.5000%                  $495.00
          8214897                 $225,000.00                  5.970%                      0.5000%                 $1,125.00
          8215001                 $112,800.00                  5.970%                      0.5000%                  $564.00
          8215031                 $134,500.00                  5.970%                      0.5000%                  $672.50
          8215211                 $345,000.00                  5.970%                      0.5000%                 $1,725.00
          8215217                 $380,000.00                  5.845%                      2.5833%                 $9,816.67
          8215265                 $126,500.00                  5.970%                      0.5000%                  $632.50
          8215279                 $398,500.00                  5.720%                      4.6667%                $18,596.67
          8215301                 $128,000.00                  5.970%                      0.5000%                  $640.00
          8215305                 $67,450.00                   5.970%                      0.5000%                  $337.25
          8215403                 $94,400.00                   5.970%                      0.5000%                  $472.00
          8215413                 $146,400.00                  5.970%                      0.5000%                  $732.00
          8215519                 $276,000.00                  5.970%                      0.5000%                 $1,380.00
          8216257                 $459,563.53                  5.970%                      0.5000%                 $2,297.82
          8216735                 $219,450.00                  5.970%                      0.5000%                 $1,097.25
          8218135                 $257,000.00                  5.970%                      0.5000%                 $1,285.00
          8218257                 $212,000.00                  5.845%                      2.5833%                 $5,476.67
          8218505                 $153,600.00                  5.970%                      0.5000%                  $768.00
          8218507                 $328,000.00                  5.970%                      0.5000%                 $1,640.00
          8218515                 $93,100.00                   5.970%                      0.5000%                  $465.50
          8219105                 $378,000.00                  5.845%                      2.5833%                 $9,765.00
          8220049                 $107,700.00                  5.970%                      0.5000%                  $538.50
          8221043                 $120,000.00                  5.970%                      0.5000%                  $600.00
          8222791                 $324,591.72                  5.970%                      0.5000%                 $1,622.96
          8222869                 $228,000.00                  5.970%                      0.5000%                 $1,140.00
          8222941                 $412,108.61                  5.970%                      0.5000%                 $2,060.54
          8223001                 $375,660.09                  5.970%                      0.5000%                 $1,878.30
          8223011                 $459,584.15                  5.970%                      0.5000%                 $2,297.92
          8223067                 $319,703.61                  5.970%                      0.5000%                 $1,598.52


  Friday, December 20, 2002                                                                                            Page 6 of 9


          8223085                 $629,416.49                  5.970%                      0.5000%                 $3,147.08
          8223373                 $370,400.00                  5.970%                      0.5000%                 $1,852.00
          8223415                 $183,000.00                  5.970%                      0.5000%                  $915.00
          8223527                 $174,000.00                  5.970%                      0.5000%                  $870.00
          8223859                 $140,000.00                  5.970%                      0.5000%                  $700.00
          8223867                 $362,000.00                  5.970%                      0.5000%                 $1,810.00
          8223875                 $269,300.00                  5.845%                      2.5833%                 $6,956.92
          8223879                 $343,000.00                  5.970%                      0.5000%                 $1,715.00
          8223885                 $215,000.00                  5.720%                      4.6667%                $10,033.33
          8223927                 $187,400.00                  5.970%                      0.5000%                  $937.00
          8223933                 $362,000.00                  5.970%                      0.5000%                 $1,810.00
          8223943                 $254,400.00                  5.970%                      0.5000%                 $1,272.00
          8223963                 $355,000.00                  5.970%                      0.5000%                 $1,775.00
          8224017                 $84,000.00                   5.970%                      0.5000%                  $420.00
          8224029                 $300,000.00                  5.970%                      0.5000%                 $1,500.00
          8224075                 $535,000.00                  5.845%                      2.5833%                $13,820.83
          8224133                 $104,000.00                  5.970%                      0.5000%                  $520.00
          8224157                 $144,000.00                  5.970%                      0.5000%                  $720.00
          8225245                 $352,000.00                  5.845%                      2.5833%                 $9,093.33
          8225315                 $309,000.00                  5.970%                      0.5000%                 $1,545.00
          8225371                 $550,000.00                  5.720%                      4.6667%                $25,666.67
          8225385                 $219,312.00                  5.970%                      0.5000%                 $1,096.56
          8225551                 $181,823.11                  5.845%                      2.5833%                 $4,697.10
          8225599                 $188,000.00                  5.845%                      2.5833%                 $4,856.67
          8226711                 $544,000.00                  5.970%                      0.5000%                 $2,720.00
          8227191                 $300,099.80                  5.720%                      4.6667%                $14,004.66
          8227265                 $103,896.47                  5.720%                      4.6667%                 $4,848.50
          8227267                 $510,000.00                  5.845%                      2.5833%                $13,175.00
          8228733                 $356,000.00                  5.970%                      0.5000%                 $1,780.00
          8228749                 $300,000.00                  5.970%                      0.5000%                 $1,500.00
          8228769                 $97,500.00                   5.970%                      0.5000%                  $487.50
          8228771                 $134,900.00                  5.970%                      0.5000%                  $674.50
          8228775                 $200,000.00                  5.970%                      0.5000%                 $1,000.00
          8228957                 $165,900.00                  5.890%                      1.8333%                 $3,041.50
          8229161                 $436,000.00                  5.970%                      0.5000%                 $2,180.00
          8229447                 $117,488.41                  5.970%                      0.5000%                  $587.44
          8229523                 $167,000.00                  5.595%                      6.7500%                $11,272.50
          8229653                 $230,000.00                  5.970%                      0.5000%                 $1,150.00
          8231005                 $319,000.00                  5.970%                      0.5000%                 $1,595.00
          8231011                 $298,000.00                  5.970%                      0.5000%                 $1,490.00
          8231137                 $387,631.85                  5.970%                      0.5000%                 $1,938.16
          8231151                 $273,000.00                  5.720%                      4.6667%                $12,740.00
          8231179                 $232,000.00                  5.970%                      0.5000%                 $1,160.00
          8231185                 $174,000.00                  5.970%                      0.5000%                  $870.00
          8231235                 $240,000.00                  5.970%                      0.5000%                 $1,200.00
          8231331                 $393,098.80                  5.595%                      6.7500%                $26,534.17
          8231335                 $123,882.34                  5.970%                      0.5000%                  $619.41
          8233193                 $127,379.02                  5.970%                      0.5000%                  $636.90
          8233381                 $111,850.00                  5.970%                      0.5000%                  $559.25
          8233767                 $185,712.00                  5.970%                      0.5000%                  $928.56
          8234441                 $111,850.00                  5.970%                      0.5000%                  $559.25
          8234981                 $215,000.00                  5.970%                      0.5000%                 $1,075.00
          8235045                 $272,000.00                  5.720%                      4.6667%                $12,693.33
          8235247                 $416,000.00                  5.970%                      0.5000%                 $2,080.00
          8235303                 $235,000.00                  5.970%                      0.5000%                 $1,175.00
          8235313                 $384,000.00                  5.970%                      0.5000%                 $1,920.00
          8235315                 $340,000.00                  5.970%                      0.5000%                 $1,700.00


  Friday, December 20, 2002                                                                                            Page 7 of 9



          8235323                 $135,000.00                  5.970%                      0.5000%                  $675.00
          8235327                 $161,600.00                  5.845%                      2.5833%                 $4,174.67
          8235401                 $100,000.00                  5.845%                      2.5833%                 $2,583.33
          8235493                 $348,000.00                  5.845%                      2.5833%                 $8,990.00
          8235511                 $130,750.00                  5.970%                      0.5000%                  $653.75
          8235793                 $114,000.00                  5.845%                      2.5833%                 $2,945.00
          8237639                 $83,920.29                   5.970%                      0.5000%                  $419.60
          8237667                 $99,902.80                   5.845%                      2.5833%                 $2,580.82
          8237689                 $293,939.67                  5.970%                      0.5000%                 $1,469.70
          8237805                 $148,204.10                  5.970%                      0.5000%                  $741.02
          8237863                 $185,223.89                  5.970%                      0.5000%                  $926.12
          8238215                 $600,000.00                  5.970%                      0.5000%                 $3,000.00
          8238735                 $150,000.00                  5.720%                      4.6667%                 $7,000.00
          8238763                 $136,000.00                  5.845%                      2.5833%                 $3,513.33
          8238851                 $205,000.00                  5.970%                      0.5000%                 $1,025.00
          8238921                 $300,700.00                  5.970%                      0.5000%                 $1,503.50
          8238973                 $128,200.00                  5.845%                      2.5833%                 $3,311.83
          8239017                 $140,000.00                  5.720%                      4.6667%                 $6,533.33
          8239041                 $385,000.00                  5.970%                      0.5000%                 $1,925.00
          8239071                 $336,000.00                  5.970%                      0.5000%                 $1,680.00
          8239107                 $270,000.00                  5.970%                      0.5000%                 $1,350.00
          8239135                 $630,000.00                  5.970%                      0.5000%                 $3,150.00
          8239253                 $150,000.00                  5.970%                      0.5000%                  $750.00
          8239353                 $366,651.78                  5.970%                      0.5000%                 $1,833.26
          8240349                 $236,000.00                  5.970%                      0.5000%                 $1,180.00
          8241067                 $175,500.00                  5.845%                      2.5833%                 $4,533.75
          8241187                 $189,800.00                  5.970%                      0.5000%                  $949.00
          8241635                 $162,000.00                  5.970%                      0.5000%                  $810.00
          8242673                 $189,600.00                  5.970%                      0.5000%                  $948.00
          8242749                 $50,000.00                   5.970%                      0.5000%                  $250.00
          8242755                 $129,000.00                  5.970%                      0.5000%                  $645.00
          8242761                 $358,300.00                  5.720%                      4.6667%                $16,720.67
          8242765                 $168,000.00                  5.970%                      0.5000%                  $840.00
          8242799                 $192,000.00                  5.970%                      0.5000%                  $960.00
          8242843                 $300,700.00                  5.845%                      2.5833%                 $7,768.08
          8242929                 $78,750.00                   5.845%                      2.5833%                 $2,034.38
          8242981                 $112,000.00                  5.845%                      2.5833%                 $2,893.33
          8243045                 $114,000.00                  5.970%                      0.5000%                  $570.00
          8243121                 $190,000.00                  5.970%                      0.5000%                  $950.00
          8243181                 $220,000.00                  5.845%                      2.5833%                 $5,683.33
          8243379                 $323,600.00                  5.970%                      0.5000%                 $1,618.00
          8243381                 $127,000.00                  5.970%                      0.5000%                  $635.00
          8243385                 $384,000.00                  5.845%                      2.5833%                 $9,920.00
          8249053                 $228,000.00                  5.970%                      0.5000%                 $1,140.00
          8249197                 $352,200.00                  5.970%                      0.5000%                 $1,761.00
          8249203                 $217,600.00                  5.970%                      0.5000%                 $1,088.00
          8249205                 $249,037.26                  5.970%                      0.5000%                 $1,245.19
          8249241                 $98,400.00                   5.970%                      0.5000%                  $492.00
          8249321                 $418,000.00                  5.720%                      4.6667%                $19,506.67
          8249369                 $234,000.00                  5.845%                      2.5833%                 $6,045.00
          8249485                 $311,000.00                  5.970%                      0.5000%                 $1,555.00
          8249581                 $374,000.00                  5.970%                      0.5000%                 $1,870.00
          8251709                 $156,400.00                  5.970%                      0.5000%                  $782.00
          8253761                 $253,210.00                  5.970%                      0.5000%                 $1,266.05
          8253769                 $650,000.00                  5.970%                      0.5000%                 $3,250.00
          8253807                 $232,000.00                  5.845%                      2.5833%                 $5,993.33
          8253855                 $128,000.00                  5.845%                      2.5833%                 $3,306.67


  Friday, December 20, 2002                                                                                            Page 8 of 9


          8253883                 $126,000.00                  5.970%                      0.5000%                  $630.00
          8253945                 $63,000.00                   5.720%                      4.6667%                 $2,940.00
          8255033                 $399,501.90                  5.720%                      4.6667%                $18,643.42
          8255425                 $214,000.00                  5.845%                      2.5833%                 $5,528.33
          8255865                 $150,000.00                  5.970%                      0.5000%                  $750.00
          8256703                 $285,993.00                  5.970%                      0.5000%                 $1,429.97
          8258143                 $224,500.00                  5.845%                      2.5833%                 $5,799.58
          8262585                 $530,000.00                  5.970%                      0.5000%                 $2,650.00
          8262627                 $180,444.00                  5.970%                      0.5000%                  $902.22
          8262645                 $400,000.00                  5.970%                      0.5000%                 $2,000.00
          8262663                 $152,000.00                  5.845%                      2.5833%                 $3,926.67
          8262709                 $212,000.00                  5.845%                      2.5833%                 $5,476.67
          8262721                 $378,000.00                  5.845%                      2.5833%                 $9,765.00
          8262723                 $400,000.00                  5.970%                      0.5000%                 $2,000.00
          8266629                 $300,000.00                  5.970%                      0.5000%                 $1,500.00
          8266761                 $106,200.00                  5.970%                      0.5000%                  $531.00
          8269781                 $220,000.00                  5.970%                      0.5000%                 $1,100.00
          8270451                 $347,000.00                  5.970%                      0.5000%                 $1,735.00
          8270557                 $300,700.00                  5.970%                      0.5000%                 $1,503.50
          8270857                 $131,450.00                  5.970%                      0.5000%                  $657.25
          8272007                 $180,000.00                  5.845%                      2.5833%                 $4,650.00
          8274389                 $381,050.00                  5.970%                      0.5000%                 $1,905.25
          8333260                 $93,821.16                   5.970%                      0.5000%                  $469.11
          8335008                 $232,479.21                  5.970%                      0.5000%                 $1,162.40
          8335020                 $221,789.36                  5.970%                      0.5000%                 $1,108.95
          8335306                 $224,781.32                  5.845%                      2.5833%                 $5,806.85
          8337050                 $98,250.00                   5.970%                      0.5000%                  $491.25
          8339330                 $361,000.00                  5.970%                      0.5000%                 $1,805.00
          8339342                 $502,000.00                  5.970%                      0.5000%                 $2,510.00



  Friday, December 20, 2002                                                                                            Page 9 of 9


                                  EXHIBIT THREE

                          INFORMATION TO BE INCLUDED IN
                       MONTHLY DISTRIBUTION DATE STATEMENT

(i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

(ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;

(v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

(vi) the aggregate Certificate Principal Balance of each Class of Certificates and each of the Senior Percentage and Subordinate Class Percentage, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

(vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

(viii) on the basis of the most recent reports furnished to it by Sub-Servicers, the number and aggregate principal balances of Mortgage Loans that are Delinquent (A) 30-59 days, (B) 60-89 days and (C) 90 or more days and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

(ix)  the  number,  aggregate  principal  balance  and  book  value  of any  REO
Properties;

(x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

(xii) the weighted average Pool Strip Rate for such Distribution Date and the Pass-Through Rate with respect to the Class A-V Certificates and each Subclass, if any, thereof;

(xiii) the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates for such Distribution Date, separately identifying LIBOR for such Distribution Date;

(xiv) the Notional Amount with respect to each class of Interest Only Certificates and each Subclass Notional Amount;

(xv)    the occurrence of the Credit Support Depletion Date;

(xvi) the related Senior Accelerated Distribution Percentage applicable to such distribution;

(xvii)  the related Senior Percentage for such Distribution Date;

(xviii) the aggregate amount of Realized Losses for such Distribution Date;

(xix) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of a representation or warranty assigned to the Trustee pursuant to Section 2.04;

(xx) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

(xxi) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

        In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

        The Trustee's internet website, and assistance in using the website, can be obtained by calling the Trustee's Shareholder Relations desk at (800) 735-7777. To receive this statement via first class mail, telephone the Trustee at (800) 735-7777.

                                  EXHIBIT FOUR

                     STANDARD TERMS OF POOLING AND SERVICING
                      AGREEMENT DATED AS OF AUGUST 1, 2002


                                 EXECUTION COPY


================================================================================







                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT



                           Dated as of August 1, 2002



                        Residential Accredit Loans, Inc.
                 Mortgage Asset-Backed Pass-Through Certificates




================================================================================



                                TABLE OF CONTENTS

                                                                                            PAGE


                                                -i-

Article I         DEFINITIONS...............................................................2

        Section 1.01. Definitions...........................................................2

        Section 1.02. Use of Words and Phrases.............................................31

Article II        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES..........32

        Section 2.01. Conveyance of Mortgage Loans.........................................32

        Section 2.02. Acceptance by Trustee................................................38

        Section 2.03. Representations, Warranties and Covenants of the Master Servicer
               and the Company.............................................................39

        Section 2.04. Representations and Warranties of Sellers............................41

        Section 2.05. Execution and Authentication of Certificates/Issuance of Certificates
               Evidencing Interests in REMIC I Certificates................................43

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests;
               Acceptance by the Trustee...................................................43

        Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II............43

        Section 2.08. Purposes and Powers of the Trust.....................................43

Article III       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........................44

        Section 3.01. Master Servicer to Act as Servicer...................................44

        Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement
               of Subservicers' and Sellers' Obligations...................................45

        Section 3.03. Successor Subservicers...............................................46

        Section 3.04. Liability of the Master Servicer.....................................47

        Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
               Certificateholders..........................................................47

        Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee..... 47

        Section 3.07. Collection of Certain Mortgage Loan Payments;  Deposits to Custodial Account
               48

        Section 3.08. Subservicing Accounts; Servicing Accounts............................50

        Section 3.09. Access to Certain Documentation and  Information Regarding the
                        Mortgage Loans ....................................................52

        Section 3.10. Permitted Withdrawals from the Custodial Account.....................52



        Section 3.11. Maintenance of the Primary Insurance  Policies; Collections Thereunder54

        Section 3.12. Maintenance of Fire Insurance and  Omissions and Fidelity Coverage...55

        Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and  Modification Agreements;
               Certain Assignments.........................................................56

        Section 3.14. Realization Upon Defaulted Mortgage Loans............................58

        Section 3.15. Trustee to Cooperate; Release of Mortgage Files......................61

        Section 3.16. Servicing and Other Compensation; Compensating Interest..............63

        Section 3.17. Reports to the Trustee and the Company...............................64

        Section 3.18. Annual Statement as to Compliance....................................64

        Section 3.19. Annual Independent Public Accountants' Servicing Report..............64

        Section 3.20. Rights of the Company in Respect of the Master Servicer..............65

        Section 3.21. Administration of Buydown Funds......................................65

Article IV        PAYMENTS TO CERTIFICATEHOLDERS...........................................67

        Section 4.01. Certificate Account..................................................67

        Section 4.02. Distributions........................................................67

        Section 4.03. Statements to Certificateholders.....................................67

        Section 4.04. Distribution of Reports to the Trustee and  the Company; Advances by the
               Master Servicer.............................................................68

        Section 4.05. Allocation of Realized Losses........................................70

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property........70

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans........................70

        Section 4.08. Surety Bond..........................................................70

Article V         THE CERTIFICATES.........................................................72

        Section 5.01. The Certificates.....................................................72

        Section 5.02. Registration of Transfer and Exchange of Certificates................74

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates....................79

        Section 5.04. Persons Deemed Owners................................................80

        Section 5.05. Appointment of Paying Agent..........................................80


Article VI        THE COMPANY AND THE MASTER SERVICER......................................81

        Section 6.01. Respective Liabilities of the Company and the Master Servicer........81

        Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of
               Rights and Delegation of Duties by Master Servicer..........................81

        Section 6.03. Limitation on Liability of the Company,  the Master Servicer and Others 82

        Section 6.04. Company and Master Servicer Not to Resign............................83

Article VII       DEFAULT..................................................................84

        Section 7.01. Events of Default....................................................84

        Section 7.02. Trustee or Company to Act; Appointment of Successor..................86

        Section 7.03. Notification to Certificateholders...................................87

        Section 7.04. Waiver of Events of Default..........................................87

Article VIII      CONCERNING THE TRUSTEE...................................................88

        Section 8.01. Duties of Trustee....................................................88

        Section 8.02. Certain Matters Affecting the Trustee................................89

        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans................91

        Section 8.04. Trustee May Own Certificates.........................................91

        Section 8.05. Master Servicer to Pay Trustee's Fees  and Expenses; Indemnification.91

        Section 8.06. Eligibility Requirements for Trustee.................................92

        Section 8.07. Resignation and Removal of the Trustee...............................93

        Section 8.08. Successor Trustee....................................................93

        Section 8.09. Merger or Consolidation of Trustee...................................94

        Section 8.10. Appointment of Co-Trustee or Separate Trustee........................94

        Section 8.11. Appointment of Custodians............................................95

        Section 8.12. Appointment of Office or Agency......................................96

Article IX        TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES.....................97

        Section 9.01. Optional  Purchase by the Master Servicer of All Certificates; Termination
               Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans...97


        Section 9.02. Additional Termination Requirements.................................100

        Section 9.03. Termination of Multiple REMICs......................................101

Article X         REMIC PROVISIONS........................................................102

        Section 10.01.REMIC Administration................................................102

        Section 10.02.Master Servicer, REMIC Administrator and Trustee Indemnification....105

        Section 10.03.Designation of REMIC(s).............................................106

Article XI        MISCELLANEOUS PROVISIONS................................................107

        Section 11.01.Amendment...........................................................107

        Section 11.02.Recordation of Agreement; Counterparts..............................109

        Section 11.03.Limitation on Rights of Certificateholders..........................110

        Section 11.04.Governing Law.......................................................110

        Section 11.05.Notices.............................................................111

        Section 11.06.Required Notices to Rating Agency and Subservicer...................111

        Section 11.07.Severability of Provisions..........................................111

        Section 11.08.Supplemental Provisions for Resecuritization........................112

        Section 11.09.Allocation of Voting Rights.........................................112

        Section 11.10.No Petition.........................................................112






                                    EXHIBITS

Exhibit A:      Form of Class A Certificate
Exhibit B:      Form of Class M Certificate
Exhibit C:      Form of Class B Certificate
Exhibit D:      Form of Class R Certificate
Exhibit E:      Form of Seller/Servicer Contract
Exhibit F:      Forms of Request for Release
Exhibit G-1:    Form of Transfer Affidavit and Agreement
Exhibit G-2:    Form of Transferor Certificate
Exhibit H:      Form of Investor Representation Letter
Exhibit I:      Form of Transferor Representation Letter
Exhibit J:      Form of Rule 144A Investment Representation Letter
Exhibit K:      Text of Amendment to Pooling and Servicing Agreement
                Pursuant to Section 11.01(e) for a Limited Guaranty
Exhibit L:      Form of Limited Guaranty
Exhibit M:      Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N:      Request for Exchange Form


        This is the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2002 (the "Standard Terms", and as incorporated by reference into a Series Supplement dated as of the Cut-off Date, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and the trustee named in the applicable Series Supplement (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell certain mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued under the Agreement in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accretion Termination Date:  As defined in the Series Supplement.

        Accrual Certificates:  As defined in the Series Supplement.

        Accrued Certificate Interest: With respect to each Distribution Date, as to any Class or Subclass of Certificates (other than any Principal Only Certificates), interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class or Subclass of Certificates will be reduced by the amount of:

        (i) Prepayment Interest Shortfalls on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),

         (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage
               Loan)) of Realized Losses on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (including Excess
               Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05,

         (iii) the interest portion of Advances that were (A) previously made with respect to a Mortgage Loan or REO Property on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group, which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property and (B) made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and

        (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated (A) among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions or (B) if the Mortgage Pool is comprised of two or more Loan Groups, the related Senior Percentage of such reductions among the related Senior Certificates in proportion to the amounts of Accrued Certificate Interest payable from the related Loan Group on such Distribution Date absent such reductions, with the remainder of such reductions allocated among the holders of the Class M Certificates and Class B Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

     Addendum and Assignment Agreement: The Addendum and Assignment Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

        Additional Collateral: Any of the following held, in addition to the related Mortgaged Property, as security for a Mortgage Loan: (i) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as security for the repayment of such Mortgage Loan, (ii) third-party guarantees, and (A) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as collateral for such guarantee or (B) any mortgaged property securing the performance of such guarantee, or (iii) such other collateral as may be set forth in the Series Supplement.

     Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

     Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Ambac: Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation).

        Amount Held for Future Distribution: As to any Distribution Date and, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, each Loan Group, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds, Curtailments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)), and Principal Prepayments in Full made after the related Prepayment Period, and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

        Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

        Assigned Contracts: With respect to any Pledged Asset Loan: the Credit Support Pledge Agreement; the Funding and Pledge Agreement, among GMAC Mortgage Corporation, National Financial Services Corporation and the Mortgagor or other person pledging the related Pledged Assets; the Additional Collateral Agreement, between GMAC Mortgage Corporation and the Mortgagor or other person pledging the related Pledged Assets; or such other contracts as may be set forth in the Series Supplement.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

        Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

        Available Distribution Amount: As to any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, each Loan Group, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date, including any Subsequent Recoveries, and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date,
(iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e), (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date and (vii) the proceeds of any Pledged Assets received by the Master Servicer, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits,
(x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a). Such amount shall be determined separately for each Loan Group. Additionally, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, if on any Distribution Date Compensating Interest provided pursuant to this Section 3.16(e) is less than Prepayment Interest Shortfalls incurred on the Mortgage Loans in connection with Principal Prepayments in Full and Curtailments made in the prior calendar month, such Compensating Interest shall be allocated on such Distribution Date to the Available Distribution Amount for each Loan Group on a pro rata basis in accordance with the respective amounts of such Prepayment Interest Shortfalls incurred on the Mortgage Loans in such Loan Group in respect of such Distribution Date.

        Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.
        ---------------

        Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, and designated as such in the Preliminary Statement to the Series Supplement.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

        Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, and, in respect of any Insured Certificates, the Certificate Insurer to the extent of Cumulative Insurance Payments, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Insurer: As defined in the Series Supplement.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

     Certificate Principal Balance: With respect to each Certificate (other than any Interest Only Certificate), on any date of determination, an amount equal to:

     (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus

     (ii) any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.02, plus

     (iii)in the case of each Accrual Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal Balance thereof prior to such date of determination, minus

     (iv) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;

provided, that the Certificate Principal Balance of each Certificate of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be further reduced by an amount equal to the Percentage Interest represented by such Certificate multiplied by the excess, if any, of (A) the then aggregate Certificate Principal Balance of all Classes of Certificates then outstanding over (B) the then aggregate Stated Principal Balance of the Mortgage Loans.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

        Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-V Certificates and any Subclass thereof issued pursuant to Section 5.01(c) shall be a single Class for purposes of this Agreement.

     Class A-P Certificate: Any one of the Certificates designated as a Class A-P Certificate.

        Class A-P Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

        Class A-P Principal Distribution Amount:  As defined in Section 4.02.

     Class A-V Certificate: Any one of the Certificates designated as a Class A-V Certificate, including any Subclass thereof.

        Class B Certificate: Any one of the Certificates designated as a Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate.

        Class M Certificate: Any one of the Certificates designated as a Class M-1 Certificate, Class M-2 Certificate or Class M-3 Certificate.

        Closing Date:  As defined in the Series Supplement.

        Code:  The Internal Revenue Code of 1986.

     Combined Collateral LLC: Combined Collateral LLC, a Delaware limited liability company.

        Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period and Curtailments during the prior calendar month and included in the Available Distribution Amount for such Distribution Date, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date; provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of such Section.

        Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

        Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

        Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

        Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

     Cooperative   Stock:  With  respect  to  a  Cooperative  Loan,  the  single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

        Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero.

        Credit Support Pledge Agreement: The Credit Support Pledge Agreement, dated as of November 24, 1998, among the Master Servicer, GMAC Mortgage Corporation, Combined Collateral LLC and The First National Bank of Chicago (now known as Bank One, National Association), as custodian.

        Cumulative Insurance Payments:  As defined in the Series Supplement.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian pursuant to which the Custodian will hold certain documents relating to the Mortgage Loans on behalf of the Trustee.

        Custodian:  A custodian appointed pursuant to a Custodial Agreement.

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive   Certificate:   Any   Certificate   other  than  a   Book-Entry
Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

        Determination Date: As defined in the Series Supplement.

        Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is the Discount Net Mortgage Rate minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is the Discount Net Mortgage Rate. The Discount Fraction with respect to each Discount Mortgage Loan is set forth as an exhibit attached to the Series Supplement.

        Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than the Discount Net Mortgage Rate per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

        Discount Net Mortgage Rate:  As defined in the Series Supplement.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R
Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

     Due Period: With respect to any Distribution Date, the one-month period set forth in the Series Supplement.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of Bank One, National Association, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of the Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        Event of Default:  As defined in Section 7.01.

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

        Excess Subordinate Principal Amount: With respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the Lowest Priority is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the aggregate Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E). With respect to any Mortgage Pool that is comprised of two or more Loan Groups, the Excess Subordinate Principal Amount will be allocated between each Loan Group on a pro rata basis in accordance with the amount of
Realized Losses attributable to each Loan Group and allocated to the Certificates on such Distribution Date.

        Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

(a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

(b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

(c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

     1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

     2. by military, naval or air forces; or

     3. by an agent of any such government, power, authority or forces;

(d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

(e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

     Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

        Fannie Mae: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

        FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Fitch:  Fitch Ratings or its successor in interest.

        Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Freddie Mac: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the earliest priority for payments pursuant to Section 4.02(a), in the following order: Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date, as set forth in the Series Supplement.

        Initial Monthly Payment Fund: An amount representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in the first Due Period commencing subsequent to the Cut-off Date for those Mortgage Loans for which the Trustee will not be entitled to receive such payment, and as more specifically defined in the Series Supplement.

        Initial Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, the amount initially used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

      Initial Subordinate Class Percentage: As defined in the Series Supplement.

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan (excluding any Certificate Policy (as defined in the Series Supplement)), to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

     Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

        Interest Accrual Period: As defined in the Series Supplement.

     Interest Only Certificates: A Class or Subclass of Certificates not entitled to payments of principal, and designated as such in the Series Supplement. The Interest Only Certificates will have no Certificate Principal Balance.

        Interim Certification:  As defined in Section 2.02.

        International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

     Junior Certificateholder: The Holder of not less than 95% of the Percentage Interests of the Junior Class of Certificates.

        Junior Class of Certificates: The Class of Subordinate Certificates outstanding as of the date of the repurchase of a Mortgage Loan pursuant to
Section 4.07 herein that has the Lowest Priority.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan Group: Any group of Mortgage Loans designated as a separate loan group in the Series Supplement. The Certificates relating to each Loan Group will be designated in the Series Supplement.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Lower Priority: As of any date of determination and any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 4.02 (a).

        Lowest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the latest priority for payments pursuant to Section 4.02(a), in the following order: Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates.

        Maturity Date: The latest possible maturity date, solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates which have no Certificate Principal Balance) and each Uncertificated REMIC Regular Interest would be reduced to zero, as designated in the Series Supplement.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)  System:   The  system  of  recording   transfers  of  Mortgages
electronically maintained by MERS.

     MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

        MLCC:  Merrill Lynch Credit Corporation, or its successor in interest.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

        Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's:  Moody's Investors Service, Inc., or its successor in interest.

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Loan Schedule:  As defined in the Series Supplement.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

     Mortgage Pool: The pool of mortgage loans, including all Loan Groups, if any, consisting of the Mortgage Loans.

     Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

        Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

        Mortgagor:  The obligor on a Mortgage Note.

        Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person:  Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company, the Trustee and any Certificate Insurer.

     Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, an amount used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of any REMIC formed under the Series Supplement or compliance with the REMIC
Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

        Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate:  As defined in the Series Supplement.

     Paying Agent: The Trustee or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount (in the case of any Interest Only Certificate) thereof divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

        Permitted Investments:  One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

     Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Pledged Amount: With respect to any Pledged Asset Loan, the amount of money remitted to Combined Collateral LLC, at the direction of or for the benefit of the related Mortgagor.

        Pledged Asset Loan: Any Mortgage Loan supported by Pledged Assets or such other collateral, other than the related Mortgaged Property, set forth in the Series Supplement.

        Pledged Assets: With respect to any Mortgage Loan, all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description pledged by Combined Collateral LLC as security in respect of any Realized Losses in connection with such Mortgage Loan up to the Pledged Amount for such Mortgage Loan, and any related collateral, or such other collateral as may be set forth in the Series Supplement.

        Pledged Asset Mortgage Servicing Agreement: The Pledged Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

        Pooling and Servicing Agreement or Agreement: With respect to any Series, this Standard Terms together with the related Series Supplement.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of each Mortgage Loan. Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) the Discount Net Mortgage Rate (but not less than 0.00%) per annum.

        Prepayment Distribution Trigger: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class M-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of such Class and each Class of Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related Initial Subordinate Class Percentages of such Classes of Subordinate Certificates.

        Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the portion of the related Prepayment Period that falls during the prior calendar month, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such month to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

        Prepayment Period: As to any Distribution Date and Principal Prepayment in Full, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

     Primary  Insurance  Policy:   Each  primary  policy  of  mortgage  guaranty
insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

     Principal Only Certificates: A Class of Certificates not entitled to payments of interest, and more specifically designated as such in the Series Supplement.

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan that is made by the Mortgagor.

     Program Guide: Collectively, the Client Guide and the Servicer Guide for Residential Funding's Expanded Criteria Mortgage Program.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the Due Date in the Due Period related to the Distribution Date occurring in the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, with a copy to the Custodian,

        (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution);

        (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

        (iii)  have a Loan-to-Value  Ratio at the time of substitution no higher
               than  that  of  the  Deleted   Mortgage   Loan  at  the  time  of
               substitution;

        (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

          (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and

          (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan.

Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan

        (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-V Certificates and

        (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

        Rating Agency: Each of the statistical credit rating agencies specified in the Preliminary Statement of the Series Supplement. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss:  With respect to each Mortgage Loan (or REO Property):

          (a) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the Due Date in the Due Period related to the Distribution Date on which such Realized Loss will be allocated pursuant to Section 4.05 on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed,

        (b) which is the subject of a Servicing Modification, (i) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and (ii) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received,

        (c) which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, or

        (d) which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

        Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificate: Any of the Certificates other than a Class R Certificate.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Request for Release: A request for release, the forms of which are attached as Exhibit F hereto, or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Required Surety Payment: With respect to any Additional Collateral Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by the Subservicer from the related Additional Collateral.

     Residential   Funding:   Residential   Funding   Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

        Retail Certificates: A Senior Certificate, if any, offered in smaller minimum denominations than other Senior Certificates, and designated as such in the Series Supplement.

        Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached as an exhibit to the Series Supplement.

     Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

     Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

        Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans consistent in all material respects with those set forth in the Program Guide.

        Senior Accelerated Distribution Percentage: With respect to any Distribution Date occurring on or prior to the 60th Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100%. With respect to any Distribution Date thereafter and any such Loan Group, if applicable, as follows:

(i) for any Distribution Date after the 60th Distribution Date but on or prior to the 72nd Distribution Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

(ii) for any Distribution Date after the 72nd Distribution Date but on or prior to the 84th Distribution Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

(iii) for any Distribution Date after the 84th Distribution Date but on or prior to the 96th Distribution Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

(iv) for any Distribution Date after the 96th Distribution Date but on or prior to the 108th Distribution Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

(v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date;

provided, however,

        (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either

               (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Subordinate Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates or

                (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
        (2) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates, and

        (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%, or, if the Mortgage Pool is comprised of two or more Loan Groups, for any Distribution Date on which the weighted average of the Senior Percentages for each Loan Group, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related Loan Group, exceeds the weighted average of the initial Senior Percentages (calculated on such basis) for each Loan Group, each of the Senior Accelerated Distribution Percentages for such Distribution Date will equal 100%.

Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the related Senior Certificates (other than the Class A-P Certificates, if any) to zero, the related Senior Accelerated Distribution Percentage shall thereafter be 0%.

        Senior Certificate:  As defined in the Series Supplement.

        Senior Percentage: As defined in the Series Supplement.

        Senior  Support   Certificate:   A  Senior   Certificate  that  provides
additional credit enhancement to certain other classes of Senior Certificates and designated as such in the Preliminary Statement of the Series Supplement.

     Series: All of the Certificates issued pursuant to a Pooling and Servicing Agreement and bearing the same series designation.

        Series Supplement: The agreement into which this Standard Terms is incorporated and pursuant to which, together with this Standard Terms, a Series of Certificates is issued.

     Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.11, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

        Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable, pursuant to a modification of such Mortgage Loan in accordance with
Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

        Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

     Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Subclass: With respect to the Class A-V Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated Class A-V REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to Section 5.01(c).

        Subordinate Certificate: Any one of the Class M Certificates or Class B Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and Exhibit C, respectively.

        Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Subordinate Percentage: As of any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100% minus the related Senior Percentage as of such Distribution Date.

        Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.10) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement and assigned to the Trustee pursuant to Section 2.04) specifically related to a Mortgage Loan that was the subject of a Cash Liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

     Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

     Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Additional Collateral Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement. With respect to any Pledged Asset Loan subserviced by GMAC Mortgage Corporation, the Addendum and Assignment Agreement, dated as of November 24, 1998, between the Master Servicer and GMAC Mortgage Corporation, as such agreement may be amended from time to time.

        Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

     Surety: Ambac, or its successors in interest, or such other surety as may be identified in the Series Supplement.

        Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996 in respect to Mortgage Loans originated by MLCC, or the Surety Bond (Policy No. AB0240BE), dated March 17, 1999 in respect to Mortgage Loans originated by Novus Financial Corporation, in each case issued by Ambac for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Surety Bond covers any Additional Collateral Loans, or such other Surety Bond as may be identified in the Series Supplement.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC formed under the Series Supplement and under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

        Trust Fund: The segregated pool of assets related to a Series, with respect to which one or more REMIC elections are to be made pursuant to this Agreement, consisting of:

(i) the Mortgage Loans and the related Mortgage Files and collateral securing such Mortgage Loans,

(ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan or Pledged Assets for any Pledged Asset Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

(iii) property that secured a Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

(iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to
        Section 2.01, and

(v)     all proceeds of clauses (i) through (iv) above.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person or U.S. Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person or U.S. Person unless all persons that own an interest in such partnership either directly or indirectly through any chain of entities no one of which is a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States Persons,
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate, and more specifically designated in
Article XI of the Series Supplement.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," `hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definition set forth herein include both the singular and the plural.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.

(a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date). In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the Certificate Policy (as defined in the Series Supplement), if any.

(b) In connection with such assignment, except as set forth in Section 2.01(c) and subject to Section 2.01(d) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee, and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement.

        and (II) with respect to each Cooperative Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(v)     The Security Agreement;

(vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) A duly completed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and a duly completed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

(c) The Company may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section (b)(II)(ii),

(iv), (vii), (ix) and (x) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of (i) the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
(b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

(d) Notwithstanding the provisions of Section 2.01(c), in connection with any Mortgage Loan, if the Company cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver or cause to be delivered to the Trustee or the respective
Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except (a) in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns, and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof as permitted by Section 2.01(b)) with evidence of recording indicated thereon at the time specified in Section 2.01(c). In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

        If the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim Certification issued by the Custodian, as contemplated by Section 2.02.

        Any of the items set forth in Sections  2.01(b)(I)(ii),  (iii), (iv) and
(v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

        In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Company further agrees that it will cause, at the Company's own expense, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Company further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.


(e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral or Pledged Assets, its right to receive amounts due or to become due in respect of any Additional Collateral or Pledged Assets pursuant to the related Subservicing Agreement and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Loan or Pledged Asset Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

(f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be and the Uncertificated REMIC Regular Interests, if any (as provided for in Section 2.06), be construed as a sale by the Company to the Trustee of the Mortgage Loans and any
Uncertificated REMIC Regular Interests for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans and any Uncertificated REMIC Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. Nonetheless, (a) this Agreement is intended to be and hereby is a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be, and hereby is, (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to any and all general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the following: (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate and Cooperative Lease, (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, and (iii) any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Uncertificated REMIC Regular Interests and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B),
(C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction as in effect (including, without limitation, Sections 8-106, 9-313 and 9-106 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

        The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were determined to create a security interest in the Mortgage Loans, any Uncertificated REMIC Regular Interests and the other property described above, such security interest would be determined to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans and any Uncertificated REMIC Regular Interests, as evidenced by an Officers' Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC Regular Interest.

(g) The Master Servicer hereby acknowledges the receipt by it of the Initial Monthly Payment Fund. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the initial Distribution Date. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of any REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes,
(1) it shall be an outside reserve fund and not an asset of any REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by any REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

(h) The Company agrees that the sale of each Pledged Asset Loan pursuant to this Agreement will also constitute the assignment, sale, setting-over, transfer and conveyance to the Trustee, without recourse (but subject to the Company's covenants, representations and warranties specifically provided herein), of all of the Company's obligations and all of the Company's right, title and interest in, to and under, whether now existing or hereafter acquired as owner of the Mortgage Loan with respect to any and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description consisting of, arising from or related to (i) the Assigned Contracts, (ii) all rights, powers and remedies of the Company as owner of such Mortgage Loan under or in connection with the Assigned Contracts, whether arising under the terms of such Assigned Contracts, by statute, at law or in equity, or otherwise arising out of any default by the Mortgagor under or in connection with the Assigned Contracts, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) the Pledged Amounts and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description and all cash and non-cash proceeds of the sale, exchange, or redemption of, and all stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, rights to interest, dividends, earnings, income, rents, issues, profits, interest payments or other distributions of cash or other property that secures a Pledged Asset Loan, (iv) all documents, books and records concerning the foregoing (including all computer programs, tapes, disks and related items containing any such information) and (v) all insurance proceeds (including proceeds from the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation or any other insurance company) of any of the foregoing or replacements thereof or substitutions therefor, proceeds of proceeds and the conversion, voluntary or involuntary, of any thereof. The foregoing transfer, sale, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Trustee, of any obligation of the Company, or any other person in connection with the Pledged Assets or under any agreement or instrument relating thereto, including any obligation to the Mortgagor, other than as owner of the Mortgage Loan.

Section 2.02.  Acceptance by Trustee.
               ---------------------

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Pledged Assets, Additional Collateral and the Surety Bond assigned to the Trustee pursuant to
Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it, and to deliver to the Trustee a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b) above have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above.

        If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it in respect of the items reviewed by it pursuant to the Custodial Agreement. If such omission or defect materially and adversely affects the interests of the Certificateholders, the Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing, if the Subservicer or Seller that repurchases the Mortgage Loan is not a member of MERS and the

Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Subservicer or Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.

(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02; and

(ix) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) Representations and warranties relating to the Mortgage Loans are set forth in Section 2.03(b) of the Series Supplement.

Section 2.04.  Representations and Warranties of Sellers.

        The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or the Company's rights under such Seller's Agreement relate to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement that have been assigned to the Trustee pursuant to this Section 2.04 or of a breach of any of the representations and warranties made in the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, if required pursuant to Section 2.01, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing

Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, insofar as Residential Funding's rights in respect of such representations and warranties are assigned to the Company pursuant to the Assignment Agreement, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC to fail to qualify as such at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the Trustee's right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

               As provided in Section 2.05 of the Series Supplement.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

               As provided in Section 2.06 of the Series Supplement.

Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II.

               As provided in Section 2.07 of the Series Supplement.

Section 2.08.  Purposes and Powers of the Trust.

        The purpose of the trust, as created hereunder, is to engage in the following activities:

(a) to sell the Certificates to the Company in exchange for the Mortgage Loans;

(b)     to enter into and perform its obligations under this Agreement;

(c) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(d) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

               The trust is hereby authorized to engage in the foregoing activities. Notwithstanding the provisions of Section 11.01, the trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.08 may not be amended, without the consent of the Certificateholders evidencing a majority of the aggregate Voting Rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

Section 3.01.  Master Servicer to Act as Servicer.

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

(b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

(a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this

Agreement as Exhibit E. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement insofar as the Company's rights with respect to Seller's obligation has been assigned to the Trustee hereunder, to the extent that the non-performance of any such Seller's obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section
2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. For purposes of clarification only, the parties agree that the foregoing is not intended to, and does not, limit the ability of the Master Servicer to be reimbursed for expenses that are incurred in connection with the enforcement of a Seller's obligations (insofar as the Company's rights with respect to such Seller's obligations have been assigned to the Trustee hereunder) and are reimbursable pursuant to Section 3.10(a)(viii).

Section 3.03.  Successor Subservicers.

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04.  Liability of the Master Servicer.
               --------------------------------

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.  No Contractual Relationship Between Subservicer and
                      Trustee or Certificateholders.
                      -----------------------------

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

Section 3.06.  Assumption or Termination of Subservicing Agreements by Trustee.
               ---------------------------------------------------------------

(a) If the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate and the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3).

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii)Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

(v)  Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21;

(vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a);

(vii)Any amounts realized by the Subservicer and received by the Master Servicer in respect of any Additional Collateral; and

(viii) Any amounts received by the Master Servicer in respect of Pledged Assets.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

(d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08.  Subservicing Accounts; Servicing Accounts.

(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

(b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09.  Access to Certain Documentation and
                      Information Regarding the Mortgage Loans.
                      ----------------------------------------

        If   compliance   with  this  Section  3.09  shall  make  any  Class  of
Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift

Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10.  Permitted Withdrawals from the Custodial Account.

(a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

(iii)to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds and other property deposited in or credited to the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b), and any amounts paid by a Mortgagor in connection with a Principal Prepayment in Full in respect of interest for any period during the calendar month in which such Principal Prepayment in Full is to be distributed to the Certificateholders;

(vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a);

(viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.01(a), 3.11, 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing, in accordance with this Agreement, any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

(ix) to reimburse itself for Servicing Advances expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

(b) Since, in connection with withdrawals pursuant to clauses (ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

Section 3.11.  Maintenance of the Primary Insurance
                      Policies; Collections Thereunder.

(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12.  Maintenance of Fire Insurance and
                      Omissions and Fidelity Coverage.

(a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements;

provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

        If the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13.  Enforcement of Due-on-Sale Clauses; Assumption and
                      Modification Agreements; Certain Assignments.
                      ---------------------------------------------

(a) When any  Mortgaged  Property  is  conveyed  by the  Mortgagor,  the  Master
Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

(i)     the  Master  Servicer  shall not be deemed to be in  default  under this
        Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

(ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall either (i) both (A) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the REMIC Provisions and (B) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code or (subject to
Section  10.01(f)),   result  in  the  imposition  of  any  tax  on  "prohibited transactions" or (ii) constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that any portion of any REMIC formed under the Series Supplement would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any such REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage; (ii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iii) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14.  Realization Upon Defaulted Mortgage Loans.
               -----------------------------------------

(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10.

               In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               For so long as the Master Servicer is the Master Servicer under the Credit Support Pledge Agreement, the Master Servicer shall perform its obligations under the Credit Support Pledge Agreement in accordance with such Agreement and in a manner that is in the best interests of the Certificateholders. Further, the Master Servicer shall use its best reasonable efforts to realize upon any Pledged Assets for such of the Pledged Asset Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any other payment received by the Master Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               Concurrently  with the foregoing,  the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) If title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) If the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property as soon as practicable, giving due consideration to the interests of the Certificateholders, but in all cases within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section
3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

(e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15.  Trustee to Cooperate; Release of Mortgage Files.
               -----------------------------------------------

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit F, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Within two Business Days of receipt of such certification and request, the Trustee shall release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such

Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit F hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16.  Servicing and Other Compensation; Compensating Interest.
               ---------------------------------------------------------

(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that

Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii), and second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively. In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii), and (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b).

Section 3.17.  Reports to the Trustee and the Company.
               --------------------------------------

        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18.  Annual Statement as to Compliance.
               ---------------------------------

        The Master Servicer will deliver to the Company, the Trustee and any Certificate Insurer on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.19.  Annual Independent Public Accountants' Servicing Report.
               --------------------------------------------------------

        On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20.  Rights of the Company in Respect of the Master Servicer.
               --------------------------------------------------------

        The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 3.21.  Administration of Buydown Funds

(a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

(b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related

Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.
               -------------------

(a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

(b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature or be payable on demand not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature or be payable on demand on such Distribution Date and (ii) any other investment may mature or be payable on demand on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

Section 4.02.  Distributions.
               -------------

                      As provided in Section 4.02 of the Series Supplement.

Section 4.03.  Statements to Certificateholders.
               --------------------------------

     (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall either forward by mail or make available to each Holder and the Company, via the Trustee's internet website, a statement (and at its option, any additional files containing the same information in an alternative format) setting forth information as to each Class of Certificates, the Mortgage Pool and, if the Mortgage Pool is comprised of two or more Loan Groups, each Loan Group, to the extent applicable. This statement will include the information set forth in an exhibit to the Series Supplement. Such exhibit shall set forth the Trustee's internet website address together with a phone number. The Trustee shall mail to each Holder that requests a paper copy by telephone a paper copy via first class mail. The Trustee may modify the distribution procedures set forth in this Section provided that such procedures are no less convenient for the Certificateholders. The Trustee shall provide prior notification to the Company, the Master Servicer and the Certificateholders regarding any such modification. In addition, the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

     (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of the exhibit to the Series Supplement referred to in subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

(a)  Prior to the  close of  business  on the  Determination  Date,  the  Master
Servicer shall furnish a written statement to the Trustee, any Certificate Insurer, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Company and the Trustee.

        If the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with

Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.

Section 4.05.  Allocation of Realized Losses.
               -----------------------------

                             As   provided   in  Section   4.05  of  the  Series
Supplement.

Section 4.06.  Reports of Foreclosures and Abandonment of Mortgaged Property.
               --------------------------------------------------------------

        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

Section 4.07.  Optional Purchase of Defaulted Mortgage Loans.
               ----------------------------------------------

        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer, which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

        If, however, the Master Servicer shall have exercised its right to repurchase a Mortgage Loan pursuant to this Section 4.07 upon the written request of and with funds provided by the Junior Certificateholder and thereupon transferred such Mortgage Loan to the Junior Certificateholder, the Master Servicer shall so notify the Trustee in writing.

Section 4.08.  Surety Bond.
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(a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

(b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.

(c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.

                                   ARTICLE V


                                THE CERTIFICATES

Section 5.01.  The Certificates.
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(a) The Senior, Class M, Class B and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates shall be issuable in the minimum denominations designated in the Preliminary Statement to the Series Supplement.

        The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) Except as provided below, registration of Book-Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Holders of the Book-Entry Certificates shall hold their respective Ownership Interests in and to each of such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c) From time to time Residential Funding, as the initial Holder of the Class A-V Certificates, may exchange such Holder's Class A-V Certificates for Subclasses of Class A-V Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit N executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated Class A-V REMIC Regular Interests corresponding to the Class A-V Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-V-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent  verification,  rely on,  and  shall be  protected  in  relying  on,
Residential Funding's determinations of the Uncertificated Class A-V REMIC Regular Interests corresponding to any Subclass, the Initial Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated Class A-V REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-V Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

Section 5.02.  Registration of Transfer and Exchange of Certificates.
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(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

(c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer (except that, if such transfer is made by the Company or the Master Servicer or any Affiliate thereof, the Company or the Master Servicer shall provide such Opinion of Counsel at their own expense); provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit H hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of
Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company, of the status of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit J attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

(e) (i) In the case of any Class B or Class R Certificate presented for registration in the name of any Person, either (A) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee
     Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (B) the prospective Transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit H (with respect to any Class B Certificate) or paragraph fourteen of Exhibit G-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such Transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (each, a "Plan Investor") or (b) in the case of any Class B Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (b), a "Complying Insurance Company").

               (ii) Any Transferee of a Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by
               PTE 97-34,  62 Fed. Reg. 39021 (July 21, 1997),  and PTE 2000-58,
               65 Fed. Reg. 67765 (November 13, 2000) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (c) such Transferee is a Complying Insurance Company.

               (iii) (A) If any Class M Certificate (or any interest therein) is acquired or held by any Person that does not satisfy the conditions described in paragraph (ii) above, then the last preceding Transferee that either (i) is not a Plan Investor, (ii) acquired such Certificate in compliance with the RFC Exemption, or (iii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Class M Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

                      (B) Any purported  Certificate  Owner whose acquisition or holding of any Class M Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, the Underwriters and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,
     (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit G-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
     Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

(E)  Each  Person  holding  or  acquiring  an  Ownership  Interest  in a Class R
     Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations
     Section   1.67-3T(a)(2)(i)(A)   immediately  upon  acquiring  an  Ownership
     Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

(ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the
        Code) are prohibited.

(iii)(A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

     (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

(v)     The  provisions  of this Section  5.02(f) set forth prior to this clause
        (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

     (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Senior, Class M or Class B Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

     (B) subject to Section 10.01(f), an Officers' Certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any portion of any REMIC formed under the Series Supplement to cease to qualify as a REMIC and will not cause
          (x) any portion of any REMIC formed under the Series Supplement to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.
               --------------------------------------------------

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.  Persons Deemed Owners.
               ---------------------

        Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

Section 5.05.  Appointment of Paying Agent.
               ---------------------------

        The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

        The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

Section 6.01.  Respective Liabilities of the Company and the Master Servicer.
               --------------------------------------------------------------

        The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

(a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Senior, Class M or Class B Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 6.03.  Limitation on Liability of the Company,
                      the Master Servicer and Others.

        Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

        Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04.  Company and Master Servicer Not to Resign.
               -----------------------------------------

        Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default.
               -----------------

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

(ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

        Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

Section 7.02.  Trustee or Company to Act; Appointment of Successor.
               ----------------------------------------------------

(a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

        (b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03.  Notification to Certificateholders.
               -----------------------------------

(a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 7.04.  Waiver of Events of Default.
               ----------------------------

        The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i) or (ii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee.
               -----------------

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

(ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and
        (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02.  Certain Matters Affecting the Trustee.

(a)     Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

(vii)To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

(b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the
Code).

Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

Section 8.04.  Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 8.05.  Master Servicer to Pay Trustee's Fees
                      and Expenses; Indemnification.

(a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

(i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

Section 8.06.  Eligibility Requirements for Trustee.
               ------------------------------------

        The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.  Resignation and Removal of the Trustee.
               --------------------------------------

(a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

(c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08.  Successor Trustee.
               -----------------

(a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.09.  Merger or Consolidation of Trustee.
               ----------------------------------

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

Section 8.10.  Appointment of Co-Trustee or Separate Trustee.
               ---------------------------------------------

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.  Appointment of Custodians.
               -------------------------

        The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

Section 8.12.  Appointment of Office or Agency.
               -------------------------------

        The Trustee will maintain an office or agency in the City of New York at the address designated in Section 11.05 of the Series Supplement where

Certificates may be surrendered for registration of transfer or exchange. The Trustee will maintain an office at the address stated in Section 11.05 of the Series Supplement where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                   ARTICLE IX


              TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES

Section 9.01. Optional Purchase by the Master Servicer of All Certificates; Termination Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans


(a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any portion of any REMIC formed under the Series Supplement as a REMIC.

        The right of the Master Servicer to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer shall provide to the Trustee the certification required by
Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased.

        In addition to the foregoing, on any Distribution Date on which the Pool Stated Principal Balance, prior to giving effect to distributions to be made on such Distribution Date, is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, the Master Servicer shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest. If the Master Servicer exercises this right to purchase the outstanding Certificates, the Master Servicer will promptly terminate the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this
Article IX.

(b) The Master Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund or otherwise) or on which the Master Servicer anticipates that the Certificates will be purchased (as a result of the exercise by the Master Servicer to purchase the outstanding Certificates). Notice of any termination specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation or notice of any purchase of the outstanding Certificates, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Fund or to purchase the outstanding Certificates), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

(i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated where required pursuant to this Agreement or, in the case of the purchase by the Master Servicer of the outstanding Certificates, the Distribution Date on which such purchase is to be made,

(ii) the amount of any such final payment, or in the case of the purchase of the outstanding Certificates, the purchase price, in either case, if known, and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Senior Certificates, or in the case of all of the Certificates in connection with the exercise by the Master Servicer of its right to purchase the Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders and, if the Master Servicer is exercising its rights to purchase the outstanding Certificates, it shall give such notice to each Rating Agency at the time such notice is given to

Certificateholders. As a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund, the Master Servicer shall deposit in the Certificate Account, before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund, computed as provided above. As a result of the exercise by the Master Servicer of its right to purchase the outstanding Certificates, the Master Servicer shall deposit in an Eligible Account, established by the Master Servicer on behalf of the Trustee and separate from the Certificate Account in the name of the Trustee in trust for the registered holders of the Certificates, before the Distribution Date on which such purchase is to occur in immediately available funds an amount equal to the purchase price for the Certificates, computed as above provided, and provide notice of such deposit to the Trustee. The Trustee will withdraw from such account the amount specified in subsection
(c) below.

(c) In the case of the Senior Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, and in the case of the Class M and Class B Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof in connection with the exercise by the Master Servicer of its right to purchase the Certificates, and otherwise in accordance with Section 4.01(a), the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase the assets of the Trust Fund or the outstanding Certificates, or (ii) if the Master Servicer elected to so repurchase the assets of the Trust Fund or the outstanding Certificates, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A). Notwithstanding the reduction of the Certificate Principal Balance of any Class of Subordinate Certificates to zero, such Class will be outstanding hereunder until the termination of the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee hereunder in accordance with Article IX.

(d) If any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

(e) If any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase of the outstanding Certificates is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer pursuant to Section 9.01(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 9.01, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 9.01. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 9.01 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder until the Master Servicer has terminated the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this Article IX. The Master Servicer shall be for all purposes the Holder thereof as of such date.

Section 9.02.  Additional Termination Requirements.
               -----------------------------------

(a) Each REMIC that comprises the Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of each such REMIC to comply with the requirements of this Section
9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i) The Master Servicer shall establish a 90-day liquidation period for each such REMIC and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for a REMIC under Section 860F of the Code and regulations thereunder;

(ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash.

(b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for each REMIC at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

Section 9.03.  Termination of Multiple REMICs.
               -------------------------------

        If the REMIC Administrator makes two or more separate REMIC elections, the applicable REMIC shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the related Uncertificated REMIC Regular Interests and the last distribution due on the Certificates is made.

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01. REMIC Administration.

(a) The REMIC Administrator shall make an election to treat the Trust Fund as one or more REMICs under the Code and, if necessary, under applicable state law. The assets of each such REMIC will be set forth in the Series Supplement. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of each REMIC election in respect of the Trust Fund, Certificates and interests to be designated as the "regular interests" and the sole class of "residual interests" in the REMIC will be set forth in Section 10.03 of the Series Supplement. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC elected in respect of the Trust Fund other than the "regular interests" and "residual interests" so designated.

(b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

(c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest each Class of the Class R Certificates and shall be designated as "the tax matters person" with respect to each REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1.  The REMIC Administrator, as tax matters person, shall
(i) act on behalf of each REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

(d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to each REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee, and the Trustee shall forward to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

(f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any REMIC formed under the Series Supplement as a REMIC or (ii) result in the imposition of a tax upon any such REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC created hereunder or any related assets thereof, or causing any such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and the Trustee shall not take any such action or cause any such REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

(h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates) representing a regular interest in the applicable REMIC and the Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest (other than each Uncertificated REMIC Regular Interest represented by a Class A-V Certificate, if any) and the rights to the Interest Only Certificates and Uncertificated REMIC Regular Interest represented by a Class A-V Certificate would be reduced to zero is the Maturity Date for each such Certificate and Interest.

(l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each REMIC created hereunder.

(m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any such REMIC pursuant to Article IX of this Agreement or
(iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for any such REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to any such REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of such REMIC as a REMIC or
(b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause such REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.
               -----------------------------------------------------------------

(a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

(c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

Section 10.03. Designation of REMIC(s).
               ------------------------

        As provided in Section 10.03 of the Series Supplement.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

(i)     to cure any ambiguity,

(ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii)to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

(iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and
     (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

(v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in a REMIC, provided that
     (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause any REMIC created hereunder or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee,

(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or

(vii)to amend any provision herein or therein that is not material to any of the Certificateholders.

(b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates with a Certificate Principal Balance greater than zero affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

(ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause any REMIC created under the Series Supplement to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to the Custodian and each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations
Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Senior Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit K (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit L, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

Section 11.02. Recordation of Agreement; Counterparts.
               ---------------------------------------

(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03. Limitation on Rights of Certificateholders.
               -------------------------------------------

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04. Governing Law.
               -------------

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05. Notices.
               -------

        As provided in Section 11.05 of the Series Supplement.

Section 11.06. Required Notices to Rating Agency and Subservicer.
               --------------------------------------------------

        The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

(a)     a material change or amendment to this Agreement,

(b)     the occurrence of an Event of Default,

(c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

(d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section
        3.12 or the cancellation or modification of coverage under any such instrument,

(e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(f)  the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(g)  a change  in the  location  of the  Custodial  Account  or the  Certificate
     Account,

(h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(i)     the occurrence of the Final Distribution Date, and

(j) the repurchase of or substitution for any Mortgage Loan, provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

Section 11.07. Severability of Provisions.
               --------------------------

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08. Supplemental Provisions for Resecuritization.
               ---------------------------------------------

        This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

        Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

Section 11.09. Allocation of Voting Rights.
               ----------------------------

               As provided in Section 11.09 of the Series Supplement.

Section 11.10. No Petition.
               -----------

               As provided in Section 11.10 of the Series Supplement.

                                    EXHIBIT A

FORM OF CLASS A CERTIFICATE, [PRINCIPAL ONLY/CLASS A-P] CERTIFICATE AND [INTEREST ONLY/CLASS A-V] CERTIFICATE

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.]

        [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No.                    [        %][Variable] Pass-Through Rate
                --------            --------
                                   [based on a Notional Amount]
Class A-     Senior
Date of Pooling and Servicing      [Percentage Interest:       %]
                                                         ------
Agreement and Cut-off Date:
___________ 1, ____                Aggregate Initial [Certificate Principal
                                   Balance] [[Interest Only/Class A-V] Notional
First Distribution Date:           Amount] [Subclass Notional Amount] of the
_________ 25, ____                 Class A-     Certificates:
                                           ----

Master Servicer:                   [Initial] [Certificate Principal
Residential Funding                Balance] [Interest Only/Class A-V] [Subclass]
Corporation                        Notional Amount] of this Certificate:
                                   $                          ]
Assumed Final
Distribution Date:                 CUSIP 76110F-
___________ 25, ____


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                 SERIES ____-___

               evidencing a percentage interest in the distributions allocable to the Class A- Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that____________________ is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A- Certificates] [Initial [Interest Only/Class A-V] Notional Amounts of all [Interest Only/Class A-V] Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-Certificates on such Distribution Date. [The [Interest Only/Class A-V] Notional Amount of the [Interest Only/Class A-V] Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V] Certificates.] [The Subclass Notional Amount of the [Interest Only/Class A-V]- Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V]- Certificates immediately prior to such date.] [The [Interest Only/Class A-V][- ] Certificates have no Certificate Principal Balance.]

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_________________________],
                                   as Trustee




                                            By:
                                               -------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar





                                            By:
                                               ------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

                                         _____________________________________
Dated:                                   Signature by or on behalf of assignor




                                         ______________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________ account number _____________________, or, if mailed by check, to ____________________________________.  Applicable statements should be mailed to ____________________________________.

     This information is provided by _______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[____] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [_____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[____] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.


        Any Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of this Certificate (or interest herein) that EITHER (a) such Transferee is not an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan (a "plan investor"), (B) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE

97-34, 62 Fed. Reg. 39021 (July 21, 1997),  and PTE 2000-58,  65 Fed. Reg. 67765
(November 13, 2000) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (C) (I) the transferee is an insurance company, (II) the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A "cOMPLYING INSURANCE COMPANY).

        If this Certificate (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST preceding Transferee that either (i) is not a Plan Investor, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE RFC EXEMPTION, or (iiI) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of this Certificate. The Trustee shall be under no liability to any Person for making any payments due on this Certificate to such preceding Transferee.

        Any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Pooling and Servicing Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Certificate No.                                   [      ]% Pass-Through Rate

Class M-    Subordinate                           Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class M Certificates:
Agreement and Cut-off Date:                       $
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $

Master Servicer:                                  CUSIP: 76110F-
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____

                              MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class M- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               As described above, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or
(ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                               -------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.




                                            [-------------------------],
                                                  as Certificate Registrar



                                            By:
                                               --------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

                                         _____________________________________
Dated:                                   Signature by or on behalf of assignor




                                         ______________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________ account number _____________________, or, if mailed by check, to ____________________________________.  Applicable statements should be mailed to ____________________________________.

     This information is provided by _______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT C


                           FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND CLASS M CERTIFICATES [AND CLASS B-1] [CLASS B-2 CERTIFICATES] DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.

Certificate No.                                   [      ]% Pass-Through Rate

Class B-     Subordinate                          Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class B-
Agreement and Cut-off Date:                       Certificates as of
___________ 1, ____                               the Cut-off Date:
                                                  $
First Distribution Date:
_________ 25, ____                                Initial Certificate Principal
                                                  Balance of this Certificate:
Master Servicer:                                  $
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____


                              MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

       evidencing a percentage interest in any distributions allocable to the Class B- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by Section 5.02(e) of the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_____________________________],
                                   as Trustee



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar


                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

                                         _____________________________________
Dated:                                   Signature by or on behalf of assignor




                                         ______________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________ account number _____________________, or, if mailed by check, to ____________________________________.  Applicable statements should be mailed to ____________________________________.

     This information is provided by _______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT D


                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B),
(C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED  ORGANIZATION"),  OR
(F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.                                   [      ]% Pass-Through Rate

Class R Senior                                    Aggregate Initial Certificate
                                                  Principal Balance of the
Date of Pooling and Servicing                     Class R Certificates:
Agreement and Cut-off Date:                       $100.00
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $

Master Servicer:                                  Percentage Interest:
Residential Funding Corporation                                 %
                                                  --------------

Assumed Final Distribution Date:                  CUSIP 76110F-
___________ 25, ____


                              MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate  Principal  Balance of this  Certificate  by the  aggregate  Initial
Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

               Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

               No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                               ---------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class R Certificates referred to in the within-mentioned Agreement.




                                            [----------------------------],
                                                 as Certificate Registrar



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

                                         _____________________________________
Dated:                                   Signature by or on behalf of assignor




                                         ______________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________ account number _____________________, or, if mailed by check, to ____________________________________.  Applicable statements should be mailed to ____________________________________.

     This information is provided by _______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT E


                        FORM OF SELLER/SERVICER CONTRACT

        This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this day of , 20 , by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

        WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

        NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.      INCORPORATION OF GUIDES BY REFERENCE.

        The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.      AMENDMENTS.

        This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.      REPRESENTATIONS AND WARRANTIES.

a.      Reciprocal Representations and Warranties.

               The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

(1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

(2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

(3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

(4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

b.      Seller/Servicer's Representations, Warranties and Covenants.

               In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.      REMEDIES OF RESIDENTIAL FUNDING.

        If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.      SELLER/SERVICER'S STATUS AS INDEPENDENT CONTRACTOR.

        At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.      PRIOR AGREEMENTS SUPERSEDED.

        This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.      ASSIGNMENT.

        This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.      NOTICES.

        All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:




      Attention:___________________________________

      Telefacsimile Number:  (      )       -
                              ------  ------
9.      JURISDICTION AND VENUE.

        Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.     MISCELLANEOUS.

        This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                 SELLER/SERVICER

[Corporate Seal]

                                                       (Name of Seller/Servicer)
By:                                     By:
   --------------------------------
      (Signature)                                        (Signature)
By:                                     By:
   --------------------------------
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------
======================================= ========================================

ATTEST:                                 RESIDENTIAL FUNDING CORPORATION
[Corporate Seal]

By:                                     By:
   --------------------------------
      (Signature)                                        (Signature)
By:                                     By:
   --------------------------------
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------

                                    EXHIBIT F
                          FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request:      (circle one)

        Mortgage Loan Prepaid in Full              Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

******************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:          [ ]  Promissory Note
                             [ ]  Primary Insurance Policy
                             [ ]  Mortgage or Deed of Trust
                             [ ] Assignment(s) of Mortgage or Deed of Trust
                             [ ]  Title Insurance Policy
                             [ ]  Other:

Name:
     ------------------------
Title:
      -----------------------
Date:
     ------------------------

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                         )
                                 )    ss.:
COUNTY OF                        )
               [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of__________ ] [the United States], on behalf of which he makes this affidavit and agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under
Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations or electing large partnerships, under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if either the pass-through entity is an electing large partnership under Section 775 of the if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. The Owner is either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes and created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate that is described in
Section 7701(a)(30)(D) of the Code, or (iv) a trust that is described in Section 7701(a)(30)(E) of the Code.

6. The Owner hereby agrees that it will not cause income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

7. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

8. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

9. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

10.     The Owner's Taxpayer Identification Number is  ______________________.

11. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

12. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax; in making this representation, the Owner warrants that the Owner is familiar with (i) Treasury Regulation Section 1.860E-1(c) and recent amendments thereto, effective as of July 19, 2002, and (ii) the preamble describing the adoption of the amendments to such regulation, which is attached hereto as
Exhibit 1.

13. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

14. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

15. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of , 200 .




                                            [NAME OF OWNER]



                                            By:
                                               ---------------------------------
                                                 [Name of Officer]
                                                 [Title of Officer]
[Corporate Seal]

ATTEST:


[Assistant] Secretary

               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

               Subscribed and sworn before me this ____ day of ___________, 200 ____





                                  NOTARY PUBLIC



                                            COUNTY OF
                                                     ---------------------------
                                            STATE OF
                                                    ----------------------------

                           My Commission  expires the _____ day of _____,20___.

                                    EXHIBIT 1

DEPARTMENT OF THE TREASURY

Internal Revenue Service

26 CFR Parts 1 and 602

[TD 9004]
RIN 1545-AW98


Real Estate Mortgage Investment Conduits

AGENCY: Internal Revenue Service (IRS), Treasury.

ACTION: Final regulations.

-----------------------------------------------------------------------

SUMMARY: This document contains final regulations relating to safe harbor transfers of noneconomic residual interests in real estate mortgage investment conduits (REMICs). The final regulations provide additional limitations on the circumstances under which transferors may claim safe harbor treatment.

DATES: Effective Date: These regulations are effective July 19, 2002.
    Applicability Date: For dates of applicability, see Sec. 1.860E-
(1)(c)(10).

FOR FURTHER INFORMATION CONTACT: Courtney Shepardson at (202) 622-3940 (not a toll-free number).

SUPPLEMENTARY INFORMATION:

Paperwork Reduction Act

    The collection of information in this final rule has been reviewed and, pending receipt and evaluation of public comments, approved by the Office of Management and Budget (OMB) under 44 U.S.C. 3507 and assigned control number 1545-1675.
    The collection of information in this regulation is in Sec. 1.860E-1(c)(5)(ii). This information is required to enable the IRS to verify that a taxpayer is complying with the conditions of this regulation. The collection of information is mandatory and is required. Otherwise, the taxpayer will not receive the benefit of safe harbor treatment as provided in the regulation. The likely respondents are businesses and other for-profit institutions.

    Comments on the collection of information should be sent to the Office of Management and Budget, Attn: Desk Officer for the Department of the Treasury, Office of Information and Regulatory Affairs, Washington, DC, 20503, with copies to the Internal Revenue Service, Attn: IRS Reports Clearance Officer, W:CAR:MP:FP:S, Washington, DC 20224. Comments on the collection of information should be received by September 17, 2002. Comments are specifically requested concerning:

    Whether  the   collection  of   information  is  necessary  for  the  proper
performance of the functions of the Internal Revenue Service, including whether the information will have practical utility;

    The accuracy of the estimated burden associated with the collection of information (see below);

    How the quality, utility, and clarity of the information to be collected may be enhanced;

    How the burden of complying with the collection of information may be minimized, including through the application of automated collection techniques or other forms of information technology; and

    Estimates of capital or start-up costs and costs of operation, maintenance, and purchase of service to provide information.

    An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid control number assigned by the Office of Management and Budget.

    The estimated total annual reporting burden is 470 hours, based on an estimated number of respondents of 470 and an estimated average annual burden hours per respondent of one hour.

    Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

Background

    This document contains final regulations regarding the proposed amendments to 26 CFR part 1 under section 860E of the Internal Revenue Code (Code). The regulations provide the circumstances under which a transferor of a noneconomic REMIC residual interest meeting the investigation and representation requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.

    Final regulations governing REMICs, issued in 1992, contain rules governing the transfer of noneconomic REMIC residual interests. In general, a transfer of a noneconomic residual interest is disregarded for all tax purposes if a significant purpose of the transfer is to

[[Page 47452]]

enable the transferor to impede the assessment or collection of tax. A purpose to impede the assessment or collection of tax (a wrongful purpose) exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the REMIC's taxable income.

    Under a safe harbor, the transferor of a REMIC noneconomic residual interest is presumed not to have a wrongful purpose if two requirements are satisfied:
(1) the transferor conducts a reasonable investigation of the transferee's financial condition (the investigation requirement); and (2) the transferor secures a representation from the transferee to the effect that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes (the representation requirement).

    The IRS and Treasury have been concerned that some transferors of noneconomic residual interests claim they satisfy the safe harbor even in situations where the economics of the transfer clearly indicate the transferee is unwilling or unable to pay the tax associated with holding the interest. For this reason, on February 7, 2000, the IRS published in the Federal Register (65 FR 5807) a notice of proposed rulemaking (REG-100276-97; REG-122450-98) designed to clarify the safe harbor by adding the "formula test," an economic test. The proposed regulation provides that the safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration given to the transferee to acquire the interest; (2) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

    The notice of proposed rulemaking also contained rules for FASITs. Section 1.860H-6(g) of the proposed regulations provides requirements for transfers of FASIT ownership interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC regulations.

    In January 2001, the IRS published Rev. Proc. 2001-12 (2001-3 I.R.B. 335) to set forth an alternative safe harbor that taxpayers could use while the IRS and the Treasury considered comments on the proposed regulations. Under the alternative safe harbor, if a transferor meets the investigation requirement and the representation requirement but the transfer fails to meet the formula test, the transferor may invoke the safe harbor if the transferee meets a two- prong test (the asset test). A transferee generally meets the first prong of this test if, at the time of the transfer, and in each of the two years preceding the year of transfer, the transferee's gross assets exceed $100 million and its net assets exceed $10 million. A transferee generally meets the second prong of this test if it is a domestic, taxable corporation and agrees in writing not to transfer the interest to any person other than another domestic, taxable corporation that also satisfies the requirements of the asset test. A transferor cannot rely on the asset test if the transferor knows, or has reason to know, that the transferee will not comply with its written agreement to limit the restrictions on subsequent transfers of the residual interest.

    Rev. Proc. 2001-12 provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic residual interest to a foreign branch of an otherwise eligible transferee. If such a transfer or assignment were permitted, a corporate taxpayer might seek to claim that the provisions of an applicable income tax treaty would resource excess inclusion income as foreign source income, and that, as a consequence, any U.S. tax liability attributable to the excess inclusion income could be offset by foreign tax credits. Such a claim would impede the assessment or collection of U.S. tax on excess inclusion income, contrary to the congressional purpose of assuring that such income will be taxable in all events. See, e.g., sections 860E(a)(1), (b),
(e) and 860G(b) of the Code.

    The Treasury and the IRS have learned that certain taxpayers transferring noneconomic residual interests to foreign branches have attempted to rely on the formula test to obtain safe harbor treatment in an effort to impede the assessment or collection of U.S. tax on excess inclusion income. Accordingly, the final regulations provide that if a noneconomic residual interest is transferred to a foreign permanent establishment or fixed base of a U.S. taxpayer, the transfer is not eligible for safe harbor treatment under either the asset test or the formula test. The final regulations also require a transferee to represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base.

    Section 1.860E-1(c)(8) provides computational rules that a taxpayer may use to qualify for safe harbor status under the formula test. Section 1.860E-1(c)(8)(i) provides that the transferee is presumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b). Some commentators were concerned that this presumed rate of taxation was too high because it does not take into consideration taxpayers subject to the alternative minimum tax rate. In light of the comments received, this provision has been amended in the final regulations to allow certain transferees that compute their taxable income using the alternative minimum tax rate to use the alternative minimum tax rate applicable to corporations.

    Additionally, Sec. 1.860E-1(c)(8)(iii) provides that the present values in the formula test are to be computed using a discount rate equal to the applicable Federal short-term rate prescribed by section 1274(d). This is a
change  from  the  proposed   regulation  and  Rev.  Proc.   2001-12.  In  those
publications the provision stated that "present values are computed using a discount rate equal to the applicable Federal rate prescribed in section 1274(d) compounded semiannually" and that "[a] lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from an unrelated third party." The IRS and the Treasury Department have learned that, based on this provision, certain taxpayers have been attempting to use unrealistically low or zero interest rates to satisfy the formula test, frustrating the intent of the test. Furthermore, the Treasury Department and the IRS believe that a rule allowing for a rate other than a rate based on an objective index would add unnecessary complexity to the safe harbor. As a result, the rule in the proposed regulations that permits a transferee to use a lower discount rate, if the transferee can demonstrate that it regularly borrows substantial funds at such lower rate, is not included in the final regulations; and the Federal short-term rate has been substituted for the applicable Federal rate. To simplify taxpayers' computations, the final regulations allow use of any of the published short-term rates, provided that the present values are computed with a corresponding period of compounding. With the exception of the provisions relating to transfers to foreign branches, these changes generally have the proposed applicability date of February 4, 2000, but taxpayers may choose to apply the interest rate formula set forth in the proposed regulation and Rev. Proc. 2001-12 for transfers occurring before August 19, 2002.

    It is anticipated that when final regulations are adopted with respect to

[[Page 47453]]

FASITs, Sec. 1.860H-6(g) of the proposed regulations will be adopted in substantially its present form, with the result that the final regulations contained in this document will also govern transfers of FASIT ownership interests with substantially the same applicability date as is contained in this document.

Effect on Other Documents

    Rev. Proc. 2001-12 (2001-3 I.R.B. 335) is obsolete for transfers of noneconomic residual interests in REMICs occurring on or after August 19, 2002.

Special Analyses

    It is hereby certified that these regulations will not have a significant economic impact on a substantial number of small entities. This certification is based on the fact that it is unlikely that a substantial number of small entities will hold REMIC residual interests. Therefore, a Regulatory Flexibility Analysis under the Regulatory Flexibility Act (5 U.S.C. chapter 6) is not required. It has been determined that this Treasury decision is not a significant regulatory action as defined in Executive Order 12866. Therefore, a regulatory assessment is not required. It also has been determined that sections 553(b) and 553(d) of the Administrative Procedure Act (5 U.S.C. chapter 5) do not apply to these regulations.

Drafting Information

    The principal author of these regulations is Courtney Shepardson. However, other personnel from the IRS and Treasury Department participated in their development.

List of Subjects

26 CFR Part 1

    Income taxes, Reporting and record keeping requirements.

26 CFR Part 602

    Reporting and record keeping requirements.

Adoption of Amendments to the Regulations

    Accordingly, 26 CFR parts 1 and 602 are amended as follows:

PART 1--INCOME TAXES

    Paragraph 1. The authority citation for part 1 continues to read in part as follows:

    Authority: 26 U.S.C. 7805 * * *

                                   EXHIBIT G-2


                         FORM OF TRANSFEROR CERTIFICATE


                                                  , 20
                                   ---------------    ----

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R

Ladies and Gentlemen:

               This letter is delivered to you in connection with the transfer by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                                Very truly yours,


                                            (Seller)



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT H


                     FORM OF INVESTOR REPRESENTATION LETTER


                                      , 20

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series ____-___

               RE: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

               (the "Purchaser") intends to purchase from (the "Seller") $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

4.   The Purchaser has been furnished with, and has had an opportunity to review
     (a) [a copy of the Private Placement Memorandum, dated ________, 20__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6.      The Purchaser

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.


                                Very truly yours,





                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT I


                    FORM OF TRANSFEROR REPRESENTATION LETTER


                                                , 20
                                       ---------    --

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Attention: Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

               In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                Very truly yours,


                                            (Seller)



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT J


                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                          Description   of  Rule  144A   Securities,   including
numbers:









               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of ___________ 1, ____ among Residential Funding Corporation as Master Servicer, Residential Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and __________________, as trustee, as follows:

(a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

(b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

(c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

(d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

(e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               [3.    The Buyer

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

               4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


Print Name of Seller                              Print Name of Buyer
By:                                               By:
   ------------------------------------------
   Name:                                             Name:
   Title:                                            Title:
Taxpayer Identification                           Taxpayer Identification:
No.                                               No:
   ------------------------------------------
Date:                                             Date:
     ----------------------------------------

                              ANNEX 1 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

-- Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
     Section 501(c)(3) of the Internal Revenue Code.

-- Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

-- Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

-- Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

-- Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

-- State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

-- ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

-- Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

-- SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

-- Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

-- Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                           Will the Buyer be purchasing the Rule 144A
Yes           No           Securities only for the Buyer's own account?

6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.




                               Print Name of Buyer


                                            By:
                                                 -------------------------------
                                      Name:
                                     Title:


                                            Date:
                                                 -------------------------------

                              ANNEX 2 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

8. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

9. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

-- The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

-- The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

10. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

11. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

12. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

13. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                               Print Name of Buyer


                                            By:
                                                 -------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------


                                            IF AN ADVISER:



                               Print Name of Buyer


                                            Date:
                                                 -------------------------------

                                    EXHIBIT K


                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY]

                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Sub-Servicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Sub-Servicer Advances previously made, (which will not be Advances or Sub-Servicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Sub-Servicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Sub-Servicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

               (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

               (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount

Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

               (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

               (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supercession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supercession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT L


                           [FORM OF LIMITED GUARANTY]


                                LIMITED GUARANTY


                        RESIDENTIAL ACCREDIT LOANS, INC.


                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series ____-___


                                                            , 200
                                                ------------     ----

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

Ladies and Gentlemen:

               WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of ___________ 1, ____ (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and __________________ (the "Trustee") as amended by Amendment No. thereto, dated as of , with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___ (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section
12.01 of the Servicing Agreement.

               (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.



                                            GENERAL MOTORS ACCEPTANCE
                                            CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


Acknowledged by:


------------------,
    as Trustee


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------



RESIDENTIAL ACCREDIT LOANS, INC.


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------

                                    EXHIBIT M


          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                            , 20
                                                   ---------    --------

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re:    Mortgage Asset-Backed Pass-Through Certificates, Series
                                                                       -------
                      ____-___ Assignment of Mortgage Loan

Ladies and Gentlemen:

     This letter is delivered to you in connection with the assignment by (the "Trustee") to (the "Lender") of (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

(i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

(ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

(iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

(iv) such assignment is at the request of the borrower under the related Mortgage Loan.



                                Very truly yours,



                                            (Lender)


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT N


                          FORM OF REQUEST FOR EXCHANGE

                                             [DATE]

==================
------------------

               Re:    Residential Accredit Loans, Inc.,
                      Mortgage Asset-Backed Pass-Through Certificates, Series ____-___

               Residential Funding Corporation, as the Holder of a % Percentage Interest of the [Interest Only/Class A-V][-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

1. [Interest Only/Class A-V]- Certificates, corresponding to the following Uncertificated REMIC Regular Interests: [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the [Interest Only/Class A-V]- Certificates will be $ and %, respectively.

2.      [Repeat as appropriate.]

               The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the [Interest Only/Class A-V][-1] Certificates surrendered for exchange.

               All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of ___________ 1, ____, among Residential Accredit Loans, Inc., Residential Funding Corporation and __________________, as trustee.



                                            RESIDENTIAL FUNDING CORPORATION



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                  EXHIBIT FIVE

                         FORM OF FORM 10-K CERTIFICATION


        I, [identify the certifying individual], certify that:

        1. I have reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Series Supplement dated ___________________ to the Standard Terms of Pooling and Servicing Agreement dated ____________________ (together, the "P&S Agreement") among Residential
Accredit Loans, Inc. (the "Company"), Residential Funding Corporation (the "Master Servicer") and [Name of Trustee] (the "Trustee");

        2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

     3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer under the P&S Agreement is included in these reports;

        4. I am responsible for reviewing the activities performed by the Master Servicer under the P&S Agreement and based upon the review required under the P&S Agreement, and, except as disclosed in the report, the Master Servicer has fulfilled its obligations under the P&S Agreement; and

        5. I have disclosed to the Company's certified public accountants all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the P&S Agreement.

Date:_______________________



____________________________*
Name:
Title:

* to be signed by the senior officer in charge of the servicing functions of the Master Servicer

                                   EXHIBIT SIX

                   [FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE]

        The undersigned, a Responsible Officer of [_________] (the "Trustee") certifies that:

        (a) The Trustee has performed all of the duties specifically required to be performed by it pursuant to the provisions of the Pooling and Servicing Agreement dated as of [_________], 2002 (the "Agreement") by and among [__________], as depositor, Residential Funding Corporation, as master servicer, and the Trustee in accordance with the standards set forth therein.

        (b) Based on my knowledge, the information that is provided by the Trustee pursuant to Section 4.03(e)(I) of the Agreement is accurate as of the last day of the 20[ ] calendar year.

        Capitalized terms used and not defined herein shall have the meanings given such terms in the Agreement.



        IN WITNESS WHEREOF, I have duly executed this certificate as of _________, 20__.




                                                          Name:_______________
                                                          Title: